   As filed with the Securities and Exchange Commission on February 6, 2002


                                                     Registration No. 333-81244

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                                AMENDMENT NO. 1


                                      TO

                                   FORM F-4
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               -----------------
                     ALTOS HORNOS DE MEXICO, S.A. DE C.V.
            (Exact Name of Registrant as Specified in Its Charter)

                           BLAST FURNACES OF MEXICO
                (Translation of Registrant's Name into English)

     UNITED MEXICAN STATES                  3312                        NOT APPLICABLE
(State or Other Jurisdiction of (Primary Standard Industrial (IRS Employer Identification Number)
Incorporation or Organization)  Classification Code Number)

                            PROLONGACION JUAREZ S/N
                              MONCLOVA, COAHUILA
                                 25770 MEXICO
                       TELEPHONE NUMBER: 52-866-649-3000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

           MEXICAN BLAST FURNACES (USA), INC.                        with a copy to:
                   1209 ORANGE STREET
                 /WILMINGTON, DE 19801/                          Maurice M. Lefkort, Esq.
            TELEPHONE NUMBER: (302) 658-7581                     Willkie Farr & Gallagher
(Name, Address, Including Zip Code, and Telephone Number, 787 Seventh Avenue, New York, NY 10019
       Including Area Code, of Agent for Service)                     (212) 728-8000

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. [_] ____________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]



   The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                        TABLE OF ADDITIONAL REGISTRANTS

                                                                     Jurisdiction         I.R.S. Employer
Name of Registrant                    Principal Executive Office    of Organization    Identification Number
------------------                    -------------------------- --------------------- ---------------------
The AHMSA Creditor Voting Trust...... P.O. Box 1109 GT, George      Cayman Islands        Not Applicable
                                      Town, Grand Cayman,
                                      Cayman Islands
Grupo Acerero del Norte, S.A. de C.V. Prolongacion Juarez S/N
                                      Monclova, Coahuila
                                      25770 Mexico               United Mexican States    Not Applicable
Minera Carbonifera Rio Escondido,
  S.A. de C.V........................ Prolongacion Juarez S/N
                                      Monclova, Coahuila
                                      25770 Mexico               United Mexican States    Not Applicable
Cerro de Mercado, S.A. de C.V........ Prolongacion Juarez S/N
                                      Monclova, Coahuila
                                      25770 Mexico               United Mexican States    Not Applicable
Servicios Corporativos Ahmsa, S.A.
  de C.V............................. Prolongacion Juarez S/N
                                      Monclova, Coahuila
                                      25770 Mexico               United Mexican States    Not Applicable
Hullera Mexicana, S.A. de C.V........ Prolongacion Juarez S/N
                                      Monclova, Coahuila
                                      25770 Mexico               United Mexican States    Not Applicable
Nacional de Acero, S.A. de C.V....... Prolongacion Juarez S/N
                                      Monclova, Coahuila
                                      25770 Mexico               United Mexican States    Not Applicable
Stack, S.A. de C.V................... Prolongacion Juarez S/N
                                      Monclova, Coahuila
                                      25770 Mexico               United Mexican States    Not Applicable
Gan International Trading, S.A.
  de C.V............................. Prolongacion Juarez S/N
                                      Monclova, Coahuila
                                      25770 Mexico               United Mexican States    Not Applicable
Minera del Norte, S.A. de C.V........ Prolongacion Juarez S/N
                                      Monclova, Coahuila
                                      25770 Mexico               United Mexican States    Not Applicable
La Perla Minas de Fierro y Carbon,
  S.A. de C.V........................ Prolongacion Juarez S/N
                                      Monclova, Coahuila
                                      25770 Mexico               United Mexican States    Not Applicable
Recuperacion y Reciclaje de Productos
  Industriales, S.A. de C.V.......... Prolongacion Juarez S/N
                                      Monclova, Coahuila
                                      25770 Mexico               United Mexican States    Not Applicable
Hojalata Mexicana, S.A. de C.V....... Prolongacion Juarez S/N
                                      Monclova, Coahuila
                                      25770 Mexico               United Mexican States    Not Applicable
Ediciones Vulcano, S.A. de C.V....... Prolongacion Juarez S/N
                                      Monclova, Coahuila
                                      25770 Mexico               United Mexican States    Not Applicable
Forjacero, S.A. de C.V............... Prolongacion Juarez S/N
                                      Monclova, Coahuila
                                      25770 Mexico               United Mexican States    Not Applicable
Minerales Monclova, S.A. de C.V...... Prolongacion Juarez S/N
                                      Monclova, Coahuila
                                      25770 Mexico               United Mexican States    Not Applicable

                               * * * * *

EXPLANATORY NOTE:

This Registration Statement contains two forms of Prospectus and Consent Solicitation that differ only in their Prospectus Cover Page.

The information in this prospectus and consent solicitation is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus and Consent Solicitation is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 Subject to Completion, Dated February 6, 2002

PROSPECTUS AND CONSENT SOLICITATION
                                                                   [AHMSA Logo]
                     Altos Hornos de Mexico, S.A. de C.V.
                          (Blast Furnaces of Mexico)
 up to U.S.$    million principal amount Floating Rate Series A Senior Secured
                                Notes due 2009
 up to U.S.$    million principal amount 4% Series B Senior Secured Notes due
                                     2009
                        up to    shares of Common Stock
   We are soliciting the consent to our restructuring plan from the holders of claims against us in our suspension of payments proceeding pending before the Civil Court of First Instance for the Judicial District of Monclova, Coahuila, United Mexican States. All holders of claims, including the holders of our outstanding 5 1/2% Senior Discount Convertible Notes due 2001, 11 3/8% Series A Senior Notes due 2002 and 11 7/8% Series B Senior Notes due 2004, who consent to our restructuring plan will, upon the lifting of our suspension of payments proceeding, receive the consideration described in this Prospectus and Consent Solicitation.
   We are proposing the restructuring plan because we believe that it is the best alternative available to us at this time and provides our creditors with the opportunity for a greater recovery than they would receive if we remained in suspension of payments. However, the restructuring plan is highly risky, and we will not be able to meet our restructured obligations unless we experience a substantial improvement in our financial condition, results of operations and cash flow. If our creditors do not consent to the restructuring plan, we may be forced to negotiate a new restructuring plan, our assets may be seized for unpaid taxes, or we may be declared bankrupt and forced to liquidate our assets.
   Under the restructuring plan, each holder of our existing Series A Notes and our existing Series B Notes will be deemed to have a claim equal to the original issue price of such notes, plus accrued original issue discount and accrued and unpaid interest to May 25, 1999, and each holder of our existing Discount Convertible Notes will be deemed to have a claim equal to the accreted value of such Discount Convertible Notes to May 25, 1999. The claims per U.S.$1,000 principal amount of old notes are as follows: Series A Notes:
U.S.$1,064.38; Series B Notes: U.S.$1,064.55; and Discount Convertible Notes:
U.S.$946.04. The consideration to be issued under the restructuring plan and the estimated amount per U.S.$1,000 of note claims is as follows:

Aggregate Consideration Under the Restructuring Plan

An aggregate principal amount of new Series A Senior Secured Notes due 2009 and new Class A Secured Loans of approximately U.S.$1,115.4 million, which is equal to U.S.$1,140.0 million less the amount of claims which we believe are entitled to a preference (currently estimated to be U.S.$24.6 million)

Net cash proceeds, if any, from the sale on or prior to closing of certain of our non-core assets, or "Subject Assets" (currently estimated to be U.S.$0)

An aggregate principal amount of new Series B Senior Secured Notes due 2009 and new Class B Secured Loans equal to U.S.$180.0 million less 1.5 times the aggregate amount of net cash proceeds from the sale of Subject Assets paid to our creditors at closing (to the extent the aggregate amount of such net cash proceeds does not exceed U.S.$120.0 million)

302,000,000 shares of our common stock that is required to be deposited in the AHMSA Creditor Voting Trust, representing 40% of our outstanding common stock on a fully diluted basis, subject to a three-year purchase option and an additional two-year right of first refusal in favor of a special purpose vehicle created by our parent company A restructuring fee of U.S.$20.0 million in cash plus the amount of certain documented expenses of the steering committees of our creditors incurred after April 1, 2001 not to exceed U.S.$200,000 per month that will be used first to pay certain expenses of the steering committees and to fund an indemnification holdback of U.S.$2.0 million for the AHMSA Creditor Voting Trust trustee, and then to pay a pro rata fee to all creditors over a nine-month period, without interest (such net amount to be paid to the creditors estimated to be U.S.$ million)

An additional fee in cash equal to a notional three months of interest on the restructured debt (estimated to be approximately U.S.$18.5 million) payable over an eighteen-month period, without interest

Estimated Amount
per U.S.$1,000 of Note Claims

U.S.$604 principal amount of new Series A
Senior Secured Notes due 2009

U.S.$0.0 in cash

U.S.$97 principal amount of new 4% Series B
Senior Secured Notes due 2009 (assuming net cash proceeds of Subject Asset sales of U.S.$0.0)

164 shares of common stock, subject to the three-year purchase option and the two-year right of first refusal

U.S.$     in cash, paid over a nine-month
period, without interest (net of estimated expenses)

U.S.$10.02 in cash, paid over an
eighteen-month period, without interest


   Based on discussions with members of the steering committee of our general creditors, we believe that those members of the steering committee (other than Wells Fargo Bank Minnesota, N.A. in its capacity as trustee for our existing notes), which hold approximately U.S.$753.9 million in principal amount of our existing indebtedness, representing approximately 40.8% of the outstanding indebtedness, intend to consent to the restructuring plan, subject to satisfactory final documentation, and subject to our and our affiliates' promptly proceeding to implement the restructuring plan and lift our suspension of payments.
   The deadline for consenting to the restructuring plan is               ,
5:00 p.m., New York City time, unless extended. Consummation of the restructuring plan is subject to a number of conditions, several of which are beyond our control.
                               -----------------
                        The AHMSA Creditor Voting Trust
                      up to        Voting Trust Interests
   In order to consent to the restructuring plan, you must also agree to deposit the common stock that you receive pursuant to the restructuring plan into the AHMSA Creditor Voting Trust. You will receive an equal number of Voting Trust Interests in exchange for each share of our common stock that you deposit.
                               -----------------
   The securities offered by this Prospectus and Consent Solicitation will not be listed on any national securities exchange or on the Nasdaq Stock Market.
   Investing in the securities offered by this Prospectus and Consent Solicitation involves certain risks. See "Risk Factors" beginning on page 41.
   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus and Consent Solicitation is truthful or complete. Any representation to the contrary is a criminal offense.
               The Solicitation Agent for our Existing Notes is
                               The Weston Group
    The date of this Prospectus and Consent Solicitation is         , 2002

The information in this prospectus and consent solicitation is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus and Consent Solicitation is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            [ALTERNATE COVER PAGE]

                 Subject to Completion, Dated February 6, 2002

PROSPECTUS AND CONSENT SOLICITATION
                                                                   [AHMSA Logo]
                     Altos Hornos de Mexico, S.A. de C.V.
                          (Blast Furnaces of Mexico)
                       up to      shares of Common Stock
         and for holders of our indebtedness making certain elections
up to U.S.$      million principal amount Floating Rate Series A Senior Secured
                                Notes due 2009
up to U.S.$      million principal amount 4% Series B Senior Secured Notes due
                                     2009
   We are soliciting the consent to our restructuring plan from the holders of claims against us in our suspension of payments proceeding pending before the Civil Court of First Instance for the Judicial District of Monclova, Coahuila, United Mexican States. All holders of claims who consent to our restructuring plan will, upon the lifting of our suspension of payments proceeding, receive the consideration described in this Prospectus and Consent Solicitation.
   We are proposing the restructuring plan because we believe that it is the best alternative available to us at this time and provides our creditors with the opportunity for a greater recovery than they would receive if we remained in suspension of payments. However, the restructuring plan is highly risky, and we will not be able to meet our restructured obligations unless we experience a substantial improvement in our financial condition, results of operations and cash flow. If our creditors do not consent to the restructuring plan, we may be forced to negotiate a new restructuring plan, our assets may be seized for unpaid taxes or we may be declared bankrupt and forced to liquidate our assets.
   Under the restructuring plan, each holder of our indebtedness for borrowed money (excluding holders of our outstanding Senior Notes, Discount Convertible Notes, certain suppliers and certain creditors whom we believe are legally entitled to a preference) will receive the consideration described below, including a promissory note evidencing indebtedness under a new secured credit agreement, comprised of three tranches. Holders of indebtedness of our subsidiary Minera Carbonifera Rio Escondido, S.A. de C.V, or "MICARE," will receive a promissory note in a separate tranche with certain payment preferences based on the economic performance of MICARE and certain additional fees under a stock option agreement. Holders of indebtedness under our existing secured export note facility will receive a promissory note in a separate tranche with certain features similar to our existing secured export note facility. All other creditors will receive a promissory note in a third tranche. Holders of indebtedness for borrowed money with security interests in specific collateral recognized in the suspension of payments proceeding will have a right to a priority in the repayment of their new indebtedness from the proceeds of the sale of the specified collateral. Alternatively, holders of our indebtedness for borrowed money may elect to be treated the same as holders of our Senior Notes and Discount Convertible Notes as described in this Prospectus and Consent Solicitation by receiving new notes instead of promissory notes under the new credit agreement.

Aggregate Consideration Under the Restructuring Plan

An aggregate principal amount of new Series A Senior Secured Notes due 2009 and new Class A Secured Loans of approximately U.S.$1,115.4 million, which is equal to U.S.$1,140.0 million less the amount of claims which we believe are entitled to a preference (currently estimated to be U.S.$24.6 million)

Net cash proceeds, if any, from the sale on or prior to closing, of certain of our non-core assets, or "Subject Assets" (currently estimated to be U.S.$0.0)

An aggregate principal amount of new Series B Senior Secured Notes due 2009 and new Class B Secured Loans equal to U.S.$180.0 million less 1.5 times the aggregate amount of net cash proceeds from the sale of Subject Assets paid to our creditors at closing (to the extent the aggregate amount of such net cash proceeds does not exceed U.S.$120.0 million)

302,000,000 shares of our common stock that is required to be deposited in the AHMSA Creditor Voting Trust representing 40.0% of our outstanding common stock on a fully diluted basis, subject to a three-year purchase option and an additional two-year right of first refusal in favor of a special purpose vehicle created by our parent company, and in the case of shares to be issued to the creditors of our subsidiary MICARE, a nine-year purchase option in our favor

A restructuring fee of U.S.$20.0 million in cash plus the amount of certain documented expenses of the steering committees of our creditors incurred after April 1, 2001 not to exceed U.S.$200,000 per month that will be used first to pay certain expenses of the steering committees and to fund an indemnification holdback of U.S.$2.0 million for the AHMSA Creditor Voting Trust trustee, and then to pay a pro rata fee to all creditors over a nine-month period, without interest (such net amount to be paid to the creditors estimated to be U.S.$ million)

An additional fee in cash equal to a notional three months of interest on the restructured debt (estimated to be approximately U.S.$18.5 million) payable over an eighteen-month period, without interest

In addition, creditors of MICARE will receive U.S.$35.4 million aggregate principal amount of our Subordinated Promissory Notes, Series D, and U.S.$27.7 million aggregate principal amount of our Subordinated Promissory Notes, Series E


Estimated Amount per U.S.$1,000 of Principal and Accrued Interest as of May 25, 1999

U.S.$604 principal amount of new Class A Loans, in one of three tranches

U.S.$0.0 in cash

U.S.$97 principal amount of new Series B Loans in one of three tranches (assuming net cash proceeds of Subject Asset sales of U.S.$0.0 million);
provided, however, that MICARE creditors may elect to receive Class A Loans instead of Class B
Loans, in which event the Class A Loans received by other creditors will be decreased proportionally and the Class B Loans received by other creditors will be increased proportionally.

164 shares of common stock, subject to the three-year purchase option, the two-year right of first refusal and in the case of creditors of MICARE the nine-year purchase option

U.S.$     in cash, paid over a nine-month period,
without interest (net of estimated expenses)

U.S.$10.02 in cash, paid over an eighteen-month period, without interest

U.S.$__ principal amount of our Subordinated
Promissory Notes, Series D, and

U.S.$__ principal amount of our Subordinated
Promissory Notes, Series E

   Based on discussions with members of the steering committee of our general creditors, we believe that those members of the steering committee (other than Wells Fargo Bank Minnesota, N.A. in its capacity as trustee for our existing notes), which hold approximately U.S.$753.9 million in principal amount of our existing indebtedness, representing approximately 40.8% of the outstanding indebtedness, intend to consent to the restructuring plan, subject to satisfactory final documentation, and subject to our and our affiliates' promptly proceeding to implement the restructuring plan and lift our suspension of payments.
   The deadline for consenting to the restructuring plan is     , 5:00 p.m.,
New York City time, unless extended. Consummation of the restructuring plan is subject to a number of conditions, several of which are beyond our control.
                               -----------------
                        The AHMSA Creditor Voting Trust
                       up to      Voting Trust Interests
   In order to consent to the restructuring plan, you must also agree to deposit the common stock that you receive pursuant to the restructuring plan into the AHMSA Creditor Voting Trust. You will receive an equal number of Voting Trust Interests in exchange for each share of our common stock that you deposit.
                               -----------------
   The securities offered by this Prospectus and Consent Solicitation will not be listed on any national securities exchange or on the Nasdaq Stock Market.
   Investing in the securities offered by this Prospectus and Consent Solicitation involves certain risks. See "Risk Factors" beginning on page 41.
   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus and Consent Solicitation is truthful or complete. Any representation to the contrary is a criminal offense.
     The date of this Prospectus and Consent Solicitation is       , 2002

   In this Prospectus and Consent Solicitation, "AHMSA," "we," "our" or the "Company" refers to Altos Hornos de Mexico, S.A. de C.V. and its subsidiaries unless the context otherwise requires. "GAN" refers to Grupo Acerero del Norte, S.A. de C.V., the parent of AHMSA. References herein to "pesos" or "Ps." are to the lawful currency of Mexico. References herein to "U.S. dollars" or "U.S.$" are to the lawful currency of the United States. In this Prospectus and Consent Solicitation, the term "tonnes" refers to metric tons of 1,000 kilograms (equal to 2,204.6 pounds and 1.1023 short tons).

   AHMSA maintains its financial books and records in pesos and prepares its financial statements to conform to generally accepted accounting principles in Mexico. This Prospectus and Consent Solicitation refers to those accounting principles as "Mexican GAAP". Mexican GAAP differs in some respects from generally accepted accounting principles in the United States. See Note 21 to our Audited Financial Statements which are included in the Prospectus and Consent Solicitation.

   Pursuant to Mexican GAAP, financial data, unless otherwise indicated, throughout this Prospectus and Consent Solicitation have been restated in constant pesos as of June 30, 2001. This Prospectus and Consent Solicitation contains translations of certain peso amounts into U.S. dollars at specified rates solely for the convenience of the reader. These translations should not be construed as representations that the peso amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated. Unless otherwise indicated, U.S. dollar amounts have been translated from Mexican pesos at the exchange rate published by the Banco de Mexico in the Official Gazette of Mexico. On December 31, 2000 and June 30, 2001, the exchange rate as published in the Official Gazette was Ps.9.599 and Ps.9.090 to U.S.$1.00, respectively. When indicated, U.S. dollar amounts have been translated from Mexican pesos at an exchange rate of Ps.9.060 to U.S.$1.00, the noon buying rate for pesos on June 30, 2001, as published by the Federal Reserve Bank of New York (the "Federal Reserve noon buying rate").

   Unless indicated otherwise, references in this Prospectus and Consent Solicitation to AHMSA's market share, a particular product's market share and the market share of imports or exports refer to shares of apparent Mexican domestic consumption of steel products (defined to be the sum of Mexican domestic steel production of finished products and imports of finished products less exports of finished products). Apparent Mexican domestic consumption and certain market share data (other than underlying data relating to AHMSA, which is based upon AHMSA's records) reported in this Prospectus and Consent Solicitation are based upon information published by the Camara Nacional de la Industria del Hierro y el Acero (the National Chamber for the Iron and Steel Industry, or "CANACERO"). Such information for 2000 is based on preliminary figures published by CANACERO. CANACERO publishes data based on information supplied to it voluntarily by Mexican steel producers. Although AHMSA has no reason to believe that the information provided to CANACERO by other Mexican steel producers and compiled by CANACERO is inaccurate, there can be no assurance that such information or its compilation is accurate.

                               TABLE OF CONTENTS

                     SUMMARY..........................   1
                     RISK FACTORS.....................  41
                     SPECIAL NOTE CONCERNING
                       FORWARD-LOOKING STATEMENTS.....  55
                     RATIO OF EARNINGS TO FIXED
                       CHARGES........................  56
                     CAPITALIZATION...................  56
                     DESCRIPTION OF RESTRUCTURING
                       PLAN...........................  57
                     CONSENT PROCESS..................  70
                     SELECTED FINANCIAL INFORMATION...  76
                     MANAGEMENT'S DISCUSSION AND
                       ANALYSIS OF FINANCIAL CONDITION
                       AND RESULTS OF OPERATIONS......  79
                     QUANTITATIVE AND QUALITATIVE
                       DISCLOSURES ABOUT MARKET RISK..  98
                     AHMSA'S BUSINESS................. 100
                     MANAGEMENT AND EMPLOYEES......... 132
                     CONTROL OF AHMSA................. 134
                     RELATED PARTY TRANSACTIONS....... 136
                     DESCRIPTION OF NEW CREDIT
                       AGREEMENT...................... 141
                     DESCRIPTION OF NEW NOTES......... 184
                     DESCRIPTION OF NEW SUBORDINATED
                       NOTES.......................... 219

                     DESCRIPTION OF COMMON STOCK....   222
                     DESCRIPTION OF AHMSA CREDITOR
                       VOTING TRUST.................   229
                     PROPOSED AMENDMENTS TO THE OLD
                       NOTE INDENTURES..............   239
                     CERTAIN UNITED STATES FEDERAL
                       INCOME TAX CONSIDERATIONS....   242
                     PLAN OF DISTRIBUTION...........   250
                     LEGAL MATTERS..................   250
                     EXPERTS........................   250
                     WHERE YOU CAN FIND MORE
                       INFORMATION..................   251
                     INDEX TO CONSOLIDATED FINANCIAL
                       STATEMENTS...................   F-1
                     ANNEX I--DESCRIPTION OF OLD
                       SENIOR NOTES.................   I-1
                     ANNEX II--DESCRIPTION OF OLD
                       DISCOUNT CONVERTIBLE NOTES...  II-1
                     ANNEX III--FORM OF SUPPLEMENTAL
                       INDENTURE FOR OLD SENIOR
                       NOTES........................ III-1
                     ANNEX IV--FORM OF SUPPLEMENTAL
                       INDENTURE FOR OLD DISCOUNT
                       CONVERTIBLE NOTES............  IV-1

   You should rely only on the information contained in this Prospectus and Consent Solicitation. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus and Consent Solicitation is accurate as of any date other than the date on the front of this Prospectus and Consent Solicitation.

   Until         , all dealers that effect transactions in these securities, even though not participating in this offering, may be required to deliver a Prospectus and Consent Solicitation.

   This Prospectus and Consent Solicitation is part of a registration statement under the U.S. Securities Act of 1933, as amended, for our new Series A Senior Secured Notes, new Series B Senior Secured Notes, Common Stock, old Series A Notes, old Series B Notes and old Discount Convertible Notes, for the voting interests in the AHMSA Creditor Voting Trust and for the guarantees of GAN and our subsidiary guarantors. See "Description of Restructuring Plan."

                                    SUMMARY

   This summary highlights information contained elsewhere in this Prospectus and Consent Solicitation and does not contain all of the information that you should consider before consenting to the restructuring plan. You should carefully read the entire Prospectus and Consent Solicitation.

                                     AHMSA

   We are proposing the restructuring plan described in this Prospectus and Consent Solicitation because we believe that it is the best alternative available to us at this time and provides our creditors with the opportunity for a greater recovery than they would receive if we remained in suspension of payments. However, the restructuring plan is highly risky, and we will not be able to meet our restructured obligations unless we experience a substantial improvement in our financial condition, results of operations and cash flow. If our creditors do not consent to the restructuring plan, we may be forced to negotiate a new restructuring plan, our assets may be seized for unpaid taxes, or we may be declared bankrupt and forced to liquidate our assets.

Overview of Our Operations

   We are the largest integrated steel producer in Mexico, accounting for 23% of the overall domestic steel market, 41% of the domestic market for flat products and 6% of Mexican exports of finished steel products in 2000. In 2000, we produced 3.4 million tonnes of liquid steel and 2.8 million tonnes of finished steel products. As an integrated steel producer, we manufacture a variety of flat steel products (such as plate, hot rolled coil, cold rolled coil and tinplate) as well as heavy beams. In the domestic market, our products serve primarily the manufacturing, construction, petroleum, packaging and home appliance industries. Our export sales are accomplished directly, or through steel traders, to a variety of end users.

   We own our principal raw materials suppliers and state-of-the-art steel production and finishing facilities and have an equity interest in a steel products distributor and a company that transports raw materials. Being a vertically integrated producer of steel enables us to be one of the lowest cost producers in the Western Hemisphere. However, our inability to make needed capital expenditures in recent years has reduced our ability to extract our own raw materials, and is increasingly requiring us to purchase more costly raw materials from third parties.

   Our principal market historically has been the Mexican market, where we have long held the leading market share position for flat products. Export sales in 1998, 1999 and 2000 were 274 thousand, 447 thousand and 288 thousand tonnes, respectively, representing 10%, 15% and 10% of our sales volume of steel products and 8%, 10% and 8% of our net sales of steel products for those years, respectively. We continually evaluate the relative attractiveness of the export and domestic markets and seek to maintain flexibility to access either market as conditions change.

   Through our subsidiary Minera Carbonifera Rio Escondido, S.A. de C.V., or "MICARE," we are also engaged in the production and sale of steam coal, a raw material for the electric utility industry. All of our steam coal sales are made to the Mexican Electricity Commission (Comision Federal de Electricidad, or "CFE"). In 2000, we produced 7.4 million tonnes of steam coal and sold 6.9 million tonnes to CFE, with 0.5 million tonnes remaining in inventory.

   On a consolidated basis, as of December 31, 2000, our total assets were Ps.35,177.2 million and for the year ended December 31, 2000, we generated revenue of Ps.12,805.7 million and EBITDA of Ps.2,640.8 million. On a consolidated basis, as of June 30, 2001, our total assets were Ps.33,108.0 million. For the first six months ended June 30, 2001, we generated revenue of Ps.5,020.0 million and EBITDA of Ps.343.5 million. We hold substantially all the equity of our principal direct and indirect subsidiaries.

   Our main steel making facilities and corporate offices are located in Monclova, Coahuila, Mexico, approximately 190 kilometers northwest of Monterrey, Nuevo Leon, Mexico. The facilities are located close to transportation lines, raw materials supplies, principal points of export and our major domestic markets. We are incorporated under the laws of Mexico and all of our steel production and mining facilities are in Mexico. Our principal executive offices are located at Prolongacion Juarez s/n, Monclova, Coahuila, Mexico, 25770, and our telephone number is 52-866-649-3000.

Suspension of Payments

   In the second half of 1998, international steel prices fell sharply due to the financial crisis in Asia. The decline deepened toward the end of 1998 and into 1999. This decline in steel prices resulted in a reduction of the profit margins and operating cash flows of most companies in the steel industry, including us. In 1998, our management decided to implement a strategy to respond to these events, including a cost reduction program and the sale of certain assets in order to increase available cash flow.

   In April 1999, in order to avoid preferring any one creditor over another, to preserve our cash flow to ensure normal operations and to provide for time to develop our restructuring plan, we did not make certain debt payments. As a result of actions taken by certain of our creditors, on May 25, 1999 and May 28, 1999, we, along with our principal subsidiaries, obtained a judicial declaration of suspension of payments.

  Legal Effect of Suspension of Payments

   Under applicable Mexican law, the suspension of payments procedure is a form of legal protection afforded to companies like us which obtained a judicial declaration before the law was changed in 2000. Suspension of payments allows companies to (1) seek a debt restructuring agreement with their creditors in an orderly fashion; (2) continue their operations; and (3) avoid declaration of bankruptcy and liquidation of assets. As a result of the suspension of payments declaration:

    . all debts we had incurred up to the date of declaration of suspension of payments were deemed due and payable;

    . we were granted an automatic stay from collection of any indebtedness arising out of transactions completed prior to the declaration of suspension of payments;

    . interest ceased to accrue on all of our outstanding indebtedness, other than ordinary interest with respect to secured indebtedness (as defined under applicable Mexican bankruptcy and suspension of payments laws) to the extent of the security;

    . all lawsuits filed for the collection of any monetary obligation against us were suspended, except for tax obligations, proceedings for the enforcement of labor liabilities or secured credits (as defined under applicable Mexican law) and any enforcement of such secured credits;

    . a trustee (sindico) was appointed by the court to supervise our operations (our management retained administrative control and continued our operations in the ordinary course of business under the trustee's supervision); and

    . for purposes of recognition and classification of our debt obligations and in order to provide certainty and equal treatment to all creditors, all credit obligations (other than obligations entitled to be paid currently under suspension of payments law) stated in a foreign currency were converted into pesos at the rate of exchange prevailing on the date of the judicial declaration of suspension of payments. For AHMSA, MICARE, MIMOSA and MINOSA, which obtained a judicial declaration of suspension of payments on May 25, 1999, this rate of exchange is Ps.9.359 per U.S.$1.00, and for CEMESA which obtained a judicial declaration of suspension of payments on May 28, 1999, this rate of exchange is Ps.9.672 per U.S.$1.00.

   As a result of an order of the court supervising the suspension of payments of our parent company, GAN, on May 26, 1999, the Bolsa Mexicana de Valores suspended trading of our common stock on the Mexican Stock Exchange and the Comision Nacional Bancaria y de Valores ("CNBV") ordered the suspension of the effects of registration of our common stock at the National Registry of Securities and Dealers (Registro Nacional de Valores, or "RNV"), thereby preventing the trading of the common stock on the Mexican Stock Exchange. In response, the

New York Stock Exchange halted the trading of our American Depositary Shares and outstanding Discount Convertible Notes, and our securities were delisted from the New York Stock Exchange on September 8, 2000. As a result, on October 16, 2000, we terminated our public reporting obligations in the United States.

  Recent Developments Regarding Operations

   Notwithstanding the relief from debt service and collection actions afforded by the suspension of payments proceeding, our financial condition, results of operations, and cash flow have continued to deteriorate since we obtained the judicial declarations of suspension of payments on May 25 and May 28, 1999. These adverse developments have been due, among other things, to general economic and industry conditions, including a general decline in steel prices and a general increase in energy prices, the effect of suspension of payments, and other conditions both within and outside of our control, and include the following:

    . We have been unable to obtain financing for our operations and capital expenditures, other than advance payments from customers, accelerated payments of accounts receivable in exchange for discounted terms and delayed payments to certain suppliers. These forms of financing are of limited amounts and contain onerous terms.

    . A number of our suppliers have for the most part required either cash on delivery or advance deposit of the purchase price of goods and services purchased, increasing our working capital requirements. As a result, we have ceased to use these suppliers to the extent practicable.

    . We have been unable to generate sufficient cash flow to adequately fund our operations. As a result, as of September 30, 2001, we have not made required withholding tax payments for 2001 in excess of Ps.260.0 million to the Mexican government, and we have not made necessary capital expenditures to permit the continued extraction of raw materials necessary for the production of steel, requiring us to purchase more costly raw materials from third-party suppliers. We are no longer able to pay amounts due to such suppliers in a timely manner and do not anticipate being able to do so in the foreseeable future.

    . We have either been unable to obtain necessary performance bonds required by our customers, or have been able to obtain such bonds at costs far in excess of historical levels.

    . Arrest warrants have been issued for our Chairman and our Chief Financial Officer, related to alleged fraud at an affiliated company. The individuals have obtained a stay of execution of the warrants, and we believe that the allegations are unfounded and are being used as a collection tactic by a creditor of the affiliated company.

    . Due to layoffs and resignations, our white-collar work force has been reduced by 26.0% and our blue-collar work force has been reduced by 5.6%.

  Steps Taken to Improve Operations

   During the suspension of payments proceeding, we have taken the steps outlined below in an effort to improve our business, financial condition, results of operations, and cash flow. While we believe that these steps have in the aggregate reduced the adverse effect on our business, financial condition, results of operations and cash flow, they nonetheless continue to deteriorate. Unless either we obtain additional financing and experience an improvement in our results of operations or there is a general increase in steel prices, we believe that remaining in suspension of payments will eventually result in either a shut-down of our operations and a distress sale of our assets not as a going concern or seizure of our assets by the Mexican government for nonpayment of taxes.

    . We have terminated both union and non-union employees, and have extended the time period for the payment of severance.

    . Since July, 2001, we have been deferring ten percent of the salaries of substantially all employees with the rank of manager or higher (approximately 189 employees).

    . We have sold and continue to market for sale assets not directly related to our steel and coal mining businesses to fund operations, even though we had a non-binding agreement-in-principle to use the proceeds from the sale of certain of those assets to make payments to our creditors upon our emergence from suspension of payments.

    . We have explored merger, sale, and joint venture transactions with potential strategic partners.

    . We have sought governmental permission to exploit the methane gas assets contained in our coal mines.

                              Restructuring Plan


Current Situation of Our Creditors

   We are currently under suspension of payments. As a result:

  . we have not made any payments on our outstanding indebtedness since we obtained the declaration of suspension of payments, except for payments on indebtedness entitled to preference under applicable law and on capital leases approved by the suspension of payments court;

  . interest on our outstanding indebtedness has ceased to accrue, except in the case of creditors that are overcollateralized, to the extent of such overcollateralization; and

  . because indebtedness denominated in U.S. dollars was converted into pesos for purposes of the suspension of payments, if the peso were to devalue against the U.S. dollar while we remain under suspension of payments, the U.S. dollar value of our creditors' claims would decrease as a result.

Given the nature of the suspension of payments proceedings, in general, and the size and complexity of our suspension of payments, including the large number of filed claims, there is no prospect for a court-approved reorganization agreement in the foreseeable future.

Purpose of the Restructuring Plan

   The purpose of the restructuring plan is to provide for a restructuring of our liabilities in a manner designed to give us the opportunity to continue as a going concern. As a result of the restructuring plan, our indebtedness will be restructured into a combination of a lower principal amount of indebtedness and new equity. See "Description of Restructuring Plan." We believe that by lifting the suspension of payments, we will be able to reduce the uncertainty regarding our continued viability and, as a result, obtain new financing and improved payment terms from suppliers and other parties with whom we deal.

Alternatives to the Restructuring Plan

   We are proposing the restructuring plan described in this Prospectus and Consent Solicitation because we believe that it is the best alternative available to us at this time and provides our creditors with the opportunity for a greater recovery than they would receive if we remained in suspension of payments. In our opinion we have only three alternatives to the restructuring plan at this time.

    . First, we could remain in suspension of payments, which unless either we obtain additional financing and experience an improvement in our operations or there is a general increase in steel prices, we believe will eventually result in either a shut-down of our operations and a distress sale of our assets not as a going concern or seizure of our assets by the Mexican government for nonpayment of taxes.

    . Second, we could seek to negotiate a different restructuring proposal with the steering committee of our creditors; however the steering committee has informed us that it is unwilling to accept any further economic changes to the restructuring plan unless the creditors receive additional concessions regarding equity interests, governance rights and changes in management that are unacceptable to our controlling stockholder.

    . Third, we could seek a sale of the company, which has been done without the receipt of an offer that was acceptable to our controlling stockholder.

Payment of the Restructured Indebtedness Requires Substantial Improvement in Our Business

   The restructuring plan is highly risky, and we will not be able to meet our restructured obligations unless we experience a substantial improvement in our financial condition, results of operations and cash flow. If the restructuring plan had been implemented on January 1, 2000, the beginning of our last full fiscal year, we believe that we would already have been in payment default under the new obligations. See "Risk Factors." Such an improvement is possible if all of the following occur:

    . a 25% increase in steel prices in 2002, with additional increases throughout the term of the restructured obligations;

    . the sale of coal from a mine for which we have not obtained the necessary mining concessions;

    . commencing in 2004 the sale of approximately U.S.$12.5 million of coal to an energy plant that is not yet permitted, constructed or financed;

    . the availability of up to U.S.$130.0 million of customer advances and the ability to incur U.S.$45.0 million of additional indebtedness in 2003;

    . no material increase in interest rates over the term of the restructured obligations; and

    . continued accelerated collection of accounts receivable without the continuation of historically high prepayment discounts to customers.

   If one or more of the preceding events do not occur, then it is likely that we will not be able to meet our restructured obligations. In that event, we could be forced to seek protection under, or our creditors could involuntarily force us into insolvency proceedings under, the recently adopted Law of Mercantile Insolvency Proceedings, which is substantially less favorable to debtor companies than the current suspension of payments law under which we are operating. We would then have to either negotiate a new restructuring plan or be declared bankrupt, thereby forcing us to liquidate our assets. See "Description of Restructuring Plan--The Suspension of Payments Proceeding."

Consequences of Payment Default Under the Restructured Debt

   If we are unable to make payments when due on the new loans and the new notes (including upon acceleration following other types of events of default), holders of the new loans and new notes will be entitled to enforce all remedies available under applicable law, including:

  .  Foreclosing upon the collateral for the new loans and new notes;

  . In the case of the shares in the Supplemental Share Trust, selling such shares, distributing them to the holders of the new loans and new notes, and/or exercising any other rights of ownership; and

  . Forcing us into insolvency proceedings under the newly adopted Law of Mercantile Insolvency Proceedings, which is substantially less favorable to debtor companies than the current suspension of payments law under which we are operating.

   In addition the following changes will be made to our equity arrangements:

  . All shares used to pay interest on the new loans and new notes will be transferred to the AHMSA Creditor Voting Trust;

  . The AHMSA Creditor Voting Trust will (a) have the right to designate a majority of our Board of Directors, and (b) direct the trustee for the Supplemental Share Trust in the voting of any shares remaining in the Supplemental Share Trust.

There can be no assurance that holders of new loans and new notes will be successful in asserting such remedies. In addition, we believe that it is likely that upon a payment default holders of the new loans and new notes would receive less than the outstanding principal and interest due to them.

                        Terms of the Restructuring Plan

General.....................  The restructuring plan is a voluntary agreement between us and our creditors that is independent of the suspension of payments proceeding. If the conditions to the closing of the restructuring plan are satisfied, we will petition the court to voluntarily lift our suspension of payments. Once our suspension of payments is lifted:

                             .  We will no longer be subject to court
                                supervision and we will not be entitled to the benefit of the suspension of payments law.

                             . All creditors who consent to the restructuring plan will have their claims recognized in the suspension of payments proceeding, will receive the consideration set forth in this Prospectus and Consent Solicitation regardless of what they might have been entitled to in the suspension of payments proceeding and will waive all claims against us relating to our pre-existing debt and all conduct prior to the closing of the restructuring plan.

                             .  All creditors who do not consent to the
                                restructuring plan, whether by formally
                                rejecting the restructuring plan or by failing to consent to the restructuring plan, will not have their claims recognized by us, but will retain the full rights that they had prior to our entering into suspension of payments. We intend to vigorously defend against any such claims. See "Risk Factors--Additional Risks to Holders of Our Indebtedness Who Do Not Consent to the Restructuring Plan."

                              See "Description of Restructuring Plan--Terms of the Restructuring Plan."

Conditions to Consummation
  of the Restructuring
  Agreement.................  Consummation and implementation of the restructuring plan is subject to a number of conditions, including:

                             . all of the holders of preferred claims against us recognized in the suspension of payments proceeding must have consented to the restructuring plan;

                             .  all other holders of claims against us
                                (including supplier claims), other than holders of claims with an aggregate principal amount of less than U.S.$25.0 million, must have consented to the restructuring plan;

                             . the Securities and Exchange Commission must have declared the registration statement containing this Prospectus and Consent Solicitation effective and must not have instituted any stop order with respect to the registration statement;

                             .  the Civil Court of First Instance for the
                                Judicial District of Monclova, Coahuila, United Mexican States must have lifted our suspension of payments and the suspension of payments of each of our subsidiaries;

                             . we must have delivered disclosure schedules to the new credit agreement entered into pursuant to the restructuring plan that have not been objected to by the holders of 40% or more of claims who are entitled to receive promissory notes under the new credit agreement;

                             . the aggregate amount of indebtedness that we have incurred since December 31, 2000 (net of repayments of indebtedness made during such period) must not exceed U.S.$40.0 million;

                             . a material adverse change to our business, operations or financial condition must not have occurred since December 31, 2000;

                             . we have U.S.$50.0 million of cash to pay restructuring fees and expenses associated with the restructuring plan;

                             . the creditors of GAN must have approved the restructuring plan to the extent required under the terms of the GAN suspension of payments and GAN must have emerged from suspension of payments on terms satisfactory to GAN, us and a majority of the outstanding claims against us;

                             . all necessary Mexican governmental approvals must have been obtained for the restructuring plan (including necessary approvals from the Mexican National Commission of Foreign Investment);

                             . the creditors shall have received favorable legal opinions of United States and internal and external Mexican counsel to AHMSA and GAN;

                             . each of the parties approving the restructuring agreement must have granted a general release to each other party for any actions or failures to act in connection with the old notes and old loans occurring on or prior to the closing date;

                             . our suppliers must have agreed to a payment schedule for outstanding obligations reasonably acceptable to us and our creditors;

                             . Bancomext must have agreed that no principal payments in respect of its preferred claims against us are due prior to 2003; and

                             . holders of no more than U.S.$35.5 million of aggregate principal amount of old loans elect to receive new notes under the new indenture pursuant to the restructuring plan.

                              Certain of these conditions may be waived by us and the holders of a majority of the outstanding claims against us. See "Description of Restructuring Plan--Conditions to the Restructuring Plan."

Regulatory Approvals........  We are in the process of obtaining the necessary
                              Mexican regulatory approvals for the
                              restructuring plan.

Classification of Claims
  Against Us and Payments
  with Respect to those
  Claims....................  Under the restructuring plan, claims against us are classified into five general categories:

   a. Capital Leases.....     Those capital leases that have been approved by
                              the court overseeing our suspension of payments case will continue in full force and effect under the restructuring plan.

   b. Preferred Claims...     In general, the holders of claims which we
                              believe would be entitled to a preference under Mexican law will be paid in full, pursuant to their existing agreements, or pursuant to separately negotiated agreements. Holders of preferred claims are Bancomext, Banca Cremi, S.N.C. and Banco Santander S.A. There are approximately U.S.$24.6 million of these claims.
                              See "Description of Restructuring Plan--Terms of the Restructuring Plan."

   c. Claims for
     Indebtedness for
     borrowed money......     There are approximately U.S.$1,846.6 million of
                              claims for indebtedness for borrowed money comprised of holders of our old Senior Notes and old Discount Convertible Notes, claims against our subsidiary MICARE and against our other subsidiaries, claims under our secured export note facility, and other claims for indebtedness for borrowed money. Under the restructuring plan, holders of these claims will receive their pro rata share (based on the outstanding principal and accrued interest due as of May 25, 1999, without deduction, in the case of claims under our secured export note facility, for any cash collateral held or applied by JPMorgan Chase Bank as the agent under such facility) of the consideration set forth below, regardless of what they might have been entitled to in the suspension of payments proceeding; provided that
                              (a) holders of old notes will only be entitled to receive their pro rata share of the consideration in the form of new notes and our other creditors will be entitled to receive their pro rata share of the consideration in the form of either new notes or new loans, and (b) MICARE creditors may elect to receive Class A Loans instead of Class B
                              Loans, in which event the Class A Loans received by other creditors will be decreased proportionally and the Class B Loan received by other creditors will be increased proportionally.

                                  (1) An aggregate principal amount of New
                                  Series A Senior Secured Notes and New Class A Secured Loans denominated in U.S. dollars of approximately U.S.$1,115.4 million, which is equal to U.S.$1,140.0 million less the amount of claims which we believe are entitled to a preference (currently estimated to be U.S.$24.6 million);

                                  (2) Net cash proceeds, if any, from the sale
                                  (or sale-leaseback) of the following non-core assets, or "Subject Assets," on or prior to closing, which are estimated to be approximately U.S.$0.0 million:
                                   .  our oxygen plant;
                                   .  certain of our railroad cars;
                                   .  our electric plant;
                                   .  certain of our real estate;
                                   . our joint venture rights (including stock in joint ventures); and
                                   .  certain other of our non-core assets;

                                  (3) An aggregate principal amount of New
                                  Series B Senior Secured Notes and New Class B Secured Loans denominated in U.S. dollars equal to U.S.$180.0 million less 1.5 times the aggregate amount of net cash proceeds from the sale of Subject Assets paid to our creditors at closing (to the extent the aggregate amount of such net cash proceeds does not exceed U.S.$120.0 million);

                                  (4) 302,000,000 shares of our common stock that are required to be deposited in the AHMSA Creditor Voting Trust representing 40% of our outstanding common stock on a fully diluted basis, subject to a three-year purchase option and additional two-year right of first refusal in favor of a special purpose vehicle created by our parent company, and in the case of shares to be issued to the creditors of our subsidiary MICARE, a nine-year purchase option in our favor;

                                  (5) A restructuring fee of U.S.$20.0 million
                                  in cash plus the amount of certain documented expenses of the steering committees of our creditors incurred after April 1, 2001 not to exceed U.S.$200,000 per month that will be used first to pay certain expenses of the steering committee of our creditors with claims relating to our secured export note facility and certain expenses of the general steering committee of our creditors, and then to pay a pro rata fee to all creditors, U.S.$7.0 million of which will be paid at closing, and the balance of which will be paid to our creditors quarterly over a nine-month period, in each case without interest (such net amount to be paid to the
                                  creditors estimated to be U.S.$   ); the
                                  steering committee has informed us that
                                  U.S.$2.0 million will be set aside in escrow for indemnification, if any, of the trustee for the AHMSA Creditor Voting Trust;

                                  (6) An additional fee in cash equal to a notional three months of interest on the restructured debt (estimated to be approximately U.S.$18.5 million) payable over an eighteen-month period, without interest; and

                                  (7) In addition, creditors of MICARE will receive U.S.$35.4 million aggregate principal amount of our Subordinated Promissory Notes, Series D, and U.S.$27.7 million aggregate principal amount of our Subordinated Promissory Notes, Series E.

   d. Claims of Suppliers     Suppliers with a claim for pre-May 25, 1999
                              obligations of less than Ps.2.0 million will receive non-interest bearing promissory notes denominated in pesos with monthly payments over a nine-month period in satisfaction of their claims. Suppliers with a claim for pre-May 25, 1999 obligations of Ps.2.0 million or more (a) will receive promissory notes denominated in dollars bearing interest at the LIBO rate plus 2% per annum with maturities of twenty-four months and quarterly principal and interest payments in satisfaction of their claims, and (b) will be obligated to sell a pro rata portion of

                              U.S.$40.0 million of claims to certain of our individual shareholders (who are also our affiliates) in exchange for a pro rata portion of 22,108,346 shares of our common stock, which will represent approximately 2.9% of our common stock outstanding following consummation of the restructuring plan. Those claims will then be exchanged for non-interest bearing, non-amortizing promissory notes denominated in
                              dollars with a maturity of       , in favor of
                              those individual shareholders.

   e. Claims of Equity
     Holders.............     Our current shareholders will maintain their
                              existing equity interests in us subject to dilution by the new common stock being issued pursuant to the terms of the restructuring plan.

Mandatory Deposit of Common
  Stock in the AHMSA
  Creditor Voting Trust.....  Under the restructuring plan, all persons receiving our common stock in the restructuring plan (other than our suppliers) must, as a condition to receiving such common stock, agree to deposit the common stock into the AHMSA Creditor Voting Trust. The steering committee of our general creditors has informed us that the purpose of the AHMSA Creditor Voting Trust is to concentrate voting power and to secure certain governance rights for our creditors.

Amendment of Existing
  Indentures................  Holders of old Senior Notes and old Discount
                              Convertible Notes who consent to the
                              restructuring plan will be deemed to have consented to amendments to the existing indentures governing those securities that on the date of the lifting of suspension of payments will have the effect of removing substantially all of the negative covenants and events of default (other than defaults for non-payment) in such indentures.

Releases....................  The terms of the new credit agreement and the new indenture include provisions pursuant to which we, on our own behalf and on behalf of our subsidiaries, and the creditors, on their own behalf and on behalf of their respective affiliates, will release and discharge all claims, known or unknown, relating to the indebtedness to be restructured pursuant to the restructuring plan.

Supplemental Share Trust....  GAN will transfer title to 20% of our outstanding common stock (determined after the issuance of the new common stock pursuant to the restructuring plan) to secure our obligations under the new credit agreement and new indenture. The transferred shares will be held in a trust, the "Supplemental Share Trust," for the benefit of the holders of loans under the new credit agreement and new notes under the new indenture. The creditors of GAN will have a security interest in the shares of our common stock held in the Supplemental Share Trust, but the security interest will be subordinate to the interest of the Supplemental Share Trust.

                              Upon a payment default on the new loans or the new notes, the trustee of the Supplemental Shares Trust will have the right to exercise any and all remedies available with respect to the shares of our common stock held in the Supplemental Share Trust, including selling such shares, distributing such shares to our creditors at the time, and retaining the shares and exercising all rights of ownership, subject to the direction of the trustee of the AHMSA Creditor Voting Trust in the case of voting.

                           The New Credit Agreement

Loan Classification.........  The loans under the new credit agreement are classified in two ways, as tranches and as classes.

                              The primary differences between the Tranches are as follows:

             Tranche        Essential Terms
             -------        ---------------
             Tranche MICARE Tranche MICARE will be held by
                            existing MICARE creditors and,
                            with respect to Class A Tranche
                            MICARE Loans, will be entitled to
                            priority repayment upon a sale of
                            MICARE, and to certain fees based
                            on MICARE's excess cash flow and
                            proceeds from the sale of MICARE
                            in excess of U.S.$330.0 million.

             Tranche SEN    Tranche SEN will be held by
                            existing creditors relating to our
                            secured export note facility and will
                            be entitled to a priority claim to
                            receivables under certain supply
                            contracts to be entered into with
                            specified steel buyers. There will be
                            Tranche SEN Loans only if one or
                            more of the steel buyers agree to
                            enter into new steel supply contracts.

             Tranche AHMSA  Tranche AHMSA will be held by
                            creditors holding existing
                            indebtedness for borrowed money
                            (other than existing MICARE
                            creditors, creditors that receive
                            Tranche SEN Loans and holders of
                            old Senior Notes and old Discount
                            Convertible Notes). Tranche
                            AHMSA is the largest tranche under
                            the new credit agreement.

                              Within each Tranche, the loans will be classified in two classes. The primary differences between the classes are as follows:

                Class   Essential Terms
                -----   ---------------
                Class A The largest class under the Credit
                        Agreement.

                Class B Entitled to priority repayment upon a
                        sale of the Subject Assets in the first
                        six months; each U.S.$1.00 of
                        Subject Asset sale proceeds will be
                        deemed to repay U.S.$1.50 of
                        Class B Loans during that period, up
                        to U.S.$180.0 million (to the extent
                        Subject Asset sale proceeds both
                        prior to and after the closing of the
                        restructuring plan are less than or
                        equal to U.S.$120.0 million).

                              The A and B classifications will exist only for six months after the closing date for the restructuring plan. Thereafter, the loans will be AHMSA Loans, MICARE Loans and SEN Loans without any distinction between Class A and B. Each Lender's loans will be evidenced by one or more promissory notes.

Interest....................  Interest is paid quarterly on the last business day of March, June, September and December. Each Class A Loan will bear interest at a rate per annum equal to the three-month LIBO rate plus an applicable margin as follows:

                           Period                       Applicable Margin
                           ------                       -----------------
      From the closing date to the first anniversary of
      the closing date.................................       3.00%
      From the first anniversary of the closing date to
      the second anniversary of the closing date.......       4.00%
      From the second anniversary of the closing date
      to the fourth anniversary of the closing date....       4.50%
      From the fourth anniversary of the closing date
      to the seventh anniversary of the closing date...       5.00%
      From the seventh anniversary of the closing date
      and at all times thereafter......................       5.50%

                              Each Class B Loan will bear interest on the outstanding principal amount quarterly at the following rates per annum: during the period commencing on the closing date and ending on the six-month anniversary of the closing date, a rate per annum equal to 4% and, thereafter, a rate per annum equal to the rate on the Class A Loans. After the occurrence and during the continuance of any event of default, interest will accrue at a rate of 2% in excess of the otherwise applicable rate and will be payable on demand. See "Description of the Credit Agreement--Payment of Principal and Interest."

                              Instead of paying interest due in cash on any of the first three quarterly payment dates following the closing date, so long as

                             .  no event of default has occurred and is
                                continuing,

                             . we have not made any payments of management fees, guarantee fees or similar fees to GAN or any of our other affiliates, and

                             . we have not made any voluntary prepayments of the new loans or any voluntary redemptions of the new notes,

                              we may satisfy our obligation to pay interest, in whole or in part, by causing GAN to transfer its rights to a portion of the shares held in the Supplemental Share Trust to the trustee of the Supplemental Share Trust for the benefit of the Lenders. The number of shares to be transferred will be based on an equity valuation of AHMSA of U.S.$673.0 million.

                              In connection with each such transfer, we will issue a subordinated promissory note to GAN in the principal amount equal to the amount of the interest payment made by GAN. GAN will have the right to repurchase such shares for a four-year period following the transfer of the shares to the trustee of the Supplemental Share Trust. So long as the GAN repurchase option is in place, we will be obligated to repay the subordinated promissory note to GAN out of our "excess cash flow" as defined, and GAN will be obligated to exercise its option to repurchase the transferred shares with the proceeds of the repayment. The shares used to pay converted interest on the new loans will be transferred to the AHMSA Creditor Voting Trust (which will in turn issue Converted Interest Series trust interests to the holders of new loans and new notes at such time representing such shares) upon the earlier of (a) a payment default on the new loans or the new notes or (b) the expiration of GAN's option to repurchase such shares used to pay converted interest. If we elect to pay all or any part of the interest due on any of the first three quarterly payment dates in this manner, we also must pay interest due on the new notes in this manner on a pro rata basis. See "--Comparison of Terms of New Notes and Old Notes" and "Description of New Notes--General."

Repayment of Principal......  The loans under the new credit agreement mature on September 30, 2009. We will repay the loans in 13 installments on the last business day of March and September of each year, beginning on September 30, 2003. Each of the first 12 installments will be in an amount equal to 5.42% of the original principal amount of the loans and the thirteenth installment will be in the amount of the remaining unpaid principal of the loans.

Prepayments.................  We will prepay the loans under the new credit agreement on a pro rata basis with the new notes, without premium, out of the net proceeds from the sale of MICARE, the sale of the Subject Assets, the sale of certain other assets and insurance proceeds (unless reinvested), permitted refinancing indebtedness, issuances of our equity, and out of specified percentages of excess cash flow. However:

                             . net proceeds from the sale of MICARE will be applied first to prepay the Class A MICARE Loans before being applied to prepay the other loans under the new credit agreement or to redeem new notes. To the extent the net proceeds from the sale of MICARE are at least U.S.$300.0 million, but less than U.S.$330.0 million, then we will be deemed to have repaid U.S.$330.0 million of New Notes and New Loans;

                             .  net proceeds from the sale of the Subject
                                Assets will be applied first to prepay the Class B Loans and redeem new Series B Notes (and if the proceeds from the sale of Subject Assets received by creditors both before and after the closing of the restructuring plan are less than or equal to U.S.$120.0 million at a redemption price equal to 66 2/3% of the principal amount thereof for the first six months after closing up to U.S.$120.0 million of proceeds) and, thereafter, the Class A Loans and new Series A Notes; and

                             . net proceeds from the sale of assets subject to a lien recognized by the court overseeing our suspension of payments case will be applied first to the Class A Loans of the lienholder to the extent of the lien.

                              All other net proceeds that are required to be used for mandatory prepayment will be applied first to the Class A Loans and Series A Notes and, thereafter, to the Class B Loans and Series B Notes.

Covenants...................  The new credit agreement contains affirmative covenants requiring us to: submit financial reporting on a monthly, quarterly and yearly basis, give notice of the occurrence of a default, an event of default, and certain other events, maintain our properties and insurance, keep accurate books and records and comply with environmental laws and other applicable laws, cause new restricted subsidiaries to guarantee the restructured debt, subject to certain conditions, accept an offer to buy MICARE approved by the directors nominated by the AHMSA Creditor Voting Trust, give the Administrative Agent further assurances and documents as requested to create, preserve, perfect or validate the liens securing the loans, upstream cash from MICARE, and take certain actions to defend the AHMSA Creditor Voting Trust. We also agree to make payments in respect of the principal of our restructured obligations to Bancomext.

                              Additionally, we have certain obligations under the new credit agreement in respect of the Tranche SEN Loans including shipping steel products in accordance with the terms (which include quality specifications, quantity and shipping terms) of the steel supply contracts with specified steel buyers, and making payments into a collection account and/or opening letters of credit for the benefit of the collateral agent on behalf of the Tranche SEN lenders.

                              The new credit agreement contains negative covenants which provide for: limitations on business activities, limitations on incurrence of indebtedness, limitations on liens, limitations on investments (including acquisitions), limitations on certain dividends, other distribution payments and management and guarantee fees, limitations on capital expenditures, limitations on rental obligations, limitations on consolidations and mergers, limitations on asset dispositions, limitations on transactions with affiliates, limitations on payment restrictions affecting subsidiaries, and limitations on take or pay agreements. The new credit agreement also contains financial covenants and a covenant not to interfere with our chief financial officer's performance of his duties under the new credit agreement.

                              Additionally, we agree to limitations on amending or modifying certain supply contracts to be entered into with specified steel buyers and the amount of steel produced by us to secure the Tranche SEN Loans.

Events of Default...........  The new credit agreement provides that the occurrence of any of the following events will constitute an event of default (subject to applicable grace periods): non-payment of principal or non-payment of interest on the loans, breach of warranty, non-performance of covenants and obligations under the new credit agreement, the related agreements or the documents governing the equity arrangements, default on other indebtedness (in an aggregate principal amount exceeding U.S.$20.0 million), judgments, bankruptcy, insolvency, impairment of security, breach of the new Estatutos, a moratorium declared on our debt or government seizure of a material portion of our assets, and a change of control.

                              Additionally, with respect to the Tranche SEN Loans, the following are events of default under the new credit agreement:

                             .  a default by us in the observance or
                                performance of any material covenant or
                                agreement in any steel supply contract entered into in connection with the Tranche SEN Loans if not cured within the applicable grace period;

                             . any authorization, approval or license required by the laws of Mexico or Germany to enable us to enter into any steel supply contract or any collateral document relating to the Tranche SEN Loans ceases to be in full force and effect for thirty days or more; and

                             . certain other events with respect to specified German steel buyers, if not cured within six months, unless we either find a reasonably acceptable substitute buyer, or pay a 2% fee on the amount committed to be bought by the applicable steel buyer under the subject steel contract during a certain six-month time period.

Subsidiary Guarantees.......  Each of our significant subsidiaries will irrevocably and unconditionally guarantee all of our obligations under the new credit agreement. The guarantee of each of our significant subsidiaries will be released upon the sale or other disposition of such significant subsidiary to an entity other than AHMSA or a restricted subsidiary of AHMSA in accordance with the new credit agreement.

Security....................  The new loans will be secured ratably with the new notes by substantially all of our assets located in the United States (if any) and substantially all of the following assets located in Mexico: (i) all real estate and equipment owned by us; (ii) all shares directly owned by us; (iii) subject to the consent of CFE and certain U.S. dollar limitations, all accounts receivable from CFE; (iv) all Mexican trademarks;
                              (v) the Subject Assets; (vi) all rights, including rights to minerals and certain other natural resources, arising out of or derived from exploitation concessions and/or rights, and certain exploration concessions and/or rights; and (vii) all insurance policies related to the above; provided, however, (w) the Tranche SEN Loans will have a first priority claim to the German Contract Receivables, (x) the Tranche MICARE Loans will have a first priority claim to the equity in and assets of MICARE, (y) the Series B Loans and Series B Notes will have a first priority claim to the Subject Assets, and
                              (z) holders of liens recognized by the court overseeing our suspension of payments case will have a first priority claim to the assets subject to such liens to the extent recognized by the court.

              Comparison of Terms of the New Notes and Old Notes

   The following descriptions of the old notes and the new notes are summaries and are subject to the detailed provisions of the indentures pursuant to which these notes are issued. For a more detailed summary of the terms of the old notes, see "Annex I--Description of Old Senior Notes" and "Annex II--Description of Old Discount Convertible Notes." For a more detailed summary of the terms of the New Notes, see "Description of New Notes."

                        Old Series A Notes                Old Discount                     New Series A Notes
                        and Series B Notes              Convertible Notes                  and Series B Notes
                 --------------------------------- --------------------------- -------------------------------------------
Designation      11 3/8% Series A Senior Notes due 5 1/2% Senior Discount      Floating Rate Series A Senior Secured
                 2002 and 11 7/8% Series B Senior  Convertible Notes due 2001. Notes and 4% Series B Senior Secured
                 Notes due 2004.                                               Notes.

Principal Amount Series A: U.S.$200,000,000.       U.S.$85,000,000 aggregate   Series A: U.S.$1,140.0 million, less the
                 Series B: U.S.$225,000,000.       principal amount at stated  amount of claims which we believe are
                                                   maturity.                   entitled to a preference (currently
                                                                               estimated to be U.S.$24.6 million), less
                                                                               the principal amount of the Class A
                                                                               Loans.
                                                                               Series B: U.S.$180.0 million, less 1.5
                                                                               times the aggregate amount of net cash
                                                                               proceeds from the sale of Subject Assets
                                                                               paid to our creditors at closing (to the
                                                                               extent the aggregate amount of such net
                                                                               cash proceeds does not exceed
                                                                               U.S.$120.0 million), less the principal
                                                                               amount of the Class B Loans.

Maturity         Series A: April 30, 2002.         December 15, 2001.          September 30, 2009; provided that on the
                 Series B: April 30, 2004.                                     date immediately following the six month
                                                                               anniversary of the closing date (the
                                                                               "Consolidation Date"), the new Series B
                                                                               Notes will be converted into new Series A
                                                                               Notes without further action by us.

Sinking Fund     None.                             None.                       On each of the last business day of March
                                                                               and September, commencing
                                                                               September 30, 2003 (each, a "Sinking
                                                                               Fund Redemption Date"), AHMSA will
                                                                               be required to make mandatory sinking
                                                                               fund redemptions of the new notes (a)
                                                                               with respect to the first twelve Sinking
                                                                               Fund Redemption Dates, in an amount
                                                                               equal to (i) 5.42% of the principal
                                                                               amount of the new Series A Notes
                                                                               outstanding on the closing date, plus (ii)
                                                                               5.42% of the principal amount of the new
                                                                               Series B Notes outstanding on the
                                                                               Consolidation Date, minus (iii) amounts
                                                                               credited against the sinking fund on such
                                                                               Sinking Fund Redemption Date pursuant
                                                                               to mandatory redemptions and (b) with
                                                                               respect to the thirteenth Sinking Fund
                                                                               Redemption Date, in an amount equal to
                                                                               the unpaid principal of the new notes. We
                                                                               have the right to satisfy up to one-half of
                                                                               each sinking fund obligation by
                                                                               surrendering to the trustee under the new
                                                                               indenture new notes with a principal
                                                                               amount equal to one-half of such sinking
                                                                               fund obligation.

Interest         Series A: 11 3/8% semiannually    5 1/2% payable semiannually Series A: Three-month LIBO rate plus
                 on each April 30 and October 30.  on each June 15 and         an applicable margin payable quarterly
                                                   December 15.                on the last business day of March, June,
                 Series B: 11 7/8% semiannually on                             September and December as follows:
                 each April 30 and October 30.                                 From the closing date to the first
                                                                               anniversary of the closing date.......3.00%
                                                                               From the first anniversary to
                                                                               the second anniversary of the
                                                                               closing date......................... 4.00%
                                                                               From the second anniversary to
                                                                               the fourth anniversary of the
                                                                               closing date......................... 4.50%
                                                                               From the fourth anniversary to
                                                                               the seventh anniversary of the
                                                                               closing date......................... 5.00%

   Old Series A Notes   Old Discount              New Series A Notes
   and Series B Notes Convertible Notes           and Series B Notes
   ------------------ ----------------- ---------------------------------------
                                        From the seventh anniversary
                                        of the closing date and at all
                                        times thereafter................. 5.50%
                                        Series B: 4% per annum through the
                                        Consolidation Date
                                        After the occurrence and during the
                                        continuance of any event of default,
                                        interest will accrue at a rate of 2% in
                                        excess of the otherwise applicable rate
                                        and will be payable on demand.

  Converted Interest None. None. Instead of paying interest in cash on any of the first three quarterly interest
                                 payment dates following the closing date, so long as no event of default has occurred and is continuing, we have not made any payments in respect of management fees, guarantee fees or similar fees to GAN or any of our other affiliates, and we have not made any voluntary prepayments of the new loans or any voluntary redemptions of the new notes, we may satisfy our obligation to pay interest, in whole or in part, by causing GAN to transfer its rights to shares held in the Supplemental Share
                                 Trust to the trustee of the Supplemental
                                 Share Trust for the benefit of the holders of the New Notes and the New Loans.
                                 The number of shares to be transferred
                                 will be based on an equity valuation of
                                 AHMSA of U.S.$673.0 million. In
                                 connection with each such transfer, we
                                 will issue a subordinated promissory note to GAN in the principal amount equal to the amount of the interest payment made by GAN. GAN will have the right to repurchase such shares for a four-year period following the transfer of the shares to the trustee of the Supplemental Share
                                 Trust. So long as the GAN repurchase
                                 option is in place, we will be obligated to repay the subordinated promissory note to GAN out of our "excess cash flow" as defined, and GAN will be obligated to exercise its option to repurchase the transferred shares with the proceeds of the repayment. The shares used to pay converted interest on the new notes will be transferred to the AHMSA Creditor
                                 Voting Trust (which will in turn issue
                                 Converted Interest Series trust interests to the holders of new loans and new notes at such time representing such shares) upon the earlier of (a) a payment default on the new loans or the new notes or (b) the expiration of GAN's option to repurchase such shares used to pay converted interest. If we elect to pay all or any part of the interest due on any of the first three quarterly payment dates in this manner, we also must pay interest due on the loans under the new credit agreement in this manner on a pro rata basis. See
                                 "--The Credit Agreement" and
                                 "Description of Credit Agreement--
                                 Payment of Principal and Interest."

                             Old Series A Notes                   Old Discount
                             and Series B Notes                 Convertible Notes
                     ---------------------------------- ---------------------------------

Optional Redemption  Not redeemable at the option of    Not redeemable at the option
                     AHMSA except in the event of       of AHMSA except in the
                     certain changes in Mexican tax     event of certain changes in
                     law or certain issuances and sales Mexican tax law.
                     of Common Stock by AHMSA.






Mandatory Redemption Upon a change of control,          Upon a change of control and
                     AHMSA must offer to purchase       in the event the American
                     the old Senior Notes at a price    Depositary Shares
                     equal to 100% of the principal     representing the equity
                     amount, plus accrued interest and  securities into which the old any additional amounts to the date Discount Convertible Notes
                     of repurchase. AHMSA must          are convertible, "ADSs," are
                     offer to purchase the old Senior   not listed for trading on the
                     Notes and certain pari passu       New York Stock Exchange,
                     indebtedness with proceeds of      each holder has the right, at its
                     certain asset sales at a purchase  option, to require AHMSA to price in cash equal to 100% of the repurchase all or any part of
                     principal amount thereof, plus     such Discount Convertible
                     accrued interest and any           Notes.
                     additional amounts to the date of
                     repurchase.

Conversion Feature   None.                              Optional conversion at any
                                                        time on or prior to maturity
                                                        (unless previously redeemed
                                                        or repurchased) into ADSs at
                                                        a conversion rate of 71.794
                                                        ADSs per U.S.$1,000
                                                        principal amount at stated
                                                        maturity of Discount
                                                        Convertible Notes (equivalent
                                                        to a conversion price of
                                                        U.S.$12.00 per ADS at the
                                                        time of issuance, increasing to
                                                        U.S.$13.93 per ADS at stated
                                                        maturity of the Discount
                                                        Convertible Notes), subject to
                                                        adjustment in certain
                                                        circumstances.

Security             None.                              None.
























                                 New Series A Notes
                                 and Series B Notes
                     ------------------------------------------

Optional Redemption  We may redeem, in whole or in part, the outstanding principal amount of the new
                     notes; provided that (i) any such
                     redemption will be made ratably among
                     the new notes and the new loans and (ii) each such voluntary redemption will be applied, to the extent of such redemption, to the outstanding mandatory sinking fund redemptions of the new notes in the inverse order.

Mandatory Redemption We will be required to redeem the new
                     notes on a pro rata basis with the new
                     loans, without premium, out of the net
                     proceeds from the sale of MICARE (after
                     payment in full of the Class A Tranche
                     MICARE Loans), the sale of the Subject
                     Assets, the sale of certain other assets, permitted refinancing indebtedness, issuances of our equity and insurance recoveries, and out of excess cash flow.







Conversion Feature   None.

















Security             Secured ratably with the new loans by
                     substantially all of our assets located in the United States (if any) and substantially all of the following assets located in Mexico: (i) all real estate and equipment owned by us; (ii) all shares directly owned by us; (iii) subject to the consent of CFE and certain U.S. dollar limitations, all accounts receivable from
                     CFE; (iv) all Mexican trademarks; (v) the
                     Subject Assets; (vi) all rights, including rights to minerals and certain other natural resources, arising out of or derived from exploitation concessions and/or rights, and certain exploration concessions and/or rights; (vii) all insurance policies related to the above;
                     provided, however (w) the Tranche SEN
                     Loans will have a first priority claim to the German Contract Receivables, (x) the
                     Tranche MICARE Loans will have a first
                     priority claim to the equity in and assets of MICARE, (y) the Series B Loans and
                     Series B Notes will have a first priority claim to the Subject Assets, and

                    Old Series A Notes                   Old Discount                         New Series A Notes
                    and Series B Notes                 Convertible Notes                      and Series B Notes
           ------------------------------------ -------------------------------- --------------------------------------------
                                                                                 (z) holders of liens recognized by the
                                                                                 court overseeing our suspension of
                                                                                 payments case will have a first priority
                                                                                 claim to the assets subject to such liens to
                                                                                 the extent recognized by the court.

Guarantees None.                                None.                            Irrevocably and unconditionally
                                                                                 guaranteed by our significant
                                                                                 subsidiaries. The guarantee of each of our
                                                                                 significant subsidiaries will be released
                                                                                 upon the sale or other disposition of such
                                                                                 significant subsidiary to an entity other
                                                                                 than AHMSA or a restricted subsidiary of
                                                                                 AHMSA in accordance with the new
                                                                                 indenture.

Covenants  The indenture for the old Senior     The indenture for the            In the new indenture, we will covenant
           Notes contains certain covenants,    Discount Convertible Notes       to, among other things, punctually pay all
           including covenants relating to      contains certain covenants,      amounts due on the new notes, maintain
           payment of principal and current     including covenants relating     an office or agency in New York City,
           interest, maintenance of office or   to payment of principal and      maintain all properties useful in our
           agency, holding of money for         current interest, maintenance    business in good condition, pay taxes,
           Senior Notes payments in trust,      of office or agency, holding of  maintain insurance in accordance with
           statements by officers as to         money for Discount               good business practices for Mexican
           default, currency indemnity,         Convertible Note payments in     corporations, maintain books and records
           existence, maintenance of            trust, statements by officers as in accordance with Mexican GAAP,
           properties, payment of taxes and     to default, currency             provide financial statements and other
           other claims, maintenance of         indemnity, listing of Discount   records to the trustee for the new notes,
           insurance, and certain further       Convertible Notes and ADS's,     upstream cash from MICARE, take
           assurances. The indenture for the    existence, maintenance of        certain actions to defend the AHMSA
           old Senior Notes also includes       properties, payment of taxes     Creditor Voting Trust and indemnify
           certain covenants that will restrict and other claims, maintenance    holders of new notes from losses
           the ability of AHMSA and its         of insurance, and certain        resulting from currency risk. In addition,
           subsidiaries to incur additional     further assurances.              covenants in the new indenture will limit
           indebtedness and, in the case of                                      our and our subsidiaries' ability to incur
           its subsidiaries, issue capital                                       indebtedness, pay dividends and make
           stock, pay dividends or make                                          other distributions, make investments,
           distributions in respect of the                                       incur liens, dispose of assets and enter
           capital stock of AHMSA or                                             into transactions with our affiliates.
           prepay subordinated obligations
           or make certain other restricted
           payments, create liens, dispose of
           assets, issue subsidiary
           guarantees, enter into sale and
           leaseback transactions, enter into
           transactions with affiliates and
           create limitations on subsidiaries'
           ability to make payments to
           AHMSA.

Events of Default The following events of default       The following events of
                  apply separately to the old Series    default apply separately to old
                  A Notes and the old Series B          Discount Convertible Notes:
                  Notes: (a) a payment default with     (a) a payment default with
                  respect to the principal,             respect to the principal,
                  redemption price or repurchase        redemption price or
                  price on any note of such series;     repurchase price on any old
                  (b) a payment default for 30 days     Discount Convertible Note;
                  with respect to the interest on any   (b) a payment default for 30
                  note of such series; (c) a failure of days with respect to the
                  AHMSA to observe or perform           interest on any old Discount
                  any other covenant with respect to    Convertible Note; (c) a failure
                  such series of notes for a period     of AHMSA to observe or
                  of 30 days after receipt of written   perform any other covenant
                  notice of such failure; (d) certain   with respect to the old
                  events of bankruptcy, insolvency,     Discount Convertible Notes
                  receivership or reorganization; (e)   for a period of 30 days after
                  certain cross defaults; (f) the       receipt of written notice of
                  rendering of a final judgment (not    such failure; (d) certain events
                  subject to appeal) against            of bankruptcy, insolvency,

                               New Series A Notes
                               and Series B Notes
                  --------------------------------------------
Events of Default The following are events of default
                  (subject to applicable grace periods)
                  under the indenture for the new notes:
                  (a) a default in payment of interest or
                  principal on the new notes, (b) a default
                  in the payment of any redemption or
                  repurchase price on the new notes, (c) a
                  breach of any covenant or warranty under
                  the Indenture, (d) cross defaults with
                  respect to indebtedness equal to or
                  exceeding U.S.$30.0 million,
                  (e) bankruptcy or insolvency of us or any
                  restricted subsidiary, (f) the
                  nationalization or expropriation of all or a
                  substantial part of our property or assets
                  or shares of us and our subsidiaries taken
                  as a whole, or of any of our material
                  subsidiaries and our other subsidiaries
                  taken as a whole, (g) the rendering of a
                  final judgment in excess of

                                  Old Series A Notes                    Old Discount
                                  and Series B Notes                  Convertible Notes
                          ----------------------------------- ---------------------------------
                          AHMSA or any of its subsidiaries    receivership or reorganization;
                          in excess of U.S.$10.0 million      (e) certain cross defaults;
                          which remains undischarged or       (f) the rendering of a final
                          unstayed for a period of 60 days    judgment (not subject to
                          after the right to appeal expires;  appeal) against AHMSA or
                          (g) all or substantially all of the any of its subsidiaries in
                          property and assets or shares of    excess of U.S.$10.0 million
                          AHMSA and its subsidiaries, or      which remains undischarged
                          of any material subsidiary and its  or unstayed for a period of 60
                          subsidiaries, are nationalized or   days after the right to appeal
                          expropriated by any governmental    expires; (g) all or substantially
                          authority, or any license material  all of the property and assets
                          to the business of AHMSA and its    or shares of AHMSA and its
                          subsidiaries is revoked, and such   subsidiaries, or of any
                          revocation has not been stayed,     material subsidiary and its
                          vacated or suspended within a       subsidiaries, are nationalized
                          period of 60 days; and (h) it has   or expropriated by any
                          become unlawful for AHMSA to        governmental authority, or
                          perform or comply with its          any license material to the
                          obligations under the indenture or  business of AHMSA and its
                          the old Senior Notes.               subsidiaries is revoked, and
                                                              such revocation has not been
                                                              stayed, vacated or suspended
                                                              within a period of 60 days;
                                                              (h) it has become unlawful for
                                                              AHMSA to perform or
                                                              comply with its obligations
                                                              under the indenture or the old
                                                              Discount Convertible Notes;
                                                              and (i) failure of AHMSA to
                                                              convert any outstanding
                                                              Discount Convertible Notes
                                                              upon the exercise by any
                                                              holder of its conversion right
                                                              and continuance of failure for
                                                              7 business days.

Modification of Indenture The indenture for the old Senior    The indenture for the old
                          Notes may be amended by the         Discount Convertible Notes
                          trustee and AHMSA to cure any       may be amended by the
                          ambiguity or cure, correct or       trustee and AHMSA to cure
                          supplement any defective            any ambiguity or cure, correct
                          provision, or in any other manner   or supplement any defective
                          which will not adversely affect     provision, or in any other
                          the interests of the holders of the manner which will not
                          old Senior Notes of any series.     adversely affect the interests
                          With the consent of the holders of  of the holders of the old
                          at least a majority in aggregate    Discount Convertible Notes.
                          principal amount of the old Senior  With the consent of the
                          Notes of any series then            holders of at least a majority
                          outstanding, the trustee and        in aggregate principal amount
                          AHMSA may execute a                 of the old Discount
                          supplemental indenture to add       Convertible Notes then
                          provisions to, or change in any     outstanding, the trustee and
                          manner or eliminate any             AHMSA may execute a
                          provisions of the indenture or      supplemental indenture to add
                          modify in any manner the rights     provisions to, or change in
                          of the holders of the old Senior    any manner or eliminate any
                          Notes of such series, provided,     provisions of the indenture or
                          however, that no such amendment     modify in any manner the
                          may, without the consent of the     rights of the holders of the
                          holders of at least 66 2/3% in      Notes, provided, however,
                          aggregate principal amount of the   that without the consent of the
                          Old Senior Notes of such series,    holder of each old Discount
                          change in any material respect the  Convertible Note, no such
                          obligation of AHMSA to make         supplemental indenture shall
                          "excess proceeds offer" with        (i) extend the maturity of the
                          respect to any asset disposition;   old Discount Convertible
                          and provided, further, that         Notes or reduce the rate or

                                       New Series A Notes
                                       and Series B Notes
                          ---------------------------------------------
                          U.S.$10.0 million, (h) the revocation of
                          material licenses and permits, (i) our
                          compliance with the indenture for the
                          new notes becomes unlawful, (j) the
                          transaction documents under the
                          restructuring plan cease to be
                          enforceable, the liens cease to be
                          perfected first priority liens, or if we, our
                          subsidiaries, any controlling shareholder
                          of GAN or GAN (but only if the current
                          controlling shareholders of GAN
                          continue to control GAN) challenges the
                          validity or enforceability of any
                          transaction documents.























Modification of Indenture We and the trustee may, without the consent of the holders of the new notes, amend the indenture for the new notes to evidence the succession of another person to our obligations, to add to our covenants for the benefit of the holders of the new notes or to surrender any of our rights or powers, to secure further the new notes, to make provision with respect to our repurchase obligations in connection with a change of control, to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision provided that such amendment does not adversely affect the new noteholders, to correct any mistake, to add the subsidiary guaranty of a significant subsidiary created or acquired after the date of the indenture for the new notes, or to make any other change that does not adversely affect the rights of any holder of new notes in any material respect. With the consent of the holders of at least 51% of the outstanding principal amount of the new notes, we and the trustee for the new notes may amend the indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the new indenture; provided, however, that no such amendment may, without the

                        Old Series A Notes                   Old Discount                         New Series A Notes
                        and Series B Notes                 Convertible Notes                      and Series B Notes
                ----------------------------------- -------------------------------- --------------------------------------------
                without the consent of the holder   extend the time of payment of    consent of the holders of at least 66 2/3 of
                of each old Senior Note of such     interest thereon, or (ii) reduce the outstanding principal amount of the
                series, no such supplemental        the principal amount thereof     new notes, change or modify our
                indenture shall (i) extend the      or the amount payable thereon    obligation to make a mandatory
                maturity of the old Senior Notes    in the event of acceleration or  redemption or mandatory sinking fund
                or reduce the rate or extend the    the amount thereof payable in    payment or release any collateral security
                time of payment of interest         bankruptcy, or (iii) make any    for the new notes (except as provided in
                thereon, or (ii) reduce the         change that adversely affects    the security agreements), release any
                principal amount thereof or the     the right to convert or the      subsidiary guarantor from its obligations
                amount payable thereon in the       conversion rate, or (iv) change  to guarantee the new notes or limit or
                event of acceleration or the        in any material respect          reduce the obligation of any subsidiary
                amount thereof payable in           AHMSA's obligation to            guarantor under the new indenture or any
                bankruptcy, or (iii) change in any  repurchase the old Discount      other transaction documents (except as
                material respect AHMSA's            Convertible Notes upon a         provided in the new indenture or the
                obligation to repurchase the Notes  change of control, or (v)        other transaction documents), and
                of such series upon a change of     change the currency thereof or   provided, further, that no such
                control, or (iv) change the         place of any payment thereon,    supplemental indenture shall, without
                currency thereof or place of any    or (vi) reduce the percentage    consent of the holder of each outstanding
                payment thereon, or (v) reduce      of old Discount Convertible      new note affected thereby, (1) change the
                the percentage of old Senior        Notes the holders of which are   stated maturity of the principal of, or any
                Notes of such series the holders of required to consent to any       premium or installment of interest on,
                which are required to consent to    such supplemental indenture.     any new note, or reduce the principal
                any such supplemental indenture.                                     amount or the rate of interest or the
                                                                                     amount payable upon the redemption,
                                                                                     repurchase or acceleration or the amount
                                                                                     payable in bankruptcy, or change the
                                                                                     place of payment where, or the coin or
                                                                                     currency in which, any new note or any
                                                                                     premium or interest is payable, or impair
                                                                                     the right to institute suit for the
                                                                                     enforcement of any such payment on or
                                                                                     after the stated maturity or (2) reduce the
                                                                                     percentage of new notes of such series
                                                                                     the holders of which are required to
                                                                                     consent to any such amendment.

Withholding Tax AHMSA is obligated, as a result     AHMSA is obligated, as a         We are obligated, as a result of the
                of the Mexican withholding tax of   result of the Mexican            Mexican withholding tax of 4.9%
                4.9% (subject to the satisfaction   withholding tax of 4.9%          (subject to the satisfaction of certain
                of certain requirements), to pay    (subject to the satisfaction of  requirements), to pay additional amounts
                additional amounts to holders of    certain requirements), to pay    to holders of the new notes with respect
                the old Senior Notes with respect   additional amounts to holders    to all interest payments made on the new
                to all interest payments made on    of the old Discount              notes.
                the old Senior Notes.               Convertible Notes with
                                                    respect to all interest
                                                    payments made on the old
                                                    Discount Convertible Notes.

Governing Law   State of New York.                  State of New York.               State of New York.

                 Description of Subordinated Promissory Notes

Classification..............  The Subordinated Promissory Notes are classified into Series D and Series E which are identical in all respects other than (a) the original stated principal amount (U.S.$35.4 million for Series D and U.S.$27.7 million for Series E, and (b) the discharge of the Series E Notes upon the exercise by GAN of the Purchase Option. We can only exercise the MICARE Share Repurchase Option to the extent that we have repaid amounts payable on the Subordinated Promissory Notes, Series E prior to the time of exercise of the MICARE Share Repurchase Option.

Interest....................  From the closing of the restructuring plan through the third anniversary of the closing of the restructuring plan, the Subordinated Promissory Notes will not bear interest.

                              From the third anniversary of the closing of the restructuring plan until eight and one-half years from the closing of the restructuring plan, the Subordinated Promissory Notes will accrue simple interest, which will be added to principal at the three-month LIBO rate plus 1% per annum.

                              From eight and one-half years from the closing of the restructuring plan and thereafter, the Subordinated Promissory Notes will bear interest, payable in cash, quarterly in arrears at the three-month LIBO rate plus 2 % per annum.

Maturity....................  Eleven and one-half years from the closing of the restructuring plan.

Mandatory Prepayment........  We will be required to prepay the Subordinated
                              Promissory Notes from the following:

                              .  one half of the amount by which the net
                                 proceeds from a sale of MICARE exceed
                                 U.S.$330.0 million; and

                              . from and after January 1, 2005 until MICARE is sold, 65% of the amount by which the operating cash flow of MICARE exceeds the projected operating cash flow of MICARE.


Optional Prepayment.........  At any time after payment in full of all amounts due with respect to the new loans and the new notes.

Allocation of Payments......  Payments with respect to the Subordinated
                              Promissory Notes will be applied one-half to the Series D Notes and one half to the Series E Notes, until the Series E Notes are paid in full.

Discharge of the
  Subordinated Promissory
  Notes, Series E...........  Upon the exercise by GAN of the Purchase Option, the Subordinated Promissory Notes, Series E shall be deemed to be paid in full and discharged without any further payment thereon required by us, and regardless of the price obtained by the AHMSA Creditor Voting Trust for the underlying shares of common stock.

Subordination...............  Subordinated to all of our present and future senior debt. See "Description of New Subordinated Notes--Subordination."

Subsidiary Guarantees.......  Each of our significant subsidiaries will guarantee, on a subordinated basis, our
                              obligations under the Subordinated Promissory Notes. The guarantee of each of our significant subsidiaries will be released upon the sale or other disposition of such significant subsidiary of AHMSA in accordance with the terms of the Subordinated Promissory Notes.

         Description of Common Stock and Certain Governance Provisions

   Upon consummation of the restructuring plan:

    . GAN will form, NewCo, S.A. de C.V., a new wholly-owned subsidiary, which will assume U.S.$551.2 million of our indebtedness in exchange for an equal U.S. dollar amount claim against us,

    . NewCo will then capitalize its claim against us in exchange for 397,127,498 new shares of our common stock, representing 52.6% of our outstanding capital stock on a fully diluted basis,

    . The holders of our old notes and old loans will then contribute U.S.$551.2 million of indebtedness to NewCo in exchange for the issuance of 302,000,000 shares of NewCo's common stock representing 76.0% of NewCo's outstanding capital stock on a fully diluted basis,

    . NewCo will then merge into us, so that we will be the surviving entity. Each share of NewCo common stock will be converted into a share of our common stock. As a result of the merger, GAN, the holders of the old notes and old loans and our other shareholders will own 50.1%, 40.0% and 9.9%, respectively, of our outstanding capital stock on a fully diluted basis.

   Following the merger, we will adopt and implement new by-laws or Estatutos, which will provide for among other things:

Shares of Common Stock
outstanding immediately
after consummation of the
restructuring plan........    755,000,000 shares of which:
                              227,395,068 shares will be held by GAN.
                              302,000,000 shares will be held by the AHMSA
                              Creditor Voting Trust; and
                              151,000,000 shares will be held by the
                              Supplemental Share Trust (although GAN will have the right to vote these shares unless there is a payment default on the new loans or new notes).

                              74,604,932 shares will be held by our current shareholders other than GAN.

Board of Directors

Composition of the Board
of Directors..............    Under the terms of the new Estatutos, so long as
                              the debt issued under the restructuring plan is outstanding or the right of first refusal over our common stock in favor of the special purpose vehicle created by GAN has not expired or been waived, our board of directors will be comprised of 12 individuals, at least three of whom must be independent directors. Of our directors:

                              . six (or after a payment default under the new loans or the new notes, three) will be nominated by GAN, one of whom must be an independent director, and

                              . four (or after a payment default under the new loans or the new notes, seven) will be nominated by the trustee of the AHMSA Creditor Voting Trust, one of whom must be an independent director.

                              GAN and the trustee of the AHMSA Creditor Voting Trust have agreed to vote all of the shares owned by them to elect such nominees.

Supermajority Board Vote....  Under the terms of the new Estatutos, so long as the debt issued under the restructuring plan is outstanding or the right of first refusal over our common stock in favor of the special purpose vehicle created by GAN has not expired or been waived, the vote of a majority of the board of directors, including at least three of the directors nominated by the AHMSA Creditor Voting Trust, is required to approve certain actions, including:

                              .  the acquisition of new subsidiaries not
                                 permitted by the documents governing our indebtedness;

                              . the issuance of guarantees or granting of liens in excess of amounts provided for in the annual budget;

                              . extension of loans by us, other than loans to any of our executives, directors or employees after July 31, 2000 as set forth below, whether or not guaranteed or secured;

                              . the appointment and removal of our external auditors;

                              . the approval of the annual business plan and budget, including specific limitations on investments, expenditures, liens, indebtedness and guarantees, and any action resulting in a greater than 10% variation from the annual business plan;

                              . the incurrence of indebtedness equal to or in excess of 110% of the amount set forth in the annual business plan;

                              . the issuance of any guarantee or bond or granting of any lien equal to or in excess of 110% of the amount set forth in the annual business plan;

                              . transactions with GAN, its successors or shareholders or our affiliates, except for certain specified exceptions;

                              . annual compensation to any employee in excess of U.S.$400,000 or the hiring of employees on terms contrary to our General Hiring Policies as approved by a majority of our board of directors;

                              . loans to any of our executives, directors or employees after July 31, 2000 which total more than U.S.$100,000 per person or U.S.$1.5 million in the aggregate;

                              . the voting of shares of stock in a subsidiary at extraordinary shareholder meetings;

                              . the purchase, sale or transfer of assets contrary to the terms of the documents governing our indebtedness;

                              . entering into operating leases, as lessee, contrary to the terms of the documents governing our indebtedness;


                              . extending advances to suppliers, not included in our annual business plan;

                              .  repurchases of our own shares and the
                                 conversion of our shares to treasury shares;

                              . the appointment and dismissal of our internal auditor and the determination of his authority and compensation;

                              . the opening and closing of bank and investment accounts, as well as appointment of people with signing authority;

                              . the appointment of the secretary and alternate secretary of our board of directors;

                              . the appointment and dismissal of our chief financial officer, his compensation, and the scope of his duties;

                              . the creation, composition and granting of functions to committees of our board of directors, including the audit committee;

                              . any change in the line of business permitted by the new Estatutos; and

                              . the granting and revocation of powers of attorney relating to any matter that requires a supermajority board vote.

Shareholder Vote............  Under the terms of the new Estatutos, so long as the debt issued under the restructuring plan is outstanding or the right of first refusal over our common stock in favor of the special purpose vehicle created by GAN has not expired or been waived, the following items will require a favorable 61% shareholder vote:

                              . declaration of dividends not authorized by the terms of the documents governing our indebtedness;

                              .  creation of an audit committee;

                              . issuance of equity or securities convertible into or exercisable for equity securities, other than certain permitted issuances to our employees;

                              . repurchases of our common stock or their conversion to treasury shares;

                              .  filing for protection under applicable
                                 insolvency law or the sale of the majority of our assets (unless as a result of such transaction, all of our financial obligations will be paid concurrently therewith);

                              . capital increase or reduction, as well as the merger, spin-off, dissolution or liquidation of us;

                              .  approval of any matter requiring a
                                 supermajority vote of our board of directors that is submitted to the stockholders for their approval;

                              . granting and revocation of power of attorney for any matter requiring a supermajority shareholder vote or supermajority vote of our board of directors;

                              .  approval of compensation, fees and
                                 reimbursement of expenses for the board of directors, secretaries of the board of directors, examiners and their respective alternates in excess of certain specified limits;

                              .  any amendment to the new Estatutos; and

                              .  the adoption of certain anti-takeover
                                 provisions.

Governance Rights of AHMSA
Creditor Voting Trust.....    The AHMSA Creditor Voting Trust will be entitled
                              to certain veto rights as described above over our actions, and our directors nominated by the AHMSA Creditor Voting Trust will have the right to control the selection and retention of the chief financial officer of AHMSA and all officers reporting to the chief financial officer (other than the tax planning officer), our internal and external auditors and the secretary of our board of directors. See "Description of AHMSA Creditor
                              Voting Trust--Governance and Ownership Structure" and "Description of AHMSA Creditor Voting
                              Trust--Special Equity Rights."

            Summary of the Terms of the AHMSA Creditor Voting Trust

   Upon the consummation of the restructuring plan, all creditors receiving our common stock (other than our suppliers) will be required to deposit the common stock in the AHMSA Creditor Voting Trust in exchange for interests in the AHMSA Creditor Voting Trust. The terms of the AHMSA Creditor Voting Trust will provide for, among other things:

Trust Interests

AHMSA Creditor Voting
Trust Interests
outstanding immediately
after consummation of the
restructuring plan........    Each person who deposits shares of our common
                              stock into the AHMSA Creditor Voting Trust will receive an equal number of interests in the AHMSA
                              Creditor Voting Trust in one of three series:

                              . MICARE Series--to be issued to depositors with
                                respect to indebtedness they held of MICARE on the closing date of the restructuring plan.

                              . Closing Date Series--to be issued to depositors
                                with respect to indebtedness they held other than of MICARE on the closing date of the restructuring plan.

                              . Converted Interest Series--upon the transfer to
                                the AHMSA Creditor Voting Trust of our common stock held in the Supplemental Share Trust that was used by GAN to pay Converted Interest on our behalf under the new loans and new notes, the holders of the new loans and new notes at such time will be issued Converted Interest Series trust interests.

Voting and Non-Voting Trust
Interests.................    Trust interests will consist of both voting and
                              non-voting classes of beneficial interests. All creditors receiving trust interests upon closing of the restructuring plan or initial issuance of the Converted Interest Series will receive voting interests. In the event of any transfer of any voting interest to a person other than

                              . an affiliate of the transferor or

                              . another person holding voting interests at such
                                time or an affiliate thereof or

                              . a transferee who acquires a proportional amount
                                of our new loans or new notes

                              then such voting interest will automatically convert into a nonvoting interest of the same series as the corresponding voting interest. Non-voting interests may be converted into voting interests in the event that nonvoting interests are transferred to a holder of voting interests, up to the maximum allowable voting interests for such holder. All trust interest held by a creditor with a voting interest in excess of two times the voting interest held on the closing of the restructuring plan or the date the creditor first acquired trust interests will be automatically converted into non-voting interests.

Restrictions on Transfer....  We, GAN, shareholders of GAN and their affiliates are ineligible to be a transferee of beneficial interests of the AHMSA Creditor Voting Trust, (and any purported transfers to any of us will be null and void) except only if and where both (a) the AHMSA Creditor Voting Trust were deemed to be an unregistered investment company so that the purchase option and/or the MICARE share repurchase option are not enforceable against the AHMSA Creditor Voting Trust and (b) the applicable option holder desires to exercise the option (in which case the holders of the trust interests will transfer the applicable number of underlying trust shares or its trust certificate representing the applicable number of underlying trust shares in order to permit the applicable option holder to exercise its option).

Governance of the AHMSA Creditor Voting Trust

Co-Trustees.................  Initially, we and HSBC Financial Services
                              (Cayman) Limited will serve as co-trustees of the AHMSA Creditor Voting Trust. After the registration statement of which this Prospectus and Consent Solicitation is a part is declared effective by the SEC and prior to the closing of the restructuring plan, we will resign as co-trustee and HSBC Financial Services (Cayman) Limited will be the sole trustee. The AHMSA Creditor Voting Trust's business and affairs will be conducted by its trustee pursuant to the terms of the declaration of trust and the related agreements.

Recommendations to Trustee
of the AHMSA Creditor
Voting Trust..............    Any two holders or more of at least 25% of the
                              voting interests in the AHMSA Creditor Voting
                              Trust will be entitled to recommend to the trustee:

                              .  a course of action or inaction by the trustee;
                                 and

                              . candidates for our directors and an examiner of us to be nominated by the trustee.

                              Following any such recommendation, holders of voting trust interests will vote whether to approve or disapprove such recommendation. A plurality of the votes cast will be determinative.

Transfer of Shares held by and Termination of, the AHMSA Creditor Voting Trust

Converted Interest Series.    There are no restrictions on the AHMSA Creditor
                              Voting Trust's transfer of our shares
                              corresponding to the Converted Interest Series.

MICARE Series.............    Other than pursuant to the exercise of the
                              three-year purchase option in favor of the special purpose vehicle created by GAN, the AHMSA
                              Creditor Voting Trust is prohibited from transferring our shares corresponding to the MICARE Series of trust interests prior to the expiration of the MICARE Share Repurchase Option described below under "--Stock Option Agreement."

Prior to the Third
Anniversary of the Closing
of the Restructuring Plan.    The AHMSA Creditor Voting Trust is prohibited
                              from transferring our common stock prior to the third anniversary of the closing of the restructuring plan.

Prior to the Expiration of
the Right of First Refusal    After the expiration of the three-year purchase
                              option in favor of a special purpose vehicle created by GAN, but prior to the expiration of the additional two-year right of first refusal period, the AHMSA Creditor Voting Trust may sell to a third party all of the shares of our common stock held by it corresponding to the Closing
                              Date Series upon the affirmative vote of the holders of a majority of the voting interests of such Series and a majority of the voting and non-voting interests of such Series combined. Any such transfer shall be subject to the right of first refusal described below.

After the Termination or
the Expiration of the
Right of First Refusal
until termination of the
Special Equity Rights
Period....................    After the termination or the expiration of the
                              right of first refusal period, but before the expiration of the Special Equity Rights Period
                              (described below), the AHMSA Creditor Voting
                              Trust may sell or release all, or any portion of the shares of our common stock held by it corresponding to a particular Series (other than those shares corresponding to the MICARE Series of trust interests) upon the affirmative vote of the holders of a majority of the voting interests of such Series and a majority of the voting and non-voting interests of such Series combined.

                              The "Special Equity Rights Period" will end on the later of (a) the date when all of the indebtedness issued on the closing of the restructuring plan and all other amounts owing under the transaction documents are paid in full and (b) the earliest of

                              . expiration or termination of the right of first
                                refusal;

                              . sale of all of our shares subject to the AHMSA
                                Creditor Voting Trust (other than those shares corresponding to the MICARE Series of trust interests);

                              . waiver by the holder of the right of first
                                refusal of the right of first refusal; and

                              . consummation of an exercise of the three-year
                                purchase option.

After the Expiration of
the Special Equity Rights
Period....................    After the expiration of the Special Equity Rights
                              Period, the AHMSA Creditor Voting Trust must release all of the shares of our common stock held by it (other than those shares corresponding to the MICARE Series of trust interests) to the holders of the corresponding series of trust interests in full satisfaction of such interests.

Duration of the Voting
Trust.....................    The AHMSA Creditor Voting Trust will terminate
                              and the shares of AHMSA common stock held by it will be released upon the earliest of

                              . consummation of a sale or release of all shares
                                held in the AHMSA Creditor Voting Trust,

                              . both (1) termination or expiration of (a) the
                                three-year purchase option in favor of the special purpose vehicle created by GAN, (b) the right of first refusal and (c) the nine-year purchase option in our favor in respect of the shares issued to the creditors of MICARE and
                                (2) after repayment in full of the new loans and the new notes and all other amounts owing under the other transaction documents, or

                              . after termination or expiration of (a) the
                                three-year purchase option in favor of the special purpose vehicle created by GAN, (b) the right of first refusal and (c) the nine-year purchase option in our favor in respect of the shares issued to the creditors of MICARE, (and prior to repayment in full of the new loans and the new notes and all other amounts owing under the other transaction documents) upon the approval of the holders of the majority of voting interests and a majority of the voting and non-voting trust interests combined.

Voting of Our Common
Stock; Voting Trust
Interest holder vote......    The AHMSA Creditor Voting Trust will vote all
                              shares of our common stock held by it as a block at the direction of the majority of the outstanding voting trust interests. Material decisions, such as any permitted release of shares, amendments to the agreements governing the voting trust, and changes to the term of the voting trust, must be approved by a vote of the majority of holders of voting interests and the majority of holders of voting interests and non-voting interests combined.

Covenants With Respect to
the Voting Trust..........    We will remain a reporting entity under the U.S.
                              Securities Exchange Act of 1934, as amended, and will not deregister, even if we are permitted to do so under such United States securities laws, so long as the AHMSA Creditor Voting Trust is required to remain a reporting entity under the U.S. Securities Exchange Act of 1934, as amended, or could exercise registration rights under the U.S. Securities Act of 1933, as amended.

                              We will reimburse HSBC Financial Services
                              (Cayman) Limited, as trustee, for any expenses of professionals incurred in preparing or reviewing reports of the AHMSA Creditor Voting Trust under the U.S. Securities Exchange Act of 1934, as amended.

                              HSBC Financial Services (Cayman) Limited, as trustee, will not be required to execute on behalf of the AHMSA Creditor Voting Trust any registration statements under the U.S. Securities Act of 1933, as amended, subsequent to the closing of the restructuring plan unless HSBC is satisfied that it will not have liability under
                              Section 11 of the U.S. Securities Act of 1933, as amended, with respect to such registration statements.

Obligations of Holders of
Trust Interests...........    Each holder of a trust interest must provide to
                              the trustee of the AHMSA Creditor Voting Trust information (including telephone number, fax number, e-mail and address) for an individual to act as its representative in dealing with the trustee. Such representative shall have the exclusive right to vote all the trust interests of such holder. Each holder may from time to time change such representative.

                            Stock Option Agreement

   Upon the consummation of the restructuring plan, we, the AHMSA Creditor Voting Trust and each creditor who consents to the restructuring plan will enter into a Stock Option Agreement which will provide for, among other things:

Grant of Two Purchase Options The AHMSA Creditor Voting Trust will grant an option on our shares of common stock:

                               . to us to purchase our shares corresponding to
                                 the MICARE Series of trust interests (which is referred to as the MICARE Share Repurchase Option); and

                               . to a special purpose vehicle created by GAN to
                                 purchase all of the shares of our common stock held by it, including the shares subject to the MICARE Share Repurchase Option (which is referred to as the Purchase Option).

MICARE Share Repurchase Option

    Exercise Period.......    From and after (i) payment in full of all
                              indebtedness issued under the terms of the restructuring plan and (ii) payment of all other amounts in respect of fees, expenses and indemnities by us under certain of the transaction documents until the earlier of (a) the ninth anniversary of the closing of the restructuring plan or (b) the exercise of the three-year Purchase Option in favor of the special purpose vehicle created by GAN to purchase all of the shares of Common Stock held by the AHMSA Creditor Voting Trust.

    Shares Subject to
    MICARE Share
    Repurchase Option.....    A pro rata portion of our shares corresponding to
                              the MICARE Series of trust interests based on the portion of the principal amount of the Subordinated Promissory Notes, Series E that has been repaid.

    Exercise Price for
    MICARE Share
    Repurchase Option.....    U.S.$1 per 10,000 shares.

Purchase Option

    Exercise Period.........  From and after payment in full of all indebtedness issued under the terms of the restructuring plan until the third anniversary of the closing of the restructuring plan.

    Shares Subject to
    Purchase Option.......    All shares subject to the AHMSA Creditor Voting
                              Trust (other than those in respect of the Converted Interest Series); the option may only be exercised for all of such shares and not in part.

    Exercise Price of the
    Purchase Option........   Prior to the first anniversary of the closing of
                              the restructuring plan pursuant to a formula set forth in the Stock Option Agreement, and described below under "Description of AHMSA
                              Creditor Voting Trust--Purchase Option."
                              Thereafter, the greater of the option price in the first year and 40.0% of the sum of six times
                              EBITDA (as defined) less specified indebtedness plus cash on hand.

Right of First Refusal......  The special purpose vehicle created by GAN that holds the purchase option will be granted a right to purchase any of our shares held by the AHMSA Creditor Voting Trust (other than shares corresponding to the Converted Interest Series of trust interests) that are proposed to be purchased by a third party, on the same terms as proposed by the third party.

    Right of First Refusal
    Period..................  From termination of the purchase option until the earlier of the fifth anniversary of the closing of the restructuring plan, or waiver of the right of first refusal by us.

    Non-cash consideration..  If the consideration proposed to be paid for our shares consists of something other than cash, then GAN's special purpose vehicle is obligated to pay the cash equivalent of such consideration (as agreed to by the AHMSA Creditor Voting Trust and GAN's special purpose vehicle, or as determined pursuant to the appraisal procedure set forth in the stock option agreement). Debt instruments delivered by the special purpose vehicle will be considered cash for purposes of this analysis to the extent that the instruments are guaranteed by an investment grade company.

Obligation of Holders of
Trust Interests.............  If for any reason either of the two purchase options or the right of first refusal is not enforceable against the AHMSA Creditor Voting Trust, each individual holder of trust interests agrees to have the two purchase options and the right of first refusal with respect to block trades apply directly to its interest in the AHMSA Creditor Voting Trust.

                         Registration Rights Agreement

   Upon the consummation of the restructuring plan, we, the AHMSA Creditor Voting Trust, the Supplemental Share Trust and each creditor who consents to the restructuring plan will enter into a Registration Rights Agreement which will provide for, among other things:

Registration of Trust
Interests by the AHMSA
Creditor Voting Trust.....    We have agreed to provide all information
                              required under applicable law in connection with up to two registrations of trust interests by the AHMSA Creditor Voting Trust, subject to customary blackout provisions. We have also agreed to pay certain fees and expenses in connection with such registrations, including up to U.S.$150,000 for fees and expenses for counsel to the voting trust trustee for the first registration and up to U.S.$50,000 for fees and expenses for counsel to the voting trust trustee for the second registration.

Demand Registration Rights..  We have also agreed to register the following securities under applicable Mexican or U.S. law, subject to customary blackouts, but in the case of registrations under paragraphs (a), (b) and
                              (c) below, no more than a total of two such demands may be made, and in the case of registrations under paragraph (d) below, no more than two such demands may be made:

                              (a) after the expiration of the purchase option,
                                 any of the shares subject to the AHMSA
                                 Creditor Voting Trust, other than the shares corresponding to the MICARE Series and the Converted Interest Series of trust interests;

                              (b) at any time after the expiration of the
                                 MICARE share repurchase option, the shares corresponding to the MICARE Series of trust interests;

                              (c) at any time, the shares corresponding to the
                                 Converted Interest Series of trust interests;
                                 and

                              (d) after a payment default, any of the shares
                                 held in the Supplemental Share Trust.

                              We have also agreed to pay certain fees and expenses in connection with each such registration, including up to U.S.$75,000 for fees and expenses for counsel to the Voting Trust Trustee, up to U.S.$50,000 for fees and expenses for counsel to the Supplemental Trust Trustee, and up to U.S.$125,000 for fees and expenses for counsel to holders of trust interests.

Piggyback Registration Rights We have also granted customary piggyback registration rights in connection with any registration by us of our own securities.

United States Federal Income Tax Considerations

   For a discussion of certain United States federal income tax consequences relating to the restructuring plan, see "Certain United States Federal Income Tax Considerations."

Treatment of Creditors Who Do Not Accept the Restructuring Plan

   Creditors who do not consent to the restructuring plan will not have their claims recognized by us, and will not receive any consideration pursuant to the terms of the restructuring plan upon the lifting of suspension of payments. Such non-consenting creditors will have the right following the lifting of suspension of payments to seek to enforce the pre-suspension of payments obligations owed to them. See Risk Factors--Additional Risks to Holders of Our Indebtedness Who Do Not Consent to the Restructuring Plan."

                                    General

The Steering Committee......  The steering committee of our general creditors, consisting of an informal, unofficial group of eight institutional holders of the claims against AHMSA (which collectively hold approximately 44.2% in principal amount of such claims) and the trustee for our old notes, was formed in an effort to engage in orderly negotiations with us. From June 1999 until the date hereof, the steering committee and its advisors met regularly with us and our representatives in order to review and finalize the restructuring of our indebtedness. In addition, the steering committee's advisors met regularly (with and without our representatives), with representatives of other large holders of claims against us to attempt to explain and negotiate the transaction so that the final documentation might be acceptable to the holders of those claims. Based on discussions with members of the steering committee of our general creditors, we believe that those members of the steering committee (other than Wells Fargo Bank Minnesota, N.A. in its capacity as trustee for our existing notes), which hold approximately U.S.$753.9 million in principal amount of our existing indebtedness, representing approximately 40.8% of the outstanding indebtedness, intend to consent to the restructuring plan, subject to satisfactory final documentation, and subject to our and our affiliates' promptly proceeding to implement the restructuring plan and lift our suspension of payments.

                              In addition, the steering committee will nominate the four initial AHMSA directors which the trustee of the AHMSA Creditor Voting Trust is entitled to designate and, together with us, will select our chief financial officer. The steering committee has informed us that they have conducted a search for qualified candidates for membership on the AHMSA Board of Directors and for the position of chief financial officer, and that the steering committee will formally make its selections prior to the lifting of suspension of payments.

                              The steering committee has informed us that, in the opinion of the steering committee, there is no legal relationship among the members of the steering committee or between the steering committee and other holders of claims against AHMSA (other than Wells Fargo Bank Minnesota, N.A., which acts as trustee for the old noteholders, and JPMorgan Chase Bank (as successor to Morgan Guaranty Trust Company of New
                              York), which acts as agent with respect to our secured export note facility). The steering committee, and its legal and financial advisors, do not purport to represent, in any capacity, other holders of claims against us. See "Risk Factors--Risks Arising from Our Capital Structure After Consummation of the Restructuring Plan--The steering committees are not acting in a fiduciary capacity on behalf of our creditors."

                              All information contained in this Prospectus and Consent Solicitation Statement relating to us and the restructuring plan was prepared and furnished by us. The steering committee, and its legal and financial advisors, disclaim any responsibility for the accuracy, completeness, nature, and form of presentation of such information. See "Description of Restructuring Plan--Negotiation of the Restructuring Plan" for a list of the members of the steering committee of our general creditors.

General Procedures for
Voting on the
Restructuring Plan........    In order to consent to or reject the
                              restructuring plan, a form of consent or master form of consent properly completed and duly executed by a current registered holder of old notes (including the forms of consent duly executed by its beneficial holders) and old loans must be received by the solicitation agent prior to the Expiration Time at its address set forth in "Consent Process--Solicitation Agent."

                              Beneficial holders of old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee may consent to the restructuring plan in one of two ways

                              . through such nominee by completing a form of
                                consent and returning it to such nominee, provided such nominee completes and delivers to the solicitation agent a master form of consent that reflects such vote; or

                              . directly, by completing a form of consent that
                                has been executed in blank by such nominee and forwarding it directly to the solicitation agent.

                              While each holder of old notes and old loans should check the appropriate box, any form of consent or master form of consent which is executed by a holder but does not indicate a consent or rejection of the restructuring plan will be counted as a consent to the restructuring plan. See "Consent Process."

                              Only creditors who affirmatively consent to the restructuring plan will receive the consideration described in this Prospectus and Consent Solicitation. Creditors who fail to submit a valid consent will be deemed to have rejected the restructuring plan.

Contents of the Form of
Consent and the Master
Form of Consent...........    The form of consent and master form of consent
                              will include:

                              . an agreement to be bound by the suspension of
                                payments settlement agreement;

                              . an appointment of designees of HSBC Financial
                                Services (Cayman) Limited, as co-trustee for the AHMSA Creditor Voting Trust, as attorneys-in-fact with the power to execute on such holders behalf certain agreements to be entered into among AHMSA, the AHMSA Creditor Voting Trust and such holders, including the Company Agreement, Stock Option Agreement, Share Transfer and Voting Agreement and Registration Rights Agreement;

                              . a consent (in its capacity as a shareholder of
                                Newco) to the merger with and into us and to the adoption of the new Estatutos;

                              . a form of letter of transmittal, which must be
                                completed by beneficial owners of old notes that consent to the restructuring plan in order to tender their beneficial interests in the old notes in exchange for restructuring plan consideration;

                              . in the case of holders of indebtedness other
                                than old notes, an election to receive new notes or new loans;

                              . in the case of MICARE creditors, an election to
                                receive Class B Loans or additional Class A
                                Loans; and

                              . a form of power of attorney and assignment,
                                which must be completed by holders of other outstanding indebtedness that consent to the restructuring plan in order to grant us the irrevocable right to retrieve the promissory notes evidencing such indebtedness from the Mexican court upon the closing of the restructuring plan.

Issues relating to the
Consent Process...........    All questions as to the validity of any form of
                              consent or master form of consent shall be determined by us in our reasonable discretion.
                              See "Consent."

Expiration Time.............  5:00 p.m. New York City time,           , unless
                              extended by AHMSA.

Solicitation Agent..........  The Weston Group.

Revocation of Consents......  Forms of consent or master forms of consent may be revoked, subject to the procedures described herein, at any time prior to the Expiration Time.

                         Summary Financial Information

   Except as indicated, the following summary selected financial information is derived from the Company's audited and unaudited consolidated financial statements included elsewhere in this Prospectus and Consent Solicitation. This information should be read in conjunction with, and is qualified in its entirety by reference to, the Company's audited consolidated financial statements for the years ended December 31, 1998, 1999 and 2000 (the "Audited Financial Statements") and unaudited consolidated financial statements for the six month periods ended June 30, 2000 and 2001 (the "Unaudited Financial Statements"). The Audited Financial Statements and the Unaudited Financial Statements were prepared in accordance with Mexican GAAP, which differs in significant respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Note 21 to the Audited Financial Statements and the Unaudited Financial Statements provides a description of the principal differences between Mexican GAAP and U.S. GAAP, as they relate to the Company, and a reconciliation to U.S. GAAP of consolidated net income (loss) and total shareholders' equity.

   See "Management's Discussion and Analysis of Financial Condition and Results of Operations--General--Inflation," for a discussion of the impact of inflation on the Company's financial statements.

   Unless otherwise stated, the Audited Financial Statements and all financial and operating data in this Prospectus and Consent Solicitation do not reflect the results of operations of the galvanizing and painting plant (the "Galvanizing Plant") or Aceros Nacionales, S.A. de C.V. ("ANSA") between January 1, 1996 and December 31, 1998. These results are reflected in the item "Discontinued Operations." The Galvanizing Plant was sold on January 28, 1999 and ANSA was sold on January 29, 1999. See Note 5 to the Audited Financial Statements.

                                                                  Audited (1)                             Unaudited (1)
                                                            Year Ended December 31,                 Six Months Ended June 30,
                                               ------------------------------------------------  ------------------------------
                                                 1996      1997      1998      1999      2000      2000     2001        2001
                                               --------  --------  --------  --------  --------  --------  -------  ------------
                                                    (millions of constant Mexican pesos with purchasing power       (millions of
                                                           as of June 30, 2001, except for Other Data)              US$, except
                                                                                                                     for Other
                                                                                                                      Data)(2)
Income Statement Data:
Mexican GAAP:
Net Sales..................................... 18,162.4  17,269.0  16,159.8  13,359.9  12,805.7   6,815.1  5,020.0      554.1
Cost of Sales................................. 12,414.8  12,274.6  11,711.0  10,108.8   9,633.7   4,799.7  4,468.6      493.2
Depreciation(3)...............................  1,328.2   1,258.0   1,293.0   1,286.4   1,189.1     607.8    607.4       67.1
Gross Profit..................................  4,419.4   3,736.4   3,155.8   1,964.7   1,982.9   1,407.6    (56.0)      (6.2)
Selling, General and Administrative Expenses..  1,115.3   1,047.0   1,015.7     927.2     766.0     400.3    327.3       36.1
Operating Income (Loss).......................  3,304.1   2,689.4   2,140.1   1,037.5   1,216.9   1,007.3   (383.3)     (42.3)
Financing and Related Costs
  Interest Income.............................   (461.1)   (215.0)   (241.1)   (109.4)   (104.3)    (23.8)   (22.4)      (2.5)
  Interest Expense............................  2,505.0   2,506.5   2,825.1   1,947.3   1,100.5     454.1    429.0       47.4
  Foreign Exchange (Gain) Loss................     30.5     208.0   4,287.4  (1,177.0)     72.9      19.2    (56.9)      (6.3)
  (Gain) from Monetary Position............... (4,218.3) (2,405.9) (3,538.4) (2,684.9) (2,091.7) (1,095.1)  (498.5)     (55.0)
Net Financing Result.......................... (2,143.9)     93.6   3,333.0  (2,024.0) (1,022.6)   (645.6)  (148.8)     (16.4)
Other Expense (Income), Net...................     50.5     (40.5)    502.0   1,573.9     294.5      40.4    294.3       32.5
Cost of Inactive Plant(3).....................       --        --      71.3      68.3        --        --       --         --
Income (Loss) Before Taxes and Employee Profit
 Sharing and Results of Associated Companies..  5,397.5   2,636.3  (1,766.2)  1,419.3   1,945.0   1,612.5   (528.8)     (58.4)
Income and Asset Taxes........................     14.9      13.9       2.7      17.0     771.8     607.1     12.9        1.4
Employee Profit Sharing.......................     58.8      20.1      20.7      21.0      12.8      12.4      2.2        0.2
Income (Loss) Before Results of Associated
 Companies....................................  5,323.8   2,602.3  (1,789.6)  1,381.3   1,160.4     993.0   (543.9)     (60.0)
Results of Associated Companies(4)............     15.8      18.4      (0.7)     37.7      (8.3)      0.2     (0.9)      (0.1)
Extraordinary Items(5)........................    786.2    (574.8)       --        --        --        --       --         --
Discontinued Operations(6)....................    161.3    (258.4)   (540.0)    (25.6)       --        --       --         --
Net Income (Loss).............................  6,287.1   1,787.5  (2,330.3)  1,393.4   1,152.1     993.2   (544.8)     (60.1)
U.S. GAAP:
Net Sales..................................... 18,162.4  17,269.0  16,159.8  13,359.9  12,805.7   6,815.1  5,020.0      554.1
Operating Income (Loss).......................  1,935.5   1,924.5     859.2     690.2     787.8     799.0   (706.0)     (77.9)
Net Income (Loss)(7)..........................  1,922.1   1,453.2  (2,123.0)  1,428.0   1,111.0   1,199.0   (753.0)     (83.1)
Other Data:
Mexican GAAP:
Basic Earnings (Loss) per Share(8)(9).........     14.1       6.7      (4.8)      3.9       3.2       2.8     (1.5)      (0.2)
Basic Earnings (Loss) per ADS(8)(9)...........     70.9      33.4     (23.9)     19.5      15.8      14.0     (7.5)      (0.8)
Weighted Average Shares Outstanding (000s)(9).  388,375   386,462   376,428   362,298   357,873   357,873  357,873    357,873
U.S. GAAP:
Basic Earnings (Loss) per Share(8)(9).........      5.0       3.8      (5.6)      3.9       3.1       3.3     (2.1)      (0.2)
Basic Earnings (Loss) per ADS(8)(9)...........     25.0      19.0     (28.0)     19.5      15.5      16.5    (10.5)      (1.0)
Weighted Average Shares Outstanding (000s)(9).  388,375   386,462   376,428   362,298   357,873   357,873  357,873    357,873

--------
(1) Totals may vary due to rounding.
(2) U.S. dollar amounts provided are translations from the peso amounts, solely for the convenience of the reader, at an exchange rate of Ps.9.0600 per U.S. dollar, the noon buying rate as published by the Federal Reserve for Mexican pesos on June 30, 2001. The U.S. dollar-peso exchange rate has been volatile in recent years. Accordingly, the translation to dollars at the June 30, 2001 exchange rate may not accurately represent the financial condition of the Company in U.S. dollar terms as of the present date.
(3) Cost of inactive plant is not deducted in calculating depreciation in the Mexican GAAP financial statements but is deducted in calculating depreciation under U.S. GAAP. In the Mexican GAAP financial statements, only depreciation charges related to plant in full current use and the utilized portion of plant operating at less than full capacity are charged against the Company's ordinary operations and are a component of operating income.
(4) Represents our income (losses) in companies in which we have a minority interest.
(5) The extraordinary income recorded in 1996 resulted from the prepayment at a discount of certain of the Company's long-term debt; the amount shown is net of income tax and employee profit sharing. The extraordinary expense reported in 1997 was caused by a change in accounting policy which resulted in the write-off of the unamortized balance of deferred technical assistance fees payable to Hoogovens.
(6) For a complete description of what is included in discontinued operations as of December 31, 1998 and 1999, see Note 5 to the Audited Financial Statements.
(7) For a discussion of the principal differences between the Company's net income under Mexican and U.S. GAAP, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--U.S. GAAP Reconciliation."
(8) Basic earnings (loss) in each period is calculated by subtracting extraordinary items from majority net income (loss), in each case according to Mexican or U.S. GAAP, as the case may be. See Notes 7 o) and 21 to the Audited Financial Statements.
(9) Basic earnings (loss) per share in each period is calculated by dividing basic earnings (loss) by the weighted average number of shares outstanding during such period. Basic earnings (loss) per ADS is calculated by multiplying basic earnings (loss) per share by five, to reflect the ratio of five shares of Common Stock per ADS.

                                                             Audited (1)                        Unaudited (1)
                                                          As of December 31,                   As of June 30,
                                           ------------------------------------------------ ---------------------
                                             1996      1997      1998      1999      2000     2001       2001
                                           --------  --------  --------  --------  -------- -------- ------------
                                           (millions of constant Mexican pesos with purchasing power (millions of
                                                             as of June 30, 2001)                       US$(2)
Balance Sheet Data:
Mexican GAAP:

Assets
Cash and Cash Equivalents.................    429.8     503.0     404.1      93.5     162.2    121.0      13.4
Trade Accounts Receivable, Net............  1,994.3   2,316.6   2,131.9   1,845.2   1,461.5  1,098.4     121.2
Due from Affiliated Companies.............    564.0     564.2     344.9     257.4     400.8    160.0      17.8
Inventories...............................  5,241.0   5,276.9   5,094.6   3,697.4   3,464.7  3,435.0     379.1
Other Current Assets......................    465.5     518.2   1,803.7     336.5     295.0    306.7      33.8
Total Current Assets......................  8,694.6   9,178.9   9,779.2   6,230.0   5,784.2  5,121.1     565.3
Other Long-Term Receivables(3)............  1,393.3   1,440.5   1,208.7     921.0     822.0    710.3      78.4
Property, Plant and Equipment, Net........ 31,694.7  31,473.8  31,516.7  27,911.0  26,256.0 25,140.5   2,774.9
Deferred Charges, Net.....................  1,030.8   1,477.0   2,204.4   2,374.1   2,315.0  2,136.1     235.7
Total Assets.............................. 42,813.4  43,570.2  44,709.0  37,436.1  35,177.2 33,108.0   3,654.3

Liabilities and Shareholders' Equity
Short-Term Debt(4)........................ 18,882.9  20,753.1  23,350.5  17,923.0  16,514.1 16,211.2   1,789.3
Interest Payable..........................    210.9     343.2     427.5     786.0     809.0    830.0      91.6
Due to Suppliers and Contractors..........  2,558.3   2,823.9   2,570.4   1,960.0   2,050.0  2,067.2     228.1
Taxes Payable.............................    162.3     230.9     427.3     228.0     172.6    299.5      33.1
Due to Affiliated Companies...............     15.0       2.3      83.4      25.0      30.0     33.2       3.6
Other Payables............................  1,530.0   1,269.4   1,928.4   2,704.0   1,856.8  1,958.0     216.1
Total Current Liabilities................. 23,359.4  25,422.8  28,787.5  23,626.0  21,432.5 21,399.1   2,361.8
Long-Term Debt............................       --        --        --     450.0     208.0     91.9      10.1
Due to Affiliated Companies...............    269.9        --        --        --        --       --        --
Other Long-Term Liabilities(5)............    686.4   1,087.3   1,601.1   1,286.0   5,487.7  4,753.0     524.6
Total Liabilities......................... 24,315.7  26,510.1  30,388.6  25,362.0  27,128.2 26,244.0   2,896.5
Majority Shareholders' Equity............. 18,493.2  17,056.0  14,291.8  12,045.5   8,022.0  6,847.0     755.8
Minority Interest in Subsidiaries.........      4.5       4.1      28.6      28.6      27.0     17.0       2.0
Total Liabilities and Shareholders' Equity 42,813.4  43,570.2  44,709.0  37,436.1  35,177.2 33,108.0   3,654.3
U.S. GAAP:
Total Assets.............................. 43,494.9  43,106.9  46,215.0  41,159.5  39,924.7 38,689.2   4,270.3
Shareholders' Equity(6)................... 10,354.7  11,769.4   8,258.0   8,371.0   8,645.0  7,948.0     877.3

--------
(1) Totals may vary due to rounding.
(2) U.S. dollar amounts provided are translations from the peso amounts, solely for the convenience of the reader, at an exchange rate of Ps.9.0600 per U.S. dollar, the noon buying rate for Mexican pesos as published by the Federal Reserve on June 30, 2001. The U.S. dollar-peso exchange rate has been volatile in recent years. Accordingly, the translation to dollars at the June 30, 2001 exchange rate may not accurately represent the financial condition of the Company in U.S. dollar terms as of the present date.
(3) Includes employee housing developments and equity in affiliated companies.
(4) Reflects on a pro forma basis the acceleration of the maturity of the long-term debt due to the suspension of payments.
(5) Includes retirement and pension plans and seniority premiums of Ps.533.6 million as of December 31, 1996, Ps.968.1 million as of December 31, 1997, Ps.969.4 million as of December 31, 1998, Ps.1,052.5 million as of December 31, 1999 and Ps.1,206.8 million as of December 31, 2000. Also includes Ps.3,789.7 of deferred income tax liability as of December 31, 2000. See
    Note 7a) to our audited consolidated financial statements for the years ended December 31, 1998, 1999 and 2000.
(6) Shareholders' equity under U.S. GAAP principally reflects the adjustments for deferred income taxes, employee profit sharing and restatement of machinery and equipment.

                                 RISK FACTORS

   Consenting to the Restructuring Plan described in this Prospectus and Consent Solicitation is highly risky. You should consider carefully the risk factors described below and the information included in the rest of this Prospectus and Consent Solicitation before deciding whether to consent to the restructuring plan. We have grouped these risks into the following general categories:

    .  Risks Arising from the Failure to Consummate the Restructuring Plan

    . Additional Risks to Holders of Our Indebtedness Who Do Not Consent to the Restructuring Plan

    . Risks Arising from Our Capital Structure After Consummation of the Restructuring Plan

    . Additional Risks to Holders of Common Stock and Trust Interests After Consummation of the Restructuring Plan

    .  Risks Arising from Our Steel and Steam Coal Business in Mexico

    .  Market Risks

    .  Other Risks

Risks Arising from the Failure to Consummate the Restructuring Plan

If the restructuring plan is not consummated, we may be forced to negotiate a new restructuring plan, our assets may be seized for unpaid taxes or we may be declared bankrupt and forced to liquidate our assets

   If the restructuring plan is not consummated, all agreements reached between our creditors and us described in this Prospectus and Consent Solicitation would be unenforceable. In that case, in our opinion, we would have only three alternatives. First, we could remain in suspension of payments. However, since we entered into suspension of payments we have not generated positive cash flow, and as of September 30, 2001 we have defaulted in the payment of over Ps.260.0 million in withholding taxes. Thus, unless either (a) we obtain additional financing and experience an improvement in our operations or (b) there is a general increase in steel prices, we believe that remaining in suspension of payments will eventually result in either a shut-down of our operations and a distress sale of our assets not as a going concern or seizure of our assets by the Mexican government for nonpayment of taxes. Moreover, were we to be able to remain in suspension of payments indefinitely, we would not be obligated to make any payments with respect to our pre-suspension of payments indebtedness. Second, we could seek to negotiate a different restructuring proposal with the steering committee of our creditors; however the steering committee has informed us that they are unwilling to accept any further economic changes to the restructuring plan unless the creditors receive additional concessions regarding equity interests, governance rights and changes in management that are unacceptable to our controlling stockholder. Third, we could seek a sale of the company, which has been done without the receipt of an offer acceptable to our controlling stockholder. Under each of these three alternatives, it is likely that the creditors would receive less than they would pursuant to the restructuring plan proposed in this Prospectus and Consent Solicitation. See "Description of Restructuring Plan."

Additional Risks to Holders of Our Indebtedness Who Do Not Consent to the Restructuring Plan

We are limited in our ability to incur indebtedness to pay the obligations of holders of our indebtedness who do not consent to the restructuring plan

   Under the terms of the new indenture and the new credit agreement, we are prohibited from incurring indebtedness for the purpose of making payments to the holders of our outstanding indebtedness who fail to accept the restructuring plan, except pursuant to a final court judgment, or with the consent of a majority of our directors, including a majority of those directors nominated by the AHMSA Creditor Voting Trust.

Holders of the old notes who do not consent to the restructuring plan will have the terms of their securities altered

   Upon consummation of the restructuring plan, substantially all of the covenants and events of default (other than for non-payment) in the indentures for the old notes will be eliminated. See "Proposed Amendments to Old Note Indentures." The elimination of these provisions will permit us to take actions that could increase the credit risks faced by the holders of the remaining old notes, adversely affect the market prices of the old notes or otherwise be adverse to the interests of the holders of the remaining old notes. The continuing payment default, the limited principal amount of old notes outstanding and the changes to the indenture for the old notes are likely to have an adverse affect on the trading prices, if any, for the old notes.

Holders of our old indebtedness who do not consent to the restructuring plan must initiate new actions to enforce their claims

   Holders of our old indebtedness who do not consent to the restructuring plan must initiate new actions to enforce their claims; the filing of a proof of claim in connection with the suspension of payments obtained by us on May 25 and May 28, 1999 will be of no further effect upon consummation of the restructuring plan. However, the trustee for the old notes has informed us that it intends to institute a new legal action immediately following consummation of the restructuring plan to enforce the rights of old note holders who do not consent to the restructuring plan. We intend to vigorously defend against any such claims.

Risks Arising from Our Capital Structure After Consummation of the Restructuring Plan

Our independent auditors' report reflects our auditors' uncertainty regarding our ability to continue as a going concern

   The report of independent auditors on our consolidated financial statements for the year ended December 31, 2000 contains an explanatory paragraph regarding our need for additional financing and indicating substantial doubt about our ability to continue as a going concern because of our suspension of payments and liquidity problems. Although we believe that the restructuring plan will provide us with the opportunity to address the concerns raised by our independent auditors, there can be no assurance that changes in our business, financial conditions, results of operations and cash flow, or in business conditions or outlook during 2001 or 2002 will alleviate the substantial doubts about our ability to continue as a going concern. Accordingly, we may not be able to continue as a going concern and our auditors' opinion may continue to include an explanatory paragraph in the future.

Even after the restructuring plan is implemented, we will be highly leveraged, and we will not be able to meet our restructured obligations unless we experience a substantial improvement in our financial condition, results of operations and cash flow

   After implementation of the restructuring plan, we will continue to have a high level of indebtedness and we will not be able to meet our restructured obligations unless we experience a substantial improvement in our financial condition, results of operations and cash flow.

On a pro forma historical basis, we would already have been in default of our obligations under the restructured indebtedness

   Upon consummation of the restructuring plan, we will have outstanding combined long-term indebtedness in the principal amount of approximately U.S.$1,193.8 million. The following chart shows certain important pro forma credit statistics based on the assumption that we had completed the restructuring plan as of the dates or at the beginning of the periods specified below and applied the proceeds as the restructuring plan contemplates:

                                                         Pro Forma
                                                    At December 31, 2000
                                                    --------------------
                                                       (in millions)
     Total indebtedness............................     U.S.$1,222.4
     Total combined equity.........................     U.S.$1,418.3

                                                     For the Year Ended
                                                     December 31, 2000
                                                    --------------------
     On a pro forma basis, earnings would have been
       insufficient to cover fixed charges by......     U.S.$83.3(1)

(1) "Fixed charges" represent interest expense relating to any indebtedness whether expensed or capitalized.

For the twelve months ended December 31, 2000 (on a pro forma basis), our earnings would have been insufficient to cover our fixed charges by approximately U.S.$83.3 million.


We will not be able to meet our restructured obligations unless we experience a substantial improvement in our financial condition, results of operations and cash flow

   Our ability to service the new notes and the new loans will be dependent upon us experiencing a substantial improvement in our financial condition, results of operations and cash flow, which in turn will depend upon financial, business, competitive, regulatory and other factors affecting us and the steel industry in general, as well as prevailing economic conditions, some of which are beyond our control. Such an improvement is possible if all of the following occur:

  . a 25% increase in steel prices in 2002, with additional increases throughout the term of the restructured obligations;

  . the sale of coal from a mine for which we have not obtained the necessary mining concessions;

  . commencing in 2004 the sale of approximately U.S.$12.5 million of coal to an energy plant that is not yet permitted, constructed or financed;

  . the availability of up to U.S.$130.0 million of customer advances and the ability to incur U.S.$45.0 million of additional indebtedness in 2003;

  . no material increase in interest rates over the term of the restructured obligations; and

  . continued accelerated collection of accounts receivable without the continuation of historically high prepayment discounts to customers.

   If one or more of the preceding events do not occur, then it is likely that we will not be able to meet our restructured obligations. In that event, we could be forced to seek further protection under, or our creditors could involuntarily force us into insolvency proceedings under the recently adopted Law of Mercantile Insolvency Proceedings, which is substantially less favorable to debtor companies than the current suspension of payments law under which we are operating. We would then have to either negotiate a new restructuring plan or we may be declared bankrupt, thereby forcing us to liquidate our assets.

Even if we are able to meet the payment obligations of our restructured indebtedness, the high level of debt service will have an adverse impact on our business operations.

   As a result of our high level of debt:

    . We may be unable to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes.

    . A major portion of our cash flow must be dedicated to the repayment of indebtedness which will reduce the amount of cash we will have available for other purposes.

    . We may be disadvantaged when compared to our competitors if they are operating on a less leveraged basis.

    . Our ability to adjust to changing market conditions and our ability to withstand competition may be hampered by the amount of debt we owe.

    . We may be more vulnerable in an economic downturn than less leveraged companies.

   In the event that we are unable to service our debt, we may be forced to (1) reduce or delay acquisitions and capital expenditures, (2) sell assets, (3) restructure or refinance our indebtedness, or (4) seek equity capital. We may not be able to successfully implement any of these strategies, which will be limited by the terms of our new indebtedness, Estatutos and agreements with the AHMSA Creditor Voting Trust. If we do not develop a successful strategy to respond to liquidity problems, we may become unable to respond to changing business and economic conditions, fund capital expenditures, make future acquisitions, absorb negative operating results and make payments on the indebtedness to be issued under the restructuring plan.

Even if the restructuring plan is implemented, we may not generate sufficient cash flow to pay delinquent withholding taxes to the Mexican government and, as a result, Mexican tax authorities may seize our assets

   We are currently delinquent in the payment of withholding taxes for 2001 to the Mexican government in an amount in excess of Ps.260.0 million as of September 30, 2001. Although we anticipate that we will be able to satisfy delinquent tax payments prior to the consummation of the restructuring plan and avoid such delinquencies in the future if the restructuring plan is consummated, there can be no assurance that we will be able to generate the funds necessary to do so. Our ability to make these payments will depend upon the success of our operations, and such success will depend upon financial, business, competitive, regulatory and other factors affecting us and the steel industry in general, as well as prevailing economic conditions, some of which are beyond our control. There can be no assurance, however, that the anticipated results will occur. Continued failure to make these delinquent payments, or failure to make withholding tax payments in the future, could result in the seizure of our assets by Mexican tax authorities. Under Mexican law, if our assets are seized by Mexican tax authorities, the claim of such authorities with respect to our assets could take priority over claims of holders of our indebtedness, including the new loans and the new notes.

The restrictions on the conduct of our business imposed by the terms of our agreements may prevent us from fulfilling our obligations under our new notes and new loans

   The indenture for the new notes will impose certain limitations on our ability to, among other things, incur additional indebtedness, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, merge or consolidate or sell all or substantially all of our assets. If we fail to comply with these covenants, we would be in default under the new indenture and the principal and accrued interest on the new notes would become due and payable. In addition, the new credit agreement contains other more restrictive covenants, including the requirement to maintain specified financial ratios and satisfy certain financial conditions and operating tests. Our ability to meet those financial ratios and tests may be affected by events beyond our control and there can be no assurance that we will meet those ratios and tests. Both the new indenture and the new credit agreement require us to comply with the terms of our agreements with the AHMSA Creditor Voting Trust. A breach of any of these covenants could result in a default under the new credit agreement and the new indenture. If such defaults occur, the creditors could declare all principal and interest on the new notes and new loans immediately payable and, if we were unable to repay such amounts, the creditors could proceed against their collateral. If the indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay in full that indebtedness and other indebtedness.

   The new Estatutos will also impose limitations on our ability to, among other things, incur indebtedness, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, merge or consolidate or sell all or substantially all of our assets, without the consent of a majority of the directors nominated to AHMSA's Board of Directors by the AHMSA Creditor Voting Trust or in certain circumstances, the holders of a majority of the voting interests in the AHMSA Creditor Voting Trust. In the event we propose to engage in a transaction that is otherwise restricted by the new indenture, the new credit agreement, the new Estatutos or our arrangements with the AHMSA Creditor Voting Trust, we will be required to obtain the consent of each of those constituencies. Obtaining such consent may entail substantial delay and expense, and any one of these constituencies may withhold its consent. In that event we may not be able to engage in a transaction that is otherwise beneficial to us or required to maintain our business or our ability to service our indebtedness and other obligations.

We have a history of failing to comply with the restrictive covenants relating to our indebtedness

   The indenture for the new notes and the new credit agreement will contain certain restrictive covenants relating to our operations, including restrictions on incurrence of indebtedness, entering into transactions with affiliates and the making of restricted dividends and distributions. While we fully intend to comply with the covenants in the new indenture and the new credit agreement if the restructuring plan is implemented, we failed to comply with similar covenants relating to our outstanding notes and outstanding credit facilities even before we experienced liquidity problems. In general, operating management has not changed since the date of such defaults. If we fail to comply with covenants under our new indenture and our new credit agreement, the holders of our new notes and new loans could declare all principal and interest on the new notes and new loans immediately payable and, if we were unable to repay such amounts, such creditors could accelerate the maturity of the indebtedness owed to them, proceed against their collateral, and exercise other remedies. If the indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay in full that indebtedness, our employees' claims and other indebtedness.

   In addition, when negotiating the terms of the restructuring plan with the steering committee of our creditors, we agreed in principle that the aggregate principal amount of the new Class B Loans and new Series B Notes issued to our creditors would be U.S.$180.0 million less 1.5 times the amount of any net proceeds from the sale of the Subject Assets prior to the closing of the restructuring plan and that such proceeds would be paid to the creditors at closing. We have used, and expect that we will continue to use, all net proceeds from the sale of non-core assets received prior to the closing to fund current operations. The steering committee has asserted that such use of proceeds constitutes a breach of our agreement in principle.

If you consent to the restructuring plan and the restructuring plan is approved and implemented, you will lose all of your existing contractual rights

   If you consent to the restructuring plan and the restructuring plan is approved and implemented, you will be required to exchange your old notes or old loans, as the case may be, for the restructuring plan consideration described in this Prospectus and Consent Solicitation. As a result, you will lose the specific rights that you may currently have as a holder of the old notes or old loans, except for holders of secured debt whose security interest is recognized in our suspension of payments proceeding who will maintain a priority right to repayment from the proceeds of sale of their identified collateral. The new credit agreement and new indenture also contain releases of us, our affiliates and the steering committee and their respective advisors and representatives for all actions prior to the lifting of suspension of payments. For a comparison of the rights with respect to the old notes and the new notes, see "Summary--Comparison of Terms of the Old Notes and the New Notes," "Description of New Notes," "Annex I--Description of Old Senior Notes," and "Annex II--Description of Old Discount Convertible Notes." In addition, as a holder of an interest in the AHMSA Creditor Voting Trust, you will be vulnerable to decreases in the value of your investment in the event that future adverse developments in our business occur. For a description of your rights as a holder of interests in the AHMSA Creditor Voting Trust, see "Description of AHMSA Creditor Voting Trust."

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The security for the new notes and the new loans may not be sufficient to pay outstanding obligations with respect to the new notes and the new loans

   The new notes and the new loans will be fully and unconditionally guaranteed by our significant subsidiaries (the guarantee of each significant subsidiary will be released upon the sale or other disposition of such significant subsidiary in accordance with the new credit agreement and the new indenture to an entity which is not AHMSA or a restricted subsidiary of AHMSA) and secured by a grant of a security interest in substantially all of our assets and the assets of the subsidiary guarantors located in the United States (if any) and all of the following assets located in Mexico: (i) all real estate and equipment owned by us; (ii) all shares directly owned by us; (iii) subject to the consent of CFE and certain U.S. dollar limitations, all accounts receivable from CFE; (iv) all Mexican trademarks; and (v) the Subject Assets; (vi) certain exploitation concessions and/or rights relating to, among other things, natural resources and certain exploration concessions and/or rights; and (vii) insurance policies related to the above. If an event of default occurs with respect to the new notes or the new loans, proceeds from foreclosure on the secured assets will be shared ratably among the holders of the new notes and the holders of the new loans (provided that certain debt holders will have priority over certain assets). There can be no assurance that a foreclosure on our secured assets and those of our subsidiary guarantors would produce proceeds in an amount that would be sufficient to pay the principal of, and accrued unpaid interest on, the new notes and the new loans after the employees' claims, which are entitled to statutory priority, are paid in full. Moreover, the ability of our subsidiary guarantors to make payments pursuant to the guarantees they provide will be subject to the same factors affecting our ability to make payments on the new notes and new loans.

The steering committees are not acting in a fiduciary capacity on behalf of our creditors

   A steering committee of our creditors, which collectively holds approximately 40.8% in principal amount of claims against us, has negotiated the terms of the restructuring plan with us. Based on discussions with members of the steering committee of our general creditors, we believe that those members of the steering committee (other than Wells Fargo Bank Minnesota, N.A. in its capacity as trustee for our existing notes), which hold approximately U.S.$753.9 million in principal amount of our existing indebtedness, representing approximately 40.8% of the outstanding indebtedness, intend to consent to the restructuring plan, subject to satisfactory final documentation, and subject to our and our affiliates' promptly proceeding to implement the restructuring plan and lift our suspension of payments. That steering committee together with the steering committee for our senior export note facility have also informed us, however, that in their opinion there is no legal relationship among members of the steering committees or among the steering committees and you (other than Wells Fargo Bank Minnesota, N.A., which acts as trustee for the old note holders, and JPMorgan Chase Bank, which acts as agent with respect to our secured export note facility). The steering committee and its legal and financial advisors do not otherwise purport to represent you in any capacity and expressly disclaim any fiduciary, agency or other obligation or responsibility to you. By consenting to the restructuring plan, you are agreeing to the release of us and the steering committees contained in the new indenture and the new credit agreement. All information contained in this Prospectus and Consent Solicitation relating to us and the restructuring plan was prepared and furnished by us. The steering committees and their legal and financial advisors disclaim any responsibility for the accuracy, completeness, nature and form of presentation of such information. There can be no assurance that interests of the steering committees members in voting to accept the restructuring plan are consistent with your interests.

Interest Rate Fluctuations

   After consummation of the restructuring plan, substantially all of our indebtedness will bear interest at variable rates. In addition, our ability to hedge future fluctuations in interest rates is limited by the new indenture and new credit agreement. As a result, future fluctuations in interest rates may have a material impact on the amounts of interest that we have to pay, and our interest payments may increase significantly in the future without a corresponding increase in revenue, cash flow, or net income.

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Holders of our indebtedness who do not consent to the restructuring plan may seek to enforce their rights under existing agreements, which could have a material adverse effect on our business and financial condition

   Holders of our indebtedness who do not consent to the restructuring plan will not receive any consideration pursuant to the restructuring plan. After the lifting of our suspension of payments, such holders will have the right to enforce their agreements as they existed prior to the commencement of the suspension of payments. These holders could seek to collect the amount outstanding under such agreements, and could seek to attach our assets or could seek other judicial relief. We have been informed by the trustee for our old senior notes and old discount convertible notes that upon the lifting of our suspension of payments, they intend to commence an action seeking payment of all of the old senior notes and old discount convertible notes that did not consent to the restructuring plan. We may not have the financial resources to pay any such claims, and the payment of the claims or any judicial relief that such holders are able to obtain could have a material adverse effect on our financial condition and results of operations. In addition, under the terms of the new indenture and the new credit agreement we are prohibited from incurring indebtedness for the purpose of making any payments to the holders of our outstanding indebtedness who fail to consent to the restructuring plan, except pursuant to a final court judgment, or with the consent of a majority of our directors nominated by the AHMSA Creditor Voting Trust.

   It is a condition to the consummation of the restructuring plan that holders of no more than U.S.$25.0 million of claims against us fail to accept the restructuring plan; however, such condition may be waived by us with the consent of the holders of a majority of the claims against us.

Holders of our existing indebtedness may be subject to adverse tax consequences from the restructuring plan.

   U.S. and non-U.S. holders of our existing indebtedness should consult their tax advisors regarding the tax implications of the restructuring plan under Mexican and their own local tax laws.

   Under certain circumstances the exchange of existing indebtedness for the consideration described in this Prospectus and Consent Solicitation will be a taxable event for U.S. holders upon which gain (but not loss) may be recognized.

   Due to the original issue discount expected in respect of the indebtedness to be issued as part of the restructuring plan, holders who consent to the restructuring plan will be required to report interest income for U.S. federal income tax purposes in advance of their receipt of cash interest. If either the new indebtedness, or the old indebtedness for which it is exchanged is publicly-traded (within the meaning of the applicable Treasury Regulations), the holder of such indebtedness may have income inclusions as a result of the original issued discount that are substantially greater than the amount of cash interest received by the holder.

   In addition, the cash payments to be received in connection with the restructuring plan may be treated by taxing authorities as additional interest or fee income subject to ordinary income tax, as opposed to consideration received in exchange, which would be subject to potentially lower, capital gains tax.

Additional Risks to Holders of Common Stock and Trust Interests After Consummation of the Restructuring Plan

After implementation of the restructuring plan, we will continue to be controlled by GAN

   We are currently a majority owned subsidiary of GAN, and after the closing of the restructuring plan we will continue to be controlled by GAN. There can be no assurance that GAN will exercise its rights as our controlling shareholder in a manner consistent with your interests. By virtue of its ownership of our common stock and the existence of certain common officers and employees, GAN is in a position to influence our actions for its own benefit. Alonso Ancira, the Vice Chairman of the Board and Chief Executive Officer of our company and certain of our subsidiaries, is the vice chairman of the board and chief executive officer of GAN and, together with his family, owns a 50% interest in GAN. In addition, certain of our executive officers and employees are present or former employees of GAN.

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   As part of the restructuring plan, we will enter into an agreement with GAN under which GAN will agree to transfer shares of AHMSA common stock owned by GAN to the Supplemental Share Trust in an amount equal to 20% of our outstanding shares of common stock to secure certain of our indebtedness in exchange for annual payments of U.S.$20 million. In addition, we will continue to engage in certain transactions with GAN and GAN affiliates.

After implementation of the restructuring plan, the AHMSA Creditor Voting Trust will have a veto right over certain of our actions and the parties in control of the AHMSA Creditor Voting Trust may have different incentives than other holders of the trust interests

   As part of the restructuring plan, we will agree not to enter into certain transactions without the prior approval of at least three of our directors nominated by the AHMSA Creditor Voting Trust, or, in certain circumstances, the approval of the holders of 61% of our outstanding capital stock, which effectively requires the consent of a majority of the voting interests in the AHMSA Creditor Voting Trust. Only holders of voting interests as of the date of the closing of the restructuring plan (subject to certain ownership limits) or holders receiving voting interests in the AHMSA Creditor Voting Trust upon the transfer of AHMSA common stock to the AHMSA Creditor Voting Trust in connection with the converted interest option and transferees receiving such voting interests which are affiliates of such holders or which are receiving such voting interests in connection with a transfer by such holders of a proportional amount of our new notes and new loans will have the right to vote their interests in the AHMSA Creditor Voting Trust. As a result, the holders of voting interests may vote such interests to protect their positions as holders of our indebtedness and not approve actions that, in our view, would be in the best interest of our stockholders.

If the AHMSA Creditor Voting Trust is classified as an Investment Company under the U.S. Investment Company Act, the AHMSA Creditor Voting Trust could be limited in its ability to exercise governance rights

   The AHMSA Creditor Voting Trust is being formed as a trust to concentrate the voting power of the shares of common stock to be issued to our creditors under the restructuring plan. As such, the AHMSA Creditor Voting Trust believes that it is exempt from the requirements of the United States Investment Company Act of 1940, as amended, by virtue of a provision exempting voting trusts from the application of such statute. There is, however, little case law or interpretive guidance relating to such exemption. If the AHMSA Creditor Voting Trust were deemed to be an unregistered investment company not exempt from the requirements of the Investment Company Act, then the AHMSA Creditor Voting Trust could be limited in its ability to exercise certain of the governance rights afforded to it and its rights under the registration rights agreement and certain other agreements to be entered into in connection with the restructuring plan. If the AHMSA Creditor Voting Trust is determined to be an unregistered investment company under the Investment Company Act, holders of trust interests will be deemed to have entered into a shareholders agreement with voting provisions substantially the same as those that governed the AHMSA Creditor Voting Trust.

Risks Arising from Our Steel and Coal Business in Mexico

Our financial condition, results of operations, and cash flow have continued to deteriorate since we entered suspension of payments and there can be no assurance that a lifting of suspension of payments will reverse those trends

   Notwithstanding the relief from debt service and collection actions afforded by the suspension of payments proceeding, our financial condition, results of operations, and cash flow have continued to deteriorate since we obtained the judicial declaration of suspension of payments on May 25, 1999 regarding the suspension of payments of AHMSA, MICARE, MIMOSA and MINOSA and on May 28, 1999 for CEMESA. These adverse developments have been due, among other things, to general economic and industry conditions, including a general decline in the price of steel and increase in the cost of energy, the effect of suspension of payments, and other conditions both within and outside of our control, and include the following:

 . We have been unable to obtain financing for our operations and capital expenditures, other than advance payments from customers, accelerated payments of accounts receivable in exchange for discounted terms

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   and delayed payments to certain suppliers. These forms of financing are of limited amounts and contain onerous terms.

 . A number of our suppliers have for the most part required either cash on delivery or advance deposit of the purchase price of goods and services purchased, increasing our working capital requirements. As a result, we have ceased to use those suppliers to the extent practicable.

 . We have been unable to generate sufficient cash flow to adequately fund our operations. As a result, as of September 30, 2001, we have not made required withholding tax payments for 2001 in excess of Ps.260.0 million to the Mexican government, and we have not made necessary capital expenditures to permit the continued extraction of raw materials necessary for the production of steel, requiring us to purchase more costly raw materials from third party suppliers. We are no longer able to pay amounts due to such suppliers in a timely manner and do not anticipate being able to do so in the foreseeable future.

 . We have either been unable to obtain necessary performance bonds required by our customers, or have been able to obtain such bonds at costs far in excess of historical levels.

 .  An arrest warrant has been issued for our Chairman and our Chief Financial
   Officer, related to alleged fraud at an affiliated company. The individuals have obtained a stay of execution of the warrants, and we believe that the allegations are unfounded and are being used as a collection tactic by a creditor of the affiliated company.

 . Due to layoffs and resignations, our white-collar workforce has been reduced by 26.0% and our blue-collar workforce has been reduced by 5.6%.

There can be no assurance that any or all of these trends will be reversed upon the lifting of suspension of payments.

A change in Mexican economic policy, as well as currency instability, could have a material adverse effect on our business, financial condition, prospects and results of operation

   AHMSA currently conducts all of its steel manufacturing, mining and other business activities (other than export sales) in Mexico. The level of steel manufacturing activity in Mexico has in the past been affected by prevailing conditions in the Mexican economy, and the demand for steel has been, to a significant extent, vulnerable to economic downturns and changes in government policies and public spending. Our business, financial condition, results of operations or prospects may also be affected by exchange rate movements, price instability, inflation, interest rates, regulation, taxation, social instability and other political or economic developments in or affecting Mexico.

   In 1994, Mexico experienced an economic crisis characterized by exchange rate instability and devaluation of the peso, high inflation, high domestic interest rates, negative economic growth, reduced consumer purchasing power and high unemployment. These adverse conditions in Mexico resulted in a marked increase in the rate of inflation to 52% in 1995 and a liquidity crisis affecting the ability of the Mexican government and the banking system to refinance or refund maturing debt issues. Mexico also experienced sharply higher interest rates in 1995, both domestically and externally, on Mexican public-sector and private-sector debt and sharply reduced opportunities for refinancing or refunding maturing debt issues. In response to these developments, the Mexican government instituted an economic recovery and stabilization plan that sought, among other things, to stabilize exchange rates and maintain the present floating rate exchange policy, stabilize the Mexican banking sector and increase public-sector revenues. While economic conditions in Mexico generally improved in the late 1990s, reversal of these improvements, as well as civil unrest (which Mexico continues to experience despite the general improvement in its economic conditions) or other adverse social, political or economic developments in or affecting Mexico, could adversely affect AHMSA's business, results of operations, financial condition, prospects and ability to obtain financing.

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   Mexican presidential and congressional elections took place on July 2, 2000, and power was transferred in December 2000, at which time Vicente Fox Quesada, a member of the National Action Party, or "PAN", became the President of Mexico. PAN is the party with the most members in Congress, although it does not have a majority position. This is the first time in 71 years that the President is not a member of the Institutional Revolutionary Party, or "PRI". While in the recent past, the transfer of power after presidential elections has been accompanied by a significant deterioration of the Mexican economy, AHMSA believes the transfer of power to PAN has taken place without any significant effect on the Mexican economy or on AHMSA's business and results of operations beyond those experienced as a result of global economic conditions and the decline in worldwide steel prices. However, future transfers of power could trigger, among other events, currency instability. A change in economic policy, as well as currency instability, could have a material adverse effect on our business, financial condition, prospects and results of operation.

Due to increased competition in the steel industry, we may not be able to compete successfully in the Mexican steel market in the future

   We are one of two Mexican producers manufacturing finished flat steel products. We are the only Mexican supplier of plate and tinplate steel products in Mexico. A number of Mexican steel producers, however, have undergone modernization plans. As these steel producers become more efficient, we may experience significantly increased competition from domestic steel manufacturers. Moreover, imports into Mexico historically have represented significant competition. Beginning in the second half of 1997, imports increased as a result of a decrease in demand for steel products in Asia following its economic crisis. Mexican steel producers, including us, traditionally have sought to compete with imports on price, and domestic producers' prices are approximately equal to prices for imports, including duties. Recently, competition has also begun to focus on quality and service. While we believe that we offer more competitive prices than foreign suppliers and more competitive service than most foreign producers by allowing customers to place smaller orders, permitting greater flexibility in changes to customer orders and providing weekly delivery, faster settlement of claims and assurance of supply, there can be no assurance that we will compete successfully in the domestic market in the future.

   In recent years, the world steel industry has been characterized by overcapacity, reflecting generally sluggish demand for steel in western industrialized countries as well as significantly increased steel production capacity in a number of developing countries. The worldwide steel industry is a cyclical business characterized by intense competition. The financial condition and results of operations of companies in the steel industry are generally affected by macroeconomic fluctuations in the world economy and the companies' respective domestic economies. There can be no assurance that fluctuations in the Mexican and world economies will not have a material adverse effect on us in the future. As a result of excess worldwide capacity, particularly in periods of economic slowdown, we have experienced significant competition from imports in the past and expect that we will continue to do so in the future.

   Moreover, the North American Free Trade Agreement which became effective on January 1, 1994 and the Mexican-European Free Trade Agreement, which became effective on July 1, 2000, provide for progressive elimination of duties imposed by Mexico on imported steel products. These trade agreements could result in increased competition in the Mexican steel market from North American and European steel producers.

Foreign exchange rate fluctuations could result in future losses

   Our principal foreign exchange rate risk involves changes in the value of the peso relative to the U.S. dollar.

   We estimate that, in 2000, approximately 36.0% of our consolidated revenues were denominated in U.S. dollars. We estimate that the majority of our consolidated costs and expenses are denominated in pesos. Because the percentage of U.S. dollar denominated revenues is higher than the percentage of U.S. dollar denominated costs, increases in the value of the peso relative to the U.S. dollar will decrease AHMSA's gross profit, as the costs of production will become more expensive relative to the sales price.

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   As of December 31, 2000, as a result of our suspension of payments, approximately 94.0% of our consolidated liabilities were denominated in pesos, with the balance denominated in U.S. dollars or other currencies. However, upon consummation of the restructuring plan, substantially all of our indebtedness will be denominated in foreign currencies, substantially all of it in U.S. dollars. Decreases in the value of the peso relative to the U.S. dollar will increase the cost in pesos of our foreign currency denominated debt service obligations with respect to our foreign currency denominated indebtedness. Depreciation of the peso relative to the U.S. dollar will also result in foreign exchange losses as the peso value of our foreign currency denominated indebtedness is increased.

   We generally do not hedge or enter into derivative transactions with respect to our foreign currency exposure as we believe that these risks are mitigated by the correlation of domestic steel prices to the U.S. dollar. In addition, our ability to hedge and enter into derivative transactions is restricted by the terms of the new credit agreement and the new indenture.

Our reduction in capital expenditures has left us unable to extract sufficient raw materials to maintain our current level of production of steel

   As a result of our financial difficulties, in the past three years we have reduced our capital expenditure spending. As a result of this reduction in spending we have not been able to open new mines or to extract sufficient additional raw materials from our existing mines to maintain our current level of production. This has forced us to purchase more expensive raw materials from third-party suppliers. After the closing of the restructuring plan we will have the additional burden of paying restructuring fees and principal and interest on our new debt. There can be no assurance that these additional obligations will not require us to reduce our capital expenditures further.

Commodity price fluctuations could result in future losses

   Although until recently we produced a significant portion of the raw material necessary for the production of our steel, we are exposed to commodity price risk through our use of commodities, principally energy. We have not always been able to adjust our end product prices to reflect changes in the costs of our main raw materials in a short period of time, which has resulted in lost profitability, as was the case when the cost of gas and fuel increased by 28.4% in the last quarter of 2000, compared to the last quarter of 1999. While we have and plan to enter into certain commodity price hedging arrangements, there can be no assurance that such arrangements will prevent lost profitability resulting from commodity price fluctuations.

We are subject to interruptions to our business

   Our operations are subject to planned and unplanned outages due to required maintenance, equipment malfunctions, work stoppages, various hazards (including mine accidents, explosions, fires and severe weather conditions) and the availability of raw materials, supplies, utilities and other items needed for the production of steel. These outages could result in reduced production and increased costs.

Variations in the price of steel or the cost of raw materials may have a material effect on our profitability

   Our financial results are significantly affected by relatively small (on a percentage basis) variations in the realized prices for steel and in the cost of energy. A one percent increase or decrease in the average price per BTU of natural gas would, on a pro forma basis, have resulted in an increase or decrease in pre-tax income of approximately U.S.$0.7 million during 2000. Similarly, a one percent increase or decrease in the average price per tonne of steel would, on a pro forma basis, have resulted in an increase or decrease in net sales and pre-tax income of approximately U.S.$11.6 million during 2000. Competitive pressures in the steel industry are severe. During 2000, certain factors such as a 30% decline in international steel prices, a 178% increase in the cost of natural gas, a 24% increase in the cost of electricity, and the strengthening of the peso (which encourages imports

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

and discourages exports), severely impacted results and reduced our profitability. In addition, consolidation of customers in major steel-consuming industries, such as the automotive and container industries, has increased their buying leverage and may make it more difficult to increase steel prices in the future. These pressures could limit our ability to obtain price increases and could lead to a decline in prices, which could have a material adverse effect on us.

International trade proceedings could limit our ability to sell our products in foreign markets

   We are subject to a number of ongoing trade proceedings and to the imposition of antidumping and countervailing duties in the United States. Such duties increase the cost of our products in the foreign jurisdiction, and impair our ability to compete in such jurisdictions. For example, we have been unable to export Cut-to-Length Carbon Steel Plate into the United States since August 1993 due to such proceedings. Mexico has been included by the United States International Trade Commission in the preliminary list of countries that
will be subject to an additional duty, subject to a quota on    . The final
list will be known in February 2002.

We may have difficulty attracting additional qualified senior management

   Due to the corporate governance terms that we have agreed to with the holders of our indebtedness and our remote location, we may have difficulty attracting additional qualified senior management. Under the terms of our agreements with the AHMSA Creditor Voting Trust, responsibility for hiring and firing the chief financial officer is divided between the chief executive officer, our directors nominated by GAN, our directors nominated by the AHMSA Creditor Voting Trust and directors nominated by our minority shareholders. Officers reporting to the chief financial officer are subject to minimal oversight by the chief executive officer. The job responsibility of certain officers is also circumscribed by the terms of our corporate governance.

   In addition we have reduced our white collar workforce by 26% since the declaration of our suspension of payments. After we emerge from suspension of payments, even if economic conditions improve, we may have difficulties in hiring quality personnel.

Payment of judgments in Mexican pesos; currency conversions on bankruptcy

   Under the Ley Monetaria de los Estados Unidos Mexicanos (the Mexican Monetary Law), if any proceedings are brought in Mexico seeking performance of our obligations under the new notes or the new loans, pursuant to a judgment or on the basis of an original action, we may discharge our obligations denominated in any currency other than pesos by paying pesos converted at the rate of exchange prevailing on the date payment is made. This rate is currently determined by Banco de Mexico every business day in Mexico and published the next business day in the Diario Oficial de la Federacion (the Official Gazette of Mexico).

   In the case of our bankruptcy after the closing of the restructuring plan, our foreign currency denominated liabilities will be converted into pesos at the rate of exchange applicable on the date on which the declaration of bankruptcy is effective. Also, all obligations under the new indenture and the new credit agreement would cease to accrue interest from the date of the bankruptcy declaration (other than ordinary interest, which will continue to accrue to the extent of the collateral provided for in the new indenture and the new credit agreement).

Costs of potential environmental remediation obligations could have a material adverse effect on our financial condition and results of operations

   There are currently no material legal or administrative proceedings pending against us with respect to any environmental matter. Until relatively recently, Mexican law contained little or no restriction on the release of hazardous substances into the environment. Current Mexican law imposes no remediation (i.e., clean-up) obligations on us, although we could be held liable to any party injured by the environmental conditions caused by us. Moreover, there can be no assurance that such obligations will not arise in the future or that we will not be required to devote significant expenditures to environmental remediation. We have no reserves in respect of potential environmental remediation obligations. Any obligation to remediate environmental damage caused by us could be material and adverse to our financial condition and results of operations.

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   As in other industrialized countries, environmental regulations and laws in
Mexico have become increasingly stringent over the last decade. This trend is likely to continue and may be influenced by the environmental agreement entered into by Mexico, the United States and Canada in connection with the North American Free Trade Agreement. Accordingly, there can be no assurance that our operations will not be subject to stricter Mexican federal or state environmental laws in the future.

Foreign exchange controls imposed by the Mexican government may have a material adverse effect on our ability to service our debt

   The Mexican government currently imposes no restrictions on a Mexican company's ability to transfer U.S. dollars offshore. However, while the North American Free Trade Agreement and the Mexican-European Free Trade Agreement limit the Mexican government's ability to impose such restrictions, there can be no assurance that the Mexican government will not institute any transfer restrictions in the future. In the event that the Mexican government imposes any such restrictions in the future, our access to U.S. dollars to meet our U.S. dollar obligations under the new indenture and the new credit agreement may be prevented or restricted.

Market Risks

The absence of a public market for the new notes and interests in the AHMSA Creditor Voting Trust offered under this Prospectus and Consent Solicitation could limit opportunities to sell your new notes and trust interests in the future

   The new notes and the interests in the AHMSA Creditor Voting Trust will constitute new issues of securities with no established trading market. The new notes and the interests in the AHMSA Creditor Voting Trust will not be listed on any national securities exchange or on the Nasdaq Stock Market. If a trading market does not develop or is not maintained, holders of the new notes and the trust interests may experience difficulty in reselling the new notes and trust interests or may be unable to sell them at all. We cannot assure you that an active public or other market for the new notes or the trust interests will develop or be maintained. If a market for the new notes or the trust interests develops, it may be discontinued at any time.

   The liquidity of any market for the new notes and the trust interests will depend upon the number of holders of these securities, our operating performance, the interest of securities dealers in making a market in these securities and other factors. A liquid trading market may not develop for the new notes and the trust interests. Furthermore, the market price for the new notes and the trust interests may be subject to substantial fluctuations. Factors such as the following may have a significant effect on market price:

    .  actual or anticipated fluctuations in our operating results;

    .  our perceived business prospects;

    . general economic conditions, including prevailing interest rates in Mexico and elsewhere around the world; and

    .  the market for similar securities.

The terms of the AHMSA Creditor Voting Trust may prevent the establishment of a liquid market for the interests in the AHMSA Creditor Voting Trust

   Only holders of voting interests as of the date of the closing of the restructuring plan (subject to certain ownership limits), holders who purchased their trust interests concurrently with their purchase of a proportional amount of the indebtedness under our new credit agreement or our new indenture, certain permitted transferees and holders receiving voting interests upon the transfer of AHMSA common stock from the Supplemental Share Trust to the AHMSA Creditor Voting Trust in connection with AHMSA's converted interest option will have the right to vote their interests in the AHMSA Creditor Voting Trust. A transfer of interests in the AHMSA Creditor

Voting Trust to any other person will result in the conversion of such interest from a voting interest to a non-voting interest. In addition, each holder of interests in the AHMSA Creditor Voting Trust will be required to become a party to certain agreements with AHMSA. Moreover, interests in the AHMSA Creditor Voting Trust will be divided into different classes. These provisions are likely to inhibit the formation of a liquid market for the interests in the AHMSA Creditor Voting Trust and may impair the market price for such interests. Additionally, the shares held in the AHMSA Creditor Voting Trust (other than shares related to the Converted Interests Series of trust interests) will be subject to a three-year purchase option and an additional two-year right of first refusal in favor of a special purpose vehicle created by our parent company, and in the case of shares to be issued to the creditors of MICARE a nine-year purchase option in our favor. Also, the majority of holders of voting interests and the majority of holders of all interests (voting and non-voting) in the AHMSA Creditor Voting Trust may force a sale of the shares held in the trust after expiration of certain of the options.

Other Risks

Mexican corporate disclosure and accounting standards may differ from those in the United States

   Publicly available information about Mexican companies authorized to publicly offer securities is generally less detailed and less current than the information regularly published by or about public companies in the United States and certain other countries. In addition, we maintain our financial books and records in pesos and in accordance with Mexican GAAP. Mexican GAAP differs in certain respects from U.S. GAAP. Thus, the reported earnings and presentation of our financial statements may differ from what they would have been if prepared using U.S. GAAP or another country's methodologies. See Note 21 to the Audited Financial Statements included in this Prospectus and Consent Solicitation.

Our Chairman and another senior executive are subject to arrest warrants alleging fraud

   Arrest warrants have been issued for our Chairman and our Chief Financial Officer, related to alleged fraud at an affiliated company. The individuals have obtained a stay of execution of the warrants, and we believe that the allegations are unfounded and are being used as a collection tactic by a creditor of the affiliated company. However, if such allegations prove to be true, there can be no assurance as to what effect such fraud would have on us.

              SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

   This Prospectus and Consent Solicitation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). All statements regarding our expected future financial position, prospects, results of operations, cash flows, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, plans and objectives of management for future operations and statements that include words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "could," "will," "should" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers of this Prospectus and Consent Solicitation must recognize that actual results may differ from our expectations. Actual results could differ materially from those projected in such forward-looking statements as a result of various factors that may be beyond our control, including but not limited to:

    . those discussed in this Prospectus and Consent Solicitation under the caption "Risk Factors";

    .  the market price for our steel products;

    . our ability to restructure our debt and fund our working capital requirements;

    .  our ability to fund and implement our capital expenditure programs;

    .  our ability to maintain relationships with customers;

    .  the effects on us from competition;

    .  increases in interest rates;

    . our ability to recover the amounts of iron ore and coal reserves estimated in this Prospectus and Consent Solicitation;

    .  changes in our regulatory environment; and

    . the effects of various economic factors on the future demand and prices for steel products in domestic and export markets, including the state of the Mexican and world economies and manufacturing industries and the relative value of the peso compared to other currencies.

   Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. In any event, these statements speak only as of their dates, and we undertake no obligation to update or revise any of them, whether as a result of new information, future events or otherwise.

                      RATIO OF EARNINGS TO FIXED CHARGES

   The ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                             Year Ended December 31,
                                             ------------------------
                                             1996 1997 1998 1999 2000
                                             ---- ---- ---- ---- ----
          Ratio of Earnings to Fixed Charges 1.36 1.05  *     *   *
                                             ==== ====  =    ==   =

   The ratio of earnings to fixed charges is calculated as earnings from continuing operations before income taxes divided by fixed charges. For the purpose of this ratio, "earnings" consists of earnings from continuing operations before income taxes as determined in accordance with Mexican GAAP, adjusted for undistributed earnings of less-than-fifty-percent-owned affiliates and does not include the gain from monetary position or exchange gain or loss attributable to our indebtedness, and "fixed charges" represent interest expense relating to any indebtedness whether expensed or capitalized. Upon the issuance of the declaration of suspension of payments in May 1999 we ceased accruing interest on substantially all of our indebtedness; nevertheless, we were still unable to generate earnings sufficient to cover fixed charges in 1999 or 2000.

   During 1998, 1999 and 2000, earnings were insufficient to cover fixed charges. An asterisk indicates that earnings were insufficient to cover fixed charges in the corresponding period. On a pro forma basis for the year ended December 31, 2000, we would not have been able to cover fixed charges. See "Risk Factors."

                                CAPITALIZATION

   The following table sets forth our historical capitalization at December 31, 2000 and on a pro forma basis assuming that the lifting of our suspension of payments had occurred as of such date. This table should be read in conjunction with our consolidated financial statements and notes thereto included elsewhere in this Prospectus and Consent Solicitation.

                                             December 31, 2000        Pro forma
                                           ---------------------   --------------
                                           (Million of Pesos as of June 30, 2001)
 Current Liabilities
    Accounts payable...................... Ps           2,050      Ps     2,050
    Accrued Interest on Old Debt..........                809               181
    Old Debt..............................             16,514                53
    Restructured Debt.....................                 --               206
    Other.................................              2,060             2,060
                                                       ------            -------
        Total Current Liabilities......... Ps          21,433      Ps     4,550
                                                       ======            =======
 Non-Current Liabilities
    Old Debt.............................. Ps             208      Ps       121
    Restructured Debt.....................                 --            10,123
    New Subordinated Notes................                 --               572
    Deferred Income Taxes.................              3,789             3,789
    Other.................................              1,698             1,698
                                                       ------            -------
        Total Non Current Liabilities..... Ps           5,695      Ps    16,303
                                                       ------            -------
 Stockholders' Equity
    Common Shares......................... Ps           8,216      Ps    13,018
    Legal Reserve and Capital Adjustment..             (2,613)           (2,614)
    Retained Earnings.....................              2,446             2,446
                                                       ------            -------
 Total Stockholders' Equity............... Ps           8,049      Ps    12,850
                                                       ------            -------
        Total Capitalization.............. Ps          35,177      Ps    33,702
                                                       ======            =======

                       DESCRIPTION OF RESTRUCTURING PLAN

Current Situation of our Creditors

   We are currently under suspension of payments. As a result:

  . we have not made any payments on our outstanding indebtedness since we obtained the declaration of suspension of payments, except for payments on indebtedness entitled to preference under applicable law and on capital leases approved by the suspension of payments court;

  . interest on our outstanding indebtedness has ceased to accrue, except in the case of creditors that are overcollateralized, to the extent of such overcollateralization; and

  . because indebtedness denominated in U.S. dollars was converted into pesos for purposes of the suspension of payments, if the peso were to devalue against the U.S. dollar while we remain under suspension of payments, the U.S. dollar value of our creditors claims would decrease as a result.

Given the nature of the suspension of payments proceedings, in general, and the size and complexity of our suspension of payments, including the large number of filed claims, there is no prospect for a court approved reorganization agreement in the foreseeable future.

Purpose and Effects of the Restructuring Plan

   We are proposing the restructuring plan because we believe that it is the best alternative available to us at this time and provides our creditors with the opportunity for a greater recovery than they would receive if we remained in suspension of payments. This restructuring plan is highly risky and we will not be able to meet our restructured obligations unless we experience a substantial improvement in our financial condition, results of operations and cash flow. See "Risk Factors." If the restructuring plan is not implemented, we may be forced to negotiate a new restructuring plan, our assets may be seized for unpaid taxes, or we may be declared bankrupt and forced to liquidate our assets.

   The purpose of the restructuring plan is to provide for a restructuring of our liabilities in a manner designed to give us the opportunity to continue as a going concern. As a result of the restructuring plan our indebtedness will be restructured into a combination of a lower principal amount of indebtedness and new equity pursuant to the terms described in this Prospectus and Consent Solicitation and our suspension of payments proceeding will be terminated. We believe that by emerging from suspension of payments, we will be able to reduce the uncertainty regarding our continued viability and, as a result, obtain new financing and improved payment terms from suppliers and other parties with whom we deal.

Events Leading to the Declaration of Suspension of Payments

   In the second half of 1998, international steel prices fell sharply due to the financial crisis in Asia. The decline deepened toward the end of 1998 and into 1999. This decline in steel prices resulted in a reduction of the profit margins and operating cash flows of most companies in the steel industry, including us. In 1998, our management decided to implement a strategy to respond to these events, including a cost reduction program and the sale of certain assets in order to increase liquidity.

   In April 1999, in order to avoid preferring any one creditor over another, to preserve our cash flow to ensure normal operations and to provide for the time required to develop our restructuring plan, we did not make certain debt payments, including a scheduled payment of approximately U.S.$39.0 million that was due on April 16, 1999 with respect to our U.S.$330.0 million Loan Agreement, dated April 11, 1997, with JPMorgan Chase Bank and certain other lenders relating to our secured export note facility (the "Old SEN Facility"), and a scheduled payment of approximately U.S.$24.7 million of interest that was due on April 30, 1999 in respect of our outstanding 11 3/8% Series A Senior Notes due 2002 (the "Old Series A Notes") and our outstanding 11 7/8%

Series B Senior Notes due 2004 (the "Old Series B Notes" and, together with the Old Series A Notes, the "Old Senior Notes"). The failure to make scheduled principal and interest payments and the failure to comply with covenants contained in the instruments governing our indebtedness allowed the holders of our old loans and old notes to claim their indebtedness to be in default, to accelerate the maturity of their indebtedness and to take other enforcement action against us.

   On April 30, 1999, our shareholders authorized our Board of Directors to take all necessary measures to restructure our outstanding indebtedness, including filing a petition for suspension of payments under Mexican bankruptcy law at such time as the Board of Directors determined. On May 14, 1999, Citibank began enforcement proceedings against us and our subsidiaries Minerales Monclova, S.A. de C.V., or "MIMOSA", and MICARE, by attaching all of the assets of MICARE and MIMOSA, including all income to be received from the CFE. This attachment was lifted as a result of the suspension of payments declaration described below.

The Suspension of Payments Proceeding

   As a result of actions taken by certain of our creditors, we, along with our principal subsidiaries, obtained a judicial declaration of suspension of payments on May 25, 1999 and May 28, 1999 in the Civil Court of First Instance for the Judicial District of Monclova, Coahuila, United Mexican States (the "Mexican Bankruptcy Court"). Under Mexican law in effect on May 1999, the suspension of payments procedure was still available and constituted a form of legal protection afforded to companies which allowed them to (1) seek a debt restructuring agreement with their creditors in an orderly fashion, (2) continue their operations and (3) avoid declaration of bankruptcy and liquidation of assets. In May 2000, Mexico abolished the procedure under which we obtained a declaration of suspension of payments and replaced it with a new Law of Mercantile Insolvency Proceedings (the "New Insolvency Law"). However, the old suspension of payments procedure continues to apply to us because we obtained the declaration of suspension of payments before the New Insolvency Law took effect. As a result of a suspension of payments order:

    . all debts we had incurred up to the date of declaration of suspension of payments were deemed due and payable;

    . we were granted an automatic stay from collection of any indebtedness arising out of transactions completed prior to the declaration of suspension of payments;

    . interest ceased to accrue on all outstanding indebtedness, other than ordinary interest with respect to secured indebtedness (as defined under applicable Mexican bankruptcy and suspension of payments laws) to the extent of the security;

    . all lawsuits filed for the collection of any monetary obligation against us were suspended, except for tax obligations, proceedings for the enforcement of labor liabilities or secured credits (as defined under applicable Mexican law) and any enforcement of such secured credits;

    . a trustee (sindico) was appointed by the court to supervise our operations (our management retained administrative control and continued our operations in the ordinary course of business under the trustee's supervision); and

    . for purposes of recognition and classification of our debt obligations and in order to provide certainty and equal treatment to all creditors, all credit obligations (other than obligations entitled to be paid currently under suspension of payments law) stated in foreign currency were converted into pesos at the rate of exchange prevailing on the date of the judicial declaration of suspension of payments. For AHMSA, MICARE, MIMOSA and MINOSA, which obtained a judicial declaration of suspension of payments on May 25, 1999, this rate of exchange is Ps.9.359 per U.S.$1.00 and for CEMESA, which obtained a judicial declaration of suspension of payments on May 28, 1999, this rate of exchange is Ps.9.672 per U.S.$1.00.

   In addition, following the suspension of payments declaration, we disbursed an aggregate of U.S.$10.6 million under our U.S. dollar denominated credit facility with Bank One for certain payments in connection with the purchase of batch annealing furnaces. These disbursements were permitted under the suspension of payments because the promissory notes were signed before the suspension of payments was declared, a letter of credit had been issued to Delta Brands, Inc. (the supplier) and the loan had been insured by the Export-Import Bank of the United States.

   Also following the suspension of payments declaration, we reimbursed (in full or in part) the following three loan facilities:

    . The loan facility with Marubeni Corporation: this facility had an escrow account to which we assigned certain letters of credit (placed before the declaration of suspension of payments) from our customers. Payments under the letters of credit in the aggregate amount of U.S.$1.1 million were made to the escrow account following the suspension of payments, which payments were directed to Marubeni Corporation; from this amount, Marubeni applied U.S.$0.4 million to interest and the remaining U.S.$0.7 million to the outstanding principal. As of December 31, 2000, the outstanding principal balance of this loan was Ps.391.5 million.

    . Loan facilities with Banco Nacional de Comercio Exterior ("Bancomext"): in connection with these facilities we assigned the account receivables originated from the supply of steel under certain agreements and the purchase orders between us and our customers to Bancomext. As a result of the collection mechanism defined in such facilities, they are being or will be reimbursed to Bancomext in full. Payments for an aggregate amount of U.S.$36.4 million were made between May 26, 1999 and December 31, 2000 following the suspension of payments. As of December 31, 2000, the outstanding principal balance of this loan was U.S.$30.4 million. Between January 1, 2001 and September 30, 2001 payments under this facility totaled U.S.$7.6 million. As of September 30, 2001 the amount owed to Bancomext was U.S.$22.8 million.

    . One of our loan facilities with ECOBAN: this facility was secured by a supply contract between us and one of our principal customers and a payment instruction notice by which the customer was required to make the payments under the supply contract to an escrow account. Payments under the supply contract in the aggregate amount of U.S.$17.9 million were made following the suspension of payments until January 2000, the date on which this facility was repaid in full, concurrently with the termination of the supply contract.

   In addition, the judge that granted the suspension of payments declaration authorized us and some of our subsidiaries to comply with payment obligations with respect to certain capital leases including the capital leases with Caterpillar Arrendadora Financiera S.A. de C.V., Arrendadora Bankamerica and The Capita Corporation, pursuant to each of which we lease heavy duty machinery and equipment. As of September 30, 2001, we owe Caterpillar Arrendadora Financiera S.A. de C.V., Arrendadora Bankamerica and the Capita Corporation a total of U.S.$2.3 million, U.S.$11.3 million and U.S.$ 2.7 million, respectively.

   As a result of an order of the court supervising the suspension of payments of our parent company, GAN, on May 26, 1999, the Bolsa Mexicana de Valores suspended trading of our common stock on the Mexican Stock Exchange and the CNBV ordered the suspension of the effects of the registration of our common stock at the Registro Nacional de Valores e Intermediarios for a period not to exceed 60 days, thereby preventing the trading of the common stock on the Mexican Stock Exchange. In response, the New York Stock Exchange halted the trading of our American Depositary Shares and our outstanding 51/2% Senior Discount Convertible Notes due 2001 (the "Old Discount Convertible Notes" and, together with the Old Senior Notes, the "Old Notes") and our securities were delisted from the New York Stock Exchange on September 8, 2000. On July 2, 1999, we were notified by the CNBV that it was extending the suspension of the effects of the registration of our common stock indefinitely during the pendency of the suspension of payments. The resumption of the trading of our common stock on the Mexican Stock Exchange remains at the discretion of the CNBV, subject to the liquidity and solvency requirements proscribed by Mexican law. On October 16, 2000, we filed a Certification and Notification of Termination of Registration on Form 15 with the United States Securities and Exchange Commission, terminating our public reporting obligations in the United States.

   While subject to the suspension of payments order, we intend to continue operating our business and to continue to pay for goods and services supplied since the declaration of suspension of payments while developing and seeking your consent to the restructuring plan.

Negotiation of the Restructuring Plan

   After we obtained the suspension of payments declaration, our creditors formed an unofficial steering committee to monitor our restructuring negotiations (the "Steering Committee"). The Steering Committee is comprised of representatives of the following AHMSA creditors:

      Bank of America, N.A.
      JPMorgan Chase Bank
      Scotiabank Inverlat, S.A.
      Banco Nacional de Mexico, S.A.
      BBVA-Bancomer, S.A.
      Banco Mercantil del Norte, S.A.
      Wells Fargo Bank Minnesota, N.A., in its capacity as trustee for the Old
       Notes
      West Merchant Bank Limited
      Export-Import Bank of the United States

   The Steering Committee retained PricewaterhouseCoopers LLP ("PWC") as its financial advisor and Mayer, Brown & Platt as its lead U.S. counsel (with assistance on voting trust matters by Paul, Hastings, Janofsky & Walker LLP). The Steering Committee has also retained Mexican counsel, Jauregui, Navarrete, Nader y Rojas, S.C. and Javier Perez-Rocha. The lenders under the Old SEN Facility formed their own steering committee (the "SEN Committee"), and retained E&Y Restructuring L.L.C. ("E&Y") as their financial advisor and Shearman & Sterling ("S&S") as their lead U.S. counsel. We have agreed upon the lifting of suspension of payments to pay certain of the reasonable fees and expenses of PWC and E&Y and to pay to the creditors a restructuring fee that is designed, in part, to reimburse the expenses of the Steering Committee and the SEN Committee, including the fees and expenses of counsel.

   The Steering Committee's advisors embarked upon a due diligence investigation of us and our business operations. The primary purpose of this investigation was to assist the advisors in understanding our historical, current and projected financial status and business operations and to enable them to recommend to the Steering Committee an appropriate framework for a restructuring. Following the completion of their due diligence work, the advisors reported to the Steering Committee regarding their findings and conclusions. Thereafter, the Steering Committee began meeting with our representatives regarding a restructuring of our indebtedness.

   From September 1999 through February 2000 such discussions focused on a potential restructuring that included a business combination with the steel segment of Industrias Monterrey, S.A. de C.V. ("IMSA"). After it became apparent to us and to GAN that such a business combination would not be advantageous to us, we entered into discussions with Aceralia Corporacion Siderurgica, S.A. ("Aceralia") regarding a potential cash investment in AHMSA. On February 23, 2000, we entered into a non-binding letter of intent with Aceralia providing for the creation of a joint venture.

   Subject to Mexican bankruptcy law, on April 26, 2000, we entered into a non-binding letter of intent with the Steering Committee setting forth a framework for our restructuring. The letter of intent provided for three alternative plans for the restructuring of our indebtedness. Plan A provided for a restructuring in connection with a U.S.$400 million equity investment in AHMSA by Aceralia. The letter of intent further provided that, if we failed to enter into an acceptable agreement with Aceralia in order to implement Plan A by June 15, 2000, then the parties agreed to pursue Plan B, which provided for our restructuring independent of a business combination transaction. Plan C, which was to be pursued if Plan B was not implemented by August 15, 2000, provided for an exchange by GAN of its entire equity interest in AHMSA for all of the capital stock of a debt-free MICARE and up to 6% of the capital stock in AHMSA (based on the success of certain asset sales).

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

   By letter dated July 19, 2000, the Steering Committee informed us that they would not approve a restructuring involving a joint venture with Aceralia (which was separate and apart from Plan A). The Steering Committee has informed us that they rejected the proposal because in their view (a) Aceralia did not provide a firm commitment, (b) they considered the up-front cash payment to be paid to AHMSA to be too low, (c) Aceralia would manage and control the joint venture, (d) there was no assurance that the joint venture would generate cash flow for AHMSA, (e) AHMSA would have been obligated to supply to the joint venture substantial raw or unfinished materials at cost for 20 years, and (f) they were doubtful of the ability of AHMSA to generate payments from the joint venture sufficient to pay the restructured debt. Since then we have been working with the Steering Committee to agree upon a restructuring plan along the lines of Plan B outlined in the April 26, 2000 letter.

   Subject to Mexican bankruptcy law, on August 25, 2000 we entered into a non-binding term sheet for the restructuring of our outstanding indebtedness (which was amended and restated on September 12, 2000) along the lines of Plan B of the April 26 letter.

   On September 12, 2000, we along with representatives of the Steering Committee made a presentation to certain of our creditors who had signed a confidentiality agreement, regarding the terms of the proposed restructuring as outlined in the September 12, 2000 term sheet.

   From September 2000 through May 2001 we negotiated the terms of certain of the essential documents governing the terms of the restructuring plan with the Steering Committee and their advisors. These documents included the Credit Agreement, the Indenture, the new Estatutos, the agreements governing the AHMSA Creditor Voting Trust, the Stock Option Agreement, the Company Agreement and the Registration Rights Agreement. These negotiations included changes to the terms of the September 12, 2000 term sheet, as well as negotiation of more detailed terms and conditions.

   On May 29, 2001, we signed a non-binding letter of intent with the Steering Committee in which we and the Steering Committee agreed to the terms of a restructuring substantially along the lines set forth in the form of seven agreements which were attached to the letter of intent. The letter of intent also set forth our intention and the intention of the Steering Committee to work towards a prompt filing of a registration statement relating to the restructuring on the understanding that no such registration statement would be filed until the terms of the GAN restructuring had been agreed upon.

   From June 2001 to the present, our representatives and representatives of the Steering Committee have met to draft this registration statement and to negotiate the terms of the remaining documents governing the restructuring. We also understand that during this time period representatives of GAN have been negotiating the terms of a proposed restructuring with GAN's creditors.

   BASED ON DISCUSSIONS WITH MEMBERS OF THE STEERING COMMITTEE OF OUR GENERAL CREDITORS, WE BELIEVE THAT THOSE MEMBERS OF THE STEERING COMMITTEE (OTHER THAN WELLS FARGO BANK MINNESOTA, N.A. IN ITS CAPACITY AS TRUSTEE FOR OUR EXISTING NOTES), WHICH HOLD APPROXIMATELY U.S.$753.9 MILLION IN PRINCIPAL AMOUNT OF OUR EXISTING INDEBTEDNESS, REPRESENTING APPROXIMATELY 40.8% OF THE OUTSTANDING INDEBTEDNESS, INTEND TO CONSENT TO THE RESTRUCTURING PLAN, SUBJECT TO SATISFACTORY FINAL DOCUMENTATION, AND SUBJECT TO OUR AND OUR AFFILIATES' PROMPTLY PROCEEDING TO IMPLEMENT THE RESTRUCTURING PLAN AND LIFT OUR SUSPENSION OF PAYMENTS.

Developments Regarding Operations During Suspension of Payments

   Notwithstanding the relief from debt service and collection actions afforded by the suspension of payments proceeding, our financial condition, results of operations, and cash flow have continued to deteriorate since we obtained the judicial declarations of suspension of payments on May 25 and May 28, 1999. These adverse developments have been due, among other things, to general economic and industry conditions including a general decline in steel prices and a general increase in energy prices, the effect of suspension of payments, and other conditions both within and outside of our control, and include the following:

    . We have been unable to obtain financing for our operations and capital expenditures, other than advance payments from customers, accelerated payments of accounts receivable in exchange for discounted terms and delayed payments to certain suppliers. These forms of financing are of limited amounts and contain onerous terms.

    . A number of our suppliers have for the most part required either cash on delivery or advance deposit of the purchase price of goods and services purchased, increasing our working capital requirements. As a result, we have ceased to use these suppliers to the extent practicable.

    . We have been unable to generate sufficient cash flow to adequately fund our operations. As a result,

      (a) as of September 30, 2001, we have not made required withholding tax payments for 2001 in excess of Ps.260.0 million to the Mexican government, and

      (b) we have not made necessary capital expenditures to permit the continued extraction of raw materials necessary for the production of steel, requiring us to purchase more costly raw materials from third party suppliers. We are no longer able to pay amounts due to such suppliers in a timely manner and we do not anticipate being able to do so in the foreseeable future.

    . We have either been unable to obtain necessary performance bonds required by our customers, or have been able to obtain such bonds at costs far in excess of historical levels.

    . Arrest warrants have been issued for our Chairman and our Chief Financial Officer, related to alleged fraud at an affiliated company. The individuals have obtained a stay of execution of the warrants, and we believe that the allegations are unfounded and are being used as a collection tactic by a creditor of the affiliated company.

    . Due to layoffs and resignations, our white-collar workforce has been reduced by 26.0% and our blue-collar workforce has been reduced by 5.6%.

Steps Taken to Improve Operations

   During the suspension of payments proceeding, we have taken the steps outlined below in an effort to improve our business, financial condition, results of operations, and cash flow. While we believe that these steps have in the aggregate reduced the adverse effect on our business, financial condition, results of operations and cash flow, they nonetheless continue to deteriorate. Unless either (a) we obtain additional financing and experience an improvement in our results of operations or (b) there is a general increase in steel prices, we believe that remaining in suspension of payments will eventually result in either a shut-down of our operations and a distress sale of our assets not as a going concern or seizure of our assets by the Mexican government for nonpayment of taxes.

    . We have terminated both union and non-union employees, and have extended the time period for the payment of severance.

    . Since July 2001, we have been deferring ten percent of the salaries of substantially all employees with the rank of manager or higher (approximately 189 employees).

    . We have sold and continue to market for sale assets not directly related to our steel and coal mining businesses to fund operations, even though we had a non-binding agreement-in-principle to use the proceeds from the sale of certain of those assets to make payments to our creditors upon our emergence from suspension of payments.

    . We have explored merger, sale, and joint venture transactions with potential strategic partners.

    . We have sought governmental permission to exploit the methane gas assets contained in our coal mines.

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Emergence from Suspension of Payments

   The restructuring plan is a voluntary agreement between us and the consenting creditors that is independent of the suspension of payments proceeding. The terms of the restructuring plan are not embodied in any single document, but reflect the terms of a suspension of payments settlement agreement to be entered into between us and certain representatives of the creditors and the documents that will be included as exhibits to the suspension of payments settlement agreement, including the credit agreement, the indenture, the Supplemental Share Trust Agreement, the agreements governing the AHMSA Creditor Voting Trust, the Stock Option Agreement and the Registration Rights Agreement. The forms of those documents are filed as exhibits to the Registration Statement of which this Prospectus and Consent Solicitation is a part.

   If the conditions to the closing of the restructuring plan are satisfied, we will petition the court to voluntarily lift our suspension of payments. Once our suspension of payments is lifted:

    . We will no longer be subject to court supervision and we will not be entitled to the benefit of the suspension of payments law.

    . All creditors who consent to the restructuring plan will: (a) have their claims recognized by us in a bulk recognition filed with the Mexican Bankruptcy Court, (b) will be entitled to receive the consideration described in this Prospectus and Consent Solicitation, regardless of what they may have been entitled to receive in the suspension of payments proceeding, and (c) will waive all claims against us relating to our pre-existing debt and all conduct prior to the closing of the restructuring plan.

    . All creditors who do not consent to the restructuring plan, whether by formally rejecting the restructuring plan or by failing to consent to the restructuring plan, will not have their claims recognized by us, but will retain the full rights that they had prior to our entering into suspension of payments; provided that holders of Old Notes who consent to the restructuring plan will be deemed to have consented to amendments to the existing indentures governing those securities that on the date of the lifting of the suspension of payments will have the effect of removing substantially all of the negative covenants and events of default (other than for non-payment), which amendments will be binding on non-consenting holders of Old Notes. See "Risk Factors--Additional Risks to Holders of Our Indebtedness Who Do Not Consent to the Restructuring Plan."

Terms of the Restructuring Plan

   Creditors who consent to the restructuring plan will receive a share of the consideration described below. Under the restructuring plan, claims against us are generally treated in one of five ways.

  (1) Capital Leases

   Those capital leases that have been approved by the court overseeing our suspension of payments proceeding will continue in full force and effect under the restructuring plan.

  (2) Preferred Claims

   Under the restructuring plan, claims which we believe are entitled to a preference will be treated as "Preferred Claims." These claims are held by Bancomext, Banca Cremi, S.N.C. and Banco Santander S.A. (which Banca Cremi and Banco Santander claims relate to loans to finance the construction of housing for our employees, who pay for the homes through deduction from their salaries). In general, the holders of these claims will be paid in full, pursuant to their existing agreements, or pursuant to separately negotiated agreements. There are approximately U.S.$24.6 million of these claims.

  (3) Indebtedness for Borrowed Money

   Under the restructuring plan, the following are treated as claims relating to indebtedness for borrowed money: (a) holders of our Old Notes (approximately U.S.$520.7 million); (b) claims for indebtedness for

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borrowed money of our subsidiary MICARE (approximately U.S.$156.6 million); (c)
claims under the Old SEN Facility (approximately U.S.$227.3 million); and
(d) other claims for indebtedness for borrowed money (approximately U.S.$917.4 million). There are approximately U.S.$1,846.6 million of these claims in the aggregate. Under the restructuring plan, holders of these claims will receive their pro rata share (based on the outstanding principal and accrued interest due as of May 25, 1999, without deductions in the case of claims under the Old SEN Facility for any cash collateral held or applied by JPMorgan Chase Bank as the agent under such facility) of the consideration set forth below, regardless of what they might have been entitled to in the suspension of payments proceeding; provided that (a) holders of old notes will only be entitled to receive their pro rata share of the consideration in the form of new notes and our other creditors will be entitled to receive their pro rata share of the consideration in the form of either new notes or new loans, and (b) that MICARE creditors may elect to receive Class A Loans instead of Class B Loans (a
"MICARE A/B Election"), in which event the Class A Loans received by other creditors will be decreased proportionally and the Class B Loans received by other creditors will be increased proportionally:

    . An aggregate principal amount of our new Floating Rate Series A Senior Secured Notes due 2009 (the "New Series A Notes") issued under our new indenture (the "New Indenture") and our new Class A Secured Loans (the "New Class A Loans") under our new credit agreement (the "New Credit Agreement"), denominated in U.S. dollars of approximately U.S.$1,115.4 million, which is equal to U.S.$1,140.0 million less the amount of claims which we believe are entitled to a preference (currently estimated to be US$24.6 million). See "Description of New Credit Agreement" and "Description of New Notes."

    . Net cash proceeds, if any, from the sale of the following non-core assets (the "Subject Assets'') on or prior to the closing of the restructuring plan, which are estimated to be approximately U.S.$0.0 million (see "--Sale of Assets"):

       (a)  our oxygen plant;

       (b)  our railroad cars;

       (c)  our electric plant;

       (d)  certain of our real estate;

       (e)  our joint venture rights (including stock in joint ventures); and

       (f)  certain other of our non-core assets.

    . An aggregate principal amount of new 4% Series B Senior Secured Notes ("New Series B Notes" and, together with the New Series A Notes, the "New Notes") and new Class B Secured Loans (the "New Class B Loans" and, together with the Class A Loans, the "New Loans") denominated in U.S. dollars equal to U.S.$180.0 million less 1.5 times the aggregate amount of net cash proceeds from the sale of the Subject Assets paid to our creditors at closing (to the extent the aggregate amount of such proceeds does not exceed U.S.$120.0 million). See "Description of Credit Agreement" and "Description of New Notes."


    . 302,000,000 shares of our common stock that are required to be deposited in the AHMSA Creditor Voting Trust representing 40% of our outstanding common stock on a fully diluted basis, subject to a three-year purchase option and additional two-year right of first refusal in favor of a special purpose vehicle created by our parent company, and in the case of shares to be issued to the creditors of our subsidiary MICARE, a nine-year purchase option in our favor. See "--Mechanics of Common Stock Issuance" and "Description of the AHMSA Creditor Voting Trust."

    . A restructuring fee of U.S.$20.0 million in cash plus the amount of certain documented expenses of the Steering Committee and the SEN Committee incurred after April 1, 2001 not to exceed U.S.$200,000 per month that will be used first to pay certain expenses of the Steering Committee and the SEN Committee, and then to pay a pro rata fee to all creditors, U.S.$7.0 million of which will be paid upon

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       the closing of the restructuring plan and the balance of which will be paid quarterly over a nine-month period, without interest (such net
       amount to be paid to the creditors estimated to be U.S.$      ). The
       Steering Committee has informed AHMSA that U.S.$2.0 million of the restructuring fee will be set aside in an escrow account for indemnification, if any, of the trustee for the AHMSA Creditor Voting Trust.

    . An additional fee in cash equal to a notional three months of interest on the restructured debt (estimated to be approximately U.S.$18.5 million) payable over an eighteen-month period, without interest.

    . In addition, creditors of MICARE will receive U.S. $35.4 million aggregate principal amount of our Subordinated Promissory Notes, Series D (the "New Series D Notes"), and U.S. $27.7 million aggregate principal amount of our Subordinated Promissory Notes, Series E (the "New Series E Notes" and, together with New Series D Notes, the "New Subordinated Notes").

   Holders of our Old Notes will be entitled to receive indebtedness under the restructuring plan in the form of New Notes. Holders of other indebtedness for borrowed money may elect to receive the same consideration as holders of Old Notes, or (1) in the case of holders of claims for indebtedness of borrowed money of our subsidiary MICARE ("Old MICARE Loans"), such creditors will receive a separate tranche of New Class A Loans, and, unless they make a MICARE A/B Election, New Class B Loans for such creditors of MICARE (the "Tranche MICARE-A Loans" and the "Tranche MICARE-B Loans" and, together, the "Tranche MICARE Loans"); (2) in the case of holders of claims under the Old SEN Facility, such creditors will receive a separate tranche of New Class A Loans and New Class B Loans for such creditors (the "Tranche SEN-A Loans" and the "Tranche SEN-B Loans" and, together, the "Tranche SEN Loans"); and (3) other holders of claims for indebtedness for borrowed money ("Old AHMSA Loans"), will receive a separate tranche of New Class A Loans and New Class B Loans for such creditors (the "Tranche AHMSA-A Loans" and the "Tranche AHMSA-B Loans" and, together, the "Tranche AHMSA Loans"). The Tranche MICARE Loans, the Tranche SEN Loans and the Tranche AHMSA Loans are referred to in this Prospectus and Consent Solicitation collectively as the "New Loans." The Old MICARE Loans, the loans under the Old SEN Facility and the Old AHMSA Loans are referred to in this Prospectus and Consent Solicitation collectively as the "Old Loans." Notwithstanding the foregoing, holders of claims under our Old SEN Facility will only receive Tranche SEN Loans instead of Tranche AHMSA Loans if one or more of the steel buyers agree to enter into new steel contracts.

   As a condition to receiving the consideration of the restructuring plan, all creditors (other than our suppliers) will be required to agree to deposit the AHMSA common stock to be received in connection with the restructuring into the AHMSA Creditor Voting Trust. See "Description of AHMSA Creditor Voting Trust."

   We currently own Old Series A Notes for which the original issue price plus accrued original issue discount and interest to May 25, 1999 is U.S.$1.1 million, Old Series B Notes for which the original issue price plus accrued original issue discount and interest to May 25, 1999 is U.S.$5.3 million and Old Discount Convertible Notes for which the accreted value and interest to May 25, 1999 is U.S.$5.6 million. These Old Notes will be cancelled upon consummation of the restructuring plan.

  (4) Suppliers

   Suppliers to whom amounts are outstanding for goods or services supplied on or prior to May 25, 1999 have claims that total approximately U.S.$125.4 million.

   Suppliers with a claim for pre-May 25, 1999 obligations of less than Ps.2.0 million will receive non-interest bearing promissory notes denominated in pesos with monthly payments over a nine-month period in satisfaction of their claims. Suppliers with a claim for pre-May 25, 1999 obligations of Ps.2.0 million or more (a) will receive promissory notes denominated in dollars bearing interest at the LIBO rate plus 2% per annum with maturities of twenty-four months and quarterly principal and interest payments in satisfaction of their claims, and
(b) will be obligated to sell a pro rata portion of U.S.$40.0 million of claims to certain individual shareholders of AHMSA (who are also AHMSA's affiliates) in exchange for a pro rata portion of 22,108,346 shares of our common stock,

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which will represent approximately 2.9% of the common stock outstanding following consummation of the restructuring plan. Those claims will be exchanged for non-interest bearing, non-amortizing promissory notes denominated
in dollars with a maturity of        in favor of those individual shareholders.

  (5) Equity Holders

   Our current equity holders will maintain their existing interests subject to dilution by the new common stock being issued pursuant to the terms of the restructuring plan.

Mechanics of Common Stock Issuance

   Under the restructuring plan, holders of our Old Notes and Old Loans shall receive 302,000,000 shares of our common stock representing 40% of our outstanding common stock on a fully diluted basis, subject to a three-year purchase option and an additional two-year right of first refusal in favor of a special purpose vehicle created by our parent company, and in the case of shares to be issued to the creditors of MICARE, a nine-year purchase option in our favor. In order that this issuance of our common stock may be accomplished in a tax efficient manner under Mexican law, it will be accomplished as follows:

    . GAN will form a new wholly-owned subsidiary ("NewCo"), which will assume U.S.$551.2 million of AHMSA's indebtedness in exchange for an equal U.S. dollar amount claim against us.

    . NewCo will then capitalize its claim against us in exchange for 397,127,498 new shares of AHMSA's common stock, representing 52.6% of AHMSA's outstanding capital stock on a fully diluted basis.

    . The holders of our Old Notes and Old Loans will then contribute the U.S.$551.2 million of indebtedness to NewCo in exchange for the issuance of 302,000,000 shares of NewCo's common stock representing 76.0% of NewCo's outstanding capital stock on a fully diluted basis.

    . NewCo will then merge into AHMSA, so that AHMSA will be the surviving entity. Each share of NewCo common stock will be converted into a share of our common stock. As a result of the merger, GAN, the holders of the Old Notes and Old Loans and our other shareholders will own 50.1%, 40.0% and 9.9%, respectively, of our outstanding capital stock on a fully diluted basis.

   Holders of Old Notes and Old Loans that receive shares of our common stock pursuant to the restructuring plan must deposit such shares in the AHMSA Creditor Voting Trust in exchange for interests in the AHMSA Creditor Voting Trust. See "Description of AHMSA Creditor Voting Trust."

Supplemental Share Trust

   To secure our obligations with respect to the New Loans and the New Notes, GAN will transfer title of shares of our common stock representing 20% of our outstanding common stock on a fully diluted basis to a trust for the benefit of the holders of New Loans and New Notes (the "Supplemental Share Trust"). The creditors of GAN will have a security interest in the shares of AHMSA's Common stock held in the Supplemental Share Trust, but the security interest will be subordinate to the interest of the Supplemental Share Trust. See "Description of New Credit Agreement--Payment of Principal and Interest" and "Description of New Notes--General."

Other Collateral

   The New Loans and the New Notes also will be secured ratably by substantially all of our assets located in the United States (if any) and substantially all of the following assets located in Mexico: (i) all real estate and equipment owned by us; (ii) all shares directly owned by us; (iii) subject to the consent of CFE and certain U.S. dollar limitations, all accounts receivable from CFE; (iv) all Mexican trademarks; (v) the Subject Assets; (vi) all rights, including rights to minerals and certain other natural resources, arising out of or derived from exploitation

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concessions and/or rights, and certain exploration concessions and/or rights;
and (vii) all insurance policies related to the above; provided, however, (w) the Tranche SEN Loans will have a first priority claim to the German Contract Receivables, (x) the Tranche MICARE Loans will have a first priority claim to the equity in and assets of MICARE, (y) the Series B Loans and Series B Notes will have a first priority claim to the subject assets, and (z) holders of liens recognized by the court overseeing our suspension of payments case will have a first priority claim to the assets subject to such liens to the extent recognized by the court. We do not currently own any assets located in the United States, and it is unlikely that we will own any such assets in the near future with greater than a nominal value, either individually or in the aggregate.

Sale of Assets

   In order to generate cash, we may sell or sell and leaseback the Subject Assets prior to the closing date of the restructuring plan, including but not limited to certain oxygen plants, railroad cars, power plants and other non-core assets, provided that the aggregate negative annual EBITDA impact is not more than U.S. $11.0 million. The Subject Assets not sold on or prior to the closing date for the restructuring plan will be placed in one or more trusts to be used in the restructuring.

   We have agreed to sell our lime processing plant for U.S.$19.0 million, subject to the approval of the Mexican Bankruptcy Court; however, we have been forced to use the U.S.$8.0 million of the proceeds from the sale of the lime processing plant received to date to fund operations. See "AHMSA's Business--Mining Operations." We are also seeking purchasers for our oxygen plants and power plants. Although to date we have received bids for our oxygen plants and for certain other assets, no agreements have been reached for the sale of any such assets, nor can there be any assurance that if we choose to sell assets, we will be able to do so on commercially reasonable terms, if at all.

   As we sell Subject Assets after the closing date, the net proceeds from such sales will be applied to redeem the New Notes and repay the New Loans. See "Description of New Notes" and "Description of New Credit Agreement." Any net proceeds from the sale of Subject Assets that are received within six months of the closing date (to the extent such proceeds, when taken together with net proceeds from the Sale of Subject Assets prior to the closing date, do not exceed U.S.$120.0 million) will be applied to repay the New Series B Notes and the New Class B Loans by an amount equal to 1.5 times the amount of such net proceeds.

   Notwithstanding the foregoing, after net cash proceeds from the sale of Subject Assets have reached U.S.$120.0 million, the next U.S.$60.0 million of net cash proceeds from such sales may, at AHMSA's option, be deferred until the first payment date following the first anniversary of the closing date for the restructuring plan provided that we have a cash flow deficit in the first year after the closing date of the restructuring plan and have delivered notice to that effect. If we have a cash flow deficit in the first year after the closing date of the restructuring plan, we may use such funds to the extent necessary to cover such cash flow deficit in the first year after the closing date of the restructuring plan. To the extent such funds are not used in this manner, they will be applied to repay the New Notes and the New Loans on a pro rata basis.

Conditions to the Restructuring Plan

   Our obligations and the obligations of our creditors to consummate the transactions contemplated by the restructuring plan are subject to the satisfaction of the following conditions on or prior to the closing date for the restructuring plan:

    . all holders of preferred claims against us recognized in the suspension of payments proceeding must have consented to the restructuring plan and agreed to be bound by the terms of the suspension of payments settlement agreement (the "Settlement Agreement") to be filed with and approved by the Mexican Bankruptcy Court;

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    .  all other holders of claims against us (including supplier claims), other than holders of claims with an aggregate principal amount of less than U.S.$25.0 million, must have consented to the restructuring plan and agreed to be bound by the terms of the Settlement Agreement;

    . the Securities and Exchange Commission must have declared the registration statement containing this Prospectus and Consent Solicitation effective and not have instituted any stop order with respect to the registration statement;

    . the Civil Court of First Instance for the Judicial District of Monclova, Coahuila, United Mexican States, must have lifted our suspension of payments and the suspension of payments of each of our subsidiaries;

    . we must have delivered disclosure schedules to the New Credit Agreement entered into pursuant to the restructuring plan that have not been objected to by the holders of 40% or more of claims who are entitled to receive promissory notes under the New Credit Agreement;

    . the aggregate amount of indebtedness that we have incurred since December 31, 2000 (net of repayments of indebtedness made during such period) must not exceed U.S.$40.0 million;

    . a material adverse change to our business, operations or financial condition must not have occurred since December 31, 2000;

    . we must have U.S.$50.0 million of cash to pay restructuring fees and expenses associated with the restructuring plan;

    . the creditors of GAN must have approved the restructuring plan to the extent required under the terms of the GAN suspension of payments and GAN must have emerged from suspension of payments on terms satisfactory to GAN, us and a majority of the outstanding claims against us;

    . all necessary Mexican governmental approvals must have been obtained for the restructuring plan (including necessary approvals from the Mexican National Commission of Foreign Investment);

    . the creditors shall have received favorable legal opinions of United States and internal and external Mexican counsel to us and GAN;

    . each of the parties approving the restructuring plan must have granted a general release to each other party for any actions or failures to act in connection with the Old Notes and Old Loans occurring on or prior to the closing date;

    . our suppliers must have agreed to a payment schedule for outstanding suppliers' credits reasonably acceptable to us and our creditors;

    . Bancomext must have agreed that no principal payments in respect of its preferred claims against us are due prior to 2003; and

    . Holders of no more than U.S.$35.5 million of aggregate principal amount of Old Loans elect to receive New Notes under the New Indenture.

   These conditions may be waived by us and the holders of a majority of the outstanding claims against us.

Alternatives to the Restructuring Plan

   We are proposing the restructuring plan described in this Prospectus and Consent Solicitation because we believe that it is the best alternative available to us at this time. In our opinion we have only three alternatives to the restructuring plan at this time and provides our creditors with the opportunity for a greater recovery than they would receive if we remained in suspension of payments. First, we could remain in suspension of payments, which unless either (a) we obtain additional financing and experience an improvement in our operations or (b) there is a general increase in steel prices, we believe will eventually result in either a shut-down of our operations and a distress sale of our assets not as a going concern or seizure of our assets by the Mexican government for nonpayment of taxes. Second, we could seek to negotiate a different restructuring proposal with the Steering

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Committee of our creditors; however the Steering Committee has informed us that it is unwilling to accept any further economic changes to the restructuring plan unless the creditors receive additional concessions regarding equity interests and governance rights and changes in management that are unacceptable to our controlling stockholder. Third, we could seek a sale of the company, which has been done without the receipt of an offer acceptable to our controlling stockholder.

Payment of the Restructured Indebtedness Requires Substantial Improvements in Our Business

   The restructuring plan is highly risky, and we will not be able to meet our restructured obligations unless we experience a substantial improvement in our financial condition, results of operations and cash flow. See "Risk Factors." Such an improvement is possible if all of the following occur:

    . a 25% increase in steel prices in 2002, with additional increases throughout the term of the restructured obligations;

    . the sale of coal from a mine for which we have not obtained the necessary mining concessions;

    . commencing in 2004 the sale of approximately U.S.$12.5 million of coal to an energy plant that is not yet permitted, constructed or financed;

    . the availability of up to U.S.$130.0 million of customer advances and the ability to incur U.S.$45.0 million of additional indebtedness in 2003;

    . no material increase in interest rates over the term of the restructured obligations; and

    . continued accelerated collection of accounts receivable without the continuation of historically high prepayment discounts to customers.

   If one or more of the preceding events do not occur, then it is likely that we will not be able to meet our restructured obligations. In that event, we could be forced to seek further protection under, or our creditors could involuntarily force us into insolvency proceedings under, the recently adopted Law of Mercantile Insolvency Proceedings, which is substantially less favorable to debtor companies than the current suspension of payments law under which we are operating. We would then have to either negotiate a new restructuring plan or be declared bankrupt, thereby forcing us to liquidate our assets.

Consequences of Payment Default Under the Restructured Debt

   If we are unable to make payments when due on the new loans and the new notes (including upon acceleration following other types of events of default), holders of the new loans and new notes will be entitled to enforce all remedies available under applicable law, including:

  .  Foreclosing upon the collateral for the new loans and new notes;

  . In the case of the shares in the Supplemental Share Trust, selling such shares, distributing them to the holders of the new loans and new notes, and/or exercising any other rights of ownership; and

  . Forcing us into insolvency proceedings under the newly adopted Law of Mercantile Insolvency Proceedings, which is substantially less favorable to debtor companies than the current suspension of payments law under which we are operating.

   In addition the following changes will be made to our equity arrangements:

  . All shares used to pay interest on the new loans and new notes will be transferred to the AHMSA Creditor Voting Trust;

  . The AHMSA Creditor Voting Trust will (a) have the right to designate a majority of our Board of Directors, and (b) direct the trustee for the Supplemental Share Trust in the voting of any shares remaining in the Supplemental Share Trust.

There can be no assurance that holders of new loans and new notes will be successful in asserting such remedies. In addition, we believe that it is likely that upon a payment default holders of the new loans and new notes would receive less than the outstanding principal and interest due to them.

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                                CONSENT PROCESS

   The following is a brief summary regarding the procedures for consenting to the restructuring plan. Additional information regarding consent procedures is set forth in the form of consent accompanying this Prospectus and Consent Solicitation.

Consent Instructions

   This Prospectus and Consent Solicitation is accompanied by a form of consent (or a master form of consent, as the case may be), which you should use to consent to or reject the restructuring plan. We are distributing these materials to the holders of our Old Loans and the registered, nominal and beneficial owners of our Old Notes, provided that registered and nominal holders of Old Notes are not entitled to consent to or reject the restructuring plan, except to the extent that they do so on behalf of beneficial holders of Old Notes. See "--Brokerage Firms, Banks and other Record Holders of Old Notes." In light of the benefits to be attained under the restructuring plan by our creditors, we recommend that you consent to the restructuring plan and return the form of consent (or a master form of consent) prior to the consent deadline referred to below.

   FORMS OF CONSENT (OR MASTER FORMS OF CONSENT) MUST BE RECEIVED BY THE
SOLICITATION AGENT ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON         .
FORMS OF CONSENT (OR MASTER FORMS OF CONSENT) RECEIVED AFTER THAT TIME MAY NOT BE COUNTED. ANY FORM OF CONSENT (OR MASTER FORM OF CONSENT) WHICH IS EXECUTED BY A CREDITOR BUT WHICH DOES NOT INDICATE A CONSENT OR REJECTION OF THE RESTRUCTURING PLAN WILL BE DEEMED A CONSENT TO THE RESTRUCTURING PLAN. FAILURE TO DELIVER A PROPERLY COMPLETED FORM OF CONSENT TO THE SOLICITATION AGENT BY THE CONSENT DEADLINE WILL HAVE THE SAME EFFECT AS REJECTING THE RESTRUCTURING PLAN.

   In connection with our request for approval of the restructuring plan, we will not accept or count any form of consent (or master form of consent) received after the consent deadline, except to the extent that we determine otherwise. We expressly reserve the right to amend, at any time and from time to time, the terms of the restructuring plan. If we make a material change in the terms of the restructuring plan or if we waive a material condition of the restructuring plan, we will circulate additional solicitation materials and will extend the consent deadline, in each case to the extent required by law.

   The form of consent and master form of consent will include:

    . an election (for the holders of Old Loans) to receive either New Loans or New Notes;

    .  a form for MICARE creditors to make a MICARE A/B Election;

    .  an agreement to be bound by the Suspension of Payments Settlement
       Agreement;

    . an appointment of designees of HSBC Financial Services (Cayman) Limited, as co-trustee for the AHMSA Creditor Voting Trust, as attorneys-in-fact with the power to execute on such holders behalf certain agreements to be entered into among AHMSA, the AHMSA Creditor Voting Trust and such holders, including the Company Agreement, Share Transfer and Voting Agreement, Stock Option Agreement and Registration Rights Agreement;

    . a consent (in capacity as a shareholder of NewCo) to the merger with and into us and the adoption of the new Estatutos;

    . a form of letter of transmittal, which must be completed by beneficial owners of Old Notes who consent to the restructuring plan in order to tender their beneficial interests in the Old Notes in exchange for restructuring plan consideration; and

    . a form of power of attorney and assignment, which must be completed by holders of Old Loans that consent to the restructuring plan in order to grant us the irrevocable right to retrieve the promissory notes evidencing such indebtedness from the Mexican Bankruptcy Court upon the closing of the restructuring plan.

   The form of consent and master form of consent will also require that holders of Old Loans and beneficial holders of Old Notes provide the following information in order to permit the trustee of the AHMSA Creditor Voting Trust to issue certificates representing interests in the trust ("Voting Trust Certificates") to such creditors:

    .  the name of such creditor;

    . its designated representative with respect to its trust interests and the representative's address, telephone number, facsimile number, e-mail address and specimen signature;

    . the address to which such creditor's Voting Trust Certificates should be delivered; and

    . a representation that such creditor and any participant in such creditor's claim is not a shareholder of GAN or an affiliate of AHMSA, GAN or any shareholder of GAN.

   In connection with our request for approval of the restructuring plan, we will not accept or count any:

    . forms of consent of beneficial owners of Old Notes (or master forms of consent indicating the consent of beneficial holders of Old Notes) that do not contain a properly completed letter of transmittal, and with respect to which the procedures set forth in the form of consent (or master form of consent) have not been followed with respect to tendering Old Notes; or

    . forms of consent of holders of Old Loans that do not contain a properly completed power of attorney and assignment.

   If a form of consent (or master form of consent) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person or entity acting in a fiduciary or representative capacity, such person must so indicate and, unless otherwise determined by us, must submit evidence satisfactory to us of such person's authority.

   The method of delivery of forms of consent and master forms of consent to be delivered to the solicitation agent is at the election and risk of each beneficial owner and nominal holder of the Old Notes and each holder of the Old Loans. Except as otherwise provided in this Prospectus and Consent Solicitation, such delivery will be deemed made only when actually received by the solicitation agent. Instead of effecting delivery by mail, it is recommended that you use an express courier, overnight or hand delivery service and deliver a fax copy to the solicitation agent. In all cases, sufficient time should be allowed to assure timely delivery.

   Subject to applicable law, we reserve the absolute right to reject any and all forms of consent (or master forms of consent, as the case may be) not in proper form the acceptance of which would, in our or our counsel's opinion, not be in accordance with the provisions of applicable law. Subject to applicable law, we further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular form of consent (or master form of consent). Other than with respect to the requirements of the trustee of the AHMSA Creditor Voting Trust, our interpretation of the terms and conditions of the restructuring plan (including the forms of consent and the master forms of consent), unless otherwise required under applicable law, shall be final and binding on all parties. Unless waived or as required by applicable law, any defects or irregularities in connection with deliveries of forms of consent (or master forms of consents) must be cured within such time as we (or any relevant governmental authority) determines. Neither AHMSA nor any other person or entity will be under any duty to provide notification of defects or irregularities with respect to the delivery of forms of consent (or master forms of consent) and neither AHMSA nor any other person or entity will incur any liability for failure to provide such notice. Unless otherwise required by applicable law, delivery of such forms of consent (or master forms of consent) will not be deemed to have been made until such irregularities have been cured or waived. Forms of consent (or master forms of consent) as to which any irregularities have not been cured or waived before the voting deadline will not be counted.

General Consent Procedures

   You should complete only the form of consent corresponding to Old Loans that you hold or Old Notes that you beneficially own on the record date. Creditors who purchase Old Loans or Old Notes after the record date and who wish to consent to or reject the restructuring plan must arrange with the seller to receive proxies from such persons or the nominal holders through whom such persons held their Old Loans or Old Notes on the record date.

   Creditors who elect to vote on the restructuring plan should complete and sign the form of consent (including power of attorney and assignment or the letter of transmittal, as the case may be) in accordance with the instructions on the form of consent, being sure to check the appropriate box entitled "Consent to the restructuring plan" or "Reject the restructuring plan." Creditors may not split their vote on the restructuring plan. Creditors must vote all Old Loans held or Old Notes beneficially owned, as the case may be, in the same way (that is, all "consent" or all "reject") even if, in the case of beneficial owners of Old Notes, such Old Notes are owned through more than one broker or bank.

   You may receive multiple copies of this Prospectus and Consent Solicitation, especially if you own Old Notes through more than one broker or bank. If you submit more than one form of consent because you beneficially own Old Notes
through more than one broker or bank, be sure to indicate in item            of
the form(s) of consent the names of ALL other brokers or other nominal holders who hold Old Notes for you.

Beneficial Owners of Old Notes

   A beneficial owner of Old Notes on the record date is eligible to consent to or reject the restructuring plan regardless of whether the Old Notes were held on the record date in such beneficial owner's name or in the name of a brokerage firm, commercial bank, trust company or other nominal holder.

   IF A BENEFICIAL OWNER'S CLAIM OR INTEREST IS A RESULT OF SUCH BENEFICIAL OWNER'S OWNERSHIP OF OLD NOTES ON SUCH BENEFICIAL OWNER'S BEHALF IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINAL HOLDER, ONLY THE BENEFICIAL OWNER MAY EXECUTE A FORM OF CONSENT WITH RESPECT TO SUCH CLAIM OR INTEREST TO CONSENT TO OR REJECT THE RESTRUCTURING PLAN, PROVIDED THAT BENEFICIAL OWNERS MUST TRANSMIT THEIR COMPLETED FORMS OF CONSENT EITHER TO THE SOLICITATION AGENT OR OTHERWISE TO THE RECORD HOLDER, WHO MUST THEN RETURN MASTER FORMS OF CONSENT (TOGETHER WITH THE CORRESPONDING ORIGINAL FORMS OF CONSENT DELIVERED BY THE BENEFICIAL OWNERS) TO THE SOLICITATION AGENT WHICH PROVIDE IN SUMMARIZED TABULAR FORM THE VOTES BY EACH BENEFICIAL OWNER. ALL SUCH ACTIONS MUST BE COMPLETED PRIOR TO THE CONSENT DEADLINE. BECAUSE OF THE NUMBER OF STEPS WHICH MAY BE NECESSARY FOR YOUR VOTE TO BE VALID, PLEASE ALLOW YOURSELF SUFFICIENT TIME TO COMPLETE THE PROCESS.

   Any beneficial owner as of the record date, holding Old Notes in physical certificated form, registered in its own name or nominal holders voting for their own account can vote by completing and signing the enclosed form of consent, duly notarized, and returning the original directly to the solicitation agent so that it is actually received by the solicitation agent
before the consent deadline of 5:00 p.m., New York City time, on         ,
which may be extended at AHMSA's sole discretion.

   By completing the letter of transmittal contained in the form of consent, beneficial owners of Old Notes held in book-entry form will instruct the nominal holder of such Old Notes to tender the Old Notes by book-entry transfer to the account of the solicitation agent at DTC. Such transfer must be credited to the account of the solicitation agent before the consent deadline in order for such beneficial owner's consent to be counted. Beneficial owners of Old Notes in physical certificated form must tender their Old Notes by delivering them, duly endorsed for transfer, to the solicitation agent. Such delivery must be received by the solicitation agent before the consent deadline in order for such beneficial owner's consent to be counted.

   Authorized signatories voting on behalf of more than one beneficial owner must complete a separate form of consent for each such beneficial owner. Any form of consent submitted to a nominal holder will not be counted until such nominal holder either validates such form of consent or properly completes and delivers a corresponding master form of consent to the solicitation agent, accompanied by the corresponding original forms of consent delivered by the beneficial owners.

   With respect to Old Notes that are held through Euroclear or Clearstream, see "--Special Procedures for Holders of Old Notes Held Through Euroclear or Clearstream."

   By submitting a form of consent consenting to or rejecting the restructuring plan, you are certifying that you are the beneficial owner of the Old Notes being voted, or an authorized signatory for such a beneficial owner. Your submission of a form of consent will also constitute a request that you (or in the case of an authorized signatory, the beneficial owner) be treated as the beneficial owner of such securities for purposes of consenting to or rejecting the restructuring plan.

Brokerage Firms, Banks and Other Record Holders of Old Notes

   A brokerage firm, commercial bank, trust company or other nominee which is the nominal holder on the record date of Old Notes for a beneficial owner of Old Notes, or is a participant, directly or indirectly, in DTC, Euroclear or Clearstream, each a clearing system, and is authorized to vote in the name of such clearing system, directly or indirectly, pursuant to an omnibus proxy, assignment letter form or similar document (as described below) and is acting for a beneficial owner of Old Notes, may obtain the consent to or rejection of the restructuring plan of the beneficial owner of such Old Notes, consistent with customary practices for obtaining the votes of securities held in "street name", in the following way:

    . The nominal holder must obtain the consent or rejection of the beneficial owners by forwarding to the beneficial owners the unsigned forms of consent, together with a copy of this Prospectus and Consent Solicitation, a return envelope provided by, and addressed to, the nominal holder, and other materials requested to be forwarded.

    . Each such beneficial owner must then indicate his, her or its vote on the original form of consent, complete the information requested in the form of consent (including the information in the letter of transmittal), review the certifications contained in the form of consent, execute the form of consent and return the original form of consent to the nominal holder or to the solicitation agent.

    . After collecting the forms of consent, the nominal holder should, in turn, complete a master form of consent compiling the votes and other information from the forms of consent (including instructions contained in the forms of consent to tender Old Notes by book-entry transfer to the account of the solicitation agent at DTC), execute the master form of consent and deliver the original master form of consent (together with the corresponding original forms of consent delivered by the beneficial owners) to the solicitation agent so that it is actually received by the solicitation agent before the consent deadline.

    . The nominal holder should advise the beneficial owner that if it chooses to return its form of consent to the nominal holder rather than to the solicitation agent, it must return its form of consent to the nominal holder by a date calculated by the nominal holder to allow it to prepare and return the master form of consent to the solicitation agent so that it is actually received by the solicitation agent before the consent deadline.

   A proxy intermediary on behalf of a nominal holder may follow the procedures outlined in the preceding paragraph to vote on behalf of such beneficial owner.

Special Procedures for Holders of Old Notes Held Through Euroclear or
Clearstream

   The solicitation agent will distribute this Prospectus and Consent Solicitation, forms of consent and other materials to Euroclear and Clearstream with a request that each such clearing system distribute such materials to the beneficial owners of Old Notes through the participant firms holding accounts in such clearing systems.

   Participants in Euroclear and Clearstream should generally follow the procedures set forth in the immediately preceding section ("--Brokerage Firms, Banks and Other Record Holders") by using master forms of consent, with two exceptions, as follows:

    . The party executing the form of consent or master form of consent (either the clearing system participant or the beneficial owner) should send the original form of consent or master form of consent (accompanied by the corresponding original forms of consent delivered by the beneficial owners), upon execution, by overnight courier and a copy by telecopy or facsimile to the solicitation agent. However, to be counted for purposes of consent to or rejection of the restructuring plan, the original of the form of consent or master form of consent (not merely a telecopy or facsimile thereof) must be received by the solicitation agent before the consent deadline. The party executing the form of consent or master form of consent should retain a copy of the form of consent or master form of consent.

    . Each participant in Euroclear and Clearstream should also send a custody instruction to Euroclear or Clearstream, as applicable, that repeats the substance of the information contained in the executed forms of consent or master forms of consent. Euroclear and Clearstream will forward duly validated master forms of consent summarizing the instructions received from their participants to the solicitation agent (accompanied by the corresponding original forms of consent delivered by the beneficial owners).

DTC

   We expect that DTC, as a registered holder of Old Notes, will arrange for its participants to vote by executing an omnibus proxy, assignment letter form, or similar document in favor of its participants. It is expected that such participants will validate, directly or indirectly, the forms of consent or master forms of consent. We also expect that Euroclear and Clearstream, upon the direction of their respective participants, will provide duly validated master forms of consent summarizing the form of consent received from their respective participants to the solicitation agent, thus confirming the validity of signed forms of consent or master forms of consent.

Revocation of Votes; Withdrawal of Tendered Old Notes; Revocation of Powers of Attorney for Old Loans

   Except as otherwise provided in this Prospectus and Consent Solicitation and in the form of consent (or master form of consent), forms of consent and master forms of consent may be revoked at any time prior to the consent deadline. In the case of forms of consent (or master forms of consent) of beneficial and nominal holders of Old Notes, revocation of such forms of consent (or master forms of consent) will constitute a withdrawal of the Old Notes tendered in connection with such forms of consent (or master forms of consent). In the case of forms of consent of holders of Old Loans, revocation of such ballots will constitute revocation of the power of attorney and assignment giving us the right to retrieve the promissory notes evidencing such Old Loans from the Mexican Bankruptcy Court. To revoke a form of consent (or master form of consent), a written or facsimile transmission notice of revocation must be received by the solicitation agent at its address set forth herein prior to 5:00 p.m., New York City time, on the business day prior to the consent deadline. Any such notice of revocation

    . must specify the name of the person having delivered the form of consent (or master form of consent) to be revoked;

    . in the case of revoked form of consent (or master form of consent) pursuant to which Old Notes were tendered by book-entry transfer, must specify the account information necessary to transfer such Old Notes to effect their withdrawal;

    . in the case of revoked forms of consent pursuant to which Old Notes in certificated form were tendered, must specify the name and address of the person to whom such Old Notes should be sent to effect their withdrawal; and

    . must be signed by the person having delivered the form of consent (or master form of consent) to be revoked in the same manner as the original signature on the form of consent (or master form of consent), including any required signature guarantees.

   All questions as to the validity, form and eligibility (including time of receipt) for such revocation and withdrawal notices will be determined by AHMSA, whose determination shall be final and binding on all parties. Any forms of consent revoked or deemed to be revoked will be deemed not to have been validly delivered to the solicitation agent for purposes of counting consents to and rejections of the restructuring plan.

Taxes

   Certain United States federal income tax consequences of the exchange of restructuring plan consideration for Old Notes and Old Loans pursuant to the restructuring plan and of the acquisition, ownership and disposition of restructuring plan consideration are discussed below under "Certain United States Federal Income Tax Considerations."

Solicitation Agent

   We have appointed The Weston Group as the solicitation agent for the consent solicitation. Requests for additional copies of this Prospectus and Consent Solicitation, the form of consent and other related documents should be addressed to the solicitation agent as follows:

    .  By hand, overnight courier or registered or certified mail:           .

    .  By telephone:           .

    .  By fax:           .

    .  By e-mail:          .

Fees and Expenses

   We will be responsible for payment of all fees and expenses relating to the solicitation of consents pursuant to this Prospectus and Consent Solicitation.

                        SELECTED FINANCIAL INFORMATION

   Except as indicated, the following selected financial information is derived from the Company's audited and unaudited consolidated financial statements included elsewhere in this Prospectus and Consent Solicitation. This information should be read in conjunction with, and is qualified in its entirety by reference to, the Company's audited consolidated financial statements for the years ended December 31, 1998, 1999 and 2000 (the "Audited Financial Statements") and the Company's unaudited consolidated financial statements for the six months ended June 30, 2000 and 2001 (the "Unaudited Financial Statements"). The Audited Financial Statements and Unaudited Financial Statements were prepared in accordance with Mexican GAAP, which differs in significant respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Note 21 to the Audited Financial Statements and Unaudited Financial Statements provides a description of the principal differences between Mexican GAAP and U.S. GAAP, as they relate to the Company, and a reconciliation to U.S. GAAP of consolidated net income (loss) and total shareholders' equity.

   See "Management's Discussion and Analysis of Financial Condition and Results of Operations--General--Inflation," for a discussion of the impact of inflation on the Company's financial statements.

   Unless otherwise stated, the Audited Financial Statements and all financial and operating data in this Prospectus and Consent Solicitation do not reflect the results of operations of the galvanizing and painting plant (the "Galvanizing Plant") or Aceros Nacionales, S.A. de C.V. ("ANSA") between January 1, 1996 and December 31, 1998. These results are reflected in the item "Discontinued Operations." The Galvanizing Plant was sold on January 28, 1999 and ANSA was sold on January 29, 1999. See Note 5 to the Audited Financial Statements.

                                                         Audited(1)                              Unaudited(1)
                                                   Year Ended December 31,                 Six Months Ended June 30,
                                      ------------------------------------------------  ------------------------------
                                        1996      1997      1998      1999      2000      2000     2001        2001
                                      --------  --------  --------  --------  --------  --------  -------  ------------
                                        (millions of constant Mexican pesos with purchasing power as of    (millions of
                                                     June 30, 2001, except for Other Data)                 US$, except
                                                                                                            for Other
                                                                                                             Data)(2)
Income Statement Data:
Mexican GAAP:
Net Sales............................ 18,162.4  17,269.0  16,159.8  13,359.9  12,805.7   6,815.1  5,020.0      554.1
Cost of Sales........................ 12,414.8  12,274.6  11,711.0  10,108.8   9,633.7   4,799.7  4,468.6      493.2
Depreciation(3)......................  1,328.2   1,258.0   1,293.0   1,286.4   1,189.1     607.8    607.4       67.1
Gross Profit.........................  4,419.4   3,736.4   3,155.8   1,964.7   1,982.9   1,407.6    (56.0)      (6.2)
Selling, General and Administrative
 Expenses............................  1,115.3   1,047.0   1,015.7     927.2     766.0     400.3    327.3       36.1
Operating Income (Loss)..............  3,304.1   2,689.4   2,140.1   1,037.5   1,216.9   1,007.3   (383.3)     (42.3)
Financing and Related Costs
  Interest (Income)..................   (461.1)   (215.0)   (241.1)   (109.4)   (104.3)    (23.8)   (22.4)      (2.5)
  Interest Expense...................  2,505.0   2,506.5   2,825.1   1,947.3   1,100.5     454.1    429.0       47.4
  Foreign Exchange (Gain) Loss.......     30.5     208.0   4,287.4  (1,177.0)     72.9      19.2    (56.9)      (6.3)
  (Gain) from Monetary Position...... (4,218.3) (2,405.9) (3,538.4) (2,684.9) (2,091.7) (1,095.1)  (498.5)     (55.0)
Net Financing Result................. (2,143.9)     93.6   3,333.0  (2,024.0) (1,022.6)   (645.6)  (148.8)     (16.4)
Other Expense (Income), Net..........     50.5     (40.5)    502.0   1,573.9     294.5      40.4    294.3       32.5
Cost of Inactive Plant (3)...........       --        --      71.3      68.3        --        --       --         --
Income (Loss) Before Taxes and
 Employee Profit Sharing and Results
 of Associated Companies.............  5,397.5   2,636.3  (1,766.2)  1,419.3   1,945.0   1,612.5   (528.8)     (58.4)
Income and Asset Taxes...............     14.9      13.9       2.7      17.0     771.8     607.1     12.9        1.4
Employee Profit Sharing..............     58.8      20.1      20.7      21.0      12.8      12.4      2.2        0.2
Income (Loss) Before Results of
 Associated Companies................  5,323.8   2,602.3  (1,788.7)  1,381.3   1,160.4     993.0   (543.8)     (60.0)
Results of Associated Companies(4)...     15.8      18.4      (0.7)     37.7      (8.3)      0.2     (0.9)      (0.1)
Extraordinary Items (5)..............    786.2    (574.8)       --        --        --        --       --         --
Discontinued Operations(6)...........    161.3    (258.4)   (540.0)    (25.6)       --        --       --         --
Net Income (Loss)....................  6,287.1   1,787.5  (2,330.3)  1,393.4   1,152.1     993.2   (544.9)     (60.1)
U.S. GAAP:
Net Sales............................ 18,162.4  17,269.0  16,159.8  13,359.9  12,805.7   6,815.1  5,020.0      554.1
Operating Income (Loss)..............  1,935.5   1,924.5     859.2     690.2     787.8     799.0   (706.0)     (77.9)
Net Income (Loss)(7).................  1,922.1   1,453.2  (2,123.0)  1,428.0   1,111.0   1,199.0   (753.0)     (83.1)
Other Data:
Mexican GAAP:
Basic Earnings (Loss) per Share(8)(9)     14.1       6.7      (4.8)      3.9       3.2       2.8     (1.5)      (0.2)
Basic Earnings (Loss) per ADS(8)(9)..     70.9      33.4     (23.9)     19.5      15.8      14.0     (7.5)      (0.8)
Weighted Average Shares Outstanding
 (000s)(9)...........................  388,375   386,462   376,428   362,298   357,873   357,873  357,873    357,873
U.S. GAAP:
Basic Earnings (Loss) per Share(8)(9)      5.0       3.8      (5.6)      3.9       3.1       3.3     (2.1)      (0.2)
Basic Earnings (Loss) per ADS(8)(9)..     25.0      19.0     (28.0)     19.5      15.5      16.5    (10.5)      (1.0)
Weighted Average Shares Outstanding
 (000s)(9)...........................  388,375   386,462   376,428   362,298   357,873   357,873  357,873    357,873

--------
(1) Totals may vary due to rounding.
(2) U.S. dollar amounts provided are translations from the peso amounts, solely for the convenience of the reader, at an exchange rate of Ps.9.0600 per U.S. dollar, the noon buying rate as published by the Federal Reserve for Mexican pesos on June 30, 2001. The U.S. dollar-peso exchange rate has been volatile in recent years. Accordingly, the translation to dollars at the June 30, 2001 exchange rate may not accurately represent the financial condition of the Company in U.S. dollar terms as of the present date.
(3) Cost of inactive plant is not deducted in calculating Depreciation in the Mexican GAAP financial statements but is deducted in calculating Depreciation under U.S. GAAP. In the Mexican GAAP financial statements, only depreciation charges related to plant in full current use and the utilized portion of plant operating at less than full capacity are charged against the Company's ordinary operations and are a component of operating income.
(4) Represents the Company's income (losses) in companies in which the Company has a minority interest.
(5) The extraordinary income recorded in 1996 resulted from the prepayment at a discount of certain of the Company's long-term debt; the amount shown is net of income tax and employee profit sharing. The extraordinary expense reported in 1997 was caused by a change in accounting policy which resulted in the write-off of the unamortized balance of deferred technical assistance fees payable to Hoogovens.
(6) For a complete description of what is included in discontinued operations as of December 31, 1998 and 1999, see Note 5 to the Audited Financial Statements.
(7) For a discussion of the principal differences between the Company's net income under Mexican and U.S. GAAP, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--U.S. GAAP Reconciliation."
(8) Basic earnings (loss) in each period is calculated by subtracting extraordinary items from majority net income (loss), in each case according to Mexican or U.S. GAAP, as the case may be. See Notes 7 o) and 21 to the Audited Financial Statements.
(9) Basic earnings (loss) per share in each period is calculated by dividing basic earnings (loss) by the weighted average number of shares outstanding during such period. Basic earnings (loss) per ADS is calculated by multiplying basic earnings (loss) per share by five, to reflect the ratio of five shares of Common Stock per ADS.

                                                                Audited(1)                            Unaudited(1)
                                                            As of December 31,                       As of June 30,
                                           ----------------------------------------------------- ----------------------
                                              1996       1997       1998       1999      2000      2001        2001
                                            --------   --------   --------   --------  --------  --------  ------------
                                           (millions of constant Mexican pesos with purchasing power as of (millions of
                                                                   June 30, 2001)                            US$)(2)
Balance Sheet Data:
Mexican GAAP:

Assets
Cash and Cash Equivalents.................    429.8      503.0      404.1       93.5      162.2     121.0       13.4
Trade Accounts Receivable, Net............  1,994.3    2,316.6    2,131.9    1,845.2    1,461.5   1,098.4      121.2
Due from Affiliated Companies.............    564.0      564.2      344.9      257.4      400.8     160.0       17.8
Inventories...............................  5,241.0    5,276.9    5,094.6    3,697.4    3,464.7   3,435.0      379.1
Other Current Assets......................    465.5      518.2    1,803.7      336.5      295.0     306.7       33.8
Total Current Assets......................  8,694.6    9,178.9    9,779.2    6,230.0    5,784.2   5,121.1      565.3
Other Long-Term Receivables(3)............  1,393.3    1,440.5    1,208.7      921.0      822.0     710.3       78.4
Property, Plant and Equipment, Net........ 31,694.7   31,473.8   31,516.7   27,911.0   26,256.0  25,140.5    2,774.9
Deferred Charges, Net.....................  1,030.8    1,477.0    2,204.4    2,374.1    2,315.0   2,136.1      235.7
Total Assets.............................. 42,813.4   43,570.2   44,709.0   37,436.1   35,177.2  33,108.0    3,654.3

Liabilities and Shareholders' Equity
Short-Term Debt(4)........................ 18,882.9   20,753.1   23,350.5   17,923.0   16,514.1  16,211.2    1,789.3
Interest Payable..........................    210.9      343.2      427.5      786.0      809.0     830.0       91.6
Due to Suppliers and Contractors..........  2,558.3    2,823.9    2,570.4    1,960.0    2,050.0   2,067.2      228.1
Taxes Payable.............................    162.3      230.9      427.3      228.0      172.6     299.5       33.1
Due to Affiliated Companies...............     15.0        2.3       83.4       25.0       30.0      33.2        3.6
Other Payables............................  1,530.0    1,269.4    1,928.4    2,704.0    1,856.8   1,958.0      216.1
Total Current Liabilities................. 23,359.4   25,422.8   28,787.5   23,626.0   21,432.5  21,399.1    2,361.8
Long-Term Debt............................       --         --         --      450.0      208.0      91.9       10.1
Due to Affiliated Companies...............    269.9         --         --         --         --        --         --
Other Long-Term Liabilities(5)............    686.4    1,087.3    1,601.1    1,286.0    5,487.7   4,753.0      524.6
Total Liabilities......................... 24,315.7   26,510.1   30,388.6   25,362.0   27,128.2  26,244.0    2,896.5
Majority Shareholders' Equity............. 18,493.2   17,056.0   14,291.8   12,045.5    8,022.0   6,847.0      755.8
Minority Interest in Subsidiaries.........      4.5        4.1       28.6       28.6       27.0      17.0        2.0
Total Liabilities and Shareholders' Equity 42,813.4   43,570.2   44,709.0   37,436.1   35,177.2  33,108.0    3,654.3
U.S. GAAP:
Total Assets.............................. 43,494.9   43,106.9   46,215.0   41,159.5   39,924.7  38,689.2    4,270.3
Shareholders' Equity(6)................... 10,354.7   11,769.4    8,258.0    8,371.0    8,645.0   7,948.0      877.3

--------
(1)  Totals may vary due to rounding.
(2) U.S. dollar amounts provided are translations from the peso amounts, solely for the convenience of the reader, at an exchange rate of Ps.9.0600 per U.S. dollar, the noon buying rate for Mexican pesos as published by the Federal Reserve on June 30, 2001. The U.S. dollar-peso exchange rate has been volatile in recent years. Accordingly, the translation to dollars at the June 30, 2001 exchange rate may not accurately represent the financial condition of the Company in U.S. dollar terms as of the present date.
(3) Includes employee housing developments and equity in affiliated companies.
(4) Reflects on a pro forma basis the acceleration of the maturity of the long-term debt due to the suspension of payments.
(5) Includes retirement and pension plans and seniority premiums of Ps.533.6 million as of December 31, 1996, Ps.968.1 million as of December 31, 1997, Ps.969.4 million as of December 31, 1998, Ps.1,052.5 million as of December 31, 1999 and Ps.1,206.8 million as of December 31, 2000. Also includes Ps.3,789.7 of deferred income tax liability as of December 31, 2000. See
    Note 7 a) of the Audited Financial Statements.
(6) Shareholders' equity under U.S. GAAP principally reflects the adjustments for deferred income taxes, employee profit sharing and restatement of machinery and equipment.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

   Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve inherent risks and uncertainties. Actual results may differ materially from those contained in such forward-looking statements. See "Forward-Looking Statements."

   The following discussion should be read in conjunction with the Audited Financial Statements and the Unaudited Financial Statements. The Audited Financial Statements and the Unaudited Financial Statements have been prepared in accordance with Mexican GAAP, which differs in significant respects from U.S. GAAP. Note 21 to the Audited Financial Statements and Note 21 to the Unaudited Financial Statements provide a description of the principal differences between Mexican GAAP and U.S. GAAP as they relate to AHMSA, and a reconciliation to U.S. GAAP of consolidated net income (loss) and total shareholders' equity.

  Inflation

   Mexico experienced high inflation in some of the periods covered by the Audited Financial Statements. The rates of inflation in Mexico, as measured by changes in the National Consumer Price Index ("NCPI") (as provided by Banco de Mexico), were 18.61%, 12.32% and 8.96% for the years 1998, 1999 and 2000, respectively, and 2.11% for the six months ended June 30, 2001.

   The Mexican Institute of Public Accountants has issued Bulletin B-10, "Recognition of the Effects of Inflation on Financial Information," and Bulletin B-12, "Statement of Changes in Financial Position," which outline the inflation accounting methodology that is mandatory for all Mexican companies reporting under Mexican GAAP. The Third Amendment to Bulletin B-10, which has been effective since January 1, 1990, requires that all financial information be presented in constant pesos (having the same purchasing power for each period indicated taking into account inflation) as of the date of the most recent balance sheet. The presentation of financial information in constant pesos is intended to recognize certain effects of inflation on the financial statements and to permit comparisons between periods in comparable monetary units. Except where otherwise indicated, financial data for all periods in the Audited Financial Statements and the Unaudited Financial Statements and throughout this Prospectus and Consent Solicitation have been restated in constant pesos with purchasing power as of June 30, 2001. References in this Prospectus and Consent Solicitation to "real" amounts are to inflation-adjusted numbers, and references to "nominal" amounts are to unadjusted numbers. Unless otherwise specified, all growth rates in the following discussion are stated in real terms.

   In accordance with Bulletin B-10, AHMSA is required to report, as a gain or loss on its net monetary position, the effects of inflation on its monetary assets and liabilities. This net amount, which is reflected in the income statement under the caption "Financing and Related Costs--Loss (Gain) from Monetary Position," reflects the gain or loss arising from holding a net liability or asset monetary position in an inflationary period because, over time, a monetary liability can be settled for units of less purchasing power, whereas a monetary asset decreases in value in real terms. AHMSA's operations continually generate monetary assets (primarily in the form of cash, cash equivalents and accounts receivable), while AHMSA's trade and accounts payable and borrowings result in monetary liabilities. For presentation purposes, all effects relating to financing are reflected in net financing result and include
(i) interest earned on cash and temporary investments and interest paid on borrowed funds; (ii) foreign exchange gains or losses associated with monetary assets and liabilities denominated in foreign currencies; and (iii) losses resulting from holding monetary assets exposed to inflation net of gains resulting from having monetary liabilities adjusted for inflation, less amounts capitalized. AHMSA records a foreign exchange gain or loss if the exchange rate of the peso to the currency in which the monetary assets or liabilities are denominated fluctuates.

   Prior to January 1, 1997, Bulletin B-10 required that AHMSA restate non-monetary assets at current replacement cost (as determined by appraisals) and restate nonmonetary liabilities and the components of shareholders' equity using the NCPI. Beginning January 1, 1997, under the Fifth Amendment to Bulletin B-10, all non-monetary assets, including property, plant and equipment, are required to be restated using the NCPI. However, the Fifth Amendment permits the use of the replacement cost method for the recognition of the effects of inflation in the case of inventories and costs of sales. In addition, imported machinery and equipment is restated using the inflation rate of the country of origin and the period-end exchange rate. In 2000 the value of the peso decreased by 0.81% relative to the U.S. dollar, representing a decrease in the value of fixed assets of Ps 1,176.3 million. For the six months ended June 30, 2001, the value of the peso increased by 5.31% relative to the U.S. dollar, representing a decrease in the value of the fixed assets of Ps. 926.3 million.

   The prices of substantially all of AHMSA's products and a portion of its costs of sales is based on, or linked to, the U.S. dollar. Because AHMSA's results of prior periods are restated in constant pesos of the current period, when the rate of inflation during any period exceeds the peso-U.S. dollar devaluation rate, the U.S. dollar-related net sales and cost of sales of prior periods, as so restated, will increase even if U.S. dollar-related sales and U.S. dollar-related costs of the prior period were lower than or equal to the U.S. dollar-related sales and U.S. dollar-related costs, as the case may be, of the current period. This was the case in 1999 when, for the full year, the value of the peso in U.S. dollars appreciated 3.47% and the inflation rate was 12.32% and in 2000, the value of the peso decreased by 0.81% and the inflation rate was 8.96%. In the first half of 2001, the value of the peso increased by 5.31% and the inflation rate was 2.11%.

  Plant Slowdowns and Shutdowns

   In connection with certain regularly scheduled maintenance as well as the implementation of its capital expenditure programs, AHMSA expects to suspend operations in certain facilities from time to time. Although AHMSA intends to minimize any disruption to sales and operations during any such suspension of operations through the use of less efficient back-up facilities, advance coordination with customers and build-up of inventory, AHMSA expects that the use of less efficient back-up facilities and other measures will temporarily increase production costs and adversely affect AHMSA's operating margins.

Certain Macroeconomic Effects on AHMSA

   The devaluation of the peso has had a number of effects on the Mexican economy that have adversely affected the financial condition of AHMSA. First, the devaluation caused the peso value of AHMSA's non-peso-denominated indebtedness to increase significantly prior to the filing for suspension of payments. Substantially all of AHMSA's indebtedness is denominated in currencies other than the peso, principally the U.S. dollar; however, as a result of AHMSA's filing for suspension of payments, all of such indebtedness was converted into pesos at the rate of exchange of Ps.9.359 per U.S. dollar. Second, the devaluation increased the rate of inflation, resulting in a sharp rise in nominal interest rates on peso-denominated borrowings. Each of the foregoing factors caused an increase in the peso-denominated debt service requirements of AHMSA. Third, the devaluation led to a lack of investor confidence in Mexico, which reduced international capital flows to both the Mexican public and private sectors. Fourth, in response to the devaluation and its effects, the Mexican government established an economic recovery program, which caused a decline in gross domestic product and an increase in unemployment.

   Steel and steam coal prices in Mexico are generally set by reference to international prices, but many of AHMSA's costs (such as labor and certain inputs) are priced domestically. In 1997, AHMSA's operating margins were adversely affected because inflation in Mexico of 15.71% outpaced the devaluation of the peso of 2.51%. This trend reversed in 1998 as the rate of inflation in Mexico of 18.61% was less than the rate of devaluation of the peso of 22.27%. During 2000, the peso weakened to Ps.9.5997 per U.S. dollar on December 31, 2000 in comparison with Ps.9.5222 one year before. In 2000, inflation in Mexico of 8.96% outpaced the devaluation of the peso of 0.81%. In the first half of 2001, the value of the peso increased by 5.31% and the inflation rate was 2.11%. There can be no assurance that increased peso costs will be offset by any price or exchange rate-related increase in revenues.

   In the second half of 1998, international steel prices fell sharply due to the financial crisis in Asia. The decline deepened toward the end of 1998 and continued through 1999 with a slight recovery in early 2000 that was reversed during the second half of 2000 and into 2001. The fall in steel prices resulted in a reduction of the profit margins and operating cash flows of most companies in the steel industry, including AHMSA.

Sales Volume, Product Mix and Average Sales Price

   AHMSA's net sales of steel products in recent years have been affected by the demand for its products in the domestic market and, more recently, in the international market, AHMSA's capacity to meet that demand, price levels for steel products and AHMSA's ability to shift its product mix towards more higher value-added products. AHMSA's net sales of steam coal in recent years have reflected the demand from its sole customer, CFE, and prices for steam coal sold to CFE.

   The table below sets forth, for each segment, the total sales revenue, sales volume and the average sales price for the periods indicated.

         Expressed in pesos with purchasing power as of June 30, 2001

                                                       Year Ended December 31, (1)
                                                   -----------------------------------
                                                     1997     1998     1999     2000
                                                   -------- -------- -------- --------
Aggregate Net Sales (millions of pesos)........... 17,269.0 16,159.8 13,359.9 12,805.7

Steel Segment:
Net Sales of Steel Products (millions of pesos)(2) 14,534.5 13,558.0 10,862.2 10,533.9
Other Sales (millions of pesos)(3)................    307.5    230.7    214.1    130.5
Volume (thousands of tonnes)(2):
Flat Products.....................................  2,437.0  2,374.0  2,547.0  2,496.5
Coated Products...................................    127.0    148.0    110.0    131.3
Other (principally long products)(4)..............    323.0    367.0    242.0    175.9
       Total Sales Volume of Steel Products.......  2,887.0  2,889.0  2,899.0  2,803.7
Average Sales Price (pesos per tonne)(5)..........  5,034.4  4,692.9  3,746.9  3,757.1
Operating Income (millions of pesos)..............  1,817.8  1,390.2    431.7    795.3

Steam Coal Segment:
Net Sales (millions of pesos)(6)..................  2,427.0  2,371.1  2,283.6  2,141.3
Volume (thousands of tonnes)(7)...................  7,480.0  7,913.0  7,677.9  6,941.6
Average Sales Price (pesos per tonne)(5)..........    312.2    299.7    292.2    308.5
Operating Income (millions of pesos)..............    871.6    750.0    605.8    421.6

--------
(1) Totals may vary due to rounding.
(2) Includes sales of steel products that were purchased and resold by AHMSA. The sales of purchased steel accounted for 0.2%, 0.1%, 0.0% and 0.0% of AHMSA's net sales of steel products during 1997, 1998, 1999 and 2000, respectively.
(3) Other sales in the steel segment include sales of certain other products (principally by-products of the coke plants and pig iron scrap) and administrative services rendered by an AHMSA subsidiary to affiliates. Other sales represented 2.1%, 1.7%, 2.0% and 1.2% of AHMSA's net sales of the steel segment for 1997, 1998, 1999 and 2000, respectively.
(4) Also includes net sales of pipe produced by third parties using hot rolled coil supplied by AHMSA.
(5) Based on net sales of steel products or steam coal, as the case may be, divided by total tonnes sold of steel products or steam coal, as the case may be. Changes in average sales price of steel products reflect changes in price levels and changes in product mix. Average sales prices for the steel segment are for steel products and do not take into account other sales in the steel segment. The average sales price of steam coal for 1997 excludes Ps.91.8 million in revenues from CFE resulting from a claim relating to payments made between December 16, 1994 and December 31, 1996 under AHMSA's coal supply agreement with Carbon I. The average sale price of steam coal for 1999 excludes Ps.39.8 million in revenues from CFE resulting from adjustment to payments made between January 1, 1997 and December 31, 1998.
(6) Net sales of steam coal for 1997 included Ps.91.8 million in revenues from CFE and net sales of steam coal for 1999 include PS.39.8 million in revenues from CFE as described above.
(7) Includes sales of coal purchased and resold by AHMSA. The sales of purchased coal accounted for 5.7%, 8.5%, 3.8% and 0.0% of AHMSA's net sales of steam coal in 1997, 1998, 1999 and 2000, respectively.

Results of Operations for the First Six Months of 2001 Compared to the First Six Months of 2000

   The following discussion of the Company's results of operations for the six months ended June 30, 2001 is based on unaudited consolidated information for that period and for the six months ended June 30, 2000. Information for the unaudited six-month periods ended June 30, 2000 and June 30, 2001 reflects all adjustments (consisting of normal recurring adjustments) that in the opinion of management are necessary to present fairly such information for the interim periods.

   Pursuant to Mexican GAAP, peso amounts set forth below are in constant pesos as of June 30, 2001. For purposes of preparing the following financial information, the Company used the NCPI for the first six months of 2001, which was 2.11%. Other financial data presented elsewhere in this Prospectus and Consent Solicitation was restated in constant pesos as of June 30, 2001, as well. The preliminary results of operations for the first six months of 2001 are not necessarily indicative of the result expected for the full year 2001 or any other interim period.

   The table below sets forth summary financial and operating data for the first six months of 2000 and 2001.

                                                                      Six Months Ended June 30,
                                                                           (Unaudited) (1)
                                                          -------------------------------------------------
                                                               2000             2001            2001
                                                              -------         -------     -----------------
                                                           (Except as noted, in millions   (Except as noted
                                                          of constant pesos as of June 30,  in millions of
                                                                  2001 purchasing          U.S. dollars) (2
                                                                       power)
Income Statement Data:
Aggregate Net Sales...................................... 6,815.1          5,020.0              554.1
   Cost of Sales......................................... 4,799.7          4,468.6              493.2
   Depreciation..........................................   607.8            607.4               67.1
Gross Profit............................................. 1,407.6            (56.0)              (6.2)
   Selling, General and Administrative Expenses..........   400.3            327.3               36.1
Operating Income (Loss).................................. 1,007.3           (383.3)             (42.3)
Net Financing Result.....................................  (645.6)          (148.8)             (16.4)
Income (Loss) Before Taxes and Profit Sharing and Results
  of Associated Companies................................ 1,612.5           (528.8)             (58.4)
Net Income (Loss)........................................   993.2           (544.8)             (60.1)
Segment Data:
   Steel Segment:
       Net Sales of Steel Products....................... 5,719.0          3,944.9              435.4
       Volume (thousands of tonnes)...................... 1,457.2          1,295.4                 NA
       Average Sales Price (pesos per tonne) (3)......... 3,881.5          2,994.5              330.5
       Operating Income (Loss)...........................   754.4           (617.9)             (68.2)
   Steam Coal Segment:
       Net Sales......................................... 1,096.1          1,075.1              118.7
       Volume (thousands of tonnes) (4).................. 3,547.3          3,523.5                 NA
       Average Sales Price (pesos per tonne) (3).........   309.0            305.1               33.7
       Operating Income..................................   252.9            234.6               25.9

--------
(1) Totals may vary due to rounding.
(2) U.S. dollar amounts provided are translations from peso amounts, solely for the convenience of the reader, at an exchange rate of Ps.9.0600 per U.S. dollar, the noon buying rate for Mexican pesos as published by the Federal Reserve on June 30, 2001. The U.S. dollar-peso exchange rate has been volatile in recent years. Accordingly, the translation to U.S. dollars at the June 30, 2001 exchange rate may not accurately represent the financial position of the Company in U.S. dollars at the present date.
(3) Based on net sales of steel products or steam coal, as the case may be. Changes in average sales price of steel products reflect changes in price levels and changes in product mix. Average sales prices for the steel segment are for steel products and do not take into account other sales in the steel segment of Ps.62.8 million and Ps.65.9 million in the six months ended June 30, 2000 and 2001, respectively.
(4) Includes sales of coal purchased and resold by the Company. The sales of purchased coal accounted for 2.4% and 8.3% of the Company's sales volume of steam coal in the six months ended June 30, 2000 and 2001, respectively.

  Sales Volume

   Steel Segment. Sales of steel products for the first half of 2001 totaled 1,295.4 thousand tonnes, a 11.1% decrease from the 1,457.2 thousand tonnes of steel products sold in the first half of 2000 due principally to a global economic slowdown and to an increase of imports to Mexico. Export sales represented 17.3% (223.6 thousand tonnes) of AHMSA's sales volume of steel products in the first half of 2001, as compared to 12.2% (178.0 thousand tonnes) for the first half of 2000. Export sales volume increased 25.6% in the first half of 2001 as compared to the first half of 2000 due principally to the increase of imports to Mexico mentioned earlier, which forced us to sell our products in the export market.

   Steam Coal Segment. In the first half of 2001, AHMSA sold 3,523.5 thousand tonnes of steam coal, a 0.7% decrease from the 3,547.3 thousand tonnes sold in 2000.

  Net Sales

   AHMSA's overall net sales in the first half of 2001 were Ps.5,020.0 million, a 26.3% decrease from AHMSA's overall net sales of Ps.6,815.1 million in the first half of 2000.

   Steel Segment. Net sales from the steel segment decreased 31.0% from Ps.5,719.0 million in the first half of 2000 to Ps.3,944.9 million in the first half of 2001. This decrease reflected an 11.1% decrease in sales volume and a 22.8% decrease (in real terms) in AHMSA's average sales price per tonne of steel products from Ps.3,881.5 million in the first half of 2000 to Ps.2,994.5 million in the first half of 2001. This decrease was mainly due to the increase in the value of the peso against the U.S. dollar and the inability to increase prices in dollar terms due to the increase in imports from Asia. During the first half of 2001, the inflation rate in Mexico was 2.11% and the appreciation of the value of the peso was 5.3%. Export sales represented 12.4% of AHMSA's sales revenues in the first half of 2001 (17.3% of sales volume of steel products for that half) as compared to 9.9% of AHMSA's sales revenue in the first half of 2000 (12.2% of sales volume of steel products for that half).

   In the first half of 2000 and the first half of 2001, AHMSA reported other sales of Ps.62.8 million and Ps.65.9 million, respectively. Other sales in the steel segment principally represent sales of by-products of the coke plants and pig iron scrap as well as the provision of administrative services to affiliates.

   Steam Coal Segment. Steam coal sales were Ps.1,075.1 million during the first half of 2001 compared to Ps.1,096.1 million reported in the first half of 2000, representing a 1.9% decrease. The price of steam coal per tonne decreased 1.3% in real terms when comparing the first half of 2000 to the first half of 2001.

  Cost of Sales; Depreciation; Gross Profit

   AHMSA's overall cost of sales (excluding depreciation) decreased 6.9% from Ps.4,799.7 million (70.4% of overall net sales) in the first half of 2000 to Ps.4,468.6 million (89.0% of overall net sales) in the first half of 2001, reflecting decreases in the cost of sales in the steel segment. The increase in the cost as a percentage of net sales is due to the relatively fixed nature of many of these costs. AHMSA's overall depreciation expense decreased by 0.1% from Ps.607.8 million (8.9% of overall net sales) in the first half of 2000 to Ps.607.4 million (12.1% of overall net sales) in the first half of 2001.

   Overall gross profit for AHMSA decreased from Ps.1,407.6 million (20.7% of net sales) during the first half of 2000 to a gross loss of Ps.56.0 million (-1.1% of net sales) during the first half of 2001.

   Steel Segment. Cost of sales (excluding depreciation) for AHMSA's steel segment decreased from Ps.4,074.4 million in the first half of 2000 to Ps.3,738.3 million in the first half of 2001, and the cost of sales as a percentage of net sales of AHMSA's steel products increased from 71.2% of net sales in the first half of 2000 to 94.8% of net sales in the first half of 2001. The decline in cost of sales in absolute terms was mainly attributable to the reduced cost of raw materials and supplies and labor and personnel. On the other hand the increase in the cost of sales as a percentage of net sales is due to the relatively fixed nature of many of these costs. Raw materials and supplies costs decreased 21.9% from Ps.1,536.6 million (26.9% of steel segment net sales) in the first half of 2000 to Ps.1,199.8 million (30.4% of steel segment net sales) in the first half of 2001. Steel purchase costs increased from Ps.0.0 million (0.0% of net sales of steel products) in the first half of 2000 to Ps.2.8 million (0.1% of steel segment net sales) in the first half of 2001. During the first half of 2001, the volume of imported metallurgical coal was 73.9 thousand tonnes, due to the decrease in steam coal production for the mines. In the first half of 2001, AHMSA did not purchase either coke or iron ore pellet from third parties.

   Labor and personnel expenses decreased from Ps.1,111.9 million (19.4% of net sales of steel segment) in the first half of 2000 to Ps.1,061.5 million (26.9% of net sales of steel segment) in the first half of 2001, and energy and fuel costs increased by 21.9% from Ps.715.6 million (12.5% of net sales of steel segment) in the first half of 2000 to Ps.872.5 million (22.1% of net sales of steel segment) in the first half of 2001. The increase in the cost as a percentage of net sales is due to an increase in the cost per unit of energy and fuel and the decrease in net sales discussed earlier.

   Depreciation charges in this segment increased 0.5%, from Ps.533.7 million (9.3% of steel segment net sales) in the first half of 2000 to Ps.536.6 million (13.6% of steel segment net sales) in the first half of 2001.

   Reflecting the above factors, AHMSA reported a gross loss for its steel segment of Ps.329.9 million (-8.4% of steel segment net sales) during the first half of 2001, as compared to a gross profit of Ps.1,110.9 million (19.4% of steel segment net sales) during the first half of 2000, a decrease of 129.7%.

   Steam Coal Segment. Cost of sales (excluding depreciation) for AHMSA's steam coal segment increased from Ps.725.4 million (66.2% of net sales of steam coal) in the first half of 2000 to Ps.730.3 million (67.9% of net sales of steam coal) in the first half of 2001.

   Labor and personnel expenses for this segment increased 2.7% from Ps.159.9 million (14.6% of net sales of steam coal) in the first half of 2000 to Ps.164.3 million (15.3% of net sales of steam coal) in the first half of 2001 due to a personnel increase related to the restart of open pit 3 and Mine V.

   Depreciation charges in this segment decreased in absolute terms by 4.4% and as a percentage of net sales of steam coal decreased from Ps.74.1 million (6.8% of net sales of steam coal) in the first half of 2000 to Ps.70.8 million (6.6% of net sales of steam coal) in the first half of 2001.

   Reflecting the above factors, AHMSA reported a gross profit with respect to its steam coal segment of Ps.273.9 million (25.5% of net sales of steam coal) during the first half of 2001, as compared to a gross profit of Ps.296.7 million (27.1% of net sales of steam coal) during the first half of 2000.

  Selling, General and Administrative Expenses

   Selling, general and administrative expenses for AHMSA represented 5.9% and 6.5% of net sales for the first half of 2000 and the first half of 2001, respectively, while decreasing in absolute terms by 18.2% from Ps.400.3 million in the first half of 2000 to Ps.327.3 million in the first half of 2001. The increase in selling, general and administrative expenses as a percentage of net sales is due to a lower level of net sales during the first half of 2001 and the reduction in absolute terms is due to the effects of a cost reduction program.

   Steel Segment. Selling, general and administrative expenses for AHMSA's steel segment decreased by 19.2% from Ps.356.5 million (6.2% of steel segment net sales) in the first half of 2000 to Ps.288.0 million (7.3% of steel segment net sales) in the first half of 2001 due to a personnel reduction and a cost reduction program. The percentage increase to net sales is due to a lower level of net sales during the first half of 2001.

   Steam Coal Segment. Selling, general and administrative expenses for AHMSA's steam coal segment decreased by 10.3% from Ps.43.8 million in the first half of 2000 (4.0% of net sales of steam coal) to Ps.39.3 million in the first half of 2001 (3.7% of net sales of steam coal) due to a personnel reduction and other items included in the cost reduction program.

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  Operating Income

   Operating income for AHMSA decreased from Ps.1,007.3 million (14.8% of net sales) in the first half of 2000 to an operating loss of Ps.383.3 million (-7.6% of net sales) in the first half of 2001 reflecting the decline in operating income in the steel segment.

   Steel Segment. Operating income for AHMSA's steel segment decreased by 181.9% from Ps.754.4 million in the first half of 2000 to an operating loss of Ps.617.9 million in the first half of 2001, principally due to a decline in average sales price of steel products. Operating income as a percentage of steel segment net sales was -15.7% in the first half of 2001, as compared to operating income as a percentage of steel segment net sales of 13.2% in the first half of 2000.

   Steam Coal Segment. Operating income from AHMSA's steam coal segment decreased by 7.2% from Ps.252.9 million in the first half of 2000 to Ps.234.6 million in the first half of 2001 due to a decrease in sales volume. Operating income as a percentage of net sales of steam coal was 21.8% in the first half of 2001, as compared to 23.1% in the first half of 2000.

  Financing and Related Costs

   Pursuant to Mexican GAAP, statements of operations are required to present all financial effects of operating and financing the business under inflationary conditions. For presentation purposes, all such effects are included under "net financing result" and include (i) interest earned on cash and temporary investments; (ii) interest paid on borrowed funds; (iii) foreign exchange gains or losses associated with monetary assets and liabilities denominated in foreign currencies; and (iv) losses resulting from holding monetary assets exposed to inflation net of gains resulting from having monetary liabilities adjusted for inflation. Integral financing cost related to and incurred during the construction or the installation of fixed assets may be capitalized under Mexican GAAP. Such integral financing cost related to construction projects includes interest costs and foreign exchange losses generated from debt denominated in foreign currencies net of the related monetary gain.

   Interest expense from oversecured debt, capital leases, advances from customers and receivables collected in advance decreased to Ps.429.0 million in the first half of 2001 from Ps.454.1 million during the first half of 2000, due to the effect of restatement of the first half of 2000 amounts.

   Interest income decreased to Ps.22.4 million in the first half of 2001 from to Ps.23.8 million in the first half of 2000.

   In addition, during the first half of 2000, the peso experienced a 4.5% depreciation in value relative to the U.S. dollar, producing during such period a foreign exchange loss of Ps.19.2 million, because the Company had a net monetary liability in foreign currencies. However, during the first half of 2001, the peso experienced a 5.3% appreciation in value relative to the U.S. dollar resulting in a foreign exchange gain of Ps.56.9 million.

   The gain from monetary position represents the effects of inflation, as measured by the NCPI, on AHMSA's monetary assets and liabilities at the beginning of each month. During the first half of 2000 and the first half of 2001 AHMSA's monetary liabilities exceeded its monetary assets; consequently, there was a gain from monetary position in both periods. Gain on monetary position decreased from Ps.1,095.1 million in the first half of 2000 to Ps.498.5 million in the first half of 2001, reflecting lower levels of inflation in the first half of 2001.

   Reflecting these factors, the net financing result was a reduction from a gain of Ps.645.6 million in the first half of 2000 to a gain of Ps.148.8 million in the first half of 2001.

  Other Expenses, Net

   AHMSA reported other expenses (net of other income) of Ps.294.3 million for the first half of 2001 as compared to an expense of Ps.40.4 million for the first half of 2000. As part of the Company's cost reduction plan implemented in 1999, AHMSA initiated a personnel reduction and created a reserve of Ps.524.8 to pay severance fees. In the first half of 2000, the Company cancelled Ps.40.0 of this reserve.

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   AHMSA recorded a pre-tax loss of Ps.528.8 million in the first half of 2001, as compared with pre-tax income of Ps.1,612.5 million in the first half of 2000.

   Corporate taxes are imposed in Mexico both on the basis of corporate income and assets. The asset tax is computed at an annual rate of 1.8% of the average value of the majority of restated assets less certain liabilities. The asset tax is paid only to the extent that it exceeds the income tax for the year. Beginning in 1999, the income tax rate increased from 34% to 35%, with the obligation to pay the resulting tax each year at a rate of 30% with the remainder payable upon distribution of earnings. During each year, the investments being made by AHMSA in new plant and equipment produced benefits that substantially offset its asset-based tax liability, while tax loss carry forwards virtually eliminated its income-based tax liability. Accordingly, in the first half of 2000 and the first half of 2001, AHMSA reported asset tax of Ps.20.6 million and income tax of Ps.0.9 million and asset tax of Ps.4.0 million and income tax of Ps.0.9 million, respectively.

   Income taxes in Mexico are calculated on a stand-alone basis for AHMSA and each of its subsidiaries. On a stand-alone basis, AHMSA had Ps.7,399.2 million in tax loss carry-forwards available as to June 30, 2001.

   AHMSA reported statutory employee profit-sharing (which is also calculated on a stand-alone basis for AHMSA and each of its subsidiaries) of Ps.12.4 million in the first half of 2000 and Ps.2.2 million in the first half of 2001.

   On January 1, 2000, new Bulletin D-4 issued by the Mexican Institute of Public Accountants went into effect. This bulletin establishes the accounting treatment for the deferred effects of income and asset taxes and employee profit sharing. It consists of recognizing liabilities and assets from deferred income and asset taxes that may result from the future tax effects of all the temporary differences between the book and tax basis of assets and liabilities which are expected to reverse in a specific timeframe and which are not expected to be replaced by items of a similar nature and amount. For computation of deferred employee profit sharing effects, only the temporary differences that result from the reconciliation between net income for the period and the taxable basis for employee profit sharing, which are expected to reverse within a certain timeframe, are considered.

   This principle resulted in recognizing a provision for income taxes in the consolidated statement of income of Ps.633.0 and Ps.180.0 in the first half of 2000 and the first half of 2001, respectively.

  Net Income (Loss)

   After reflecting the participation in associated companies (which represents the Centro de Servicio Placa y Lamina and Linea Coahuila-Durango), AHMSA recorded net loss of Ps.544.8 million in the first half of 2001 and net income of Ps.993.2 million in the first half of 2000.

Results of Operations for 2000 Compared to 1999

  Sales Volume

   Steel Segment. Sales of steel products for 2000 totaled 2,804 thousand tonnes, a 3.3% decrease from 2,899 thousand tonnes of steel products sold in 1999 as a consequence of an oversupply of steel on the global market during the second half of 2000, which resulted in an increase of imports from Asia to Mexico. Export sales represented 10.3% (288 thousand tonnes) of AHMSA's sales volume of steel products in 2000, as compared to 15.4% (447 thousand tonnes) for 1999. Export sales volume decreased 35.6% in 2000 as compared to 1999.

   Steam Coal Segment. In 2000, AHMSA sold 6,942 thousand tonnes of steam coal, a 9.6% decrease from 7,678 thousand tonnes sold in 1999. This decrease resulted from direct purchases of steam coal by CFE in 2000 from small local producers as part of a goverment effort to promote their economic development.

  Net Sales

   AHMSA's overall net sales in 2000 were Ps.12,805.7 million, a 4.1% decrease from AHMSA's overall net sales of Ps.13,359.9 million in 1999.

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   Steel Segment.  The decrease in sales volume of steel products from 2,899 to
2,804 thousand tonnes, resulted in a 3.7% decrease in net sales from the steel segment from Ps.11,076.3 million in 1999 to Ps.10,664.5 million in 2000.
AHMSA's average sales price per tonne of steel products was virtually unchanged, increasing 0.3% from Ps.3,746.9 in 1999 to Ps.3,757.1 in 2000.

   Export sales represented 8.5% of AHMSA's sales revenues in 2000 (10.3% of sales volume of steel products for that year) as compared to 9.9% of AHMSA's sales revenue in 1999 (15.4% of sales volume of steel products for that year).

   In 1999 and 2000, AHMSA reported other sales of Ps.214.1 million and Ps.130.5 respectively. Other sales in the steel segment principally represent sales of by-products of the coke plants and pig iron scrap as well as the provision of administrative services to affiliates.

   Steam Coal Segment. Steam coal sales were Ps.2,141.3 million during 2000 compared to Ps.2,283.6 million reported in 1999, representing a 6.2% decrease. The price of steam coal per tonne increased 5.6% in real terms when comparing 1999 to 2000.

  Cost of Sales; Depreciation; Gross Profit

   AHMSA's overall cost of sales (excluding depreciation) decreased 4.7% from Ps.10,108.8 million (75.7% of overall net sales) in 1999 to Ps.9,633.7 million (75.2% of overall net sales) in 2000, reflecting decreases in the cost of sales in the steel segment. AHMSA's overall depreciation expense decreased by 7.6% from Ps.1,286.4 million (9.6% of overall net sales) in 1999 to Ps.1,189.1 million (9.3% of overall net sales) in 2000. Overall gross profit for AHMSA increased from 14.7% of net sales (Ps.1,964.7 million) during 1999 to 15.5% of net sales (Ps.1,982.9 million) during 2000.

   Steel Segment. Despite the increases in energy prices and natural gas prices during 2000, the cost of sales (excluding depreciation) for AHMSA's steel segment decreased 6.1% from Ps.8,677.0 million in 1999 to Ps.8,143.5 million in 2000, and the cost of sales as a percentage of net sales of AHMSA's steel products decreased from 78.3% of net sales in 1999 to 76.3% of net sales in 2000. The decline in cost of sales in absolute terms was mainly attributable to the reduction in the cost of raw materials and supplies, reduction in inventory, and other purchases.

   Raw materials and supplies costs decreased from Ps.3,018.9 million (27.3% of net sales of steel segment) in 1999 to Ps.2,954.4 million (27.7% of net sales of steel segment) in 2000, other purchases costs decreased from Ps.1,448.6 million (13.1% of net sales of steel segment) in 1999 to Ps.1,368.0 million (12.8% of net sales of steel segment) in 2000, and changes in inventory costs decreased from Ps.445.1 million (4.0% of net sales of steel segment) in 1999 to Ps.29.2 million (0.3% of net sales of steel segment) in 2000.

   Depreciation charges in this segment were Ps.1,046.0 million (9.8% of steel segment net sales) during 2000 and Ps.1,136.3 million (10.3% of steel segment net sales) in 1999.

   Reflecting the above factors, AHMSA reported gross profit for its steel segment of Ps.1,475.0 million (13.8% of steel segment net sales) during 2000, as compared to a gross profit of Ps.1,263.0 million (11.4% of steel segment net sales) during 1999, an increase of 16.8%.

   Steam Coal Segment. Cost of sales (excluding depreciation) for AHMSA's steam coal segment increased 4.1% from Ps.1,431.8 million in 1999 to Ps.1,490.2 million in 2000, but as a percentage of net sales the cost of sales increased from 62.7% of net sales of steam coal to 69.6% of net sales of steam coal. The decline in cost of sales in absolute terms was mainly attributable to the reduction of raw materials and supplies and coal purchases. The increase in the cost as a percentage of net sales is due to the decrease in net sales discussed earlier.

   Raw materials and supplies costs decreased from Ps.373.8 million (16.4% of net sales of steam coal segment) in 1999 to Ps.295.2 million (13.8% of net sales of steam coal segment) in 2000. Purchases of steam coal decreased from Ps.214.3 million (9.4% of net sales of steam coal) in 1999 to Ps.210.0 million (9.8% of net sales of steam coal) in 2000.

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   Depreciation charges in this segment decreased by 4.8% from Ps.150.4 million
(6.6% of net sales of steam coal) in 1999 to Ps.143.2 million (6.7% of net sales of steam coal) in 2000 due to an increase in inventory during 2000.

   Reflecting the above factors, AHMSA reported a gross profit with respect to its steam coal segment of Ps.507.8 million (23.7% of net sales of steam coal) during 2000, as compared to a gross profit of Ps.701.4 million (30.7% of net sales of steam coal) during 1999.

  Selling, General and Administrative Expenses

   Selling, general and administrative expenses for AHMSA represented 6.9% and 6.0% of net sales for 1999 and 2000, respectively, while decreasing in absolute terms by 17.4% from Ps.927.2 million in 1999 to Ps.766.0 million in 2000. The decrease in selling, general and administrative expenses is due to the continuation of a previously implemented cost reduction program.

   Steel Segment. Selling, general and administrative expenses for AHMSA's steel segment decreased by 18.2% from Ps.831.3 million (7.5% of steel segment net sales) in 1999 to Ps.679.7 million (6.4% of steel segment net sales) in 2000 due to a personnel reduction program and the cost reduction program.

   Steam Coal Segment. Selling, general and administrative expenses for AHMSA's steam coal segment decreased by 10% from Ps.95.9 million in 1999 (4.2% of net sales of steam coal) to Ps.86.3 million in 2000 (4.0% of net sales of steam coal) due to a personnel reduction and other items included in the cost reduction program.

  Operating Income

   Operating income for AHMSA increased 17.3% from Ps.1,037.5 million (7.8% of net sales) in 1999 to Ps.1,216.9 million (9.5% of net sales) in 2000 reflecting the continuation of the cost reduction program.

   Steel Segment. Operating income for AHMSA's steel segment increased by 84.2% from Ps.431.7 million in 1999 to Ps.795.3 million in 2000, principally due to a reduction of cost of sales and an increase in average sales price of steel.

   Steam Coal Segment. Operating income from AHMSA's steam coal segment decreased by 30.4% from Ps.605.8 million in 1999 to Ps.421.6 million in 2000 due to a lower sales volume. Operating income as a percentage of net sales of steam coal was 19.7% in 2000, as compared to 26.5% in 1999.

  Financing and Related Costs

   Pursuant to Mexican GAAP, statements of operations are required to present all financial effects of operating and financing the business under inflationary conditions. For presentation purposes, all such effects are included under "Integral Financing Cost (Income)."

   Interest expense decreased to Ps.1,100.5 million in 2000 from Ps.1,947.3 million during 1999, principally due to the fact that interest ceased to accrue on debt contracts not guaranteed by mortgages and / or pledges upon the declaration of suspension of payments on May 25 and May 28, 1999. See Note 2 b) to the Audited Financial Statements.

   The gain from monetary position represents the effects of inflation, as measured by the NCPI, on AHMSA's monetary assets and liabilities at the beginning of each month. During 1999 and 2000 AHMSA's monetary liabilities exceeded its monetary assets; consequently, there was a gain from monetary position in both periods. Gain on monetary position decreased from Ps.2,684.9 million in 1999 to Ps.2,091.7 million in 2000, reflecting lower levels of inflation in 2000.

   Reflecting these factors, the net financing result declined from Ps.2,024.0 million in 1999 to Ps.1,022.6 million in 2000.

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  Other Expenses, Net

   AHMSA reported other expenses (net of other income) of Ps.294.5 million for 2000 as compared to Ps.1,573.9 million for 1999. In 1999, as part of a cost reduction program, AHMSA created a reserve to pay severance expenses that could result from a reduction of personnel. As a result, other expenses in 1999 and 2000 included a charge of Ps.524.0 million and a credit of Ps.96.0 million, respectively, relating to retirement, pension plan and seniority premiums liabilities. See Note 4 b) to the Audited Financial Statements.

  Income and Asset Taxes and Employee Profit Sharing

   AHMSA recorded pre-tax income of Ps.1,945.0 million in 2000, as compared with a pre-tax income of Ps.1,419.3 million in 1999.

   Corporate taxes are imposed in Mexico both on the basis of corporate income and assets. The asset tax is computed at an annual rate of 1.8% of the average value of the majority of restated assets less certain liabilities. The asset tax is paid only to the extent that it exceeds the income tax for the year. The statutory rate of income tax in effect in Mexico was 35% in 1999 and 2000. During each year, the investments being made by AHMSA in new plant and equipment produced benefits that substantially offset its asset-based tax liability, while tax loss carry forwards virtually eliminated its income-based tax liability. Accordingly, in 1999 and 2000, AHMSA reported asset tax of Ps.14.7 million and income tax of Ps.3.6 million and asset tax of Ps.47.8 million and income tax of Ps.1.0 million, respectively. See Note 19 to the Audited Financial Statements.

  Deferred Taxes

   In 2000, AHMSA recorded deferred income taxes of Ps.723.0, after recording no deferred income tax in 1999, as a result of adhering to a new accounting principal that became effective in 2000 relating to accounting for income and asset taxes and employee profit sharing. See Note 7 a) to the Audited Financial Statements.

   Income taxes in Mexico are calculated on a stand-alone basis for AHMSA and each of its subsidiaries. On a stand-alone basis, AHMSA had Ps.6,062.2 million in tax loss carry-forwards available at December 31, 2000. MICARE is expected to begin incurring income tax liability in 2002 when its existing tax loss carry-forwards (Ps.210.8 million at December 31, 2000) are likely to have been applied or have expired.

   AHMSA reported statutory employee profit-sharing (which is also calculated on a stand-alone basis for AHMSA and each of its subsidiaries) of Ps.21.0 million in 1999 and Ps.12.8 million in 2000.

  Net Income (Loss)

   After reflecting the participation in associated companies (which represents the previous Ryerson joint venture), AHMSA recorded net income of Ps.1,152.1 million in 2000 and net loss of Ps.1,393.4 million in 1999.

Results of Operations for 1999 Compared to 1998

  Sales Volume

   Steel Segment. Sales of steel products for 1999 totaled 2,899 thousand tonnes, a 0.4% increase from the 2,889 thousand tonnes of steel products sold in 1998. Export sales represented 15.4% (447 thousand tonnes) of AHMSA's sales volume of steel products in 1999, as compared to 9.5% (274 thousand tonnes) for 1998. Export sales volume increased 63.7% in 1999 as compared to 1998.

   Steam Coal Segment. In 1999, AHMSA sold 7,678 thousand tonnes of steam coal, a 3.0% decrease from the 7,913 thousand tonnes sold in 1998.

  Net Sales

   AHMSA's overall net sales in 1999 were Ps.13,359.9 million, a 17.3% decrease from AHMSA's overall net sales of Ps.16,159.8 million in 1998.

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   Steel Segment.  Despite the modest increase in sales volume of steel products from 2,889 to 2,899 thousand tonnes, net sales from the steel segment decreased 19.7% from Ps.13,788.8 million in 1998 to Ps.11,076.3 million in 1999. This decrease reflected a 20.2% decrease (in real terms) in AHMSA's average sales price per tonne of steel products from Ps.4,692.9 in 1998 to Ps.3,746.9 in 1999. This decrease was mainly due to the increase in the value of the peso against the U.S. dollar and the inability to increase prices in U.S. dollar terms due to excess supply and decrease in demand in Asia. During 1999, the inflation rate in Mexico was 12.3% and the appreciation of the value of the peso relative to the U.S. dollar was 4.0%. Export sales represented 9.9% of AHMSA's sales revenues in 1999 (15.4% of sales volume of steel products for that year) as compared to 7.9% of AHMSA's sales revenue in 1998 (9.5% of sales volume of steel products for that year).

   In 1998 and 1999, AHMSA reported other sales of Ps.230.7 million and Ps.214.1 million, respectively. Other sales in the steel segment principally represent sales of by-products of the coke plants and pig iron scrap as well as the provision of administrative services to affiliates.

   Steam Coal Segment. Steam coal sales were Ps.2,283.6 million during 1999 compared to Ps.2,371.1 million reported in 1998, representing a 3.7% decrease. The price of steam coal per tonne decreased 2.5% in real terms when comparing 1998 to 1999. The average sales price of steam coal for 1999 excludes Ps.39.8 million in revenues from CFE resulting from an upward adjustment to payments made between January 1, 1997 and December 31, 1998.

  Cost of Sales; Depreciation; Gross Profit

   AHMSA's overall cost of sales (excluding depreciation) decreased 13.7% from Ps.11,711.0 million (72.5% of overall net sales) in 1998 to Ps.10,108.8 million (75.7% of overall net sales) in 1999, reflecting decreases in the cost of sales in the steel segment. AHMSA's overall depreciation expense decreased by 0.5% from Ps.1,293.0 million (8.0% of overall net sales) in 1998 to Ps.1,286.4 million (9.6% of overall net sales) in 1999. Overall gross profit for AHMSA decreased from 19.5% of net sales (Ps.3,155.8 million) during 1998 to 14.7% of net sales (Ps.1,964.7 million) during 1999.

   Steel Segment. Cost of sales (excluding depreciation) for AHMSA's steel segment decreased from Ps.10,362.4 million in 1998 to Ps.8,677.0 million in 1999, and the cost of sales as a percentage of net sales of AHMSA's steel products increased from 75.1% of net sales in 1998 to 78.3% of net sales in 1999. The decline in cost of sales in absolute terms was mainly attributable to the reduced cost of raw materials and supplies, labor and personnel, energy and fuel. On the other hand the increase in the cost of sales as a percentage of net sales is due to the greater percentage decrease in net sales mentioned earlier. Raw materials and supplies costs decreased 27.4% from Ps.4,160.3 million (30.2% of steel segment net sales) in 1998 to Ps.3,018.9 million (27.3% of steel segment net sales) in 1999. In 1999, AHMSA's requirements for coke and iron ore pellets were produced internally and AHMSA did not purchase either coke or iron ore pellets from third parties.

   Labor and personnel expenses decreased from Ps.2,422.5 million (17.6% of net sales of steel segment) in 1998 to Ps.2,211.8 million (20.0% of net sales of steel segment) in 1999, and energy and fuel costs decreased by 16.1% from Ps.2,022.7 million (14.7% of net sales of steel segment) in 1998 to Ps.1,696.4 million (15.9% of net sales of steel segment) in 1999. The increase in the cost as a percentage of net sales is due to the decrease in net sales discussed earlier.

   Depreciation charges in this segment were Ps.1,136.3 million (10.3% of steel segment net sales) in 1999 and Ps.1,130.8 million (8.2% of steel segment net sales) in 1998.

   Reflecting the above factors, AHMSA reported gross profit for its steel segment of Ps.1,263.0 million (11.4% of steel segment net sales) during 1999, as compared to a gross profit of Ps.2,295.5 million (16.6% of steel segment net sales) during 1998, a decrease of 45.0%.

   Steam Coal Segment. Cost of sales (excluding depreciation) for AHMSA's steam coal segment increased from 56.9% of net sales of steam coal (Ps.1,348.7 million) in 1998 to 62.7% of net sales of steam coal (Ps.1,431.8 million) in 1999 due to the rental of additional equipment for the mines and to an increase in the maintenance cost of the equipment used at the open pits.

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   Purchases of steam coal decreased 23.5% from Ps.298.7 million (12.6% of net sales of steam coal) in 1998 to Ps.214.3 million (9.4% of net sales of steam coal) in 1999 reflecting a reduction in price per tonne. Labor and personnel expenses for this segment increased 7.2% from Ps.284.6 million (12.0% of net sales of steam coal) to Ps.305.1 million (13.4% of net sales of steam coal) in 1999 due to a personnel increase related to the restart of Mine V.

   Depreciation charges in this segment decreased in absolute terms by 7.3% and as a percentage of net sales of steam coal, from Ps.162.2 million (6.8% of net sales of steam coal) in 1998 to Ps.150.4 million (6.6% of net sales of steam coal) in 1999 due to an increase in inventory during 1999.

   Reflecting the above factors, AHMSA reported a gross profit with respect to its steam coal segment of Ps.701.4 million (30.7% of net sales of steam coal) during 1999, as compared to a gross profit of Ps.860.3 million (36.3% of net sales of steam coal) during 1998.

  Selling, General and Administrative Expenses

   Selling, general and administrative expenses for AHMSA represented 6.3% and 6.9% of net sales for 1998 and 1999, respectively, while decreasing in absolute terms by 8.7% from Ps.1,015.7 million in 1998 to Ps.927.2 million in 1999. The increase in selling, general and administrative expenses as a percentage of net sales is due to a lower level of net sales during 1999 and the reduction in absolute terms due to the implementation of a cost reduction program called AHMSA XXI.

   Steel Segment. Selling, general and administrative expenses for AHMSA's steel segment decreased by 8.2% from Ps.905.4 million (6.6% of steel segment net sales) in 1998 to Ps.831.3 million (7.5% of steel segment net sales) in 1999 due to the cost reduction program. The percentage increase to net sales is due to a lower level of net sales during 1999.

   Steam Coal Segment. Selling, general and administrative expenses for AHMSA's steam coal segment decreased by 13.1% from Ps.110.3 million in 1998 (4.7% of net sales of steam coal) to Ps.95.9 million in 1999 (4.2% of net sales of steam coal) due to personnel reduction and other items included in the AHMSA XXI program.

  Operating Income

   Operating income for AHMSA decreased 51.5% from Ps.2,140.1 million (13.2% of net sales) in 1998 to Ps.1,037.5 million (7.8% of net sales) in 1999 reflecting the decline in operating income in the steel and coal segment.

   Steel Segment. Operating income for AHMSA's steel segment decreased by 71.9% from Ps.1,390.2 million in 1998 to Ps.431.7 million in 1999, principally due to a decline in average sales price of steel products. Operating income as a percentage of steel segment net sales was 5.0% in 1999, as compared to 10.1% in 1998.

   Steam Coal Segment. Operating income from AHMSA's steam coal segment decreased by 0.4% from Ps.602.8 million in 1998 to Ps.605.8 million in 1999 due to a lower sales volume and to an increase in the cost of sales. Operating income as a percentage of net sales of steam coal was 26.5% in 1999, as compared to 25.4% in 1998.

  Financing and Related Costs

   Pursuant to Mexican GAAP, statements of operations are required to present all financial effects of operating and financing the business under inflationary conditions. For presentation purposes, all such effects are included under "Net Financing Result."

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

   Interest expense decreased to Ps.1,947.3 million in 1999 from Ps.2,825.1 million during 1998, principally due to the fact that interest ceased to accrue on debt contracts not guaranteed by mortgages and / or pledges upon the declaration of suspension of payments on May 25 for AHMSA, MICARE, MIMOSA and MINOSA and May 28, 1999 for CEMESA. See Note 2 b) to the Audited Financial Statements.

   Interest income decreased to Ps.109.4 million in 1999 from to Ps.241.1 million in 1998, because (i) GAN paid most of the outstanding balance it owed to AHMSA during the first quarter of 1999, (ii) there were no cash investments in escrow accounts related to bank loans and (iii) there were no financial gains related to commodity price instruments.

   In addition to the effect of the suspension of payments, during 1999, the peso experienced a 5.3% appreciation in value relative to the U.S. dollar, producing during such period a foreign exchange gain of Ps.1,177.0 million, as compared to a 22.3% devaluation and a loss of Ps.4,287.4 million in 1998.

   The gain from monetary position represents the effects of inflation, as measured by the NCPI, on AHMSA's monetary assets and liabilities at the beginning of each month. During 1998 and 1999 AHMSA's monetary liabilities exceeded its monetary assets; consequently, there was a gain from monetary position in both periods. Gain on monetary position decreased from Ps.3,538.4 million in 1998 to Ps.2,684.9 million in 1999, reflecting lower levels of inflation in 1999.

   Reflecting these factors, the net financing result went from a cost of Ps.3,333.0 million in 1998 to a gain of Ps.2,024.0 million in 1999.

  Other Expenses, Net

   AHMSA reported other expenses (net of other income) of Ps.1,573.9 million for 1999 as compared to Ps.502.0 million for 1998. During the second half of 1998, AHMSA concluded a previously planned reduction of personnel. In 1999, as part of the AHMSA XXI Program, AHMSA created a reserve to pay severance expenses that could result from a reduction of personnel. As a result, other expenses in 1998 and 1999 included Ps.312.7 million and Ps.524.0 million, respectively, relating to retirement, pension plan and seniority premiums liabilities. See Note 3 and 4 b) to the Audited Financial Statements. During 1999, other expenses also included Ps.191.0 million relating to debt restructuring and suspension of payments, Ps.202.0 million relating to a loss on exchange of shares of Dos Carlos and Ps.139.0 million relating to penalties and surcharges. See Notes 4 b), 4 d) and 7 n) to the Audited Financial Statements.

  Income and Asset Taxes and Employee Profit Sharing

   AHMSA recorded pre-tax income of Ps.1,419.3 million in 1999, as compared with a pre-tax loss of Ps.1,766.2 million in 1998.

   Corporate taxes are imposed in Mexico both on the basis of corporate income and assets. The asset tax is computed at an annual rate of 1.8% of the average value of the majority of restated assets less certain liabilities. The asset tax is paid only to the extent that it exceeds the income tax for the year. The statutory rate of income tax in effect in Mexico was 34% in 1998 and 35% in 1999. During each year, the investments being made by AHMSA in new plant and equipment produced benefits that substantially offset its asset-based tax liability, while tax loss carry forwards virtually eliminated its income-based tax liability. Accordingly, in 1998 and 1999, AHMSA reported asset tax of Ps.0.8 million and income tax of Ps.1.6 million and asset tax of Ps.14.7 million and income tax of Ps.3.6 million, respectively. See Note 19 to the Audited Financial Statements.

   Income taxes in Mexico are calculated on a stand-alone basis for AHMSA and each of its subsidiaries. On a stand-alone basis, AHMSA had Ps.6,242.6 million in tax loss carry-forwards available at December 31, 1999. MICARE is expected to begin incurring income tax liability in 2002 when its existing tax loss carry-forwards (Ps.395.2 million at December 31, 1999) are likely to have been applied or have expired.

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

   AHMSA reported statutory employee profit-sharing (which is also calculated on a stand-alone basis for AHMSA and each of its subsidiaries) of Ps.20.7 million in 1998 and Ps.21.0 million in 1999.

  Discontinued Operations

   AHMSA reported a Ps.25.6 million net loss due to discontinued operations during 1999, as compared to Ps.540.0 million during 1998. This loss was the result of, among other things, a collapse in Mine VI and a loss of reserves in Mine III of MIMOSA, an abandonment of Site I and Mine II of MICARE which were offset by the gain on the sale of Galvanizing Plant assets (see Note 5 to the Audited Financial Statements).

  Net Income (Loss)

   After reflecting the participation in associated companies (which represents the previous Ryerson joint venture), AHMSA recorded net income of Ps.1,393.4 million in 1999 and net loss of Ps.2,330.3 million in 1998.

Capital Expenditures

   The following table sets forth AHMSA's capital expenditures in connection with our "Steel and Mining Capital Improvements Plan" for each year in the three-year period ended December 31, 2000.

                                                                Capital Expenditures
                                                               Year Ended December 31
                                                           (in millions of constant pesos
                                                                as of June 30, 2001)
                                                        ------------------------------------
                                                            1998        1999        2000
                                                        ------------ ----------- -----------
Modernization Plan(l)..................................  Ps.   205.8  Ps.    6.8  Ps.    0.0
Optimization Plan......................................        354.2       195.3         0.0
Permanent Technology Update Plan (1)...................          0.0         0.0       328.1
Mining Capital Improvements Plan(2)....................        822.0       475.5       381.2
Other(3)...............................................        697.8        52.1        80.3
                                                         -----------  ----------  ----------
       Total Steel and Mining Improvements Plan(4).....  Ps. 2,079.8  Ps.  729.7  Ps.  789.5

--------
(1) Includes Ps.47.8 million of aggregate expenditures from 1998 to 2000 for environmental projects.
(2) Includes Ps.172.5 million of aggregate expenditures from 1998 to 2000 for environmental projects.
(3) Includes replacements of assets and other investments for management and labor housing.
(4) In 1998, Ps.343.9 million of AHMSA's aggregate capital expenditures resulted from the capitalization of financing costs.

   AHMSA has budgeted U.S.$70.8 million for capital expenditures in 2001. Of this U.S.$70.8 million, U.S.$25.9 million corresponds to the Permanent Technology Update Plan, which involves continuous investments in major equipment and processes to update technology, environmental, and major rehabilitation projects, and U.S.$33.8 million corresponds to the Mining Capital Improvements Plan, which involves continuous replacement of equipment with updated technology and environmental projects to allow the exploitation of existing mines and new mines to maintain the required level of capacity in metallurgical coal and iron ore. As of June 30, 2001, AHMSA has expended U.S. $21.3 million.

   AHMSA has had, and expects to continue to have, liquidity and capital resources requirements, to finance capital expenditures programs (including environmental expenditures under each of these plans) and to provide working capital. As of December 31, 2000, AHMSA had undertaken contractual commitments for U.S.$41.6 million. These expenditures are to be funded with financing from AHMSA's cash flow from operations. As a result of the declaration of the suspension of payments, AHMSA anticipates that it will not be able to obtain additional borrowings for the foreseeable future. Therefore, AHMSA intends to reduce the previously budgeted level of capital expenditures. There can be no assurance as to what effect this reduced level of capital expenditure

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

will have on AHMSA's business, financial condition, and results of operations in the future. As a result of our financial difficulties, in the past three years we have reduced our capital expenditure spending. As a result of this reduction in spending we have not been able to open new mines or to extract sufficient additional raw materials from our existing mines to maintain our current level of production. See "Risk Factors--Risks Arising from the Steel and Coal Business in Mexico."

Liquidity and Sources of Capital

   AHMSA's operating cash requirements consist principally of capital expenditures, working capital requirements and scheduled payments of principal and interest on outstanding indebtedness. During 1997 and 1998, AHMSA's principal sources of liquidity were the incurrence of additional short-term and long-term indebtedness, advances from customers and cash flow from operations. At the beginning of 1999, U.S.$624.6 million principal amount of AHMSA's indebtedness was scheduled for repayment. AHMSA originally intended to refinance or extend the maturity of substantially all of such indebtedness, and to repay the balance of such indebtedness with cash flow from operations and the proceeds of asset sales. However, as a result of the worldwide decline in steel prices, the decreased willingness of international financial sources to lend in emerging markets such as Mexico and the economic conditions in Asia and Eastern Europe, AHMSA was unable to obtain the necessary financing. As a result, in April 1999, AHMSA commenced a debt restructuring process and in May 1999, AHMSA was declared in suspension of payments. Since May 25, 1999, date on which AHMSA was declared in suspension of payments, AHMSA's operating cash requirements have consisted primarily of capital expenditures and working capital requirements. Since the imposition of the suspension of payments, AHMSA's principal sources of liquidity have been limited to cash flow from operations, advances from customers and factoring operations.

   AHMSA had a negative working capital of Ps.16,278.0 million as of June 30, 2001, compared to a negative working capital of Ps.15,648.3 million as of December 31, 2000.

   Net resources generated by operations for the six months ended June 30, 2001 and 2000 were Ps.848.0 million and Ps.1,544.0 million, respectively. Net resources generated by operations for 2000 and 1999 were Ps.2,725.3 million and Ps.6,024.4 million, respectively. This decrease was primarily due to the sale of assets in 1999 and the amortization of advances from clients in 2000. The improvement in net resources generated by operations for 1999, compared to net resources used in operations of Ps.1,635.3 of 1998, was primarily due to the sale of assets and the nonaccrual of interest and a noncash gain in foreign exchange.

   For the six months ended June 30, 2001 and 2000, and the years ended December 31, 2000, 1999 and 1998, net resources used in investing activities were Ps.98.0 million, Ps.462.0 million, Ps.874.0 million, Ps.587.7 million and Ps.1,269.3 million, respectively. These amounts were primarily related to additions to property, plant and equipment. See "--Capital Expenditures."

   Net resources used in financing activities were Ps.791.0 million and Ps.970.0 million, respectively, for the six months ended June 30, 2001 and 2000, Ps.1,782.8 million in 2000 and Ps.5,746.9 million in 1999, as compared to net resources generated by financing activities of Ps.2,798.4 in 1998. The increase in net resources used in financing activities in 1999 resulted primarily from a reduction in borrowings under short-term bank loans in that year.

   As of June 30, 2001, AHMSA's consolidated bank debt totaled
Ps.16,302.9 million, of which Ps.14.141.9 million was indebtedness of AHMSA and Ps.2,161.0 million was indebtedness of its subsidiaries.

   Of AHMSA's total consolidated debt as of May 25, 1999, 99.6% was denominated in foreign currencies, mainly in U.S. dollars, and 0.4% in Mexican pesos. As of December 31, 1999, due to the suspension of payments requirements, AHMSA's total debt was converted into pesos at the exchange rate of Ps.9.359 per U.S. dollar at May 25, 1999 and Ps.9.672 per U.S. dollar at May 28, 1999. As a result of the suspension of payments, interest has ceased to accrue on AHMSA indebtedness (except for secured indebtedness, to the extent the amount of the security exceeds the amount of the debt). For a description of AHMSA's future indebtedness as part of the restructuring plan, see "Description of Credit Agreement" and "Description of New Notes."

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

   On December 16, 1996, AHMSA issued the Old Discount Convertible Notes. The Old Discount Convertible Notes were issued at an original issue discount of U.S.$11.8 million so as to yield 9% per annum. After deducting the 2.1% underwriting discount, the net proceeds of U.S.$71.4 million of the Old Discount Convertible Notes were used to repay short-term debt. At May 25, 1999, the accreted value of the Old Discount Convertible Notes was approximately U.S.$80.4 million, including interest accrued from December 16, 1998 to May 25, 1999.

   In 1997, AHMSA undertook three significant borrowings in order to extend the overall maturity of its indebtedness. First, on April 12, 1997, AHMSA entered into the Old SEN Facility. It is the position of the lenders under the Old SEN Facility that the Old SEN Facility is to be repaid out of amounts due under long-term steel supply contracts between AHMSA and each of Thyssen Handelsunion AG, Ferrostaal AG and Kloeckner & Co. AG, and a cash deposit that, at December 31, 2000, equaled U.S.$4.1 million and which AHMSA may not withdraw. This deposit is netted against the corresponding liability in the consolidated balance sheet (which would not be done for U.S. GAAP purposes). The Old SEN Facility is composed of two tranches with U.S.$303.0 million in principal amount maturing in 2002 and bearing interest at an annual rate of London inter-bank offered ("LIBO") rate plus 2.20% and U.S.$27.0 million in principal amount maturing in 2004 and bearing interest at annual LIBO rate plus 2.40%. The principal amount of the five-and seven-year tranches is subject to repayment in 10 and 14 semi-annual installments, respectively. An aggregate of U.S.$145.0 million of the U.S.$321.7 million approximate net proceeds of the Old SEN Facility was used to pay amounts outstanding under then outstanding syndicated loans. The remainder of the proceeds of the Old SEN Facility were used to repay short-term indebtedness. In January 1998, AHMSA entered into a LIBO rate swap agreement in respect of the Old SEN Facility. Pursuant to this agreement, AHMSA is required to make payment to a counterparty based on the LIBO rate for a basket of currencies, while AHMSA is entitled to receive interest based on the U.S. dollar LIBO rate. In April 1999, AHMSA did not make certain payments due under the Old SEN Facility. As a result, the lenders under the Old SEN Facility used the U.S.$29.9 million original cash deposit to satisfy a portion of such payment, and the LIBO rate swap agreement with respect to the Old SEN Facility was terminated. As of December 31, 2000, the outstanding balance of this loan was Ps.2,109.3 million.

   Second, on May 6, 1997, AHMSA issued the Old Senior Notes, consisting of U.S.$200.0 million of the Old Series A Notes and U.S.$225.0 million of Old Series B Notes. Before the suspension of payments the Old Series A Notes bore interest at an annual rate of 11 3/8% and matured on April 30, 2002, and the Old Series B Notes bore interest at an annual rate of 11 7/8% and matured on April 30, 2004. The proceeds were used to prepay short- and medium-term indebtedness to banks and other lenders, including the prepayment on May 8, 1997 of a Santander bridge loan. In April 1999, AHMSA did not make certain interest payments due under the Old Senior Notes, which enabled the noteholders to call such failure an event of default under the Old Senior Notes thirty days later. The indenture pursuant to which the Old Senior Notes were issued contains certain covenants, including covenants that restrict the ability of AHMSA and its subsidiaries to (i) incur additional indebtedness and, in the case of subsidiaries, issue capital stock, (ii) pay dividends or make distributions in respect of the capital stock of AHMSA or prepay subordinated obligations or make certain other restricted payments, (iii) create liens, (iv) dispose of assets, (v) issue subsidiary guarantees, (vi) enter into sale and leaseback transactions, (vii) enter into transactions with affiliates and
(viii) create limitations on subsidiaries' ability to make payments to AHMSA. During 1999, AHMSA was not in compliance with certain covenants contained in the indenture for the Old Senior Notes.

   Third, on September 8, 1997, AHMSA obtained a U.S.$108.0 million unsecured bridge loan from Bank of America that matured in April 1999. The loan bore interest at rates ranging between the LIBO rate plus 2.3% and the LIBO rate plus 6.5%. The interest rate from September 8, 1997 until June 8, 1998 was the LIBO rate plus 2.3%, and the interest rate from June 8, 1998 until July 8, 1998 was the LIBO rate plus 3.5%. The interest rate increased by 0.5% for each successive month thereafter until it reached a maximum LIBO rate plus 6.5% for the month beginning on January 8, 1999, and remained at that level for each month until April 8, 1999, the final maturity date. This loan was principally used to repay indebtedness with Nacional Financiera S.N.C., Institucion de Banca de Desarrollo, originally financed by the World Bank to AHMSA. Such loan is still outstanding. As of December 31, 2000, the outstanding balance of this loan was Ps.1,032.0.

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

Debt Disbursements and Payments after Suspension of Payments

   On May 25, 1999 and May 28, 1999, AHMSA, along with its principal subsidiaries, obtained a judicial declaration of suspension of payments. As a result of the suspension of payments order, AHMSA was granted an automatic stay from collection of any indebtedness arising out of transactions completed prior to the declaration of suspension of payments. In addition, all debts incurred by AHMSA prior to the suspension of payments have been deemed due and payable. See "Description of Restructuring Plan."

   Under Mexican law, all proceedings for the collection or enforcement of debt obligations against AHMSA and its subsidiaries declared in suspension of payments, including those initiated in foreign jurisdictions, must be joined in the suspension of payments proceedings. For purposes of recognition and classification of AHMSA's debt obligations and in order to provide certainty and equal treatment to all creditors entering into a debt restructuring agreement with AHMSA, Mexican case law currently provides that all credit obligations stated in foreign currency must be converted into pesos at the rate of exchange prevailing on the date of the judicial declaration of suspension of payments. For AHMSA, MICARE, MIMOSA and MINOSA, which obtained a judicial declaration of suspension of payments on May 25, 1999, this rate of exchange is Ps.9.359 per U.S.$1.00, and for CEMESA, which obtained a judicial declaration of suspension of payments on May 28, 1999, this rate of exchange is Ps.9.672 per U.S.$1.00.

   Following the suspension of payments declaration, AHMSA disbursed an aggregate of U.S.$10.6 million under its Bank One credit facility for certain payments in connection with the purchase of batch annealing furnaces. These payments were permitted under the suspension of payments because the promissory notes were signed before the suspension of payments was declared, a letter of credit had been issued to Delta Brands, Inc., the supplier, and the loan was insured by The Export-Import Bank of the United States.

   Also following the suspension of payments declaration, AHMSA reimbursed (in full or in part) the following three of its loan facilities:

    . The loan facility with Marubeni Corporation (Marubeni): This facility had an escrow account to which AHMSA assigned certain letters of credit (placed before the declaration of suspension of payments) from its customers. Payments under the letters of credit in the aggregate amount of U.S.$1.1 million were made to the escrow account following the suspension of payments, which payments were directed to Marubeni; from this amount, Marubeni applied U.S.$0.4 million to interest and the remaining U.S.$0.7 million to the outstanding principal. As of December 31, 2000, the outstanding principal balance of this loan was Ps.391.5 million.

    . Loan facilities with Bancomext: These facilities were supported by an absolute assignment of the account receivables originated by the supply of steel under certain agreements and the purchase orders between AHMSA and its customers. As a result of the collection mechanism defined in such facilities, they are being or will be reimbursed to Bancomext in full. Payments for an aggregate amount of U.S.$36.4 million were made between May 26,1999 and December 31, 2000. As of December 31, 2000, the outstanding principal balance of this loan was U.S.$30.4 million. Between January 1, 2001 and September 30, 2001 payments under this facility totaled U.S.$7.6 million. As of September 30, 2001, the amount owed to Bancomext totaled U.S.$22.8 million.

    . One of AHMSA's loan facilities with ECOBAN: This facility was secured by a supply contract between AHMSA and one of its principal customers and a payment instruction notice by which the client was required to make the payments under the supply contract to an escrow account. Payments under the supply contract in the aggregate amount of U.S.$17.9 million were made following the suspension of payments until January 2000, when this facility was fully reimbursed concurrently, with the termination of the supply contract.

   In addition, the judge that granted the suspension of payments declaration authorized AHMSA and its subsidiaries to comply with payment obligations with respect to certain capital leases including the capital leases with Caterpillar Arrendora Financiera S.A. de C.V., Arrendadora Bankamerica and The Capita Corporation, pursuant to each of which AHMSA leases heavy duty machinery and equipment. As of September 30, 2001, we owe Caterpillar Arrendora Financiera S.A. de C.V., Arrendadora Bankamerica and the Capita Corporation a total of U.S.$2.3 million, U.S.$11.3 million and U.S.$2.7 million respectively.

   As a consequence of the suspension of payments declaration, all of AHMSA's indebtedness has been accelerated. The ultimate maturity of AHMSA's indebtedness will be determined when agreement on a court-approved reorganization agreement or a restructuring plan has been reached with AHMSA's creditors.

   From time to time, AHMSA receives advance payments for steel sales from its customers. These advance payments are recorded as payables and are amortized over the term of the relevant delivery periods. As of December 31, 2000, AHMSA's current liabilities included Ps.737.2 million of payables and long-term liabilities, including Ps.367.6 million of payables under these advance payment arrangements.

U.S. GAAP Reconciliation

   AHMSA's financial statements, which are prepared in accordance with Mexican GAAP, recognize the effects of inflation in accordance with Bulletin B-10 and B-12. See Note 7 c) to the Audited Financial Statements and 6 b) of the Unaudited Financial Statements. The reconciliation to U.S. GAAP of AHMSA's consolidated net income (loss) and total shareholders' equity does not reverse the effects of such inflation accounting.

   The principle differences, other than inflation accounting between Mexican GAAP and U.S. GAAP, that affect AHMSA's consolidated net income (loss) and total shareholders' equity relate to the treatment of the following items, among others: (i) accounting for deferred income taxes prior to January 1, 2000, when revised Bulletin D-4 issued by the Mexican Institute of Public Accountants went into effect, most of the difference was eliminated, (ii) employee profit sharing, (iii) accounting for the depreciation effect from the restatement of machinery and equipment, (iv) accounting for capitalized interest, and (v) the gain from monetary position relative to items (i) through
(iv) above. See Note 21 to the Audited Financial Statements and Unaudited Financial Statements for a detailed description of the differences between Mexican and U.S. GAAP, Note 20 to the Audited Financial Statements and the Unaudited Financial Statements for a discussion of pension benefit accounting under U.S. GAAP and Note 21 to the Audited Financial Statements and Unaudited Financial Statements for a reconciliation of consolidated net income (loss) under Mexican GAAP to approximate consolidated net income (loss) under U.S. GAAP, as well as a reconciliation of total shareholders' equity under Mexican GAAP to approximate total shareholders' equity under U.S. GAAP.

          QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

   AHMSA is exposed to market risk from changes in currency exchange rates, interest rates and raw materials commodity prices. AHMSA from time to time assesses its exposure and monitors opportunities to manage these risks. However, due to the suspension of payments, AHMSA is unable to use financial instruments to manage market risk. Prior to its declaration of suspension of payments, AHMSA utilized certain financial instruments for the purpose of eliminating and/or minimizing the risk of increases in interest rates applicable to debt denominated in U.S. dollars.

Interest Rate Risk

   Interest rate risk exists principally with respect to AHMSA's indebtedness that bears interest at floating rates. As a result of the suspension of payments, interest has ceased to accrue on AHMSA's indebtedness (except for secured indebtedness, to the extent the security exceeds the amount of the debt but only up to the amount of the value of the security, Bancomext and certain capital leases). Therefore, during the suspension of payments, AHMSA is to a large extent no longer subject to interest rate risk. As of September 30, 2001, the amount of AHMSA's secured indebtedness amounted to U.S.$131.7 million, which represents 7.2% of AHMSA's consolidated debt. For these secured loans, AHMSA has continued to accrue interest.

   To AHMSA's knowledge, there is no active market for its Old Notes; although AHMSA believes that there has been sporadic trading in Old Notes. In light of AHMSA's suspension of payments, which among other things has resulted in the conversion of all of its indebtedness to pesos and suspended the accrual of interest, except to the extent any such debt is over secured, the perceived uncertainty regarding AHMSA's emergence from suspension of payments, and the lack of a public market for AHMSA's indebtedness, AHMSA is not able to provide a meaningful assessment of the fair market value of AHMSA's indebtedness as of December 31, 2000.

   The fair value information presented herein is based on information available to management as of the above presented dates. Such amounts have not been comprehensively revalued since those dates, especially in light of AHMSA's suspension of payments. (See Notes 15 and 16 to the Audited Financial Statements and Notes 14 and 15 to the Unaudited Financial Statement.)

Foreign Currency Risk

   AHMSA's principal foreign exchange rate risk involves changes in the value of the peso relative to the U.S. dollar.

   In 2000, AHMSA estimates that approximately 36.0% of AHMSA's consolidated revenues were denominated in foreign currencies, substantially all of which was denominated in U.S. dollars. AHMSA estimates that a majority of its consolidated costs and expenses are denominated in pesos. Because the percentage of U.S. dollar denominated revenues is higher than the percentage of U.S. dollar denominated costs, decreases in the value of the peso relative to the U.S. dollar will decrease AHMSA's gross profit, as the costs of production will become more expensive relative to the sales price.

   As of December 31, 2000, as a result of our suspension of payments, approximately 94.0% of AHMSA's consolidated liabilities were denominated in pesos, with the balance denominated in U.S. dollars or other currencies. However, upon consummation of the Settlement Agreement, substantially all of our indebtedness will be denominated in foreign currencies, substantially all of it in U.S. dollars. Decreases in the value of the peso relative to the U.S. dollar will increase the cost in pesos of AHMSA's foreign currency denominated debt service obligations with respect to AHMSA's foreign currency denominated indebtedness. A depreciation of the peso relative to the U.S. dollar will also result in foreign exchange losses as the peso value of AHMSA's foreign currency denominated indebtedness is increased. However, as a result of AHMSA's suspension of payments proceeding, all of AHMSA's indebtedness has been converted into pesos and interest has ceased to accrue on AHMSA's indebtedness (except for secured indebtedness to the extent the value of the collateral exceeds the amount of the debt but only up to the amount of the value of the collateral, for obligations to Bancomext and under certain capital leases).

   AHMSA generally does not hedge or enter into derivative transactions with respect to its foreign currency exposure as it believes that these risks are mitigated by the correlation of domestic steel prices to the U.S. dollar.

Commodity Price Risk

   Although AHMSA produces a significant portion of the raw materials necessary for the production of steel, AHMSA is exposed to commodity price risk through its use of commodities, such as energy, as raw materials. Under normal economic conditions, AHMSA has been able to adjust its end product prices to reflect changes in the costs of its main raw materials in a short period of time. Although AHMSA has not materially been affected by commodity price changes in the past, there can be no assurance that it will not be materially affected in the future.

Sensitivity Analysis Disclosure

   A hypothetical, instantaneous and unfavorable 10% change in currency exchange rate would not have resulted in an additional interest expense in 2000 because as a result of AHMSA's suspension of payments proceeding, all of AHMSA's indebtedness has been converted into pesos and interest has ceased to accrue on AHMSA's indebtedness (except for secured indebtedness to the extent the value of the collateral exceeds the amount of the debt but only up to the amount of the value of the collateral, for obligations to Bancomext and under certain capital leases). Such a change also would not have resulted in a foreign exchange loss. However, on a pro-forma basis, such a change would have resulted in an additional charge of Ps.73.5 million in interest expense and a foreign exchange loss of Ps.1,130.9 million. This sensitivity analysis assumes an instantaneous unfavorable 10% fluctuation in exchange rates affecting the foreign currencies in which AHMSA's indebtedness is denominated.

   A hypothetical, instantaneous and unfavorable change of 100 basis points in the interest rate applicable to floating-rate financial assets and liabilities held at December 31, 2000 would not have resulted in additional net financing expense in 2000 because as a result of the suspension of payments, interest has ceased to accrue on AHMSA's indebtedness (except for secured indebtedness, to the extent the value of the collateral exceeds the amount of the debt but only up to the amount of the value of the collateral, for obligations to Bancomext and under certain capital leases). On a pro-forma basis, such an interest rate change would have resulted in an additional net financing expense of U.S.$12.0 million. The above sensitivity analysis is based on the assumption of an unfavorable 100 basis point movement of the interest rates applicable to each homogeneous category of financial assets and liabilities. A homogeneous category is defined according to the currency in which financial assets and liabilities are denominated and assumes the same interest rate movement with each homogeneous category.

                               AHMSA'S BUSINESS

Overview

   AHMSA is the largest integrated steel producer in Mexico, accounting for 23% of the overall domestic steel market, 41% of the domestic market for flat products and 6% of Mexican exports of finished steel products in 2000. In 2000, AHMSA produced 3.4 million tonnes of liquid steel and 2.8 million tonnes of finished steel products. AHMSA, an integrated steel producer, manufactures a variety of flat steel products (such as plate, hot rolled coil, cold rolled coil and tinplate) as well as heavy beams. In the domestic market, AHMSA's products serve primarily the manufacturing, construction, petroleum, packaging and home appliance industries. AHMSA's export sales to other countries are accomplished directly or through steel traders, to a variety of end users. AHMSA owns its principal raw materials suppliers and steel production and finishing facilities and has an equity interest in one steel product distributor and a company that transports raw materials.

   AHMSA's principal market historically has been the Mexican market, where it has long held the leading market share position for flat products, with deliveries to domestic customers accounting for approximately 95% of AHMSA's sales volume of finished steel products in 1994. A decline in demand from domestic customers caused by the Mexican economic crisis in 1995, combined with the effects of the peso devaluation in Mexico in 1994 and 1995, resulted in increased competitiveness of AHMSA's steel products in foreign markets and led AHMSA in 1995 temporarily to focus its marketing efforts on export sales. Exports in 1995 were 1,022 thousand tonnes, representing 43% of AHMSA's sales volume of steel products and 42% of its net sales of steel products during that year. During 1996 and 1997, as the domestic market improved relative to the international market, and 1998, when the international market became highly competitive due to the world's steel consumption decline originated by the crisis in Asia and Eastern Europe, AHMSA redirected its marketing efforts toward Mexico. In 1999, as a result of the continued growth in the North American and European economies, AHMSA increased its exports of steel products to those regions. Export sales in 1997, 1998, 1999 and 2000 were 417 thousand, 274 thousand, 447 thousand and 288 thousand tonnes, respectively, representing 14%, 10%, 15% and 10% of AHMSA's sales volume of steel products and 12%, 8%, 10% and 8% of its net sales of steel products for those years, respectively. AHMSA continually evaluates the relative attractiveness of the export and domestic markets and seeks to maintain flexibility to access either market as conditions change.

   AHMSA, through its subsidiary MICARE, is also engaged in the production and sale of steam coal, a raw material for the electric utility industry. All of AHMSA's steam coal sales are made to the CFE. In 2000, AHMSA produced 7.4 million tonnes of steam coal and sold 6.9 million tonnes to CFE, with 0.5 million tonnes remaining in inventory.

   AHMSA is an operating company that directly owns the assets of its Monclova steel making facilities. On an unconsolidated basis, as of December 31, 2000, AHMSA's total assets were Ps.30,841.3 million and for the year ended December 31, 2000, AHMSA generated revenue of Ps.10,607.0 million. AHMSA is a direct subsidiary of GAN, which is the controlling shareholder. Xavier D. Autrey Maza and members of the Ancira family are the controlling shareholders of GAN. AHMSA holds substantially all the equity of its principal direct and indirect subsidiaries.

   AHMSA's main steel making facilities and corporate offices are located in Monclova, Coahuila, Mexico, approximately 190 kilometers northwest of Monterrey, Nuevo Leon, Mexico. The facilities are located close to transportation lines, raw materials supplies, principal points of export and AHMSA's major domestic markets. AHMSA was incorporated under the laws of Mexico on July 6, 1942 and all of AHMSA's steel production and mining facilities are in Mexico. The principal executive offices of AHMSA are located at Prolongacion Juarez s/n, Monclova, Coahuila, Mexico, 25770, and AHMSA's telephone number is (52-866) 649-3000.

Suspension of Payments

   In the second half of 1998, international steel prices fell sharply due to the financial crisis in Asia. The decline deepened toward the end of 1998 and into 1999. This decline in steel prices resulted in a reduction of the profit margins and operating cash flows of most companies in the steel industry, including AHMSA. In 1998, AHMSA's management decided to implement a strategy to respond to these events, including a cost reduction program and the sale of certain assets in order to increase liquidity.

   In April 1999, in order to avoid preferring any one creditor over another, to preserve cash flow, to ensure normal operations and to provide for time to develop a restructuring plan, AHMSA did not make certain debt payments, including a scheduled payment of approximately U.S.$39.0 million that was due on April 16, 1999 with respect to the Old SEN Facility and a scheduled payment of approximately U.S.$24.7 million of interest that was due on our Old Senior Notes. The failure to make such scheduled principal and interest payments and the failure to comply with the convenants contained in the instruments governing our indebtedness allowed holders of our Old Loans and Old Notes to claim their indebtedness to be in default, to accelerate maturity of their indebtedness and to take other enforcement actions against us.

  Recent Developments Regarding Operations

   Notwithstanding the relief from debt service and collection actions afforded by the suspension of payments proceeding, AHMSA's financial condition, results of operations, and cash flow have continued to deteriorate since it obtained the judicial declarations of suspension of payments on May 25 and May 28, 1999. These adverse developments have been due, among other things, to general economic and industry conditions including a general decline in steel prices and a general increase in energy prices, the effect of suspension of payments, and other conditions both within and outside of AHMSA's control and include the following:

    . AHMSA has been unable to obtain financing for its operations and capital expenditures, other than advance payments from customers, accelerated payments of accounts receivable in exchange for discounted terms and delayed payments to certain suppliers. These forms of financing are of limited amounts and contain onerous terms.

    . A number of AHMSA's suppliers have for the most part required either cash on delivery or advance deposit of the purchase price of goods and services purchased, increasing AHMSA's working capital requirements. As a result, we have ceased to use these suppliers to the extent practicable.

    . AHMSA has been unable to generate sufficient cash flow to adequately fund its operations. As a result, AHMSA

      (a) as of September 30, 2001 has not made required withholding tax payments for 2001 in excess of Ps.260.0 million to the Mexican government, and

      (b) has not made necessary capital expenditures to permit the continued extraction of raw materials necessary for the production of steel, requiring AHMSA to purchase more costly raw materials from third party suppliers. AHMSA is no longer able to pay amounts due to such suppliers in a timely manner and we do not anticipate being able to do so in the foreseeable future.

    . AHMSA has either been unable to obtain necessary performance bonds required by its customers, or has been able to obtain such bonds at costs far in excess of historical levels.

    . Arrest warrants have been issued for AHMSA's Chairman and AHMSA's Chief Financial Officer, related to alleged fraud at an affiliated company. The individuals have obtained a stay of execution of the warrants, and AHMSA believes that the allegations are unfounded and are being used as a collection tactic by a creditor of the affiliated company.

    . Due to layoffs and resignations, AHMSA's white-collar workforce has been reduced by 26.0% and AHMSA's blue-collar workforce has been reduced by 5.6%.

  Steps Taken to Improve Operations

   During the suspension of payments proceeding, AHMSA has taken the steps outlined below in an effort to improve its business, financial condition, results of operations, and cash flow. While AHMSA believes that these steps have in the aggregate reduced the adverse effect on its business, financial condition, results of operations and cash flow, they nonetheless continue to deteriorate. Unless either (a) AHMSA obtains additional financing and experiences an improvement in its results of operations or (b) there is a general increase in steel prices,

AHMSA believes that remaining in suspension of payments will eventually result in either a shut-down of its operations and a distress sale of its assets not as a going concern or seizure of its assets by the Mexican government for nonpayment of taxes.

    . AHMSA terminated both union and non-union employees, and have extended the time period for the payment of severance.

    . Since July 2001, AHMSA has been deferring ten percent of the salaries of substantially all employees with the rank of manager or higher (approximately 189 employees).

    . AHMSA has sold and continues to market for sale assets not directly related to its steel and coal mining businesses to fund operations, even though AHMSA had a non-binding agreement-in-principle to use the proceeds from the sale of certain of those assets to make payments to its creditors upon emergence from suspension of payments.

    . AHMSA has explored merger, sale, and joint venture transactions with potential strategic partners.

    . AHMSA has sought governmental permission to exploit the methane gas assets contained in its coal mines.

Business Strategy

   AHMSA's strategy for its steel segment has been to consolidate its leading market-share position in the Mexican flat products market, improve capacity utilization with respect to its existing products, maintain a presence in export markets and increase its customer base. Operationally, AHMSA is focused on reducing production costs and improving product and process quality. With respect to its steam coal segment, AHMSA's strategy is to maintain production, while reducing costs and increasing productivity, at its various mines. AHMSA is also exploring other opportunities in related lines of business.

  Steel Capital Improvements Plan

   From 1992 through 2000, AHMSA invested U.S.$837.7 million under AHMSA's Steel Capital Improvements Plan and achieved the following goals :

    . increased liquid steel production from 2.6 million tonnes in 1993 to 3.4 million tonnes in 2000;

    . increased the production of finished steel products from 2.0 million tonnes in 1993 to 2.8 million tonnes in 2000 (in 1999 we had a production of finished steel products of 2.9 million tonnes);

    . raised the production capacity for continuous casting of flat products from 76.5% in 1993 to 99.5% in 2000;

    . increased the yield of finished steel products to liquid steel consumed from 77.9% in 1993 to 86.2% in 2000;

    . improved productivity from 9.59 employee hours per tonne in 1993 to 6.1 employee hours per tonne in 2000;

    .  improved product quality;

    .  produced higher value-added, customized products;

    . received ISO 9002 certifications from the International Standards Organization covering AHMSA's blast furnaces, its steel making, its hot rolling and cold rolling facilities, its manufacturing of heavy structural sections and long products, its coke plants, pellet plant and sinter plant, the auxiliary services of its production department, and its sales and technical departments; and

    . received ISO 14001 certificates from the International Standards Organization covering certain of AHMSA's hot rolling facilities, cold rolling facilities, coke plants, basic oxygen furnaces, blast furnaces and steam coal mining facilities.

  Mining Capital Improvements Plan

   Between January 1, 1992 and December 31, 2000, AHMSA invested approximately U.S.$432.1 million in capital expenditures under the Mining Capital Improvements Plan relating to that period and achieved the following goals:

    . increased AHMSA's production of iron ore from 2.6 million tonnes in 1992 to 5.0 million tonnes in 1998 (which decreased to 4.4 million tonnes in 1999 and increased to 4.7 in 2000);

    . increased steam coal production at MICARE from 5.1 million tonnes in 1992 to 7.0 million tonnes in 1999 (which decreased to 6.6 million tonnes in 2000); and

    . increased metallurgical coal production from 1.5 million tonnes in 1992 to 2.0 million tonnes in 2000. See "--Steel Production and Sales--Materials Preparation."

         Cost of Major Components of Mining Capital Improvements Plan

                                        Capital Expenditures
                                        through December 31,
                                       2000 (millions of U.S.
                       Projects               Dollars)
                  -------------------  ----------------------
                     MIMOSA...........          88.5
                     MICARE...........         223.3
                     MINOSA...........          97.4
                     La Perla.........          14.1
                     Cerro de Mercado.           8.8
                                               -----
                         Total........         432.1
                                               =====

   The Steel and Mining Capital Improvements Plans enhance what management considers to be AHMSA's competitive advantages as a low-cost steel producer with access to domestic and international steel markets:

    . Focus on the Mexican Market. Mexico is a developing country with substantial infrastructure needs. Prior to the 1995 economic crisis, Mexico showed a robust demand for steel products. In 1994, apparent domestic consumption of steel products was 9.89 million tonnes. In 1995, apparent domestic consumption of steel products declined to 6.15 million tonnes, of which 5.32 million tonnes were supplied by domestic producers. Apparent domestic consumption of steel products in 1996 increased 25% from 1995 to 7.66 million tonnes (of which 6.64 million tonnes were supplied by domestic producers), reflecting a recovery in the Mexican steel market. Apparent domestic consumption of steel products in 1997 increased 15% from 1996 to 8.78 million tonnes (of which 7.30 million tonnes were supplied by domestic producers), reflecting the continued recovery in the Mexican steel market. Apparent domestic consumption of steel products in 1998 increased 8% from 1997 to
       9.50 million tonnes (of which 7.48 million tonnes were supplied by domestic producers). Apparent domestic consumption of steel products in 1999 increased 5% from 1998 to 9.97 million tonnes (of which 8.13 million tonnes were supplied by domestic producers). Apparent domestic consumption of steel products in 2000 increased 10% from 1999 to 11.02 million tonnes of which 8.92 million tonnes were supplied by domestic producers. AHMSA believes that domestic demand for steel products will not continue with this growth pattern since the apparent domestic consumption will be affected by a global economic slowdown. See "--Public Sector Spending and the Mexican Economy."

    . Access to Ample Mineral Reserves and Economies of Scale. AHMSA has long-term concessions to mine iron ore and metallurgical coal mines with proven and probable reserves which AHMSA believes are sufficient to provide its steel operations with an ample and secure supply of primary raw materials. In addition, AHMSA mines steam coal reserves for sale to CFE. The operation of five mining units (consisting of 15 operating mines) for both steel production and outside sales allows

       AHMSA to realize economies of scale in its mining operations that AHMSA believes are sufficient to achieve one of the lowest raw material input costs in the world. Through the continuation of the Mining Capital Improvements Plan, AHMSA expects that its mining subsidiaries will provide most of the iron ore and metallurgical coal required by its steel making facilities. In 1999, AHMSA did not purchase either metallurgical coal or iron ore pellet from foreign producers, but in 2000, AHMSA purchased 36,202 tonnes (which represent 1.92% of the total metallurgical coal used by AHMSA in its steel making facilities during
       2000) of metallurgical coal from foreign producers. During the first six months of 2001, AHMSA purchased 447 thousand tonnes of metallurgical coal (which represents 36.2% of the total metallurgical coal used by AHMSA in its steel making facilities during the first six months of
       2001).

    . Competitive Labor Costs. AHMSA's labor agreements, in combination with retirements and attrition, and the productivity achievements under the Modernization Plan have contributed to significant productivity gains. AHMSA achieved productivity gains notwithstanding the reduction of its workforce by an aggregate of approximately 4,186 employees in the period of 1997-1999 and 357 more for 2000 in the steel and steam coal segments. In addition, AHMSA's average wage and benefit cost for its steel and mining operations was approximately U.S.$5.83 per hour during 2000, which AHMSA believes is significantly below that of most of its foreign and domestic competitors.

    .  Quality Products For a More Sophisticated Domestic Market and Access to
       Foreign Markets.   AHMSA emphasizes continual improvements to product
       quality. In recent years, AHMSA has obtained ISO 9002 and ISO 14001 certifications from the International Standards Organization covering many of its facilities. The upgrade helps AHMSA attract clients that produce high quality products which are shipped to foreign markets. AHMSA's export sales of steel products decreased from 417 thousand tonnes in 1997 to 274 thousand tonnes in 1998, but increased to 447 thousand tonnes in 1999. During 2000 export sales decreased from 447 thousand tonnes in 1999 to 288 thousand tonnes. Export sales volume accounted for 10% of total sales volume of steel products in 2000, compared to 10% in 1998 and 15% in 1999. See "--Sales and Marketing--Export Sales."

    . Strategic Location. AHMSA's Monclova steelworks are located within 300 kilometers of AHMSA's most important raw material subsidiaries, thereby substantially reducing transportation costs. In 2000, AHMSA's average cost of delivery per tonne of raw materials was approximately U.S.$1.23 per tonne of iron ore and approximately U.S.$5.15 per tonne of metallurgical coal. Similarly, AHMSA's location near its primary domestic markets and its relative proximity to points of export reduce finished product delivery costs.

  Other Opportunities

   From time to time the Company retains brokers, lobbyists, experts and other consultants in connection with potential projects and ventures. Such unrelated third parties are typically paid a periodic fee and are reimbursed for their expenses, and are entitled to receive a success fee based on either a percentage of the value of the project or a fixed dollar amount which may range as high as U.S.$15.0 million.

   AHMSA and its mining subsidiaries have been authorized since 1997 to make use of the coal methane gas ("Gas Grisu") attached to the coal within their mining concessions which has been traditionally released into the atmosphere or burned away. Such authorization allows AHMSA, its affiliates and subsidiaries to benefit from the gas through a "self consumption" program, which has not yet been implemented. AHMSA and its mining subsidiaries have been actively seeking to implement a program to take advantage of this authorization, and the potential advantages within the current legal environment in Mexico, which is very restrictive in the hydrocarbons area.

Steel Production and Sales

  Technical Partner

   Hoogovens Technical Services HTS ("Hoogovens") was part of the Hoogovens Group, which operates Hoogovens Iron and Steel Works Ijmuiden, one of the largest steel producers in Europe. On October 6, 1999,

British Steel plc merged with the Hoogovens Group to form a new group named Corus Group plc. Under a Modernization Agreement among AHMSA, GAN and Hoogovens, Hoogovens was to provide technical, engineering and operating assistance to AHMSA for a period of 10 years ending in December 2001 in exchange for a working hour fee in the form of up to 8,841,765 shares of AHMSA's common stock. As of December 31, 2000, Hoogovens had received from GAN 7,957,590 shares of AHMSA's Common Stock (2.05% of AHMSA's outstanding common stock at such date).

   On February 3, 1999, AHMSA, GAN and Hoogovens entered into a Memorandum of Understanding which terminated the Modernization Agreement. Under the Memorandum of Understanding, AHMSA agreed to pay all of the outstanding amounts owing to Hoogovens under the Modernization Agreement in equal installments in 1999 and GAN agreed to repurchase all of the shares of AHMSA's common stock held by Hoogovens. In return, Hoogovens forgave annual fees of U.S.$775,000 for 1999, 2000 and 2001 due to it under the Modernization Agreement. The forgiveness of the annual fees is conditioned upon the timely completion of all payments by AHMSA under the Memorandum of Understanding. Currently, all of the payments to be made by AHMSA are past due and GAN's purchase of AHMSA common stock has not been consummated.

  Production

   AHMSA produces all of its steel products, other than the long products that were produced at ANSA prior to its sale, at an integrated steel making facility consisting of two plants located in Monclova, 190 kilometers northwest of Monterrey. AHMSA produces crude steel using the basic oxygen steelmaking method and casts its liquid steel by the continuous casting and ingot methods. In each of 1999 and 2000, AHMSA produced 3.4 million tonnes of liquid steel, which yielded 2.9 million and 2.8 million tonnes of finished steel products, respectively.

   The following description of AHMSA's production process highlights several major components of the Steel Capital Improvement Plan and Mining Capital Improvement Plan.

  Materials Preparation

   The principal raw materials required by AHMSA are iron ore, coal, scrap and oxygen. AHMSA's iron ore is processed by a pellet plant and a sinter plant. As a result of the renovations to the pellet plant, nominal capacity at the pellet plant has increased from 3.0 million tonnes per year in 1993 to 3.8 million tonnes per year in 1998. Capacity has remained relatively constant between 1998 and 2000. In 1998, 1999 and 2000, the pellet plant operated at a rate of 3.7 million, 3.8 million and 3.7 million tonnes per year, respectively.

   Coal is converted to coke by heating coal in sealed ovens. AHMSA owns two coke plants that perform this function. In order to meet the levels of production set out by the Steel Capital Improvements Plan and to address deferred maintenance, significant investments were made in these coke ovens to reduce unit production costs further through energy savings as well as reducing emissions. In 1999, AHMSA did not purchase either metallurgical coal or iron ore pellet; but in 2000, AHMSA purchased 36,202 tons of metallurgical coal. During the first six months of 2001, AHMSA purchased 447 thousand tonnes of metallurgical coal (which represents 36.2% of the total metallurgical coal used by AHMSA in its steel making facilities during the first six months of 2001).

  Iron Making

   The outputs of the coke plants, the pellet plant and the sinter plant are fed into blast furnaces, where they are ignited to produce molten pig iron, the principal feedstock for the steel making process. AHMSA has four blast furnaces, which have nominal capacities of 5,500, 2,300, 1,750 and 1,000 liquid tonnes of pig iron per day. Since September 1995, other than as described below, the two largest blast furnaces have operated on a full-time basis, with the smallest blast furnaces operating as a backup facility. AHMSA's total iron making output was 3.4 million, 3.0 million and 3.0 million tonnes in 1998, 1999 and 2000, respectively. AHMSA's iron making capacity is currently approximately
3.7 million tonnes per year.

   AHMSA completed the installation of a system to inject coal into its largest blast furnace during the first quarter of 1997. AHMSA installed coal injection systems at two other blast furnaces and began operating these systems in the first quarter of 1998. This allowed AHMSA to reduce the amount of coke that is consumed in the furnace and the amount of natural gas that is used to heat the blast furnace, thereby lowering operating costs because, for AHMSA, coal is less expensive to use in iron making than coke or natural gas. See "--Mining Operations--Coal Mining Operations--Production and Sales."

  Steel making

   Molten pig iron from the blast furnaces is transferred to the basic oxygen furnaces (or steel shops) for processing into liquid steel. AHMSA renovated one of its two steel shops to increase its overall nominal capacity by approximately 20%. Overall, AHMSA's nominal liquid steel making capacity at its Monclova facilities increased from 2.6 million tonnes in 1993 to 3.8 million tonnes in 1998. Capacity has remained constant between 1998 and 2000. In 1998, 1999 and 2000, the steel shops produced 3.7 million, 3.4 million and 3.4 million tonnes, respectively, of liquid steel.

  Continuous Casting

   Under AHMSA's current production process, the liquid steel leaving the steel shops is processed in one of two methods: ingot casting or continuous casting. In ingot casting, the molten steel is first cast into ingots, which are then reheated and rolled into blooms (a semi-finished product used to produce long products) in the blooming mill or slabs (a semi-finished product used to produce flat products) in the slabbing mill. In continuous casting, which produces higher quality steel, the intermediate ingot step is eliminated, and the steel is cast directly into slabs in continuous casters. Improvements to the casters, which permit automatic monitoring of the cooling process, have increased yield and improved quality. Reduced utilization of ingot casting will reduce the energy costs associated with reheating ingots. AHMSA's output of liquid steel used in the production of flat products to be continuously cast in 2000 increased to 99.5% compared to 76.5% of AHMSA's output of flat products in 1993. In 1993, AHMSA's nominal continuous casting capacity was 1.5 million tonnes of liquid steel per year compared to 2.9 million tonnes and 2.8 million tonnes in 1999 and 2000, respectively. As of December 31, 2000, AHMSA had a nominal continuous casting capacity of 3.2 million tonnes of liquid steel, allowing 99.5% of AHMSA's flat products to be continuously cast through installation of a new ladle furnace in steel shop number 2. During 2001, AHMSA suspended the production of ingot casting and now all production is through continuous casting.

  Rolling Mills and Downstream Products

   Slabs from the continuous casters are used to produce plate and hot rolled coil for customers and for further processing in AHMSA's cold rolling facilities.

   Hot rolled coil can be further processed into higher-value added products at AHMSA's two cold mill plants. One of AHMSA's two cold mill plants, which currently produces tinplate, tin-free steel and "full hard" cold rolled coil, is being renovated in order to improve tinplate quality while maintaining current production capacity of 180 thousand tonnes per year. In the second quarter of 1996 AHMSA completed construction of a galvanized product line with a production capacity of approximately 250 thousand tonnes per year which was subsequently sold in the first quarter of 1999. See "--Restructuring and Suspension of Payments."

  Production Efficiency Indicators

   The table below provides a breakdown of operating efficiency indicators in steel production for the periods indicated.

                                                            Year Ended December 31,
                                                       ---------------------------------
                                                       1996   1997   1998   1999   2000
                                                       -----  -----  -----  -----  -----
Operating Efficiency Indicators (Unaudited)
Tonnes Sold (thousands of tonnes)(1).................. 2,734  2,887  2,889  2,899  2,804
Employee Hours per Tonne(2)...........................  7.45   7.28   6.56   6.12   6.09
Union Employees(3).................................... 7,555  7,509  6,409  6,165  6,216
Non-union Employees(3)................................ 3,380  3,520  3,283  2,887  2,741
Coke Rate(4)..........................................   471    469    453    436    460
Energy Consumed(5)....................................   6.5    7.0    6.9    6.9    7.0
Liquid Steel Production Capacity (thousands of tonnes) 3,733  3,700  3,800  3,800  3,800
Capacity Utilization(6)...............................  95.0%  94.7%  96.8%  89.0%  88.2%
Continuous Casting Production(7)......................  79.7%  86.0%  86.6%  90.2%  92.8%
Steel Segment Operating Income (Loss) per Tonne
 (thousands of pesos)................................. 816.9  629.6  532.2  148.9  283.6
Yield(8)..............................................  80.3%  81.9%  83.7%  85.1%  86.2%
First Quality(9)......................................  95.1%  96.6%  96.8%  98.0%  97.9%

--------
(1) Excludes the results of operations of the Galvanizing Plant and ANSA which were sold in 1999.
(2) Number of steel plant employee hours in each period divided by total of tonnes of liquid steel produced in such period.
(3) Excludes personnel employed in AHMSA's mining operations.
(4) Kilograms of coke per tonne of pig iron. Reductions in the coke rate may result from improved efficiency or the substitution of coal or natural gas for coke.
(5) In gigacalories (calories x 109) per tonne of liquid steel.
(6) Actual output of liquid steel as a percentage of maximum nominal capacity of liquid steel.
(7) Percentage of total output made by the continuous casting method, which is more efficient and produces higher quality products than the traditional ingot casting method. See "--Steel Production and Sales--Production--Continuous Casting."
(8) Percentage of finished products per tonne of liquid steel consumed. Yield represents the ratio of finished products to raw steel produced.
(9) Percentage of finished products meeting standard industry quality criteria, for the relevant market. The quality standards of the international steel market are higher than those of the Mexican steel market.

  Products

   The following table sets forth AHMSA's finished steel sales and production by product category for the periods indicated.

                   Sales and Production of Finished Products
                             (thousands of tonnes)

                                                       Year Ended December 31,
                                               ---------------------------------------
                                               1996(1) 1997(1) 1998(1) 1999(1) 2000(1)
                                               ------- ------- ------- ------- -------
Tonnes Sold(2) (Unaudited)....................
Flat Products.................................  2,275   2,437   2,374   2,547   2,497
Coated Products...............................     98     127     148     110     131
Wire Rod(3)...................................    170     146     174      50      --
Heavy and Light Sections, Billet and Others(4)    191     177     193     192     176
                                                -----   -----   -----   -----   -----
Total Tonnes Sold.............................  2,734   2,887   2,889   2,899   2,804
Increase (Decrease) in Inventory..............    142      29     126     (50)      1
                                                -----   -----   -----   -----   -----
Total Production..............................  2,876   2,916   3,015   2,850   2,803
                                                =====   =====   =====   =====   =====

--------
(1) Excludes the results of operations of the Galvanizing Plant and ANSA which were sold in 1999.
(2) Includes sales of products that were bought from third-party suppliers and resold by AHMSA. This purchased steel accounted for 0.3%, 0.2%, 0.1%, 0.0% and 0.0% of AHMSA's sales volume during 1996, 1997, 1998, 1999 and 2000, respectively.
(3) The production of wire rod was suspended in April 1999.
(4) The production of light sections and billets was suspended in May 2001.

  Flat Products

   Plate. Plate is a flat, rigid steel product that generally ranges in lengths from 96 inches to 480 inches and thicknesses from 0.187 inches to 3.500 inches. AHMSA is the only Mexican producer of plate. AHMSA produces plate at up to 120 inches in width. AHMSA's major customers for plate include heavy machinery producers, pipe makers, construction companies and distributors.

   Hot Rolled Coil. Hot rolled coil is a thin, semi-rigid or flexible product, generally ranging in thickness from 0.075 inches to 0.500 inches and delivered in large rolls. AHMSA produces the widest hot rolled coil (up to 60 inches) in Mexico. AHMSA's major customers for hot rolled coil include re-rolling facilities, tubemakers, producers of oil and gas pipeline and producers of compressed gas cylinders.

   Cold Rolled Coil. Cold rolling, a further processing step for hot rolled products, produces a superior surface finish, improves the physical properties of steel and reduces its thickness to precise gauges. AHMSA manufactures cold rolled coil in various specifications and sizes for use in industrial applications and for further processing. Cold rolled products generally command higher prices than hot rolled products. AHMSA has increased its output of cold rolled coil from 427 thousand tonnes in 1993 to 747 thousand tonnes in 2000. AHMSA's major domestic customers for cold rolled coil include distributors and service centers, galvanizers, steel processors, home appliance makers and suppliers to the automotive industry.

  Coated Products

   Tinplate; Tin-Free Steel. Tinplate is a plate produced from cold rolled coil that is coated with tin. AHMSA is Mexico's most significant producer of tinplate, which is principally used in the production of cans. The balance of the market is principally supplied by imports. AHMSA's major customers for tinplate are the food and packaging industries.

   AHMSA operates two tinplate facilities, one with a capacity of 70 thousand tonnes and the other with a capacity of 130 thousand tonnes. AHMSA installed a dual line in its larger tinplate facility in the third quarter of 1996, which allows AHMSA to produce an aggregate of 130 thousand tonnes of tinplate or tin-free steel. Tin-free steel is chrome-coated sheet that is used to make bottle caps and food cans.

   Galvanized Products. AHMSA began production in a new Galvanizing Plant in the second quarter of 1996. The Galvanizing Plant was sold to IMSA during the first quarter of 1999.

  Heavy Structural Sections

   Under the current production process, slabs are cut for further rolling into heavy structural sections. AHMSA is the only significant producer of heavy structural sections in Mexico. AHMSA's major customers for heavy structural sections include construction distributors and mining companies.

Sales and Marketing

  Domestic Sales

   The Mexican market is the primary market for AHMSA's steel products. In 1996, 1997, 1998, 1999 and 2000 approximately 72%, 86%, 90%, 85% and 90%, respectively, of AHMSA's total sales by volume of steel products were attributable to sales made to customers in Mexico. Domestic customers are divided into two principal classifications: industrial customers (both affiliated industrial customers and third-party industrial customers) and distributors (both affiliated distributors and third-party distributors). Industrial customers include both actual end users of products and manufacturers or processors who further process the purchased steel (such as pipemakers and producers of galvanized steel). Distributors resell to smaller customers or customers seeking delivery or other terms not available directly from AHMSA. In 2000, AHMSA supplied approximately 1,570,000 tonnes of steel products to Mexican industrial customers (representing 56% of AHMSA's sales volume of steel products), 20 thousand tonnes of which represented sales to affiliated industrial customers (representing 0.7% of AHMSA's sales volume of steel products), including customers in the construction and manufacturing businesses, and approximately 953 thousand tonnes to Mexican distributors (representing 34% of AHMSA's sales volume of steel products), 114 thousand tonnes of which represented sales to affiliated distributors (representing 4% of AHMSA's sales volume of steel products). AHMSA's two largest domestic customers, Grupo Villacero, an industrial customer and a distributor, and Grupo IMSA, an industrial customer, accounted for approximately 14% and 9%, respectively, of AHMSA's total sales volume of steel products in 2000.

  Export Sales

   AHMSA's export sales are principally made in spot transactions. In 1996, 1997, 1998, 1999 and 2000 exports accounted for 28%, 14%, 10%, 15% and 10% of
AHMSA's overall sales volume of steel products, respectively. AHMSA continually evaluates the relative attractiveness of the export and domestic markets and seeks to maintain flexibility to access either market as conditions change. Management expects exports to represent a relatively important portion of sales to the extent that the relative value of the peso is weaker as compared to other currencies. Traditionally, AHMSA's principal export market has been North America. In 1996, AHMSA's principal export markets were Asia, Europe, and Latin America because of more advantageous pricing in those markets. See "--Dumping and Countervailing Duties."

   In 1997 and 1998, the economic crisis in Asia resulted in a decline in international steel prices which has caused AHMSA to redirect sales from Asia to North America and Latin America. In 1999 and 2000, exports were principally to North America and Europe as a result of the continued growth in those economies.

   The table below sets forth AHMSA's exports in terms of volume of steel by geographical market for the periods indicated.

                AHMSA's Exports of Steel by Geographical Market
        (in thousands of tonnes and as a percent of total export sales)

                                         Year Ended December 31
                            ------------------------------------------------
                              1996      1997      1998      1999      2000
                            --------  --------  --------  --------  --------
                            Vol.  %   Vol.  %   Vol.  %   Vol.  %   Vol.  %
                            ---- ---  ---- ---  ---- ---  ---- ---  ---- ---
  Europe...................  84   10   46   11   14    5  103   23   37   13
  Far East................. 330   41   31    8    5    2    0    0    0    0
  Central and South America 172   21  191   46   78   28   58   13    9    3
  North America............ 213   27  148   35  177   65  286   64  242   84
  Other....................   5    1    0    0    0    0    0    0    0    0
                            ---  ---  ---  ---  ---  ---  ---  ---  ---  ---
                            804  100% 417  100% 274  100% 447  100% 288  100%
                            ===  ===  ===  ===  ===  ===  ===  ===  ===  ===

   In addition to its direct export program, AHMSA has joint export arrangements with certain large customers that further process its steel products for eventual export. These clients include Caterpillar de Mexico, S.A. de C.V. (an affiliate of Caterpillar Inc.), Nacional de Aceros, S.A. de C.V., Industrias Monterrey, S.A. de C.V., Trinity Industries de Mexico, S.A. de C.V. and Tuberias PROCARSA, S.A. de C.V. Although sales made to these customers under these arrangements are domestic sales, the local currency settlement is indexed to the U.S. dollar. These sales accounted for approximately 14%, 24%, 21%, 28% and 29% of AHMSA's sales volumes of steel products in 1996, 1997, 1998, 1999 and 2000, respectively.

  Marketing

   AHMSA has five sales offices in Mexico located in Monterrey, Mexico City, San Luis Potosi, Guadalajara and the central sales office in Monclova. In 2000, 53% and 21% of AHMSA's domestic sales were made by the Monterrey and Mexico City offices, respectively.

   AHMSA's export sales to countries other than the United States are handled by the sales force in Monclova and are made through international steel traders. During 1997, 1998, 1999 and 2000, AHMSA targeted and developed a geographically diverse customer base. See "--Export Sales." AHMSA's export sales are coordinated by AHMSA's International Operations Manager, who is based in Monclova. In the fourth quarter of each of 1995 and 1996, AHMSA opened sales offices in Venezuela and Chile, respectively, which focus on sales to South America. In November 1999, due to a sales slowdown in South America, AHMSA closed its sales office in Chile. In August 2000, AHMSA closed its sale offices in Venezuela. Sales to the United States were made with the support of GANAHMSA until it closed in December 1999. Sales to the United States are now made directly through GAN International Trading S.A. de C.V., a wholly owned subsidiary of AHMSA (see "Related Party Transactions").

   In July 1994, AHMSA formed a joint venture, Ryerson de Mexico, S.A. de C.V. ("Ryerson"), with Ryerson Tull, Inc., a subsidiary of Inland Steel Industries, Inc. ("Inland"), a large integrated steel company in the U.S. The joint venture operates through the service centers in Mexico located on land leased from Avios de Acero S.A. de C.V., a subsidiary of AHMSA, and provides materials and management services. Each of Inland and AHMSA has a 50% equity interest in the joint venture. In addition, Ryerson decided to diversify its supply sources for those products previously supplied exclusively by AHMSA. On June 10, 2001, the parties reached a preliminary agreement to terminate the joint venture through the withdrawal of Ryerson Tull, Inc.'s participation, which was consummated on October 26, 2001. As a result, Ryerson is now a wholly owned subsidiary of AHMSA and has changed its name to Nacional de Acerero S.A. de C.V.

The International and Mexican Steel Markets

  International Steel Market

   In recent years, the world steel industry has been characterized by overcapacity reflecting generally sluggish demand for steel in western industrialized countries as well as significantly increased steel production capacity in a number of developing countries.

   After a period of continued growing demand and improved international steel prices, the economic crisis in Asia adversely affected Mexican sales in the fourth quarter of 1997 and 1998 as imports to Mexico increased and demand for steel products in Asia declined. The global excess supply and decrease in demand in Asia also led to a decrease in international steel prices in 1998, which limited AHMSA's ability to increase prices in the domestic market. During the last two quarters of 1999, the demand for steel and international steel prices began to show some recovery. During the first half of 2000, the steel market showed a robust demand for steel products; however, higher production growth caused an excess of supply of steel products and service centers began to build up high inventory levels. This maintained steel prices under pressure decreasing close to Asian crisis levels.

  The Mexican Steel Industry

   The Mexican steel industry is composed of a handful of integrated steel producers, numerous mini-mills and one rolling mill, which produce various semifinished and finished products. AHMSA and Hylsamex, S.A. de C.V. ("Hylsa"), are the two principal manufacturers of finished flat products. See "--Competition--Domestic."

   For many years, steel prices charged by public and private steelmakers in the Mexican market were controlled by the Mexican government. Although steel prices were officially deregulated in September 1989, in fact the Mexican government maintained certain price restrictions until September 1991 as an inflation reduction measure. Prices of steel in Mexico fell below international steel prices during the beginning of 1995. By May 1995, however, steel prices in Mexico had returned to the levels of international steel prices, which also had increased during this period. In 1996 and 1997, steel prices in Mexico declined in peso terms (on an inflation adjusted basis), while international steel prices (in U.S. dollar terms) increased in 1996 and then remained stable in 1997. In 1998, domestic and international steel prices (in U.S. dollar terms) decreased as a result of the economic crisis in Asia, which price decrease resulted in increased imports to Mexico. Domestic and international steel prices continued to decrease during the first two quarters of 1999, due to, among other things, lower import prices and higher inventories. During the third and fourth quarters of 1999, however, domestic and international steel prices began to recover, which resulted in a decrease of imports to Mexico during these periods. The oversupply on the global market led to a decrease of international steel prices during the second half of 2000. This resulted in an increase of imports to Mexico.

   From 1996 to 1997, apparent domestic consumption increased 15% to 8.78 million tonnes, from 1997 to 1998, apparent domestic consumption increased 8% to 9.50 million tonnes, and from 1998 to 1999, apparent domestic consumption increased 5% to 9.97 million tonnes. From 1999 to 2000, apparent domestic consumption increased 10% to 11.02 million tonnes.

   In 1998, the market share of imports to Mexico increased to 21% of apparent domestic consumption. In 1999, the market share of imports to Mexico decreased to 19% of apparent domestic consumption. In 2000, the market share of imports to Mexico remained at 19%. Total domestic production of finished steel products increased by 81% from 1991 to 2000.

   The following table illustrates apparent domestic consumption of steel in Mexico for the periods indicated.

          Apparent Domestic Consumption of Finished Steel Products(l)

                                                     1995    1996    1997    1998    1999    2000
                                                    ------  ------  ------  ------  ------  ------
                                                                 (thousands of tonnes)
Flat Products:
   Domestic(2).....................................  3,822   4,582   5,395   5,194   5,539   5,491
   Imports(2)......................................    250     336     642     886     610     814
   Exports......................................... (1,089) (1,089) (1,403)   (961) (1,058)   (602)
                                                    ------  ------  ------  ------  ------  ------
Apparent Domestic Consumption......................  2,747   3,829   4,634   5,119   5,090   5,703
AHMSA's Domestic Sales of Flat Products(3).........    937   1,609   2,158   2,254   2,210   2,340
AHMSA's Percentage of Apparent Domestic Consumption
  of Flat Products.................................     34%     42%     47%     44%     43%     41%
Long Products:
   Domestic........................................  4,298   4,665   4,894   5,028   5,402   5,508
   Imports(4)......................................    120     200     298     391     487     514
   Exports......................................... (1,262)   (883)   (905)   (682)   (736)   (683)
                                                    ------  ------  ------  ------  ------  ------
Apparent Domestic Consumption......................  3,156   3,982   4,288   4,732   5,154   5,339
AHMSA's Domestic Sales of Long Products(2).........    259     309     301     354     238     173
AHMSA's Percentage of Apparent Domestic Consumption
  of Long Products.................................      8%      8%      7%      7%      5%      3%
Other Steel Products(5):
   Domestic........................................  2,638   3,014     664     620     444     633
   Imports.........................................    457     486     541     744     746     767
   Exports......................................... (2,846) (3,654) (1,344) (1,713) (1,464) (1,426)
                                                    ------  ------  ------  ------  ------  ------
Apparent Domestic Consumption......................    249    (154)   (139)   (350)   (274)    (26)
AHMSA's Domestic Sales of Other Steel Products.....    139      12      10       7       4     2.5
AHMSA's Percentage of Apparent Domestic Consumption
  of Other Steel Products..........................     56%     NM      NM      NM      NM      NM
                                                    ------  ------  ------  ------  ------  ------
Total:
Total Apparent Domestic Consumption................  6,152   7,657   8,783   9,501   9,969  11,016

--------
NM--not meaningful.
Source: AHMSA using data from CANACERO for Mexican figures (figures for 2000 are preliminary); AHMSA for AHMSA's figures in all periods.
(1) Apparent domestic consumption of steel products is defined to be the sum of Mexican domestic steel production of finished steel products and imports of finished steel products less exports of finished steel products. "Finished steel products" refers to steel products, such as hot rolled coil and cold rolled coil, which are generally the final products of steel manufacturers. Excluded from this category are products that have been further refined into such products as automotive components. Using this methodology, AHMSA's market share may exceed 100% in periods where a significant portion of Mexican production was exported and AHMSA's sales were made from inventory.
(2) Excluding imports which are processed and exported.
(3) Including sales of pipe commissioned to tubemakers and manufactured from plate.
(4) Excludes sales of billets, a semi-finished product, and pipes.
(5) Includes seamless and welded pipes, stainless and alloy steel and scrap. To avoid double counting, CANACERO classifies further processes of steel of steel products that go to the export market as "other products". But the demand of steel to produce such products is classified either as demand of flat or long products, resulting in a negative apparent domestic consumption.

   The Mexican economy is a developing economy, with relatively low per capita steel consumption. Based on figures reported by the International Iron and Steel Institute ("IISI"), management estimates that annual per capita crude steel consumption in Mexico was 135 kilograms in 1999. Per capita crude steel consumption in other industrialized and developing countries was as follows:
494 kilograms in the United States, 288 kilograms in the United Kingdom, 567 kilograms in Japan, 143 kilograms in Argentina and 109 kilograms in Brazil. AHMSA believes that as the Mexican economy expands in the long term, the demand for steel will increase and Mexican producers of steel will be better positioned to serve this increased demand.

Competition

  Domestic

   AHMSA is one of two Mexican integrated producers manufacturing finished flat products. AHMSA is the only Mexican supplier of plate and tinplate products in Mexico. AHMSA is the largest Mexican supplier of hot rolled coil in Mexico. In 1996, 1997, 1998, 1999 and 2000, the apparent domestic consumption of flat products represented a 50%, 53%, 54%, 51% and 52% share, respectively, of the Mexican market for steel products. Apparent domestic consumption of flat products in 1996 increased to 3.8 million tonnes, a 39% increase from 1995. This increase led AHMSA to shift its focus from the export market to the domestic market, increasing its domestic market share for flat products to 42% in 1996. Apparent domestic consumption of flat products was 4.6 million tonnes in 1997, a 21% increase from 1996, and AHMSA's market share for flat products in 1997 increased to 47%. Apparent domestic consumption of flat products was
5.1 million tonnes in 1998, an 11% increase from 1997, and AHMSA's market share for flat products in 1998 decreased to 44%. Apparent domestic consumption of flat products was 5.1 million tonnes in 1999, a 0.6% decrease from 1998, and AHMSA's market share for flat products in 1999 decreased to 43%. Apparent domestic consumption of flat products was 5.7 million tonnes in 2000, a 12% increase from 1999. AHMSA's market share for flat products in 2000 decreased to 41%.

   Through 1993, AHMSA's only domestic competitor in flat products was Hylsa, a subsidiary of Grupo Alfa, S.A. de C.V., which AHMSA estimates held approximately 26% of the flat products market in 2000. Beginning in 1994, Aceros Planos Monterrey S.A. de C.V. ("APM"), a finishing facility located in Monterrey and a subsidiary of Grupo IMSA, also became a domestic competitor in the flat products market, holding 19% of the domestic flat products market in 2000 according to AHMSA's estimates. Competition with Hylsa is principally centered on hot rolled coil and cold rolled coil. Hylsa produces small amounts of tinplate. Imports accounted for approximately 14% of the flat products market in 2000.

   Long products are produced domestically by Hylsa, Siderurgica Lazaro Cardenas Las Truchas, S.A. de C.V. and various mini-mills. AHMSA has come out of this market almost completely, except for Heavy Structural Sections. See "--Heavy Structural Sections."

   A number of Mexican steel producers have undergone modernization plans. As these steel producers become more efficient, AHMSA may experience significantly increased competition (for both domestic and foreign sales) from domestically-produced steel manufacturers.

  Foreign

   The worldwide steel industry is a cyclical business characterized by intense competition. The financial condition and results of operations of companies in the steel industry are generally affected by macroeconomic fluctuations in the world economy and the companies' respective domestic economies. Until 1993, substantial excess worldwide manufacturing capacity for steel products, combined with a worldwide economic slowdown, resulted in increased international competition and downward pressure on world steel prices. There can be no assurance that fluctuations in the Mexican and world economies will not have a material adverse effect on AHMSA in the future. As a result of excess worldwide capacity, particularly in periods of economic slowdown, AHMSA has experienced significant competition from imports in the past and expects that it will continue to do so in the future.

   Imports historically have represented significant competition. Beginning in the second half of 1997, imports increased as a result of a decrease in demand for steel products in Asia following its economic crisis. Mexican steel producers, including AHMSA, traditionally have sought to compete with imports on price, as domestic producers' prices are approximately equal to prices for imports, including duties. Recently, competition has also begun to focus on quality and service. Management believes that AHMSA offers more competitive prices than foreign suppliers and more competitive service than most foreign producers by allowing customers to place smaller orders, permitting greater flexibility in changes to customer orders and providing weekly delivery, faster settlement of claims and assurance of supply.

   In 1996, 1997, 1998, 1999 and 2000, the share of imports of the Mexican market for flat products was 9%, 14%, 17%, 12% and 14%, respectively. The market share of imports in the Mexican flat products market was relatively low from 1995 through the first half of 1997 because domestic steel demand was depressed and the peso was weak as compared to other currencies. Since the second half of 1997, the market share of imports of flat products has begun to increase as a result of an increase in imports from Asia and the countries of the former Soviet Union. This trend continued in 1998, with the market share of imports of flat products increasing from 14% to 17%. In 1999, the market share of imports of flat products decreased from 17% in 1998 to 12% in 1999. In 2000, the market share of imports of flat products increased to 14% as a result of an oversupply of steel on the global market and a strong Mexican peso.

  North American Free Trade Agreement

   The North American Free Trade Agreement, or "NAFTA," became effective on January 1, 1994. NAFTA provides for the progressive elimination, over a period of 10 years, of the 10% duties then in effect on most steel products imported into Mexico from the United States and Canada, including those that compete with AHMSA's main product lines. NAFTA could result in increased competition from North American producers in the United States and Canada, with corresponding pressure on operating margins. Currently, a 2% duty is imposed on most steel imports into Mexico from the United States and Canada.

  European Community Free Trade Agreement

   The Mexican-European Free Trade Agreement, or "MEFTA," became effective on July 1, 2000. MEFTA provides for the progressive elimination of the duties for the members of the European Union, over a period of 6.5 years, for finished steel products, including those that compete with AHMSA's products. In July of 2000, the European imports of steel products paid an initial duty of 8% that will be reduced progressively until reaching a zero duty in the year 2007. An increase of competition in the Mexican steel market is possible, however, this agreement provides AHMSA an opportunity to increase its exports to the European countries which are parties to MEFTA as after July 2000 Mexican steel products will be subject to a duty of only 1.7%. In 2001, exports of steel products manufactured by AHMSA to the European Union have been subject to an average duty of 1.1%.

  Other Trade Agreements

   In the last several years, Mexico has signed other free trade agreements, including agreements with Israel (July, 2000) and the following Latin American countries: Chile (1992); Venezuela and Colombia (1995); Costa Rica (1995); Bolivia (1995); Nicaragua (1998); Honduras, El Salvador and Guatemala (2001). AHMSA does not anticipate any significant increase in competition in the Mexican steel market as a result of the trade agreements with these countries, because either these countries are not significant steel producers or, in the case of Venezuela and Chile, these countries do not have a significant share in the Mexican market.

Dumping and Countervailing Duties

  Mexican Imports

   Between 1992, when AHMSA and other Mexican steel manufacturers initiated Mexican antidumping actions against U.S. steel producers, and 1998, there was a continuous decrease in the volume of U.S. steel imports of flat products into Mexico (U.S. steel imports had a market share of 19% in 1992; in 1997 and 1998, the market share was 4%). However, in 1999, U.S. steel imports into Mexico increased from 1998 levels (U.S. steel represented 8.5% of the market in 1999). In 2000, U.S. steel imports into Mexico decreased to 5.3% of the market. From January 1, 2001 to September 30, 2001, U.S. steel imports into Mexico were 5.5% of the market.

   In February 1992, Mexican steel producers, including AHMSA, prevailed in substantially all of the antidumping claims brought against U.S. producers, and significant antidumping duties were imposed in April 1993, including duties from 4.2% to 39.9% for hot rolled plate in coil with thickness equal to or greater than 4.75 mm and more, from 19.6% to 28.7% for hot rolled coil in thickness less than 4.75 mm (hot rolled coil), and from 2.7% to 12.9% for cold rolled coil from the United States. These duties were appealed by U.S. producers before Mexican tribunals.

   On July 13, 1995, a Mexican federal circuit court issued a final, non-appealable decision upholding the imposition of these duties with respect to cold rolled coil. On June 24, 1996, the court suspended duties with respect to hot rolled coil with thicknesses less than 4.75 mm; however, this ruling was appealed by commerce authorities of Mexico, and in October 1998, the Mexican government imposed provisional duties of 16.75% on the following U.S. exporters: Bethlehem Steel Corporation, USX Corporation and Geneva Steel Company and 28.67% on National Steel Corporation. The duties on other U.S. producers remained unchanged.

   In December 1998, to mark the fifth anniversary of the imposition of the antidumping duties on U.S. exporters, the Mexican government published a decision to evaluate the application of the quotas for hot rolled plate in coil and cold rolled coil. In January 1999, the examination was expanded to hot rolled coil product. As a consequence of the government's evaluation, in October 1999, the Mexican government issued a resolution eliminating the antidumping quotas of U.S. exports of cold rolled coil. On March 9, 2000, the Mexican government published a similar decision for U.S. exports of hot rolled plate in coil. On April 17, 2000 the Mexican government issued a resolution eliminating the antidumping duties of hot rolled coil.

   In August 1994, a ruling by the Mexican government resulted in the imposition of duties on U.S. producers ranging from 3.9% to 78.5% for cut-to-length plate. In September 1994, two of a number of U.S. exporters subject to the duties requested, through the filing of an appeal before an Unfair Trade Practices Panel (the "UTPP") established under NAFTA, a review of the determinations issued by the Mexican authorities imposing such antidumping duties. On August 30, 1995, the UTPP instructed the Mexican government to withdraw such antidumping duties with respect to USX Corporation and Bethlehem Steel Corporation, and on September 29, 1995, the Mexican government issued a final decision accepting the decision of the UTPP. On April 8, 1999, the Mexican commerce authorities issued a decision that extended this benefit to Geneva Steel Company.

   August 1999 marked the fifth anniversary of the imposition of the antidumping duties on U.S. exporters of cut-to-length-plate. AHMSA requested that the Mexican commerce authorities conduct a review of this antidumping case; however, on September 17, 1999, AHMSA withdrew its request. As a result, on October 21, 1999, the Mexican government issued a resolution eliminating antidumping duties for this product. Currently, no steel flat products from the United States have antidumping duties.

   In August 1993, AHMSA and other Mexican producers alleged unfair trade practices (consisting primarily of charges of dumping) against 10 countries, including allegations that U.S. companies received subsidies. In October 1993, several of the claims were rejected, but in final decisions issued in December 1995, the Mexican government found that dumping and subsidies alleged in certain of the claims had occurred. Consequently, the Mexican government imposed compensatory tariffs ranging from 10.3% to 185.8% on imports of cut to length plate, plate in coil and on imports of hot rolled and cold rolled coils from Brazil, Canada, Germany, Netherlands and Venezuela. In January 1996, Canadian producers requested a review of such duty determinations issued by the Mexican government for hot rolled plate coil and hot rolled coil, through the filing of an appeal before the UTPP. In August 1997, the Mexican government, accepting the decision of the UTPP, withdrew the antidumping duties on the imports of hot rolled coil from Canada. One year later, in August 1998, the UTPP issued a final

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

decision concerning the imports of hot rolled plate, instructing the commerce authorities of Mexico to review its decision. As a result, on November 2, 1998, the commerce authorities of Mexico issued a final decision imposing quotes of 133.79% on Titan (a U.S. exporter) and 25.45% for the remaining Canadian producers.

   In December 2000, to mark the fifth anniversary of the imposition of these antidumping duties, none of the Mexican producers presented a request to evaluate the continuation of antidumping duties. As a consequence, the Mexican authorities issued in January 2001 a decision eliminating the prevailing duties.

   On November 22, 1994, the Mexican government agreed to investigate claims that manufacturers from the former Soviet Union were dumping in Mexico. As a result of these investigations, the Mexican government imposed a 29.3% tariff on imports of hot rolled plate coil in the categories under investigation from manufacturers from the former Soviet Union beginning June 12, 1995. On June 7, 1996, the Mexican government finalized these tariffs. June 2001 was the fifth anniversary of the imposition of the anti-dumping duties. AHMSA and the rest of the Mexican producers requested before commerce authorities the continuation of these duties. Currently, this petition is being analyzed by the Mexican government.

   On April 4, 1997, AHMSA requested that the Mexican government impose antidumping duties against Russian and Ukrainian producers of the steel cut to length plate. On November 13, 1998, the Mexican government issued a final decision imposing final duties from 49.38% to 54.74% on imports of steel cut-to-length from Russia and final duties from 61.52% to 67.99% on imports from Ukraine. These duties were appealed by Russian producers before Mexican commerce authorities in February 1999; this appeal was denied. As a consequence, in September 1999 the Russian producers appealed the commerce authorities' decisions before Mexican administrative tribunals, who invalidated the commerce authorities' resolutions in November 2000. As a result, on September 26, 2001, the Mexican commerce authorities withdrew the antidumping duties for the Russian and Ukrainian producers.

   As a consequence of growing imports from the Commonwealth of Independent States and eastern European countries, in December 1997, AHMSA and other important cold rolled steel producers in Mexico requested that the Mexican government impose antidumping duties on imports of cold rolled steel products from Russia, Kazakhstan and Bulgaria. On November 13, 1998, the Mexican government issued a preliminary decision imposing duties, and on June 29, 1999 the commerce authorities issued a final determination imposing duties of 83% and 88% on imports from Russia, 33% and 34% on imports from Kazakhstan and 44% and 45% on imports from Bulgaria.

   Additionally, on October 7, 1998, AHMSA and other important hot rolled coil producers in Mexico requested that the Mexican government impose antidumping duties on imports of hot rolled steel products from Russia and the Ukraine. On August 23, 1999, the Mexican government issued a preliminary determination imposing preliminary duties, and on March 28, 2000, the Mexican government issued a final determination imposing final duties of 30.3% on imports from Russia and 46.7% on imports from Ukraine.

   In 1986, Mexico eliminated the need for import licenses for steel products (thereby removing any quantitative restrictions on imports), while increasing the general tariff on steel products to 45%. This tariff was reduced to 10% in 1988. In 1999, as a temporary fiscal measure (one year), the general tariff was increased to 13%. As a consequence of growing imports from Asia and eastern European countries, by means of ordinance published on September 5, 2001, the Mexican government increased imports tariffs from 13% and 18% to 25% for 39 steel products of the Mexican market, which includes those steel products principally produced by AHMSA. The increase in these tariffs was to protect Mexican producers from unfair imports that could result from the excess worldwide steel capacity and the 201 ruling established by the United States that will restrict the access of certain steel products to the U.S. market. This measure, which is expected to last one year, is not expected to be imposed on those countries that have signed free trade agreements with Mexico. There can be no assurance that this additional duty will have a significant effect in reducing imports and increasing domestic prices.

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

   For the main products that AHMSA produces, currently imports from the United States and Canada are subject to a 2% duty, and imports from the European Union are subject to a 6% duty. Imports from Argentina, Brazil and Venezuela are subject to duties ranging from 2% to 20%. Imports from other countries are subject to a general tariff rate of 25%. Imports of tinplate, regardless of their source, are currently exempt from duty. Each of these tariffs is in addition to any duties imposed as a result of trade disputes.

  Mexican Exports

   On June 30, 1992, AHMSA, along with a large number of other non-U.S. steel manufacturers, was named in antidumping and countervailing duty complaints brought before the U.S Department of Commerce (the "DOC") and the U.S. International Trade Commission (the "ITC") by certain U.S. steel producers. In August 1993, the DOC issued final antidumping and countervailing duty orders on all imports of cut-to-length plate from Mexico, directing the U.S. Customs Service to collect cash deposits of 20.25% ad valorem for estimated countervailing duties and an additional 49.25% ad valorem for estimated antidumping duties on imports of that product. Following the imposition of the duties, AHMSA diminished its plate exports to the United States. The imposition of these duties has not had a material impact on AHMSA's results of operations. Plate exports to the United States by AHMSA prior to the imposition of these duties were not significant (representing 3% of sales revenue in 1992). However, increasing AHMSA's exports of other products to the United States may increase the likelihood that countervailing duties will be imposed on AHMSA's nonplate products. See "--Sales and Marketing--Export Sales."

   In its countervailing duty determination, the DOC found that AHMSA had received subsidies in a number of years from 1979 through 1991, during the period when AHMSA was state-owned. Under the DOC's normal practice, the value of most of these subsidies will be amortized over a 15-year period following the receipt of the subsidy, and consequently, AHMSA's exports of cut-to-length plate to the United States could be subject to countervailing duties through the year 2006, even if no subsidies are or were received after 1991. The DOC's determination was upheld on its initial appeal to the U.S. Court of International Trade ("CIT"), the Court of Appeals for the Federal Circuit and on remand to the CIT. In August 1998, AHMSA requested an administrative review by the DOC of the outstanding countervailing duty order. Since the imposition of antidumping and countervailing duties, AHMSA has requested annual reviews. In August 1999, AHMSA requested a review by the DOC of the outstanding countervailing duty order. The DOC examined AHMSA's information and records through 1998. On September 7, 2000, the DOC issued a preliminary determination fixing the countervailing duties at 10.72%. Recently, on March 13, 2001, the United States authorities issued a final determination imposing a final countervailing duty of 11.68%.

   Although the DOC's countervailing duty order applies only to imports of cut-to-length plate, almost all of the subsidies involved were found to benefit all of AHMSA's operations. Accordingly, if future countervailing duty actions are initiated against other AHMSA products, it is possible that the DOC would find that AHMSA had received countervailing subsidies with respect to such products (at least until the end of the 15-year amortization period for the subsidies found in the investigation of cut-to-length plate).

   During 1997, AHMSA exported small quantities of plate, and, in August 1997, AHMSA requested a review of the outstanding antidumping order imposed by the United States against Mexican cut-to-length carbon steel plate. The DOC issued a final determination on this review in January 1999 in which it maintained the status quo. During 1998, AHMSA again exported small quantities of plate, and, in August 1998, AHMSA requested a similar review. On September 7, 1999, the DOC issued a preliminary decision reducing the antidumping duties from 49.25% to 1.77%. On February 18, 2000, the DOC issued a final determination imposing a final duty of 2.64% for AHMSA's exports of cut-to-length plate, covering the period of review from August 1, 1997, through July 31, 1998. On November 2, 2000 the DOC published a notice of amended final results of antidumping duty

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

administrative review, increasing the antidumping rate to 21.75% On January 24, 2001, this rate was modified again to 20.34%. Currently, AHMSA is appealing this last decision.

   On October 27, 2000, the DOC issued a "Rescission of antidumping administrative review" that suspended the antidumping review requested in August 2000 by AHMSA and the U.S. steel industry for the period from August 1, 1999, through July 31, 2000, thus finalizing the procedure. For the period from August 1, 2000 through July 31, 2001, AHMSA has again requested a review by the DOC.

   In September 1999 the ITC began a Sunset Review procedure in connection with the fifth anniversary of the imposition of the antidumping and countervailing duties on Mexican exporters of cut-to-length plate. AHMSA participated in this procedure, but finally the ITC determined on December 1, 2000 that the revocation would lead to the continuation or recurrence of material injury to U.S. steel producers. As a result, the anti-dumping order stayed in place.

   AHMSA or any other party to the proceeding may request reviews by the DOC of the countervailing duty and antidumping orders each August. Under certain circumstances, the importer of record of AHMSA's products may receive a partial or full refund of the estimated duties (plus interest) that had been deposited on the shipments reviewed or additional duties (plus interest) could be owed above the cash deposit rate. There can be no assurance that the importer of record of AHMSA's products will receive any such refund. AHMSA is not currently subject to antidumping or countervailing duties or deposit requirements in the United States other than those described herein.

   Following a complaint filed on January 14, 1997 by certain Canadian steel producers, Canadian government authorities initiated an investigation on February 13, 1997 regarding the alleged dumping of cut-to-length plate originating in or exported from Mexico and other countries. In October 1997, the Canadian International Trade Tribunal determined that while Canadian steel producers had not suffered material injury as a result of the dumping, such dumping constituted a threat to the Canadian steel industry. In November 1997, AHMSA requested, through the filing of an appeal before the UTPP established under NAFTA, a review of the determinations issued by Canadian authorities. In May 1999, the Canadian authorities decided to exclude the other countries from its investigation and focus on the exports from Mexico. In December 1999, the UTPP upheld its determination imposing antidumping duties against AHMSA.

   In 1997, approximately 1.7% of the total volume of plate sold by AHMSA was sold to Canadian customers (0.3% of total sales volume of steel products for the year). Since 1998, AHMSA ceased all plate exports to Canada.

   Other than as described herein, AHMSA is not currently subject to antidumping or countervailing duties or deposit requirements in Canada, and management is not aware of any countervailing or antidumping duties leveled against AHMSA's products in any other jurisdiction. See "--Competition." However, increases in the volume of AHMSA's exports and the expansion of AHMSA's export markets may increase the risk of dumping and countervailing claims against AHMSA.

   On June 22, 2001, the United States Trade Representative requested that the ITC institute an investigation under section 201 of the Trade Act of 1974 (19 U.S.C. 2252) to determine whether certain steel products are being imported into the United States in such increased quantities as to be a substantial cause of serious injury, or the threat of serious injury, to the U.S. steel industry. Under the applicable statute the ITC makes a recommendation to the President as to whether such serious injury exists, and if so, what remedy is appropriate. Remedies may be in the form of quotas, tariff-rate quotas, or increases in tariffs.

   On October 22, 2001, the ITC found that there was serious injury caused by imports of certain flat products. This finding covers all of the flat products exported by AHMSA to the United States with the exception of tin-mill products. The ITC must make a recommendation to the President by December 19, 2001, as to its reasoning for finding injury and as to what remedy should be imposed. The President then will have 60 days in which to make a determination as to what remedy, if any, should be imposed on such products from all countries, including Mexico. Under the NAFTA Implementation Act, the President may choose to exempt Mexican imports from a finding of injury and a remedy under certain conditions. It is not clear at this time whether the President will do so in this case. It also is unknown what remedy the President may impose on Mexico or other countries exporting flat products to the United States.

Apasco Joint Venture

   In 1996, AHMSA and certain members of the Autrey and Ancira families entered into a joint venture agreement with Apasco, S.A. de C.V., a Mexican cement producer, to develop a cement plant in Monclova that is expected to have a capacity of approximately 1.5 million tonnes of cement per year. The principal raw material to be used in the manufacture of the plant's cement will be slag, which is a byproduct of AHMSA's production of molten pig iron. Slag is currently treated as a waste product and disposed of at a cost to AHMSA. As currently contemplated, the cement plant would purchase slag from AHMSA after it has been built and becomes operational, thereby reducing disposal costs and providing revenues to AHMSA. The joint venture's development has been suspended until the suspension of payments declaration is lifted.

Raw Materials Requirements

   AHMSA's principal raw materials requirements for its steel production are iron ore and metallurgical coal. Since the privatization of AHMSA in 1991, AHMSA has obtained a substantial portion of its requirements for the supply of iron ore and metallurgical coal from Minera del Norte, S.A. de C.V. ("MINOSA") and Minerales Monclova, S.A. de C.V. ("MIMOSA"), respectively. In addition, AHMSA obtains iron ore from another indirect subsidiary, Cerro de Mercado. Each of MINOSA, MIMOSA and Cerro de Mercado were subsidiaries of GAN until December 1995, at which time Carbon y Minerales Coahuila, S.A. de C.V., their parent company, was purchased by AHMSA from GAN. AHMSA believes that its ownership of these subsidiaries provides it with the opportunity to have a secure, low cost source of raw materials for the foreseeable future. In November 1997, a new oxygen plant constructed by AHMSA became operational and has allowed AHMSA to become self-sufficient with regard to its oxygen requirements.

   In 2000, AHMSA derived approximately 98% of its requirements of metallurgical coal from its subsidiaries, 100% of iron ore pellet from its subsidiaries, 100% of its oxygen from its own facilities and 42.8% of its requirements of electricity from its own facilities under a permit from the Mexican government. The balance of AHMSA's electricity requirements were provided by CFE at commercial market rates and the balance of its metallurgical coal requirements were purchased from third parties at market prices. AHMSA obtains natural gas from Petroleos Mexicanos ("PEMEX") at prevailing market prices. AHMSA also requires small amounts of limestone, all of which is supplied by Refractarios Basicos, S.A. de C.V. ("REBASA"). See "Mining Operations (Iron Ore Mining Operations)" and Note 4 c) to the Audited Financial Statements and Unaudited Financial Statements.

   Historically, AHMSA produced all of its own scrap used in the manufacturing process. Because of the improvements achieved by AHMSA under the Steel Capital Improvements Plan, AHMSA has become more efficient in its production of steel. Consequently, AHMSA's production of scrap has decreased, and since February 1996, AHMSA has purchased scrap from third parties to fulfill its scrap requirements. In 2000, 25% of AHMSA's scrap requirements was purchased from third parties.

   Being a vertically integrated producer of steel enables AHMSA to be one of the lowest cost producers in the Western Hemisphere. However, AHMSA's financial condition, results of operations and cash flow have continued to deteriorate after the declaration of its suspension of payments on May 25, 1999. See "--Suspension of Payments" and "Description of Restructuring Plan--Recent Developments Regarding Operations." AHMSA's inability to make needed capital expenditures in recent years has reduced AHMSA's ability to extract its own raw materials, and is increasingly requiring AHMSA to purchase more costly raw materials from third parties.

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

Mining Operations

   Through its subsidiaries MINOSA and Cerro de Mercado, AHMSA operates five iron ore mines that supplied all of its iron ore requirements in 2000. Through its subsidiary MIMOSA, AHMSA operates five coal mines that supplied most of its metallurgical coal requirements in 2000. AHMSA's subsidiary MICARE operates five coal mines that produce steam coal, all of which is sold to CFE. The business of iron ore and coal mining is generally subject to a number of risks and hazards, including environmental hazards, industrial accidents, labor disputes, the encounter of unusual or unexpected geological conditions, slope failures, changes in the regulatory environment and natural phenomena. Such occurrences could result in damage to, or destruction of, mineral properties or production facilities, delays in mining and monetary losses.

   Operations were suspended at Mimosa Mine VI in February 1999 because of problems in land pressure and originating falls in the main canyon of the mine. This suspension did not materially affect AHMSA's operations or revenues. The mine resumed operations in January 2000.

  Iron Ore Mining Operations

   MINOSA and Cerro de Mercado Mines. MINOSA's Hercules Unit currently operates five open pit iron ore mines, which are located approximately 290 kilometers to the northwest of Monclova in the state of Coahuila. In addition, MINOSA's Manzanillo Unit, located near the Pacific Ocean, produces lump iron ore. Cerro de Mercado operates one open pit iron ore mine located in the state of Durango. All iron ore concentrate produced by MINOSA and Cerro de Mercado is shipped to AHMSA's steel facilities in Monclova.

   Until 1991, AHMSA also obtained iron ore from another subsidiary mine, La Perla, which is located approximately 385 kilometers to the northwest of Monclova. In order to extend the life of the Hercules Unit, AHMSA resumed mining operations at La Perla in January 1997. La Perla's operations include a stockpile.

   A concentrator for processing iron ore is located on the property of each of MINOSA's Hercules Unit, Cerro de Mercado and La Perla.

   Production. The following table summarizes the annual production of iron ore concentrate at MINOSA (Hercules and Manzanillo units) and Cerro de Mercado for the periods indicated:

                            Production of Iron Ore
                             (millions of tonnes)

                          1995    1996    1997    1998    1999    2000
                          ----    ----    ----    ----    ----    ----
      Hercules Unit...... 3.52(1) 3.71(2) 3.90(3) 3.90(4) 3.76(5) 3.85(6)
      Manzanillo Unit(7). 0.24    0.31    0.39    0.54    0.20    0.28
      Cerro de Mercado(8) 0.48    0.54    0.65    0.56    0.39    0.54
                          ----    ----    ----    ----    ----    ----
      Total.............. 4.24    4.56    4.94    5.00    4.35    4.67
                          ====    ====    ====    ====    ====    ====

--------
(1) Of this amount, 3.15 million tonnes represented concentrate and 0.37 million tonnes represented lump iron ore.
(2) Of this amount, 3.42 million tonnes represented concentrate and 0.29 million tonnes represented lump iron ore.
(3) Of this amount, 3.59 million tonnes represented concentrate (including La Perla iron ore preconcentrate) and 0.31 million tonnes represented lump iron ore.
(4) Of this amount, 3.61 million tonnes represented concentrate (including La Perla iron ore preconcentrate) and 0.29 million tonnes represented lump iron ore.
(5) Of this amount, 3.54 million tonnes represented concentrate (including La Perla iron ore preconcentrate) and 0.22 million tonnes represented lump iron ore.
(6) Of this amount, 3.53 million tonnes represented concentrate (including La Perla) and 0.32 million tonnes represented lump iron ore.
(7) Lump iron ore.
(8) Concentrate and hematite fines.

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

   On November 1, 1999, MINOSA sold the assets belonging to the lime processing plant located in Santa Catarina, Nuevo Leon to REBASA for U.S.$19 million. With this sale, REBASA committed to supply 100% of the lime that AHMSA will require for its productive processes over the next 10 years. Because MINOSA is under suspension of payments status, the final sale of the assets is subject to approval by the suspension of payments court. Pending the closing of the sale, REBASA is leasing the plant for a monthly rent payment of U.S.$137,500, ending October 2001, with the possibility of extension upon the agreement of both parties.

   At the concentrator plants, iron ore is crushed and ground. Through a magnetic separation process, iron ore is separated from waste materials. The ore is then subjected to an anionic flotation process, after which the water content of the iron ore is reduced to leave iron ore concentrate slurry. In addition, a ferrous wheel located at the Hercules Unit processes tailings from that unit into iron ore concentrate through a magnetic separation process. Additionally, iron ore from La Perla's mine and stockpile are crushed and ground in La Perla's preconcentrator and sent by slurry pipeline for further magnetic processing by the concentrator at the Hercules Unit.

   Iron ore concentrate slurry is pumped from the concentrator plant at MINOSA's Hercules Unit through a 295-kilometer pipeline to AHMSA's Monclova steelworks. Iron ore concentrate from Cerro de Mercado and lump iron ore from MINOSA's Hercules and Manzanillo Units are hauled by railroad to AHMSA's Monclova steel facilities.

   Concentrate slurry from MINOSA is fed into a pelletizer at AHMSA's Monclova facilities, where it is formed into pellets that are fed into AHMSA's blast furnaces. Concentrate from Cerro de Mercado is processed in AHMSA's sinter plant. The iron ore deposits at MINOSA's Manzanillo Unit consist of lump iron ore that is of sufficiently high iron content that it can be sifted for impurities and fed without further processing into the blast furnaces.

   Reserves. The term "reserves" means that part of a mineral deposit which could be economically and legally extracted as prescribed under Industry Guide 7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). AHMSA annually updates its estimates of its ore reserves at each of its iron ore mining properties. Reserves may not conform to geological, metallurgical or other expectations, and the volume and quality of iron ore recovered may be below the expected levels. The ore reserve estimates set forth below have been prepared by AHMSA's engineering staff using evaluation methods generally used in the international mining industry, including standard methods of mapping, drilling, sampling, assaying and modeling. AHMSA's estimates of the in site tonnage and grade of a proven and probable (measured and indicated) geological reserve involves computerized or manual interpretations and calculations, according to methods which meet standard industry procedures, based on drilling and geological mapping data. Periodically, AHMSA hires an external firm to audit its reserve estimates. Lower market prices, increased cash production costs, reduced recovery rates and other factors may render proven reserves uneconomic to exploit and may result in revision of reserve data from time to time. Reserves are not considered proven unless they are economically and legally mineable. Geological reserve data are not indicative of future results of operations.

   The following table presents estimated proven and probable geological reserve and mineable reserve data for MINOSA's Hercules Unit, Cerro de Mercado and La Perla as of December 31, 2000.

                 Reserves of Iron Ore at December 31, 2000 (1)
                   (millions of tonnes, except percentages)

                              Crude Ore                       Concentrate
                 ------------------------------------ --------------------------
                  Average    Proven and                                 Average
                 Iron Grade Probable (2) Mineable (3) Weight Recovered Iron Grade
                 ---------- ------------ ------------ ------ --------- ----------
Hercules Unit...    44.4%      207.5         89.9      55.1%   49.5      64.17%
Cerro de Mercado    46.2%       12.1         10.7      49.1%    5.2      64.66%
La Perla........    38.3%       36.6         17.6      36.7%    6.5      62.79%
                               -----        -----              ----
Total...........               256.2        118.2              61.2
                               =====        =====              ====

--------
(1) AHMSA's iron ore reserves at April 30, 1998 have been affirmed and verified by Midland Standard, Inc., independent consultants, who are experts in mining, geology and reserve determination. The table shows this information updated at December 31, 2000.

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

(2) Proven and probable reserves are reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; (b) grade and/or quality are computed from the results of detailed sampling; and (c) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is sufficiently defined that size, shape, depth and mineral content of reserves are well established.
(3) Mineable reserves are that part of a proven and probable reserve which can be removed from its location, less an allowance for that which must be left in place because of quality, safety, economic, or environmental constraints. The calculation of what portion of proven and probable reserves constitute mineable reserves is a function of the mining method, the equipment utilized and the characteristics of the formation and the ore.

   Exploration. AHMSA is currently engaged in exploratory activities and is undertaking further surveying of existing deposits that it believes may lead to the discovery and/or confirmation of additional iron ore reserves.

  Coal Mining Operations

   MIMOSA Mines. MIMOSA currently operates five underground coal mines. MIMOSA's underground mines are located approximately 130 kilometers by railroad from AHMSA's Monclova steel producing facilities. In 1996, 1997, 1998, 1999 and 2000, MIMOSA produced 1.66 million, 1.63 million, 1.82 million, 1.94 million and 1.93 million tonnes of metallurgical coal, respectively, and 0.70 million,
0.64 million, 0.22 million, 0.64 million, and 0.82 million tonnes (including
0.21 million tonnes from La Perla) of steam coal, respectively. Metallurgical coal is suitable for the production of coke, whereas steam coal is used by electric power plants to produce electricity. The higher amount of volatile material in steam coal as compared to metallurgical coal as well as other qualities of steam coal make it inappropriate for coke production. In 1996, 1997, 1998 and 1999, all of the steam coal produced by MIMOSA was shipped to MICARE for sale to CFE, and all of the metallurgical coal produced by MIMOSA was used in AHMSA's Monclova steel production facilities.

   In 2000, part of the steam coal produced by MIMOSA was shipped to MICARE for sale to CFE, and the rest was shipped to La Perla for sale to CFE directly, and all of the metallurgical coal produced by MIMOSA was used in AHMSA's Monclova steel production facilities.

   MIMOSA operates two coal washing plants that are used to clean coal of noncombustible materials resulting from the extraction process and to reduce the ash content of coal. A washer then reduces the ash content of the coal from an average of 45.0% to an average of 13.5%, the ash content at which AHMSA's blast furnaces are designed to operate. Metallurgical coal from MIMOSA is transported by Linea Coahuila-Durango, S.A. de C.V. (50% of which is owned by AHMSA) at prevailing market freight rates to AHMSA's Monclova steelworks.

   During 1996, 1997 and 1998, production of metallurgical coal from one of MIMOSA's underground mines was adversely affected by the extraction of metallurgical coal that was not suitable for use in AHMSA's coke ovens due to its high ash content. This non-coking coal, which is suitable for use as steam coal, was transferred to MICARE and sold to CFE. As a result, AHMSA was required to purchase from third parties 104 thousand, 297 thousand and 798 thousand tonnes of metallurgical coal during 1996, 1997 and 1998, respectively. Since the discovery of this condition, AHMSA has accelerated improvements to its coal washing plant and the development of other metallurgical coal mines. During 1999, AHMSA did not purchase metallurgical coal but in 2000, AHMSA purchased 36,202 tonnes. During the first six months of 2001, AHMSA purchased 447 thousand tonnes of metallurgical coal (which represents 36.2% of the total metallurgical coal used by AHMSA in its steel making facilities during the first six months of 2001).

   In May 1998, AHMSA experienced a fire in MIMOSA's Underground Mine V, which resulted in the capping of the mine. In January 1999, MIMOSA successfully restarted operations at Underground Mine V.

   MICARE Mines. MICARE operates two open pit mines and three underground mines located in the state of Coahuila. In 1996, 1997, 1998, 1999 and 2000, MICARE produced 7.4 million, 7.3 million, 6.0 million, 7.0

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

million and 6.6 million tonnes of steam coal, respectively. In 1996, 1997, 1998, 1999 and 2000, MICARE sold to CFE 8.0 million, 7.5 million, 7.9 million,
7.7 million and 6.9 million tonnes of steam coal, respectively, comprising steam coal produced by MICARE, steam coal received from MIMOSA (as described above) and steam coal purchased from various outside producers. In each of these years, all of the coal produced at MICARE was sold to CFE. In 2000, MICARE sold to CFE 6.7 million tonnes of steam coal, comprising steam coal produced by MICARE and steam coal received from MIMOSA. In addition, MIMOSA through La Perla sold 0.21 million tonnes of steam coal to CFE.

   Open pit mines. At its open pit mines, MICARE employs both the conventional truck and shovel stripping system and the more productive cast blast and dragline system to remove the waste material covering the coal seam. Cast blasting, which reduces the cost of removing the overburden, consists of using powerful explosives to cast as much as 20% of the overburden directly into the fill area adjacent to the active mining pit, thereby reducing the handling of overburden by earth-moving equipment. MICARE's walking dragline is then used to remove the pile of blasted overburden and deposit it in the waste heap. Coal extraction at MICARE's open pit mines is accomplished by means of bulldozers, front loaders, back hoes and off-road trucks, which transport the coal from the pits to the stockpile, from which it is transported to the external belt conveyor system.

   In 1996, 1997, 1998, 1999 and 2000, MICARE's open pit mines produced 3.3 million, 2.7 million, 3.5 million, 4.4 million and 3.8 million tonnes of steam coal, respectively.

   Underground mines. MICARE operates three underground mines to recover coal from seams located at depths that render open pit mining unfeasible. Access to the coal seams is through two parallel inclined tunnels, which provide ventilation and access for personnel, coal removal, electricity, communications and water. Exploitation of the coal seam is achieved through the use of the longwall system. In longwall mining, slices of coal 0.8 meters wide and the full thickness of the coal seam are cut by a shearer loader which moves back and forth along the face of the seam. As the coal is cut, it falls onto a conveyor and is then carried through tunnels on conveyor belts to an above-ground stockpile. A hydraulic roof support system immediately behind the conveyor provides for controlled subsidence as the longwall block is gradually shaved away. A tunnel system provides for the set-up of the longwall and provides for ventilation and access for personnel, equipment and conveyor belts.

   In 1996, 1997, 1998, 1999 and 2000, MICARE's underground mines produced
4.1 million, 4.5 million, 2.5 million, 2.6 million and 2.8 million tonnes of steam coal, respectively.

   Steam coal from MIMOSA and from MICARE's different mines containing varying amounts of ash is blended to achieve an average ash content of 37.0% and an average moisture content of 8.5%, consistent with CFE's requirements. MICARE also owns a coal washing plant located adjacent to CFE's Carbon I and Carbon II generating plants, which it uses on occasion to reduce the ash content of its coal if CFE's requirements cannot be met through the blending process. MICARE owns two external belt conveyor systems that transport steam coal produced by MICARE and MIMOSA approximately ten kilometers to Carbon I and Carbon II, the two CFE power plants that are MICARE's sole customers.

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

   Production and Sales. The following table summarizes the annual production and sales of coal by MIMOSA and MICARE for the periods indicated:

                  Coal Production and Sales to Third Parties
                             (millions of tonnes)

                                           1995 1996   1997   1998 1999   2000
                                           ---- -----  -----  ---- -----  -----
Production
MIMOSA (1)
   Metallurgical Coal..................... 1.71  1.66   1.63  1.82  1.94   1.93
   Steam Coal............................. 0.29  0.70   0.64  0.22  0.64   0.61
                                           ---- -----  -----  ---- -----  -----
                                           2.00  2.36   2.27  2.04  2.59   2.54
La Perla..................................    0     0      0     0     0   0.21

MICARE(2)
   Steam Coal............................. 6.32  7.42   7.26  6.02  6.98   6.57
Steam Coal Sales
   Total AHMSA Steam Coal Production...... 6.61  8.12   7.90  6.24  7.62   7.39
   (Increase) Decrease in AHMSA Inventory. 0.02 (0.58) (0.84) 1.00 (0.24) (0.45)
   Steam Coal Purchases(3)................ 0.59  0.41   0.42  0.67  0.29   0.00
                                           ---- -----  -----  ---- -----  -----
   Total Steam Coal Sales(4).............. 7.22  7.95   7.48  7.91  7.68   6.94

--------
(1) On dry basis.
(2) On as received basis.
(3) These purchases represent steam coal purchased by MIMOSA and MICARE from small local producers as part of a government effort to promote their economic development, but in 2000 CFE bought this coal directly.
(4) 100% of AHMSA's steam coal sales are made to CFE.

   Steam Coal Sales. MICARE's steam coal is sold to two CFE generating plants, Carbon I and Carbon II, located approximately 10 kilometers from MICARE. During 2000, MICARE supplied approximately 85% and 50% of the steam coal requirements of Carbon I and Carbon II, respectively.

   Coal is sold to Carbon I under a 10-year contract that expires in 2002, which obligates MICARE to supply 3.5 million tonnes of steam coal per year. The amount of coal supplied may be increased or decreased by up to 7.5%, depending on the demand levels of Carbon I. Under the original contract, the price of coal was based on U.S. dollar-denominated international steam coal prices, a composite of Mexican economic indicators and the quality of the coal. Subsequent to the December 1994 peso devaluation, MICARE and CFE have renegotiated from time to time the price of coal to be delivered under the contract. As a result, the average price under the Carbon I sales contract during 1995 and 1996 was below that which would have resulted under the original pricing formula. In 1997, AHMSA sold 5,149 thousand tonnes to CFE for Carbon I (100% of Carbon I requirements); in 1998, AHMSA sold 5,333 thousand tonnes to CFE for Carbon I (100% of Carbon I requirements); in 1999, AHMSA sold 5,426 thousand tonnes to CFE for Carbon I (100% of Carbon I requirements); and in 2000, AHMSA sold 4,468 thousand tonnes to CFE for Carbon I (85% of Carbon I requirements).

   On March 12, 1997, AHMSA and CFE agreed to discontinue the practice of periodically renegotiating the sales price of steam coal purchased by Carbon I, as had been the case since the December 1994 peso devaluation. Under the agreement, the parties will follow the pricing formula, as interpreted by an arbitrator, set forth in the original Carbon I contract expiring in 2002, which is based on U.S. dollar-denominated international steam coal prices, a composite of Mexican economic indicators and the quality of the coal. The independent arbitrator was engaged by AHMSA and CFE to resolve a dispute between the parties concerning amounts owed under the original contract and the interpretation of the pricing formula and the cost of mixing services provided by AHMSA. According to the new agreement, CFE was required to pay AHMSA approximately Ps.65.8 million in settlement of disputes concerning deliveries before December 31, 1996 (which amount was paid from November 1997 to May 1998). In addition, effective January 1, 1997, CFE's interpretation of the pricing formula governs sales of steam coal under the Carbon I contract.

   Since Carbon II began operations in 1993, CFE has purchased steam coal from MICARE on terms substantially similar to the terms applicable to sales to Carbon I. In August 1996, CFE entered into an 18-month supply contract with a U.S. supplier for a portion of its requirements for Carbon II. This agreement was renewed in February 1998 for the supply of 500 thousand tonnes of steam coal in 1998. Due to increased electricity generating capacity at Carbon II and delays during the third quarter of 1996 in the delivery of imported steam coal under this contract with the U.S. supplier, AHMSA's sales to Carbon II during 1996 increased from 2,175 thousand tonnes in 1995 (65% of Carbon II's requirements) to 2,893 thousand tonnes in 1996 (63% of Carbon II's requirements). In 1997, AHMSA sold 2,331 thousand tonnes to CFE for Carbon II (55% of Carbon II's requirements), in 1998, AHMSA sold 2,580 thousand tonnes to CFE for Carbon II (55% of Carbon II requirements), and in 1999, AHMSA sold 2,251 thousand tonnes to CFE for Carbon II (55% of Carbon II requirements) and in 2000, AHMSA sold 2,474 thousand tonnes to CFE for Carbon II (50% of Carbon II requirements). In 2000, AHMSA entered into periodic supply agreements with CFE to supply steam coal to Carbon II at a 65% Mexican inflation and 35% peso devaluation adjusted base price. (The sales for 2000 include La Perla sales for 210 thousand tonnes).

   The average price per tonne of steam coal sold to CFE in 1996, 1997 1998, 1999 and 2000, on an inflation adjusted basis, was Ps.348.8, Ps.312.2, Ps.299.7, Ps.292.2 and Ps.308.5, respectively. The average sales price of steam coal for 1997 excludes Ps.91.8 million in revenues from CFE resulting from a claim relating to payments made between December 16, 1994 and December 31, 1996, as explained below. The average sales price of steam coal for 1999 excludes Ps.39.8 million in revenues from CFE resulting from an adjustment to payments made between January 1, 1997 and December 31, 1998. The average sales price of steam coal for 2000 has two different contracts for the sales on Carbon II. During the first half of 2000 it was the same as the previous years, but in the second half of 2000 the coal price was based only on Mexican inflation and peso-U.S. dollar devaluation.

   CFE has alternative sources for steam coal in both local producers (who produce small quantities of steam coal) and foreign producers. In the event that CFE were to cease purchasing steam coal from AHMSA, there would be no immediate alternative outlet for AHMSA to sell steam coal in Mexico.

   Under AHMSA's contract with Carbon I, if AHMSA is unable to deliver a base amount of steam coal required to be delivered under the contract (and AHMSA is unable to buy coal produced by third parties that is acceptable to CFE), AHMSA could be subject to significant penalties. AHMSA's periodic supply agreements with Carbon II also contain a penalty provision and AHMSA expects any future agreement with Carbon I and Carbon II to contain such a provision.

   Until 1999, MICARE sold to CFE small amounts of steam coal that were purchased from outside producers and blended with steam coal output from MICARE and MIMOSA. This coal from outside producers generally had a higher BTU content than the steam coal produced by MICARE and MIMOSA. Prior to 1996, this steam coal from outside producers was purchased at the same per tonne price obtained by AHMSA from its sales to CFE. Since January 1996, these local producers have revised the per tonne price of their steam coal to reflect its higher BTU content. These purchases result from a program by the Mexican government to promote the economic development of such outside producers. In 1996, 1997, 1998 and 1999, approximately 4.9%, 5.7%, 8.5% and 3.8%, respectively, of all steam coal sales revenue from AHMSA to CFE consisted of these purchases from outside producers. During 2000, the program of purchases from small producers through AHMSA was suspended; CFE bought steam coal directly from outside producers. During the first six months of 2001 MICARE purchased steam coal from outside producers to be resold to CFE. The sales of purchased coal accounted for 8.3% of the Company's sales volume of steam coal.

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

   CFE's operations are subject to Mexican federal and state laws and regulations relating to the protection of the environment, including regulations concerning air pollution and hazardous substance discharge from Carbon I and Carbon II. Should CFE become subject to more restrictive regulations, CFE may be required to take certain actions that could decrease the amount of steam coal purchased from AHMSA.

   Reserves. AHMSA updates its estimates of its coal reserves at each of its MIMOSA and MICARE mining properties every six months. Periodically, AHMSA hires an external firm to audit its reserve estimates. The reserve estimates set forth below have been prepared by AHMSA's engineering staff using evaluation methods generally used in the international coal mining industry, including standard methods of mapping, drilling, sampling, assaying and interpretation.

   The term "reserves" means that part of a mineral deposit which could be economically and legally extracted as prescribed under Industry Guide 7 of the Exchange Act. A reduction of market price, increased production cost, reduced recovery rates and other factors may render the reserves uneconomic to exploit and may result in revision of reserve estimates from time to time. Moreover, reserves may not conform to geological, metallurgical or other expectations, and the volume and quality of coal recovered may be below the expected levels. The term "saleable reserves" means reserves estimated by taking into account all anticipated losses, such as extraction dilution, coal left in place for roof support and the coal washing process. Reserves and saleable reserves are estimates, the tonnage and quality of which may differ from the actual values for coal that is ultimately extracted. The mined tonnage may not conform to geological, quality or other expectations, and the tonnage and quality of coal recovered may be below the expected levels. Reserve estimates are not indicative of future results of operations.

   The following table presents estimated proven and probable reserves, together with the estimated amount of such reserves that is expected to be saleable, for MICARE and MIMOSA as of December 31, 2000.

                               MIMOSA and MICARE
                   Reserves of Coal at December 31, 2000(1)
                             (millions of tonnes)

                  Mine              Proven(2) Probable(3) Saleable(4)
                  ----              --------- ----------- -----------
          MIMOSA
             Metallurgical Coal....    96.9       1.8         33.1
                 Unassigned(5).....   187.2       0.0        137.8
                                      -----      ----        -----
                 Total(6)..........   284.1       1.8        170.9
                                      -----      ----        -----
          MICARE
             Steam Coal............   102.1       1.8         48.4
             Unassigned(5).........   142.9      10.0        104.9
                                      -----      ----        -----
                                      245.0      11.8        153.3
                                      -----      ----        -----

          Total....................   529.1      13.6        324.2
                                      =====      ====        =====

--------
(1) AHMSA's coal reserves at December 31, 2000 have been estimated by AHMSA personnel. The terms "Proven" and "Probable" used here are synonymous with "Measured" and "Indicated" under the U.S. Geological Survey ("USGS") coal classification system. Unless otherwise indicated, all reserves are assigned. Assigned reserves are reserves that can be extracted and processed with the existing equipment at the mine.
(2) Proven reserves are reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; (b) quality is computed from the results of detailed sampling; and (c) the sites for inspection, sampling and measurement are spaced to conform with the requirements of the USGS coal resource classification system as defined in USGS Circular 891 for Measured Reserves.

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

(3) Probable reserves are reserves for which quantity and quality are computed from information similar to that used for proven reserves but the sites for sampling conform with the requirements of the USGS coal resource classification system as defined in USGS Circular 891 for Indicated Reserves.
(4) Saleable reserves are reserves estimated by taking into account all anticipated losses, such as extraction dilution, coal left in place for roof support and the coal washing process.
(5) Unassigned reserves are reserves that will require substantial expenditures for extraction and processing equipment at the mine.
(6) In addition to the metallurgical coal recoverable from MIMOSA's coal reserves, MIMOSA also produces steam coal as a byproduct of the metallurgical coal production process. For information regarding historical production of steam coal at MIMOSA, see "--Steam Coal Sales."

   Since December 1995, when the coal mining reserves were affirmed and verified by its independent mining consultants, AHMSA has conducted additional exploration in an effort to further verify its existing reserves. AHMSA has also extracted a significant amount of metallurgical and steam coal since the reserves were verified in 1995 and has closed MIMOSA Mine I and MICARE Mine I due to exhaustion of reserves and the commencement of operations at MIMOSA Mine V and MICARE Open Pit Mine III.

  Mexican Regulatory Framework of Mining Concessions

   Under Mexican law, mineral resources belong to the Mexican nation and a concession from the Mexican federal government is required to explore for or exploit mineral reserves. Pursuant to the Ley Minera ("Mining Law"), mining concessions may only be granted to Mexican individuals and to legal entities incorporated under Mexican law. Foreign investors may hold up to 100% of the shares representing the capital stock of such entities. AHMSA's mineral rights derive from concessions originally granted by the Secretaria de Energia (Ministry of Energy) under the Mining Law. As a result of subsequent legal reforms, the Secretaria de Economia (Ministry of Economy, or "SE") is currently charged with granting, administrating and supervising mining concessions.

   Mining concessions are either granted for exploration or for exploitation. An exploration concession permits its holder to explore for any mineral resources on a specified claim for a six-year period, which is nonrenewable and confers priority with respect to seeking an exploitation concession for the same claim. An exploitation concession permits its holder to extract minerals from a specified claim for a renewable period of up to 50 years, provided that its holder pays a nominal fee and complies with the Mining Law.

   Mining concessions grant several specified rights to the concessionaire, including:

    . the right to dispose freely of mineral products obtained as a result of the exploitation of the concession;

    . the right to obtain the expropriation of, or an easement with respect to, the land where the exploration or exploitation will be conducted; and

    .  the use of water in the mine to facilitate extraction.

   In addition, a concessionaire of a mining concession is obligated, among other things, to explore or exploit the relevant concession, to pay for any relevant mining rights, to comply with all environmental and safety standards, and to provide information to SE and permit inspections by SE. Mining concessions may be terminated if the obligations of the concessionaire are not satisfied. As of September 30, 2001, AHMSA has not made required payments for mining rights in the amount of Ps.15.0 million (see Note 22 of the Unaudited Financial Statements).

   A company that holds a concession must be registered with the Public Mining Registry. In addition, mining concessions and permits, assignments, transfers and encumbrances must be recorded with the Public Mining Registry to be enforceable. AHMSA believes its material mining concessions are duly recorded with the Public Mining Registry.

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

Public Sector Spending and the Mexican Economy

   AHMSA currently conducts all of its steel manufacturing, mining and other business activities (other than export sales) in Mexico. The level of steel manufacturing activity in Mexico has in the past been affected by prevailing conditions in the Mexican economy, and the demand for steel has been, to a significant extent, vulnerable to economic downturns and changes in government policies and public spending. AHMSA's business, financial condition, results of operations or prospects may also be affected by exchange rate movements, price instability, inflation, interest rates, regulation, taxation, social instability and other political or economic developments in or affecting Mexico.

   During the period from 1982 through 1987, Mexico experienced periods of slow or negative growth, high inflation, large devaluations of the peso and limited availability of foreign exchange. In the late 1980s and early 1990s, Mexico's growth rate increased, the inflation rate declined significantly and the U.S. dollar/peso exchange rate was relatively stable. In 1994, Mexico experienced an economic crisis characterized by exchange rate instability and devaluation of the peso, high inflation, high domestic interest rates, negative economic growth, reduced consumer purchasing power and high unemployment. The economic crisis resulted in part from a series of internal disruptions and political events, including a large current account deficit (7.8% of gross domestic product in 1994), civil unrest in the southern state of Chiapas and the assassination of two prominent political figures, which undermined the confidence of investors in Mexico during 1994, and, combined with an increase in international interest rates, led to a substantial outflow of capital and significant devaluation of the peso. Mexico's gross international reserves fell sharply at the end of 1994 and were U.S.$3.4 billion at January 31, 1995.

   These adverse conditions in Mexico resulted in a marked increase in the rate of inflation to 52% in 1995 (as compared to 7.1% in 1994) and a liquidity crisis affecting the ability of the Mexican government and the banking system to refinance or refund maturing debt issues. Mexico also experienced sharply higher interest rates in 1995, both domestically and externally, on Mexican public-sector and private-sector debt and sharply reduced opportunities for refinancing or refunding maturing debt issues. Mexican interest rates, which reached a low of 8.8% per annum for 28-day Cetes, or Mexican treasury bills, in February 1994, rose through most of 1994. During 1995, interest rates on 28-day Cetes averaged 48.6%, as compared with 14.1% during 1994. According to government estimates, gross domestic product for 1995 was 6.9% lower than gross domestic product for 1994. As a result of the devaluation of the peso in December 1994, exports in U.S. dollar terms increased during 1995 by 30.6%, while imports declined during 1995 by 8.6%, resulting in a net increase in Mexico's foreign trade balance from a deficit of U.S.$18.5 billion in 1994 to a surplus of U.S.$7.0 billion in 1995. Mexico's gross international reserves were U.S.$15.7 billion at December 31, 1995.

   In response to these developments, the administration of President Ernesto Zedillo announced in January 1995 an emergency economic recovery and stabilization plan and a new accord among the government, business and labor. In order to reinforce this program, on March 9, 1995, the Mexican government announced a successor emergency economic plan. Together, these programs sought to stabilize the exchange rate and maintain the present floating rate exchange policy, stabilize the Mexican banking sector, increase public-sector revenues (in part, through increases in the general rate of the value-added tax for certain goods and services from 10% to 15% and increases in prices of fuel oil, natural gas and electricity) and increase the minimum wage (minimum wage increases of 7% and 12% were implemented in the beginning of 1995 and on April 1, 1995, respectively). In addition, the Mexican government sought to minimize inflation by promoting the gradual implementation of price increases. On May 31, 1995, the Mexican government announced the Plan Nacional de Desarrollo ("National Development Plan") for the period from 1995 to 2000. The National Development Plan included the implementation of a foreign exchange policy that maintained a floating exchange regime and a restrictive monetary policy in order to stabilize the peso and reduce inflation. On October 29, 1995, the Mexican government announced the establishment of a new accord called the Alianza para la Recuperacion Economica ("Alliance for Economic Recovery") with representatives of the business, labor and agricultural sectors of the economy, which set forth new wage and price policies. On October 26, 1996, the Mexican government announced a new agreement with representatives of business and labor that set forth new wage and price policies while maintaining a restrictive monetary policy intended to stabilize the peso and reduce inflation.

   Economic conditions in Mexico generally improved in 1997, 1998, 1999 and 2000, with gross domestic product increasing by 7.0% in 1997 as compared to 1996, 4.8% in 1998 as compared to 1997, 3.7% in 1999 as compared to 1998 and 7.5% in 2000 as compared to 1999. The average interest rates on 28-day Cetes were 19.8%, 24.4%, 21.5% and 15.2% in 1997, 1998, 1999 and 2000, respectively.
Inflation during 1997, 1998, 1999 and 2000 was 15.7%, 18.6%, 12.3% and 8.9%,
respectively. In 1996 as compared to 1995, exports increased by 25.5% and imports increased by 27.1% in U.S. dollar terms, resulting in a net decrease in Mexico's foreign trade balance of 4.4%. In 1997 as compared to 1996, exports increased by 16.0% and imports increased by 32.5% in U.S. dollar terms, resulting in a net decrease in Mexico's foreign trade balance of 243.7%. In 1998 as compared to 1997, exports increased by 4.9% and imports increased by 15.5% in U.S. dollar terms, resulting in a net decrease in Mexico's foreign trade balance of 13.5%. In 1999 as compared to 1998, exports increased by 17.6% and imports increased by 17.6% in U.S. dollar terms, resulting in a net decrease in Mexico's foreign trade balance of 21.8%. In 2000, as compared to 1999, exports increased by 11.5% and imports increased by 14.4% in US dollar terms, resulting in a net decrease in Mexico's foreign trade balance of 49.1%. Mexico's gross international reserves, which were U.S.$17.5 billion on December 31, 1996, increased to U.S.$30.1 billion as of December 31, 1998, U.S.$30.7 billion as of December 31, 1999 and U.S.$33.6 billion as of December 31, 2000.

   A reversal of the recent general improvements in Mexico's economic conditions, as well as civil unrest (which Mexico continues to experience despite the general improvement in its economic conditions) or other adverse social, political or economic developments in or affecting Mexico, could adversely affect AHMSA's business, results of operations, financial condition, ability to obtain financing and prospects.

   On July 6, 1997, national elections were held in Mexico in which parties opposed to the ruling PRI increased their representation in the Mexican legislature, and the PRI lost its Congressional majority for the first time in over 60 years. Opposing parties also captured the mayoralty of Mexico City and the governorships of several states of Mexico. Mexican presidential and congressional elections took place on July 2, 2000, and power was transferred in December 2000, at which time Vicente Fox Quesada, a member of the National Action Party, or "PAN", became the President of Mexico. PAN is the party with the most members in Congress, although it does not have a majority position. This is the first time in 71 years that the President is not a member of the Institutional Revolutionary Party, or "PRI". While in the recent past, the transfer of power after presidential elections has been accompanied by a significant deterioration of the Mexican economy, AHMSA believes the transfer of power to PAN has taken place without any significant effect on the Mexican economy or on AHMSA's business and results of operations beyond those experienced as a result of global economic conditions and the decline in worldwide steel prices. However, future transfers of power could trigger, among other events, currency instability. A change in economic policy, as well as currency instability, could have a material adverse effect on our business, financial condition, prospects and results of operation.

   Adverse economic conditions in Mexico, such as those experienced from 1982 to 1987 and since December 1994, as well as social instability (which Mexico continues to experience despite general improvements in economic conditions) or other adverse social, political or economic developments in or affecting Mexico, could adversely affect AHMSA's business, results of operations, financial condition, ability to obtain financing and prospects. In addition, the Mexican government has exercised, and continues to exercise, significant influence over the Mexican economy. Accordingly, Mexican governmental actions could have a significant adverse effect on Mexican companies (including AHMSA), market conditions, prices and returns on Mexican securities (including those of AHMSA).

   The Mexican economy and financial and securities markets are, to varying degrees, influenced by economic conditions in other countries. Furthermore, economic or financial conditions in one country or region may undermine investors' confidence in other countries, such as Mexico, and decrease the attractiveness of securities investments in such countries.

Environmental Matters

   AHMSA's operations are subject to Mexican federal and state laws and regulations relating to the protection of the environment, including regulations concerning water pollution, air pollution, noise pollution and hazardous

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

substance discharge. The principal legislation is the federal General Law of Ecological Balance and Environmental Protection (the "Ecological Law"). The Procuraduria Federal de Proteccion al Ambiente (Federal Bureau of Environmental Protection), or "PROFEPA", monitors compliance with and enforces Mexican environmental laws. Under the Ecological Law, rules have been promulgated concerning, among other matters, water pollution, air pollution, noise pollution, environmental protection and hazardous substances. PROFEPA can bring administrative and criminal proceedings against companies that violate environmental laws, and it also has the power to close noncomplying facilities, to revoke operating licenses required to operate such facilities and to impose sanctions and fines.

   In November 1994, AHMSA entered into an environmental agreement with PROFEPA covering AHMSA's Monclova steelmaking facilities (the "Environmental Agreement"). Under the Environmental Agreement, AHMSA's steel operations are required to comply with an environmental action plan. In connection with AHMSA's acquisition of MIMOSA, MINOSA and Cerro de Mercado from GAN, the environmental action plan was extended to these facilities as well. Currently, AHMSA believes it is in substantial compliance with the Environmental Agreement. The Environmental Agreement expires in 2003.

   Under the self-audit program required by a November 1994 agreement between GAN and PROFEPA, AHMSA's mining subsidiaries were required to conduct an audit of their current effluent discharge practices and the resulting environmental impact. Following completion of the audit in the first quarter of 1996, AHMSA's proposed action plan to bring AHMSA's mining facilities into compliance with Mexican environmental law was approved by PROFEPA, and each of AHMSA's mining subsidiaries entered into an environmental agreement with PROFEPA implementing the applicable procedures and activities proposed in the action plan. Currently, AHMSA believes its mining subsidiaries are in substantial compliance with these agreements.

   If AHMSA or any of such mining subsidiaries fails to comply with the Environmental Agreement or such other environmental agreements entered into by AHMSA's mining subsidiaries, the Mexican government has the right to terminate the Environmental Agreement and then bring administrative actions, which could result in the imposition of fines and the closing of noncomplying facilities.

   PROFEPA has awarded its Industria Limpia (Clean Factory) certification to AHMSA's operations that have completed the environmental action plan, as well as MICARE and MIMOSA.

   As part of the Steel Capital and Mining Capital Improvements Plan, between 1992 and December 31, 2000, AHMSA invested U.S.$48.3 million in environmental projects, including U.S.$30.2 million to renovate two pickling lines in the cold rolling mill to eliminate the discharge of sulfuric acid, iron and heavy metals. As part of AHMSA's capital expenditure program, AHMSA has budgeted an aggregate of U.S.$3.5 million from January 1, 2001 through December 31, 2003 for environmental projects, including projects required to comply with the Environmental Agreement, the proposed action plan relating to the mining subsidiaries and existing Mexican environmental laws and otherwise to address environmental concerns. There can be no assurance that AHMSA will not be required to make significant additional environmental expenditures in order to comply with new environmental orders, rules or regulations.

   In addition to the expenditures budgeted for environmental projects, certain of AHMSA's investments pursuant to the Modernization Plan provide environmental benefits. For example, the renovations to one of AHMSA's coke plants in connection with the Modernization Plan, which were principally designed to improve efficiency, are expected to reduce emissions and discharges from the plant.

   As in other industrialized countries, environmental regulations and laws in Mexico have become increasingly stringent over the last decade. This trend is likely to continue and may be influenced by the environmental agreement entered into by Mexico, the United States and Canada in connection with NAFTA.

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

Accordingly, there can be no assurance that AHMSA and its operations will not be subject to stricter Mexican federal or state environmental laws in the future.

   There are currently no material legal or administrative proceedings pending against AHMSA with respect to any environmental matter. Until relatively recently, Mexican laws contained little or no restriction on the release of hazardous substances into the environment. Current Mexican law imposes no remediation (i.e., clean-up) obligations on AHMSA, although AHMSA could be held liable to any party injured by the environmental conditions caused by AHMSA. Moreover, there can be no assurance that such obligations will not arise in the future or that AHMSA will not be required to devote significant expenditures to environmental remediation. AHMSA has no reserves in respect of potential environmental remediation obligations. Any obligation to remediate any environmental damage caused by AHMSA could be material and adverse to AHMSA's financial condition and results of operations.

   On January 31, 1997, AHMSA obtained the certification of ISO 14001, which specifies requirements for effective environmental management systems, from the International Standards Organization for its largest blast furnace and hot rolling mill, and later in the year for its cold rolling mill II, coke plant II, auxiliary services, BOF (basic oxygen furnaces) I, and continuous casting, MICARE, MIMOSA and all the support departments. As of December 31, 2000, all of AHMSA's steelmaking processes were ISO 14001 certified.

   The action plan pursuant to the Environmental Agreement has concluded, except with respect to the sinter plant, the pellet plant, two coke plants, basic oxygen furnace one, basic oxygen furnace two and two blast furnaces, representing an investment of U.S.$9.9 million. AHMSA has initiated an audit performed by the Instituto Tecnologico y de Estudios Superiores de Monterrey with respect to these facilities. The first phase of these audits was completed in December 2000, and the remainder of the audits will be completed in 2003.


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

                           MANAGEMENT AND EMPLOYEES

Directors

   Management of the business of AHMSA is vested in the Board of Directors. AHMSA's Estatutos provide that the Board of Directors will consist of the number of directors and alternate directors elected by AHMSA's shareholders at the annual ordinary general meeting, each of whom is elected for a term of one year.

   Under the terms of the new Estatutos, so long as the debt issued under the restructuring plan is outstanding or the right of first refusal over the AHMSA common stock in favor of the special purpose vehicle created by GAN has not expired or been waived, our board of directors will be comprised of 12 individuals, at least three of whom must be "Independent Directors" as defined in the new Estatutos. In accordance with the new Estatutos,

  . shareholders holding at least 50% of our outstanding voting capital stock, or, in their absence, shareholders holding a plurality of the shares present or represented at an ordinary shareholders' meeting, are entitled to elect six directors; and

  .  The remaining directors are elected by the other stockholders.

   As a matter of Mexican law, each shareholder owning 10% or more of our voting capital stock is entitled to elect one director for each 10% owned. See "Description of Common Stock--Shareholders' Meetings and Voting Rights."

   Under the Estatutos and the new Estatutos, alternate directors are authorized to serve on the Board of Directors in place of directors who are unable to attend meetings or otherwise participate in the activities of the Board of Directors.

   The current members of the Board of Directors of AHMSA are as follows:

       Name                                                                  Position
       ----                                                                  --------
Xavier D. Autrey Maza................................. Chairman of the Board
Alonso Ancira Elizondo................................ Vice Chairman of the Board
Manuel Ancira Elizondo................................ Director
Jorge Ancira Elizondo................................. Director
Juan Carlos Carredano Perez*.......................... Director
Sandra Lopez Benavides*............................... Director
Juan Orozco Carrera*.................................. Director
Javier Reyna Rodriguez*............................... Director

Alternate Directors for Messrs. Alonso Ancira Elizondo, Manuel Ancira Elizondo, Jorge Ancira Elizondo and
Javier Reyna Rodriguez:

Jose Eduardo Ancira Elizondo
Guillermo Ancira Elizondo
Jorge Ordonez Cortes

Alternate Directors for Messrs. Xavier D. Autrey Maza, Juan Orozco Carrera, Sandra Lopez Benavides and Juan
Carlos Carredano Perez:

Telbert Gustafson Ceder
Rafael Fernandez McGregor
James Pignatelli

--------
 * Outside directors (i.e., unrelated to the Autrey or Ancira families).

   Xavier Autrey Maza, Alonso Ancira Elizondo, Manuel Ancira Elizondo, and Jorge Ancira Elizondo became board members in December 1991. Sandra Lopez Benavides became a board member in December 1993. Juan Carlos Carredano Perez, Juan Orozco Carrera and Javier Reyna Rodriguez became board members in April 1999.

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

   Alonso Ancira Elizondo, Manuel Ancira Elizondo, Jose Eduardo Ancira Elizondo, Guillermo Ancira Elizondo and Jorge Ancira Elizondo are brothers, and Miguel Elizondo Elizondo (director of sales and marketing of AHMSA) is their cousin.

   The principal occupation of all of AHMSA's directors is with AHMSA, except for Sandra Lopez Benavides, who is an independent business consultant, Javier Reyna Rodriguez, who is general manager and CEO of AFORTEX, S.A. de C.V., a construction company in Monterrey, Nuevo Leon, Mexico, Juan Carlos Carredano Perez, who is engaged in the construction and development of shopping centers, and Juan Orozco Carrera, who is treasurer at Grupo Vitro, S.A. de C.V., a glass manufacturing company.

Executive Officers

   The principal officers of AHMSA are as follows:

            Name                                  Position
            ----                                  --------
Alonso Ancira Elizondo...... Chief Executive Officer
Manuel Ancira Elizondo...... Chief Operating Officer
Jorge Ancira Elizondo....... Chief Financial Officer
Jose Eduardo Ancira Elizondo Legal Director
Miguel Elizondo Elizondo.... Director of Sales and Marketing
Carlos de Luna Valdes....... Director of Finance
Ariel Martinez Cruz......... Controller
Fernando Monroy Guajardo.... General Manager of Personnel (non-union)
Enrique Rivera Gomez........ Director of Personnel (union employees)
Carlos Guajardo Elizondo.... Director of Purchasing and Supply Contracts
Armando Ferriz Dominguez.... Technical Director and Director of Steel Production
Luis Zamudio Michelson...... Director of Lamination
Guillermo Ancira Elizondo... Chief Operating Officer, Nacional de Acero,
                             S.A. de C.V. (subsidiary of AHMSA)
Jorge Ordonez Cortes........ Director of Raw Materials
Jose Guadalupe Duron Candela Director of Raw Materials Operations
Abel Ayala Flores........... Director of Raw Materials Administration

   Alonso Ancira Elizondo, Manuel Ancira Elizondo, Jorge Ancira Elizondo and Carlos de Luna Valdes have been officers for nine years. Jose Eduardo Ancira Elizondo and Armando Ferriz Dominguez have been officers for eight years. Jorge Ordonez Cortes has been an officer of AHMSA for five years. Fernando Monroy Guajardo has been an officer of AHMSA for two years. Carlos Guajardo Elizondo, Ariel Martinez Cruz, Enrique Rivera Gomez, Jose Guadalupe Duron Candela, Abel Ayala Flores and Miguel Elizondo Elizondo have been officers for less than one year.

Statutory Auditor

   The statutory auditor reports to the shareholders at the annual ordinary general meeting regarding the accuracy of the financial information presented to such holders by the Board of Directors and generally reviews the affairs of AHMSA. The statutory auditor is also authorized to

    .  call ordinary and extraordinary shareholders' meetings;

    . place items on the agenda for meetings of shareholders or the Board of Directors; and

    . attend meetings of shareholders or the Board of Directors (without the right to vote).

   The statutory auditor also receives monthly reports from the Board of Directors regarding material aspects of AHMSA's affairs, including AHMSA's financial condition. The current statutory auditor is Manuel Gutierrez Garcia, and the alternate statutory auditors are Ernesto Cruz Velazquez de Leon and Gerardo de Jesus Aguila Garcia. Under AHMSA's new Estatutos, the AHMSA directors nominated by the AHMSA Creditor Voting Trust have the right to appoint the statutory auditor.

Compensation of Directors and Officers

   For the year ended December 31, 2000, the aggregate compensation of the directors and executive officers of AHMSA paid or accrued in that year for services in all capacities was approximately Ps.84.3 million. The aggregate amount accrued for directors and executive officers in 2000 pursuant to AHMSA's retirement plan was Ps.10.5 million.

                               CONTROL OF AHMSA

   As of June 30, 2001, GAN controlled approximately 283,267,570 shares, or 72.94% of the Common Stock of AHMSA (including Common Stock held in escrow for the benefit of Hoogovens, as discussed below). The shares of Common Stock controlled by GAN includes 10.0 million shares which are subject to a put right back to GAN, which has been exercised but with respect to which shares have not been delivered. In addition, Xavier Autrey and members of the Ancira family, the beneficial shareholders of GAN, also owned directly 13,738,291 shares of the Common Stock of AHMSA as of December 31, 2000.

   As of June 30, 2001, members of the Ancira family and Xavier Autrey owned GAN in equal parts. In April 1999, Xavier Autrey acquired all of the GAN shares owned by the Autrey family. Historically, Xavier Autrey has been the sole family member actively involved in the operations of AHMSA. Additionally, in April 1999, Xavier Autrey and the members of the Ancira family entered into a shareholders agreement with respect to their participation in GAN. The shareholders agreement provides for supermajority voting requirements at the shareholder and board levels in connection with certain decisions as specified in the shareholders agreement. According to the shareholders agreement, each party holds call and put options to acquire from or sell to the other party its participation in GAN in case Mr. Xavier Autrey and the Ancira family reach a deadlock on certain decisions related to the issues requiring a supermajority vote. The bylaws of GAN also require the approval of a majority of the shareholders or the majority of the Board of Directors of GAN for a transfer of shares and grant the remaining shareholders a right of first refusal.

   On May 24, 1999, GAN was judicially declared in suspension of payments. Prior to such date, on April 21, 1999, GAN had initiated legal proceedings to contest the validity of certain security agreements executed between GAN and certain of its creditors. Such agreements purported to create a security interest on substantially all of AHMSA's outstanding shares owned by GAN. Most of the security agreements mentioned above have been structured as margin loans where the creditor purported to obtain a security interest on AHMSA's shares owned by GAN. If GAN defaulted in payment or failed to meet the margin calls, then the creditor typically would have had the ability to foreclose on the shares by selling them through the Mexican Stock Exchange.

   As a result of the litigation initiated by GAN to challenge the validity of the security interests granted in connection with the margin loans and a certain security trust, on April 23, 1999, the Fifth Civil Court of Mexico City issued a restraining order preventing GAN creditors from engaging in any transaction with AHMSA's stock until a final decision on the disputed issue is reached. The Fifth Civil Court of Mexico City also issued another order to the CNBV, the Mexican Stock Exchange and S.D. Indeval, S.A. de C.V. to halt the trading of such shares on the Mexican Stock Exchange.

   Despite such court order, on May 24, 1999, the date GAN was declared to be in suspension of payments, Banamex, a creditor of GAN for an amount equivalent to approximately U.S.$20.0 million, foreclosed its

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

security interest on certain of GAN's shares in AHMSA and sold such shares to Acciones y Valores, S.A. de C.V. ("Accival") (Banamex's affiliated stock trader) for approximately U.S.$16.5 million on the Mexican Stock Exchange. Banamex sold shares equivalent to approximately 15.91% of AHMSA's outstanding shares, which was approximately 22.00% of the shares held by GAN. If AHMSA recognized the transaction, GAN's shareholding in AHMSA would be reduced to approximately 57.03%. GAN's legal advisors believe that Banamex's actions were in violation of Mexican law and the court order mentioned above, and therefore are null and void.

   In addition, notwithstanding the declaration of suspension of payments for GAN, on September 23, 1999, according to filings by Casa de Bolsa Inverlat, S.A. de C.V. ("Inverlat") with the applicable court, Inverlat, a creditor of GAN for an amount equivalent to approximately U.S.$8.0 million, foreclosed its security interest on certain of GAN's shares in AHMSA and sold such shares to Inverlat International BVI, Inc. (an affiliate of Inverlat) for approximately U.S.$1.5 million. Such shares represented approximately 3.6% of AHMSA's outstanding shares. GAN's legal advisors believe that Inverlat's actions were in violation of Mexican law and the court order mentioned above, and therefore are null and void. GAN has commenced legal proceedings to recover such shares.

   In June 2000, a federal court in Mexico City ruled that the petition for suspension of payments filed by GAN was void because GAN did not hold a proper shareholders meeting to approve the petition. This ruling was reversed on appeal on December 13, 2000.

   As a result of a court order issued in the GAN suspension of payments proceeding, on May 26, 1999, the Bolsa Mexicana de Valores suspended trading of our common stock on the Mexican Stock Exchange and the Comision Nacional Bancaria y de Valores ordered the suspension of the effects of the registration of our common stock at the National Registry of Securities and Dealers, thereby preventing the trading of the common stock on the Mexican Stock Exchange. In response, the New York Stock Exchange halted the trading of our American Depositary Shares and outstanding Discount Convertible Notes and our securities were delisted from the New York Stock Exchange on September 8, 2000. On October 16, 2000, we filed a Certification and Notification of Termination of Registration on Form 15 with the United States Securities and Exchange Commission, terminating our public reporting obligations in the United States.

   On July 2, 1999, after AHMSA's announcement of its suspension of payments, CNBV ordered the suspension of the registration of AHMSA's shares at the National Registry of Securities and Dealers (Registro Nacional de Valores e Intermediarios) maintained by CNBV. Such suspension prevents any trading on AHMSA's shares in the Mexican Stock Exchange. In response to the suspension on the CNBV, the New York Stock Exchange halted trading of AHMSA's ADSs and Old Discount Convertible Notes.

   Pursuant to the Modernization Agreement originally negotiated with Hoogovens in 1991, GAN deposited 13,262,647 shares, or 4.5% of the shares of Common Stock of AHMSA outstanding at that time, into an escrow account. Under the terms of such escrow agreement, one-ninth of these shares were released to Hoogovens at the end of each year of the agreement through 1995, at which date Hoogovens held a total of 5,894,510 shares. The initial term of the Modernization Agreement was scheduled to expire in December 1996. Upon renewal and amendment of the Modernization Agreement, effective January 1996, 4,420,882 of the shares originally placed in escrow were returned to GAN. As of December 31, 2000, Hoogovens had received from GAN 7,957,590 shares of AHMSA's Common Stock (2.05% of the outstanding Common Stock at such date). On February 3, 1999, AHMSA, GAN and Hoogovens entered into a Memorandum of Understanding under which GAN agreed to purchase all shares of AHMSA currently held by Hoogovens. See "AHMSA's Business--Steel Production and Sales--Technical Partner." GAN has not consummated this purchase.

   The table below sets forth certain information, as of June 30, 2001, regarding the ownership by GAN and the officers and directors of AHMSA, as a group, of outstanding shares of AHMSA common stock. The table

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

does not reflect the sale of AHMSA's shares by Banamex and Inverlat. Recognizing the sale would materially change the percentage ownership of AHMSA.


                                             Shares Percentage(1)
                                             ------ -------------
              GAN(2)................... 283,267,570     72.94%
              Officers and Directors(3)  13,738,291      3.53%

--------
(1) Percentages are based on 388,375,502 shares of Common Stock outstanding, the number of shares of Common Stock outstanding and subscribed at June 30, 2001, which number includes 30,503,000 of treasury shares which will be cancelled upon the closing of the restructuring plan.
(2) Includes (a) 884,175 shares of Common Stock held in an escrow account for the benefit of Hoogovens pursuant to the Modernization Agreement, (b) 61,810,500 shares of Common Stock that GAN believes were illegally foreclosed upon and sold by Banamex, and (c) 14,098,388 shares of Common Stock that GAN believes was illegally foreclosed upon and sold by Inverlat. The shares foreclosed upon and sold by Inverlat represent approximately 3.6% of AHMSA's outstanding shares. If AHMSA recognized the sale of AHMSA's shares held by GAN and sold by Accival, then the percentage ownership of AHMSA would change such that GAN would own 221,457,070 or 57.0% of the outstanding shares of AHMSA and Accival would own 61,810,500 or 15.9% of the outstanding shares of AHMSA. Accival's transfer of such shares is being challenged by GAN.
(3) Includes shares held by all officers and directors of AHMSA, including those that are members of the Ancira family and the Autrey family; however, does not include shares held by GAN.

                          RELATED PARTY TRANSACTIONS

   AHMSA engages in the ordinary course of its business in a variety of trade-related transactions with GAN and its subsidiaries. In the past, AHMSA also engaged in a variety of financing transactions with GAN and its subsidiaries outside of the ordinary course of AHMSA's business. See Note 14 to Audited Financial Statements and Note 13 to the Unaudited Financial Statements.

LPM Transaction

   On April 16, 1998, AHMSA granted GAN a mandate for a period of 12 months for the purpose of negotiating the acquisition, on AHMSA's behalf, of up to 49% of the shares of Lamina y Placa de Monterrey, S.A. de C.V. ("LPM") at a price not to exceed U.S.$45.0 million (such acquisition referred to below as the "LPM Investment"). The mandate also authorized GAN to establish a joint venture with LPM's shareholders for the processing and distribution of steel products.

   Under the mandate, AHMSA was obligated to advance funds to GAN from time to time. On April 23, 1998, AHMSA advanced funds to GAN, pursuant to the mandate, in the aggregate amount of U.S.$42.0 million.

   On December 31, 1998, GAN, acting on its own behalf and on behalf of AHMSA pursuant to the mandate, entered into an Association and Stock Purchase Agreement with the shareholders of LPM. Under the Association and Stock Purchase Agreement, AHMSA and GAN agreed to collectively acquire up to 49% of LPM's shares for a maximum of U.S.$50.4 million. The Association and Stock Purchase Agreement limited AHMSA's investment in LPM to U.S.$42.0 million dollars, and allocated to GAN an investment in LPM of U.S.$8.4 million. The Association and Stock Purchase Agreement provided that prior to the consummation of the LPM Investment, LPM would spin-off or divest itself of certain of its assets or businesses in order to reach a net worth of approximately U.S.$102.0 million. The Association and Stock Purchase Agreement provided that the LPM Investment was subject to certain conditions, including board approval and the authorization of the Federal Competition Commission of Mexico.


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

   On March 9, 1999, the Association and Stock Purchase Agreement was amended to provide that:

    . the shareholders of LPM would form Lamina y Placa Comercial, S.A. de C.V. ("LPC"), a new corporation to be formed under the laws of Mexico;

    . the shareholders of LPM would contribute to LPC certain assets related to the preparation and distribution of steel products with an aggregate value of approximately U.S.$69.0 million; and

    . subject to certain conditions, the shareholders of LPM would deliver to AHMSA fully paid, non-assessable shares representing 49% of LPC.

   The amended Association and Stock Purchase Agreement also provided that until the shareholders of LPM complied with their obligations described in the three points listed above, they would deposit with a third party fully paid, non-assessable shares representing 25% of LPM, in order to guarantee to AHMSA the performance of the obligations of LPM's shareholders, on the understanding that if LPM's shareholders or LPM did not comply with the obligations, such shares representing 25% of LPM would be delivered to AHMSA, or, at the election of AHMSA, the LPM shareholders would refund U.S.$42.0 million to AHMSA. Under the Association and Stock Purchase Agreement, as amended, GAN would not participate in LPM or LPC, and would be relieved of its obligation to fund the U.S.$8.4 million investment in LPM originally allocated to GAN.

   On September 9, 1999, the parties entered into the Termination Agreement for the purpose of terminating the Association and Stock Purchase Agreement, as amended. Pursuant to the Termination Agreement, AHMSA and LPM executed a Stock Sale and Purchase Agreement under which AHMSA delivered to LPM its shares of LPC. In exchange for the shares of LPC, LPM surrendered to AHMSA its non-voting shares of the capital stock of Inmobiliaria Dos Carlos, S.A. de C.V. ("Dos Carlos"), representing 60% of the capital stock of Dos Carlos and AHMSA paid a U.S.$3.6 million termination fee. The value of the Dos Carlos shares received by AHMSA was equivalent to the value of AHMSA's 49% interest in LPC. The Termination Agreement also provided for the termination of the commercial agreements and a release by AHMSA of all claims against LPM and LPC in connection with the transactions described above.

   Dos Carlos was formed to develop a residential area that includes a golf course in the suburbs of the city of Monterrey. Such development is subject to authorization by the Secretariat of Urban Development of the State of Nuevo Leon, which has not yet been obtained. See Note 4 d) of the Audited Financial Statements.

Open Period (January 1, 1998 through March 31, 1999) Loans

   During the open period from January 1, 1998 through March 31, 1999 (the "Open Period"), AHMSA and GAN engaged in the Open Period Intercompany Loans described below. As a result of the Open Period Intercompany Loans, at times GAN had a net amount due to AHMSA, and at other times, AHMSA had a net amount due to GAN.

   During the Open Period, AHMSA extended loans to, sold assets to, provided services to or made payments on behalf of GAN and made advances to GAN against payment of the Guaranty Fees (as defined below) due to GAN. During the Open Period, GAN extended loans to AHMSA, was reimbursed for costs incurred on behalf of a subsidiary that was sold to AHMSA, made payments on behalf of AHMSA, and made payments to AHMSA for services.

   All of such Open Period Intercompany Loans have been repaid, including through the delivery of the LPM Investment, as described above. No further loans have been made since the conclusion of the Open Period.

  Sales of Businesses

   During the Open Period, GAN sold several of its subsidiaries and investments to AHMSA. Except in the case of Avios de Acero, S.A. de C.V., GAN used the proceeds of such sales to repay Open Period Intercompany Loans to AHMSA.

   On January 2, 1998, GAN sold all of the outstanding shares of GAN International Trading, S.A. de C.V. to AHMSA for approximately U.S.$187,000. GAN International Trading, S.A. de C.V. is engaged in the business of steel product marketing, which business is related, ancillary or complementary to the business of AHMSA.

   On January 2, 1998, GAN sold all of its interest in Hojalata Mexicana, S.A. de C.V. to AHMSA for approximately U.S.$2.2 million. Hojalata Mexicana, S.A. de C.V. is engaged in the processing of secondary tin plate, which business is related, ancillary or complementary to the business of AHMSA.

   On January 2, 1998, GAN sold all of the outstanding shares of Forjacero, S.A. de C.V. to AHMSA for approximately U.S.$4.7 million. Forjacero, S.A. de C.V. is engaged in the manufacture of grinding balls for the mining industry, which business is related, ancillary or complementary to the business of AHMSA.

   On December 31, 1998, GAN sold all of its interest in Linea Coahuila-Durango, S.A. de C.V. to AHMSA for approximately U.S.$2.7 million. Linea Coahuila-Durango, S.A. de C.V. is a subsidiary of AHMSA engaged in the business of operating a railroad, which among other things transports raw materials for AHMSA, which business is related, ancillary or complementary to the business of AHMSA.

   On December 31, 1998, Carboelectrica Sabinas, S. de R.L. de C.V. issued capital stock to AHMSA in exchange for approximately U.S.$4.1 million of payables due to AHMSA. Carboelectrica Sabinas, S. de R.L. de C.V. is a subsidiary of AHMSA engaged in the business of power generation for AHMSA's steel and mining operations, which business is related, ancillary or complementary to the business of AHMSA.

   On December 31, 1998, Ediciones Vulcano, S.A. de C.V. issued capital stock to AHMSA in exchange for approximately U.S.$200,000 of payables due to AHMSA. Ediciones Vulcano, S.A. de C.V. is a subsidiary of AHMSA engaged in the business of publishing information related to the steel industry, which business is related, ancillary or complementary to the business of AHMSA.

   On March 31, 1999, AHMSA's subsidiary MICARE agreed to purchase an airplane from GAN for Ps.65.6 million. The purchase contract established certain negative covenants, such as a prohibition of liens, which were not complied with. As a result, Antair, S.A. de C.V. (a direct subsidiary of GAN) sold the airplane to a third-party and delivered the proceeds to MICARE. This operation was carried out on September 30, 1999, giving MICARE U.S.$4.2 million.

Share Repurchase

   Between March 2 and March 31, 1999, AHMSA repurchased 20,000,000 shares of its common stock from GAN for Ps.190.1 million, pursuant to the terms of AHMSA's share repurchase program.

Service and Trade-Related Transactions

   In the ordinary course of its day-to-day activities, AHMSA engages in a variety of transactions with GAN and its subsidiaries, including:

    . the purchase by AHMSA of spare parts, maintenance supplies and other miscellaneous products from GAN subsidiaries;

    . the sale (prior to 2000) through a GAN subsidiary of AHMSA's exports to the United States; and

    . the purchase from (prior to 1994) and the sale to GAN and its subsidiaries of administrative services.

  Materials and Other Purchases

   AHMSA purchased materials from GANAHMSA at cost plus a margin of 1.5% during the first five months of 1996. On June 1, 1996, this margin increased to 2.0% and on July 1, 1997, this margin increased to 2.1%. These purchases included spare parts, maintenance, supplies, and other miscellaneous products, many of which are imported from the United States. In December 1999, GANAHMSA terminated its operations and, since that time, AHMSA has purchased materials that it formerly purchased from GANAHMSA directly from the suppliers. AHMSA believes that these arrangements were on terms generally comparable to those that would be available from unaffiliated suppliers.

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  Export Sales to the United States

   AHMSA's steel sales to the United States have generally been made through GANAHMSA at a discount of 1.5% during the first five months of 1996. On June 1, 1996, this margin increased to 2%, and from July 1, 1997 to the date of termination of GANAHMSA's operations in December 1999, such sales have been made at a discount of 2.1%. AHMSA believes that this discount is comparable to the commission that would be payable to an unaffiliated third party providing similar services. GANAHMSA provided marketing and sales services in the United States, including the employment of sales and marketing personnel dedicated to AHMSA's products, as well as taking responsibility for export and customs clearance processing. Since the termination of GANAHMSA's operations in December 1999, GAN International Trading S.A. de C.V. ("GAN International Trading"), a wholly owned subsidiary of AHMSA, has provided these services to AHMSA.

  Administrative, Technical and Other Services

   AHMSA receives travel services from Antair, S.A. de C.V., a GAN subsidiary, with respect to which it paid Ps.97.0 million, Ps.63.3 million and Ps.35.7 million in 1998, 1999 and 2000, respectively. AHMSA believes that rental payments to Antair are on terms generally comparable to those that would be available from unaffiliated parties.

   AHMSA has provided various administrative services to its affiliates since 1991. AHMSA charges the actual cost of salaries and benefits plus a profit margin of approximately 35% for these services. During 1998, 1999 and 2000, AHMSA charged affiliated companies, Ps.45.4 million, Ps.20.4 million and Ps.6.1 million for these administrative services. These amounts have been reported as sales.

  Affiliated Customers

   Approximately 13%, 6% and 3% of AHMSA's total sales were derived from sales to affiliates during 1998, 1999 and 2000, respectively.

Financing Transactions

   In the past, AHMSA provided loans to and guaranteed loans of GAN and its subsidiaries, as well as extended credit on steel purchases by AHMSA's affiliates. The aggregate outstanding balance of loans and accounts receivable from GAN and its subsidiaries was Ps.345.3 at December 31, 1998, Ps.279.4 million at December 31, 1999 and Ps.408.0 million at December 31, 2000.

   Since April 1, 1996, non-trade receivables from affiliates bore interest at a rate equal to the 28-day Cetes rate multiplied by 1.2. Substantially all such amounts of interest income were capitalized (i.e., added to the outstanding receivables balances), adversely affecting AHMSA's liquidity and causing an increase in its short-term borrowings.

   In consideration for the guarantee by GAN of certain debt obligations of AHMSA and its subsidiaries, AHMSA agreed, effective January 1, 1997, to pay GAN an annual guarantee fee ("Guaranty Fees") of 2.5% of the average amount of these obligations outstanding. The guarantee fee rate was determined by AHMSA based on the market rate for third-party guarantees in Mexico. AHMSA incurred Ps.65.4 million (nominal) in Guarantee Fees to GAN during 2000.

   GAN and certain of its subsidiaries obtained loans which are guaranteed by AHMSA or AHMSA has guaranteed their performance for a total amount of Ps.501.0 million (nominal value).

   AHMSA's current Estatutos prohibit future extensions of credit by AHMSA to related parties (other than extensions of trade credit) and regulate all other related party transactions. Under the Estatutos, AHMSA may not enter into any transaction with a related party unless the transaction is on terms that are commercially reasonable and substantially similar to those that could be obtained in a comparable arm's-length transaction with a person that is not a related party.

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   Under the current Estatutos, for any transaction with a related party in excess of Ps.15.0 million, in pesos with purchasing power as of December 1994 (equivalent to Ps.49.9 million as of June 30, 2001), or outside of the ordinary course of AHMSA's business, a majority of the disinterested members of AHMSA's Board of Directors must determine that the transaction satisfies the above criteria. Amendment of this provision of the by-laws requires the vote of a majority of the outstanding Common Stock and a majority of the Common Stock not held by GAN and its affiliates.

   Under the terms of the new Estatutos, so long as the debt issued under the restructuring agreement is outstanding or the right of first refusal over the AHMSA common stock in favor of the special purpose vehicle created by GAN has not expired or been waived, the favorable vote of a majority of the Board of Directors, including at least three of the Directors elected by the AHMSA Creditor Voting Trust, and a favorable vote of our shareholders holding 61% of our shares outstanding are required to approve transactions with GAN, its successors or shareholders or our affiliates except for: (i) transactions which as a whole do not exceed U.S.$2,500,000.00 per year, (ii) payment of a management fee to GAN subject to the restrictions provided for under the documents governing AHMSA's indebtedness, (iii) purchase of magnetite supplies from Compania Minera el Baztan, S.A. de C.V. pursuant to the Supply Agreement dated November 1, 1999, (iv) consideration payable to officers of AHMSA in the ordinary course of business permitted by the new Estatutos, and (v) the reimbursement to GAN of fees for services rendered to GAN by independent advisors in the ordinary course of business up to U.S.$400,000.00 per year provided that such reimbursement is permitted under the documents governing AHMSA's indebtedness.

Transaction Pursuant to the Restructuring Plan

  Guarantee Fee and Converted Interest

   Pursuant to the terms of the restructuring plan, GAN will be guaranteeing our new indebtedness under the New Indenture and the New Credit Agreement, by transferring title to a portion of its common stock in AHMSA to the Supplemental Share Trust to secure such indebtedness, and at our election, will pay a portion of our interest on such indebtedness by directing the trustee of the Supplemental Share Trust to reclassify shares held in trust as "Converted Interest Shares." See "Description of Credit Agreement--Payment of Principal and Interest" and "Description of New Notes--General." In exchange for such agreements, we will pay to GAN an annual guarantee fee of U.S.$20 million, of which U.S.$17.8 million will be paid directly to GAN, which amount is required to be used by GAN to pay principal and interest on its indebtedness, and U.S.$2.2 million will be paid to a designee of GAN. If we elect to have GAN pay interest in stock on our behalf, we will issue a subordinated promissory note to GAN in the amount of such interest.

  Mandatory Sale of Certain Supplier Claims to Affiliated Shareholders

   Under the terms of the restructuring plan, we are requiring suppliers with a claim for pre-May 25, 1999 obligations of Ps.2.0 million or more, to sell a pro rata portion of U.S.$40.0 million of claims to certain individual shareholders of the Company (who are also affiliates of the Company) in exchange for a pro rata portion of 22,108,346 shares of Common Stock owned by such shareholders, which will represent approximately 2.93% of the Common Stock outstanding following consummation of the restructuring plan. Those claims will then be exchanged for non-interest bearing, non-amortizing promissory notes denominated
in dollars with a maturity of           .

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                      DESCRIPTION OF NEW CREDIT AGREEMENT

General

   The New Loans are to be issued under the New Credit Agreement, which will be dated as of the closing date of the restructuring plan, between AHMSA, as borrower, AHMSA's creditors that hold indebtedness for borrowed money (other
than Old Notes), as lenders, and      , as administrative agent (the
"Administrative Agent").

   The following statements relating to the New Loans and the New Credit Agreement are summaries and are subject to the detailed provisions of the New Credit Agreement, to which reference is hereby made for a complete statement of those provisions. Unless otherwise indicated, references under this caption to sections or articles are references to the New Credit Agreement.

   Assuming that all holders of Old Loans elect to receive New Loans (rather than New Notes) pursuant to the restructuring plan, that all holders of Old Loans consent to the restructuring plan, and that no MICARE Creditor makes a MICARE A/B Election, the aggregate principal amount of New Class A Loans will be as follows:

   . the Tranche AHMSA-A Loans will be issued in an aggregate principal amount equal to U.S.$561.5;

   . the Tranche MICARE-A Loans will be issued in an aggregate principal amount equal to U.S.$95.9 (assuming that no holders of Tranche MICARE Loans elect to receive only Tranche MICARE-A Loans);

   . the Tranche SEN-A Loans will be issued in an aggregate principal amount equal to U.S.$139.1.

Each Lender's New Class A Loan will be evidenced by one or more promissory notes in an aggregate principal amount equal to such loan.

   Assuming that all holders of Old Loans elect to receive New Loans (rather than New Notes) pursuant to the restructuring plan, that all holders of Old Loans consent to the restructuring plan, that no Subject Asset Sale Proceeds will be paid to AHMSA's creditors upon the closing of the restructuring plan, and that no MICARE Creditor makes a MICARE A/B Election, the aggregate principal amount of New Class B Loans will be as follows:

   . the Tranche AHMSA-B Loans will be issued in an aggregate principal amount equal to U.S.$90.6;

   . the Tranche MICARE-B Loans will be issued in an aggregate principal amount equal to U.S.$15.5 (assuming that no holders of Tranche MICARE Loans elect to receive only Tranche MICARE-A Loans);

   . the Tranche SEN-B Loans will be issued in an aggregate principal amount equal to U.S.$22.5.

Each Lender's New Class B Loan will be evidenced by one or more promissory notes in an aggregate principal amount equal to such loan.

   After the six-month anniversary of the closing date of the restructuring plan (the "Consolidation Date"), there will be no distinction between the New Class A Loans and the New Class B Loans. The holders of the New Loans may request that we issue a new promissory note (without any designation regarding whether such note evidences New Class A Loans or New Class B Loans), in exchange for the principal amount of the New Class A Loans and the remaining principal amount, if any, of the New Class B Loans. Each promissory note issued by us will be governed by Mexican law and will be endorsed by each subsidiary guarantor.

Payment of Principal and Interest

   The New Loans mature on September 30, 2009. The outstanding principal of New Loans will be paid in 13 installments on the last business day of March and September of each year commencing September 30, 2003. Payments on each of the first 12 principal payment dates will be in an amount equal to 5.42% of the amount of the New Loans outstanding on the closing date of the restructuring plan, and the payment on the thirteenth payment date will be in an amount equal to the unpaid principal amount of the New Loans on such date.

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   Interest on the New Loans will be payable in arrears on the last business day of March, June, September and December of each year (each a "Payment Date") and will be computed on the basis of the actual number of days elapsed and a 360-day year. Interest on the New Class A Loans will accrue from the closing date of the restructuring plan, or from the most recent Payment Date, at an annual rate equal to the LIBO Rate plus an applicable margin as follows:

                                     Period                                      Applicable Margin
                                     ------                                      -----------------
From the closing date of the restructuring plan to the first anniversary
of the closing date.............................................................       3.00%

From the first anniversary of the closing date of the restructuring plan to the
second anniversary of the closing date..........................................       4.00%

From the second anniversary of the closing date of the restructuring plan to the
fourth anniversary of the closing date..........................................       4.50%

From the fourth anniversary of the closing date of the restructuring plan to the
seventh anniversary of the closing date.........................................       5.00%

From the seventh anniversary of the closing date of the restructuring plan
and at all times thereafter.....................................................       5.50%

   Interest on the New Class B Loans will accrue at the rate per annum of 4% from the closing date of the restructuring plan, or from the most recent Payment Date; provided that after the Consolidation Date, the New Class B Loans will accrue interest at a rate equal to the rate applicable to the New Class A Loans.

   Upon the occurrence and during the continuance of any Event of Default:

  . we will pay interest on the principal amount of all outstanding New Loans at a rate per annum equal to 2% in excess of the otherwise applicable rate; and

  . all such interest will be payable on demand of the Administrative Agent or the person or entity to whom such payment is due.

   Instead of paying interest in cash on the New Loans on the first three Payment Dates, AHMSA may satisfy its obligation to pay all or a portion of such interest by causing GAN to pay the holders of New Notes with shares of AHMSA common stock ("Converted Interest") in an amount equal to 1% of the issued and outstanding capital stock of AHMSA for each U.S.$6.73 million in Converted Interest (and a ratable fraction of 1% for any Converted Interest amount that is less than U.S.$6.73 million). This will be accomplished through the execution of an exchange agreement among AHMSA, GAN, the Administrative Agent and the trustee with respect to the Supplemental Share Trust (the "Supplemental Share Trustee"), pursuant to which GAN will instruct the Supplemental Share Trustee to classify shares of common stock contained in the Supplemental Share Trust as "Converted Interest Supplemental Shares." As compensation to GAN for the payment of Converted Interest, AHMSA will issue a subordinated promissory note to GAN in the amount of the Converted Interest (a "Subordinated Converted Interest Note"). GAN will have the right to repurchase the Converted Interest Supplemental Shares during the four-year period beginning on any Payment Date on which Converted Interest was paid for a purchase price equal to the aggregate Converted Interest amount at a rate per annum equal to the interest rate on the New Loans for the twelve-month period following the first such Payment Date on which Converted Interest was paid, and thereafter, 20%. Repurchases will be accomplished by GAN instructing the Supplemental Share Trustee to terminate the classification of Converted Interest Supplemental Shares as such.

   AHMSA may only elect to pay all or any part of the interest due on any of the first three Payment Dates in this manner if:

  .  no Default is continuing on the Payment Date;

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  .  AHMSA has not paid any management fees, guarantee fees or similar fees to
     GAN and its affiliates, unless all previously issued Converted Interest Supplemental Shares have been converted back into Supplemental Shares;

  . AHMSA is paying interest due on the New Notes in this manner on a pro rata basis; and

  . AHMSA has not previously voluntarily prepaid the New Loans or redeemed the New Notes.

   The shares used to pay converted interest on the New Loans will be transferred to the AHMSA Creditor Voting Trust (which will in turn issue Converted Interest Series trust interests to the holders of new loans and new notes at such time representing such shares) upon the earlier of (a) a payment default on the new loans or the new notes or (b) the expiration of GAN's option to repurchase such shares used to pay converted interest.

  Optional Prepayment

   AHMSA may prepay principal of the New Loans, at any time from time to time, pro rata among the New Loans of each tranche upon written notice to the Administrative Agent in an aggregate minimum amount of U.S.$5.0 million and integral multiples of U.S.$1.0 million.

  Mandatory Prepayment

   AHMSA is required to make the following mandatory prepayments:

   MICARE Sale Proceeds. On the next Payment Date after AHMSA or any of its Subsidiaries receives any MICARE Sale Proceeds, AHMSA must apply such proceeds to the prepayment of the Tranche MICARE-A Loans. After the Tranche MICARE-A Loans have been paid in full, AHMSA will prepay the New Loans in an amount equal to the sum of the Bank Percentage of the aggregate amount of such proceeds less the amount of Tranche MICARE-A Loans. To the extent that the aggregate amount of all such proceeds is greater than or equal to U.S.$300.0 million, but less than U.S.$330.0 million, the principal amount of New Loans that will be deemed to have been prepaid will be equal to the sum of:

  .  the amount of the New Loans prepaid in cash from such proceeds; plus

  . the Bank Percentage of the excess of U.S.$330.0 million over the aggregate amount of such proceeds.

   Subject Asset Sale Proceeds. On the next Payment Date after AHMSA or any of its Subsidiaries receives any Subject Asset Sale Proceeds, AHMSA will prepay the New Loans in an aggregate amount equal to the Bank Percentage of the aggregate amount of such proceeds, each such prepayment to be applied first, to redeem the New Class B Loans and, second, after the payment in full of the New Class B Loans, to prepay the New Class A Loans.

   If each of the following conditions is met at the time that a prepayment would otherwise be required to be made pursuant to the preceding paragraph:

   . such prepayment would be required to be made on or prior to the first anniversary of the closing date of the restructuring plan,

   . the aggregate amount of Subject Asset Sale Proceeds theretofore received by AHMSA and its Subsidiaries is at least equal to U.S.$120.0 million,

   . all prepayments theretofore required to be made with respect to Subject Asset Sale Proceeds have been made, and

   . notice of a cash flow deficit for the first year following the closing date of the restructuring plan has theretofore been given;

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then, AHMSA may, by at least ten business days' prior notice to the
Administrative Agent:

   . defer the prepayment of up to the Bank Percentage of U.S.$60.0 million in mandatory prepayments otherwise required to be made with respect to Subject Asset Sale Proceeds (the "Deferred Mandatory Prepayments") until the first Payment Date following the first anniversary of the closing date of the restructuring plan; and

   . reduce the amount of such Deferred Mandatory Prepayments by an amount equal to the cash flow deficit.

In such case, we will on the first Payment Date following the first anniversary of the closing date of the restructuring plan prepay a principal amount of New Class A Loans in an aggregate amount equal to the Deferred Mandatory Prepayments less the amount of the cash flow deficit.

   To the extent that the aggregate amount of Subject Asset Sale Proceeds available for prepayment, together with the aggregate amount of the Subject Asset Sale Proceeds paid to creditors at the closing of the restructuring plan (which amount is expected to be U.S.$0.0), is less than or equal to U.S.$120.0 million, the redemption price for the New Class B Loans on or prior to the six-month anniversary of the closing date of the restructuring plan shall be 66 2/3% of the principal amount thereof.

   Other Asset Sales. On the next Payment Date after AHMSA or any of its Subsidiaries receives any Other Asset Sale Proceeds which are in an aggregate amount equal to U.S.$2.5 million or more, AHMSA will either reinvest the proceeds within certain time periods or prepay the New Loans in an amount equal to the Bank Percentage of such proceeds; provided that Other Asset Sale Proceeds generated from the sale of assets subject to liens recognized by the Mexican Bankruptcy Court will be applied first to the holders of such liens to the extent that such liens are recognized by the Mexican Bankruptcy Court.

   Insurance Proceeds. On the next Payment Date after AHMSA or any of its Subsidiaries receives any Insurance Proceeds which are in an aggregate amount equal to U.S.$2.5 million or more, AHMSA will either reinvest the proceeds within certain time periods or prepay the New Loans in an amount equal to the Bank Percentage of such proceeds.

   Permitted Refinancing Indebtedness Proceeds. On the next Payment Date after AHMSA or any of its Subsidiaries receives any Permitted Refinancing Indebtedness Proceeds, AHMSA will prepay the New Loans in an amount equal to the Bank Percentage of such proceeds.

   Equity Proceeds. On the next Payment Date after AHMSA or any of its Subsidiaries receives any Eqity Proceeds, AHMSA will prepay the Loans in an amount equal to the Bank Percentage of the aggregate amount of such Equity Proceeds.

   Excess Cash Flow. On the first Payment Date occurring at least 120 days after the last day of each fiscal year of AHMSA, AHMSA will prepay the New Loans with an aggregate redemption price equal to the following:

   . if such fiscal year is 2002 or 2003, an amount equal to the Bank Percentage of the Excess Cash Flow for such fiscal year minus the aggregate amount of payments made (or concurrently being made) by AHMSA to GAN as a mandatory repayment of Subordinated Converted Interest Notes in respect of Excess Cash Flow for such fiscal year (but only to the extent that such payments are used by GAN to repurchase shares of capital stock of AHMSA paid to the creditors as Converted Interest); and

   . for any other fiscal year, an amount equal to 70% of the Bank Percentage of the Excess Cash Flow for such fiscal year minus the aggregate amount of payments made (or concurrently being made) by AHMSA to GAN as a mandatory repayment of Subordinated Converted Interest Notes in respect of Excess Cash Flow for such fiscal year (but only to the extent that such payments are used by GAN to repurchase shares of capital stock of AHMSA paid to the creditors as Converted Interest).


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Fees

   We have agreed to pay to the Administrative Agent, for our own account, fees set forth in a fee letter dated as of the date of the New Credit Agreement. We have agreed to pay to the Administrative Agent a fee in an aggregate amount equal to the lesser of the aggregate amount of Financial Advisor Expenses and U.S.$3.0 million. The balance (if any) of the Financial Advisor Expenses will be paid by us in three equal installments on the first three Payment Dates following the closing date. We have agreed to pay to all holders of New Loans and New Notes an Aggregate Restructuring Fee in an amount equal to the sum of U.S.$20.0 million plus the amount of Specified Post-April 1 Committee Expense, that will be used first to pay certain expenses of the steering committees and to fund a U.S.$2.0 million indemnification holdback for the AHMSA Creditor Voting Trust trustee and then to pay a pro rata fee to all creditors. We have agreed to pay to the Administrative Agent, for the account of holders of the New Loans, the Bank Percentage of the Three-Month Interest Fee.

SEN Account and Payments

   Under the New Credit Agreement, a special cash collection, in the name and under the control of the collateral agent in connection with the New Loans and the New Notes (the "Collateral Agent") will be designated as the "SEN Collection Account." The Collateral Agent will deposit into the SEN Collection Account

   . all moneys received upon the drawing by the Collateral Agent under any letter of credit of AHMSA in connection with a Steel Supply Contract,

   . each payment received by the Collateral Agent for the account of a holder of Tranche SEN Loans and each payment by us to the Tranche SEN Loan, and

   . all cash proceeds of any collection or other realization of all or any part of the collateral with respect to the Tranche SEN Loans.

   AHMSA will have no right or power of withdrawal over the SEN Collection Account, which will be subject to withdrawal solely by the Administrative Agent. On each Payment Date (or, if an Event of Default has occurred and is continuing, on any business day as may be specified to the Administrative Agent by the holders of at least 51% of the outstanding New Loans), or as soon thereafter as the Administrative Agent in accordance with its normal lending practice is able (and, in any event, within five business days after such Payment Date), the Administrative Agent will apply all of the funds contained in the SEN Collection Account to the payment of amounts due and payable in respect of the Tranche SEN Loans on such Payment Date. If, on any business day, no Event of Default has occurred and is continuing and the balance of the SEN Collection Account exceeds an amount equal to the amounts due and payable with respect to the Tranche SEN Loans on the next succeeding Payment Date, the Administrative Agent will release (as AHMSA instructs) funds on deposit in the SEN Collection Account in an amount equal to such excess. Upon satisfaction in full of all of the obligations with respect to the Tranche SEN Loans, the Administrative Agent will, so long as no Event of Default is continuing, promptly remit any amounts held in the SEN Collection Account to AHMSA, its successors or assigns, or as a court of competent jurisdiction may direct.

   Under the Old SEN Facility, we entered into supply contract with three German steel buyers. The facility was designed to produce cash flow sufficient to fund payments under the facility. These cash flow levels will be reset to the new schedule of interest and amortization of the Tranche SEN Loans. JPMorgan Chase Bank is obligated to obtain the appropriate consents of the German steel buyers to these adjustments on the closing date for the restructuring plans. If the buyers do to not agree to enter into a new arrangement with AHMSA, it is not a default on AHMSA's part. If cash from sales to these Buyers is not enough to pay Tranche SEN Loans, then AHMSA is responsible for the shortfall.

   If a German steel buyer breaches certain representations and warranties or covenants, goes into bankruptcy or does not otherwise perform its obligations under its Steel Supply Contract and such default is not cured within

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six months, AHMSA must either provide a substitute buyer or pay the
Administrative Agent a fee equal to 2% of the amount committed to be bought by the buyer under the subject steel contract during a relevant time period less, with respect to the initial payment of such fee, amounts deposited in the SEN Collection Account prior to any such breach pursuant to the subject Steel Supply Contract. Additionally, AHMSA has certain obligations under the Old SEN Facility including shipping steel products in accordance with the terms (which include quality specifications, quantity and shipping terms) of the Steel Supply Contracts with specified steel buyers, and to make payment into a SEN Collection Account and/or open letters of credit for the benefit of the Collateral Agent on behalf of the holders of the Tranche SEN Loans.

Representations and Warranties

   Under the New Credit Agreement, AHMSA will make the following representations and warranties:

   . AHMSA and its Subsidiaries are duly organized and validly existing under the laws of Mexico and we have full power and authority and hold all requisite governmental approvals to enter into and perform the transaction;

   . the execution and delivery by AHMSA and its Subsidiaries and the performance of AHMSA's obligations under the transaction documents have been duly authorized and do not contravene other documents to which AHMSA or its Subsidiaries are a party;

   . no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution and delivery by AHMSA or any of its Subsidiaries of, or performance of its obligations under, the transaction documents and neither AHMSA nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940 or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935;

   . the New Credit Agreement and the New Notes and the other transaction documents are legal, valid and binding obligations of AHMSA and its Subsidiaries;

   . the financial information presented is in accordance with Mexican GAAP and fairly represents AHMSA's financial condition;

   . there is no litigation pending or threatened in writing against AHMSA or any of its Subsidiaries that would have a Material Adverse Effect other than as disclosed on a schedule to the New Credit Agreement;

   . AHMSA has no Subsidiaries, other than those identified on a schedule to the New Credit Agreement;

   . AHMSA has title to all of its properties and assets free and clear of all Liens, except for Permitted Liens;

   . AHMSA has filed all required tax returns and reports and paid all taxes shown to be owing, other than those identified on a schedule to the New Credit Agreement;

   . AHMSA has maintained, operated and administered each employee benefit plan in accordance with its terms and with applicable law and has made all payments in a timely and proper manner, except when failure to do so could not reasonably be expected to have a Material Adverse Effect;

   . AHMSA has no payment obligations for retiree benefits that are past due and unpaid except when failure to do so could not reasonably be expected to have a Material Adverse Effect;

   . AHMSA has no liability or payment obligation for retiree benefits, except as set forth on a schedule to the New Credit Agreement;

   . AHMSA has complied in all material respects with all applicable laws with respect to employment practices and there is no charge or complaint alleging any violation of any applicable laws against

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

       AHMSA or any of its Subsidiaries either pending or, to AHMSA's knowledge, threatened, which could reasonably be expected to have a Material Adverse Effect;

   . there is no labor strike, request for representation, slowdown or stoppage actually pending, or to AHMSA's knowledge, threatened against or affecting AHMSA or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

   . AHMSA has filed all forms, reports, statements, provider agreements, benefit plan descriptions, payor agreements, beneficiary materials and other documents required to be filed by AHMSA with any governmental authority except where the failure to file could not reasonably be expected to have a Material Adverse Effect;

   . AHMSA is not in violation of any Environmental Law in a manner that could reasonably be expected to have a Material Adverse Effect;

   . except as set forth on a schedule to the New Credit Agreement, neither AHMSA nor any of its Subsidiaries and, to AHMSA's knowledge, no third party has used, released, discharged, generated, manufactured, produced, stored or disposed of it, on, under or about any real property owned, leased or used by us or any of our Subsidiaries transported thereto or therefrom any Hazardous Material in a manner that could reasonably be expected to subject us or any of our Subsidiaries to any liability that could reasonably be expected to have a Material Adverse Effect, or subject any Lender to any liability under any Environmental Law;

   . except as set forth on a schedule to the New Credit Agreement, there are no Hazardous Materials used, stored or present at, on or near any real property owned, leased or used by us or any of our Subsidiaries in violation of applicable law that could reasonably be expected to have a Material Adverse Effect;

   . there is no proceeding and, to AHMSA's knowledge, no investigation or inquiry by any governmental authority with respect to the presence or release of Hazardous Materials in, on, from or to any real property owned, leased or used by AHMSA or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

   . the Administrative Agent and each holder of New Loans has received a true, complete and correct copy of each of the transaction documents and each of the representations and warranties of AHMSA and its Subsidiaries set forth therein is true and complete;

   . each transaction document is in full force and effect and has not been amended, modified or terminated;

   . neither AHMSA nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any New Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or X;

   . each transaction document is in proper legal form under the laws of Mexico;

   . the New Credit Agreement and the other loan documents are and will at all times be direct and unconditional general obligations of AHMSA and its Subsidiaries and will rank in right of payment at least pari passu with all other of AHMSA's Indebtedness;

   . AHMSA and its Subsidiaries are subject to civil and commercial law with respect to our obligations under each of the transaction documents, and the execution and delivery by AHMSA and its Subsidiaries of, and the performance of its obligations under, each of the transaction documents are private and commercial acts rather than public or governmental acts;

   . neither AHMSA nor any of its Subsidiaries nor any of its properties is entitled to any right of immunity in any jurisdiction relating to any of the obligations under any of the transaction documents;

   . neither AHMSA nor any of its Subsidiaries have debt outstanding other than debt listed on a schedule to the New Credit Agreement and Indebtedness permitted under the New Credit Agreement;

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   .   neither AHMSA nor any of its Subsidiaries have Investments (other than
       Cash Equivalent Investments) other than those listed on a schedule to the New Credit Agreement and AHMSA and its Subsidiaries own, free and clear of all Liens, other than Permitted Liens, all such Investments;

   . neither AHMSA nor any of its Subsidiaries have outstanding any Lien or obligation to create any Lien on or with respect to any of its properties, except for Permitted Liens and those disclosed on a schedule to the New Credit Agreement;

   . each of the Liens purported to be created by the collateral documents has been duly created and constitutes a first priority perfected Lien on all of the property covered thereby, subject only to Permitted Liens;

   . neither AHMSA nor any of its Subsidiaries have any place of business in the United States or Canada; and

   . certain information provided by AHMSA and attached to the New Credit Agreement is true and accurate in all material respects as of the date stated.

Affirmative Covenants

   The New Credit Agreement contains the following affirmative covenants, among others:

  Financial Information, Reports, Notices, Etc.

   AHMSA has agreed to provide financial information on a monthly, quarterly and annual basis and to report the occurrence of any of the following: a known default, the occurrence of any material adverse development with respect to any material litigation, action, proceeding or labor controversy, the commencement of any labor controversy, litigation, action or proceeding or the occurrence of any adverse development with respect to any Environmental Action. AHMSA must also provide copies of all reports filed with any securities exchange, and copies of an annual business plan and copies of letters of credit pertaining to the SEN Loans.

  Compliance With Laws, Etc.

   AHMSA has agreed to comply with all material applicable laws, including the maintenance and preservation of AHMSA's corporate existence, the maintenance and preservation of the corporate existence of the Subsidiary Guarantors and the payment of all material taxes, assessments and governmental charges imposed on AHMSA or its property except to the extent being diligently contested in good faith.

  Maintenance of Properties

   AHMSA has agreed to maintain, preserve, protect and keep its properties in good repair, working order and condition, ordinary wear and tear excepted, and to make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless AHMSA determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

  Insurance

   AHMSA will maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.

  Books and Records

   AHMSA will keep books and records which accurately reflect all of its business affairs and transactions and permit the Administrative Agent and each Lender or any of their respective representatives to visit, at reasonable

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times and intervals, all of our offices to discuss AHMSA's financial matters with its officers and independent public accountants and to examine any of its books or other corporate records.

  Environmental Covenant

   AHMSA will use and operate all of its facilities and properties in material compliance with all Environmental Laws and keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws except to the extent that the failure to do so could not be reasonably expected to have a Material Adverse Effect. AHMSA will immediately notify the Administrative Agent of any actual or threatened in writing Environmental Action, and provide copies upon receipt of all written claims, complaints, notices or inquiries relating thereto. AHMSA will also provide such information and certificates as the Administrative Agent may reasonably request to demonstrate compliance with applicable Environmental Laws.

  Bancomext Obligations

   AHMSA will make payments in respect of the principal of the Bancomext Obligations as set forth in a schedule attached to the Credit Agreement.

  Upstreaming of MICARE Cash Flow

   By no later than five days prior to each Payment Date, AHMSA will cause MICARE to make a payment to AHMSA in respect of indebtedness owed by MICARE to AHMSA in an amount equal to the principal and interest on the Tranche MICARE Loans due on such Payment Date. By no later than five days prior to each day on which we are obligated to make a prepayment of the New Subordinated Notes in an amount equal to one half the amount by which MICARE Sale Proceeds exceed U.S.$330.0 million (see "Description of New Subordinated Notes"), AHMSA will cause MICARE to make a payment to AHMSA in respect of Indebtedness owed by MICARE to AHMSA in amount equal to the amount of such prepayment to the extent AHMSA receives Gross MICARE Sale Proceeds. By no later than five days prior to each day on which AHMSA is obligated to make a prepayment to the holders of the New Subordinated Notes in an amount which is equal to 65% of the amount by which MICARE Operating Cash Flow for a given fiscal year exceeds Projected MICARE Cash Flow for such year (see "Description of New Subordinated Notes"), AHMSA will cause MICARE to make a payment to AHMSA in respect of Indebtedness owed by MICARE to AHMSA in an amount equal to the amount of such prepayment minus the aggregate amount of payments made to AHMSA by MICARE. By no later than fifteen business days after the last day of each fiscal quarter, AHMSA will cause MICARE to make a payment in respect of Indebtedness owed by MICARE to AHMSA in an amount equal to the excess of the aggregate amount of cash on hand in bank accounts, and the aggregate amount of all Cash Equivalent Investments, held by MICARE and its Subsidiaries on the last day of such fiscal quarter over U.S.$5.0 million.

  Defense of Voting Trust

   AHMSA has agreed to uphold, protect and defend the AHMSA Creditor Voting Trust from and against any claim in any litigation or other legal proceedings to which AHMSA or any of its Subsidiaries is a party challenging the validity of any vote of the trustee for the AHMSA Creditor Voting Trust as being the vote of all shares held in the AHMSA Creditor Voting Trust, provided that AHMSA is not obligated to seek to overturn any applicable law. AHMSA has also agreed to cooperate in all reasonable respects with the Collateral Agent and the trustee for the AHMSA Creditor Voting Trust in connection with any claim in any litigation or other legal proceedings challenging the validity of any vote of the trustee for the AHMSA Creditor Voting Trust Trustee as being the vote of all shares held in the AHMSA Creditor Voting Trust, provided AHMSA is not obligated to seek to overturn any applicable law.

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  New Subsidiary Guarantors; Pledge of Additional Shares

   When AHMSA forms, creates, purchases or acquires a new Subsidiary (other than an Unrestricted Subsidiary), or if an Unrestricted Subsidiary no longer satisfies the conditions of being an Unrestricted Subsidiary, AHMSA will notify the Administrative Agent and deliver the following documents to the Administrative Agent: a stock pledge agreement, an agreement of each such Subsidiary to be bound by the Subsidiary Guaranty, such additional documents as are necessary to grant the Collateral Agent a perfected first priority and Lien on all properties of the Subsidiary, customary opinions of counsel and an acceptance by the agent for service or process of its appointment as such by such Subsidiary.

   When AHMSA or any of its Subsidiaries (other than any Unrestricted Subsidiary) acquires additional capital stock of any of its Subsidiaries, AHMSA will deliver to the Administrative Agent a stock pledge agreement entered into by the parent company of such Subsidiary that has the effect of granting a pledge of all such capital stock to the Collateral Agent.

  Further Assurances

   AHMSA will give, execute, deliver, file and/or record any notice, instrument, document, agreement or other papers that may be reasonably necessary or desirable, and do such other acts and things as the Administrative Agent may reasonably request, to create, preserve, perfect or validate any Lien purported to be granted by any of the Collateral Documents. If we or any of our Subsidiaries acquire any property that is not then subject to the Lien of a Collateral Document, then within 30 days of such acquisition AHMSA will provide the Collateral Agent and the Administrative Agent with written notice thereof and AHMSA will cause each of its Subsidiaries to give, execute, deliver, file and/or record any notice, instrument, document, agreement or other papers that may be reasonably necessary or desirable in the judgment of the Administrative Agent, and do such other acts and things as the Administrative Agent may reasonably request, to create, preserve, perfect or validate the Lien on such Property purported to be granted by any of the Collateral Documents.

  MICARE Sale

   AHMSA will accept an offer to purchase MICARE approved by the members of AHMSA's board of directors appointed by the AHMSA Creditor Voting Trust, so long as the MICARE Sale Proceeds pursuant to the offer would be at least U.S.$300.0 million and AHMSA is not required to pay more than U.S.$15.0 million in post closing price adjustments and indemnification obligations.

SEN Covenants

   The New Credit Agreement contains the following covenants which relate to the Tranche SEN Loans only:

  Certain Obligations

   AHMSA will deliver products under any Steel Supply Contract to each buyer in such amounts and time and with the specifications and prices agreed to under the respective Steel Supply Contracts. If on the 90/th/ day of any delivery period set forth in any Steel Supply Contract AHMSA has not agreed to deliver products to any buyer with a value equal to or greater than the contract commitment and the balance for the Steel Supply Contract for such buyer is less than the contract commitment, AHMSA shall on that 90/th/ day make a payment to the SEN Collection Account and/or arrange for one or more of AHMSA's letters of credit to be opened so that such payment and/or the face amount of the letters of credit equals the lesser of the amounts due and payable on the Tranche SEN Loans on the next Payment Date that are attributable to such Steel Supply Contract less the balance in the SEN Collection Account and the amount of the contract obligations for such Steel Supply Contract.

   AHMSA will also provide the Administrative Agent with a notice of AHMSA's intention to provide any buyer with a request for principal terms and details of steel purchases. If AHMSA provides such a notice and on

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the 95/th/ day of the relevant delivery period the contract balance is less than the contract commitment, then on or before the 98/th/ day of such delivery period, AHMSA will provide to the buyer under such Steel Supply Contract a request for principal terms and details of steel purchases. When the buyer specifies the principal terms and details in response to the request, AHMSA shall deliver steel products which reflect such terms and details or on the next succeeding business day will request the Administrative Agent to countersign AHMSA's rejection of such terms and details. If AHMSA has made the request for principal terms and details and on the 115/th/ day of the current delivery period the relevant buyer has not specified principal terms and details and the contract balance is less than the contract commitment for such delivery period, AHMSA will make a payment to the SEN Collection Account and/or arrange for one or more of its letters of credit to be opened so such payment and/or the face amount of the letters of credit equals the lesser of the amounts due and payable on the Tranche SEN Loans on the next Payment Date attributable to such Steel Supply Contract less the balance in the SEN Collection Account and the amount of the contract obligations under such Steel Supply Contract.

  Steel Supply Contract

   AHMSA will not, without the prior written consent of the holders of at least 51% of the outstanding Tranche SEN Loans, agree to any amendment to or modification of, waive any material right under, or terminate any Steel Supply Contract or so long as no default under any Steel Supply Contract has occurred and is continuing, set off any amount claimed to be due to AHMSA under any Steel Supply Contract or otherwise against its obligations to sell and/or deliver steel products to the buyer.

  Steel Production

   AHMSA will not, without the prior written consent of the holders of at least 51% of the outstanding Tranche SEN Loans, permit the aggregate amount of steel products committed to be produced by AHMSA to finance or secure the Tranche SEN Loans, plus steel products committed to be produced by AHMSA to finance or secure any comparable receivable facilities, to exceed 25% of our then current production capacity of steel products.

Negative Covenants

   The Credit Agreement contains the following negative covenants, among others:

  Business Activities

   AHMSA will not engage in any material business activity other than the lines of business conducted on the closing date of the restructuring plan (which shall be deemed to include the production and distribution of energy and gases and such other activities or business as may be incidental or related to the lines of business conducted on the closing date).

  Indebtedness

   AHMSA will not, and will not permit any of its Subsidiaries (other than our Unrestricted Subsidiaries) to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

   (1) Indebtedness consisting of the following:

      (A) Indebtedness under the New Credit Agreement and the Subsidiary
          Guaranty;

      (B) Indebtedness consisting of the New Notes and the New Subordinated
          Notes;

      (C) Certain Indebtedness set forth on a schedule to the New Credit Agreement, to the extent outstanding on the closing date of the restructuring plan;

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      (D) Indebtedness consisting of amounts owed to suppliers prior to the filing for suspension of payments (but only to the extent such Indebtedness is described on a schedule to the New Credit Agreement);

      (E) Indebtedness consisting of Capital Leases outstanding on the closing date of the restructuring plan (but only to the extent such Indebtedness is described on a schedule to the New Credit Agreement);

      (F) Indebtedness consisting of the Bancomext Obligation described on a schedule to the New Credit Agreement, to the extent outstanding on the closing date of the restructuring plan;

      (G) Indebtedness consisting of take-or-pay contracts entered into in connection with the sale of Subject Assets;

      (H) Indebtedness consisting of the Subordinated Converted Interest Notes; and

      (I) Indebtedness in an aggregate principal amount not to exceed U.S.$25.0 million, consisting of Base Debt that has not been restructured pursuant to the restructuring plan;

   (2) Indebtedness in an aggregate principal amount at any one time outstanding not to exceed U.S.$100.0 million consisting of the following:

      (A) Indebtedness (other than Capitalized Lease Obligations) in an aggregate principal amount not to exceed U.S.$75.0 million at any one time outstanding;

      (B) Indebtedness incurred in respect of Capitalized Lease Obligations in an aggregate principal amount not to exceed U.S.$25.0 million at any one time outstanding;

      (C) Indebtedness incurred to finance Capital Expenditures in an aggregate principal amount in any one fiscal year, not to exceed U.S.$25.0 million (which may be in the form of Capitalized Lease Obligations);

      (D) Indebtedness secured by Liens permitted in an aggregate principal amount not to exceed U.S.$20.0 million at any one time outstanding; and

      (E) Indebtedness of a Subsidiary of AHMSA acquired by AHMSA, provided that such Indebtedness was not incurred in contemplation of such acquisition, or secured by a Lien on property acquired by AHMSA or any of its Subsidiaries, so long as such Lien existed prior to the acquisition of such property and was not created in anticipation of such acquisition, provided that

          (x) the aggregate principal amount of all such Indebtedness incurred pursuant to clause (E) shall not exceed $20.0 million at any one time outstanding and

          (y) the holder of such Indebtedness has no recourse to any Property of AHMSA or any of its Subsidiaries other than the Subsidiary so acquired or the Property so acquired;

   (3) Indebtedness consisting of the following:

      (A) Hedging Obligations (other than Hedging Obligations in respect of prices of raw materials and inputs into the steel manufacturing process), so long as the aggregate notional principal amount of all Hedging Obligations does not exceed U.S.$50.0 million at any one time outstanding;

      (B) Hedging Obligations in respect of prices of raw materials and inputs into the steel manufacturing process so long as they are not entered into for speculative purposes; and

      (C) Indebtedness in respect of commercial letters of credit outstanding (and reimbursement obligations thereunder) in an aggregate amount not to exceed U.S.$30.0 million at any one time outstanding;

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   (4) Indebtedness, the proceeds of which are applied solely to repay the Base
       Debt, so long as:

      (A) either

          (i) such Base Debt shall have been determined to be due and payable pursuant to an unappealable final judgment of a Mexican court of competent jurisdiction, or

         (ii) the issuance of such Indebtedness is approved by a majority of the AHMSA directors appointed by the AHMSA Creditor Voting Trust,

      (B) AHMSA shall have used its commercially reasonable best efforts to oppose the validity of such repayment, and

      (C) neither AHMSA nor any of its Subsidiaries shall have settled any litigation with respect to such repayment without the prior consent of a majority of the AHMSA directors appointed by the AHMSA Creditor Voting Trust;

   (5) Indebtedness, the proceeds of which are used solely to refinance other permitted Indebtedness ("Permitted Refinancing Indebtedness") so long as:

      (A) the Average Life of such Indebtedness is at least six months longer than the Average Life of the Indebtedness being refinanced and, in the case of refinancing Indebtedness under the New Credit Agreement and the Subsidiary Guaranty and Indebtedness consisting of the New Notes, the final maturity of such Indebtedness occurs after the final maturity of the New Loans, and

      (B) the interest rate, covenants, defaults and other terms of such Indebtedness are not materially more favorable to the holders thereof than the Indebtedness being refinanced;

   (6) Indebtedness in respect of Customer Advances (and in respect of any refinancing of any Customer Advances), provided that the aggregate principal amount of such Customer Advances (and any refinancing thereof) outstanding during the following respective periods shall not exceed the respective amounts set forth opposite such periods:

                        Period                       Maximum Amount
                        ------                    ---------------------
      Closing Date through December 30, 2003         U.S.$130.0 million
      December 31, 2003 through December 30, 2004    U.S.$ 80.0 million
      December 31, 2004 through December 30, 2005    U.S.$ 60.0 million
      December 31, 2005 and all times thereafter     U.S.$ 30.0 million

   (7) Indebtedness of any Subsidiary of AHMSA owing to AHMSA or any other Subsidiary of AHMSA (other than any Unrestricted Subsidiary), and any Indebtedness of AHMSA owing to any of its Subsidiaries (other than any Unrestricted Subsidiary), provided that repayment of any such Indebtedness owed by AHMSA is fully subordinated to payment of all obligations under the New Credit Agreement;

   (8) Indebtedness that is a Contingent Obligation with respect to Indebtedness otherwise permitted (except to the extent that any such provision expressly contemplates that the Indebtedness permitted thereby not be guaranteed); and

   (9) Indebtedness, in an aggregate principal amount not to exceed U.S.$10.0 million at any one time outstanding, incurred on behalf of employees of AHMSA and its Subsidiaries, for employee housing constructed pursuant to the terms of AHMSA's and its Subsidiaries' collective bargaining agreements.

  Liens

   AHMSA will not, and will not permit any of its Subsidiaries (other than any Unrestricted Subsidiary) to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned

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or hereafter acquired (other than the Steel Supply Contract receivables), except (the following being referred to as the "Permitted Liens"):

   (1) Liens securing the obligations under the New Credit Agreement and the New Indenture, granted pursuant to any transaction document relating to the restructuring plan;

   (2) Liens upon real and/or tangible personal property acquired after the closing date of the restructuring plan (by purchase, construction or otherwise) by AHMSA or any of its Subsidiaries, each of which Liens was created solely for the purpose of securing Indebtedness permitted by the New Credit Agreement representing, or incurred to finance, refinance or refund the cost (including the cost of construction) of such property; provided that

      (A) no such Lien shall extend to or cover any property of AHMSA or such Subsidiary other than the property so acquired and improvements thereon and

      (B) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the fair market value (as determined in good faith by the chief financial officer of AHMSA or a majority of the members of the AHMSA's board of directors) of such property at the time it was acquired (by purchase, construction or otherwise);

   (3) Liens on accounts receivable in an aggregate principal amount not to exceed U.S.$93.75 million at any one time outstanding (the "Maximum Pledged A/R Amount") securing Indebtedness not to exceed U.S.$100.0 million consisting of working capital credit facilities, Indebtedness consisting of certain Hedging Obligations and Indebtedness the proceeds of which are applied solely to repay Base Debt; provided that the Maximum Pledged A/R Amount may be increased by an additional
       U.S.$100.0 million in the event that

      (A) AHMSA shall have given the Administrative Agent and each holder of New Loans at least ten business days notice of its request to increase the Maximum Pledged A/R Amount,

      (B) a majority of the AHMSA directors appointed by the AHMSA Creditor Voting Trust shall have approved such increase in the Maximum Pledged A/R Amount, and

      (C) the Required Lenders shall not have notified AHMSA (through the Administrative Agent) that they do not consent to the increase in the Maximum Pledged A/R Amount within such ten business day period;

   (4) Liens securing Indebtedness incurred on behalf of our employees for employee housing, but only so long as such Liens cover the employee housing financed by such Indebtedness;

   (5) Liens securing Indebtedness incurred pursuant to the following:

      (A) Certain scheduled Indebtedness, Indebtedness consisting of Capital Leases outstanding as of the closing date of the restructuring plan, Indebtedness consisting of the Bancomext Obligations, and Indebtedness in an aggregate principal amount not to exceed U.S.$25.0 million consisting of Base Debt;

      (B) Indebtedness incurred in respect of Capitalized Lease Obligations in an aggregate principal amount not to exceed U.S.$25.0 million and Indebtedness incurred to finance Capital Expenditures, but only to the extent that such Lien covers the property acquired with the proceeds of such Indebtedness;

      (C) Indebtedness incurred pursuant to certain acquisitions of Subsidiaries or properties, but only to the extent that such Lien existed prior to the acquisition of the property (and was not created in contemplation or anticipation of such acquisition) referred to in such clause;

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      (D) Indebtedness incurred pursuant to certain Hedging Obligations, but only so long as

          (i) in the case of Hedging Obligations that do not exceed U.S.$50.0 million and Hedging Obligations in respect of prices of raw materials and inputs, such Lien is either (x) created under the collateral documents, or (y) covers solely cash and cash equivalents in an aggregate principal amount not to exceed U.S.$20.0 million (and provided that the principal amount thereof that secures obligations owed to persons or entities other than Petroleos Mexicanos does not exceed U.S.$5.0 million), and

         (ii) in the case of indebtedness in respect of commercial letters of credit outstanding, such Lien covers solely cash or cash equivalents and the value of such cash or cash equivalents does not exceed 110% of the face amount of the letters of credit secured thereby;

      (E) Indebtedness, the proceeds of which are used solely to refinance other permitted Indebtedness, but only to the extent that

          (1) such Lien would have been permitted to secure the Indebtedness being refinanced by the Indebtedness referred to in such clause, and

          (2) if the Indebtedness being refinancing is Restructured Debt, such Lien is junior and subordinate to the Restructured Debt;

   (6) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Mexican GAAP shall have been set aside on its books;

   (7) Certain Liens existing on the closing date of the restructuring plan and set forth on a schedule to the New Credit Agreement;

   (8) Any minor imperfection of title with respect to any property which does not materially adversely affect the value of such property or materially interfere with the present use and the continuation of such present use of such property;

   (9) The following:

      (A) Liens incurred in the ordinary course of business in favor of governmental authorities in connection with social security obligations, unemployment insurance or other forms of governmental insurance or benefits,

      (B) Liens securing the performance of tenders, statutory obligations, leases and contracts (other than for borrowed money), including the designation of loss payees or beneficiaries or similar arrangements under insurance contracts in respect to tangible property in favor of holders of Indebtedness (but only to the extent such Indebtedness is permitted to be secured by such tangible property by the New Credit Agreement) entered into in the ordinary course of business, and

      (C) Liens securing obligations on surety or appeal bonds;

  (10) Liens customarily granted or incurred in the ordinary course of business with regard to services rendered by carriers, warehouses, suppliers of materials and equipment, mechanics and repairmen, and other similar Liens imposed by applicable law;

  (11) Liens arising out of attachments, judgments or awards either

      (A) relating to Indebtedness owed to suppliers prior to the filing for suspension of payments or Indebtedness in an aggregate principal amount not to exceed U.S.$25.0 million consisting of Base Debt that has not been restructured or

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      (B) as to which an appeal or other appropriate proceedings for contest or review are timely commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)), and as to which appropriate reserves have been established in accordance with Mexican GAAP to the extent any such reserves are required by Mexican GAAP;

  (12) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of set off or similar rights with respect to deposit accounts;

  (13) Liens incurred in the ordinary course of business with respect to obligations that do not exceed U.S.$5.0 million at any one time outstanding and that are not incurred in connection with Indebtedness or the obtaining of advances or credit (other than trade credit in the ordinary course of business); and

  (14) Rights of first refusal, options or other contractual rights to sell, assign or otherwise dispose of any Property or interest therein, which right of first refusal, option or contractual right is in connection with a Disposition permitted by the New Credit Agreement.

   In addition, AHMSA will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of the Steel Supply Contract receivables, except for Liens securing the Tranche SEN Loans and other Restructured Debt and interest thereon.

  Financial Covenants

   AHMSA has agreed to be bound by certain financial covenants, which are tested quarterly, based on the following ratios:

   (1) AHMSA's Debt to EBITDA Ratio must be less than the following respective ratios as of the last day of any fiscal quarter occurring during the following respective periods:

                             Period                       Maximum Ratio
                             ------                       -------------
        October 1, 2002 through December 31, 2002........        to 1
        January 1, 2003 through December 31, 2003........        to 1
        January 1, 2004 and at all times thereafter......        to 1

   (2) AHMSA's EBITDA to Interest Expense Ratio must be more than the following respective ratios as of the last day of any fiscal quarter occurring during the following respective periods:

                             Period                       Maximum Ratio
                             ------                       -------------
        October 1, 2002 through December 31, 2002........        to 1
        January 1, 2003 through December 31, 2005........        to 1
        January 1, 2006 and at all times thereafter......        to 1

   (3) AHMSA's Cash Available for Debt Service Ratio must be more than the following respective ratios as of the last day of any fiscal quarter occurring during the following respective periods:

                     Period                       Maximum Ratio
                     ------                       -------------
October 1, 2002 through December 31, 2003........        to 1
January 1, 2004 through December 31, 2006........        to 1
January 1, 2007 and at all times thereafter......        to 1

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

  Investments

   AHMSA will not, and will not permit any of its Subsidiaries (other than an Unrestricted Subsidiary) to, make, incur, assume or suffer to exist any Investment in any other Person, except:

   (1) Investments existing as of the closing date of the restructuring plan in Subsidiaries existing as of the closing date and other Investments existing as of the closing date (but only to the extent such Investments are disclosed on a schedule to the New Credit Agreement);

   (2) Cash Equivalent Investments;

   (3) Investments by AHMSA in its Subsidiaries (other than Unrestricted Subsidiaries);

   (4) Investments with an aggregate fair market value (measured on the date each such Investment is made and without giving effect to subsequent changes in value) which, when taken together with all other Investments that are at the time outstanding, does not exceed U.S.$25.0 million;

   (5) Property received in connection with any good faith settlement of any claims of AHMSA or its Subsidiaries, or in connection with Dispositions permitted pursuant to the New Credit Agreement;

   (6) Prepaid expenses, deposits and advances to suppliers and similar items in the ordinary course of business;

   (7) The following:

      (A) loans made to employees of AHMSA in the ordinary course of business; provided that

          (1) the aggregate outstanding amount of all loans made after July 31, 2000 to any one employee shall not exceed U.S.$100,000 and

          (2) the aggregate outstanding amount of all such loans made after July 31, 2000 shall not exceed U.S.$1.5 million;

      (B) 50-day salary advances to employees made in the ordinary course of business; and

      (C) Investments consisting of loans made to employees (pursuant to AHMSA's and its Subsidiaries' collective bargaining agreements) to finance employee housing, in an aggregate principal amount not to exceed U.S.$10.0 million at any one time outstanding.

   (8) Endorsements of negotiable instruments and other similar negotiable documents for collection in the ordinary course of business; and

   (9) Purchases of the New Notes, redeemed or purchased for cancellation and returned to the trustee for the New Notes for redemption or cancellation in accordance with the provisions of the New Indenture described in "Description of New Notes--Mandatory Sinking Fund Redemptions."

  Restricted Payments

   Neither AHMSA nor any of its Subsidiaries (other than any Unrestricted Subsidiaries) may

   . declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of AHMSA's capital stock (now or hereafter outstanding) or such Subsidiaries (other than any Unrestricted Subsidiaries), or on any warrants, options or other rights with respect to any shares of any class of AHMSA's capital stock (now or hereafter outstanding) of such Subsidiaries (other than any Unrestricted Subsidiaries), other than dividends or distributions payable in our common stock or warrants to purchase our common stock or splitups, escision or reclassifications of our stock into additional or other shares of our common stock, or

   . apply, or permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit

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

       any of its Subsidiaries (other than Unrestricted Subsidiaries) to purchase or redeem, any shares of any class of AHMSA's capital stock (now or hereafter outstanding) or any of its Subsidiaries, or warrants, options or other rights with respect to any shares of any class of AHMSA's capital stock (now or hereafter outstanding) or any of its Subsidiaries; or

   . pay, agree to pay or accrue to be paid any management, guarantee fee or similar fee to any Affiliate of AHMSA,

all of the foregoing being "Restricted Payments", other than:

   (1) the dividend payments described on a schedule to the New Credit
       Agreement,

   (2) any of our Subsidiaries may make Restricted Payments to us or any Subsidiary Guarantor,

   (3) in addition to the dividend payments permitted pursuant to the above two clauses, at any time after December 31, 2004, AHMSA may declare and make dividend payments in cash in respect of its capital stock, to the extent consistent with applicable law and Mexican GAAP, and subject to the satisfaction of each of the following conditions on the date of such dividend payment and after giving effect to such payment:

      (A) no Default shall have occurred and be continuing,

      (B) the aggregate amount of such dividend payments made during the period commencing on January 1, 2005 and ending on the date of such dividend payment shall not exceed an amount equal to 30% of the cumulative Excess Cash Flow for the period commencing on January 1, 2004 and ending on the last day of the fiscal year most recently ended prior to the date of such dividend payment,

      (C) AHMSA shall have delivered to the Administrative Agent, at least ten business days prior to the date of such proposed Restricted Payment, a certificate of Arthur Andersen or other independent public accountants reasonably acceptable to the Administrative Agent setting forth computations in reasonable detail demonstrating satisfaction of the condition set forth in the foregoing clause as of the date of such certificate;

   (4) AHMSA may make payments in respect of management fees, guarantee fees or similar fees to an affiliate of ours in an aggregate amount, in any fiscal quarter, not to exceed the Maximum Guarantee Fee Amount for such fiscal quarter, subject to the satisfaction of the following conditions on the date of such payment and after giving effect to such payment:

      (A) no Default as a result of non-payment of principal or non-payment of interest shall have occurred and be continuing,

      (B) AHMSA shall not have failed for two consecutive fiscal quarters to comply with any of its obligations under the Debt to EBITDA Ratio test, the EBITDA to Interest Expense Ratio test and the Cash Available for Debt Service Ratio test,

      (C) a Default (other than a Default of the type described in the foregoing clauses) shall not have occurred and be continuing for more than 90 consecutive days,

      (D) the maximum amount of the Guarantee Fees that may be paid in any fiscal quarter to any Person other than GAN (and creditors of GAN in payment of Indebtedness owed by GAN to such creditors) shall not exceed the sum of (x) the aggregate amount of Guarantee Fees paid in such fiscal quarter minus (y) the GAN Amount for such fiscal quarter,

      (E) AHMSA shall not have made an election to use Converted Interest with respect to the Payment Date occurring in the fiscal quarter with respect to which such Guarantee Fee is to be paid; and

      (F) AHMSA shall have delivered to the Administrative Agent, at least ten business days prior to the date of such proposed Guarantee Fee, a certificate of Arthur Andersen or other independent public

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

          accountants reasonably acceptable to the Administrative Agent setting forth computations in reasonable detail demonstrating satisfaction of the foregoing conditions as of the date of such certificate;

       but any such payment to be made in any fiscal quarter that was not made in such fiscal quarter because one or more of the foregoing conditions was not satisfied may be made subsequent to such fiscal quarter so long as, both prior to making such payment and after giving effect thereto, each of such conditions is satisfied;

   (5) AHMSA may exercise its option under the Stock Option Agreement; and

   (6) AHMSA may perform its obligations under the Company Agreement and the Registration Rights Agreement.

  Capital Expenditures

   AHMSA cannot make Capital Expenditures in an aggregate amount over U.S.$150.0 million in any fiscal year.

  Rental Obligations

   AHMSA will not, and will not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, enter into at any time any arrangement which does not create a Capitalized Lease Obligation and which involves the leasing by either AHMSA or any of its Subsidiaries (other than Unrestricted Subsidiaries) from any lessor of any real or personal property, except arrangements which, together with all other such arrangements which shall than be in effect, will not require the payment of an aggregate amount of rentals by AHMSA and its Subsidiaries (other than Unrestricted Subsidiaries) in excess of U.S.$60.0 million (excluding escalations resulting from a rise in the consumer price or similar index, and excluding any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges) in any one fiscal year.

  Consolidation, Merger

   AHMSA will not, and will not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or any material portion of the assets of any Person, or of any division thereof (an "Acquisition") except:

   (1) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, AHMSA or any other Subsidiary (other than an Unrestricted Subsidiary), and the assets or stock of any Subsidiary may be purchased or otherwise acquired by AHMSA or any other Subsidiary (other than an Unrestricted Subsidiary), provided that, in each case, the property of the surviving entity or acquiring entity constituting collateral with respect to the New Loans is subject to a first priority perfected Lien pursuant to the collateral documents, subject only to Permitted Liens; and

   (2) AHMSA or any of its Subsidiaries may make Acquisitions, subject to the satisfaction of each of the following conditions on the date of such Acquisition and after giving effect thereto:

      (A) no Default shall have occurred and be continuing,

      (B) the aggregate consideration paid or to be paid for all such Acquisitions (including the aggregate amount of any Indebtedness assumed) made at any time after the closing date of the restructuring plan does not exceed U.S.$25.0 million, and

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

      (C) AHMSA shall have delivered to the Administrative Agent, at least five business days prior to the date of such proposed Acquisition, a certificate of Arthur Andersen or other independent public accountants acceptable to the Administrative Agent setting forth computations in reasonable detail demonstrating satisfaction of the foregoing condition as of the date of such certificate.

   (3) consolidations or mergers constituting Dispositions permitted by the limitations regarding Asset Dispositions.

  Asset Dispositions

   AHMSA will not, and will not permit any of its Subsidiaries (other than an Unrestricted Subsidiary) to, sell, transfer, lease, contribute or otherwise convey (including leaseback transactions, sale or discounts of accounts receivable and capital stock of AHMSA or any of its Subsidiaries), all or any material part of its property to any Person (in each case, a "Disposition"), or grant an option or enter into a contract for a Disposition, except for:

   (1) Dispositions of inventory in the ordinary course of its business, and Dispositions by AHMSA to any Subsidiary Guarantor, or by any of AHMSA's Subsidiaries to AHMSA or any Subsidiary Guarantor,

   (2) Dispositions of Subject Assets for a consideration consisting solely of cash (provided that, in connection with any such Disposition, AHMSA and its Subsidiaries may enter into sale lease-back arrangements, supply agreements and similar or related agreements), subject to the condition that AHMSA shall have delivered to the Administrative Agent, at least five business days prior to the date of such proposed Disposition of Subject Assets, a certificate of Arthur Andersen or other independent public accountants reasonably acceptable to the Administrative Agent setting forth computations in reasonable detail demonstrating that the projected decrease in EBITDA as a result of such Disposition (together with all prior Dispositions of Subject Assets) will not be greater than U.S.$11.0 million per year,

   (3) Dispositions of worn-out, obsolete or not-in-service assets,

   (4) Dispositions of real property not used for mining purposes or not forming part of AHMSA's production facilities in Monclova, so long as at least 75% of the consideration therefor consists of cash, and any balance consists of Indebtedness payable within one year after the date of such Disposition,

   (5) a sale of MICARE for a consideration consisting solely of cash (and assumption of Assumed MICARE Debt), so long as

      (A) the Gross MICARE Sale Proceeds resulting therefrom are at least equal to U.S.$300.0 million, and

      (B) we give the holders of the New Loans (through the Administrative Agent) at least five business days prior notice of such sale (which notice shall specify the amount of Gross MICARE Sale Proceeds then expected to result from such sale),

   (6) other Dispositions so long as the fair market value of all property sold in all such sales pursuant to this clause in any fiscal year (as determined by AHMSA's board of directors) does not exceed U.S.$10.0 million,

   (7) sales of accounts receivables, so long as the aggregate face amount of all accounts receivable that have been sold and not yet paid by the
       respective account debtor, or less than    days past due, shall not
       exceed U.S.$25.0 million at any one time, and

   (8) Dispositions expressly permitted by the limitations regarding Liens;

But in no event shall we or any of our Subsidiaries effect any Disposition of any of the Steel Supply Contract receivables (other than to the extent permitted by the collateral documents).

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

  Transactions With Affiliates

   AHMSA can enter into the following transactions with Affiliates:

   .   the payment of the Guarantee Fee;

   . the reimbursement of reasonable expenses of each of the non-employee members of AHMSA's board of directors and the payment of annual director fees of U.S.$40,000 each;

   . the purchase of magnetite supply from Compania Minera el Baztan, S.A. de C.V.;

   . compensation arrangements with officers in the ordinary course of business consistent with industry practice approved by AHMSA's board of directors including a majority of the directors appointed by the AHMSA Creditor Voting Trust;

   . the Registration Rights Agreement, the Stock Option Agreement, the Company Agreement and other transactions with the AHMSA Creditor Voting Trust;

   . dividend payments or other distributions with respect to AHMSA's capital stock paid pro rata to the holders thereof in accordance with the New Credit Agreement;

   . the execution, delivery, performance, payment and prepayment of Exchange Agreements and Subordinated Converted Interest Notes;

   .   the Banamex Transaction;

   . so long as no Default has occurred and is continuing, the reimbursement of professional fees incurred by GAN in the ordinary course of business, not to exceed U.S.$400,000 in any fiscal year;

   . other transactions so long as the aggregate consideration or other payments to be made with respect to all such transactions in any fiscal year does not exceed U.S.$2.5 million; and

   .   the transaction documents;

provided that each such transaction is on an arm's length basis and on terms no less favorable to us than they would be with an unaffiliated third party.

  Restrictive Agreements

   AHMSA will not, and will not permit any of its Subsidiaries (other than any Unrestricted Subsidiary) to, enter into any agreement prohibiting:

   (1) the creation or assumption of any Lien (other than Permitted Liens) upon our properties, revenues or assets, whether now owned or hereafter acquired;

   (2) AHMSA or any of its Subsidiaries or Affiliates obligated under the loan documents from amending or otherwise modifying the New Credit Agreement or any other loan document; or

   (3) the ability of any Subsidiary (other than any Unrestricted Subsidiary) to make any payments, directly or indirectly, to AHMSA by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to AHMSA, except for such Liens or restrictions existing under or by reason of

   (A) Indebtedness as in effect on the closing date of the restructuring plan, any amendments, modifications, restatements, renewals, increases, or supplements thereof, and Permitted Refinancing Indebtedness, provided that such amendments, modifications, restatements, renewals, increases, supplements, or Permitted Refinancing Indebtedness are no more restrictive with respect to such restrictions than those contained in the Indebtedness as in effect of the closing date,

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

   (B) applicable law,

   (C) any instrument governing Indebtedness or capital stock or contract of a Person acquired by AHMSA or its Subsidiaries as in effect at the time of such acquisitions, which restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired,

   (D) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices,

   (E) any instrument or agreement governing Indebtedness permitted to be incurred under the New Credit Agreement, which is secured by (or which is permitted by the New Credit Agreement to be secured by) a Lien permitted to be incurred under the New Credit Agreement, which encumbrance or restriction is not applicable to any property or assets other than the property or assets subject to (or permitted to be subject to) such Lien,

   (F) Permitted Liens or

   (G) restrictions applicable to property subject to an agreement relating to its Disposition, pending such Disposition.

  Non-Interference With Financial Matters

   AHMSA will pay when due the salary and bonus of the chief financial officer, the controller and the treasurer established pursuant to the term of its Charter Documents, and we shall not, and will not permit any of its Subsidiaries to, take any action that would directly result in the chief financial officer being unable to fulfill the obligations required of him or her pursuant to the terms of the New Credit Agreement.

  Take-or-Pay Arrangements

   AHMSA will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies or other property or services if such arrangement requires that payment be made by AHMSA or such Subsidiary regardless of whether such materials, supplies or other property or services are delivered or furnished to AHMSA, except to the extent that

   . the aggregate amount payable by AHMSA and its Subsidiaries under all such arrangements at any one time (excluding such arrangements entered into in connection with the sale of Subject Assets permitted by the limitations on Asset Disposition) shall not exceed U.S.$50.0 million, and

   . all such arrangements are on market terms (as reasonably determined by AHMSA's board of directors).

Events of Default

   The following are "Events of Default" under the New Credit Agreement:

   (1) Any default in the payment or prepayment when due of the principal of any Loan.

   (2) Any default in the payment when due of any interest on any New Loan or any fee or other amount (other than principal of any New Loan) payable hereunder or under any notes with respect thereto and such default shall continue unremedied for a period of two business days.

   (3) Any representation or warranty made or deemed to be made under the New Credit Agreement or in any other loan document executed by AHMSA or any Obligor, or made or deemed to be made in any AHMSA equity documents executed by it, or any other writing or certificate required to be furnished by or on behalf of us or any Obligor to either the Collateral Agent or Administrative Agent or any holder of New Loans under the New Credit Agreement or any such other loan document, or by or on behalf of AHMSA or any Subsidiary or Affiliate of AHMSA obligated under the loan documents

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

       pursuant to any AHMSA equity document, is or shall be incorrect when made or deemed made in any material respect.

   (4) Any of the following non-performance of certain covenants and obligations shall occur:

      (A) AHMSA shall default in the due performance or observance of any of its obligations concerning insurance, new Subsidiary Guarantors, defense of AHMSA Creditor Voting Trust, MICARE Sale and negative covenants (with the negative covenants other than Indebtedness or Liens); provided that with respect to insurance, new Subsidiary Guarantors, defense of AHMSA Creditor Voting Trust, and Restricted Payments (but, in the case of the Restricted Payments solely to the extent that such default results from the failure to provide certain accountants' certificates and in the case of an Acquisition solely to the extent that such default results from the failure to provide the certificate of independent public accountants for such an Acquisition) such default shall continue unremedied for a period of 20 days after notice thereof shall have been given to AHMSA by the Administrative Agent or any holder of New Loans; or

      (B) AHMSA shall default in the due performance or observance of any of its obligations concerning Indebtedness or Liens (unless such default consists of the incurrence of Indebtedness secured by a Lien (x) the proceeds of which are used to replace substantial plant or equipment that has been destroyed by a natural disaster and (y) the incurrence of which was approved by a majority of the AHMSA directors appointed by the AHMSA Creditor Voting Trust) and such default shall continue unremedied for 30 days (or such shorter period as the Administrative Agent, acting on instructions from the Required Lenders, shall notify AHMSA at any time after the occurrence of such default); or

   (5) Any of the following non-performance of certain other covenants and obligations shall occur:

      (A) AHMSA or any of its Subsidiaries or any other Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document other than those specified above, and such default shall continue unremedied for a period of 20 days after the earlier of (i) a Responsible Officer of AHMSA becomes aware that such default has occurred and that it constitutes a Default, and (ii) notice thereof shall have been given to the AHMSA by the Administrative Agent or any holder of New Loans; or

      (B) We or any of our Subsidiaries shall default in the due performance and observance of any agreement contained in any AHMSA equity document (other than corporate governance pursuant to the Company Agreement), and such default shall continue unremedied for a period of 20 days after notice thereof shall have been given to us by the Administrative Agent or any holder of New Loans.

   (6) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness based on principal and interest on the New Loans and other than any Base Debt that is not restructured as provided in the restructuring plan) of ours or any of our Subsidiaries (other than our Unrestricted Subsidiaries) in an aggregate principal amount exceeding U.S.$20.0 million, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

   (7) Any final, non-appealable judgment or order for the payment of money in excess of U.S.$1.0 million shall be rendered against us or any of our Subsidiaries (other than our Unrestricted Subsidiary) (other than (x) a judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing or (y) a judgment relating to Base Debt that has not been restructured pursuant to the restructuring plan or relating to any of the Indebtedness owed to

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

       suppliers prior to the filing for suspension of payments or (z) a judgment which reduces the amount of outstanding Base Debt that has not been restructured pursuant to the restructuring plan) and either:

      (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

      (B) there shall be any period of 15 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

   (8) AHMSA or any of its Subsidiaries (other than Unrestricted Subsidiaries) shall:

      (A) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

      (B) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, sindico, interventor or other custodian for AHMSA or any of its Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

      (C) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator, sindico, interventor or other custodian for AHMSA or any of its Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator, sindico, interventor or other custodian shall not be discharged within 90 days; or

      (D) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, including the Mexican Ley de Concursos Mercantiles or any dissolution, winding up or liquidation proceeding, in respect of us or any of our Subsidiaries and, if any such case or proceeding is not commenced by AHMSA or any of its Subsidiaries, such case or proceeding shall be consented to or acquiesced in by us or such Subsidiary or shall result in the entry of an order for relief or shall remain for 90 days undismissed.

   (9) Any of the following impairments of security shall occur:

      (A) Any transaction document shall, in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any party thereto, except in accordance with its terms, and to the extent that any transaction documents to which the AHMSA Creditor Voting Trust or its trustee is a party terminates, is not effective, or is not legally valid, binding or enforceable as a result of a determination that the AHMSA Creditor Voting Trust is an unregistered investment company under the U.S. Investment Company Act of 1940;

      (B) any of the direct or indirect beneficial controlling shareholders of GAN as of the closing date of the restructuring plan, GAN (but only for so long as the current direct or indirect controlling shareholders of GAN continue to control GAN), AHMSA or any of its Subsidiaries shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any transaction document; or

      (C) any Lien securing any obligation under the New Credit Agreement shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by the transaction document pursuant to which such Lien was intended to be created; provided, that no such defect pursuant to the above requirements with respect to a Lien granted or purported to be granted by any of the transaction documents shall give rise to an Event of Default unless such defect shall affect collateral that is or should be subject to a Lien in favor of the Collateral Agent
          having an aggregate value in excess of U.S.$       .

  (10) AHMSA or any of its Subsidiaries shall breach any of the provisions of their respective estatutos sociales, or any of Article VII of the Company Agreement, which breach, in any such case, shall not

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       have been cured within 15 days of notice thereof by AHMSA's directors appointed by the AHMSA Creditor Voting Trust.

  (11) Any of the following SEN-related matters occurring:

      (A) Any representation, warranty, certification or statement made by any buyer in the applicable Steel Supply Contract, in the applicable buyer consent to the security granted pursuant to the restructuring plan or in any agreement related thereto shall prove to have been incorrect in any material respect when made (or deemed made), and such representation, warranty, certification or statement that is not corrected by the earlier of

          (i) the date six months after written notice thereof has been given to such buyer and us by the Administrative Agent identifying such representation, warranty, certification or statement or

         (ii) the date 90 days after the commencement of the delivery period next succeeding the delivery period in which written notice thereof has been given to such buyer and AHMSA by the Administrative Agent identifying such representation, warranty, certification or statement; or

      (B) Either (x) AHMSA or (y) any of the buyers shall default in the observance or performance of any material covenant or agreement contained in any Steel Supply Contract and such default being incapable of being remedied or, if capable of being remedied, not in fact being remedied for 60 days after a responsible officer of the defaulting party obtains knowledge of such default; or

      (C) Any of the buyers shall default in the observance or performance of any material covenant or agreement contained in any buyer consent to security granted pursuant to the restructuring plan and such default being incapable of being remedied or, if capable of being remedied, not in fact being remedied for 60 days after written notice thereof has been given to us and such buyer by the Administrative Agent requiring the same to be remedied; or

      (D) Any Indebtedness of any of the buyers for or in respect of borrowed money (whether incurred as principal or as guarantor or surety) having a principal amount of U.S.$50.0 million in the aggregate (or the equivalent thereof in any other currency or currencies) or more shall become due and payable prior to such Indebtedness' specified maturity as a result of a payment default thereunder continuing beyond any applicable grace period; or

      (E) Any of the buyers shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, suspension of payments, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, "sindico", custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

      (F) An involuntary case or other proceeding shall be commenced against the buyers seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, suspension of payments or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, "sindico", custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 45 days; or an order for relief shall be entered against any buyer under any bankruptcy, insolvency, suspension of payments or other similar laws as now or hereafter in effect; or

      (G) A distress, execution or seizure in connection with the enforcement of a judgment by or on behalf of any creditor being levied or enforced upon or sued out against all or a substantial part of the assets of any of the buyers and not being discharged within 15 days thereof (a substantial part

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          means a part of the value which amounts to whichever is greater of
          (A) 15% or more of the Buyer Consolidated Total Assets determined by reference to the relevant company's then most recent quarterly financial statements and (B) U.S.$2.0 million; or

      (H) The failure of any buyer party to a Substitute Steel Supply Contract to keep a standby letter of credit in the amount of such buyer's purchase commitment pursuant to the Substitute Steel Supply Contract) for the relevant Delivery Period at any time and fails to replace such standby letter of credit within five business days; or

      (I) Any authorization, approval, license or consent required in or by the laws of Mexico or the Federal Republic of Germany to enable us lawfully to enter into any Steel Supply Contract or SEN Collateral Document and undertake the transactions contemplated thereby, to exercise the rights expressed to be granted to AHMSA thereunder, to perform the obligations expressed to be assumed by AHMSA thereunder and to ensure the legality, validity, enforceability and admissibility in evidence in Mexico of any SEN Collateral Document or any of the documents entered into in connection therewith ceasing to be in full force and effect for a period of 30 days or more;

       provided, that none of the above SEN-related matters (other than (B)(x) and (I)) shall constitute an Event of Default until six months after the occurrence of such SEN-related matter, unless either

          (x) AHMSA provides the administrative agent with evidence reasonably satisfactory to the administrative agent that AHMSA has replaced the applicable Steel Supply Contract with a Substitute Steel Supply Contract; or

          (y) on each payment date for which a Substitute Steel Supply Contract for which evidence reasonably satisfactory has been provided is not in effect, AHMSA pays a fee to the administrative agent, for account of the SEN Lenders, on such date in an amount equal to 2% of the SEN amortization amount that is attributable to the contract commitment of the Steel Supply Contract subject to the occurrence of such SEN-related matter less, with respect to the initial payment of such fee, any amounts on deposit in the SEN collection account received prior to the occurrence of such SEN-related matter from such Steel Supply Contract.

  (12) A moratorium shall have been agreed or declared in respect of any Indebtedness of ours, or any governmental authority shall have condemned, seized, compulsorily purchased or expropriated all or a substantial part of our assets, provided that such assets represent in value 15% or more of AHMSA's total assets and its consolidated Subsidiaries (excluding any amounts attributable to goodwill or other intangible assets), determined by reference to AHMSA's then most recent audited annual consolidated financial statements.

  (13) The occurrence of a Change in Control.

Amendments and Waivers

   The provisions of the New Credit Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by AHMSA and the Required Lenders; provided that no such amendment, modification or waiver which would:

   (1) modify any requirement under the New Credit Agreement that any particular action be taken by all the all holders of New Loans or by the Required Lenders, shall be effective unless consented to by each holder of New Loans;

   (2) change the definition of "Required Lenders," shall be effective unless consented to by each holder of New Loans;

   (3) increase or expand the scope of the obligations of any holder of New Loans, shall be effective unless consented to by such holder;

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   (4) release any collateral security for the Obligations (except as otherwise specifically provided in any loan document), release any Subsidiary Guarantor for its obligations under the Subsidiary Guaranty, or reduce or limit the obligations of any Subsidiary Guarantor under any of the loan documents (except, in each case, as otherwise specifically provided in any transaction document), shall be effective unless consented to by holder of New Loans holding 90% of the outstanding principal amount of the New Loans;

   (5) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any New Loan (or reduce the principal amount of, or rate of interest on, any Loan), shall be effective unless either:

      (A) consented to by each holder of New Loans, or

      (B) each of the following conditions shall have been satisfied: either
          (x) both (1) holders of New Loans holding at least 95% of the principal amount of the Loans shall have consented thereto (and such amendment or modification shall be effective only against such approving lenders and not against or with respect to any other lenders), and (2) AHMSA and the Administrative Agent shall have entered into an agreement pursuant to which AHMSA agrees to pay to the Administrative Agent such additional compensation as it may request to compensate it for the additional costs associated with administration of the transactions contemplated by the New Credit Agreement after giving effect to such amendment or modification, or
          (y) AHMSA arranges, at its expense, for a financial institution (with an office in New York, New York and reasonably satisfactory to the lenders holding at least a majority in principal amount of the New Loans that are not subject to such amendment or modification) to act as agent for the lenders holding the New Loans that are not subject to such amendment or modification (and the Administrative Agent, AHMSA and such new agent shall, without needing to obtain the consent of any Lender, enter into modifications to the New Credit Agreement and the other loan documents, reasonably satisfactory to each of them, to reflect the rights and responsibilities of such new agent);

   (6) affect adversely the interests, rights or obligations of the Administrative Agent in its capacity as Administrative Agent, shall be made without the consent of the Administrative Agent;

provided that (subject to clauses (1), (2), (3) and (4), above) any of the provisions specifically to the Tranche SEN Loans may be modified with the consent of AHMSA and the holders of at least 51% of the outstanding Tranche SEN Loans (if such modification affects the obligations of the Administrative Agent) the Administrative Agent and (if such modification adversely affects the interests of the holders of New Loans) the Required Lenders.

   No failure or delay on the part of the Administrative Agent or any lender or the holder of any note under the New Credit Agreement in exercising any power or right under the New Credit Agreement or any other loan document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on AHMSA in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, any lender or the holder of any note under the New Credit Agreement or any other loan document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

Security

   The payment of the principal, premiums and interest on the New Loans, when due and payable, whether on a Payment Date, at maturity, by acceleration, prepayment or otherwise, interest on overdue principal of, and interest (to the extent permitted by law), if any, on, the New Loans and the performance of all other obligations of AHMSA to the holders of the New Loans and the Administrative Agent will be secured as provided in the

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Mortgage and the other Mexican security documents, the Intercreditor Agreement, the Supplemental Trust Agreement, the Subsidiary Pledge Agreement, the U.S. Security Agreement, and the other collateral documents. The security under the New Credit Agreement will be ratable to that under the New Indenture, except that

  . the Tranche SEN Loans will have a first priority claim to the German Contract Receivables;

  . the Tranche MICARE Loans will have a first priority claim to the equity in and assets of MICARE;

  . the New Class B Loans and the New Series B Notes will have a first priority claim to the Subject Assets; and

  . the holders of liens recognized by the Mexican Bankruptcy Court will have a first priority claim to the assets subject to the liens to the extent recognized by the Mexican Bankruptcy Court.

Guaranty

   The New Loans are irrevocably and unconditionally guaranteed by the Significant Subsidiaries of AHMSA. The guarantee of each Significant Subsidiary will be released upon the sale or other disposition of such Significant Subsidiary in accordance with the New Credit Agreement to an entity which is not AHMSA or a Restricted Subsidiary of AHMSA.

Indemnification

   AHMSA will indemnify each of the lenders holding New Loans and each of their respective Affiliates from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any third-party investigation, litigation or other proceeding relating to the entering into and/or performance of any loan document or the consummation of any transactions contemplated in any loan document but excluding any such indemnified liabilities to the extent incurred by reason of the gross negligence or willful misconduct of the indemnified person to be indemnified as determined pursuant to a final, non-appealable judgment by a court of competent jurisdiction. AHMSA will not be responsible for attorney's costs except one counsel in any applicable jurisdiction for the administrative agent, or for one counsel in any applicable jurisdiction for each tranche of loans or for one counsel in any applicable jurisdiction for any individual lender which on the closing date held New Loans in an aggregate amount at least equal to U.S.$25.0 million. All amounts paid and costs incurred by any indemnified person in respect of any matter indemnified under the New Credit Agreement will be added to the obligations thereunder and be secured by the collateral documents and will be immediately due and payable on demand.

Releases

   Both

  . AHMSA, on behalf of itself and its Subsidiaries and Affiliates, will release and forever discharge each holder of New Loans and its affiliates and each member of any steering committee or similar committee of creditors of AHMSA and its affiliates, and

  . each holder of New Loans, on behalf of itself and its affiliates, will release and forever discharge AHMSA, its subsidiaries and Affiliates, GAN, and each member of any steering committee or similar committee of creditors of AHMSA and its affiliates, and each of their respective past, present, and future Affiliates, stockholders, controlling persons, directors, officers, employees, subsidiaries, successors and assigns and their respective advisors and representatives from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts, Liens, and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of such parties has, has ever had or may hereafter have against the other parties on account of or arising out of any matter occurring at the time of or prior to the closing date of the restructuring plan, relating to the Base Debt or AHMSA, its Subsidiaries and Affiliates, but this release will not relieve any obligations under the New Credit Agreement and the related loan documents.

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Governing Law and Jurisdiction

   The New Credit Agreement and the New Loans will be governed by and construed in accordance with the law of New York. Any legal action or proceeding by or against any party to the New Credit Agreement with respect to or arising out of the New Credit Agreement or any other loan document may be brought in the courts of the United States of America for the Southern District of New York or the New York State Supreme Court for the County of New York or in the jurisdiction of the parties' corporate domicile and removed by any party thereto to any such federal courts in the Borough of Manhattan, New York, New York.

Certain Definitions

   "Affiliate" shall mean, with respect to any Person, any other Person who directly or indirectly is controlled by, controls, or is under common control with, such Person and, if such Person is an individual, such individual's spouse, children and siblings, and any first cousin (unless such first cousin is of illegitimate birth) of such individual, and any trust whose principal beneficiary is such individual or one or more members of such specified family members and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of Voting Stock, by contract or otherwise) of such Person; provided that, in any event, any Person who owns directly or indirectly 10% or more of the Voting Stock of any other Person shall be deemed to control such Person, notwithstanding the foregoing, (a) no individual shall be deemed to be our Affiliate solely by reason of his or her being a director, officer or employee of us or any of our Subsidiaries, (b) no Lender or Bondholder shall be deemed to be our Affiliate solely by the reason of the fact that it controls the Voting Trust, and (c) we and the Subsidiary Guarantors shall not be Affiliates of each other.

   "Aggregate Restructuring Fee" shall be an amount equal to the sum of U.S.$20.0 million, plus the amount of Specified Post-April 1 Committee Expenses.

   "AHMSA" shall mean Altos Hornos de Mexico, S.A. de C.V., a Mexican sociedad anonima de capital variable."

   "AHMSA Creditor Voting Trust Declaration" shall mean our Creditor Voting Trust Declaration made by us and HSBC Financial Services (Cayman) Limited.

   "AHMSA Funds" shall mean for any delivery period under any Steel Supply Contract, the aggregate amount of funds received by the Administrative Agent by payment from AHMSA or by a drawing under any AHMSA Letter of Credit in favor of the Administrative Agent.

   "AHMSA Letter of Credit" shall mean an irrevocable stand-by letter of credit issued by an approved bank and opened for our account or for the account of an approved buyer, in favor of the administrative agent, which provides for payment on sight and permits partial drawings, and which is in form and substance reasonably satisfactory to the administrative agent. Each AHMSA Letter of Credit shall be written in English.

   "Assumed MICARE Debt" shall mean the aggregate principal amount of all Indebtedness of MICARE assumed by a purchaser of MICARE and as to which, after giving effect to such purchase, AHMSA and its subsidiaries will have no further liability or obligation.

   "As-yet Unapplied Insurance Proceeds" shall mean Insurance Proceeds as to which no mandatory prepayment has yet been made.

   "As-yet Unapplied Other Asset Sale Proceeds" shall mean Other Asset Sale Proceeds as to which no mandatory prepayment has yet been made.

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   "Average Life" shall mean, with respect to any Indebtedness, as of the date of determination thereof, the quotient, expressed as a number of years, of (A) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (y) the number of years (calculated to the nearest one-twelfth) then remaining until the date of each such payment, divided by (B) the total principal amount of such Indebtedness then outstanding.

   "Bancomext Obligation" shall mean U.S.$22.8 million of our principal obligations held by Banco Nacional de Comercio Exterior, S.N.C. as of September 30, 2001.

   "Bank Percentage" shall mean with respect to (x) any mandatory prepayment required to be made pursuant to the New Credit Agreement and any mandatory redemption pursuant to the New Indenture, (y) interest calculations made pursuant to the New Credit Agreement or pursuant to the New Indenture, and (z) the payment of any fee pursuant to the New Credit Agreement and the New
Indenture:

   (a) with respect to a fee payment, a fraction (expressed as a percentage) in which the numerator is the aggregate principal amount of New Loans, and the denominator is the sum of the aggregate principal amount of New Loans and the New Notes, in each case, as of the closing date of the restructuring plan;

   (b) with respect to any calculation date (other than interest calculations) occurring prior to the six-month anniversary of the closing date of the restructuring plan,

      (i) for purposes of calculating mandatory prepayments from Subject Asset Sale Proceeds, a fraction (expressed as a percentage) in which the numerator is the aggregate principal amount of New Class B Loans on such date, and the denominator is the sum of (x) the aggregate principal amount of New Class B Loans on such date plus (y) the aggregate principal amount of the New Series B Notes on such date, and

     (ii) for all other purposes of the New Credit Agreement, a fraction (expressed as a percentage) in which the numerator is the aggregate principal amount of New Class A Loans on such date, and the denominator is the sum of (x) the aggregate principal amount of New Class A Loans on such date plus (y) the aggregate principal amount of the New Series A Notes on such date; and

   (c) with respect to any calculation date occurring on or after the six-month anniversary of the closing date of the restructuring plan and with respect to all interest calculations, a fraction (expressed as a percentage) in which the numerator is the aggregate principal amount of the New Loans on such date, and the denominator is the aggregate principal amount of New Loans and New Notes on such date.

   "Base Debt" shall mean the Old Loans and the Old Notes.

   "Base Rate" shall mean, for any date, a rate per annum equal to the higher of the Federal Funds Rate for such date plus 1/2 of 1%, and the Prime Rate for such date. Each change in any interest rate provided for in the New Credit Agreement based upon the Base Rate resulting from a change in the Base Rate shall take effect as of the opening of business on the date on which such change in the Base Rate becomes effective.

   "Capital Expenditure" shall mean, with respect to any Person for any period, expenditures that are capitalized on the books of such Person in accordance with Mexican GAAP and, for purposes of this definition (but without duplication), expenditures made during such period for equipment and services financed under sale/leaseback arrangements, and which are made in connection with the purchase, construction or improvement of items properly classified on such books as property, plant, equipment or other fixed assets or intangibles.

   "Capital Leases" shall mean with respect to any Person, any lease of any Property by such Person as lessee that (a) in conformity with Mexican GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person, and (b) the Court has authorized such Person to make payments in respect of during the pendency of the suspension of payments.

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   "Capitalized Lease Obligations" shall mean, with respect to any Person, all obligations of such Person in respect of any lease of any Property by such Person as lessee that in conformity with Mexican GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person, in each case taken at the capitalized amount thereof accounted for as indebtedness in accordance with Mexican GAAP.

   "Cash Available for Debt Service Ratio" shall mean, at any date of determination, the ratio of the following (determined on a consolidated basis in accordance with Mexican GAAP):

   (a) our EBITDA for the four consecutive fiscal quarters ending on, or most recently ended prior to, such date, plus the aggregate proceeds received by AHMSA and its Subsidiaries during such period from the incurrence of Indebtedness pursuant to clauses (2) and (6) of "--Negative Covenants--Indebtedness," minus (i) the aggregate amount of Capital Expenditures made by AHMSA and its Subsidiaries during such four fiscal quarters, minus (ii) taxes paid in cash by AHMSA and its Subsidiaries during such four fiscal quarters, to

   (b) Debt Service for such four fiscal quarters.

   "Cash Equivalent Investment" shall mean

   . any evidence of indebtedness maturing not more than one year after the date of purchase, issued or fully guaranteed by Mexico or issued, fully guaranteed or fully insured by the United States, or an instrumentality or agency thereof,

   . any certificate of deposit, Eurodollar time deposit, overnight bank deposit or banker's acceptance maturing not more than one year after the date of purchase, issued by, or time deposit or demand deposit of, a commercial banking institution which is organized under the laws of the United States or any state thereof or any country recognized by the United States, which has combined capital and surplus and undivided profits of not less than U.S.$100 million and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one internationally recognized statistical rating organization,

   . commercial paper, maturing not more than 180 days after the date of purchase, issued by a corporation (other than an affiliate of AHMSA) organized and existing under the laws of Mexico or the United States which is rated, at the time as of which any investment therein is made, "P-1" (or higher) by Moody's Investors Service, Inc. or "A1" (or higher) by Standard and Poor's Rating Group,

   .   money market funds,

   . demand deposits not otherwise permitted under clause (B) or (F) of this definition, in an aggregate amount not to exceed U.S.$15.0 million at any one time outstanding,

   . demand deposits, certificates of deposit, bank promissory notes and bankers' acceptances denominated in pesos maturing not more than 180 days after the acquisition thereof and issued or guaranteed by any one of the five largest banks (based on assets as of the immediately preceding December 31) organized under the laws of Mexico (and up to U.S.$20.0 million of certificates of deposit, bank promissory notes and bankers' acceptances of one or more other banks organized under the laws of Mexico) and which are not under intervention or controlled by the Instituto de Proteccion al Ahorro Bancario or

   . repurchase agreements and reverse repurchase agreements with respect to marketable obligations directly or indirectly issued or unconditionally guaranteed by the United States or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition, provided, however, that the terms of such agreements comply with the guidelines set forth in the "Federal Financial Agreements of Depository Institutions with Securities Dealers and Others," as adopted by the United States Comptroller of the Currency.

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   "Change of Control" means either:

   (a) the Permitted Holders, in the aggregate, shall cease to have voting, disposition and economic rights in respect of at least 30% of the outstanding capital stock of AHMSA, and any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, together with any Affiliates or Related Persons of such Person, shall have voting, disposition or economic rights in respect of a greater percentage of the outstanding capital stock of AHMSA than the percentage of such capital stock in respect of which the Permitted Holders, in the aggregate, have voting, disposition and economic rights; or

   (b) any Person (other than a Permitted Holder), together with any affiliates or Related Persons of such Person, shall succeed in having a sufficient number of its nominees elected to the board of directors of AHMSA such that the number of such nominees exceeds the number of nominees of the Permitted Holders elected to the board of directors of AHMSA.

   For purposes of calculating the percentage interest of outstanding capital stock held indirectly by any Person, such Person's percentage interest of the capital stock of AHMSA shall be determined as the product of such Person's percentage interest in any intermediate entity and such intermediate entity's percentage interest in AHMSA (or, in the case of multiple intermediate entities, the product of each such intermediate entity's percentage ownership interest in the other intermediate entities in the chain of ownership and in AHMSA).

   "Charter Documents" shall mean, with respect to any Person:

   .   its articles of incorporation or other similar document,

   .   its by-laws, estatutos sociales or other similar document,

   . any certificate of designation or instrument relating to the rights of preferred shareholders or other equity holders of such Person,

   . any shareholder rights agreement or other similar agreement relating to such Person, and

   . all resolutions of the board of directors (or any committee thereof) or similar governing body of such Person.

   "Collateral" shall mean all Property that, in accordance with any Collateral Document, is purported to be subject to a Lien securing the obligations under the New Credit Agreement.

   "Collateral Documents" shall mean the Mortgage and the other Mexican security documents, the Intercreditor Agreement, the Supplemental Trust Agreement, the Subsidiary Pledge Agreement and the U.S. Security Agreement.

   "Company Agreement" shall mean the Acknowledgment, Consent, Indemnification and Cooperation Agreement among the Creditor Voting Trust Trustee, AHMSA and the holders of New Loans and New Notes.

   "Consolidated Debt" shall mean, as of any date of determination, the aggregate amount of all our Indebtedness (including, without limitation or duplication, the Obligations, outstanding letters of credit and Hedging Obligations, but excluding any Customer Advances) and each of our Subsidiaries, as shown on the balance sheet (or as would be shown on the balance sheet) as of such date, determined on a consolidated basis in accordance with Mexican GAAP.

   "Contingent Obligation" shall mean, with respect to any Person, any:

   (a) performance bond (including a fianza), guaranty endorsement or aval for which such Person has a reimbursement or payment obligation that is then due and payable (in each case, without limitation of clause (c) hereof),

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   (b) obligations of such Person under agreements providing for swaps, caps, collars, contingent participations or other hedging mechanisms with respect to the payment of interest or the convertibility of currency, and

   (c) obligation of such Person guaranteeing or intending to guarantee any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent: (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds: (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure, indemnify or hold harmless the owner of such primary obligation against loss in respect thereof (other than indemnity obligations arising in the ordinary course of business);

provided that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business or obligations under take-or-pay contracts. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined in good faith.

   "Customer Advances" shall mean our Indebtedness or the Indebtedness of AHMSA or any of its Subsidiaries that is held by one or more customers of AHMSA and its Subsidiaries representing advance payments for goods to be delivered at a future date.

   "Debt Service" shall mean, for any period, an amount in U.S. dollars equal to the total amount of Interest Expense for us and principal paid or scheduled or required to be paid by us and each of our Subsidiaries, determined on a consolidated basis, in respect of Indebtedness during such period.

   "Debt to EBITDA Ratio" shall mean, at any date of determination, the ratio of the following (determined on a consolidated basis in accordance with Mexican
GAAP): (a) Consolidated Debt (excluding interest, fees (including the 2% fee payable upon a breach by a buyer under a Steel Supply Contract) and accounts payable) as of such date divided by (b) our EBITDA for the four consecutive fiscal quarters ending on, or most recently ended prior to, such date.

   "Default" shall mean any event or circumstance that, with the giving of notice, the expiration of any grace period or both, would (if not cured, waived or otherwise remedied during such time) constitute an Event of Default.

   "Default Rate" shall mean, at any time during the continuance of an Event of Default, a rate of 2% in excess of the otherwise applicable interest rate.

   "Deferred Mandatory Prepayment" shall have the meaning set forth in "--Payment of Principal and Interest--Mandatory Prepayments--Subject Asset Sale Proceeds."

   "Delivery Period" shall have the meaning, with respect to each Steel Supply Contract, set forth in such Steel Supply Contract.

   "Disposition" shall mean the sale, transfer, lease, contribution or other conveyance (including leaseback transactions, sale or discounts of accounts receivable and capital stock of AHMSA or any of its Subsidiaries) of all or any material part of its Property to any Person.

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

   "EBITDA" shall mean, for any period and for any Person, the sum of the following for such Person and its Subsidiaries (calculated on a consolidated basis in accordance with Mexican GAAP):

   (a) operating income for such period, calculated before Interest Expense (net of any interest income), cash taxes paid, and depreciation and amortization, minus

   (b) any net non-cash gains (or plus any net non-cash losses) to the extent included in determining operating income for such period.

   "EBITDA to Interest Expense Ratio" shall mean, at any date of determination, the ratio of the following (determined on a consolidated basis in accordance with Mexican GAAP): (a) our EBITDA for the four consecutive fiscal quarters ending on, or most recently ended prior to, such date divided by (b) our aggregate Interest Expense scheduled or required to be paid in cash during such four fiscal quarters (other than any Interest Expense in respect of Customer Advances).

   "Environmental Law" shall mean any federal, national, multilateral, state or local statute, law, common law duty, rule, regulation, ordinance, technical standard (norma tecnica), code or policy, together with any administrative order, directed duty, request, license, authorization and permit of, and agreement with, any governmental authority, in each case relating to environmental matters.

   "Equity Proceeds" shall mean the Net Cash Payment actually received by AHMSA or any of its Subsidiaries in respect of any of the following:

   (a) any issuance or sale by AHMSA or any of its Subsidiaries after the closing date of the restructuring plan of (i) any capital stock,
       (ii) any warrants or options exercisable in respect of capital stock (other than the Incentive Warrants), (iii) any other security or instrument representing an equity interest (or the right to obtain an equity interest) in the issuing or selling Person (other than (x) the issuance of employee stock options so long as the aggregate Net Cash Payments from the issuance and exercise thereof do not exceed
       U.S.$      , and (y) securities to the extent issued in satisfaction of conversion or stock purchase rights and not for cash consideration), or

   (b) the receipt by AHMSA or any of its Subsidiaries after the closing date of the restructuring plan of any capital contribution received, whether or not evidenced by an equity security issued by the recipient of such contribution, in each case other than Equity Proceeds received by any Subsidiary of AHMSA from AHMSA or another of its Subsidiaries.

   "Estatutos" shall mean AHMSA's organizational documents, and those of its Mexican Subsidiaries.

   "Event of Default" shall mean an event as set forth in "--Events of Default."

   "Excess Cash Flow" shall mean, for any period, the sum of the following for us and our Subsidiaries (determined on a consolidated basis in accordance with Mexican GAAP):

   (a) EBITDA for such period, minus

   (b) Capital Expenditures made during such period (other than Capital Expenditures to the extent financed with the proceeds of Indebtedness), plus

   (c) decreases (or minus increases) in working capital for such period (including as a result of the payment of Customer Advances as described in "--Negative Covenants--Indebtedness") minus

   (d) Debt Service for such period (including the aggregate amount of payments made by us to GAN in respect of Subordinated Converted Interest Notes with respect to such period (unless such payment was a mandatory repayment made in respect of Excess Cash Flow for the preceding fiscal year), but only to the extent that such payments were used by GAN to repurchase Converted Interest Supplemental

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       Shares, but excluding any interest on the New Loans or the New Notes to the extent it constitutes Converted Interest provided that in the case of any redemption of New Notes with other New Notes purchased at a discount from the face amount thereof, the principal amount paid in respect of such New Notes shall, for purposes of this definition, be the purchase price for such New Notes at a Discount and banking fees paid during such period, minus

   (e) the aggregate amount of the Aggregate Restructuring Fee and Three Month Interest Fee paid during such period, minus

   (f) an amount equal to the lesser of the following:

      (i) U.S.$15.0 million, and

     (ii) the aggregate amount of cash on hand and in bank accounts and Cash Equivalent Investments on the last day of such period, in each case, less any Deferred Mandatory Prepayments, As-yet Unapplied Other Asset Sale Proceeds, As-yet Unapplied Insurance Proceeds and any other amounts on deposit in the Collateral Account, minus

   (g) an amount paid in cash during such period by us or any of our Subsidiaries in respect of purchase price adjustments or indemnity payments in connection with any permitted Disposition, minus

   (h) certain properly authorized cash items, such as income taxes, severance payments, asset taxes, penalties on taxes, statutory profit sharing, restructuring expenses, severance payments and advisor fees, minus

   (i) payments made in respect of the Guarantee Fee during such period, minus

   (j) the aggregate amount of mandatory prepayments of our New Subordinated Notes made in such fiscal year.

Notwithstanding anything to the contrary contained herein or in any transaction document, Excess Cash Flow for the fiscal year that includes the closing date for the restructuring plan shall be measured for the period from (but excluding) the closing date to the end of such fiscal year.

   "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

   "Exchange Agreement" shall mean an exchange agreement, in substantially the form of Exhibit A to the Credit Agreement, among GAN, us and the Administrative Agent.

   "Federal Funds Rate" shall mean, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York on the preceding business day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding business day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

   "Ferrostaal" shall mean Ferrostaal AG, a German corporation, or any successor of such entity.

   "Financial Advisor Expenses" shall mean the fees and expenses incurred by PricewaterhouseCoopers and E&Y Capital Advisors in their respective capacities as financial advisors of the Steering Committee or for work otherwise performed by such advisors on its behalf (but excluding any such fees and expenses included in the Aggregate Restructuring Fee and any such fees and expenses paid for by the trustee for the Old Notes and reimbursed separately by or on behalf of AHMSA), as certified by the Steering Committee to AHMSA.

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

   "GAN" shall mean Grupo Acerero del Norte, S.A. de C.V.

   "GAN Amount" shall have the meaning given to that term in the definition of "Maximum Guarantee Fee Amount."

   "German Contract Receivables" means accounts receivable arising out of contractual arrangements between AHMSA and Thyssen Handelsunion AG, Ferrostaal AG or Kloeckner & Co. AG to the extent they enter into new Steel Supply Contracts on the closing of the restructuring plan.

   "Governmental Approval" shall mean any action, order, authorization, consent, approval, license, lease, ruling, permit, tariff, certification, exemption, filing or registration by or with any governmental authority.

   "Gross MICARE Sale Proceeds" shall mean Net Cash Payments actually received by AHMSA or any of its Subsidiaries in connection with any Disposition of the capital stock of, or substantially all of the Property of, MICARE

   "Guarantee Fee" shall mean a guarantee fee payable by us to GAN.

   "Hazardous Material" shall mean: (a) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law and (b) any other chemical, material or substance, in each case to the extent exposure to the same is prohibited, limited or regulated by any Environmental Law by reason of its hazardous nature.

   "Hedging Obligations" shall mean, with respect to any Person, all liabilities of such Person under swap agreements, cap agreements and collar agreements, and all other agreements or arrangements designed to protect, and actually entered into with the intent of protecting such Person against fluctuations in interest rates, raw material prices or currency exchange rates.

   "Incentive Warrants" shall mean warrants to purchase not more than 5% of our outstanding capital stock issued by us to members of our senior management, provided that such warrants may not be exercised prior to (a) the consummation of a Change of Control and (b) payment in full of all outstanding Indebtedness under the New Credit Agreement and the New Indenture.

   "Indebtedness" shall mean, for any Person (without duplication):

   (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money,

   (b) all obligations of such Person for the deferred purchase price of goods or services (other than trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 150 days of the date the respective goods are delivered or the respective services are rendered (and trade accounts payable within 270 days of such date so long as the aggregate outstanding amount of such trade accounts payable that are payable more than 150 days after such date does not exceed U.S.$30 million)),

   (c) all obligations of such Person evidenced by bonds (other than surety, performance or appeal bonds for which such Person does not have a reimbursement or payment obligation that is then due and payable), debentures, convertible debentures, notes, commercial paper, bills of exchange or other similar instruments,

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

   (d) the available amount of all letters of credit issued for the account of such Person and all outstanding reimbursement obligations of such Person with respect to letters of credit,

   (e) all Indebtedness (as that term is defined in the other clauses of this definition) of others secured by any Lien on any Property owned by such Person, which Indebtedness has not been otherwise assumed by such Person (provided that, for purposes of the New Credit Agreement, the amount of such Indebtedness shall be an amount equal to the lesser of (x) the amount of such Indebtedness and (y) the fair market value of such Property),

   (f) all obligations of such Person under trade or bankers' acceptances (other than obligations evidenced by trade or banker's acceptances incurred in the ordinary course of business),

   (g) all Capitalized Lease Obligations of such Person,

   (h) all net obligations under agreements providing for swaps, caps, collars, contingent participation or other hedging mechanisms with respect to the payment of interest or the convertibility of currency,

   (i) all obligations under any conditional sale agreement or other title retention agreement, and

   (j) all Contingent Obligations of such Person.

   "Insurance Proceeds" shall mean the Net Cash Payments of insurance, condemnation awards and other compensation actually received by us and our Subsidiaries in respect of any loss of or damage to, or any condemnation or other taking of, any Property of us or any of our Subsidiaries, net of reasonable expenses incurred by us and our Subsidiaries in connection therewith; provided that such Net Cash Payments shall be deemed not to be "Insurance Proceeds" for purposes hereof:

   (a) during the period from the date of receipt of such Net Cash Payments to the date six months after the date of such receipt, to the extent that during such period we or any of our Subsidiaries intend to enter into contractual arrangements (the "Replacement Property Contracts" with respect to such Net Cash Payments) to acquire Property that will perform the same function as, or functions substantially similar to, the Property so lost, damaged or condemned,

   (b) during the period from the date six months after the date of receipt of such Net Cash Payments to the date 36 months after the date of such receipt, to the extent that, no later than the first day of such period, we or any of our Subsidiaries shall have entered into the Replacement Property Contacts with respect to such Net Cash Payments, and

   (c) thereafter, to the extent that on or prior to the date 36 months after the date of such receipt we or any of ours Subsidiaries shall have actually purchased the replacement Property pursuant to the Replacement Property Contracts with respect to such Net Cash Payments.

   "Interest Expense" shall mean, for any period and with respect to any Person, determined on a consolidated basis for such Person and each of its Subsidiaries (and without duplication) all interest (or similar) expense on Indebtedness, including: (i) fees payable in connection with Indebtedness (including commitment fees), (ii) net payments made (less net payments received) under any interest rate protection agreements or other hedging agreements, (iii) the interest portion of any deferred payment obligations,
(iv) all fees and charges owed with respect to letters of credit (but excluding any interest in respect of fianzas), (v) all accrued or capitalized interest (but excluding any interest in respect of Customer Advances), (vi) any amortization of debt discount, and (vii) the interest component of Capitalized Lease Obligations.

   "Interest Period" shall mean, as to any New Loan: (a) the period commencing on the closing date and ending on the first Payment Date after the closing date, and (b) thereafter, each three-month period commencing on the last day of the immediately preceding Interest Period and ending on the next Payment Date.

   "Investment" in any Person shall mean (without duplication): (a) the acquisition (whether for cash, securities, other Property, services or otherwise) or holding of capital stock, bonds, notes, debentures, partnership

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or other ownership interests or other securities of such Person, or the assets comprising a division or business unit or substantial part or all of the business of such Person, or any agreement to make any such acquisition or to make any capital contribution to such Person, and (b) the making of any deposit with, contribution for future capital increases or advance, loan or other extension of credit to, such Person (but excluding any trade receivables created in the ordinary course of business).

   "Kloeckner" shall mean Kloeckner & Co. AG, a German corporation, or Kloeckner Stahl- und Metallhandel GmbH or any successor to either of such entities.

   "Letter of Credit" means an AHMSA Letter of Credit or a Buyer Letter of Credit.

   "LIBO Rate" applicable to any Interest Period shall mean:

   (a) the rate for deposits in dollars for a period of approximately three months quoted on the second business day before the first day of such Interest Period, as such rate appears on the display designated as page "3750" on the Telerate Service (or such other page as may replace page "3750" on the Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollar deposit) (the "Telerate Page") as of 11:00 a.m. (London time) on such date, or

   (b) if, as of 11:00 a.m. (London time) on any such date, such rate does not appear on the Telerate Page, the arithmetic mean (rounded upwards to the nearest 1/100th of 1%) of the offered rates for deposits in U.S. dollars for a period of approximately three months quoted on the second business day before the first day of such Interest Period, as such rates appear on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the "LIBO" page on that service for the purpose of displaying London interbank offered rates of major banks) (the "Reuters Screen LIBO Page") as of 11:00 a.m. (London
       time) on such date, if at least two such offered rates appear on the Reuters Screen LIBO Page, or

   (c) if, as of 11:00 a.m. (London time) on any such date, rates for deposits in U.S. dollars for a period equal to such Interest Period do not appear on the Reuters Screen LIBO Page or the Telerate Page, the arithmetic mean (rounded upwards to the nearest 1/100th of 1%) of the rate for deposits in U.S. dollars for a period approximately equal to such Interest Period that are offered to the collateral agent by two or more leading banks in the London interbank market;

in each case, as determined by the collateral agent and notified to the Administrative Agent, the holders of New Loans, the Indenture Trustee and us on such second prior Business Day.

   "Lien" shall mean, with respect to any Property of any Person, any security interest, mortgage, pledge, assignment by way of security, guaranty trust or other trust arrangement provided for the vesting of ownership or possession of assets of such Person to another Person upon default of the former or maturity of indebtedness to the latter, charge, lease, easement, servitude, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever in respect of such Property, including: (a) any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice statute, and any lease having substantially the same effect as any of the foregoing and (b) any designation (except as contemplated by the New Credit Agreement or the Indenture) of loss payees or beneficiaries or any similar arrangement under any insurance contract.

   "Majority SEN Lenders" shall mean the lenders holding at least 51% of the aggregate outstanding principal amount of the SEN Loans.

   "Material Adverse Effect" shall mean a material and adverse effect (whether at the time of any determination thereof or after such time) on:

   (a) the business, Property, liabilities, operations or financial condition of us and our Subsidiaries (taken as a whole),

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

   (b) the validity or enforceability of any of the loan documents (including the ability of any holders of New Loans to enforce any of its remedies under any loan document), and

   (c) the validity, priority or enforceability of the Liens purported to be created by any of the Collateral Documents, provided that no such adverse effect with respect to any such Lien shall constitute a "Material Adverse Effect" unless it shall be with respect to Collateral
       with an aggregate fair market value at least equal to U.S.$        .

   "Maximum Guarantee Fee Amount" shall mean, for any fiscal quarter, an amount equal to the sum of the following:

   (a) the lesser of the following amounts (the "GAN Amount" for such fiscal quarter):

     (i) the aggregate amount payable or to be paid in cash in respect of principal of or interest on Indebtedness of GAN during such fiscal quarter, and

     (ii) U.S.$4.45 million; and

   (b) U.S.$550,000.

   "Mexican GAAP " shall mean generally accepted accounting principles in Mexico in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

   "Mexico" shall mean the United Mexican States.

   "MICARE " shall mean Minera Carbonifera Rio Escondido, S.A. de C.V., a Mexican corporation.

   "MICARE Cash Flow From Operations" shall mean, for any period, the sum of the following for MICARE and its Subsidiaries (calculated on a consolidated basis in accordance with Mexican GAAP):

   (a) operating income for such period, calculated before interest expense (net of any interest income), cash taxes paid, and depreciation and amortization, minus

   (b) any net non-cash gains (or plus any net non-cash losses) to the extent included in determining operating income for such period; plus

   (c) decreases (or minus increases) in working capital of MICARE and its Subsidiaries for such period, minus

   (d) cash taxes paid by MICARE and its Subsidiaries during such period.

   "MICARE Sale Proceeds" shall mean Gross MICARE Sale Proceeds less the amount of any mandatory prepayment of the New Subordinated Notes made in respect thereof.

   "Mortgage" shall mean each of the mortgages under Mexican law (hipoteca en primer lugar) executed by AHMSA and certain of its Subsidiaries, as applicable on certain of their facilities.

   "Net Cash Payments" shall mean, with respect to any Equity Proceeds, Insurance Proceeds, MICARE Sale Proceeds, Other Asset Sale Proceeds, Permitted Refinancing Indebtedness Proceeds or Subject Asset Sale Proceeds, the aggregate amount of all cash payments (including all deferred cash payments, including cash payments received pursuant to a promissory note or otherwise, but only to the extent actually received as a cash payment), less the following (without duplication):

   (a) reasonable and customary fees and expenses (including reasonable and customary fees and expenses of counsel and investment bankers and, in the case of MICARE Sale Proceeds, Other Asset Sale Proceeds and Subject Asset Sale Proceeds, reasonable and customary brokerage commissions, in each case actually paid by us or our Subsidiaries),

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

   (b) in the case of MICARE Sale Proceeds, Other Asset Sale Proceeds or Subject Asset Sale Proceeds, reasonable expenditures to improve the same in connection with such Disposition (but only to the extent that such expenditures do not exceed 10% of the cash purchase price received in connection with the related Disposition),

   (c) in the case of MICARE Sale Proceeds, Other Asset Sale Proceeds and Subject Asset Sale Proceeds, (i) payments made to repay Indebtedness (other than Restructured Debt) secured by the Property the Disposition of which resulted in such proceeds, but only if the payment of such Indebtedness is required in connection with such Disposition, and (ii) reasonable payments to holders of Indebtedness (other than Restructured
       Debt) secured by such Property to the extent necessary to obtain the consent of such holders to such Disposition,

   (d) any income, franchise, transfer or other tax liability of us or any of our Subsidiaries arising from such transaction, but only to the extent that such tax is actually paid in cash no later than 18 months after the date of such transaction, and

   (e) in the case of MICARE Sale Proceeds, Other Asset Sale Proceeds and Subject Asset Sale Proceeds, reasonable reserves for customary indemnity obligations and purchase price adjustment obligations that we or any of our Subsidiaries may be obligated to pay in connection with the Disposition that resulted in such proceeds.

   "Obligations" shall mean all obligations of us or any of our Subsidiaries now existing or hereinafter arising, direct or indirect, absolute or contingent, due or to become due, under any of the loan documents.

   "Obligor" shall mean us or any of our Subsidiaries or Affiliates (other than the Voting Trust) obligated under, or otherwise a party to, any of the loan documents.

   "Other Asset Sale Proceeds" shall mean the Net Cash Payments actually received by us or any of our Subsidiaries in connection with any Disposition of any Property (other than (i) MICARE Sale Proceeds, (ii) Subject Asset Sale Proceeds, (iii) sales of inventory in the ordinary course of business, (iv) Dispositions where the Net Cash Payments actually received in connection with any one Disposition or series of related Dispositions does not exceed U.S.$500,000, (v) Dispositions among us and the Subsidiary Guarantors, and
(vi) the use or transfer of money and Cash Equivalent Investments); provided that such Net Cash Payments shall be deemed not to be "Other Asset Sale Proceeds" for purposes hereof:

   (a) during the period from the date of receipt of such Net Cash Payments to the date six months after the date of such receipt, to the extent that during such period we or any of our Subsidiaries intend to enter into contractual arrangements (the "Replacement Property Contracts" with respect to such Net Cash Payments) to acquire Property that will perform the same function as, or functions substantially similar to, the Property disposed of,

   (b) during the period from the date six months after the date of receipt of such Net Cash Payments to the date 36 months after the date of such receipt, to the extent that, no later than the first day of such period, we or any of our Subsidiaries shall have entered into the Replacement Property Contracts with respect to such Net Cash Payments, and

   (c) thereafter, to the extent that on or prior to the date 36 months after the date of such receipt we or any of our Subsidiaries shall have actually purchased the replacement Property pursuant to the Replacement Property Contracts with respect to such Net Cash Payments.

   "Permitted Holders" shall mean our creditors receiving our common stock on the Closing Date, the Voting Trust, GAN and the stockholders of GAN as of the Closing Date.

   "Permitted Liens" shall have the meaning set forth in "--Negative Covenants--Liens."

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

   "Permitted Refinancing Indebtedness" shall mean Indebtedness incurred as set forth in "--Negative Covenants--Indebtedness."

   "Permitted Refinancing Indebtedness Proceeds" shall mean the Net Cash Payments actually received from the incurrence of Permitted Refinancing Indebtedness that is used to refinance New Loans.

   "Person" shall mean an individual, corporation, partnership, association, limited liability company, joint stock company, trust, unincorporated organization, governmental authority or other entity of whatever nature.

   "Prime Rate" shall mean the rate of interest from time to time announced
by         as its prime commercial lending rate for loans to be made in the
United States and denominated in dollars.

   "Principal Payment Date" shall mean the last business day of September 2003 and each of the 12 subsequent Payment Dates falling on, or nearest to, the date six months after the immediately preceding Principal Payment Date.

   "Process Agent " means CT Corporation, in its capacity as process agent.

   "Projected MICARE Cash Flow From Operations" shall mean the following amounts with respect to the fiscal year:

                                                         Projected MICARE
                                                         Cash Flow
       FiscalYear                                        From Operations
       ----------                                        ----------------
       2001............................................. N/A
       2002............................................. N/A
       2003............................................. N/A
       2004............................................. N/A
       2005............................................. U.S.$60,207,000
       2006............................................. U.S.$61,927,000
       2007............................................. U.S.$64,000,000
       2008............................................. U.S.$67,000,000
       2009............................................. U.S.$70,000,000

   "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible (including any right to receive revenues or other payments).

   "Registration Rights Agreement " shall mean the Registration Rights
Agreement among        .

   "Related Person" of any Person means any other Person directly or indirectly owning 5% or more of the outstanding voting stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person).

   "Required Lenders" shall mean, at any time, holders of New Loans holding at least 51% of the then aggregate outstanding principal amount of the New Loans.

   "Responsible Officer" shall mean the following persons having knowledge of a fact or circumstance: (a) the chairman of the board and chief executive officer of AHMSA, or (b) the chief financial officer of AHMSA (but only after the time that the chief financial officer informs the chairman of the board and chief executive officer of AHMSA of such fact or circumstance in writing).

   "Restructured Debt" shall mean, collectively, the New Loans and the New
Notes.

   "Restructuring Fee" shall mean the restructuring fee described in "Description of Restructuring Plan--Terms of the Restructuring Plan."

   "Reuters Screen LIBO Page" shall have the meaning set forth in the definition of "LIBO Rate".

   "SEN Collateral Documents" shall mean the U.S Security Agreement, each Steel Supply Contract and the Buyer Consent to the U.S. Security Agreement by each buyer under a Steel Supply Contract.

   "SEN Lenders" shall mean the holders of Tranche SEN-A Loans and Tranche SEN-B Loans.

   "Share Transfer and Voting Agreement" shall mean the Share Transfer and Voting Agreements among HSBC Financial Services (Cayman) Limited and the creditors party thereto.

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   "Significant Subsidiary" shall mean, as at any date, each of our
Subsidiaries that

   (a) are designated as such in the New Credit Agreement;

   (b) accounted for at least 5% of consolidated revenues of us and our Subsidiaries or 5% of consolidated earnings of us and our Subsidiaries before interest and taxes, in each case ending on the last day of the last fiscal quarter immediately preceding such date; or

   (c) has assets which represent at least 5% of the consolidated assets of us and our Subsidiaries as of the last day of the last fiscal quarter immediately preceding such date;

all of which, with respect to clauses (b) and (c), shall be as reflected on our financial statements for the period, or as of the date, in question; provided however, that a Person shall no longer be deemed to be a Significant Subsidiary from and after the date on which it ceases to be our Subsidiary.

   "Specified Post-April 1 Committee Expenses" shall mean an amount equal to the fees and expenses incurred by the Steering Committee and the SEN Committee as certified by such committees to AHMSA, for each month during the period from April 1, 2001 through the month in which the closing date of the restructuring plan occurs, up to a maximum amount of U.S.$200,000 for each such month (less the amount of any such expenses paid for by the trustee for the Old Notes and reimbursed separately by or on behalf of AHMSA).

   "Steel Supply Contract" means any of (i) the Steel Supply Contract to the extent entered into on the closing of the restructuring plan between us and Thyssen, (ii) the Steel Supply Contract to the extent entered into on the closing of the restructuring plan between us and Ferrostaal, (iii) the Steel Supply Contract to the extent entered into on the closing of the restructuring plan between us and Kloeckner and (iv) any Substitute Steel Supply Contract, in each case as amended, modified and supplemented and in effect from time to time, but only, in the case of clauses (i), (ii) and (iii), to the extent the respective buyers agree to enter into such Steel Supply Contracts on or prior to the closing date.

   "Stock Option Agreement" shall mean the Stock Option Agreement among o .

   "Subject Assets" see "Description of Restructuring Plan--Sale of Assets."

   "Subject Asset Sale Proceeds" shall mean the Net Cash Payments received by us or any of our Subsidiaries in connection with any Disposition of any Subject Asset, net of reasonable expenses in connection therewith.

   "Subordinated Converted Interest Note" shall have the meaning set forth in "--Payment of Principal and Interest" or mean a subordinated promissory note to GAN in the amount of the Converted Interest as compensation to GAN for the payment of Converted Interest on the New Notes under the New Indenture.

   "Subsidiary" shall mean, with respect to any Person, any other Person (whether now existing or hereafter organized) for which at least a majority of the Voting Stock is at the time owned or controlled by such first Person or by one or more Subsidiaries of such first Person or any combination thereof.

   "Subsidiary Guarantor" shall mean each of our Subsidiaries party to the Subsidiary Guaranty.

   "Subsidiary Guaranty" shall mean the subsidiary guaranty by each of the Significant Subsidiaries.

   "Substitute Steel Supply Contract" shall mean a contract to sell any product as set forth in a Steel Supply Contract (a) on terms and conditions substantially the same as those contained in each Steel Supply Contract and (b) to (i) a buyer selected by either AHMSA or the Administrative Agent (acting on the instructions of the holders of a majority of the Tranche SEN Loans) and reasonably acceptable to AHMSA and the holders of a majority of the Tranche SEN Loans, (ii) a buyer of a credit quality at least equal to the credit quality at the closing date of either Thyssen, Ferrostaal and Kloeckner under a Steel Supply Contract being substituted as determined by the Administrative Agent, or
(iii) any buyer that posts in advance a letter of credit that is a standby letter of credit in the amount of such buyer's purchase commitment for each Delivery Period.

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   "Supplemental Trust Agreement" shall mean the Supplemental Shares Trust
Agreement by GAN and AHMSA for the benefit of the Collateral Agent and the Supplemental Trust Trustee.

   "Supplemental Trust Trustee" shall mean HSBC Financial Services (Cayman) Limited and any successor trustee under the Supplemental Trust Agreement.

   "Taxes" shall mean all taxes of every kind (including, but not limited to, gross and net income, gross and net receipts, capital gains, excess profits and minimum taxes, taxes on tax preferences, capital, net worth, franchise, sales use, value-added, stamp, documentary, excise, property, asset and other taxes), charges and withholdings, levies, imposts, duties, fees and deductions now or hereafter imposed, assessed, levied or collected by any Governmental Authority, quasi-governmental authority or taxing jurisdiction or authority, together with all interest, additions to tax, penalties and similar add-ons payable with respect thereto, but excluding net income taxes and franchise taxes imposed on the Administrative Agent or any Lender (i) by the Governmental Authority under the law of which the Administrative Agent or such Lender (as the case may be) is organized or in which it maintains its Loan Office, or (ii) as a result of a connection between the Administrative Agent or such Lender and the relevant taxing jurisdiction other than solely by reason of the Administrative Agent or such Lender having executed, delivered or performed its obligations under, or received a payment under, this Agreement or any other Loan Document (provided that the maintenance of a Loan Office in the relevant taxing jurisdiction by a Lender shall constitute a connection between the Lender and the relevant taxing jurisdiction that is not solely by reason of such Lender executing, delivering or performing its obligations under, or receiving a payment under, this Agreement or any other Loan Document.)

   "Three-Month Interest Fee" shall mean an amount equal to the amount of interest that will accrue on the New Loans or the New Notes during the period commencing on the closing date and ending on the first Payment Date of the New Loans or New Notes (assuming that no payments in respect of the principal of the New Loans or New Notes will be made during such period). The Three-Month Interest Fee will be payable in six equal installments on the first six Payment Dates.

   "Thyssen" means Thyssen Handelsunion AG, a German corporation, or any successor to such entity.

   "Unrestricted Subsidiary" shall mean any of our Subsidiaries that:

   (a) is not a Significant Subsidiary,

   (b) if its earnings, revenues and assets were combined with all our other Subsidiaries that are Unrestricted Subsidiaries the combined entity would not constitute a Significant Subsidiary, and

   (c) as to which we have furnished to the Administrative Agent (i) a notice stating that it wishes such Subsidiary to be designated an Unrestricted
       Subsidiary and (ii) a certificate of          or other independent
       public accountants acceptable to the Administrative Agent setting forth computations in reasonable detail demonstrating the foregoing conditions.

   "U.S. Security Agreement" shall mean the U.S. Security Agreement
among         .

   "Voting Stock" shall mean the capital stock of any Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

   "Voting Trust" shall mean the trust created pursuant to the Share Transfer and Voting Agreement and the AHMSA Creditor Voting Trust Declaration.

   "Voting Trust Agreements" shall mean, collectively, the Share Transfer and Voting Agreement, the AHMSA Creditor Voting Trust Declaration and the Company Agreement.

   "Voting Trust Trustee" shall mean HSBC Financial Services (Cayman) Limited and any successor trustee under the Voting Trust Agreement.


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

                           DESCRIPTION OF NEW NOTES

General

   The New Notes are to be issued under the New Indenture, which will be dated as of the closing date of the restructuring plan, between AHMSA, the significant Subsidiaries of AHMSA guaranteeing AHMSA's obligations with respect to the New Notes, and U.S. Bank, NA, as trustee (the "Indenture Trustee"). A copy of the New Indenture will be available for inspection during normal business hours at the corporate trust office of the Indenture Trustee, which is currently located at 180 East 5th Street, St. Paul, Minnesota 55101.

   The following statements relating to the New Notes and the New Indenture are summaries and are subject to the detailed provisions of the New Indenture, to which reference is hereby made for a complete statement of those provisions. Unless otherwise indicated, references under this caption to sections or articles are references to the New Indenture.

   The New Series A Notes will mature on September 30, 2009 and will be limited to an aggregate principal amount equal to U.S.$1,140.0 million, less the amount of the Tranche A Loans less the amount of claims which we believe are entitled to a preference (currently estimated to be U.S.$24.6 million). Interest on the New Series A Notes will accrue from the date of issue of the New Notes or from the most recent Payment Date to which interest has been paid, or for which interest has been duly provided, at an annual rate equal to the three-month LIBO Rate plus an applicable margin as follows:

Period                                                                    Applicable Margin
------                                                                    -----------------
From the closing date of the restructuring plan to the first anniversary
  of the closing date....................................................       3.00%
From the first anniversary of the closing date of the restructuring plan
  to the second anniversary of the closing date..........................       4.00%
From the second anniversary of the closing date of the restructuring
  plan to the fourth anniversary of the closing date.....................       4.50%
From the fourth anniversary of the closing date of the restructuring plan
  to the seventh anniversary of the closing date.........................       5.00%
From the seventh anniversary of the closing date of the restructuring
  plan and at all times thereafter.......................................       5.50%

   The New Series B Notes will be limited to an aggregate principal amount equal to U.S.$180.0 million, less the amount of the Tranche B Loans, less 1.5 times the aggregate amount of net cash proceeds from the sale of Subject Assets paid to our creditors at the closing of the restructuring plan. Interest on the New Series B Notes will accrue at the rate per annum of 4% from the date of issue of the New Notes or from the most recent Payment Date to which interest has been paid or for which interest has been duly provided. On the day after the six month anniversary of the closing of the restructuring plan (the "Consolidation Date"), without any action required on the part of the holders of the New Series B Notes, the New Series B Notes (other than those subject to a notice of mandatory redemption) shall be converted into an equal principal amount of New Series A Notes.

   Upon the occurrence and during the continuance of any Event of Default: (i) we will pay interest on the principal amount of all outstanding New Notes at a rate per annum equal to 2% in excess of the otherwise applicable rate; and (ii) all such interest will be payable on demand of the Indenture Trustee or the person or entity to whom such payment is due.

   Interest on the New Notes shall be computed on the basis of the actual number of days elapsed and a 360-day year. Interest on the New Notes will be payable in arrears in consecutive quarterly installments on the last business day of March, June, September and December (each a "Payment Date"), after withholding for, or on account of, certain Mexican withholding taxes (see "--Additional Amounts") to the person or entity in whose name such New Note is registered, until the principal amount thereof has been paid or made available for payment. Instead of paying interest in cash on the New Notes on the first three Payment Dates, AHMSA may satisfy its obligation to pay all or a portion of such interest ("Converted Interest") by causing GAN to transfer a portion of its rights with respect to shares of AHMSA common stock held pursuant to the Supplemental Share Trust in an amount equal to 1% of the issued and outstanding capital stock of AHMSA for each U.S.$6.73

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

million in Converted Interest (and a ratable fraction of 1% for any Converted Interest amount that is less than 1% for any Converted Interest amount that is less than U.S.$6.73 million). This will be accomplished through the execution of an exchange agreement among AHMSA, GAN, the Indenture Trustee and the trustee with respect to the Supplemental Share Trust (the "Supplemental Share Trustee"), pursuant to which GAN will instruct the Supplemental Share Trustee to classify shares of common stock contained in the Supplemental Share Trust as "Converted Interest Shares." As compensation to GAN for the payment of Converted Interest, AHMSA will issue a subordinated promissory note to GAN in the amount of the Converted Interest. GAN will have the right to repurchase the Converted Interest Shares during the four-year period beginning on any Payment Date on which Converted Interest was paid for a purchase price equal to the aggregate Converted Interest amount plus interest on such Converted Interest amount at a rate per annum equal to the interest rate on the New Notes for the twelve-month period following the first such Payment Date on which Converted Interest was paid, and thereafter, 20%. Repurchases will be accomplished by GAN instructing the Supplemental Share Trustee to terminate the classification of Converted Interest Shares as such.

   AHMSA may only elect to pay all or any part of the interest due on any of the first three Payment Dates in this manner, if:

   .   no Default is continuing on such Payment Date;

   . AHMSA has not paid any management fees, guarantee fees or similar fees to GAN and its affiliates, unless all previously issued Converted Interest Shares have been converted back to Supplemental Shares;

   . AHMSA is paying interest due on the New Loans in this manner on a pro rata basis; and

   . AHMSA has not previously voluntarily prepaid the New Loans or redeemed any of the New Notes.

   The shares used to pay converted interest on the New Notes will be transferred to the AHMSA Creditor Voting Trust (which will in turn issue Converted Interest Series trust interests to the holders of New Loans and New Notes at such time representing such shares) upon the earlier of (a) a payment default on the New Loans or the New Notes or (b) the expiration of GAN's option to repurchase such shares used to pay converted interest.

   AHMSA will be required to make the mandatory sinking fund redemptions of the New Notes described in "--Mandatory Sinking Fund Payments."

Ranking of the Notes

   The New Notes will:

   . rank pari passu in right of payment among themselves and with the New Loans, except as provided in "--Security," "Description of New Credit Agreement--Payment of Principal and Interest" and "Description of New Credit Agreement--SEN Account and Payments,"

   . share pro rata in the collateral for such New Loans, except as provided in "--Security" and "Description of New Credit Agreement--SEN Account and Payments," and

   . be senior in right of payment to all existing and future subordinated indebtedness of AHMSA.

Form and Denomination

   The New Series A Notes and New Series B Notes offered and sold in their initial distribution under the New Indenture shall be issued in the form of one or more permanent global notes in fully registered form without coupons (collectively, the "Global Notes") and will be registered in the name of The Depositary Trust Company ("DTC"), as Depositary, or its nominee and deposited with the Indenture Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the New Notes represented thereby (or such other accounts as they may direct). The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. The New Notes are issuable only in registered form without coupons in denominations of U.S.$1.00 and any integral multiple thereof.

   AHMSA has agreed to maintain a paying agent and security registrar in the Borough of Manhattan, The City of New York. AHMSA has initially appointed the Indenture Trustee at its corporate trust office as principal paying agent, authenticating agent and security registrar for all New Notes. The security registrar will keep a

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

register in which, subject to such reasonable regulations as AHMSA may prescribe, AHMSA will provide for the registration of the New Notes and the registration of transfers of the New Notes.

   No service charge will be imposed for any registration of transfer and exchange of New Notes, but AHMSA may require payment by a holder of a New Note of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   The term "New Note" as used in this Prospectus and Consent Solicitation means any Global Note and any New Note in registered certificated (i.e. non-global) form without coupons (each such non-global note, a "Certificated Note"). See "--Certificated Notes." Only the person or entity or persons or entities registered as owner of a New Note will be deemed the "holder" of such New Note under the New Indenture and only Cede & Co. or its successor-in-interest, as nominee of DTC, will be deemed the holder of New Notes represented by a Global Note. Prior to due presentment of a New Note for registration of transfer, AHMSA, the Indenture Trustee and any of their respective agents may treat the registered holder of a New Note as the absolute owner thereof (whether or not such New Note may be overdue) for the purpose of making payment and for all other purposes.

   Notice to a holder of a New Note under the New Indenture may be given by mail to the address of such holder as it appears in any register kept by the security registrar for such purpose.

Global Notes

   The statements set forth herein include summaries of certain rules and operating procedures of DTC, Euroclear and Clearstream, which affect transfers of interests in the Global Notes.

   Except as set forth below, a Global Note may be transferred, in whole or part, only to DTC, another nominee of DTC or a successor of DTC or its nominee.

   Beneficial interests in a Global Note will be represented, and transfer of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Such beneficial interests will be in denominations of U.S.$1.00 and integral multiples thereof. Investors may hold such beneficial interests directly through DTC, Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream hold securities on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which in turn hold such securities in customers' securities accounts in the depositories' names on the books of DTC. ., initially will act as depositary for Euroclear and Clearstream.

   DTC has advised AHMSA that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for movement of securities certificates. DTC's participants include securities brokers and dealers, banks (including the Indenture Trustee), trust companies, clearing corporations and certain other organizations, some of which and/or their representatives own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants.

   Upon the issuance of the Global Notes, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the New Notes represented by such Global Notes to the accounts of the participants designated by AHMSA.

   Persons who are not DTC participants may beneficially own New Notes held by DTC only through direct or indirect participants in DTC (including Euroclear and Clearstream). So long as Cede & Co., as the nominee of DTC, is the registered owner of the Global Notes, Cede & Co. for all purposes will be considered the sole holder of the New Notes represented by the Global Notes under the New Indenture. Except as provided below, owners

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

of beneficial interests in the Global Notes will not be entitled to have New Notes represented thereby registered in their names, will not receive or be entitled to receive physical delivery of such New Notes in definitive form and will not be considered the holders thereof under the New Indenture. Accordingly, any person or entity owning a beneficial interest in any Global Note must rely on the procedures of DTC and, to the extent relevant, Euroclear or Clearstream, and, if such person or entity is not a participant, on the procedures of the participant through which such person or entity owns its interest, to exercise any rights of a holder represented thereby. AHMSA understands that, under existing industry practice, in the event that any owner of a beneficial interest in a Global Note desires to take any action that Cede & Co., as the holder of such Global Note, is entitled to take, Cede & Co. would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

   DTC may grant proxies or otherwise authorize DTC participants (or persons or entities holding beneficial interests in the New Notes through such DTC participants) to exercise any rights of a holder or take any other actions which a holder is entitled to take under the New Indenture or the New Notes. Under its usual procedures, DTC would mail an omnibus proxy to AHMSA assigning Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the New Notes are credited on a record date as soon as possible after such record date. Euroclear or Clearstream, as the case may be, will take any action permitted to be taken by a holder under the New Indenture or the New Notes on behalf of a Euroclear participant or Clearstream participant only in accordance with its relevant rules and procedures and subject to its depositary' s ability to effect such actions on its behalf through DTC. In order to attend meetings of holders, owners of beneficial interests in the Global Notes may obtain a certificate from DTC, a DTC participant, a Euroclear participant or a Clearstream participant stating the principal amount of New Notes beneficially owned by such person or entity and deposit such certificate with AHMSA at least three business days prior to the date on which the relevant meeting of holders is to be held. AHMSA will then grant the appropriate receipts of such deposit which will allow such persons or entities to attend the meeting and to exercise their voting rights in respect of the principal amount of New Notes beneficially owned by them as stated in their respective certificate.

   The Global Notes will not be exchangeable for Certificated Notes, except as provided below under "--Certificated Notes."

Certificated Notes

   If DTC or any successor depositary is at any time unwilling or unable to continue as a depositary for a Global Note or ceases to be a "clearing agency" registered under the Exchange Act or an Event of Default (as defined under "--Events of Default") has occurred and is continuing with respect to the New Series A Notes or the New Series B Notes, the Indenture Trustee will complete, authenticate and deliver New Series A Notes or New Series B Notes, as the case may be, in certificated, registered form duly executed by AHMSA and deposited with the Indenture Trustee on the issue date of the New Notes in exchange for such Global Note.

   A holder of Certificated Notes may transfer such notes by surrendering them at the office or agency maintained by AHMSA for such purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the Indenture Trustee, or at the office of any Security Registrar.

   If any mutilated Certificated Note of any series is surrendered to the Indenture Trustee, AHMSA will execute and the Indenture Trustee will authenticate and deliver in exchange for the mutilated Certificated Note a new Certificated Note of such series of like tenor and principal amount and bearing a number not contemporaneously outstanding. If AHMSA and the Indenture Trustee receive

    . evidence to their satisfaction of the destruction, loss or theft of any Certificated Note of any series and

    . such security or indemnity as may be required by them to save each of them and any agent of either of them harmless,

then, in the absence of notice to AHMSA or the Indenture Trustee that such Certificated Note has been acquired by a bona fide purchaser, AHMSA will execute and the Indenture Trustee will authenticate and deliver, in lieu of

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

any such destroyed, lost or stolen Certificated Note, a new Certificated Note of such series (or, if the Consolidation Date shall have occurred, a New Series A Note will be issued in lieu of any destroyed, lost or stolen New Series B
Note) of like tenor and principal amount and bearing a number not contemporaneously outstanding. In case any such mutilated, destroyed, lost or stolen Certified Note has become or is about to become due and payable, AHMSA in its discretion may, instead of issuing a new Certificated Note, pay such Certificated Note. Upon the issuance of any new Certificated Note, AHMSA may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to such issuance and any other expenses (including the fees and expenses of the Indenture Trustee) connected with such issuance.

Payment of Principal and Interest

   The interest payable on a New Note, including any Additional Amounts (as defined under "--Additional Amounts"), other than at maturity will be paid on each Payment Date to the holder in whose name such New Note is registered at
the close of business on each       ,         ,          or          (whether
or not a business day), as the case may be, next preceding such Payment Date (the "Regular Record Date").

   Payments of principal of and any interest due with respect to the New Notes at maturity will be made in immediately available funds against surrender of the New Notes at the corporate trust office of the Indenture Trustee or at the offices of one of the other paying agents appointed pursuant to the New Indenture.

   Payments of interest on the Global Notes to be paid other than at maturity will be made to DTC or its nominee as the registered owner thereof in immediately available funds. See "--Global Notes." Upon receipt of any payment of principal of or interest on a Global Note, DTC will credit DTC participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC. Payments by DTC participants to owners of beneficial interests in such Global Note held through such participants will be the responsibility of such participants, as is the case with securities held for the accounts of customers registered in "street name." Distributions with respect to New Notes held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Neither AHMSA nor the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   If any New Notes have been issued in the form of Certificated Notes, payments of interest on such New Notes to be paid other than at maturity will be made by check to the holder thereof at such holder's address appearing on the Security Register. Payments of any interest on the New Notes may also be made, in the case of a holder of at least U.S.$1.0 million aggregate principal amount of New Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States; provided that such holder elects payment by wire transfer by giving written notice to the Indenture Trustee or a paying agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Indenture Trustee may accept in its discretion).

   Any monies paid by AHMSA to the Indenture Trustee or any paying agent for the payment of the principal of or any interest or Additional Amounts on any New Notes and remaining unclaimed at the end of two years after such principal, interest or Additional Amounts become due and payable will be repaid to AHMSA upon its written request, and the holder of such New Note shall thereafter, as an unsecured general creditor, look only to AHMSA for payment thereof and all liability of the Indenture Trustee or such Paying Agent with respect thereto will cease.

   If the due date for payment of principal, interest or Additional Amounts in respect of any New Note is not a business day, the holder thereof will not be entitled to payment of the amount due until the next succeeding business day and will not be entitled to any further interest or other payment in respect of any such delay.

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Additional Amounts

   All payments made by AHMSA under or with respect to the New Notes will be made after withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Mexico, any subdivision thereof or any authority therein or thereof having power to tax ("Mexican Taxes"). AHMSA will pay such additional amounts ("Additional Amounts") in respect of Mexican Taxes as will result in receipt by the holders of the New Notes of such amounts as would have been received by them had no such withholding or deduction been required, except that no such Additional Amounts will be payable for or on account of:

   (1) any Mexican Taxes, to the extent that such Mexican Taxes would not have been imposed but for the fact that such holder or beneficial owner (A) was a resident or citizen of Mexico, or maintained a permanent establishment or fixed base in Mexico or any of its respective territories or any political subdivision thereof to which the income in respect of such New Note was attributable or otherwise had some connection with Mexico other than the mere ownership of, or receipt of any payment in respect of, such New Note; or (B) presented such New Note (where presentation is required) more than 30 days after the date on which the payment in respect of such New Note first became due and payable or provided for, whichever is later, except to the extent that the holder or beneficial owner of such New Note would have been entitled to Additional Amounts in respect of such Mexican Taxes on presenting such New Note for payment on any date during such 30-day period;

   (2) any estate, inheritance, gift, sales, transfer, personal property or similar tax, duty, assessment or other governmental charge;

   (3) any tax, duty, assessment or other governmental charge which is only payable otherwise than by withholding or deduction from payments in respect of the New Notes;

   (4) any Mexican Taxes that would not have been imposed but for the failure of the holder or beneficial owner of such New Note to comply with any certification, identification, information, documentation or other reporting requirement if (i) such compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, deduction or withholding of, Mexican Taxes and (ii) at least 60 days prior to the first Payment Date with respect to which AHMSA applies this clause (4), AHMSA will have notified the holders of the New Notes that such holders or beneficial owners of the New Notes will be required to comply with such requirement;

   (5) any Mexican Taxes imposed at a rate in excess of the 4.9% reduced rate in effect on the date hereof and uniformly applicable in respect of payments made by AHMSA to all holders or beneficial owners eligible for the benefits of a treaty for the avoidance of double taxation to which Mexico is a party without regard to the particular circumstances of such holders or beneficial owners (provided that, upon any subsequent increase in the rate of Mexican Taxes that would be applicable to payments to all such holders or beneficial owners without regard to their particular circumstances except for the eligibility under any such treaty, such increased rate will be substituted for the 4.9% rate for purposes of this clause (5)), but only to the extent that (i) such holder or beneficial owner has failed to provide on a timely basis, at the reasonable request of AHMSA (subject to the conditions set forth below), information, documentation or other evidence (not described in paragraph (4) above) concerning whether such holder or beneficial owner is eligible for benefits under a treaty for the avoidance of double taxation to which Mexico is a party if necessary to determine the appropriate rate of deduction or withholding of Mexican Taxes under such treaty or under any law, and (ii) at least 60 days prior to the first payment date with respect to which AHMSA will make such reasonable request, AHMSA will have notified the holders of the New Notes, in writing, that such holders or beneficial owners of the New Notes will be required to provide such information, documentation or other evidence; or

   (6) any combination of items (1), (2), (3), (4) and (5);


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nor will Additional Amounts be paid with respect to any payment in respect of the New Notes to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Mexico (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or partner in such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of the New Note.

   Notwithstanding the foregoing, the limitations on AHMSA's obligation to pay Additional Amounts set forth in clauses (4) and (5) above will not apply if

   (a) the provision of information, documentation or other evidence described in such clauses (4) and (5) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a holder or beneficial owner of a New Note (taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms 1001, W-8 and W-9) or

   (b) Rule 3.32.11 issued by the Secretaria de Hacienda y Credito Publico (Ministry of Finance and Public Credit) on March 21, 1997 or a substantially similar successor of such rule is in effect, unless the provision of the information, documentation or other evidence described in clauses (4) and (5) is expressly required by statute, regulation, ruling or administrative practice in order to apply Rule 3.32.11 (or a substantially similar successor of such rule), AHMSA cannot obtain such information, documentation or other evidence on its own through reasonable diligence and AHMSA otherwise would meet the requirements for application of Rule 3.32.11 (or such successor of such rule).

In addition, such clauses (4) and (5) will not be construed to require that a non-Mexican pension or retirement fund or a non-Mexican financial institution or any other holder or beneficial owner of a New Note register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax. Furthermore, compliance with any such requirements under clause (4) or requests under clause (5) will not require the disclosure to AHMSA, any Paying Agent or any governmental authority of the nationality, residence or identity of the holder or beneficial owner of a New Note that is not eligible for any exemption from withholding or deduction of all or any part of such Mexican Taxes (other than such compliance that can be satisfied by a custodian, nominee or other agent of such holder or beneficial owner certifying to the effect that such holder or beneficial owner is not eligible for any exemption from withholding or deduction of all or any part of such Mexican Taxes, provided that payment by such custodian, nominee or agent to such holder or beneficial owner is not otherwise subject to any such requirement).

   AHMSA will provide the Indenture Trustee with documentation evidencing the payment of Mexican Taxes in respect of which AHMSA has paid any Additional Amounts. Copies of such documentation will be made available to any holder of a New Note and any relevant Paying Agent upon request therefor.

   Any reference herein, in the New Indenture or in the New Notes to principal, premium, interest, redemption price, repurchase price or any other amount payable under or with respect to the New Notes will be deemed also to refer to any Additional Amounts which may be payable under the undertakings referred to in "--Additional Amounts."

   In the event that Additional Amounts actually paid with respect to the New Notes are based on rates of deduction or withholding of taxes, duties, assessments or governmental charges in excess of the appropriate rate applicable to the holder or beneficial owner of a New Note and, as a result thereof, such holder or beneficial owner is entitled to make a claim for a refund or credit of such excess, then such holder or beneficial owner will, by accepting the New Notes, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to AHMSA. By making such assignment, however, the holder or beneficial owner makes no representation or warranty that AHMSA will be entitled to receive such claim for a

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refund or credit and such holder or beneficial owner incurs no other obligation with respect thereto, including, without limitation, no obligation to execute any other instrument of transfer or to incur any expense in connection with such transfer.

   As of the date of this Prospectus and Consent Solicitation, AHMSA is obligated, as a result of the Mexican withholding tax of 4.9% (provided that the requirements set forth herein are complied with) to pay Additional Amounts to holders of the New Notes with respect to all interest payments made on the New Notes.

Mandatory Sinking Fund Redemptions

   On each of the last business day of March and September commencing September 30, 2003 (each, a "Sinking Fund Redemption Date"), AHMSA will be required to make mandatory sinking fund redemptions of the New Notes

    . with respect to the first twelve Sinking Fund Redemption Dates, in an amount equal to (1) 5.42% of the principal amount of the New Series A Notes outstanding on the closing date for the restructuring plan, plus
       (2) 5.42% of the principal amount of the New Series B Notes outstanding on the Consolidation Date, minus (3) amounts credited against the sinking fund on such Sinking Fund Redemption Date pursuant to mandatory redemptions, and

    . with respect to the thirteenth Sinking Fund Redemption Date, in an amount equal to the unpaid principal of the New Notes.

   In lieu of making up to one-half of any of the foregoing mandatory sinking fund redemptions, AHMSA may deliver to the Indenture Trustee New Notes for cancellation, in which event, AHMSA will receive as a credit against any such payment an amount equal to the principal amount of the New Notes delivered for cancellation (provided that no such credit shall exceed one-half of any mandatory redemption). AHMSA will be permitted to deliver New Notes according to this paragraph only if (i) such New Notes were not purchased from an Affiliate of AHMSA and (ii) such New Notes were purchased within the six month period preceding the applicable Sinking Fund Redemption Date.

Optional Redemption

   AHMSA may, from time to time on any business day, redeem, in whole or in part, the outstanding principal amount of the New Notes; provided, however, that

    . any such redemption shall be made ratably among the New Notes and the New Loans in the aggregate amount of the Securities Percentage; and

    . each such voluntary redemption shall be applied, to the extent of such redemption, to the outstanding mandatory sinking fund redemptions of the New Notes in the inverse order thereof.

   The redemption price will equal the outstanding principal amount of the New Notes to be redeemed plus accrued interest on the principal amount redeemed and any Additional Amounts thereon to the date of redemption. Each such redemption will be without premium or penalty.

Mandatory Redemption upon Occurrence of Certain Events

   AHMSA will be required to redeem the New Notes at a redemption price equal (except as otherwise expressly indicated) to the principal amount thereof, plus accrued and unpaid interest to the date of redemption, plus any Additional Amounts thereon, and without premium, under the circumstances, in the amounts and at the dates set forth below.


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  MICARE Sale Proceeds

   Within the time period set forth in "--Notice of Redemption" after the day on which AHMSA or any of its Subsidiaries receives any MICARE Sale Proceeds after the Tranche MICARE A Loans have been paid in full, AHMSA will redeem New Series A Notes with an aggregate redemption price equal to the sum of the Securities Percentage of the aggregate amount of such proceeds less the amount of Tranche MICARE-A Loans plus the amount, if any, of the Allocated Forgiveness Amount with respect to the Tranche MICARE-A Loans to be applied as provided in "--Effect of Mandatory Redemption." To the extent that the aggregate amount of all such proceeds is greater than or equal to U.S.$300.0 million but less than U.S.$330.0 million, the redemption price for any redemption shall be a percentage equal to (x) the amount of such proceeds, divided by (y) U.S.$330.0 million.

  Subject Asset Sale Proceeds

   Within the time period set forth in "--Notice of Redemption" after the day on which AHMSA or any of its Subsidiaries receives any Subject Asset Sale Proceeds, AHMSA will redeem the New Notes with an aggregate redemption price equal to the Securities Percentage of the aggregate amount of such proceeds, each such redemption to be applied first, to redeem the New Series B Notes and, second, after the payment in full of the New Series B Notes, to redeem the New Series A Notes to be applied as provided in "--Effect of Mandatory Redemption."

   If each of the following conditions is met at the time that a mandatory redemption would otherwise be required to be made pursuant to the preceding paragraph:

    . such mandatory redemption would be required to be made on or prior to the first anniversary of the closing date of the restructuring plan,

    . the aggregate amount of Subject Asset Sale Proceeds theretofore received by AHMSA and its Subsidiaries is at least equal to U.S.$120.0 million,

    . all mandatory redemptions theretofore required to be made with respect to Subject Asset Sale Proceeds have been made, and

    .  a Year One Cash Flow Deficit Notice has theretofore been given,

then, AHMSA may, by at least ten business days' prior notice to the Indenture
Trustee:

    . defer the redemption of up to the Securities Percentage of U.S.$60.0 million in mandatory redemptions otherwise required to be made with respect to Subject Asset Sale Proceeds (the "Deferred Mandatory Redemptions") until the first Payment Date following the first anniversary of the closing date of the restructuring plan;

    . reduce the amount of such Deferred Mandatory Redemptions by an amount equal to the Year One Cash Flow Deficit; and

    . on the first Payment Date following the first anniversary of the closing date of the restructuring plan redeem a principal amount of New Notes with an aggregate redemption price equal to the Deferred Mandatory Redemptions less the Year One Cash Flow Deficit.

   To the extent that the aggregate amount of Subject Asset Sale Proceeds available for redemption, together with the aggregate amount of Subject Asset Sale Proceeds paid to creditors on the closing date of the restructuring plan, is less than or equal to U.S.$120.0 million, the redemption price for the New Series B Notes on or prior to the Six Month Date shall be 66 2/3% of the principal amount thereof.

  Other Asset Sale Proceeds

   Within the time period set forth in "--Notice of Redemption" after the day on which AHMSA or any of its Subsidiaries receives any Other Asset Sale Proceeds excluding Other Asset Sale Proceeds required to be applied

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to repay Tranche A Loans under the Credit Agreement which have a priority claim to such Other Asset Sale Proceeds, which, when taken together with all Other Asset Sale Proceeds as to which no mandatory redemption has yet been made (the "As-yet Unapplied Other Asset Sale Proceeds"), are in an aggregate amount equal to U.S.$2,500,000 or more, AHMSA will redeem the New Notes with an aggregate redemption price equal to the Securities Percentage of the aggregate amount of all such proceeds (including the As-yet Unapplied Other Asset Sale Proceeds), each such redemption to be applied as provided in "--Effect of Mandatory Redemption."

  Permitted Refinancing Indebtedness Proceeds

   Within the time period set forth in "--Notice of Redemption" after the day on which AHMSA or any of its Subsidiaries receives any Permitted Refinancing Indebtedness Proceeds, AHMSA will redeem the New Notes with an aggregate redemption price equal to the Securities Percentage of the aggregate amount of such proceeds, each such redemption to be applied as provided in "--Effect of Mandatory Redemption."

  Equity Proceeds

   Within the time period set forth in "--Notice of Redemption" after the day on which AHMSA or any of its Subsidiaries receives any Equity Proceeds, AHMSA will redeem the New Notes with an aggregate redemption price equal to the Securities Percentage of the aggregate amount of such Equity Proceeds, each such redemption to be applied as provided in "--Effect of Mandatory Redemption."

  Insurance Recoveries

   Within the time period set forth in "--Notice of Redemption" after the day on which AHMSA or any of its Subsidiaries receives any Insurance Proceeds, which, when taken together with all other such proceeds as to which no mandatory redemption has yet been made (the "As-yet Unapplied Insurance Proceeds"), are in an aggregate amount equal to U.S.$2,500,000 or more, AHMSA will redeem the New Notes with an aggregate redemption price equal to the Securities Percentage of the aggregate amount of such Insurance Proceeds (including the As-yet Unapplied Insurance Proceeds), each such redemption to be applied as provided in "--Effect of Mandatory Redemption."

  Excess Cash Flow

   On the first Payment Date occurring at least 155 days after the last day of each fiscal year of AHMSA, AHMSA will redeem the New Notes with an aggregate redemption price equal to the following:

    . if such fiscal year is 2002 or 2003, an amount equal to the Securities Percentage of the Excess Cash Flow for such fiscal year minus the aggregate amount of payments made (or concurrently being made) by AHMSA to GAN as a mandatory repayment of Subordinated Converted Interest Notes in respect of Excess Cash Flow for such fiscal year (but only to the extent that such payments are used by GAN to repurchase shares of capital stock of AHMSA paid to the creditors as converted interest); and

    . for any other fiscal year, an amount equal to 70% of the Securities Percentage of the Excess Cash Flow for such fiscal year minus the aggregate amount of payments made (or concurrently being made) by AHMSA to GAN as a mandatory repayment of Subordinated Converted Interest Notes in respect of Excess Cash Flow for such fiscal year (but only to the extent that such payments are used by GAN to repurchase shares of capital stock of AHMSA paid to the creditors as converted interest), each such redemption to be applied as provided in "--Effect of Mandatory Redemption."

  Effect of Mandatory Redemption

   With respect to each mandatory redemption pursuant to "--MICARE Sale Proceeds," "--Subject Asset Sale Proceeds," "--Other Assets Sale Proceeds," "--Permitted Refinancing Indebtedness Proceeds," "--Equity Proceeds," "--Insurance Recoveries" and "--Excess Cash Flow," such proceeds shall be applied: first, to redeem

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the New Series A Notes and second, after the New Series A Notes have been paid in full, to redeem the New Series B Notes (provided that in the case of Subject Asset Sale Proceeds, for the avoidance of doubt, Subject Asset Sale Proceeds are applied first to redeem the New Series B Notes and second, after the New Series B Notes have been paid in full, to redeem the New Series A Notes). Upon any mandatory redemption of New Series A Notes, the sinking fund redemption payments will be adjusted as follows:

    . with respect to any such mandatory redemption to be made on a Payment Date occurring on or prior to the second Sinking Fund Redemption Date, such redemption shall be credited against the Sinking Fund Amounts first, to reduce the Sinking Fund Amount on the first Sinking Fund Redemption Date, second, to reduce the Sinking Fund Amount on the second Sinking Fund Redemption Date, and finally, to reduce the Sinking Fund Amount for the balance of the Sinking Fund Redemption Dates in the inverse order thereof.

    . with respect to any such mandatory redemption to be made on a Payment Date occurring after the second Sinking Fund Redemption Date such redemption shall reduce the Sinking Fund Amount for the balance of the Sinking Fund Redemption Dates in the inverse order thereof.

  Notice of Redemption

   AHMSA is required to give notice of redemption by first-class mail, postage paid, mailed not less than 30 nor more than 60 days prior to the redemption date (which in the case of a redemption pursuant to "--Mandatory Redemption Upon Occurrence of Certain Events" must be the first Payment Date at least 35 days after the date on which the Indenture Trustee receives proceeds described under "--Mandatory Redemption Upon Occurrence of Certain Events" pursuant to the Intercreditor Agreement), to each holder of New Notes to be redeemed, at his address appearing in the Security Register.

Repurchase at the Option of the Holders

   In the event that a Change of Control occurs then, each holder of New Notes will have the right, at the holder's option to require AHMSA to repurchase all of such holder's New Notes, or any portion of the principal amount thereof that is equal to U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof, on the date (the "Holder Repurchase Date") that is 60 days after the date of the occurrence of the Change of Control at a repurchase price equal to the sum of (i) 100% of the principal amount of the New Notes being repurchased,
(ii) the accrued and unpaid interest thereon to the Holder Repurchase Date and
(iii) any Additional Amounts which would otherwise be payable.

   Within seven business days after the occurrence of a Change of Control, AHMSA will mail to the Indenture Trustee and to all holders at their addresses on the Security Register (and to beneficial owners as required by applicable law) a notice regarding the occurrence of the Change of Control stating, among other things,

   (1) the Holder Repurchase Date,

   (2) the date by which the repurchase right must be exercised,

   (3) the repurchase price,

   (4) a description of the procedure which a holder must follow to exercise a repurchase right, and the place or places where New Notes are to be surrendered for payment of the repurchase price and accrued interest, if any,

   (5) that on the Holder Repurchase Date the repurchase price, including accrued interest, if any, will become due and payable upon each New Note designated by the holder to be repurchased, and that interest on such New Notes shall cease to accrue on and after that date, and

   (6) the place or places where the certificate of election, indicating the holder's election to have the New Notes repurchased, must be delivered.

   No failure of AHMSA to give the foregoing notices will limit any holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of New Notes.


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   To exercise this right, the holder must deliver a written notice (a "Holder
Repurchase Notice") to the Indenture Trustee or any Paying Agent prior to the close of business on the Holder Repurchase Date. The Holder Repurchase Notice must state (i) the name of the holder, (ii) the principal amount of New Series A Notes or New Series B Notes to be repurchased (and if any New Note is to be repurchased in part, the portion of the principal amount thereof to be repurchased and the name of the person in which the portion thereof to remain outstanding after such repurchase is to be registered) and (iii) a statement that an election to exercise the repurchase right is being made thereby.

   Any Holder Repurchase Notice may be withdrawn by the holder by a written notice of withdrawal delivered to the Indenture Trustee or to any other office or agency maintained for that purpose on or prior to the Holder Repurchase Date. The notice of withdrawal will state the principal amount as to which the withdrawal notice relates and the principal amount, if any, that remains subject to the original Holder Repurchase Notice.

   Payment of the repurchase price for a New Note for which a Holder Repurchase Notice has been delivered and not withdrawn is conditioned upon delivery of the New Note to the Indenture Trustee or to any other office or agency maintained for that purpose, at any time (whether prior to, on or after the Holder Repurchase Date) after delivery of the Holder Repurchase Notice. Payment of the repurchase price for the New Note will be made promptly following the later of the Holder Repurchase Date or the time of delivery of the New Note. If the Indenture Trustee holds, in accordance with the New Indenture, money sufficient to pay the repurchase price of the New Note on the Holder Repurchase Date, then, on and after the Holder Repurchase Date, the New Note will cease to be outstanding and interest thereon will cease to accrue, whether or not the New
Note is delivered to the Indenture Trustee or to any other office or agency maintained for that purpose, and all other rights of the holder will terminate (other than the right to receive the repurchase price upon delivery of the New
Note).

Certain Covenants

   The New Indenture contains, among others, the following covenants:

  Limitation on Incurrence of Indebtedness

   AHMSA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become directly or indirectly liable for or with respect to the payment of (collectively, to "incur") any Indebtedness, except for Permitted Indebtedness; provided that AHMSA and any of its Restricted Subsidiaries shall be permitted to incur Indebtedness if, at the time of such incurrence and after giving pro forma effect to the incurrence of such Indebtedness, the EBITDA to Interest Expense Ratio of AHMSA for the immediately preceding four fiscal quarters for which financial statements are available, taken as one period,
would exceed (A)        from the closing date for the restructuring plan
through but excluding         , (B)        from          through but excluding
        , (C)        from          through but excluding         , and (D)
       from and after         .

   "Permitted Indebtedness" means the following:

   (1) Indebtedness consisting of the following:

      (A) the New Notes and the New Subordinated Notes, including the guarantees provided by Significant Subsidiaries for the New Notes and the New Subordinated Notes;

      (B) Indebtedness consisting of the New Loans, including the guarantees provided by Significant Subsidiaries for the New Loans;

      (C) Indebtedness to the extent outstanding on the closing date of the restructuring plan;

      (D) Indebtedness consisting of amounts owed to suppliers prior to the filing for suspension of payments;

      (E) Indebtedness consisting of Capital Leases outstanding on the closing date of the restructuring plan;


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      (F) Indebtedness consisting of the Bancomext Obligation to the extent outstanding on the closing date of the restructuring plan;

      (G) Indebtedness consisting of take-or-pay contracts entered into in connection with the sale of Subject Assets;

      (H) Indebtedness consisting of the Subordinated Converted Interest Notes; and

      (I) Indebtedness in an aggregate principal amount not to exceed U.S.$50.0 million consisting of Base Debt that has not been restructured pursuant to the Restructuring Agreement.

   (2) Indebtedness in an aggregate principal amount at any one time outstanding not to exceed U.S.$200.0 million consisting of the following:

      (A) Indebtedness (other than Capitalized Lease Obligations) in an aggregate principal amount not to exceed U.S.$150.0 million at any one time outstanding;

      (B) Indebtedness incurred in respect of Capitalized Lease Obligations in an aggregate principal amount not to exceed U.S.$50.0 million at any one time outstanding;

      (C) Capital Expenditure Indebtedness in an aggregate principal amount in any one fiscal year not to exceed U.S.$50.0 million (which may be in the form of Capitalized Lease Obligations);

      (D) Indebtedness secured by Liens permitted under clause (2) of the definition of Permitted Liens in an aggregate principal amount not to exceed U.S.$40.0 million at any one time outstanding; and

      (E) Acquired Indebtedness; provided that (x) the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (E) shall not exceed U.S.$40.0 million at any one time outstanding and
          (y) the holder of such Indebtedness has no recourse to any Property of AHMSA or any of its Subsidiaries other than the Subsidiary so acquired or the Property so acquired.

   (3) Indebtedness consisting of the following:

      (A) Hedging Obligations (other than Hedging Obligations in respect of prices of raw material and inputs into the steel manufacturing process), so long as the aggregate notional principal amount of all Hedging Obligations does not exceed U.S.$100.0 million at any one time outstanding;

      (B) Hedging Obligations in respect of prices of raw material and inputs into the steel manufacturing process so long as they are not entered into for speculative purposes; and

      (C) Indebtedness in respect of commercial letters of credit outstanding (and reimbursement obligations thereunder) in an aggregate amount not to exceed U.S.$60.0 million at any one time outstanding;

   (4) Indebtedness the proceeds of which are applied solely to repay the Base Debt described in clause (1)(I) of the definition of "Permitted Indebtedness," so long as:

      (A) either (1) such Base Debt shall have been determined to be due and payable pursuant to an unappealable final judgment of a Mexican court of competent jurisdiction, or (2) the issuance of such Indebtedness is approved by a majority of the Trust Directors,

      (B) AHMSA shall have used its commercially reasonable best efforts to oppose the validity of such repayment, and

      (C) neither AHMSA nor any of its Subsidiaries shall have settled any litigation with respect to such repayment without the prior consent of a majority of the Trust Directors.

   (5) Indebtedness, the proceeds of which are used solely to refinance Indebtedness of the types described in clauses (1)(A), (1)(B), (1)(D),
       (1)(E), (1)(F), (2)(B), (2)(C), (2)(E), and (4) of the definition of
       "Permitted Indebtedness," but only so long as:

      (A) the Average Life to maturity of such Indebtedness is at least six months longer than the Average Life of the Indebtedness being refinanced, and, in the case of refinancing indebtedness of the type

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          set forth in clause (1)(A) or (1)(B) of the definition of "Permitted
          Indebtedness," the final maturity of such Indebtedness occurs after the final maturity of the New Notes, and

      (B) the interest rate, covenants, defaults and other terms of such Indebtedness are not materially more favorable to the holders thereof than the Indebtedness being refinanced.

   (6) Indebtedness in respect of Customer Advances (and in respect of any refinancing of any Customer Advances), provided that the aggregate principal amount of such Customer Advances (and any refinancing thereof) outstanding during the following respective periods shall not exceed the respective amounts set forth opposite such periods:

                           Period                            Maximum Amount
                           ------                          ------------------
         Closing Date through December 30, 2003..........  U.S.$260.0 million
         December 31, 2003 through December 30, 2004.....  U.S.$160.0 million
         December 31, 2004 through December 30, 2005.....  U.S.$120.0 million
         December 31, 2005 and all times thereafter......  U.S.$60.0 million;

   (7) Indebtedness of any Subsidiary of AHMSA owing to AHMSA or any other Restricted Subsidiary of AHMSA, and any Indebtedness of AHMSA owing to any of its Restricted Subsidiaries provided that repayment of any such Indebtedness owed by AHMSA is fully subordinated to payment of the New Notes;

   (8) Indebtedness that is a Contingent Obligation with respect to Indebtedness permitted pursuant to the provisions of the definition of "Permitted Indebtedness" (except to the extent that any such provision expressly contemplates that the Indebtedness permitted thereby not be guaranteed); and

   (9) Indebtedness, in an aggregate principal amount not to exceed U.S.$10.0 million at any one time outstanding, incurred on behalf of employees of AHMSA and its Subsidiaries for employee housing constructed pursuant to the terms of the AHMSA's and its Subsidiaries' collective bargaining agreements.

  Limitation on Restricted Payments

   AHMSA shall not, and shall not permit any of its Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payment unless:

   (A) no Default or Event of Default has occurred and is continuing at the time of, or after giving effect to, such Restricted Payment;

   (B) immediately after giving effect to such Restricted Payment, AHMSA would be able to incur at least U.S.$1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to the proviso to "--Limitation on Incurrence of Indebtedness"; and

   (C) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (excluding Restricted Payments pursuant to clauses (2), (5), (6), (7), (8), (10), (11) and
       (12) below) declared or made after the closing date of the restructuring plan would not exceed an amount equal to the sum of (1) 50% of the Consolidated Net Income (or, in the event such aggregate Consolidated Net Income is a loss, minus 100% of such loss) of AHMSA and its Restricted Subsidiaries accrued on a cumulative basis during the period (treated as a single accounting period) commencing on the first day of the quarter after the quarter in which the New Notes are issued and ending on the last day of AHMSA's fiscal quarter immediately preceding the date of such proposed Restricted Payment for which financial statements are available, plus (2) 100% of the aggregate Net Cash Payments received by AHMSA on or after the closing date of the restructuring plan that constitute Equity Proceeds of AHMSA, plus (3) to the extent not otherwise included in Consolidated Net Income of AHMSA and its Restricted Subsidiaries, an amount equal to the net reduction in

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       Investments in any person or entity made by AHMSA on or after the closing date of the restructuring plan resulting from the payment in cash or in property of distributions accounted for as returns of capital, repayment of loans or advances or other transfers of assets, in each case to AHMSA or any of its Restricted Subsidiaries from such person or entity.

   For purposes of determining the amount expended for Restricted Payments, cash distributed will be valued at the face amount thereof and property other than cash will be valued at its Fair Market Value.

   So long as no Event of Default has occurred or is continuing, the New Indenture does not preclude:

   (1) repurchases by less than wholly-owned Restricted Subsidiaries of their equity interests held by persons or entities other than the AHMSA and its Affiliates;

   (2) Restricted Payments to AHMSA or any Subsidiary Guarantor;

   (3) at any time after December 31, 2004, AHMSA from declaring and making dividend payments in cash in respect of its Capital Stock, to the extent consistent with Applicable Law and Mexican GAAP, and subject to the satisfaction of each of the following conditions on the date of such dividend payment and after giving effect thereto:

      (A) no Default shall have occurred and be continuing,

      (B) the aggregate amount of such dividend payments made during the period commencing on January 1, 2005 and ending on the date of such dividend payment shall not exceed an amount equal to 30% of the cumulative Excess Cash Flow for the period commencing on January 1, 2004 and ending on the last day of the fiscal year most recently ended prior to the date of such dividend payment, and

      (C) AHMSA shall have delivered to the Indenture Trustee, at least ten business days prior to the date of such proposed Restricted Payment, a certificate of Arthur Andersen or other internationally recognized independent public accountants setting forth computations in reasonable detail demonstrating satisfaction of the conditions set forth in paragraph (B) above as of the date of such certificate;
   (4) AHMSA from making payments in respect of management fees, guarantee fees or similar fees to an Affiliate of AHMSA in an aggregate amount, in any fiscal quarter, not to exceed the Maximum Guarantee Fee Amount for such fiscal quarter, subject to the satisfaction of the following conditions on the date of such payment and after giving effect thereto:

      (A) no Default of the type described in "--Events of Default (1), (2) or
          (3)" shall have occurred and be continuing,

      (B) no Default (other than a Default of the type described in "--Events of Default (1), (2) or (3)") shall have occurred and be continuing for more than 90 consecutive days,

      (C) the maximum amount of the Guarantee Fees that may be paid in any fiscal quarter to any person or entity other than GAN (and creditors of GAN in payment of Indebtedness owed by GAN to such creditors) shall not exceed the sum of (x) the aggregate amount of Guarantee Fees paid in such fiscal quarter minus (y) the GAN Amount for such fiscal quarter,

      (D) AHMSA shall not have made an election to pay Converted Interest as described in "--General" with respect to the Payment Date occurring in the fiscal quarter with respect to which such Guarantee Fee is paid, and

      (E) AHMSA shall have delivered to the Indenture Trustee, at least ten business days prior to the date of such proposed Guarantee Fee, a certificate of Arthur Andersen or other internationally-recognized independent public accountants setting forth computations in reasonable detail demonstrating satisfaction of the foregoing conditions as of the date of such certificate;

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

       provided that any such payment to be made in any fiscal quarter that was not made in such fiscal quarter because one or more of the foregoing conditions was not satisfied may be made subsequent to such fiscal quarter so long as, both prior to making such payment and after giving effect thereto, each of such conditions is satisfied;

   (5) AHMSA from exercising its option under the Stock Option Agreement;

   (6) AHMSA from performing its obligations under the Company Agreement and the Registration Rights Agreement;

   (7) Investments by AHMSA in its Restricted Subsidiaries (or in an entity that following such Investments will become a Restricted Subsidiary) consisting of Indebtedness, Investments by Restricted Subsidiaries of AHMSA in other Restricted Subsidiaries of AHMSA (or in an entity that following such Investments will become a Restricted Subsidiary) consisting of Indebtedness, and Investments by Restricted Subsidiaries of AHMSA in AHMSA consisting of Indebtedness, provided that such Indebtedness shall be subordinated to the prior payment in full of the obligations of AHMSA and Restricted Subsidiaries under the New Indenture;

   (8) any Restricted Payment by any Restricted Subsidiary to the holders of its equity interests on a pro rata basis;

   (9) Investments received by AHMSA or any Restricted Subsidiary on an arm's length basis in connection with Dispositions permitted by "--Limitation on Certain Dispositions";

  (10) other Restricted Payments in an aggregate amount not to exceed U.S.$5.0 million;

  (11) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration the payment of such dividend would have been permitted (for purposes of the calculation required by subparagraph (C) of the first paragraph under "--Limitation on Restricted Payments," such payment shall be deemed to have been paid on such date of declaration);

  (12) payments or distributions to persons or entities that are not Affiliates of AHMSA or any of its Subsidiaries in the nature of satisfaction of dissenters' rights pursuant to or in connection with a consolidation, merger or transfer that complies with the provisions of the New Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of AHMSA;

  (13) Investments made by AHMSA or any of its Consolidated Subsidiaries (a) in any joint venture or partnership or other person or entity primarily engaged in a Permitted Line of Business, and (b) of any kind up to U.S.$5.0 million, provided that the total amount of Investments (other than Permitted Investments) made by AHMSA or any of its Consolidated Subsidiaries under this clause (13) does not exceed U.S.$15.0 million at any one time outstanding.

  Limitation on Liens

   AHMSA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except for Permitted Liens, on or with respect to any property or assets of AHMSA or any of its Restricted Subsidiaries (including Capital Stock of any Subsidiary of AHMSA held by AHMSA or any Subsidiary of AHMSA), whether owned at the date of the New Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon. In addition, AHMSA will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of the German Contract Receivables, except for Liens securing the Tranche SEN Loans and other Restructured Debt and interest thereon.

   As used in the New Indenture, "Permitted Liens" means the following types of
Liens:

   (1) Liens securing the New Notes and the New Loans;

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   (2) Liens upon real and/or tangible personal Property acquired after the date of the New Indenture (by purchase, construction or otherwise) by AHMSA or any of its Subsidiaries, each of which Liens was created solely for the purpose of securing Indebtedness permitted by clause (2)(D) of the definition of "Permitted Indebtedness" representing, or incurred to finance, refinance or refund the cost (including the cost of construction) of such Property; provided that (i) no such Lien shall extend to or cover any Property of AHMSA or such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the fair market value (as determined in good faith by the chief financial officer of AHMSA or a majority of the members of the Board of Directors of AHMSA) of such Property at the time it was acquired (by purchase, construction or otherwise);

   (3) Liens on accounts receivable in an aggregate principal amount not to exceed U.S.$300.0 million at any one time outstanding securing Indebtedness incurred pursuant to clauses 2(A) consisting of working capital credit facilities, (3) and (4) of the definition of "Permitted Indebtedness";

   (4) Liens securing Indebtedness incurred pursuant to clause (9) of the definition of "Permitted Indebtedness", but only so long as such Liens cover the employee housing financed by such Indebtedness;

   (5) Liens securing Indebtedness incurred pursuant to the following clauses of the definition of Permitted Indebtedness:

      (A) clauses (1)(C), (1)(E), (1)(F), and (1)(I) but only to the extent existing on the closing date of the restructuring plan;

      (B) clauses (2)(B) and (2)(C), but only to the extent that such Lien covers the Property acquired with the proceeds of such Indebtedness;

      (C) clause (2)(E), but only to the extent that such Lien existed prior to the acquisition of the Property (and was not created in contemplation or anticipation of such acquisition) referred to in such clause;

      (D) Clause (3), but only so long as (i) in the case of subclause (A) or
          (B) of such clause (3), such Lien is either (x) created under the Collateral Documents, or (y) covers solely cash and cash equivalents in an aggregate principal amount not to exceed [U.S.$20.0 million] (and provided that the principal amount thereof that secures obligations owed to persons or entities other than Petroleos Mexicanos does not exceed U.S.$5.0 million) and (ii) in the case of subclause (C) of such clause (3), such Lien covers solely cash or cash equivalents and the value of such cash or cash equivalents does not exceed 110% of the face amount of the letters of credit secured thereby;

      (E) clause (5), but only to the extent that (1) such Lien would have been permitted to secure the Indebtedness being refinanced by the Indebtedness referred to in such clause, and (2) if the Indebtedness being refinancing is Restructured Debt, such Lien is junior and subordinate to the Restructured Debt;

   (6) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Mexican GAAP shall have been set aside on its books;

   (7) Liens existing on the date of the New Indenture;

   (8) any minor imperfection of the title with respect to any Property which does not materially adversely affect the value of such Property or materially interfere with the present use and the continuation of such present use of such Property;

   (9) The following: (a) Liens incurred in the ordinary course of business in favor of Governmental Authorities in connection with social security obligations, unemployment insurance or other forms of

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       governmental insurance or benefits, (b) Liens securing the performance of tenders, statutory obligations, leases and contracts (other than for borrowed money), including the designation of loss payees or beneficiaries or similar arrangements under insurance contracts in respect to tangible Property in favor of holders of Indebtedness (but only to the extent such Indebtedness is permitted to be secured by such tangible Property as described in "--Limitations on Liens") entered into in the ordinary course of business, and (c) Liens securing obligations on surety or appeal bonds;

  (10) Liens customarily granted or incurred in the ordinary course of business with regard to services rendered by carriers, warehouses, suppliers of materials and equipment, mechanics and repairmen and other similar Liens imposed by Applicable Law;

  (11) Liens arising out of attachments, judgments or awards either (x) relating to Indebtedness permitted by clauses (1)(D) or (1)(I) of the definition of "Permitted Indebtedness" or (y) as to which an appeal or other appropriate proceedings for contest or review are timely commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)), and as to which appropriate reserves have been established in accordance with Mexican GAAP to the extent any such reserves are required by Mexican GAAP;

  (12) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of set off or similar rights with respect to deposit accounts;

  (13) Liens incurred in the ordinary course of business with respect to obligations that do not exceed U.S.$10.0 million at any one time outstanding and that are not incurred in connection with Indebtedness or the obtaining of advances or credit (other than trade credit in the ordinary course of business); and

  (14) Rights of first refusal, options or other contractual rights to sell, assign or otherwise dispose of any Property or interest therein, which right of first refusal, option or contractual right is in connection with a Disposition permitted as described in "--Limitation on Certain Dispositions."

  Limitation On Certain Dispositions

   AHMSA will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer, lease, contribute or otherwise convey (including leaseback transactions, sale or discounts of accounts receivable and Capital Stock of AHMSA or any of its Subsidiaries), all or any material part of its Property to any person or entity (in each case, a "Disposition"), or grant an option or enter into a contract for a Disposition, except for:

   (1) Dispositions of inventory in the ordinary course of its business;

   (2) Dispositions of Subject Assets for a consideration consisting solely of cash (provided that, in connection with any such Disposition, AHMSA and its Subsidiaries may enter into sale lease-back arrangements, supply agreements and similar or related agreements), subject to the condition that AHMSA shall have delivered to the Indenture Trustee, at least five business days prior to the date of such proposed Disposition of Subject Assets, a certificate of Arthur Andersen or other internationally recognized independent public accountants setting forth computations in reasonable detail demonstrating that the proposed decrease in EBITDA as a result of such Disposition (together with all prior Dispositions of Subject Assets) will not be greater than U.S.$20.0 million per year;

   (3) Dispositions of worn-out, obsolete or not-in-service assets;

   (4) Dispositions of real property not used for mining purposes or not forming part of AHMSA's production facilities in Monclova, so long as at least 75% of the consideration therefor consists of cash, and any balance consists of Indebtedness payable within one year after the date of such Disposition;

   (5) A sale of MICARE for a consideration consisting solely of cash and assumption of Assumed MICARE Debt, so long as (A) the Gross MICARE Sale Proceeds resulting therefrom are at least equal to U.S.$300.0 million and (B) AHMSA gives the Indenture Trustee at least five business days prior notice

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       of such sale (which notice shall specify the amount of Gross MICARE Sale
       Proceeds then expected to result from such sale);

   (6) Dispositions among AHMSA and the Subsidiary Guarantors or Dispositions by any Subsidiary of AHMSA to AHMSA or any Subsidiary Guarantor;

   (7) Other Dispositions at fair market value so long as the Other Asset Sale Proceeds, if any, therefrom are applied as required under "--Mandatory Redemption Upon Occurrence of Certain Events--Other Asset Sale Proceeds";

   (8) Dispositions expressly permitted in the definition of "Permitted Liens"; and

   (9) Sales of accounts receivables, so long as the aggregate face amount of all accounts receivable that have been sold and not yet paid by the
       respective account debtor [or less than [   ] days past due] shall not
       exceed U.S.$50.0 million at any one time;

       provided that in no event will AHMSA or any of its Subsidiaries effect any Disposition of any of the German Contract Receivables (other than to the extent permitted by the Collateral Documents). Upon any Disposition permitted by this "--Limitation On Certain Dispositions" (other than subparagraph (6) above), the Lien on the Collateral securing the New Notes shall be released.

  Limitation on Transactions with Affiliates

   AHMSA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, in one transaction or any series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase or lease any property or assets from (including any sale and leaseback transactions), or enter into any contract, agreement (including any sales or discounts of receivables agreements), understanding, loan, advance or guarantee with, or make any payment, loan, advance or capital contribution to, or for the benefit of, an Affiliate of AHMSA other than AHMSA and its Restricted Subsidiaries (such transaction or series of transactions, an "Affiliate Transaction") unless (a) such Affiliate Transaction is on terms that are no less favorable to AHMSA or such Restricted Subsidiary, as the case may be, than would be available in a comparable arm's-length transaction with an unaffiliated person or entity, (b) with respect to an Affiliate Transaction involving aggregate consideration greater than U.S.$2.0 million, such Affiliate Transaction is approved by a majority of the board of directors, including a majority of the disinterested directors, and evidenced by a board resolution delivered to the Indenture Trustee, and (c) with respect to an Affiliate Transaction involving aggregate consideration greater than U.S.$15.0 million, an opinion as to the fairness (from a financial point of view) of such Affiliate Transaction to AHMSA or such Restricted Subsidiary, as the case may be, is issued to AHMSA by an independent investment banking firm of international standing or an independent consulting, engineering or accounting firm internationally recognized as an expert with experience in evaluating or appraising the terms and conditions of transactions similar to the Affiliate Transaction for which such opinion is required.

   Notwithstanding the foregoing, Affiliate Transactions shall not include:

   (1) the payment of the Guarantee Fee;

   (2) the reimbursement of reasonable expenses of each non-employee member of the Board of Directors of AHMSA in connection with his duties as a member of the Board of Directors, and the payment of annual director's fees of U.S.$40,000 to each such non-employee voting member of the Board of Directors provided that no such payment will be made to an alternate director, statutory auditors and non-voting members of the Board of Directors;

   (3) the following transactions: (A) the purchase of magnetite supply from
       Compania Minera el Baztan, S.A. de C.V. pursuant to           , (B)
       compensation arrangements with officers in the ordinary course of business consistent with industry practice approved by the Board of Directors including a majority of the Trust Directors, (C) the Registration Rights Agreement, the Stock Option Agreement,

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       the Company Agreement and other transactions with the Voting Trust approved by a majority of the Board of Directors of AHMSA, (D) dividend payments or other distributions in respect of AHMSA's Capital Stock paid pro rata to the holders thereof and in accordance with the terms of the New Indenture, (E) the execution, delivery, performance, payment and prepayment of the Exchange Agreements and the Subordinated Converted Interest Notes, (F) the Banamex Transaction, and (G) so long as no Default has occurred and is continuing, the reimbursement of professional fees incurred by GAN (to the extent payable by GAN to persons or entities that are not Affiliates of AHMSA or of GAN), in the ordinary course of business, not to exceed U.S.$800,000 in any fiscal year;

   (4) other transactions so long as the aggregate consideration or other payments to be made with respect to all such transactions in any fiscal year does not exceed U.S. $5.0 million; and

   (5) the Transaction Documents;

provided that each such arrangement or contract is on an arm-length basis and on terms no more favorable to such Affiliate than would be the case for similar arrangements between unaffiliated persons or entities.

  Maintenance of Office or Agency

   AHMSA will maintain in the borough of Manhattan, the City of New York, New York an office or agency where New Notes may be surrendered for registration of transfer, exchange or repurchase and where notices and demands to or upon AHMSA in respect of the New Notes and the New Indenture may be served.

  Existence

   Subject to the provisions described under "--Merger, Consolidations and Certain Sales and Purchases of Assets" below, AHMSA will, and will cause each Material Subsidiary of AHMSA to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that AHMSA or any Material Subsidiary will not be required to preserve the existence of any Material Subsidiary or any such right or franchise if in the judgment of AHMSA the preservation thereof is no longer desirable in the conduct of the business of AHMSA or such Material Subsidiary, as the case may be, and the loss thereof is not disadvantageous in any material respect to the holders of the New Notes.

  Maintenance of Properties

   AHMSA will cause all properties used or useful in the conduct of its business or the business of any Subsidiary of AHMSA to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of AHMSA may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this paragraph will prevent AHMSA from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of AHMSA, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the holders of the New Notes.

  Payment of Taxes and Other Claims

   AHMSA will pay or discharge or cause to be paid or discharged, (a) before the same becomes delinquent, all material taxes, assessments and governmental charges imposed it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Mexican GAAP shall have been set aside on its books, and (b) all lawful claims for labor, materials and supplies, which are for at least U.S.$1.0 million and remain unpaid for at least 60 days after the due

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

date therefor and which, if unpaid, might by law become a lien upon the property of AHMSA or any Subsidiary; except to the extent such claim is being contested in good faith by appropriate proceedings for which adequate reserves in accordance with Mexican GAAP shall have been set aside on its books.

  Maintenance of Insurance

   AHMSA will, and will cause each of its Material Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by AHMSA to be responsible to the extent that property of similar character is usually so insured by Mexican corporations similarly situated and owning like properties in accordance with good business practice.

  Maintenance of Books and Records

   AHMSA will, and will cause each of its Subsidiaries to, maintain books, accounts and records in accordance with Mexican GAAP.

  Upstreaming of MICARE Cash Flow

   (a) By no later than five days prior to each Payment Date, AHMSA will cause MICARE to make a payment to AHMSA in respect of Indebtedness owed by MICARE to AHMSA in an amount equal to the principal of and interest on the MICARE Loans due on such Payment Date.

   (b) By no later than five days prior to each day on which AHMSA is obligated to make a mandatory prepayment of New Subordinated Notes arising out of a sale of MICARE, AHMSA will cause MICARE to make a payment to AHMSA in respect of Indebtedness owed by MICARE to AHMSA in an amount equal to such mandatory prepayment to the extent that MICARE receives Gross MICARE Sale Proceeds.

   (c) By no later than five days prior to each day on which AHMSA is obligated to make a mandatory prepayment of New Subordinated Notes arising out of MICARE Operating Cash Flow exceeding Projected Micare Cash Flow From Operations, in respect of any fiscal year, AHMSA will cause MICARE to make a payment to AHMSA in respect of Indebtedness owed by MICARE to AHMSA in an amount equal to (x) the amount of such mandatory prepayment, minus (y) the aggregate amount of payments made to AHMSA by MICARE pursuant to clause (d) below in respect of such fiscal year.

   (d) By no later than the date fifteen Business Days after the last day of each fiscal quarter, AHMSA will cause MICARE to make a payment in respect of Indebtedness owed by MICARE to AHMSA in an amount equal to the excess (if any) of (x) the aggregate amount of cash on hand and in bank accounts, and the aggregate amount of all Cash Equivalent Investments, held by MICARE and its Subsidiaries on the last day of such fiscal quarter, over (y) U.S.$5.0 million.
                       ----

  Defense of Voting Trust. AHMSA will:

   (a) at all times uphold, protect and defend the AHMSA Creditor Voting Trust from and against any claim in any litigation or other legal proceedings to which AHMSA or any of its Subsidiaries is a party challenging the validity of any vote of the Voting Trust Trustee as being the vote of all shares held in the AHMSA Creditor Voting Trust asserted to have been voted by the Voting Trust Trustee; provided that this paragraph will not obligate AHMSA to seek to overturn any applicable law; and

   (b) cooperate in all reasonable respects with the Collateral Agent and the Voting Trust Trustee (and their counsel) in connection with any claim in any litigation or other legal proceeding challenging the validity or existence of the AHMSA Creditor Voting Trust, or the validity of any vote of the Voting Trust Trustee as being the vote of all shares held in the AHMSA Creditor Voting Trust; provided that this paragraph shall not obligate AHMSA to seek to overturn any applicable law.

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  Further Assurances

   AHMSA will, and will cause each of its Significant Subsidiaries to, at its and their own cost and expense, execute and deliver to the Indenture Trustee all such other documents, instruments and agreements and do all such other acts and things as may be reasonably required in the opinion of the Indenture Trustee, to enable the Indenture Trustee to exercise and enforce its rights under the New Indenture and under the documents, instruments and agreements required under the New Indenture and to carry out the intent of the New Indenture.

  Provision of Financial Statements and Reports

   AHMSA will furnish, or will cause to be furnished, to the Indenture Trustee copies of the annual reports, interim reports and other documents which AHMSA files with or furnishes to (a) the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, or would have been required to file with or furnish to the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if AHMSA were required to be subject to such Sections, or (b) the Mexican Comision Nacional Bancaria y de Valores, the Mexican Bolsa Mexicana de Valores or any other national securities exchange on which AHMSA's securities are traded, in each case, within 15 days of the respective dates on which AHMSA is required to (or would have been required to) file such documents.

   Together with the annual audited financial reports to be delivered pursuant to the above paragraph, for any fiscal year, an Excess Cash Flow Certificate for such fiscal year, signed by the chief financial officer of AHMSA and by Arthur Andersen or other internationally recognized independent public accountants (to the extent that such accountants are willing to provide that type of certificate and report), showing (in reasonable detail), the amount of Excess Cash Flow for such fiscal year.

Merger, Consolidations and Certain Sales and Purchases of Assets

   AHMSA may not, in a single transaction or a series of related transactions, consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into AHMSA, or directly or indirectly dispose of all or substantially all of its properties and assets as an entirety, unless (a) in case AHMSA shall consolidate with or merge into another person or entity or transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any person or entity, the person or entity formed by such consolidation or into which AHMSA is merged or the person or entity which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of AHMSA shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States, any State thereof or the District of Columbia or Mexico or any State thereof and shall expressly assume, by an indenture supplemental to the New Indenture, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and any premium and interest on the New Notes and the performance or observance of every covenant of the New Indenture and New Notes on the part of AHMSA to be performed or observed; (b) immediately before and after giving effect to such transaction or transactions, no Default or Event of Default shall have occurred and be continuing;
(c) immediately after giving effect to such transaction or transactions on a pro forma basis (assuming that the transaction or transactions occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction or transactions) with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation, AHMSA could incur at least U.S.$1.00 of additional Indebtedness (other than Permitted Indebtedness) under "--Limitation on Incurrence of Indebtedness"; (d) AHMSA or the successor entity to AHMSA shall expressly agree to indemnify each holder of a New Note (or holder of a beneficial interest therein) against any tax, levy, assessment or governmental charge payable by withholding or deduction thereafter imposed on such holder solely as a consequence of such transaction with respect to payments in respect of' the New Notes or any purchase thereof by AHMSA; and (e) AHMSA shall have delivered to the Indenture Trustee an officers' certificate and an opinion of counsel (as to matters of law), each stating that such consolidation, merger, conveyance, transfer, or lease and, if a

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supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of the New Indenture and that all of the conditions precedent provided for relating to such transaction have been complied with.

Events of Default

   The following "Events of Default" under the New Indenture will apply separately to New Notes of each series:

   (1) default in the payment when due of any interest on any New Note of that series or any other amount, other than amounts covered by clauses (2) or
       (3) below, payable under the New Indenture or the New Notes to that series, and continuance of such default for a period of 15 days; or

   (2) default in the payment when due of any principal of any New Note of that series; or

   (3) default in the payment of the redemption price or repurchase price of any New Note of that series when it becomes due and payable upon redemption or repurchase of the New Notes of that series; or

   (4) default in the performance, or breach, of any covenant or warranty of AHMSA in the New Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in "--Events of Default" specifically dealt with or which has expressly been included in the New Indenture solely for the benefit of a series of New Notes other than that series), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to AHMSA by the Indenture Trustee or to AHMSA and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the outstanding New Notes of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the New Indenture; or

   (5) default under any bond, debenture, note or other evidence of indebtedness for money borrowed by AHMSA or any Restricted Subsidiary (other than Base Debt that was not restructured pursuant to the Restructuring Agreement) in an amount equal to or exceeding U.S.$30.0 million (or the equivalent thereof in other currency or currency units) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by AHMSA or any Restricted Subsidiary in an amount equal to or exceeding U.S.$30.0 million (or the equivalent thereof in other currency or currency units), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal (or any premium relating thereto) of, or any interest or additional amounts on, such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto, without such indebtedness having been discharged within a period of 15 days after there shall have been given, by registered or certified mail, to AHMSA by the Indenture Trustee or to AHMSA and the Indenture Trustee by the holders of at least 25% in principal amount of the outstanding New Notes of that series a written notice specifying such default and requiring AHMSA to cause such indebtedness to be discharged and stating that such notice is a "Notice of Default"; or

   (6) default (other than a default specified in clause (5) above) under the terms of any bond, debenture, note or other evidence of indebtedness for money borrowed by AHMSA or any Restricted Subsidiary or under any mortgage, indenture or instrument under which there may be issued, secured or evidenced any indebtedness for borrowed money of AHMSA or any Restricted Subsidiary, whether such indebtedness now exists or shall hereafter be created (other than Base Debt that was not restructured pursuant to the Restructuring Agreement), which default shall have resulted in any such indebtedness of AHMSA or any Restricted Subsidiary having an outstanding principal amount equal to or in excess of U.S.$30.0 million (or the equivalent thereof in other currency or currency units) becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled within a period of 15 days after there shall have been given, by registered or certified mail, to AHMSA by the Indenture Trustee or to AHMSA

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       and the Indenture Trustee by the holders of at least 25% in principal amount of the outstanding New Notes of that series a written notice specifying such default and requiring AHMSA to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default"; or

   (7) AHMSA or any of its Restricted Subsidiaries shall:

      (i) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

     (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, sindico, interventor or other custodian for AHMSA or any of its Restricted Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

    (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator, sindico, interventor or other custodian for AHMSA or any of its Restricted Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator, sindico, interventor or other custodian shall not be discharged within 150 days;

     (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, including the Mexican Ley de Concursos Mercantiles or any dissolution, winding up or liquidation proceeding, in respect of AHMSA or any of its Restricted Subsidiaries and, if any such case or proceeding is not commenced by AHMSA or such Restricted Subsidiary, such case or proceeding shall be consented to or acquiesced in by AHMSA or such Restricted Subsidiary or shall result in the entry of an order for relief or shall remain for 150 days undismissed; or

   (8) all or a substantial part of the property and assets or shares of AHMSA and its Subsidiaries taken as a whole, or of any Material Subsidiary and its Subsidiaries taken as a whole, are nationalized or expropriated by any governmental authority; or

   (9) the rendering of a final judgment or judgments (not subject to appeal by a court or courts of competent jurisdiction or with respect to which the right to appeal has expired) against AHMSA or any Restricted Subsidiary in an amount in excess of U.S.$10.0 million (or the equivalent thereof in other currency or currency units) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired (other than (x) a judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing or (y) a judgment relating to Base Debt that has not been restructured pursuant to the Restructuring Agreement or relating to any of the Indebtedness described in clause (1)(D) of the definition of "Permitted Indebtedness" or (z) a judgment which reduces the amount of outstanding Base Debt that has not been restructured pursuant to the Restructuring Agreement); or

  (10) or any license, permit or other authorization material to the conduct of the business of AHMSA and its Subsidiaries taken as a whole is revoked, and such revocation has not been stayed, vacated or suspended within a period of 60 days (or, if stayed or suspended, thereafter ceases to be stayed or suspended); or

  (11) it has become unlawful for AHMSA to perform or comply with its obligations under the New Indenture or the New Notes of that series; or

  (12) the occurrence of any of the following: (A) any Transaction Document shall, in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any party thereto except (i) in accordance with its terms, and (ii) to the extent that any Transaction Documents to which the Voting Trust or the Voting Trust Trustee is a party terminates, is not effective, or is not legally valid, binding or enforceable as a result of a determination that the Voting Trust is an unregistered investment company under the U.S. Investment Company Act of 1940; (B) any of the direct or indirect beneficial controlling shareholders of GAN as of the closing date of the restructuring

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       plan, GAN (but only for so long as the current direct or indirect controlling shareholders of GAN continue to control GAN) AHMSA or any Subsidiary of AHMSA shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any transaction document; or (C) any Lien securing any New Note shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by the Transaction Document pursuant to which such Lien was intended to be created, provided, that no such defect pursuant to clause (C) above with respect to a Lien granted or purported to be granted by any of the Transaction Documents shall give rise to an Event of Default under this clause (12) unless such defect shall affect Collateral that is or should be subject to a Lien in favor of the Collateral Agent having an aggregate value in excess of U.S.$ o .

   The New Indenture provides that if an Event of Default (other than an Event of Default arising from certain events of bankruptcy, insolvency, receivership or reorganization) shall occur and be continuing with respect to any series of New Notes, the Indenture Trustee or the holders of at least 25% of the outstanding aggregate principal amount of the New Notes of such series may declare to be due and payable immediately the sum of (a) the outstanding principal amount of and any premium on the New Notes of such series, (b) the accrued and unpaid interest thereon to the date of such declaration and (c) any Additional Amounts which would otherwise be payable with respect thereto. If any Event of Default arising from certain events of bankruptcy, insolvency, receivership or reorganization occurs, all outstanding New Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Indenture Trustee or any holder of New Notes.

   The New Indenture contains a provision entitling the Indenture Trustee, subject to the duty of the Indenture Trustee to act with the required standard of care during default, to be indemnified by the holders of the New Notes of any series before proceeding to exercise any right or power under the New Indenture at the request of holders of such series. The New Indenture provides that the holders of a majority in outstanding aggregate principal amount of any series of New Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the New Notes of such series, provided that such direction does not conflict with any rule of law or with the New Indenture, and provided that the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction.

Governing Law and Submission to Jurisdiction

   The New Indenture and the New Notes will be governed by the laws of the State of New York (not including the State of New York's conflict of law provisions other than Section 5-1401 of the New York General Obligations Law). Each of the parties to the New Indenture will submit to the jurisdiction of Federal and State courts located in the Borough of Manhattan, City and State of New York and each party will submit to the jurisdiction of the courts of its own corporate domicile (domicilio social), for purposes of all legal actions and proceedings instituted in connection with the New Notes and the New Indenture. AHMSA has appointed CT Corp., as its agent for service of process upon which process may be served in any such action.

Currency Indemnity

   U.S. dollars are the sole currency of account and payment for all sums payable by AHMSA under or in connection with the New Notes, including damages, and AHMSA is not entitled to make any payments with respect to the New Notes in any currency other than U.S. dollars. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of AHMSA or otherwise) by any holder of a New Note in respect of any sum expressed to be due to it from AHMSA shall only constitute a discharge to AHMSA to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S.

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dollar amount expressed to be due to the recipient under any New Note, AHMSA will indemnify it against any loss sustained by it as a result. In any event, AHMSA will indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the holder of a New Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from AHMSA's other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of a New Note and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any New Note. See "Risk Factors--Exchange Rates."

Security

   The payment of the principal, premium and interest on the New Notes when it is due and payable, whether on a Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the New Notes and performance of all other obligations of AHMSA to the holders of the New Notes and the Indenture Trustee, will be secured as provided in the Mortgage and the other Mexican security documents, the Intercreditor Agreement, the Supplemental Trust Agreement, the Subsidiary Pledge Agreement, the U.S. Security Agreement, and the other collateral documents. The security under the New Indenture will be ratable to that granted under the New Credit Agreement, except that

  . the Tranche SEN Loans will have a first priority claim to the German Contract Receivables;

  . the Trance MICARE Loans will have a first priority claim to the equity in and the assets of MICARE;

  . the New Class B Loans and the New Series B Notes will have a first priority claim to the Subject Assets; and

  . the holders of Liens recognized by the Mexican Bankruptcy Court will have a first priority claim to the assets subject to such liens to the extent recognized by the Mexican Bankruptcy Court.

Guaranty

   The New Notes are irrevocably and unconditionally guaranteed by the Significant Subsidiaries of AHMSA that execute and deliver a counterpart to the New Indenture. The guarantee of each Significant Subsidiary will be released upon the sale or other disposition of such Significant Subsidiary in accordance with the New Indenture to an entity which is not AHMSA or a Restricted Subsidiary of AHMSA.

Modification of the New Indenture

   Without the consent of any holders of New Notes, AHMSA, when authorized by a board resolution, and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the New Indenture, in form satisfactory to the Indenture Trustee, for any of the following purposes (which purpose will be confirmed to the Indenture Trustee in a written order signed by AHMSA or opinion of counsel):

   (1) to evidence the succession of another person or entity to AHMSA and the assumption by any such successor of the covenants of AHMSA in the New Indenture and in the New Notes;

   (2) to add to the covenants of AHMSA for the benefit of the holders of all or any series of New Notes (and if such covenants are to be for the benefit of less than all series of New Notes, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power conferred upon AHMSA in the New Indenture;

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   (3) to secure further the New Notes;

   (4) to make provision with respect to the repurchase obligations of AHMSA pursuant to the requirements under "--Repurchase at the Option of the Holders";

   (5) to cure any ambiguity, to correct or supplement any provision in the New Indenture which may be inconsistent with any other provision in the New Indenture, or to make any other provisions with respect to matters or questions arising under the New Indenture which shall not be inconsistent with the provisions of the New Indenture, provided that such action pursuant to this clause (5) shall not adversely affect the interests of the holders of New Notes of any series;

   (6) to correct any mistake in any provision of the New Indenture;

   (7) to add the Subsidiary Indenture Guaranty of a Subsidiary created or acquired after the date of the New Indenture; or

   (8) to make any other change that does not adversely affect the rights of any holder of New Notes of any series in any material respect.

   With the consent of the holders of at least 51% of the aggregate principal amount of the outstanding New Notes of each series affected by such supplemental indenture, AHMSA, when authorized by a board resolution, and the Indenture Trustee may enter into an indenture or indentures supplemental to the New Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the New Indenture in respect of New Notes of such series or of modifying in any manner the rights of the holders of New Notes of such series under the New Indenture; provided, however, that no such supplemental indenture shall, without the consent of the holders of at least 62-2/3% of the outstanding New Notes of such series, change or modify the obligation of AHMSA to make a mandatory redemption in accordance with "--Mandatory Redemption Upon Occurrence of Certain Events" or release any collateral security for the New Notes (except as otherwise specifically provided in any transaction document), release any Subsidiary Guarantor from its obligations under the Subsidiary Indenture Guaranty, or reduce or limit the obligations of any Subsidiary Guarantor under the New Indenture or any of the transaction documents (except, in each case, as otherwise specifically provided in the New Indenture or any transaction document) and provided, further, that no such supplemental indenture shall, without consent of the holder of each outstanding New Note affected thereby,

   (1) change the stated maturity of the principal of, or any premium or installment of interest on, any New Note, or reduce the principal amount thereof or the rate of interest thereon or the amount payable upon the redemption, repurchase or acceleration thereof or the amount thereof payable in bankruptcy, or change the place of payment where, or the coin or currency in which, any New Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption or repurchase, on or after the redemption date or holder repurchase date, as the case may be ), or

   (2) reduce the percentage in principal amount of the outstanding New Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the New Indenture or certain defaults under the New Indenture and their consequences) provided for in the New Indenture, or

   (3) modify any of the provisions of this paragraph, the provisions with respect to waiver of past defaults in the New Indenture or the provisions of the New Indenture with respect to waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the New Indenture cannot be modified or waiver without the consent of the holder of each outstanding New Note affected thereby.

   It shall not be necessary for any holder of New Notes under "--Modification of the New Indenture" to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if the requisite holders of New Notes approve the substance thereof.

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Defeasance and Discharge

   AHMSA may elect to defease and discharge all its obligations with respect to all of the New Notes (except for certain obligations to exchange or register the transfer of New Notes, to replace stolen, lost or mutilated New Notes, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of New Notes of cash, Government Securities or both, which (through the payment of principal and interest in respect thereof in accordance with their terms) will provide money in an amount sufficient to pay the principal of and any premium and interest on the New Notes at maturity thereof in accordance with the terms of the New Indenture and the New Notes. Such defeasance and discharge may occur only if, among other things, AHMSA has elected to redeem all of the New Notes pursuant to the New Indenture and prepay all of the New Loans pursuant to the New Credit Agreement, AHMSA has delivered to the Indenture Trustee an opinion of counsel, or there has been published by the United States Internal Revenue Service a ruling, in either case, to the effect that holders of such notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

Concerning the Indenture Trustee

   AHMSA and its Subsidiaries may maintain deposit accounts and conduct other banking transactions with the Indenture Trustee in the ordinary course of business.

Releases

   Both

  . AHMSA, on behalf of itself and its Subsidiaries and affiliates, will release and forever discharge each holder (including beneficial owners) of New Notes and its affiliates and each member of any steering committee or similar committee of creditors of AHMSA and its affiliates, and

  . each holder (including beneficial owners) of New Notes, on behalf of itself and its affiliates, will release and forever discharge AHMSA, its Subsidiaries and Affiliates, GAN, and each member of any steering committee or similar committee of creditors of AHMSA and its affiliates, and each of their respective past, present, and future Affiliates, stockholders, controlling persons, directors, officers, employees, subsidiaries, successors and assigns and their respective advisors and representatives from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts, Liens, and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of such party has, has ever had or may hereafter have against the other parties on account of or arising out of any matter occurring at the time of or prior to the closing date of the restructuring plan, relating to the Base Debt or AHMSA, its Subsidiaries and Affiliates, but this release will not relieve any obligations under the New Indenture and the related bond documents.

Certain Definitions

   Defined terms used but not defined in "Description of New Notes" are defined in "Description of New Credit Agreement--Certain Definitions." Set forth below is a summary of certain of the defined terms used in the New Indenture. Reference is made to the New Indenture for the full definition of all such terms.

   "Acquired Indebtedness" means Indebtedness of any person or entity existing at the time such person or entity became a Subsidiary or assumed in connection with the acquisition of assets from such person or entity and not incurred in connection with, or in contemplation of, such person or entity becoming a Subsidiary or such acquisition.

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   "Average Life" means, with respect to any Indebtedness, as of the date of determination thereof, the quotient, expressed as a number of years, of (A) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (y) the number of years (calculated to the nearest one-twelfth) then remaining until the date of each such payment, divided by (B) the total principal amount of such Indebtedness then outstanding.

   "Bank Debt" means, without duplication, the Indebtedness of AHMSA and the Restricted Subsidiaries arising under the Credit Agreement and the Subsidiary Guaranty.

   "Capital Expenditure Indebtedness" means Indebtedness of AHMSA or any of its Consolidated Subsidiaries incurred to finance the purchase or construction, after the date of issuance of the New Notes, of any property of AHMSA or any of its Consolidated Subsidiaries used or to be used in the business of AHMSA or any of its Consolidated Subsidiaries (to the extent that the purchase price or construction cost does not exceed the fair market value (such determination to be evidenced by a certificate of an officer of AHMSA) of the property acquired or constructed, plus applicable duties and construction period interest at customary rates), provided that (i) the cost of such property is or should be included in "addition to property, plant and equipment" in accordance with Mexican GAAP, (ii) the acquisition or construction of such property is not part of any acquisition of any person or entity or all or substantially all of another business entity and (iii) such Indebtedness is incurred not more than 180 days after the acquisition or completion of construction of such property.

   "Consolidated Net Income" of any person or entity means, for any period, the aggregate of net income (or loss) of such person or entity and its Subsidiaries for such period determined on a consolidated basis in accordance with Mexican GAAP; provided that (a) the net income (or loss) of any person or entity (other than a Subsidiary of such person or entity) accounted for by the equity method of accounting shall be excluded except to the extent of the amount of cash dividends or distributions paid to such person or entity or its Restricted Subsidiaries by such other person or entity in such period; (b) the net income of any Subsidiary (other than a Subsidiary Guarantor) that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (including distributions in the form of loans or advances) by operation of the terms of its charter or by any applicable agreement, instrument, judgment, decree, order or government regulation shall be excluded to the extent of such restriction or limitation in such period; (c) the net income of any person or entity acquired in a pooling-of-interests transaction for any period prior to the date of such acquisition shall be excluded; (d) any net after-tax extraordinary gains or losses shall be excluded; (e) any net after-tax gains or losses attributable to any disposition of assets other than in the ordinary course of business shall be excluded; (f) the net income (or loss) from discontinued operations shall be excluded and (g) minority interests in the income (or loss) of such person or entity's Restricted Subsidiaries shall be excluded.

   "Consolidated Subsidiary" means any Subsidiary whose accounts are consolidated with AHMSA's accounts in accordance with Mexican GAAP.

   "Contingent Obligation" means, with respect to any person or entity, any:

   (a) performance bond (including a fianza), guaranty endorsement or aval for which such person or entity has a reimbursement or payment obligation that is then due and payable (in each case, without limitation of clause
       (c) below),

   (b) obligations of such person or entity under agreements providing for swaps, caps, collars, contingent participations or other hedging mechanisms with respect to the payment of interest or the convertibility of currency, and

   (c) obligation of such person or entity guaranteeing or intending to guarantee any Indebtedness ("primary obligations") of any other person or entity (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such person or entity, whether or not contingent: (i) to purchase

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       any such primary obligation or any property constituting direct or indirect security therefore, (ii) to advance or supply funds: (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
       (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure, indemnify or hold harmless the owner of such primary obligation against loss in respect thereof (other than indemnity obligations arising in the ordinary course of business);

       provided that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business or obligations under take-or-pay-contracts. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person or entity is required to perform thereunder) as determined in good faith.

   "Debt Service" means, for any period, an amount in U.S. dollars equal to the total amount of Interest Expense for AHMSA and principal paid or scheduled or required to be paid by AHMSA and each of its Subsidiaries, determined on a consolidated basis, in respect of Indebtedness during such period.

   "EBITDA" means, for any period and for any person or entity, the sum of the following for such person or entity and its Subsidiaries (calculated on a consolidated basis in accordance with Mexican GAAP):

   (a) operating income for such period, calculated before Interest Expense (net of any interest income), cash taxes paid, and depreciation and amortization, minus

   (b) any net non-cash gains (or plus any net non-cash losses) to the extent included in determining operating income for such period.

   "EBITDA to Interest Expense Ratio" means, at any date of determination, the ratio of the following (determined on a consolidated basis in accordance with Mexican GAAP):

   (a) EBITDA of AHMSA for the four consecutive fiscal quarters ending on, or most recently ended prior to, such date divided by

   (b) the aggregate Interest Expense of AHMSA scheduled or required to be paid in cash during such four fiscal quarters (other than any Interest Expense in respect of Customer Advances).

   "Excess Cash Flow" means, for any period, the sum of the following for AHMSA and its Subsidiaries (determined on a consolidated basis in accordance with Mexican GAAP):

   (1) EBITDA for such period, minus

   (2) Capital Expenditures made during such period (other than Capital Expenditures to the extent financed with the proceeds of Indebtedness), plus

   (3) decreases (or minus increases) in working capital for such period (including as a result of the payment of Customer Advances permitted pursuant to clause (6) of the definition of "Permitted Indebtedness"), minus

   (4) Debt Service for such period (including the aggregate amount of payments made by AHMSA to GAN in respect of Subordinated Converted Interest Notes during such period (unless such payment was a mandatory repayment made in respect of Excess Cash Flow for the preceding fiscal year), but only to the extent that such payments were used by GAN to repurchase shares of Capital Stock of AHMSA paid to creditors as Converted Interest, but excluding any Converted Interest on the New Loans or the New Notes, provided that in the case of any redemption of New Notes ("Prepaid Securities") made under "--Mandatory Sinking Fund Redemptions" with other New Notes purchased at a discount from

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       the face amount thereof (the "Securities Purchased at a Discount"), the principal amount paid in respect of such Prepaid Securities shall, for purposes of this definition, be the purchase price for such Securities Purchased at a Discount), and banking fees paid during such period, minus

   (5) the aggregate amount of the Aggregate Restructuring Fee and the Three Month Interest Fee paid during such period, minus

   (6) an amount equal to the lesser of the following: (A) U.S.$15.0 million and (B) the aggregate amount of cash on hand and in bank accounts and Cash Equivalent Investments on the last day of such period, in each case, less the amount of any Deferred Mandatory Redemptions, As-yet Unapplied Other Asset Sale Proceeds, As-yet Unapplied Insurance Proceeds and any other amounts on deposit in the Collateral Account, minus

  (7) an amount paid in cash during such period by AHMSA or any of its Subsidiaries in respect of purchase price adjustments or indemnity payments in connection with any Disposition permitted pursuant to "--Limitation on Certain Dispositions", minus

  (8) [List of properly authorized cash items, such as income taxes, severance payments, asset taxes, penalties on taxes, statutory profit sharing, restructuring expenses, severance payments and advisor fee], minus

  (9)  payments made in respect of the Guarantee Fee during such period, minus

  (10) the aggregate amount of mandatory prepayments of the New Subordinated Notes made in such fiscal year.

Notwithstanding anything to the contrary contained in this Prospectus and Consent Solicitation or in any Transaction Document, Excess Cash Flow for the fiscal year that includes the closing date of the restructuring plan will be measured for the period from (but excluding) the closing date of the restructuring plan to the end of such fiscal year.

   "Fair Market Value" with respect to any asset or property means the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined by AHMSA in good faith and in the case of a sale for consideration in excess of U.S.$1,000,000, as evidenced in a resolution of the Board of Directors provided to the Indenture Trustee.

   "Government Securities" means

    . any evidence of indebtedness denominated in U.S. dollars, maturing not more than one year after the date of purchase, issued or fully guaranteed or insured by the United States, or an instrumentality or agency thereof or

    . repurchase agreements and reverse repurchase agreements with respect to marketable obligations directly or indirectly issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition, provided, however, that the terms of such repurchase and reverse repurchase agreements comply with the guidelines set forth in Sections A, B and C of Part III (Guidelines for Controlling Collateral for Securities Purchased Under Agreement to Resell) of the Federal Financial Institutions Examination Council Supervisory Policy: Repurchase Agreements of Depositary Institutions with Securities Dealers and Others, as modified and restated February 5, 1998, 63 Fed. Reg. 6935
       (1998), and as adopted by the Comptroller of the Currency in OCC Bulletin 98-6 (February 19, 1998).

   "Indebtedness" means, for any person or entity (without duplication):

   (1) all indebtedness (including principal, interest, fees and charges) of such person or entity for borrowed money,

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   (2) all obligations of such person or entity for the deferred purchase price of goods or services (other than trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business),

   (3) all obligations of such person or entity evidenced by bonds (other than surety, performance or appeal bonds for which such person or entity does not have a reimbursement or payment obligation that is then due and payable), debentures, convertible debentures, notes, commercial paper, bills of exchange or other similar instruments,

   (4) the available amount of all letters of credit issued for the account of such person or entity and all outstanding reimbursement obligations of such person or entity with respect to letters of credit,

   (5) all Indebtedness (as that term is defined in the other clauses of this definition) of others secured by any Lien on any Property owned by such person or entity, which Indebtedness has not been otherwise assumed by such person or entity (provided that, for purposes of the New Indenture, the amount of such Indebtedness shall be an amount equal to the lesser of (i) the amount of such Indebtedness and (ii) the fair market value of such Property),

   (6) all Capitalized Lease Obligations of such person or entity,

   (7) all net obligations under agreements providing for swaps, caps, collars, contingent participation or other hedging mechanisms with respect to the payment of interest or the convertibility of currency,

   (8) all obligations under any conditional sale agreement or other title retention agreement, and

   (9) all Contingent Obligations of such person or entity,

   For the purpose of determining the amount of Indebtedness of such person or entity outstanding at any time, each of the items described in clauses (1) through (8) above shall be excluded from Indebtedness to the extent such items would be eliminated as intercompany items on the consolidated balance sheet of such person or entity prepared in accordance with Mexican GAAP. Notwithstanding the foregoing, "Indebtedness" does not include (A) any liability for endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (B) any indebtedness that has been defeased or satisfied in accordance with the terms governing such indebtedness. In addition, if a person or entity holding peso-denominated Indebtedness enters into an agreement with respect to such Indebtedness whereby the nominal principal amount of such Indebtedness is periodically increased as a result of and in proportion to the devaluation of the peso against the U.S. dollar or the rate of inflation in Mexico during such period, such increase shall be deemed not to be " incurred" for purposes of "Certain Covenants--Limitation on Incurrence of Indebtedness" but such Indebtedness will be deemed outstanding for purposes of the calculation of the EBITDA to Interest Expense Ratio.

   "Interest Expense" means, for any period and with respect to any person or entity, determined on a consolidated basis for such person or entity and each of its Subsidiaries (and without duplication) all interest (or similar) expense on Indebtedness, including: (i) fees payable in connection with Indebtedness (including commitment fees), (ii) net payments made (less net payments received) under any interest rate protection agreements or other hedging agreements, (iii) the interest portion of any deferred payment obligations,
(iv) all fees and charges owed with respect to letters of credit (but excluding any interest in respect of fianzas), (v) all accrued or capitalized interest (but excluding any interest in respect of Customer Advances), (vi) any amortization of debt discount, and (vii) the interest component of Capitalized Lease Obligations.

   "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

   "Material Subsidiary" means any Subsidiary which (a) owns, directly or indirectly, any part of either of the Steelmaking Facility or the Steam Coal Facility having an aggregate book value in excess of 20% of the total aggregate book value of the Steelmaking Facility or the Steam Coal Facility, as the case may be, or

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(b) contributes in excess of 20% of the total consolidated revenues of AHMSA during any fiscal quarter
within the four fiscal quarters ending immediately prior to the date when the determination is made.

   "Maximum Guarantee Fee Amount" means, for any fiscal quarter, an amount equal to the sum of the following:

   (a) the lesser of the following amounts (the "GAN Amount" for such fiscal quarter);

      (i) the aggregate amount payable or to be paid in cash in respect of principal of or interest on Indebtedness of GAN during such fiscal quarter, and

     (ii) U.S.$4.45 million; and

   (b) U.S.$550,000.

   "Permitted Investment" means the following:

   (1) Investments existing as of the closing date of the restructuring plan in Subsidiaries existing as of the closing date of the restructuring plan and other Investments existing as of the closing date of the restructuring plan;

   (2) Cash Equivalent Investments;

   (3) Investments in any joint venture or partnership or other person or entity having an aggregate fair market value (measured on the date each such Investment is made and without giving effect to subsequent changes in value) which, when taken together with all other Investments made pursuant to this clause (3) that are at the time outstanding, do not exceed U.S.$75.0 million; provided that of such U.S.$75.0 million no more than U.S.$25.0 million of Investments may be made in Persons which are not principally engaged in a Permitted Line of Business;

   (4) Property received in connection with any good faith settlement of any claims of AHMSA or its Subsidiaries or in connection with Dispositions permitted as described in "--Limitation on Certain Dispositions";

   (5) prepaid expenses, deposits and advances to suppliers and similar items in the ordinary course of business;

   (6) the following: (A) loans made to employees of AHMSA in the ordinary course of business; provided that (a) the aggregate outstanding amount of all loans made after July 31, 2000 to any one employee shall not exceed U.S.$250,000 and (b) the aggregate outstanding amount of all such loans made after July 31, 2000 shall not exceed U.S.$5.0 million, (B) 50-day salary advances to employees made in the ordinary course of business and (C) Investments consisting of loans made to employees (pursuant to AHMSA's and its Subsidiaries' collective bargaining agreements) to finance employee housing, in an aggregate principal amount not to exceed U.S.$10.0 million at any one time outstanding;

   (7) endorsements of negotiable instruments and other similar negotiable documents for collection in the ordinary course of business;

   (8) Investments in New Notes which are delivered to the Indenture Trustee for cancellation;

   (9) Investments by AHMSA in Restricted Subsidiaries; and

  (10) Investments to the extent made in exchange for Capital Stock of AHMSA; provided that such investments are made in joint ventures, Persons, or assets, which are principally engaged in, or used for, a Permitted Line of Business.

   "Permitted Line of Business" means a business engaged in by AHMSA and its Restricted Subsidiaries as of the closing date of the restructuring plan (which is deemed to include the production and distribution of energy and gases), and any other business substantially related, ancillary or complementary to the foregoing.

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   "Permitted Refinancing Indebtedness Proceeds" means the Net Cash Payments actually received from the incurrence of Indebtedness of the type described in clause (5) of the definition of Permitted Indebtedness that is used to refinance the New Notes.

   "Restricted Payment" means any of the following:

       (w) the declaration or payment of any dividend or distribution (in cash, property or obligations) on any shares of any class of Capital Stock (now or hereafter outstanding) of AHMSA or any Restricted Subsidiary or on any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of AHMSA or any Restricted Subsidiary (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups, escision or reclassifications of its stock into additional or other shares of its common stock) or

       (x) the application by AHMSA or any Restricted Subsidiary of any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or the agreement by AHMSA or any Restricted Subsidiary to purchase or redeem, any shares of any class of Capital Stock (now or hereafter outstanding) of AHMSA or any Restricted Subsidiary, or warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of AHMSA or any Restricted Subsidiary or

       (y) payment or agreement to pay or accrue to be paid any management, guarantee fee or similar fee to any Affiliate of AHMSA (other than AHMSA and the Subsidiary Guarantors) or

       (z) the making of any investment in a person or entity (other than a Permitted Investment).

   "Restricted Subsidiary" means any subsidiary of AHMSA which is not an Unrestricted Subsidiary.

   "Securities Percentage" means, at any time, 100% minus the Bank Percentage.

   "Significant Subsidiary" means, as at any date, each Subsidiary of AHMSA that

   (a) is designated as such on a schedule to the New Indenture;

   (b) accounted for at least 5% of consolidated revenues of AHMSA and its Subsidiaries or 5% of consolidated earnings of AHMSA and its Subsidiaries before interest and taxes, in each case ending on the last day of the last fiscal quarter immediately preceding such date; or

   (c) has assets which represent at least 5% of the consolidated assets of AHMSA and its Subsidiaries as of the last day of the last fiscal quarter immediately preceding such date;

all of which with respect to clauses (2) and (3), will be as reflected on the financial statements of AHMSA for the period, or as of the date, in question; provided, however, that a person or entity will no longer be deemed to be a Significant Subsidiary from and after the date on which it ceases to be a Subsidiary of AHMSA.

   "Steam Coal Facility" means all facilities (whether or not in operation) and property of AHMSA and its Subsidiaries, including MICARE, used in the business of the exploration, development, mining and processing of steam coal, and any business ancillary thereto or supportive thereof, including, without limitation, the production, processing or treatment of by-products and process wastes resulting from the production of steam coal.

   "Steelmaking Facility" means all facilities (whether or not in operation) and property located in Monclova or Mexico City used in AHMSA's business of the manufacture and processing of steel, and any business ancillary thereto or supportive thereof, including, without limitation, the production or processing of raw materials (including iron ore and metallurgical coal) and the treatment and processing of water and process wastes resulting from the manufacture of steel.

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   "Unrestricted Subsidiary" means any Subsidiary of AHMSA that:

   (a) is not a Significant Subsidiary,

   (b) if its earnings, revenues and assets were combined with all other Subsidiaries of the Company that are Unrestricted Subsidiaries, the combined entity would not constitute a Significant Subsidiary, and

   (c) as to which AHMSA has furnished to the Indenture Trustee (1) a notice stating that it wishes such Subsidiary to be designated an Unrestricted Subsidiary and (2) a certificate of Arthur Andersen or other independent public accountants acceptable to the Indenture Trustee setting forth computations in reasonable detail demonstrating the foregoing conditions.

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                     DESCRIPTION OF NEW SUBORDINATED NOTES

Classification

   The New Subordinated Notes are classified into two series, Series D and Series E, which are identical in all respects other than (a) the original stated principal amount (U.S. $35.5 million for Series D and U.S. $27.7 million for Series E), and (b) the discharge of the Series E Notes upon the exercise by GAN of the Purchase Option. However, AHMSA can only exercise the MICARE Share Repurchase Option to the extent that we have repaid the New Series E Notes prior to the time of exercise of the MICARE Share Repurchase Option. See "Description of AHMSA Creditor Voting Trust--MICARE Share Repurchase Option."

Interest and Maturity

   From the closing of the restructuring plan through the third anniversary of the closing of the restructuring plan, the New Subordinated Notes will not bear interest. From the third anniversary of the closing of the restructuring plan until eight and one-half years from the closing of the restructuring plan the New Subordinated Notes will accrue interest, which will be added to principal at the three-month LIBO rate plus 1% per annum. From eight and one-half years after the closing of the restructuring plan and thereafter, the New Subordinated Notes will bear interest, payable in cash, quarterly in arrears at the three-month LIBO rate plus 2% per annum.

   The New Subordinated Notes will mature on the date that is 11.5 years after the closing of the restructuring plan.

Prepayment

   After payment in full of all amounts due with respect to the New Loans and the New Notes, AHMSA may prepay the New Subordinated Notes at any time. In addition, AHMSA will be required to prepay the New Subordinated Notes from the following:

  . one half of the amount by which the net proceeds from a sale of MICARE exceed U.S. $330.0 million; and

  . from and after January 1, 2005 until MICARE is sold, 65% of the amount by which the MICARE Cash Flow From Operations exceeds the Projected MICARE Cash Flow (see "Description of New Credit Agreement--Certain Definitions").

   Payments with respect to the New Subordinated Notes will be applied one-half to the New Series D Notes and one half to the New Series E Notes, until the New Series E Notes are paid in full.

Discharge of the Subordinated Promissory Notes, Series E


   Upon the exercise by GAN of the Purchase Option, the Subordinated Promissory Notes, Series E shall be deemed to be paid in full and discharged without any further payment thereon required by us, and regardless of the price obtained by the AHMSA Creditor Voting Trust for the underlying shares of common stock.

Subordination

   The payment of the principal of, premium, if any, and interest on the New Subordinated Notes, including amounts payable on any prepayment of the New Subordinated Notes, will be subordinated in right of payment to the extent set forth in the New Subordinated Notes to the prior full and final payment in cash of all Senior Debt of AHMSA. "Senior Debt" means the principal of, and premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy, insolvency or similar proceedings, whether or not a claim for post-petition interest is allowable as a claim in any such proceedings, on, and all fees and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the New Subordinated Notes or thereafter created, incurred or assumed:

   (a) indebtedness of AHMSA evidenced by a credit or loan agreement, note, bond, debenture or other written obligation,

   (b) all obligations of AHMSA for money borrowed,

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   (c) all obligations of AHMSA evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

   (d) obligations of AHMSA (1) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and (2) as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes,

   (e) all obligations of AHMSA under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements,

   (f) all obligations of AHMSA with respect to letters of credit, bankers' acceptances and similar facilities, including reimbursement obligations with respect to the foregoing,

   (g) all obligations of AHMSA issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business,

   (h) all obligations of the type referred to in clauses (a) through (g) above of another person and all dividends of another person, the payment of which, in either case, AHMSA has assumed or guaranteed, or for which AHMSA is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which is secured by a lien on the property of AHMSA, and

   (i) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses (a) through (h) of this paragraph;

provided, however, that Senior Debt shall not include the New Subordinated Notes or any such indebtedness or obligation if the terms of such indebtedness or obligation, or the terms of the instrument under which, or pursuant to which it is issued expressly provide that such indebtedness or obligation is not superior in right of payment to the New Subordinated Notes.

   No payment in respect of the New Subordinated Notes, whether on account of principal of or premium, if any, or interest on, or prepayment of, the New Subordinated Notes or otherwise (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the New Subordinated Notes provided that the establishment of such defeasance trust is permitted by the terms of all Senior Debt) may be made by AHMSA if

   (1) a default in the payment of principal, premium, if any, or interest, including a default under any redemption or repurchase obligation, or other amounts with respect to Senior Debt occurs or

   (2) any other default occurs and is continuing with respect to Senior Debt that permits the holders thereof to accelerate (with notice, lapse of time or both) the maturity thereof.

   Payments on the New Subordinated Notes may and shall be resumed

   (a) in the case of a payment default, upon the date on which such default is cured or waived and

   (b) in the case of a nonpayment default, the date on which such nonpayment default is cured or waived if the maturity of such Senior Debt has not been accelerated.

   In addition, upon any acceleration of the principal due on the New Subordinated Notes as a result of an event of default or payment or distribution of assets of AHMSA to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshaling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, of AHMSA, all principal premium, if any, interest and other amounts payable on all Senior Debt must be indefeasibly paid in full in cash before the holders of the New Subordinated Notes are entitled to receive any payment (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the notes indenture

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provided that the establishment of such defeasance trust occurs after the payment in full of all Senior Debt). By reason of such subordination, in the event of insolvency, creditors of AHMSA who are holders of Senior Debt may recover more, ratably, than the holders of the New Subordinated Notes and such subordination may result in a reduction or elimination of payments to the holders of the New Subordinated Notes.

Subsidiary Guarantees

   The New Subordinated Notes are irrevocably and unconditionally guaranteed on a subordinated basis by the subsidiaries of AHMSA that provide guarantees with respect to the New Loans and the New Notes. The guarantee of each such subsidiary will be released upon the sale of such subsidiary in accordance with the terms of the New Subordinated Notes.

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                          DESCRIPTION OF COMMON STOCK

   Set forth below is certain information concerning AHMSA's capital structure and a description of certain provisions of the by-laws ("Estatutos") of AHMSA as currently in effect, the new by-laws of AHMSA (the "new Estatutos") as proposed to be adopted by the closing date of the restructuring plan and applicable Mexican law. This description does not purport to be complete and is qualified in its entirety by reference to the Estatutos, the new Estatutos and the provisions of applicable Mexican law. A copy of the Estatutos and the new Estatutos together with an English translation thereof have been filed as an exhibit to the Registration Statement.

Outstanding Common Stock

   AHMSA has authorized a total of 458,375,502 shares of Common Stock, no par value, for issuance and has a total of 388,375,502 shares of Common Stock issued and outstanding, constituting one series of shares of Common Stock.

Foreign Investment Legislation

   The Foreign Investment Law (the "Foreign Investment Law") provides that foreign investors may own up to 100% of the capital stock of Mexican companies, without the approval of the foreign investment authorities, if certain requirements are satisfied. However, the Foreign Investments Law provides that in the event the amount of assets of a company is higher than the annual threshold determined by the National Commission of Foreign Investments (the "CNIE"), then foreign investors may only hold more than 49% of the capital stock of the company, if prior approval from the CNIE is obtained. The current amount of the Company's assets, would require that such approval be obtained prior to foreign investors holding more than 49% of its capital stock. As a general rule, shares representing the capital stock of a Mexican company that may be owned by foreign investors may be identified as a class and differentiated from shares that may only be owned by Mexican investors.

   The Foreign Investment Law also requires that AHMSA register any foreign owner of its shares with the National Registry of Foreign Investment maintained by the Ministry of Economy.

Registration and Transfer

   The certificates representing the Common Stock meet the requirements set forth in Article 125 of the Mexican General Law of Commercial Companies, may cover more than one share, are consecutively numbered and signed by two directors, and have numbered coupons attached thereto evidencing the exercise of any applicable dividend rights. Shareholders of AHMSA may either hold their shares of Common Stock directly, in the form of physical certificates, or indirectly, through book entries with institutions that have accounts with Indeval. Accounts may be maintained at Indeval by brokers, banks, other financial institutions or other entities approved by the CNBV ("Indeval Participants"). AHMSA maintains a stock registry, and only those persons listed in the stock registry and those holding certificates issued by Indeval and any relevant Indeval Participant indicating ownership are recognized as shareholders by AHMSA.

Shareholders' Meetings and Voting Rights

   Each share of Common Stock entitles the holder thereof to one vote at any shareholders' meeting of AHMSA. In order to attend a shareholders' meeting or to vote, a shareholder must obtain an admission card by depositing shares or certificates of deposit issued by a bank, brokerage house or Indeval at the place indicated in the respective notice or, in the absence of such designation, with the Company Secretary.

   General shareholders' meetings may be ordinary or extraordinary meetings. Extraordinary general meetings are meetings called to consider redemption and other matters specified in Article 182 of the Mexican General Law of Commercial Companies including, principally, changes in the share capital and other amendments to the Estatutos, issuance of preferred stock, liquidation, merger, transformation from one type of company to another,

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change in nationality and change of corporate purpose. Under the terms of the new Estatutos, so long as the debt issued under the restructuring plan is outstanding, or the right of first refusal over AHMSA common stock in favor of the special purpose vehicle created by GAN has not expired or been waived, extraordinary general meetings will also be called to consider the following items, requiring a favorable 61% shareholder vote:

  . declaration of dividends not authorized by the terms of the documents governing our indebtedness;

  .  creation of an audit committee;

  . issuance of equity or securities convertible into or exercisable for equity securities, other than certain permitted issuances to our employees;

  .  repurchases of our common stock or their conversion to treasury shares;

  . filing for protection under applicable insolvency law or the sale of the majority of our assets (unless as a result of such transaction, all of our financial obligations will be paid concurrently therewith);

  . capital increase or reduction, as well as the merger, spin-off, dissolution or liquidation of us;

  . approval of any matter requiring a supermajority vote of our board of directors that is submitted to the stockholders for their approval;

  . granting and revocation of power of attorney for any matter requiring a supermajority shareholder vote or supermajority vote of our board of directors;

  . approval of compensation, fees and reimbursement of expenses for the board of directors, secretaries of the board, examiners and their respective alternates in excess of certain specified limits;

  .  any amendment to the new Estatutos; and

  .  the adoption of certain anti-takeover provisions.

   General meetings called to consider all other matters are ordinary meetings.

   An annual ordinary general meeting must be held during the four months following the end of each fiscal year to consider the approval of the report of the Board of Directors regarding the performance of AHMSA during the preceding fiscal year, the appointment of the members of the Board of Directors not otherwise appointed in accordance with the current Estatutos or the new Estatutos and the remuneration of directors.

   Under the new Estatutos, the quorum for ordinary general meetings pursuant to a first call is 55% of the outstanding shares of Common Stock, and action may be taken by a majority of the shares present, except that with respect to the appointment of the Chairman of the Board of Directors approval by resolution of the holders of shares representing at least 50% of the outstanding common stock is required at all times. If a quorum is not present, a subsequent meeting may be called at which action may be taken by holders of a majority of the shares of Common Stock present, regardless of the percentage of outstanding shares of Common Stock represented at such meeting, except that with respect to the appointment of the Chairman of the Board of Directors approval by resolution of the holders of shares representing at least 50% of the outstanding capital stock is required at all times. The quorum for extraordinary general meetings is 75% of the outstanding shares of Common Stock. If a quorum is not present, a subsequent meeting may be called and the quorum for the subsequent meeting is 61% of the outstanding shares. Action at an extraordinary general meeting may only be taken by holders of at least 61% of the outstanding shares of Common Stock.

   Shareholders' meetings may be called by the Board of Directors acting through a delegate, the Chairman of the Board, the Secretary of the Board or any statutory auditor and must be called by the Board of Directors acting through a delegate, the Chairman of the Board, the Secretary of the Board or any statutory auditor upon the written request of 10% or more of AHMSA's outstanding shares of Common Stock provided that the request relates to matters on which the requesting shareholder(s) is (are) entitled to vote. In addition, the Board of Directors acting through a delegate, the Chairman of the Board, the Secretary of the Board or any statutory auditor must call a shareholders' meeting at the written request of any shareholder if no shareholders' meeting

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has been held for two consecutive years or if the shareholders' meetings held during such period have not considered the preceding year's Board of Directors' report, financial statements and distribution of profits or elected directors or a statutory auditor. Under the new Estatutos, notice of meetings must be published in any two of Excelsior, Reforma and El Universal, which are newspapers in Mexico City with broad circulation in Monclova, and in the official gazette of the Mexican federation. A shareholder may be represented at a shareholders' meeting by a proxy signed before two witnesses or by a general or special power of attorney or by standard form proxies prepared by AHMSA pursuant to the Mexican Stock Market Law.

   Under Mexican law, holders of 33% of the outstanding shares of Common Stock may have any shareholder action set aside (other than those relating to liabilities of directors or statutory auditors) by filing a complaint with a court of law within 15 days after the close of the meeting at which such action was taken and by showing that the challenged action violates Mexican law or the Estatutos (or the new Estatutos, as the case may be). Relief under these provisions is only available to holders (i) who were entitled to vote on, or whose rights as shareholders were adversely affected by, the challenged shareholder action and (ii) whose shares were not represented when the action was taken or, if represented, were voted against it.

   Under Mexican law, an action for civil liabilities against directors may be initiated by a shareholders' resolution. In the event shareholders decide to bring such an action, the persons against whom such action is brought will immediately cease to be directors. Additionally, shareholders representing not less than 33% of the outstanding shares of Common Stock may directly exercise such action against the directors, provided that (i) such shareholders have not approved the resolution at the relevant shareholders' meeting to release the directors from liability for exercising such action at the relevant shareholders' meeting, and (ii) the claim covers all of the damage alleged to have been caused to the Company and not merely the damage suffered by the plaintiffs. Any recovery of damages with respect to such action will be for the benefit of the Company and not for the shareholders bringing the action.

Board of Directors

   Under the new Estatutos, so long as the debt issued under the restructuring plan is outstanding or the right of first refusal over our common stock in favor of the special purpose vehicle created by GAN has not expired or been waived, the Board of Directors will be comprised of twelve (12) individuals, at least three of whom must be "Independent Directors" as defined in the new Estatutos. In accordance with the new Estatutos,

  . shareholders holding at least 50% of AHMSA's outstanding capital stock (or, in their absence, shareholders holding a plurality of the shares present or represented at an ordinary shareholders' meeting) are entitled to elect six directors; and

  .  the remaining directors are elected by the other stockholders.

As a matter of Mexican law, each shareholder owning 10% or more of our voting capital stock is entitled to elect one director for each 10% owned. Initially after the closing of the restructuring plan, the AHMSA Creditor Voting Trust shall be entitled to elect four directors because it will own 40% of our outstanding capital stock.

   Under the terms of the Acknowledgment, Consent, Indemnification and Cooperation Agreement to be entered into by GAN, the trustee of the AHMSA Creditor Voting Trust and us, six (or after a payment default under the New Loans or the New Notes, three) of the directors will be nominated by GAN, and four (or after a payment default on the New Loans or the New Notes, seven) of the directors will be nominated by the trustee of the AHMSA Creditor Voting Trust.

   Of the directors nominated by GAN, at least one of them is required to be independent. Of the directors nominated by the trustee of the AHMSA Creditor Voting Trust, at least one of them is considered to be independent.

   Under the terms of the new Estatutos, so long as the debt issued under the restructuring plan is outstanding, or the right of first refusal over our common stock in favor of the special purpose vehicle created by GAN has not

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expired or been waived, the vote of a majority of the Board of Directors, including at least three of the Directors nominated by the AHMSA Creditor Voting Trust, is required to approve certain actions, including:

  . the acquisition of new subsidiaries not permitted by the documents governing our indebtedness;

  . the issuance of guarantees or granting of liens in excess of amounts provided for in the annual budget;

  . extension of loans by us, other than loans to any of our executives, directors or employees after July 31, 2000 as set forth below, whether or not guaranteed or secured;

  .  the appointment and removal of our external auditors;

  . the approval of the annual business plan and budget, including specific limitations on investments, expenditures, liens, indebtedness and guarantees, and any action resulting in a greater than 10% variation from the annual business plan;

  . the incurrence of indebtedness equal to or in excess of 110% of the amount set forth in the annual business plan;

  . the issuance of any guarantee or bond or granting of any lien equal to or in excess of 110% of the amount set forth in the annual business plan;

  . transactions with GAN, its successors or shareholders or any of our subsidiaries or affiliates, except for: (i) transactions which as a whole do not exceed U.S.$2,500,000.00 per year, (ii) payment of a management fee to GAN subject to the restrictions provided for under the documents governing AHMSA's indebtedness, (iii) purchase of magnetite supplies from Compania Minera el Braztan, S.A. de C.V. pursuant to the Supply Agreement dated November 1, 1999, (iv) consideration payable to officers of AHMSA in the ordinary course of business permitted by the new Estatutos, and (v) the reimbursement to GAN of fees for services rendered to GAN by independent advisors in the ordinary course of business up to U.S.$400,000 per year provided that such reimbursement is permitted under the documents governing AHMSA's indebtedness;

  . annual compensation to any employee in excess of U.S.$400,000 or the hiring of employees on terms contrary to our General Hiring Policies as approved by a majority of our board of directors;

  . loans to any of our executives, directors or employees after July 31, 2000 which total more than U.S.$100,000 per person or U.S.$1.5 million in the aggregate;

  . the voting of shares of stock in a subsidiary at extraordinary shareholder meetings;

  . the purchase, sale or transfer of assets contrary to the terms of the documents governing our indebtedness;

  . entering into operating leases, as lessee, contrary to the terms of the documents governing our indebtedness;

  .  extending advances to suppliers, not included in our annual business plan;

  . repurchases of our own shares and the conversion of our shares to treasury shares;

  . the appointment and dismissal of our internal auditor and the determination of his authority and compensation;

  . the opening and closing of bank and investment accounts, as well as the appointment of authorized signatories, provided that at least the signatures of two signatories will be required;

  . the appointment of the secretary and alternate secretary of our board of directors;

  . the appointment and dismissal of our chief financial officer, his compensation, and the scope of his duties;

  . the creation, composition and granting of functions to committees of our board of directors, including the audit committee;

  .  any change in the line of business permitted by the new Estatutos; and

  . the granting and revocation of powers of attorney relating to any matter that requires a supermajority board vote.

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Dividend Rights

   At the Company's annual ordinary general shareholders' meeting, the Board of Directors submits to the shareholders for their approval the financial statements of the Company for the preceding fiscal year. After deducting all expenses such as remuneration of the Directors and statutory auditors, any remaining net profits must be applied according to the following rules. First, five percent of the Company's net earnings must be allocated to a legal reserve fund, until the legal reserve fund reaches an amount equal to at least 20% of the Company's capital stock. The allocation to the legal reserve is determined without reference to inflation adjustments of capital stock under Mexican GAAP. Second, shareholders may allocate additional amounts to other reserve funds including a reserve to repurchase shares. Third, the remaining balance, if any, is applied as resolved by the shareholders' meeting. As a result of restrictions contained in the New Indenture and the New Credit Agreement, if the restructuring plan is consummated, AHMSA does not anticipate that it will be paying dividends for the foreseeable future.

Changes in Share Capital; Preemptive Rights

   The fixed portion and variable portion of the Company's capital stock may only be increased or decreased by resolution of an extraordinary general shareholders' meeting. Any change in the fixed portion requires an amendment of the current Estatutos or the new Estatutos, as the case may be. See "Shareholders' Meetings and Voting Rights" above and "Variable Capital and Withdrawal Rights" below.

   An increase of share capital may be effected through the issuance of new shares for payment in cash or in kind, by capitalization of indebtedness or by capitalization of certain items of stockholders' equity.

   In the event of a capital increase through the issuance of new shares for payment, each holder of outstanding Common Stock generally has a preferential right to subscribe for a number of new shares sufficient to maintain the holder's existing proportionate holding of shares. Preemptive rights must be exercised within 15 to 30 days after publication of a notice of the capital increase in the official gazette of the corporate domicile of the Company and in one of the newspapers of broad circulation of such domicile; otherwise such rights lapse as determined by an extraordinary shareholders' meeting. Shares of Common Stock designated for issuance pursuant to a preemptive rights offering, with respect to which preemptive rights have not been exercised, may be sold by the Company on terms previously approved by the shareholders or the Board of Directors, but in no event below the price at which they were offered to shareholders.

   Article 81 of the Mexican Securities Law permits the issuance and sale of shares through a public offering without granting shareholders preemptive rights, if permitted by the corporate charter and upon, among other things, express authorization of the CNBV and express waiver of preemptive rights by shareholders at an extraordinary shareholders' meeting. The current Estatutos and the new Estatutos of the Company permit the issuance and sale of shares in a public offering in accordance with Article 81 of the Mexican Securities Law. Such offer may not take place if shareholders representing 25% or more of the Common Stock vote against such issuance. Any shareholder that votes against such issuance has the right to demand that the Company sell such shareholder's shares to the public at the same price at which the newly issued shares are to be sold.

   A reduction of capital stock may be effected to absorb losses or to repay shareholders. A reduction of capital stock to absorb losses is effected by reducing the value of all outstanding shares of Common Stock. Any reduction in the variable portion of the capital stock (except reductions from the exercise of withdrawal rights) must be effected by reimbursing holders of shares of Common Stock pro rata.

   Only those shares duly subscribed and paid for may be redeemed. Any shares intended to be redeemed shall be purchased on the Mexican Stock Exchange, subject to the terms and conditions established by the extraordinary general shareholders' or the Board of Directors' meeting, as the case may be.


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Variable Capital and Withdrawal Rights

   Under the Estatutos and the new Estatutos and CNBV regulations, variable capital may not be greater than 10 times the minimum fixed portion of AHMSA's capital stock (the "Minimum Capital") specified in the Company's Estatutos.

   The outstanding variable portion of AHMSA's capital stock, if any, may be fully or partially withdrawn by the shareholders. The Minimum Capital cannot be withdrawn. A holder of shares representing AHMSA's stock that wishes to effect a total or partial withdrawal of its shares must notify AHMSA in an authenticated written notice to that effect. Given the fact that the capital stock of AHMSA is represented by a single series of shares, such withdrawal will be effective to the extent that the remaining capital stock will not be less than the Minimum Capital. If notice of withdrawal is received prior to the last quarter of the fiscal year, the withdrawal becomes effective at the end of the fiscal year in which the notice is given. Otherwise, the withdrawal becomes effective at the end of the following fiscal year.

   Reimbursement of withdrawn shares of Common Stock is made at the lower of:
(i) 95% of the average share price quoted on the Mexican Stock Exchange during the 30 business days prior to the date on which the withdrawal becomes effective or (ii) the book value per share as calculated from AHMSA's financial statements (as approved at the annual ordinary general meeting) for the fiscal year at the end of which the withdrawal becomes effective. Any such amount to be paid by AHMSA becomes due on the day following the annual ordinary general meeting referred to in clause (ii) above.

Purchase by the Company of its Common Stock

   AHMSA may temporarily redeem its own shares pursuant to the current Estatutos and the new Estatutos and other applicable laws and regulations. For such purpose, AHMSA must approve a reduction in its capital stock with the prior resolution of the extraordinary general shareholders or the Board of Directors.

Repurchases in the Event of Delisting

   In accordance with the current Estatutos and the new Estatutos and as required by Mexican securities regulations, those shareholders that effectively control AHMSA are obligated to make a public offer to purchase the shares owned by minority holders in the event that the listing of the Common Stock on the Mexican Stock Exchange is cancelled, whether by resolution of AHMSA or by an order of the CNBV. Unless a different price is approved by the CNBV, the shares must be purchased by such controlling shareholders at the higher of (i) the average quotation price for the 30 days prior to the date of the offer or (ii) the book value, as reflected in the last quarterly report filed with the CNBV and the Mexican Stock Exchange prior to the date of the offer.

   Holders of the majority of the shares are not bound to make such a public offer to purchase if the cancellation of the listing is approved by all of the shareholders of AHMSA. This provision, contained in AHMSA's Estatutos and the new Estatutos, may not be amended without the consent of holders of at least 95% of the outstanding shares of Common Stock and the prior approval of the CNBV.

Other Provisions

  Duration

   The duration of the Company's existence is 99 years from April 29, 1992.

  Shareholders' Conflicts of Interest

   Under Mexican law, any shareholder that has a conflict of interest with respect to any transaction must abstain from voting thereon at the relevant shareholders' meeting. A shareholder that votes on a transaction in which its interest conflicts with that of AHMSA may be liable for damages in the event the relevant transaction would not have been approved without such shareholder's vote.

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  Directors' Conflicts of Interest

   Under Mexican law, any director who has a conflict of interest with AHMSA in any transaction must disclose such fact to the other directors and abstain from participating in the corresponding discussion. Any director who violates such provision will be liable for damages. Additionally, the directors and statutory auditors of AHMSA may not represent other shareholders in the shareholders' meetings. The Estatutos and the new Estatutos contain a similar provision. See "Related Party Transactions".

  Appraisal Rights

   Whenever the shareholders approve a change of corporate purpose, change of nationality or transformation from one type of corporate form to another, any shareholder that is entitled to vote on such change or transformation and has voted against such change or transformation has the right to withdraw from AHMSA and receive the amount calculated as specified under Mexican law attributable to its shares, provided that such shareholder exercises its right to withdraw within 15 days following the adjournment of the meeting at which the change or transformation was approved.

  Liquidation

   Upon dissolution of AHMSA as provided in Chapter XI of the Mexican General Law of Commercial Companies, one or more liquidators must be appointed at an extraordinary shareholders' meeting to wind up its affairs. All fully paid and outstanding shares will be entitled to participate equally in any distribution upon liquidation. Partially paid shares participate in any distribution in the same proportion that such shares have been paid at the time of the distribution.

  Purchase of Common Stock by Subsidiaries of AHMSA

   The Estatutos and the new Estatutos prohibit the purchase of Common Stock by subsidiaries of AHMSA.

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                  DESCRIPTION OF AHMSA CREDITOR VOTING TRUST

   The AHMSA Creditor Voting Trust is an irrevocable trust created under the Special Trust (Alternate Regime) Law of 1997 of the Cayman Islands as a trust for the sole benefit of AHMSA's creditors pursuant to a declaration of trust executed by AHMSA and HSBC Financial Services (Cayman) Limited, who will
initially serve as co-trustees, on        , 2002. After the registration
statement, of which this Prospectus and Consent Solicitation is a part, is declared effective by the SEC and prior to the closing of the restructuring plan, we will resign as trustee and HSBC Financial Services will be the sole trustee. The trust will be governed by the declaration of trust and the Share Transfer and Voting Agreement and the Acknowledgment, Consent, Indemnification and Cooperation Agreement (the "Company Agreement"). Under Cayman Islands Law, the AHMSA Creditor Voting Trust is not technically a legal entity but rather the creation of a contractual, fiduciary relationship between the trustees and the beneficiaries.

Purpose of the AHMSA Creditor Voting Trust

   The purpose of the AHMSA Creditor Voting Trust will be (i) the holding of the shares of AHMSA common stock issued to AHMSA's creditors on the closing date of the restructuring plan and the shares of AHMSA common stock transferred to the trust from the Supplemental Shares Trust (and other property, including additional shares of common stock, or cash which may be distributed by AHMSA to its shareholders, the "Trust Shares"), (ii) obtaining legal title in the common stock to be held in the name of its trustee, and (iii) providing to its trustee the right to exercise any and all rights derived from or pertaining to the Trust Shares including the right to vote or otherwise represent all of the Trust Shares and the right to grant options in the Trust Shares. Under the terms of the AHMSA Creditor Voting Trust, its trustee will hold the Trust Shares in its name and exercise all such rights of the Trust Shares pursuant to the terms of the Declaration of Trust and Share Transfer and Voting Agreement.

  Voting of Our Common Stock; Voting Trust Interest holder vote

   The AHMSA Creditor Voting Trust will vote all shares of our common stock held by it as a block at the direction of the majority of the outstanding voting trust interests. Material decisions, such as any permitted release of shares, amendments to the agreements governing the voting trust, and changes to the term of the voting trust, must be approved by a vote of the majority of holders of voting interests and the majority of holders of all voting and nonvoting interests in the voting trust.

Duration of the AHMSA Creditor Voting Trust

   The AHMSA Creditor Voting Trust will terminate and the shares of AHMSA common stock held by it will be released upon the earliest of

    . consummation of a sale (including as a result of an exercise of the Purchase Option by the special purpose vehicle created by GAN) or release of all shares held in the AHMSA Creditor Voting Trust;

    . both (1) termination or expiration of (a) the Purchase Option (as defined below), (b) the Right of First Refusal (as defined below) and
       (c) the MICARE Repurchase Option (as defined below) and (2) after payment in full in cash of the New Loans and the New Notes and all other amounts owing under the other transaction documents including fees, expenses and indemnities payable by AHMSA ("Repayment in Full") ; or

    . after the termination or expiration of (a) the Purchase Option (as defined below), (b) the Right of First Refusal (as defined below) and
       (c) the MICARE Repurchase Option (and prior to Repayment in Full), upon the affirmative vote of the majority of the holders of voting interests and the holders of a majority of the voting and nonvoting interests combined.

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Trust Interests

  Series of Trust Interests

   Each person who deposits shares of our common stock into the AHMSA Creditor Voting Trust will receive an equal number of interests in the AHMSA Creditor Voting Trust in one of three series:

    . MICARE Series--to be issued to depositors with respect to indebtedness they held of MICARE on the closing date of the restructuring plan, representing beneficial ownership of certain of our shares of common stock. The shares of our common stock corresponding to the MICARE Series of trust interests will be subject to the MICARE Share Repurchase Option and the Purchase Option described below.

    . Closing Date Series--to be issued to depositors with respect to our indebtedness that they held other than with respect to indebtedness of MICARE on the closing date of the restructuring plan, representing beneficial ownership of certain of our shares of common stock. The shares of our common stock corresponding to the Closing Date Series of trust interests will be subject to the Purchase Option and the Right of First Refusal described below.

    . Converted Interest Series--upon the transfer to the AHMSA Creditor Voting Trust of our common stock that was used by GAN to pay Converted Interest on our behalf from the Supplemental Share Trust, the holders of such indebtedness will be issued Converted Interest Series trust interests, representing beneficial ownership of certain of our shares of common stock.

  Voting and Non-Voting Trust Interests

   Under the terms of the Share Transfer and Voting Agreement, the interests in the AHMSA Creditor Voting Trust will consist of both voting and non-voting classes of beneficial interests, which will be identical in every respect except voting rights. Voting interests will have exclusive voting rights relating to corporate governance and the voting of shares of AHMSA Common Stock. The approval of a majority of holders of voting interests and the majority of holders of all voting and nonvoting interests in the trust is required to approve material decisions and amendments relating to the voting trust itself (except as discussed below). All creditors initially receiving trust interests upon closing of the restructuring plan or initial issuance of the Converted Interest Series will receive voting interests. In the event of any transfer of any voting interest to a person other than

    .  an affiliate of the transferor or

    . another person holding voting interests at such time or an affiliate thereof or

    . a transferee who acquires a proportional amount of our New Loans and New Notes,

then such voting interest will automatically convert into a nonvoting interest of the same series as the corresponding voting interest. Non-voting interests may be converted into voting interests in the event that nonvoting interests are transferred to a holder of voting interests, up to the maximum allowable voting interests for such holder. Except in connection with the acquisition of additional New Loans and New Notes or initial issuance of Converted Interest Series trust interests, all trust interests held by a creditor with a voting interest in excess of two times the voting interest held on the closing of the restructuring plan or the date the creditor first acquired trust interests will be automatically converted into non-voting interests.

  Restrictions on Transfer

   Under the Share Transfer and Voting Agreement, we, GAN, shareholders of GAN and their affiliates are ineligible to be a transferee of beneficial interests of the AHMSA Creditor Voting Trust (and all such purported transfers will be null and void), except only if and where both (a) the AHMSA Creditor Voting Trust were deemed to be an unregistered investment company so that the purchase option and/or the MICARE share repurchase option are not enforceable against the AHMSA Creditor Voting Trust and (b) the applicable option holder (AHMSA, in the case of the MICARE Share Repurchase Option, and the special purpose vehicle created

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by GAN in the case of the Purchase Option) desires to exercise the option (in which case the holders of the trust interests will transfer the applicable number of underlying trust shares or its trust certificate representing the applicable number of underlying trust shares in order to permit the applicable option holder to exercise its option).

Governance of the AHMSA Creditor Voting Trust

   Under the terms of the declaration, the AHMSA Creditor Voting Trust's business and affairs will be conducted by its trustee, pursuant to the terms of the Declaration of Trust, the Share Transfer and Voting Agreement and the related agreements. Any two or more holders of 25% or more of the voting interests in the AHMSA Creditor Voting Trust will be entitled to recommend to the trustee:

    .  a course of action or inaction by the trustee; and

    . candidates for our directors and an examiner of us to be nominated by the trustee.

   Following any such recommendation, holders of voting trust interests will vote whether to approve or disapprove such recommendation. A plurality of the votes cast will be determinative.

Transfer of Shares held by the AHMSA Creditor Voting Trust

  Shares Corresponding to the Converted Interest Series

   There are no restrictions on the AHMSA Creditor Voting Trust's transfer of our shares corresponding to the Converted Interest Series.

  Shares Corresponding to the MICARE Series

   Other than pursuant to the exercise of the Purchase Option, the AHMSA Creditor Voting Trust is prohibited from transferring our common stock corresponding to the MICARE Series of trust interests prior to the expiration or termination of the MICARE Share Repurchase Option described below under "MICARE Share Repurchase Option".

  Prior to the Third Anniversary of the Closing of the Restructuring Plan

   The AHMSA Creditor Voting Trust is prohibited from transferring our common stock prior to the third anniversary of the closing of the restructuring plan.

  Prior to the Expiration of the Right of First Refusal

   After the expiration of the three-year purchase option in favor of the special purpose vehicle created by GAN, but prior to the expiration of the two-year additional right of first refusal period, the AHMSA Creditor Voting Trust may sell to a third party all of the shares of our common stock held by it corresponding to the Closing Date Series upon the affirmative vote of the holders of a majority of the voting trust interests of such Series and a majority of the voting and non-voting interests of such Series combined. Any such transfer shall be subject to the right of first refusal described below.

  After the Termination or the Expiration of the Right of First Refusal until termination of the Special Equity Rights Period

   After the termination or the expiration of the right of first refusal period, but before the expiration of the Special Equity Rights Period, the AHMSA Creditor Voting Trust may sell or release all, or any portion of the shares of AHMSA common stock held by it corresponding to a particular Series (other than those shares

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

corresponding to the MICARE Series of trust interests) upon the affirmative vote of the holders of a majority of the voting trust interests of such Series and a majority of the voting and non-voting interests of such Series combined.

   The "Special Equity Rights Period" will end on the later of (a) the date of Repayment in Full and (b) the earliest of

    .  expiration or termination of the right of first refusal;

    . sale of all AHMSA shares subject to the AHMSA Creditor Voting Trust (other than those shares corresponding to the MICARE Series of trust interests);

    . waiver by the holder of the right of first refusal of the right of first refusal; and

   .   consummation of an exercise of the three-year purchase option.

  After the Expiration of the Special Equity Rights Period

   After the expiration of the Special Equity Rights Period, the AHMSA Creditor Trust must transfer all of the shares of our common stock held by it (other than those shares corresponding to the MICARE Series of trust interests) to the holders of the corresponding series of trust interests in full satisfaction of such interests.

Special Equity Rights

  Selection and Retention of Chief Financial Officer

   The AHMSA Creditor Voting Trust and the Trust Directors nominated by it will be entitled to certain veto rights over our actions, and the Trust Directors will have the right to control the selection and retention of the Chief Financial Officer of AHMSA and all officers reporting to the chief financial officer (other than the tax planning officer), our internal and external auditors and the secretary of our Board of Directors.

   Under the Company Agreement, the majority of the Board of Directors designated by the AHMSA Creditor Voting Trust (i.e., the Trust Directors) will have the right to terminate the Chief Financial Officer of AHMSA (the "CFO"). All officers and employees within AHMSA's finance department will report to the CFO and all such officers and employees other than the tax director may only be terminated by the CFO or, in the event that any such officer or employee commits a criminal act against the Company, which legally constitutes a crime pursuant to applicable criminal legislation ("Cause"), by the Chief Executive Officer of AHMSA the ("CEO"). The tax director of AHMSA, and all officers and employees reporting to the tax director, will be appointed by the CEO of AHMSA, in his sole discretion, and may be terminated only by him in his sole discretion or by the CFO for Cause. The right of the Trust Directors to terminate the CFO will terminate following the expiration of Special Equity Rights Period.

   The CFO at the time of the consummation of the restructuring plan (the "Initial CFO") and any subsequent CFO (a "Subsequent CFO") appointed prior to the First CEO Removal (as defined herein), may only be removed from such position by a decision of (a) the CEO of AHMSA, if such decision is ratified within 17 days by a majority of the entire board of directors of the Company,
(b) a majority of the entire board of directors of the Company (any such removal pursuant to (a) or (b) but in the case of (b) only to the extent such removal was without the consent of a majority of the Trust Directors, the "First CEO Removal"), or (c) a majority of the Trust Directors. After the First CEO Removal and prior to the Second CEO Removal (as defined herein), the Subsequent CFO may only be removed from such position by (i) the CEO, if such decision is ratified within 17 days by a majority of the entire board of directors of the Company including at least one Trust Director, (ii) a majority of the entire board of directors of AHMSA including at least one Trust Director (any such removal pursuant to (i) or (ii) but in the case of (ii) only to the extent such removal was without the consent of a majority of the Trust Directors, the "Second CEO Removal"), or (iii) a majority of the Trust Directors. After the Second CEO Removal, any Subsequent CFO may only be removed by a majority of the Trust Directors.

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

   Any CFO appointed to replace the Initial CFO or any Subsequent CFO shall be appointed in the following manner. Prior to the First CEO Removal, the Trust Directors shall nominate two CFO candidates, the directors nominated by GAN (the ''GAN Directors") may veto one such candidate and the second shall become the Subsequent CFO. If the GAN Directors fail to exercise such veto right within 17 days of written notice to the GAN Directors of the CFO candidates nominated by the Trust Directors, the Trust Directors may select a Subsequent CFO among such CFO candidates, without the CEO or the board of directors of AHMSA or any other person or entity having any consent right. After the Second CEO Removal, the Trust Directors shall select the Subsequent CFO, without the CEO or the board of directors of AHMSA or any other person or entity having any consent right.

  Resolution of Accounting Issues

   With respect to changes in accounting treatments, the CEO may require a change in AHMSA's accounting treatment so long as his proposal is in accordance with Mexican GAAP consistently applied. If the CFO of AHMSA believes the proposal of the CEO is not in accordance with Mexican GAAP consistently applied, he may refer the issue to the Company's external auditors whose determination, as to whether such proposal is in accordance with Mexican GAAP consistently applied, will be conclusive.

Super Majority Board Votes

   Under the terms of the new Estatutos, so long as the debt issued under the restructuring agreement is outstanding, or the right of first refusal over AHMSA common stock in favor of the special purpose vehicle created by GAN has not expired or been waived, the vote of a majority of the Board of Directors, including at least three of the Directors elected by the AHMSA Creditor Voting Trust, is required to approve certain actions, described above under "Description of Common Stock--Board of Directors."

Additional Provisions Relating to the AHMSA Creditor Voting Trust

   As long as the AHMSA Creditor Voting Trust is required to remain a reporting entity under the Exchange Act or could exercise registration rights under the Securities Act, we are required to remain a reporting entity under the Exchange Act and are not permitted to deregister, even if permitted to do so under the Exchange Act.

   We will reimburse HSBC Financial Services (Cayman) Limited, as trustee, for any expenses of professionals incurred in preparing or reviewing reports for the AHMSA Creditor Voting Trust under the Exchange Act.

   HSBC Financial Services (Cayman) Limited, as trustee, will not be required to execute on behalf of the AHMSA Creditor Voting Trust any registration statements under the Securities Act subsequent to the closing of the restructuring plan unless HSBC is satisfied that it will not have liability under Section 11 of the Securities Act with respect thereto.

Assets of the AHMSA Creditor Voting Trust

   Upon the consummation of the restructuring plan, the Trust Shares (and other property, including additional shares of common stock, or cash which may be distributed by AHMSA to our shareholders) will be the sole assets of the AHMSA Creditor Voting Trust. The Trust Shares held in the AHMSA Creditor Voting Trust (other than shares of AHMSA Common Stock transferred ("Converted Interest Shares") as payment of Converted Interest on the New Loans and the New Notes) will be subject to a three-year purchase option (the "Purchase Option") and an additional two year right of first refusal in favor of a special purpose vehicle of our parent company, and in the case of shares to be issued to the creditors of MICARE a nine-year purchase option (the "MICARE Share Repurchase Option") in our favor.

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

   Payments and dividends made upon the shares of AHMSA common stock held by the AHMSA Creditor Voting Trust and payments and reimbursements made under the Company Agreement will be the sole revenue of the AHMSA Creditor Voting Trust. Pursuant to the Company Agreement, AHMSA has agreed to reimburse the trustee for the reasonable fees and expenses related to administering the AHMSA Creditor Voting Trust. The Share Transfer and Voting Agreement provides that the AHMSA Creditor Voting Trust will indemnify its trustee. Upon the consummation of the restructuring plan, two million dollars (U.S.$2,000,000) of the Restructuring Fee will be deposited with the trustee of the AHMSA Creditor Voting Trust to fund the AHMSA Creditor Voting Trust's obligation to indemnify the trustee.

  Obligations of Holders of Trusts and Interests

   Each holder of a trust interest must provide to the trustee of the AHMSA Creditor Voting Trust information (including telephone number, fax number, e-mail and address) for an individual to act as its representative in dealing with the trustee. Such representative shall have the exclusive right to vote all the trust interests of such holder. Each holder may from time to time change such representative.

Stock Option Agreement

  Grant of Two Purchase Options

   Pursuant to the Stock Option Agreement, the AHMSA Creditor Voting Trust will grant an option on our shares of common stock (other than those corresponding to the Converted Interest Series of trust interests):

  . to us to purchase shares (the "MICARE Trust Shares") corresponding to the MICARE Series of trust interests (the "MICARE Share Repurchase Option"); and

  . to a special purpose vehicle created by GAN to purchase all (but not less than all) of the shares of common stock held by it, including the shares subject to the MICARE Share Repurchase Option (the "Purchase Option").

The MICARE Share Repurchase Option

  Shares Subject to MICARE Share Repurchase Option

   If the New Subordinated Notes, Series E have been paid or deemed to have been paid in full, then the MICARE Share Repurchase Option may be exercised in full. Otherwise, the number of MICARE Trust Shares subject to the option will be equal to the product of (x) the number of MICARE Trust Shares outstanding at the closing date of the restructuring plan and (y) a fraction, the numerator of which is the payments that have been made in respect of the principal amount of the New Subordinated Notes, Series E that has been repaid prior to the date of exercise of the option and the denominator of which is the sum of the then outstanding principal amount of the New Subordinated Notes, Series E, and the previously repaid principal amount of the New Subordinated Notes, Series E.

  Exercise Period and Exercise Price
   The MICARE Share Repurchase Option may be exercised from time to time following payment in full of all indebtedness under the New Credit Agreement and the New Indenture and all other amounts in respect of fees, expenses and indemnities by us under the transaction documents (other than the Company Agreement, the Registration Rights Agreement and the Stock Option Agreement) until the earlier of (a) the ninth anniversary of the closing of the restructuring plan or (b) the exercise of the Purchase Option. The exercise price of the MICARE Share Repurchase Option is U.S.$1 per 10,000 shares.

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

Purchase Option

  Exercise Period

   The Purchase Option may be exercised after payment in full in cash of all indebtedness under the New Credit Agreement or the New Indenture and all other amounts in respect of fees, expenses and indemnities by us under the transaction documents (other than the Company Agreement, the Registration Rights Agreement and the Stock Option Agreement) until the third anniversary of the closing of the restructuring plan.

  Shares Subject to Purchase Option

   The shares subject to the Purchase Option will be all (and only all) shares subject to the AHMSA Creditor Voting Trust (other than the shares corresponding to the Converted Interest Series).

  Exercise Price

   Prior to the first anniversary of the closing of the restructuring plan, the exercise price of the Purchase Option will be an amount equal to a pre-negotiated price based on (a) our enterprise value and whether MICARE and certain assets have been sold less (b) the principal amount of the New Loans and the New Notes. The exercise price if MICARE has not been sold and the asset sales have not been completed will be U.S.$223.2 million. The exercise price if MICARE has not been sold but the asset sales have been completed will be U.S.$269.2 million. The exercise price if MICARE has been sold but the asset sales have not been completed will be U.S.$211.2 million. The exercise price if MICARE has been sold and the asset sales have been completed will be U.S.$257.2 million.

   Following the first anniversary of the closing of the restructuring plan, the exercise price will be the greater of the applicable option price in the first year and 40% of the sum of (i) six times EBITDA for AHMSA for the prior year less (ii) outstanding funded indebtedness at the time of exercise of the Purchase Option plus (iii) cash on hand, where funded indebtedness equals the sum of (a) the New Loans, (b) the New Notes, (c) indebtedness the proceeds of which will be applied solely to repay the New Loans and the New Notes, (d) the Old Loans and Old Notes that have not been restructured pursuant to the restructuring plan, (e) the Bancomext Obligation, (f) the New Subordinated Notes, Series D and (g) the indebtedness (in an aggregate amount not to exceed U.S.$100 million) permitted under the New Credit Agreement that is described in item (2) in "Description of New Credit Agreement--Negative Covenants--Indebtedness."

Right of First Refusal

   Under the Stock Option Agreement, the special purpose vehicle created by GAN that holds the Purchase Option will be granted a right to purchase any of our shares held by the AHMSA Creditor Voting Trust (other than shares corresponding to the Converted Interest Series of trust interests) that are proposed to be purchased by a third party, on the same terms as proposed by the third party.

  Right of First Refusal Period

   The Right of First Refusal Period will be from the termination of the Purchase Option until the earlier of (a) the fifth anniversary of the closing of the restructuring plan or (b) waiver of the right of first refusal by AHMSA, provided that our indebtedness issued under the terms of the restructuring plan and all other amounts in respect of fees, expenses and indemnities by us under the transaction documents (other than the Company Agreement, the Registration Rights Agreement and the Stock Option Agreement) have been paid in full in cash.

  Non-cash consideration

   If the consideration proposed to be paid for shares consists of something other than cash, then GAN's special purpose vehicle is obligated to pay the cash equivalent of such consideration (as agreed to by the

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

AHMSA Creditor Voting Trust and GAN's special purpose vehicle is, or as determined pursuant to the appraisal procedure set forth in the Stock Option Agreement). Debt instruments delivered by the special purpose vehicle will be considered cash for purposes of this analysis to the extent that the instruments are guaranteed by an investment grade company (meaning a company with a senior, unsecured, U.S. dollar-based, noncredit enhanced debt rating equal to or greater than "BBB-").

  Obligation of Holders of Trust Interests

   If for any reason either of the two purchase options or the right of first refusal is not enforceable against the AHMSA Creditor Voting Trust, each individual holder of Trust Interests agrees to have the two purchase options and the right of first refusal with respect to block trades (meaning a transaction or series of transactions where at least 5% of the issued and outstanding shares are sold) apply directly to its interest in the AHMSA Creditor Voting Trust.

Supplemental Shares Trust Agreement

   The AHMSA Creditor Voting Trust may receive additional shares of AHMSA common stock subsequent to the closing date of the restructuring plan under the terms of the Supplemental Shares Trust Agreement. Pursuant to such terms GAN will create a trust by transferring in trust and delivering to the Supplemental Shares Trustee all legal right, title and interest in 20% of the outstanding shares of AHMSA common stock, the initial "Supplemental Shares." If GAN acquires additional AHMSA shares it must deposit such shares in the Supplemental Shares Trust as necessary to maintain the 20% requirement. GAN must also deliver additional shares of AHMSA Common Stock to the extent they are received as distributions in respect of the initial Supplemental Shares.

   In lieu of paying interest on the new loans and the new notes in cash, on any of the first three Payment Dates, AHMSA may elect to satisfy its obligation to pay all or a portion of such interest by causing GAN to pay the holders of new loans and new notes with AHMSA common stock. Upon such election, GAN will direct the Supplemental Share Trustee to deem Supplemental Shares representing 1% of the outstanding shares of AHMSA common stock for each U.S.$6.73 million in Converted Interest (and a ratable fraction of 1% for any Converted Interest amount that is less than U.S.$6.73 million) as Converted Interest Shares within the Supplemental Shares Trust. With respect to Supplemental Shares, unless a payment default on the New Notes or the New Loans exists, GAN will have the right to exercise all voting rights and to receive and retain cash dividends. With respect to Converted Interest Shares while they are held in the Supplemental Shares Trust, GAN will have the right to exercise all voting rights but the Supplemental Shares Trustee (on behalf of the holders of our New Notes and New Loans) will receive and retain all dividends, which dividends will be distributed to such holders of New Notes and New Loans from time to time. GAN will have an option to repurchase the Converted Interest Shares for the GAN Option Exercise Price (see "Description of New Notes--General") from time to time up until the fourth anniversary of the applicable Converted Interest payment date, at which time if the option has not been exercised the corresponding Converted Interest Shares would be transferred to the AHMSA Creditor Voting Trust and the creditors under the New Credit Agreement and New Indenture at such time would be issued Converted Interest Series trust interests. If GAN exercises the option, the corresponding Converted Interest Supplemental Shares purchased would once again be deemed Supplemental Shares within the Supplemental Shares Trust. If (i) we fail to pay any amount of (a) principal when due under the New Loans or New Notes or (b) interest or fees later than any allowed cure periods under the New Loans or New Notes or (c) any redemption amounts or repurchase amounts when due under the New Notes or (ii) our payment obligations are accelerated after an event of default under the New Loans or New Notes, then, all Converted Interest Shares will be transferred to the AHMSA Creditor Voting Trust and our creditors at such time under the New Credit Agreement and New Indenture will receive Converted Interest Series Trust Interests in respect of such shares.

   Upon a payment default on the New Loans or the New Notes, the trustee of the Supplemental Shares Trust will have the right to exercise any and all remedies available with respect to the shares of our common stock held

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

in the Supplemental Share Trust, including selling such shares, distributing such shares to our creditors at the time, and retaining the shares and exercising all rights of ownership, subject to the direction of the trustee of the AHMSA Creditor Voting Trust in the case of voting.

Registration Rights Agreement

   Upon the consummation of the restructuring plan, we, the AHMSA Creditor Voting Trust, the Supplemental Share Trust and each creditor who consents the restructuring plan will enter into a Registration Rights Agreement which will provide for, among other things:

  Registration of Trust Interests by the AHMSA Creditor Voting Trust

   We have agreed to provide all information required under applicable Mexican or U.S. law in connection with up to two registrations of trust interests by the AHMSA Creditor Voting Trust, subject to customary blackout provisions. We have also agreed to pay certain fees and expenses in connection with such registrations, including up to U.S.$150,000 for fees and expenses for counsel to the trustee of the AHMSA Creditor Voting Trust for the first registration, and up to U.S.$50,000 for fees and expenses for counsel to the voting trust trustee for the second registration.

  Demand Registration Rights

   We have also agreed to register the following securities under applicable Mexican or U.S. law, subject to customary blackout periods described below; but in the case of registrations under paragraphs (a), (b) and (c), no more than a total of two such demands may be made, and in the case of registrations under paragraph (d) no more than two such demands may be made as follows:

   (a) after the expiration of the purchase option, any of the shares subject to the AHMSA Creditor Voting Trust, other than the shares corresponding to the MICARE Series of trust interests and the Converted Interest Series of trust interests;

   (b) at any time after the expiration of the MICARE Share Repurchase Option, the shares corresponding to the MICARE Series of trust interests;

   (c) at any time, the shares used to pay interest on our loans (i.e., the Converted Interest Shares); and

   (d) after a payment default, any of the shares held in the Supplemental Share Trust.

   We have also agreed to pay certain fees and expenses in connection with each such registration, including up to U.S.$75,000 for fees and expenses for counsel to the Voting Trust Trustee, up to U.S.$50,000 for fees and expenses for counsel to the Supplemental Trust Trustee, and up to U.S.$125,000 for fees and expenses for counsel to holders of trust interests.

  Piggyback Registration Rights

   We have also granted customary piggyback registration rights in connection with any registration by us of our own securities.

  Blackout periods

   The foregoing registration rights are subject to certain conditions and limitations including:

   . our right to delay for 90 days our obligation to provide information in connection with a registration of Trust Interests;

   . our right to delay for up to 90 days the filing or effectiveness of a registration statement pursuant to a demand for registration;

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

   . our right to delay for up to 90 days the effectiveness of a registration statement filed in connection with a registration by us of our own securities;

   . our right to require the trustee of the AHMSA Creditor Voting Trust, the trustee of the Supplemental Share Trust or the certificate holders to halt for up to 90 days the sale or distribution of securities in connection with a registration of Trust Interests, a demand for registration or a registration pursuant to Piggyback rights if we reasonably determine that such registration, sale or distribution would have a material adverse effect on any proposal or plan by us to engage in any financing, acquisition of assets or any merger, consolidation, tender offer or other significant transaction.

   We may not exercise our rights to delay registrations more than twice in any period of twelve consecutive months or if any occurrence of an event of default under the New Credit Agreement or the New Indenture has occurred and is continuing. Additionally, any of the blackout periods described above will terminate upon the occurrence of an event of default under the New Credit Agreement or the New Indenture or if the significant transaction that caused the delay in registration either is consummated or we believe that the delay is no longer necessary.

   In the case of demand or piggyback registrations, the underwriters in any underwritten offering may limit the number of shares of common stock to be included in such registration.

  Indemnities

   We have agreed to indemnify the holders of registration rights in connection with demand and piggyback registrations under certain circumstances. We have also agreed to indemnify the AHMSA Creditor Voting Trust and the trustee of the AHMSA Creditor Voting Trust in respect of information we provide to the AHMSA Creditor Voting Trust in connection with its request for information in order to register trust interests

   The place of business and the telephone number of the AHMSA Creditor Voting Trust is HSBC House, 4th Floor, Mary Street, P.O. Box 1109 GT, George Town,
Grand Cayman, Cayman Islands and       .

   HSBC Financial Services (Cayman) Limited's legal advisors are Quin & Hampson, as to the laws of the Cayman Islands, and Pryor Cashman Sherman & Flynn LLP, as to the laws of the United States.

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

                PROPOSED AMENDMENTS TO THE OLD NOTE INDENTURES

   Holders of outstanding Old Senior Notes and Old Discount Convertible Notes who vote to accept the restructuring plan will be deemed to have consented to

    . amendments to the indenture governing the Old Senior Notes (the "Old Senior Note Indenture") and the indenture governing the Old Discount Convertible Notes (the "Old Discount Convertible Note Indenture" and, together with the Old Senior Note Indenture, the "Old Indentures") that on the date of the lifting of suspension of payments will have the effect described below (the "Proposed Amendments"); and

    . the execution and delivery of the supplemental indentures to effect the Proposed Amendments.

   Pursuant to the terms of the Old Indentures, the holders of Old Senior Notes and Old Discount Convertible Notes are not required to approve the particular form of any proposed supplemental indenture or amendment, but only the substance thereof. With respect to those provisions of the Old Indentures which will be amended, "Annex III--Form of Supplemental Indenture for Old Senior Notes" and "Annex IV--Form of Supplemental Indenture for Old Discount Convertible Notes" set forth the form of the provisions as proposed to be amended by the Proposed Amendments. "Annex I--Description of Old Senior Notes" and "Annex II--Description of Old Discount Convertible Notes" set forth a description of the terms of the Old Senior Notes and Old Discount Convertible Notes before giving effect to the Proposed Amendments. While the substance of the Proposed Amendments will conform with the description set forth below, the form of the Proposed Amendments, which will be set forth in supplement indentures, is subject to change from the forms included as Annex III and Annex
IV. All statements herein regarding the substance of any provision of the Proposed Amendments and the Old Indentures are qualified in their entirety by reference to the form of Supplemental Indentures and to the Old Indentures.

  The Proposed Amendments.

   The Proposed Amendments would eliminate or amend the following provisions of the Old Indentures:

Provision Amended
or Deleted                Indenture Section                          Effect of Amendment
-----------------         -----------------                          -------------------

Compliance Certificates    (S) 1004 - Both  The elimination of the "Compliance Certificate" covenant would
                           Old Indentures   terminate the contractual obligation of AHMSA to deliver annual compliance certificates and certificates reporting events of default.

Existence                  (S) 1005 - Both  The elimination of the "Existence" covenant would permit
                           Old Indentures   termination of the existence of AHMSA or any of its Subsidiaries.

Maintenance of Properties  (S) 1006 - Both  The elimination of the "Maintenance of Properties" covenant
                           Old Indentures   would terminate the contractual obligation of AHMSA to maintain its properties and assets and those of its Subsidiaries and to make necessary repairs.

Payment of Taxes and       (S) 1007 - Both  The elimination of the "Payment of Taxes and Other Claims"
Other Claims               Old Indentures   covenant would terminate the contractual obligation of AHMSA to pay prior to delinquency all material undisputed taxes and similar governmental charges.

Listing of Securities and  (S) 1008 -       The elimination of the "Listing of Securities and ADSs" covenant
ADSs                       Old Discount     would terminate the contractual obligation of AHMSA to list its
                           Convertible      Old Discount Convertible Notes and ADSs in the New York Stock
                           Note Indenture   Exchange.

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

Provision Amended
or Deleted            Indenture Section                          Effect of Amendment
-----------------     -----------------                          -------------------

Maintenance of        (S) 1008 - Old    The elimination of the "Maintenance of Insurance" covenant from the
Insurance             Senior Note       Old Senior Note Indenture and the Old Discount Convertible Note
                      Indenture         Indenture would terminate the contractual obligation of AHMSA to
                      (S) 1009 - Old    maintain insurance as is customarily carried by companies engaged in
                      Discount          similar businesses and owning similar assets.
                      Convertible Note
                      Indenture

Provision of          (S) 1010 - Old    The elimination of the "Provision of Financial Statements and
Financial Statements  Senior Note       Records" covenant would terminate the contractual obligation of
and Records           Indenture         AHMSA to provide the trustee and the holders of Old Senior Notes with annual reports, quarterly reports and other information that a reporting issuer is required to file.

Currency Indemnity    (S) 1010 - Old    The elimination of the "Currency Indemnity" covenant would
                      Discount          terminate the contractual obligation of AHMSA to make payments on
                      Convertible       the Old Notes in U.S. Dollars and to indemnify holders for losses
                      Note Indenture    from currency risk with respect to payments in any currency other
                      (S) 1011 - Old    than U.S. Dollars.
                      Senior Note
                      Indenture

Limitation on         (S) 1012 - Old    The elimination of the "Limitation on Incurrence of Indebtedness"
Incurrence of         Senior Note       covenant would permit AHMSA and its Subsidiaries to issue,
Indebtedness          Indenture         assume, guarantee, incur or otherwise become liable for indebtedness without any conditions or limitations.

Limitations on the    (S) 1013 - Old    The elimination of the "Limitations on the Issuance of Capital Stock
Issuance of Capital   Senior Note       of Subsidiaries" covenant would permit AHMSA and its Subsidiaries
Stock of Subsidiaries Indenture         to issue capital stock without any conditions or limitations.

Limitation on         (S) 1014 - Old    The elimination of the "Limitation on Restricted Payments" covenant
Restricted Payments   Senior Note       would permit AHMSA or any of its Subsidiaries to declare or pay
                      Indenture         distributions or dividends, purchase, repurchase, redeem, defease or otherwise acquire for value any of their capital stock or subordinated debt or to make investments of any nature or size without any conditions or limitations.

Limitation on Liens   (S) 1015 - Old    The elimination of the "Limitation on Liens" covenant would permit
                      Senior Note       AHMSA and any of its Subsidiaries to create, incur, assume or suffer
                      Indenture         to exist liens on any of their assets, including liens to secure indebtedness other than the Old Senior Notes.

Limitation on Sale    (S) 1016 - Old    The elimination of the "Limitation on Sale and Leaseback
and Leaseback         Senior Note       Transactions" covenant would permit AHMSA and any of its
Transactions          Indenture         Subsidiaries to sell and leaseback their assets.

Limitation on Certain (S) 1017 - Old    The amendment of the "Limitation on Certain Asset Dispositions"
Asset Dispositions    Senior Note       covenant would remove the restriction that at least 75% of the value
                      Indenture         of the consideration for such "Asset Disposition" be in the form of certain permitted consideration. The portion of the proceeds of an
                                        "Asset Disposition" that are required to be applied to an offer to redeem the Old Senior Notes is not intended to be reduced as a result of this modification.

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
Provision Amended
or Deleted         Indenture Section                               Effect of Amendment
-----------------  -----------------                               -------------------

Limitation          (S) 1018 - Old   The elimination of the "Limitation Concerning Distributions and Transfers
Concerning          Senior Note      by Subsidiaries" covenant would permit AHMSA and any of its
Distributions and   Indenture        Subsidiaries to place restrictions on the ability of Subsidiaries to (a) pay
Transfers by                         dividends to AHMSA or any other Subsidiary, (b) make loans to AHMSA
Subsidiaries                         or any other Subsidiary, or (c) transfer assets to AHMSA or any other
                                     Subsidiary without any conditions or limitations.

Limitation on       (S) 1019 - Old   The elimination of the "Limitation on Issuances of Guarantees by
Issuances of        Senior Note      Subsidiaries" covenant would permit Subsidiaries of AHMSA to guarantee
Guarantees by       Indenture        indebtedness without any conditions or limitations.
Subsidiaries

Limitation on       (S) 1020 - Old   The elimination of the "Limitation on Transactions With Affiliates"
Transactions With   Senior Note      covenant would permit AHMSA or any of its Subsidiaries to enter into any
Affiliates          Indenture        agreement or arrangement with an affiliate without regard to the nature of such agreement or arrangement.

Events of Default   (S) 501 - Both   The amendment of the "Events of Default" provision would eliminate all
                    Old Indentures   Events of Default other than nonpayment of principal of, interest on, or redemption payment with respect to, the Old Notes and certain bankruptcy events.

Company May         (S) 801 - Both   The amendment of the "Company May Consolidate, Etc., Only on Certain
Consolidate, Etc.,  Old Indentures   Terms" covenant would remove all restrictions on the ability of AHMSA
Only on Certain                      to consolidate or merge or sell, assign, transfer, lease, convey or otherwise
Terms                                dispose of all or substantially all of its properties or assets, other than that the successor entity assume all of the obligations of AHMSA as part of such transaction.

  Execution and Effectiveness.

   The Proposed Amendments will be set forth in the supplemental indentures. If the requisite consents for the Old Senior Notes or Old Discount Convertible Notes are obtained, on the closing date of the restructuring plan, AHMSA and the indenture trustees under the related Old Indentures will execute supplemental indentures amending the terms of such Old Indentures. Such supplemental indentures will become effective and the Proposed Amendments to such Old Indentures will become operative upon execution. If AHMSA does not receive the requisite consents for the Proposed Amendments for each issue of Old Notes, then the Proposed Amendments will not become effective and AHMSA will not consummate the restructuring plan. If the supplemental indentures are executed and the Proposed Amendments become operative, the holders of untendered Old Notes will be bound thereby regardless of whether they consented to the Proposed Amendments. See "Risk Factors--Holders of Old Notes who do not accept the restructuring plan will have the terms of their securities altered."

   AHMSA is seeking consents to all the Proposed Amendments as a single proposal. Accordingly, a consent purporting to consent to only some of the Proposed Amendments will not be valid.

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

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

   The following discussion of certain United States federal income tax considerations is for general information only and is based on the U.S. federal income tax law now in effect, which is subject to change, possibly retroactively. This summary does not discuss all aspects of U.S. federal income taxation which may be important to particular holders of our outstanding indebtedness in light of their individual investment circumstances or to certain types of holders subject to special tax rules (including, but not limited to, financial institutions, broker-dealers, insurance companies, tax-exempt organizations and foreign taxpayers, or holders who hold an Old Note as part of a position in a "straddle" or as part of a "hedging" or "conversion" transaction or have a functional currency other than the U.S. dollar), nor does it address state, local or non-U.S. tax consequences. This summary assumes that holders of Old Notes have held their Old Notes as "capital assets" as that term is defined in section 1221 of the Internal Revenue Code of 1986, as amended ("Code"). You are urged to consult your tax advisor regarding the specific U.S. federal, state, local and non-U.S. income and other tax consequences to you of the restructuring plan.

   This section applies to U.S. holders of our outstanding indebtedness. A U.S. holder is, generally, a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate the income of which is subject to United States federal income taxation regardless of its source. A trust is a U.S. holder if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. A U.S. holder is also any other person whose worldwide income or gain is otherwise subject to United States federal income taxation on a net income basis. Generally, implementation of the restructuring plan should not have material U.S. federal income tax consequences for a person other than a U.S. holder.

Tender of Old Notes and Old Loans in exchange for New Notes pursuant to the restructuring plan

   This section applies to all U.S. holders that tender Old Notes pursuant to the restructuring plan. This section also applies to those U.S. holders of Old Loans that tender such debt and are able to elect, and that in fact elect, to receive the same consideration as holders of Old Notes.

   The tax consequences of the exchange of Old Notes for New Notes, Company stock and cash to such U.S. holders depends on whether the exchange will be treated as a "recapitalization" within the meaning of section 368(a)(1)(E) of the Code. A U.S. holder's exchange will be treated as a recapitalization only if the debt claim that it tenders in the exchange qualifies as a "security" for U.S. federal income tax purposes.

   The term "securities" is not defined in the Code or in the regulations promulgated thereunder. Under applicable administrative pronouncements and judicial decisions, as a general proposition, the original term of the debt instrument is the most important factor in determining whether the debt instrument is a security (debt instruments with an original term of at least ten years are usually considered securities and debt instruments with a term of five years or less are usually not considered securities). However, (1) the term of a debt instrument is not necessarily determinative and other factors such as the degree of participation and continuing interest associated with the debt instrument may be relevant, (2) even under this simplified original-term test, the status of debt instruments with an original term of between five and ten years is not clear, and (3) in any event, the applicable judicial decisions are not entirely consistent. U.S. holders are encouraged to consult their own tax advisors as to whether an exchange of Old Notes will be treated as a recapitalization.

  Recapitalization treatment

   If the exchange is a recapitalization, an exchanging U.S. holder would recognize gain realized on the exchange to the extent of the amount of "boot" received in the exchange. The amount of boot received in the exchange depends on whether the New Notes received in the exchange also qualify as securities. If they do, the amount of boot would be equal to the amount of cash received in the exchange.

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

   If the New Notes do not qualify as securities, the amount of boot would be equal to the amount of cash received in the exchange plus the fair market value of the New Notes. Although the matter is not free from doubt, the fair market value of a New Note for this purpose should be deemed to equal its issue price, as determined below.

   If the exchanging U.S. holder realized a loss on the exchange, it may not recognize that loss.

   The exchanging U.S. holder's holding period in the common stock and, if they are securities, the New Notes will include the U.S. holder's holding period in its old debt claim. If the New Note are not securities, the U.S. holder's holding period in the New Notes will begin on the day following the date of the exchange.

   If the New Notes qualify as securities, the exchanging U.S. holder's aggregate basis in the New Notes and common stock would equal its basis in its Old Notes or Old Loans, less the amount of cash received by the U.S. holder in the exchange. If the New Notes do not qualify as securities, the exchanging U.S. holder's basis in the New Note would equal their fair market value, and its basis in the common stock received in the exchange would equal its basis in its Old Notes or Old Loans, less the sum of the amount of cash received and the fair market value of the New Notes.

  Non-recapitalization treatment

   If the Old Notes or Old Loans exchanged in the restructuring are not securities, the transaction will not be treated as a recapitalization. In this case, the exchange will be a fully taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. holder will recognize gain or loss equal to the difference between the fair market value of the aggregate consideration received in the exchange and such U.S. holder's adjusted tax basis in such Old Notes or Old Loans. For this purpose, the fair market value of a new note will equal its issue price, as determined below.

   The U.S. holder's adjusted tax basis in the New Notes and the new common stock would equal their fair market value. The U.S. holder's holding period in the New Notes and the new common stock would begin on the day following the date of the exchange.

  Receipt of Interest

   Notwithstanding the foregoing, any property received by the exchanging U.S. holder that is attributable to accrued and unpaid interest will not be treated as received in exchange for the U.S. holder's Old Notes. Rather, such property will be treated as interest paid to the exchanging U.S. holder. If the U.S. holder has not taken such interest into income previously, the U.S. holder must do so upon receipt. Any such interest income will be ordinary income. If the U.S. holder has taken such interest into income previously, the U.S. holder need not do so again upon receipt.

Tender of Old Loans in exchange for New Loans pursuant to the restructuring plan

   The tax consequences of the exchange of Old Loans for New Loans, common stock, and cash depends on whether the exchange will be treated as a "recapitalization" within the meaning of section 368(a)(1)(E) of the Code. The exchange will be treated as a recapitalization if the Old Loans qualify as "securities" for U.S. federal income tax purposes. See "--Tender of Old Notes Old Loans in exchange for New Notes pursuant to the restructuring plan" for a general discussion of the meaning of "securities" under the Code. It is not clear whether the Old Loans will qualify as securities.

  Recapitalization treatment

   If the exchange is a recapitalization, an exchanging U.S. holder would recognize gain realized on the exchange to the extent of the amount of "boot" received in the exchange. The amount of boot received in the exchange depends on whether the New Loans also qualify as securities. If it does, the amount of boot would be

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

equal to the amount of cash received in the exchange. If it does not, the amount of boot would be equal to the amount of cash received in the exchange plus the fair market value of the new bank debt. Although the matter is not free from doubt, the fair market value of the new bank debt for this purpose should be deemed to equal its issue price, as determined below.

   If the exchanging U.S. holder realizes a loss on the exchange, it may not recognize that loss.

   If the New Loans qualify as securities, the exchanging U.S. holder's aggregate basis in the New Loans and common stock would equal its basis in the Old Loans, less the amount of cash received by the U.S. holder in the exchange. Also, the U.S holder's holding period in the News Loans and common stock would include its holding period in Old Loans.

   If the New Loans do not qualify as securities, the exchanging U.S. holder's basis in the New Loans would equal their fair market value, and its basis in the common stock received in the exchange would equal its basis in the Old Loans, less the sum of the amount of cash received and the fair market value of the New Loans. Although the matter is not free from doubt, the fair market value of the new bank debt for this purpose should be deemed to equal its issue price, as determined below. The U.S. holder's holding period in the new bank debt would begin on the day following the date of the exchange, but its holding period in the common stock would include its holding period in the old bank debt.

  Non-recapitalization treatment

   If the Old Loans are not securities, the transaction will not be treated as a recapitalization. In this case, the exchange will be a fully taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. holder will recognize gain or loss equal to the difference between the fair market value of the aggregate consideration received in the exchange and such U.S. holder's adjusted tax basis in such Old Loans. For this purpose, the fair market value of New Loans will equal its issue price, as determined below.

   The U.S. holder's adjusted tax basis in the New Loans and the new common stock will equal their fair market value. The U.S. holder's holding period in the New Loans and the new common stock would begin on the day following the date of the exchange.

  Receipt of Interest

   Notwithstanding the foregoing, any property received by the exchanging U.S. holder that is attributable to accrued and unpaid interest will not be treated as received in exchange for the U.S. holder's old bank debt. Rather, such property will be treated as interest paid to the exchanging U.S. holder. If the U.S. holder has not taken such interest into income previously, the U.S. holder must do so upon receipt. Any such interest income will be ordinary income. If the U.S. holder has taken such interest into income previously, the U.S. holder need not do so again upon receipt.


   Receipt of Common Stock.

   U.S. holders receiving common stock must agree to place such common stock in the AHMSA Creditor Voting Trust. For U.S. income tax purposes, U.S. holders should be treated as owning their proportionate share of the common stock owned by the AHMSA Creditor Voting Trust. For a description of the AHMSA Creditor Voting Trust, see "Description of AHMSA Creditor Voting Trust."

Tax Treatment of Purchase Option.

   Common stock received by U.S. holders will be subject to certain purchase options in favor of AHMSA. It is possible that a portion of the cash, common stock, bank debt or notes received by such U.S. holders might be treated as a "premium" received in exchange for the grant of the purchase options. In that event, if the purchase options are not exercised, upon lapse of the purchase options, U.S. holders would recognize capital gain to the extent of such premium. Alternatively, U.S. holders may take the position that they received the common stock subject to the purchase options. In any event, in view of the conditions to exercise of the purchase options, and the fact that the exercise price for the purchase options other than the Micare Share Repurchase Option will, after the first year, be an amount not less than a multiple of EBITDA and which multiple is designed to approximate fair market value, it is likely that any premium deemed received for the grant of the purchase option would be relatively small. For a discussion of the terms and conditions of the purchase option, see "Description of AHMSA Creditor Voting Trust."

Tax Treatment of Receipt of Cash.

   The descriptions of the restructuring plan consideration contained elsewhere in the Prospectus and Consent Solicitation characterize cash to be paid to U.S. holders as a "fee." The preceding tax discussion treats such cash as received in exchange for indebtedness, as part of an exchange of old indebtedness for a package of consideration including cash. To the extent that the cash is received more than one year after the receipt of the other consideration in the exchange, a portion of such additional cash may be treated as ordinary interest income and the remainder as gain from the disposition of the New Notes. Alternatively, the IRS may require the U.S. holders to follow the form of the transaction and treat the entire amount of the cash fee as compensation for services. To the extent so treated, the cash received would be treated as ordinary income, possibly even "unrelated business taxable income" to tax-exempt entities, and would not be governed by the discussion above.

Consequences to non-tendering holders.

   A U.S. holder that does not tender its Old Notes or Old Loans in the restructuring plan will not be treated as having sold or exchanged its Old Notes or Old Loans upon the adoption of the restructuring plan. Accordingly, such U.S. holder will not recognize any gain or loss, for federal income tax purposes, and will have the same adjusted tax basis and holding period in the Old Notes or Old Loans, as the case may be, after the adoption of the restructuring plan as it had in the Old Notes or Old Loans immediately before such adoption.

Tax Consequence of Holding New Note and New Loans.

  Mexican Withholding Taxes

   A U.S. holder will treat the gross amount of interest (i.e., without reduction for Mexican withholding taxes) as ordinary interest in respect of the New Notes or New Loans, as applicable. Mexican withholding taxes paid at the appropriate rate applicable to the U.S. holder will be treated as foreign income taxes eligible for credit against such U.S. holder's U.S. federal income tax liability, subject to generally applicable limitations and conditions, or, at the election of such U.S. holder, for deduction in computing such U.S. holder's taxable income. For foreign tax credit purposes, during any period in which the rate of withholding is less than 5%, such income generally will constitute "passive income" or, in the case of certain holders, "financial services income." If the Mexican withholding tax rate applicable to the U.S. holder is 5% or more, however, such income generally will constitute "high withholding tax interest."

   The calculation of foreign tax credits and, in the case of a U.S. holder that elects to deduct foreign taxes, the availability of deductions, involves the application of rules that depend on a U.S. holder's particular circumstances. A U.S. holder should consult its own tax advisor regarding the availability of foreign tax credits and the treatment of Additional Amounts.

   Foreign tax credits will not be allowed for withholding taxes imposed in respect of certain short-term or hedged positions in securities or in respect of arrangements in which a U.S. holder's expected economic profit, after non-U.S. taxes, is insubstantial. A U.S. holder should consult its own tax advisor concerning the implications of these rules in light of its particular circumstances.

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

  Original Issue Discount

   The treatment of original issue discount in respect of the New Notes and New Loans is highly complex. You are encouraged to consult your tax advisor concerning this issue.

   General. A debt instrument will be issued with "original issue discount" if its "stated redemption price at maturity" exceeds its "issue price" by more than a de minimis amount (generally, the product of 0.25% of the stated redemption price at maturity and the number of full years to maturity on the instrument). The stated redemption price at maturity of a debt instrument is equal to the sum of all payments on the instrument other than "qualified stated interest." Qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate throughout the term of the debt instrument.

   A U.S. holder of a debt instrument issued with OID will be required to include in income an amount equal to the sum of the "daily portions" of such OID attributable to each day during the taxable year on which the U.S. holder holds the debt instrument as such OID accrues, in accordance with a constant yield to maturity method based on a compounding of interest, before the receipt of the cash payments to which such income is attributable. Under this method, U.S. holders generally will be required to include in income increasingly greater amounts of OID in successive accrual periods. To the extent stated interest does not constitute qualified stated interest, payments thereof will not be separately included in income, but rather will be treated first as payments of previously accrued OID and then as payments of principal, and, consequently, will reduce a U.S. holder's basis in such debt instrument. U.S. holders of New Note or New Loans should consult their tax advisors concerning the inclusion in their taxable income of the OID, if any, attributable to the New Note or New Loans.

   A U.S. holder's adjusted issue price in a debt instrument will be increased by the amount of any OID or market discount, discussed in "--Market Discount," included in the U.S. holder's income with respect to such instrument and reduced by the amount of any payments on such instrument other than payments of qualified stated interest.

   In general, if an issuer has the option to repay a debt instrument, it is deemed to do so for purposes of determining OID, if exercise of the option to repay minimizes the yield on the instrument.

   Premium and Acquisition Premium. A U.S. holder that acquires a debt instrument for an amount (or with a basis) less than or equal to the sum of all amounts payable on such instrument after the acquisition date (other than payments of qualified stated interest) but in excess of its adjusted issue price (any such excess being "acquisition premium") and that does not make the election described below is permitted to reduce the daily portions of OID includible in its income by a fraction, the numerator of which is the excess of the U.S. holder's adjusted tax basis in the instrument immediately after its acquisition over the adjusted issue price of such instrument, and the denominator of which is the excess of the sum of all amounts payable on such instrument after the acquisition date (other than payments of qualified stated interest) over the adjusted issue price of such instrument. If the U.S. holder acquires the debt investment for an amount (or with a basis) greater than the sum of all amounts payable on such instrument after the acquisition date (other than payments of qualified stated interest, the holder does not include any OID in gross income.

   A U.S. holder may elect to include in gross income all interest that accrues on a debt instrument using the constant-yield method, with certain modifications. Such an election may be revoked only with the consent of the Internal Revenue Service.

   Market Discount. A debt instrument will be considered to be acquired with market discount ("market discount note") if the adjusted issue price of the instrument at the time of acquisition exceeds the initial tax basis of the instrument in the hands of the U.S. holder by more than a specified de minimis amount (as noted above, the initial the tax basis in the New Notes and the New Loans will depend on whether New Notes and New Loans are "securities" for tax purposes) . If such excess is not sufficient to cause such instrument to be a market discount

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

instrument, then such excess constitutes "de minimis market discount." In addition, if a U.S. holder acquires an i nstrument that is a security in a recapitalization, then accrued market discount on the exchanged instrument will carry over to the instrument received in exchange therefor.

   Any gain recognized on the receipt of payments on or disposition of a market discount note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such note. Alternatively, a U.S. holder of a market discount note may elect to include market discount in income currently over the life of such instrument. Such an election would apply to all debt instruments with market discount acquired by the electing holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS.

   Market discount on a market discount note will accrue on a ratable basis unless the U.S. holder elects to accrue such market discount using a constant-yield method. Such an election shall apply only to the instrument with respect to which it is made and may not be revoked without the consent of the IRS. A U.S. holder of a market discount note that does not elect (and is not deemed to have elected) to include market discount in income currently generally will be required to defer deductions for net direct interest expense with respect to such note in an amount not exceeding the accrued market discount on such note until the maturity or disposition of such note.

   New Series A Notes. A U.S. holder's issue price in respect of the New Series A Notes received in the exchange will depend on whether either the exchanged old indebtedness or the New Series A Notes are "publicly-traded." If as of the date the exchange offer is consummated, the New Series A Notes are "traded on an established market" within the meaning of the applicable regulations on or at any time during the 60-day period ending 30 days after the date the exchange offer is consummated, then the issue price of such notes would equal the fair market value established by such trading. If the New Series A Notes are not so traded, but the old indebtedness exchanged therefor is so traded, then the issue price of the New Series A Note would equal the fair market value, established by such trading, of the debt claim for which the New Series A Note was exchanged. If neither the New Series A Notes nor the old indebtedness exchanged therefor are so traded, the issue price of the New Series A Notes would be its stated principal amount. It cannot be determined at the present time whether the New Series A Notes or the old indebtedness exchanged therefor will be, at the relevant times, traded on an established market within the meaning of the applicable regulations.

   The relevant Treasury Regulations are complex and highly-detailed in defining the phrase "traded on an established market." For example, it is possible that the New Notes will be treated as so traded not only if they are listed on an exchange, but also if transfers of such New Note appear on a computerized quotation medium. You should consult you own tax advisor with respect to whether your old indebtedness or a New Series A Note qualifies for this purpose as "traded on an established market."

   As noted above, for purposes of determining OID, it will be assumed that we will exercise our right to redeem voluntarily all of our New Series A Notes on a particular date if this minimizes the yield on the New Series A Notes. Any OID in respect of the New Series A Notes would have to be accrued over the period beginning on the issue date and ending on the date the New Series A Notes are assumed redeemed. If we do not exercise this right at this time, then, only for purposes of determining OID, the New Series A Notes will be treated as retired on that day and then re-issued.

   Applying these various rules to the New Series A Notes, if neither the New Series A Notes nor the Old Notes for which they are exchanged are publicly traded, the New Series A Notes should be assumed to be redeemed on the first anniversary of their issuance. Given this assumption, the non-contingent portion of the New Series A Notes (that is, the amount (not including any interest payments) for which the Notes could be redeemed on the first anniversary) should be treated as issued for an amount equal to the present value of such non-contingent payment on such Notes, discounted back to the issue date at the short-term applicable federal rate (2.46% as of December
2001) The difference between this issue price and the amount for which the Notes are considered to be redeemed on the first anniversary is includable by the holder by applying the yield (the short-

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term applicable rate under these circumstances) on such New Series A Notes to the issue price. In addition, holders of such New Series A Notes should be taxed on receipt of interest payments (of both stock and cash) during the first year of the Note by (i) treating as a payment of principal the present value of the payments (i.e., the fair market value of the common stock and any cash interest, discounted back to the issue date at the short-term applicable federal rate) and (ii) treating the amount of the payments in excess of the amount treated as principal as a payment of interest. If the Notes are not redeemed on the first anniversary, they should be treated as reissued at that time for OID purposes.

   If, on the other hand, either the New Series A Notes or the Old Notes for which they are exchanged are publicly traded, then as indicated above, the issue price of the New Series A Notes would be determined based on such public trading. Further, bifurcation of the New Series A Notes into a contingent interest bond and a non-contingent bond would not be required--instead, the yield on the New Series A Notes would be determined based on the comparable yield for fixed rate debt instrument with similar terms and conditions. A determination would be made as to the date, if any, that such instrument would be assumed to be redeemed, so as to minimize the yield on such instrument. Finally, the inclusion of OID and interest on the New Series A Notes would be determined consistent with these assumptions, adjusted from time to time as actual payments of interest (including payments in common stock, if any) are made.

   The rules discussed above under "Premium and Acquisition Premium" may reduce or eliminate the amount of OID includable by a holder of the New Series A Notes. For example, if the exchange of New Series A Notes for Old Notes qualifies as a recapitalization, a holder's basis in the New Series A Notes may substantially exceed the issue price of such New Series A Notes (depending on the holder's basis in the Old Notes), and such holder may be able to reduce or eliminate the amount OID includable with respect to such New Series A Notes.

   New Series B Notes. New Series B Notes automatically convert into Series A Notes on the date following the six-month anniversary of the closing date for the restructuring plan. We believe that for OID purposes, this conversion should be ignored and holders of New Series B Notes should not be treated as having a taxable exchange at the time of the conversion.

   Whether the New Series B Notes are issued with OID and the rules discussed above regarding the presumption of redemption and contingent and non-contingent interest, must be determined and applied consistent with the rules described above. The issue price for these notes must be determined separate from the issue price of the New Series A Notes. The same principles described in "--Series A Notes" in respect of the determination of the issue price of the New Series A Notes apply to the determination of the issue price of the New Series B Notes. As described in "--New Series A Notes" with respect to the Series A Notes, it cannot be determined at the present time whether the New Series B Notes or the Old Notes will be, at the relevant times, traded on an established market within the meaning of the applicable regulations.

   New Loans. As described in "--New Series A Notes" in respect of the New Series A Notes, it must be assumed for OID purposes that we will exercise our right to prepay voluntarily the New Loans on the first anniversary of the closing date.

   Whether the New Loans are issued with OID and the rules discussed above regarding the presumption of redemption and contingent and non-contingent interest, must be determined and applied consistent with the rules described in "--New Series A Notes" in reference to the New Series A Notes. While the matter is not free from doubt, for purposes of determining issue price each tranche of New Loans should be treated separately.

   As described in "--New Series A Notes" and "--New Series B Notes" with respect to the New Notes, it cannot be determined at the present time whether any of the tranches of the New Loans or the Old Loans will be, at the relevant times, traded on an established securities market within the meaning of the applicable regulations.

Taxation of disposition of the New Notes and New Loans.

   A U.S. holder generally will recognize gain or loss on the sale, redemption or other disposition of the New Notes and New Loans in an amount equal to the difference between the amount realized on such sale, redemption, prepayment or other disposition (less any amounts attributable to accrued but unpaid interest not previously included in gross income, which will be taxable as ordinary income), and the U.S. holder's tax basis in the New Note or New Loans disposed of. Gain or loss realized by a U.S. holder on such sale, redemption, prepayment, or other disposition generally will be long-term capital gain or loss if, at the time of the disposition, the New Notes or New Loans, as the case may be, have been held for more than one year. If neither the applicable New Notes or New Loans, nor the Old Notes or Old Loans for which they were exchanged, were "publicly-traded" at the time of the issuance of such New Notes or New Loans, some gain or loss upon disposition of such New Notes or New Loans may be treated as ordinary income or loss if the disposition occurs before the first anniversary of the issuance of such New Notes or New Loans. If the applicable New Notes or New Loans, or the Old Notes or Old Loans for which they were exchanged, were "publicly-traded" at the time of the issuance of such New Notes or New Loans, all gain or loss upon disposition of such New Notes or New Loans may be treated as ordinary income or loss, depending on, among other things, whether the New Notes or New Loans remain subject to the contingent payment debt instrument rules.

   Gain or loss recognized by a U.S. holder on the sale or exchange of a New Note or New Loan generally will be treated as United States source gain or loss.

Backup Withholding and Information Reporting

   Certain "backup" withholding and information reporting requirements may apply to payments in respect of the New Notes and New Loans. We, or any paying agent, may withhold tax from any such payment to a U.S. holder that fails to furnish its taxpayer identification number to certify that such holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain holders (including, among others, corporations) generally are not subject to the backup withholding and information reporting requirements.

   Any amounts withheld under the backup withholding rules from a payment to a U.S. holder would be allowed as a refund or a credit against such holder's U.S. federal income tax, provided that the required information is timely furnished to the Internal Revenue Service.

   Reductions in backup withholding tax rates were made pursuant to the enactment of the Economic Growth and Tax Reconciliation Act of 2001 which provides, in general, that the withholding rate of 31% in effect for payments made on or before August 6, 2001 will be reduced over a six-year period. The new rate of 30.5% applies in the case of payments made on or after August 7, 2001 and the rate is further reduced to 30.0% for taxable years 2002 and 2003, 29% for taxable years 2004 and 2005, and 28% for the taxable years 2006 and thereafter.

   THE FOREGOING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES DOES NOT CONSIDER THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY PARTICULAR HOLDER'S SITUATION OR STATUS. THIS SUMMARY IS BASED ON THE PROVISIONS OF THE CODE, REGULATIONS, PROPOSED REGULATIONS, RULINGS AND JUDICIAL DECISIONS NOW IN EFFECT, BOTH OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY ON A RETROACTIVE BASIS.

                             PLAN OF DISTRIBUTION

   Pursuant to this Prospectus and Consent Solicitation and the terms of the restructuring plan, AHMSA is offering

    .  its common stock to the holders of its outstanding bank debt, and

    . its common stock and New Notes to the holders of its outstanding Old Notes in exchange for the Old Notes.

   Holders of AHMSA's Old Loans and Old Notes will be required to transfer the shares of AHMSA's common stock received pursuant to the offering to the AHMSA Creditor Voting Trust, which, in turn, will issue such creditors voting interests in the AHMSA Creditor Voting Trust on a pro rata basis, based on the number of shares transferred to the trust.

   Each broker-dealer that receives restructuring plan consideration for its own account pursuant to the restructuring plan must acknowledge that it will deliver a Prospectus and Consent Solicitation in connection with any resale of such securities. This Prospectus and Consent Solicitation, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of securities received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities.

   AHMSA will not receive any proceeds from any sale of restructuring plan consideration by broker-dealers. Restructuring plan consideration received by broker-dealers for their own account pursuant to the restructuring plan may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options thereon or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any restructuring plan consideration. Any broker-dealer that resells restructuring plan consideration that was received by it for its own account pursuant to the restructuring plan and any broker or dealer that participates in a distribution of such securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 and any profit on any such resale of such securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that by acknowledging that it will deliver and by delivering a Prospectus and Consent Solicitation, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

   The validity of the restructuring plan consideration offered hereby will be passed upon for AHMSA by Willkie Farr & Gallagher, New York, New York and Guerra Gonzalez y Associados, Mexico.

                                    EXPERTS

   The consolidated balance sheets as of December 31, 2000 and 1999, and the consolidated statements of income (loss), changes in shareholders' equity, and changes in financial position for each of the three years in the period ended December 31, 2000, have been audited by Arthur Andersen, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding the Company's ability to continue as a going concern as discussed in Note 2 to the financial statements.

   With respect to the unaudited interim financial information for the six-month periods ended June 30, 2001 and 2000, Arthur Andersen has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act."

   Certain information regarding AHMSA's iron ore reserves under "AHMSA's Business--Mining Operations--Iron Ore Mining Operations--Reserves" has been audited by ., independent mining engineers and geologists. Such information has been included in this Prospectus and Consent Solicitation in reliance upon the report of . given upon their as experts in mining and geology.

   Certain information regarding AHMSA's iron ore reserves under "AHMSA's Business--Mining Operations--Coal Mining Operations--Reserves" has been audited by ., independent mining engineers and geologists. Such information has been included in this Prospectus and Consent Solicitation in reliance upon the report of . given upon their as experts in mining and geology.

                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed a registration statement on Form F-4 with the Securities and Exchange Commission relating to the securities offered by this Prospectus and Consent Solicitation. This Prospectus and Consent Solicitation does not contain all of the information contained in the registration statement. Statements contained in this Prospectus and Consent Solicitation as to the content of any contract or other document are not necessarily complete and we refer you to copies of such contracts or other documents, which have been filed as exhibits to the registration statement. For further information with respect to AHMSA and the securities offered by this Prospectus and Consent Solicitation, you should refer to the registration statement and its exhibits and schedules. You may read and copy the registration statement at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. The registration statement is also available at the public reference rooms at the SEC's regional offices in New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference rooms.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                     Page
                                                                                                     ----
Report of Arthur Andersen, Independent Auditors.....................................................  F-2

Consolidated Balance Sheets as of December 31, 1999 and 2000........................................  F-3

Consolidated Statements of Income (Loss) for the years ended December 31, 1998, 1999 and 2000.......  F-4

Consolidated Statements of Changes in Shareholders' Equity for the years ended December 31, 1998,
  1999 and 2000.....................................................................................  F-5

Consolidated Statements of Changes in Financial Position for the years ended December 31, 1998, 1999 and 2000..........................................................................................  F-6

Notes to Consolidated Financial Statements for the years ended December 31, 1998, 1999 and 2000.....  F-8

Report of Arthur Andersen, Independent Auditors..................................................... F-54

Consolidated Balance Sheet as of December 31, 2000 and Unaudited Consolidated Balance Sheet as of
  June 30, 2001..................................................................................... F-55

Unaudited Consolidated Statements of Income (Loss) for the six months ended June 30, 2000 and 2001.. F-56

Unaudited Consolidated Statements of Changes in Shareholders' Equity for the year ended December 31,
  2000 and the six months ended June 30, 2001....................................................... F-57

Unaudited Consolidated Statement of Changes in Financial Position for the six months ended June 30,
  2000 and 2001..................................................................................... F-58

Notes to Unaudited Consolidated Financial Statements for the six months ended June 30, 2000 and 2001 and for the year ended December 31, 2000.......................................................... F-59

                REPORT OF ARTHUR ANDERSEN, INDEPENDENT AUDITORS

            Translation from a report originally issued in Spanish

To the Shareholders of
Altos Hornos de Mexico, S. A. de C. V.:

   We have audited the accompanying consolidated balance sheets of ALTOS HORNOS DE MEXICO, S.A. DE C.V. (incorporated in Mexico) AND SUBSIDIARIES (collectively referred to as the "Company") as of December 31, 2000 and 1999, and the related consolidated statements of income (loss), changes in shareholders' equity and changes in financial position for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that the audit be planned and performed to obtain reasonable assurance about whether the financial statements are free of material misstatement and that they are prepared in conformity with accounting principles generally accepted in Mexico. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   As mentioned in Note 7 a), beginning in 2000 the Company adopted the new procedures for the recognition of deferred income taxes as prescribed by recently revised Bulletin D-4, "Accounting for Income Taxes, Asset Taxes and Employee Profit Sharing."

   Accounting practices used by the Company in preparing the accompanying consolidated financial statements conform with accounting principles generally accepted in Mexico but do not conform with accounting principles generally accepted in the United States (U.S. GAAP). A description of these differences and a reconciliation of consolidated net income (loss) and shareholders' equity to U.S. GAAP are set forth in Note 21.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries as of December 31, 2000 and 1999, and the results of their operations, the changes in their shareholders' equity and the changes in their financial position for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in Mexico.

   As explained in Note 2 to the accompanying consolidated financial statements, the Company has not complied with certain covenants of some of its debt agreements. As a result, the Company began negotiations with its creditors, with the objective of restructuring its debt. Additionally, on May 25, 1999 the Company and some of its subsidiaries obtained the status of "suspension of payments", which allows for orderly control over the aforementioned negotiation process. Management believes that this decision will not affect the Company's operation of the business or the relationship with its suppliers of goods and services. As of the date of the accompanying consolidated financial statements, the suspension of payments is pending resolution and has had a significant impact on its financial position. Additionally, as explained in Note 3 the Company's cash flows have been deteriorating, which has caused significant financial and operating problems. The Company's management has been taking steps in an effort to improve its overall financial condition, results of operations and cash flows in the short to medium term. However, these steps do not ensure that the Company will be able to resolve its current financial problems. The preceding matters raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments or reclassifications that may result from the outcome of these matters.

Monterrey, N.L.
April 3, 2001 (except with respect to the restatement to constant Mexican pesos as of June 30, 2001, and the matter discussed in
Note 2 c), as to which the date is
September 30, 2001)

      Translation from Financial Statements originally issued in Spanish

            Altos Hornos de Mexico, S. A. de C. V. and Subsidiaries
                          Consolidated Balance Sheets
                       As of December 31, 1999 and 2000
  Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

                                                          1999        2000        2000
                                                       ----------  ----------  ----------
Assets
------
Current:
   Cash and cash equivalents.......................... Ps.     94  Ps.    162  US$     18
   Trade accounts receivable, net.....................      1,845       1,461         161
   Due from affiliated companies......................        257         401          44
   Other accounts receivable..........................        301         236          26
   Inventories........................................      3,697       3,465         382
   Prepaid expenses...................................         36          59           6
                                                           ------      ------       -----
      Total current assets............................      6,230       5,784         637
Non-current:
   Other long-term receivables........................         17           4          --
   Assets subject to sale.............................         55          55           6
   Due from affiliated companies......................         22           7           1
   Investments in shares..............................        500         445          49
   Employee housing developments......................        327         311          34
   Property, plant and equipment, net.................     27,911      26,256       2,898
   Deferred charges, net..............................      2,374       2,315         256
                                                           ------      ------       -----
      Total non-current assets........................     31,206      29,393       3,244
                                                           ------      ------       -----
      Total assets.................................... Ps. 37,436  Ps. 35,177  US$  3,881
                                                           ======      ======       =====
Liabilities and shareholders' equity
------------------------------------
Current:
   Bank loans......................................... Ps. 17,787  Ps. 16,273  US$  1,796
   Current portion of long-term debt..................        136         241          27
   Interest payable...................................        786         809          89
   Due to suppliers and contractors...................      1,960       2,050         226
   Taxes payable......................................        228         173          19
   Due to affiliated companies........................         25          30           3
   Other payables.....................................      2,704       1,857         205
                                                           ------      ------       -----
      Total current liabilities.......................     23,626      21,433       2,365
Long-term:
   Long-term debt.....................................        450         208          23
   Retirement, pension plan and seniority premiums....      1,053       1,207         133
   Deferred income taxes..............................         --       3,789         418
   Other long-term payables...........................        233         491          54
                                                           ------      ------       -----
      Total long-term liabilities.....................      1,736       5,695         628
                                                           ------      ------       -----
      Total liabilities...............................     25,362      27,128       2,993
Shareholders' equity:
   Capital stock......................................      8,216       8,216         907
   Reserve for repurchase of shares...................        357         357          39
   Retained earnings..................................      1,055       2,446         270
   Net income for the year............................      1,391       1,146         127
   Cumulative initial effect of deferred income taxes.         --      (3,860)       (426)
   Unamortized actuarial liability effect.............        (71)       (168)        (19)
   Cumulative restatement effect......................      1,097        (115)        (13)
   Minority interest..................................         29          27           3
                                                           ------      ------       -----
      Total shareholders' equity......................     12,074       8,049         888
                                                           ------      ------       -----
      Total liabilities and shareholders' equity...... Ps. 37,436  Ps. 35,177  US$  3,881
                                                           ======      ======       =====

     The accompanying notes are an integral part of these consolidated balance sheets.

      Translation from Financial Statements originally issued in Spanish

            Altos Hornos de Mexico, S. A. de C. V. and Subsidiaries
                   Consolidated Statements of Income (Loss)
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. Dollars, (US$), except per share data

                                                                             1998          1999          2000
                                                                         -----------   -----------   -----------
Net sales............................................................... Ps.  16,159   Ps.  13,360   Ps.  12,806
Cost of sales...........................................................      11,711        10,109         9,634
Depreciation............................................................       1,293         1,287         1,189
                                                                             -------       -------       -------
   Gross profit.........................................................       3,155         1,964         1,983
Selling and administrative expenses.....................................       1,015           927           766
                                                                             -------       -------       -------
   Operating income.....................................................       2,140         1,037         1,217
Financing and related costs:
   Interest expense.....................................................       2,825         1,947         1,101
   Interest income......................................................        (241)         (109)         (104)
   Foreign exchange loss (gain).........................................       4,287        (1,177)           72
   Gain from monetary position..........................................      (3,538)       (2,685)       (2,091)
                                                                             -------       -------       -------
                                                                               3,333        (2,024)       (1,022)
Other expenses, net.....................................................         260         1,117           390
Severance payments......................................................         313           525           (96)
                                                                             -------       -------       -------
   Income (loss) before provisions for taxes, employee profit sharing, participation in results of associated companies and discontinued
    operations..........................................................      (1,766)        1,419         1,945
Provisions for:
   Deferred income taxes................................................          --            --           723
   Current income taxes.................................................          13         1,141            27
   Asset taxes..........................................................         408           332           312
   Employee profit sharing..............................................          21            21            13
   Credit to asset tax from immediate deduction of fixed assets.........        (407)         (318)         (264)
   Amortization of tax loss carryforwards...............................         (12)       (1,138)          (26)
                                                                             -------       -------       -------
                                                                                  23            38           785
Participation in results of associated companies........................          (1)           38            (8)
                                                                             -------       -------       -------
   Income (loss) before discontinued operations.........................      (1,790)        1,419         1,152
Discontinued operations.................................................        (540)          (26)           --
                                                                             -------       -------       -------
   Net income (loss) for the year....................................... Ps.  (2,330)  Ps.   1,393   Ps.   1,152
                                                                             =======       =======       =======
Distribution of consolidated net income (loss) for the year:
   Net income (loss) of majority interest............................... Ps.  (2,335)  Ps.   1,391   Ps.   1,146
   Net income of minority interest......................................           5             2             6
                                                                             -------       -------       -------
                                                                         Ps.  (2,330)  Ps.   1,393   Ps.   1,152
                                                                             =======       =======       =======
Basic earnings (loss) per share:
   From continuing operations........................................... Ps.   (4.76)  Ps.    3.91   Ps.    3.21
   From discontinued operations.........................................       (1.44)        (0.07)           --
                                                                             -------       -------       -------
                                                                         Ps.   (6.20)  Ps.    3.84   Ps.    3.21
                                                                             =======       =======       =======
   Basic weighted average shares outstanding (000's)....................     376,428       362,298       357,873
                                                                             =======       =======       =======

                                                                              2000
                                                                         --------------
Net sales............................................................... US$      1,413
Cost of sales...........................................................          1,063
Depreciation............................................................            131
                                                                                -------
   Gross profit.........................................................            219
Selling and administrative expenses.....................................             85
                                                                                -------
   Operating income.....................................................            134
Financing and related costs:
   Interest expense.....................................................            122
   Interest income......................................................            (12)
   Foreign exchange loss (gain).........................................              8
   Gain from monetary position..........................................           (231)
                                                                                -------
                                                                                   (113)
Other expenses, net.....................................................             43
Severance payments......................................................            (11)
                                                                                -------
   Income (loss) before provisions for taxes, employee profit sharing, participation in results of associated companies and discontinued
    operations..........................................................            215
Provisions for:
   Deferred income taxes................................................             80
   Current income taxes.................................................              3
   Asset taxes..........................................................             34
   Employee profit sharing..............................................              1
   Credit to asset tax from immediate deduction of fixed assets.........            (29)
   Amortization of tax loss carryforwards...............................             (3)
                                                                                -------
                                                                                     86
Participation in results of associated companies........................             (1)
                                                                                -------
   Income (loss) before discontinued operations.........................            128
Discontinued operations.................................................             --
                                                                                -------
   Net income (loss) for the year....................................... US$        128
                                                                                =======
Distribution of consolidated net income (loss) for the year:
   Net income (loss) of majority interest............................... US$        127
   Net income of minority interest......................................              1
                                                                                -------
                                                                         US$        128
                                                                                =======
Basic earnings (loss) per share:
   From continuing operations........................................... US$       0.35
   From discontinued operations.........................................             --
                                                                                -------
                                                                         US$       0.35
                                                                                =======
   Basic weighted average shares outstanding (000's)....................        357,873
                                                                                =======

 The accompanying notes are an integral part of these consolidated statements.

      Translation from Financial Statements originally issued in Spanish

            Altos Hornos de Mexico, S. A. de C. V. and Subsidiaries
          Consolidated Statements of Changes in Shareholders' Equity
             For the years ended December 31, 1998, 1999 and 2000
  Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001, except for shares outstanding

                                                                                                  Cumulative
                                                              Premium                           Initial Effect Unamortized
                                                             on Sale of Reserve for              of Deferred    Actuarial
                                        Shares      Capital   Capital   Repurchase   Retained       Income      Liability
                                      Outstanding    Stock     Stock     of Shares   Earnings       Taxes        Effect
                                      -----------  --------- ---------  ----------  ----------  -------------  ----------
Balances as of December 31, 1997..... 384,082,502  Ps. 8,216 Ps.    28  Ps.    707  Ps.  3,390  Ps.        --  Ps.    (21)
Premium on sale of capital stock.....          --         --       (28)         --          --             --          --
Repurchase of shares.................  (4,082,000)        --        --        (119)         --             --          --
Comprehensive income (loss)..........          --         --        --          --      (2,335)            --         (34)
                                      -----------  --- ----- ---  ----  ---   ----  --- ------   ---   ------  ---   ----
Balances as of December 31, 1998..... 380,000,502      8,216        --         588       1,055             --         (55)
Repurchase of shares................. (22,128,000)        --        --        (231)         --             --          --
Comprehensive income (loss)..........          --         --        --          --       1,391             --         (16)
                                      -----------  --- ----- ---  ----  ---   ----  --- ------   ---   ------  ---   ----
Balances as of December 31, 1999..... 357,872,502      8,216        --         357       2,446             --         (71)
Cumulative initial effect of deferred
 income taxes........................          --         --        --          --          --         (3,860)         --
Comprehensive income (loss)..........          --         --        --          --       1,146             --         (97)
                                      -----------  --- ----- ---  ----  ---   ----  --- ------   ---   ------  ---   ----
Balances as of December 31, 2000..... 357,872,502  Ps. 8,216 Ps.    --  Ps.    357  Ps.  3,592  Ps.    (3,860) Ps.   (168)
                                      ===========      =====      ====        ====      ======         ======        ====


                                      Cumulative     Total                 Total
                                      Restatement  Majority   Minority Shareholders'
                                        Effect     Interest   Interest    Equity
                                      ----------  ----------  -------  ------------
Balances as of December 31, 1997..... Ps.  4,736  Ps. 17,056  Ps.   2  Ps.   17,058
Premium on sale of capital stock.....         --         (28)      --           (28)
Repurchase of shares.................         --        (119)      --          (119)
Comprehensive income (loss)..........       (249)     (2,618)      26        (2,592)
                                      --- ------  --- ------  --- ---  ---   ------
Balances as of December 31, 1998.....      4,487      14,291       28        14,319
Repurchase of shares.................         --        (231)      --          (231)
Comprehensive income (loss)..........     (3,390)     (2,015)       1        (2,014)
                                      --- ------  --- ------  --- ---  ---   ------
Balances as of December 31, 1999.....      1,097      12,045       29        12,074
Cumulative initial effect of deferred
 income taxes........................         --      (3,860)      (6)       (3,866)
Comprehensive income (loss)..........     (1,212)       (163)       4          (159)
                                      --- ------  --- ------  --- ---  ---   ------
Balances as of December 31, 2000..... Ps.   (115) Ps.  8,022  Ps.  27  Ps.    8,049
                                          ======      ======      ===        ======



 The accompanying notes are an integral part of these consolidated statements.

      Translation from Financial Statements originally issued in Spanish

            Altos Hornos de Mexico, S. A. de C. V. and Subsidiaries
           Consolidated Statements of Changes in Financial Position
             For the years ended December 31, 1998, 1999 and 2000
  Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

                                                                1998        1999       2000      2000
                                                             ----------  ---------  ---------  --------
Resources generated by (used in) operations:
   Income (loss) before discontinued operations............. Ps. (1,790) Ps. 1,419  Ps. 1,152  US$  128
   Add (deduct) - Items that do not affect cash:
       Depreciation and amortization........................      1,411      1,422      1,423       157
       Provision for pension and retirement plans and
         seniority premiums.................................        156        150        158        17
       Participation in results of associated companies.....          1        (38)         8         1
       Reserve for severance payments.......................         --        525        (96)      (11)
       Deferred income taxes................................         --         --        723        80
       Other provisions and reserves........................        127         97         90        10
                                                                 ------      -----      -----       ---
                                                                    (95)     3,575      3,458       382
Resources generated by (used in) working capital:
   Decrease in trade accounts receivable....................        339        261        384        42
   Decrease (increase) in due from affiliated companies.....        142         88       (144)      (16)
   Decrease in other accounts receivable....................         12         27         33         4
   (Increase) decrease in inventories.......................       (737)       346       (254)      (28)
   (Increase) decrease in assets subject to sale............     (1,358)     1,389         --        --
   Decrease (increase) in prepaid expenses..................         29         41        (26)       (3)
   Increase in interest payable.............................        115        358         22         2
   (Decrease) increase in due to suppliers and
     contractors............................................       (255)       (10)       124        14
   Increase (decrease) in taxes payable.....................        198       (198)       (57)       (6)
   Increase (decrease) in due to affiliated companies.......          8        (59)         5         1
   Increase (decrease) in other payables....................        507        232       (820)      (92)
                                                                 ------      -----      -----       ---
                                                                 (1,000)     2,475       (733)      (82)
                                                                 ------      -----      -----       ---
       Net resources generated by (used in) operations
         before discontinued operations.....................     (1,095)     6,050      2,725       300
       Discontinued operations..............................       (540)       (26)        --        --
                                                                 ------      -----      -----       ---
       Net resources generated by (used in) operations......     (1,635)     6,024      2,725       300
Investing activities:
   Additions to property, plant and equipment...............     (2,079)      (730)      (789)      (87)
   Net book value of retirements of property,
     plant and equipment....................................      1,194        311         79         9
   Employee housing developments............................         28         10         16         2
   Deferred charges, net....................................       (947)      (443)      (180)      (20)
   Investments in shares....................................        505        263         --        --
   Decrease in other long-term investments..................         30          1         --        --
                                                                 ------      -----      -----       ---
       Net resources used in investing activities...........     (1,269)      (588)      (874)      (96)

      Translation from Financial Statements originally issued in Spanish

            Altos Hornos de Mexico, S. A. de C. V. and Subsidiaries
           Consolidated Statements of Changes in Financial Position
             For the years ended December 31, 1998, 1999 and 2000
  Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

                                                         1998        1999        2000        2000
                                                      ----------  ----------  ----------  ---------
Financing activities:
   Premium on sale of capital stock.................. Ps.    (28) Ps.     --  Ps.     --  US$    --
   Repurchase of treasury shares.....................       (119)       (231)         --         --
   Other long-term receivables.......................         31         (37)         14          1
   Borrowing under short-term bank loans.............     12,514        (448)         --         --
   Payments on bank loans............................     (6,525)     (1,930)       (220)       (24)
   Effect of changes in purchasing power on long-
     term bank debt..................................     (3,392)     (2,598)     (1,430)      (158)
   Effect of changes in purchasing power of deferred
     income taxes....................................         --          --        (318)       (35)
   Loans from (payments to) affiliated companies.....         (9)        (21)         15          2
   Payments of pension and retirement plans and
     seniority premiums..............................       (210)        (83)       (102)       (11)
   Increase (decrease) in other long-term payables...        536        (398)        258         29
                                                          ------      ------      ------       ----
       Net resources generated by (used in)
         financing activities........................      2,798      (5,746)     (1,783)      (196)
                                                          ------      ------      ------       ----
       Net increase (decrease) in cash and cash
         equivalents.................................       (106)       (310)         68          8
Cash and cash equivalents:
   Beginning of year.................................        510         404          94         10
                                                          ------      ------      ------       ----
   End of year....................................... Ps.    404  Ps.     94  Ps.    162  US$    18
                                                          ======      ======      ======       ====
Supplemental cash flow disclosures:
   Income and asset taxes paid....................... Ps.      3  Ps.      1  Ps.     42  US$     5
                                                          ======      ======      ======       ====
   Employee profit sharing paid...................... Ps.     16  Ps.     12  Ps.     13  US$     1
                                                          ======      ======      ======       ====
   Interest paid..................................... Ps.  2,150  Ps.    452  Ps.     50  US$     6
                                                          ======      ======      ======       ====


 The accompanying notes are an integral part of these consolidated statements.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


Note 1.  Activities of the Company

   Altos Hornos de Mexico, S.A. de C.V. ("AHMSA" or the "Company"), a subsidiary of Grupo Acerero del Norte, S.A. de C.V. ("GAN"), is the largest integrated steel producer in Mexico. AHMSA's principal activity is the production and sale of flat steel products and heavy and light structural sections.

   AHMSA's significant subsidiaries are as follows:

Consolidated:

    . Minera Carbonifera Rio Escondido, S.A. de C.V. ("MICARE") is dedicated to the mining and sale of steam coal, that is used by the Comision Federal de Electricidad ("Mexican Federal Power Commission" or "CFE") to produce electricity for its thermoelectric plants.

    . Minera del Norte, S.A. de C.V. ("MINOSA") and Cerro de Mercado, S.A. de C.V. ("CERRO") are dedicated to the extraction, exploitation and sale of iron ore and limestone, each of which is used principally by AHMSA in the production of steel products.

    . Minerales Monclova, S.A. de C.V. ("MIMOSA") is dedicated to the mining of metallurgical coal that is used principally by AHMSA in the production of steel products.

    . La Perla Minas de Fierro y Carbon, S.A. de C.V. ("LA PERLA") is dedicated to the mining of iron ore and owns a pellet plant and a slurry pipeline which is used to transport iron ore to the pellet plant, which is located at AHMSA's steel-producing facilities. LA PERLA also provides administrative services to the Company and to affiliated companies.

Unconsolidated:

    . Centro de Servicio Placa y Lamina, S.A. de C.V. ("CSPYL"), formerly Ryerson de Mexico ("RYERSON"), a 50% joint venture with Ryerson Tull, Inc., was incorporated to strengthen the Company's distribution network and AHMSA's presence in the domestic market.

    . Linea Coahuila-Durango, S.A. de C.V. ("LCD") is a railroad company and a 50% joint venture with Industrias Penoles, S.A. de C.V. ("PENOLES"). It is used to transport the metallurgical coal to AHMSA's steel producing facilities.

    . Inmobiliaria Dos Carlos, S.A. de C.V. ("DOS CARLOS") is a real estate firm dedicated to develop a residential project called "Valle de Reyes" in Monterrey, N.L. Mexico. The project is subject to authorization from the Secretary of Urban Development of the State of Nuevo Leon, which at the date of these consolidated financial statements has not been obtained.

Note 2. Noncompliance, suspension of payments, potential partners and debt restructuring

  a) Noncompliance

   Since 1998, international steel prices have fallen sharply due mainly to the Asian financial crisis, which worsened toward the end of that year with the crisis in Russia, during 1999 with the crisis in Brazil and has continued in the year 2000, affecting the American and European steel industry significantly. This has caused a constant deterioration in the profit margins over the last years, and combined with its high indebtedness of

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
  Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

approximately US$1,900 of bank debt, resulted in AHMSA not complying with certain terms of some of its credit agreements in 1999 and failing to pay principal and interest for US$39 on a syndicated loan whose agent is JP Morgan Chase Bank (successor to Morgan Guaranty Trust Company of New York) (Morgan), and a scheduled payment of US$25 of interest with respect to the Senior Notes.

   AHMSA informed The Chase Manhattan Bank (as trustee) of some defaults with the Senior Notes, as well as the manner in which this was remedied by management, together with its external legal counsel. These events refer to situations such as:

  .  Lamina y Placa Comercial, S.A. de C.V. (LPC) transaction:

   The Company's advance of funds to GAN for US$42 for the purchase of 49% of the shares of LPC (see Note 4 d) GAN transferred its rights to invest in LPC to AHMSA and paid interest on the advances received, as a result of which the transaction was completed as if it had been carried out directly by AHMSA. On March 1, 1999, the Board of Directors, including the unrelated Directors, ratified the mandate and the transfer of funds for the acquisition of LPC, and an opinion was obtained from BBVA-Bancomer, S.A., formerly Bancomer, S.A. ("Bancomer") that the interest rate on the advances was no less favorable than that which could have been obtained from an unrelated third party.

  .  Commission payments to GAN:

   Since February 1997, AHMSA had, with the approval of its Board of Directors, been paying GAN a 2.5% commission on bank loans and advances from customers where GAN acts as the guarantor. Such payment constituted an event of default under the Indenture. On March 1, 1999, the payment of the commissions was ratified by the Board of Directors, including the unrelated Directors, and an opinion was obtained from Banco Mercantil del Norte, S.A. ("Banorte") stating that the 2.5% rate is no less favorable to the Company than the terms that could be obtained from a third party.

  .  Affiliate transactions:

   During 1998 and through March 1999, MICARE and AHMSA made loans to affiliated companies that were restricted by the bank debt agreements and the Indenture. However, the loans made by AHMSA and MICARE were paid by GAN in cash or in kind, including the corresponding interest. On March 26, 1999, the Board of Directors, including the unrelated Directors, approved and ratified the transactions made with GAN and its subsidiaries.

   During 1998, the Company and its subsidiaries purchased certain businesses from GAN, including: Hojalata Mexicana, S.A. de C.V., Forjacero, S.A. de C.V., LCD, GAN International Trading, S.A. de C.V., Carboelectrica Sabinas, S. de R.L. de C.V. and Ediciones Vulcano, S.A. de C.V. The purchases totaled Ps.157 and, certain of the transactions constituted events of default under the Indenture. On March 1, 1999, the Board of Directors, including the unrelated Directors, ratified the transactions.

   During March 1999, AHMSA purchased 20,000,000 of its own shares from GAN for Ps.207. On March 1, 1999, the Board of Directors, including the unrelated Directors, ratified the transaction, and the Company obtained an opinion from Bancomer that the transaction was carried out at market value and under conditions no less favorable that those that could have been obtained from a third party.

   On March 31, 1999, MICARE purchased an airplane from GAN for US$6.9. On
April 23, 1999, the purchase was ratified by the Board of Directors, including the unrelated Directors. The purchase was subject to certain conditions which were not met; therefore Antair, S.A. de C.V. (direct subsidiary of GAN) was authorized to sell the airplane and give the funds obtained of US$4.2 to MICARE.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   During 1998, AHMSA guaranteed certain loans obtained by GAN for a total of US$42 (nominal value).

   The Company's management took some corrective measures to remedy most of the aforementioned situations, except for the nonpayment of the syndicated loan with Morgan and the Senior Notes, additionally the Company did not comply with the current ratio and the interest coverage ratio committed to in its loan agreements and the substitution of the guarantee granted by the Company to GAN.

   The aforementioned issue obligated AHMSA to initiate on April 26, 1999 a restructuring process to renegotiate its debt with its creditors, based on its ability to pay (still under negotiation). Therefore, principal and interest payments on the debt were suspended and the search for a potential partner began. The main financial institutions formed an unofficial Creditor Steering Committee ("Committee"), whose main objective is to oversee the negotiations of the debt restructuring process by representatives of such institutions as follows:

          Bank of America, N.A.
          JP Morgan Chase Bank (successor to Morgan Guaranty Trust Company of
           New York)
          Scotiabank Inverlat, S.A.
          Banco Nacional de Mexico, S.A.
          BBVA-Bancomer, S.A.
          Banco Mercantil del Norte, S.A.
          Wells Fargo Bank Minnesota, N.A., in its capacity as trustee for the
           Old Notes
          West Merchant Bank Limited
          Export-Import Bank of the United States

   AHMSA entered into a non-binding letter of intent with the Committee setting forth a framework for a restructuring. The letter of intent provided for three alternative plans for the restructuring of the indebtedness:

   Plan A, the restructuring in connection with a US$400 equity investment in AHMSA by Aceralia Corporacion Siderurgica, S.A.("Aceralia") in order to implement the plan by June 15, 2000.

   Plan B, provided the restructuring independent of a business combination transaction.

   Plan C, which was to be pursued if Plan B was not implemented by August 15, 2000, provided for an exchange by GAN of its entire equity interest in AHMSA for all of the capital stock of a debt-free MICARE and up to 6% of the capital stock in AHMSA (based on the success of certain asset sales).

  b) Suspension of Payments

   Due to the issues indicated above and because some of its creditors filed certain lawsuits against the Company, on May 24, 1999, AHMSA and some of its subsidiaries requested a judicial declaration of Suspension of Payments status ("Suspension of Payments"), which was granted on May 25 and May 28, 1999 by the first judge of the First Instance Court in Monclova, Coahuila. The Company's filing for Suspension of Payments constituted an event of default on substantially all of its debt obligations.

   The Company proposed a preventive payment agreement, which must be approved by its creditors; the contingency of AHMSA being liquidated exists in the event it is not approved.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
  Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   As a result of the Suspension of Payments ordered:

    . All debts AHMSA had incurred up to the date of Suspension of Payments were deemed due and payable; therefore, all balances were recorded under current liabilities representing as of December 31, 2000 Ps.18,331 (nominal value).

    . AHMSA was granted an automatic stay from collection of any indebtedness arising out of transactions completed prior to the Suspension of Payments.

    . Interest ceased to accrue on all outstanding indebtedness, other than ordinary interest with respect to secured indebtedness (as defined under applicable Mexican bankruptcy and Suspension of Payments laws) to the extent of the security. The additional interest that would have been accrued during the years ended December 31, 1999 and 2000 was Ps.1,407 and Ps.2,046, respectively.

    . All lawsuits filed for the collection of any monetary obligation against AHMSA were suspended, except for tax obligations, proceedings for the enforcement of labor liabilities or secured credits (as defined under applicable Mexican law) and any enforcement of such secured credits.

    . A trustee (sindico) was appointed by the court to supervise AHMSA's operations (AHMSA's management retained administrative control and continued operations in the ordinary course of business under the trustee's supervision).

    . For purposes of recognition and classification of AHMSA's debt obligations and in order to provide certainty and equal treatment to all creditors, all credit obligations (other than obligations entitled to be paid currently under Suspension of Payments law) stated in foreign currency were converted into pesos at the rate of exchange prevailing on the date of the judicial declaration of Suspension of Payments. For AHMSA, MICARE, MIMOSA and MINOSA, which obtained a judicial declaration of Suspension of Payments on May 25, 1999, this rate of exchange was Ps.9.359 per 1 U.S. dollar and for CERRO, which obtained a judicial declaration of Suspension of Payments on May 28, 1999, this rate of exchange was Ps.9.672 per 1 U.S. dollar. As a result, AHMSA did not record exchange losses of Ps.322 and Ps.140 in the consolidated statement of income (loss) as of December 31, 1999 and 2000, respectively.

    . During fiscal years 1999 and 2000, there were disbursements mainly for professional advisory fees, which totaled Ps.191 and Ps.276, respectively, and were recorded under other expenses in the consolidated statement of income (loss).

    . The interest rate swaps that had been contracted with certain institutions became due and payable, resulting in the recognition of a US$1.9 loss in 1999.

    . The suspension of the Company's stock on the Mexican Stock Market and AHMSA ADR listings on the New York Stock Exchange.

    . The convertible note holders lost the right to convert such notes into capital stock of the Company.

   During the Suspension of Payments period, the Company may continue its operations and pay trade payables and supplies. There may be additional effects that may arise at the conclusion of the Suspension of Payments and the final negotiations with the creditors, which effects are unknown at this time.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
  Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


  c) Business Combination and Restructuring plan

Business combination

   From September 1999 through February 2000 a potential restructuring considered a merger with Industrias Monterrey, S.A. de C.V. ("IMSA"). After it became apparent to AHMSA and GAN that such a business combination would not be advantageous, on February 23, 2000, they entered into negotiations with Aceralia regarding a potential cash investment in AHMSA and signed a non-binding letter of intent providing for the creation of a joint venture.

   On July 19, 2000, the Committee reported that it would not approve a restructuring involving a joint venture with Aceralia. They rejected the proposal for the following reasons:

    .  Aceralia did not provide a firm commitment.

    . The committee considered the up-front cash payment to be paid to AHMSA to be too low.

    .  Aceralia would manage and control the joint venture.

    . There was no assurance that the joint venture would generate cash flow for AHMSA.

    .  The projected profit margins for the joint venture would be too low.

    . AHMSA would have been obligated to supply the joint venture substantial raw or unfinished materials at cost for 20 years.

    . The committee was doubtful of the ability of AHMSA to generate payments form the joint venture sufficient to pay the restructured debt.

Agreement for a restructuring plan

   On August 25, 2000 the Company entered into a non-binding term sheet for the restructuring of its outstanding indebtedness along the lines of Plan B mentioned in a) above). The Company's management, the Committee and all interested parties finally signed on May 29, 2001 a non-binding letter of intent in which they agreed to restructuring terms and conditions along the lines set forth in some agreements attached to it (Credit Agreement, the Indenture, the corporate by-laws, the three agreements governing the AHMSA Creditor Voting Trust, the Stock Option Agreement and the Registration Rights Agreements) and intent also to work towards a prompt filing of a registration statement relating to the restructuring.

   The proposed restructuring plan classifies the claims into five general categories, and provides for the treatment of the holders of claims in each of those categories, as follows:

  1. Capital Leases

   Those capital leases that have been approved by the Court to continue in full force and effect.

  2. Holders of Preferred Claims

   Consists of claims granted valid preferences by the Court, including in this case the claims that will be paid in full, pursuant to their existing agreements. These claims are held by Bancomext, Banca Cremi, S.N.C. and Banco Santander S.A. (which Banca Cremi and Banco Santander claims relate to loans to finance the construction of housing for AHMSA's employees, who pay for the homes through deductions from their salaries).

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
  Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


  3. Holders of Claims for Indebtedness for Borrowed Money

   Consists of (a) holders of Old Senior Notes (yankee bond) and Old Discount Convertible Notes (convertible notes); (b) claims for indebtedness for borrowed money of MICARE; (c) claims under the Old SEN Facility (Morgan); and (d) other claims for indebtedness for borrowed money.

   Holders of these claims receive their pro rata share (based on the amount of their claim from a total of US$1,846.2 of the considerations set forth in the agreement.)

  4. Suppliers

   Consists of suppliers to whom amounts are outstanding for goods or services supplied on or prior to May 25, 1999. These claims total approximately US$125.4 net from advance payments.

  5. Equity Holders

   Equity holders will maintain their existing interests subject to dilution by the new common stock being issued pursuant to the terms of the restructuring plan.

   Under the restructuring plan, holders of the Company's debt will receive 302,000,000 shares of the common stock representing 40% of the outstanding common stock on a fully diluted basis, subject to a three-year purchase option and additional two-year right of first refusal in favor of a special purpose vehicle created by the parent company of AHMSA, and in the case of shares to be issued to the creditors of MICARE, a nine-year purchase option in AHMSA's favor. In order that the issuance of this common stock may be accomplished in a tax efficient manner under Mexican law, the following steps will be taken:

   1. GAN will form a new wholly owned subsidiary ("NewCo"), which will assume US$551.2 of AHMSA's indebtedness in exchange for an equal U.S. dollar amount of claim against AHMSA.

   2. NewCo will then capitalize its claim against AHMSA in exchange for 397,127,498 new shares of AHMSA's common stock, representing 52.6% of AHMSA's outstanding capital stock on a fully diluted basis.

   3. The holders of the Old Notes and Old Loans will then contribute the US$551.2 of indebtedness to NewCo in exchange for the issuance of 302,000,000 shares of NewCo's common stock representing 76.0% of NewCo's outstanding capital stock on a fully diluted basis.

   4. NewCo will then merge into AHMSA, so that AHMSA would be the surviving entity. Each share of NewCo Common Stock will be converted into a share of AHMSA common stock. As a result of the merger, GAN, the holders of the Old Notes and Old Loans and AHMSA's other shareholders will own 50.1%, 40% and 9.9%, respectively, of the Company's outstanding capital stock on a fully diluted basis.

To consummate the restructuring plan there are several conditions that must be met prior to the closing date. Some of them are:


    . All holders of preferred claims against AHMSA recognized in the Suspension of Payments proceeding must have consented to the restructuring plan and agreed to be bound by the terms of the suspension of payments settlement agreement (the "Settlement Agreement") to be filed with and approved by the Mexican Bankruptcy Court.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
  Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


    . All other holders of claims against AHMSA (including supplier claims), other than holders of claims with an aggregate principal amount of less than US$25, must have consented to the restructuring plan and agreed to be bound by the terms of the Settlement Agreement.

    . The U.S. Securities and Exchange Commission must have declared the registration statement effective and not have instituted any stop order with respect to the registration statement.

    . The Civil Court of First Instance for the Judicial District of Monclova, Coahuila, Mexico, must have lifted AHMSA's Suspension of Payments and the Suspension of Payments of each of AHMSA's subsidiaries.

    . AHMSA must have delivered disclosure schedules to the New Credit Agreement entered into pursuant to the restructuring plan that have not been objected to by the holders of 40% or more of claims who are entitled to receive promissory notes under the New Credit Agreement.

    . The aggregate amount of indebtedness that AHMSA has incurred since December 31, 2000 (net of repayments of indebtedness made during such period) must not exceed US$40.

    . A material adverse change to AHMSA's business, operations or financial condition must not have occurred since December 31, 2000.

    . AHMSA has generated US$50 of cash to pay restructuring fees and expenses associated with the restructuring plan.

    . The creditors of GAN must have approved the restructuring plan to the extent required under the terms of the GAN Suspension of Payments and GAN must have emerged from Suspension of Payments on terms satisfactory to GAN, AHMSA and a majority of the outstanding claims against AHMSA.

    . All necessary Mexican governmental approvals must have been obtained for the restructuring plan (including necessary approvals from the Mexican National Commission of Foreign Investment).

    . The creditors shall have received favorable legal opinions of United States and internal and external Mexican counsel to AHMSA and GAN.

    . Each of the parties approving the restructuring plan must have granted a general release to each other party for any actions or failures to act in connection with the Old Notes and Old Loans occurring on or prior to the closing date.

    . AHMSA's suppliers must have agreed to a payment schedule for outstanding suppliers' credits reasonably acceptable to AHMSA and AHMSA's creditors.

    . Bancomext must have agreed that no principal payments in respect of its preferred claims against AHMSA are due prior to 2003.

    . Holders of no more than US$35.5 of aggregate principal amount of Old Loans elect to receive new notes under the new indenture pursuant to the restructuring plan.

   AHMSA's ability to continue as a going concern will depend on whether the Company successfully resolves the debt restructuring process, its noncompliance, and the effects of the Suspension of Payments mentioned in this note, as well as on recovering the level of generating cash flow referred to in the following note.

Note 3.  Cash flow

   Notwithstanding the relief from debt service and collection actions afforded by the Suspension of Payments, the financial condition, results of operations, and cash flows of the Company have deteriorated during the last

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
  Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

quarter of 2000, as a result of the adverse developments in the general economic environment, international steel industry conditions and other internal events, which have impacted the Company in the following ways:

   a) International prices have decreased 30% during the last 18 months.

   b) From December 1999 to December 2000 natural gas costs have increased 178%.

   c) The appreciation of the Mexican peso against the U.S. dollar; which influences the sales price in Mexican pesos mainly because those prices are referenced to the U.S. dollar, together with the increase in domestic input costs, which increases as a function of inflation.

   d) During the second half of the year MICARE's situation was affected by fewer deliveries to the CFE, since steam coal production decreased significantly during the last quarter of the year due to an unusually rainy season in the coal area, affecting production capacity in the open pit mines. Due to this, the Company failed to deliver 363,000 tonnes to CFE, which represented a revenue decrease of approximately US$10.9.

   e) The Company is unable to obtain financing for its operations and capital expenditures, other than advance payments from customers and accelerated payments of accounts receivable in exchange for discounted terms.

   The Company has been unable to generate sufficient cash flow to adequately fund obligations and operations. As a result, as of December 31, 2000, the
Company:

    . Has not made necessary capital expenditures to permit the continued extraction of raw materials necessary for the production of steel, requiring the purchase of more costly raw materials from third party suppliers.

    . The Company has been unable to obtain necessary performance bonds required by customers or to obtain such bonds at costs far in excess of historical levels.

    . The Company's shortage of cash requires it to extend its payments to suppliers. Additionally, the terms and discounting of its accounts receivable, offering of collateral for its supply expenditures, and its inability to obtain bank financing due to the Suspension of Payments described in Note 2 b), has considerably deteriorated the Company's working capital.

The Company's Management has been taking the steps outlined below in an effort to improve its financial condition, results of operations, and cash flows in the short to medium term, as follows:

   a) Continued the cost and spending reduction program, trying to reduce fixed costs and stabilize variable unit costs.

   b) To control the cost of natural gas, starting in July 2000, the Company established a program to substitute natural gas for coal injection. With this program, gas consumption decreased 54% in the last half of 2000. In addition, hedging contracts were entered into for controlling gas prices for the period December 2000 to February 2001; and on February 8, 2001, the Company negotiated a contract with PEMEX GAS and PETROQUIMICA BASICA (PEMEX) to guarantee a price of 4 U.S. dollars per million BTUs applicable from January 1, 2001 through December 31, 2003.

   c) Continuing to market assets not directly related to the core business, such as the oxygen plants, railroad cars, real estate, etc.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
  Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   For the above mentioned reasons, as of December 31, 2000, the Company has focused its cash flows on the maintenance of plant operations.

Note 4.  Other events

  a) Joint venture termination

   On March 9, 2000, AHMSA signed an agreement with Ryerson Tull, Inc. ("RYERSON TULL") to acquire a 50% interest in CSPYL (formerly "RYERSON") for US$16, subject to court approval. As of the date of these consolidated financial statements, the period to complete the transaction has expired, and CSPYL could be liquidated. However, RYERSON TULL and AHMSA wish to extend the date without proceeding with the liquidation of CSPYL.

  b) Personnel reduction

   As part of the Company's cost reduction plan during 1999, AHMSA began a personnel reduction process for which it created a reserve of Ps.524, presented net of the cancellation of the corresponding retirements, pension plan and seniority premium liabilities, as "Severance Payments" in that year's consolidated statement of income. During fiscal 2000, such reserve was reevaluated, concluding, after an analysis, that it was excessive by Ps.96. Therefore the corresponding correction was made.

  c) Sale of the lime processing plant

   On November 1, 1999, MINOSA sold the assets of its lime processing plant located in Santa Catarina, N.L. to Refractarios Basicos, S.A. de C.V. ("REBASA") for US$19. In connection with this sale, REBASA has committed to supply 100% of the lime that AHMSA will require for its productive processes over the next 10 years. Since MINOSA is under Suspension of Payments status, the final sale of the assets is subject to the corresponding legal authorization from the Suspension Court or the release from Suspension of Payments status. In anticipation of the sale, a lease contract was signed, establishing a monthly rent payment of 137,500 U.S. dollars, ending October 2001, with the possibility of extension upon the agreement of both parties.

  d) Association with Lamina y Placa de Monterrey, S.A. de C.V. ("LPM")

   On April 16, 1998, AHMSA instructed GAN to acquire up to 49% of the shares in LPM. As such, during 1998, the Company made advances to GAN totaling US$42 to complete the LPM transaction, subject to: a) authorization from the Board of Directors and b) authorization from the Federal Competition Commission.

   On December 31, 1998, through a partnership and/or purchase-sale of shares agreement, AHMSA and GAN jointly agreed to acquire 49% of the shares of LPM for US$50.4, of which US$42 was paid by AHMSA and the remainder by GAN.

   On March 9, 1999, the agreement was amended such that AHMSA acquired 49% of the shares in a new company named Lamina y Placa Comercial ("LPC") in exchange for its US$42 contribution. LPC was created through the spin-off of certain assets related to the processing and distributing of steel products.

   On September 9, 1999, the parties executed another agreement that terminated the March 9, 1999 agreement. The September 9, 1999 agreement required AHMSA to return the 49% equity interest in LPC to LPM

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
  Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

in exchange for 60.15% of the shares of DOS CARLOS with limited voting rights, and pay a contractual penalty of US$3.6, which is included in other expenses in the consolidated statement of income (loss) in 1999.

   DOS CARLOS was created to develop a residential area that includes a golf course in a suburb of the city of Monterrey. According to a study by a real estate specialist, the project has a projected estimated value of approximately US$73.4.

   According to the study prepared by the real estate specialist, the projected estimated value of the 60.15% equity interest in DOS CARLOS is US$44.2. However, the book value of the shares is US$19. As a result, the Company conservatively decided to recognize a loss of Ps.202, which was recorded and is included in other expenses in the consolidated statement of income (loss) in 1999, since the cost of acquisition was US$38.4 which was estimated not to be less than realizable value.

   Because AHMSA does not maintain administrative control over DOS CARLOS, this investment is recorded under the equity method.

  e) Damage at MIMOSA Mine V

   In October 1998, there was a fire in passage 2 East of Mine V that resulted in the loss of 6,558 meters of development. The Company's technicians determined that this canyon was unusable and had to be abandoned. The management of MIMOSA took steps to recover the insured amounts. An expense of Ps.98, which corresponds to the investment that had been made, is included in other expenses in the consolidated statement of income (loss) in 1999.

   During 2000, part of the expense was recovered due to the insurance payment, originating income of Ps.49 recorded in the consolidated statement of income
(loss) under other expenses, net.

Note 5.  Discontinued operations

   The net loss from discontinued operations for the years ended December 31, 1998, 1999 and 2000 consisted of the following:

                                                          1998           1999         2000
                                                     -------------  -------------  ----------
Collapse in MIMOSA Mine VI.......................... Ps.        --  Ps.       (79) Ps.     --
Loss on the sales of ANSA shares....................          (496)            --          --
Loss of reserves in MIMOSA Mine III.................            --            (29)         --
Abandoning exploitation of MICARE Site I and Mine II            --            (57)         --
Net result of disincorporated units.................            33             --          --
Gain on the sale of the galvanizing and paint plants            --            139          --
Closing of MIMOSA's Mine IV.........................           (77)            --          --
                                                         ---------      ---------      ------
                                                     Ps.      (540) Ps.       (26) Ps.     --
                                                         =========      =========      ======

 . Collapse in Mine VI of MIMOSA

   During February 1999, Mine VI presented abnormal behavior due to problems in land pressure, originating collapses in the main canyon of the long front in the Southern Zone. Based on studies by external geologists, management decided to abandon this zone, which meant not extracting approximately 10,749,392 tonnes of coal and originating a loss of Ps.79.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
  Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


 . Loss of reserves in Mine III of MIMOSA

   The northern zone of Mine III presented geological failures that, according to reports issued by internal geologists this area was too expensive to continue operating. This resulted in discontinuing the operation, which meant not extracting approximately 2,000,000 tonnes of coal, for which Ps.29 were expensed, amount equivalent to the gallery investment that had been made for the extraction.

 . Abandonment of exploitation of Site I and Mine II of MICARE

   Due to the excessive cost of extracting coal at Site I and Mine II, MICARE's management, together with internal geologists, decided to abandon the extraction project for approximately 381,805 tonnes of coal. This originated an adjustment in the balance for each mine to be amortized amounting to Ps.57.

 . Sale of galvanizing and paint plants

   On January 28, 1999, AHMSA sold, subject to certain conditions, the assets of the galvanizing and paint plants to IMSA for US$105.

   In connection with the IMSA transaction, the following actions were taken:

   A supply contract was signed, through which IMSA is obligated to purchase from AHMSA, over the next 10 years, up to 80% of the steel required by the production of the galvanizing plant, without exceeding 260,000 tonnes per year. In exchange, AHMSA received a prepayment of US$72.6, whose amortization began with the shipments that began on April 26, 2000. The amount of the shipments pending supply for this prepayment as of December 31, 2000 was Ps.302 and it is included in other accounts payable in the consolidated balance sheet. The gain on this transaction was Ps.139.

   During May 2000, IMSA temporarily suspended operations of the galvanization and painting plants in Monclova; however, in order to comply with the contract mentioned in the previous paragraph, AHMSA's steel supply was channeled toward the other plants that IMSA has in Mexico.

 . Sale of Aceros Nacionales, S.A. ("ANSA")

   On January 29, 1999, 100% of the shares of ANSA were sold to DEACERO, S.A. de C.V. for US$36.5. The net loss on this transaction was Ps.496.

 . Close of Mine IV of MIMOSA

   Due to depletion and the high cost of operation of MIMOSA's Mine IV, the Company decided to close the mine's operations in August 1998. Through December 31, 1998, the expenses for restoration and conservation amounted to Ps.77.

Note 6.  Basis of consolidation and presentation

   U.S. dollar amounts shown in the consolidated financial statements have been included solely for the convenience of the reader and are translated from Mexican pesos, as a matter of arithmetic computation only, at the noon buying rate for Mexican pesos on June 30, 2001 of 9.06 pesos per U.S. dollar published by the Federal

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

Reserve Bank of New York. Such translation should not be construed as a representation that the Mexican peso amounts have been, could have been, or could in the future be, converted into U.S. dollars at this or any other rate of exchange.

   The consolidated financial statements include those of AHMSA and all of its subsidiaries.

   Among the significant subsidiaries consolidated are:

                                            %
                                      Participation
                                      -------------
              MICARE................       100
              MINOSA................       100
              CERRO.................       100
              MIMOSA................       100
              LA PERLA..............       100

   CSPYL, LCD and DOS CARLOS are accounted under the equity method.

   All significant intercompany balances and transactions have been eliminated in consolidation.

   Equity in earnings and changes in equity of subsidiaries that were bought or sold during the year were included in the consolidated financial statements from or up to the date of the transactions and were restated in terms of the purchasing power of the Mexican peso at June 30, 2001.

Note 7.  Significant accounting policies

   The significant accounting policies followed by the Company are in conformity with accounting principles generally accepted in Mexico ("Mexican GAAP"), which require management to make certain estimates and use certain assumptions to determine the valuation of some of the balances included in the financial statements and to make the disclosures required to be included therein. Actual results could differ from those estimates.

  a) Changes in accounting policies

   On January 1, 2000, a revised Bulletin D-4 issued by the Mexican Institute of Public Accountants ("MIPA") went into effect. This bulletin establishes the accounting treatment for the deferred effects of income and asset taxes and employee profit sharing. It consists of recognizing liabilities and assets from deferred income and asset taxes that may result from the future tax effects of all the temporary differences between the book and tax basis of assets and liabilities. For the computation of deferred employee profit sharing effects, only the temporary differences that result from the reconciliation between net income for the period and the taxable basis for employee profit sharing, which are expected to reverse within a specific timeframe, are considered.

   This principle resulted in recognizing a deferred liability of Ps.3,789 as of December 31, 2000, a decrease in shareholders' equity of Ps.3,860 for the initial cumulative effect as of January 1, 2000, a credit to the result from holding nonmonetary assets of 2000 of Ps.476, and the 2000 provision for income taxes in the consolidated statement of income increased by Ps.723.

  b) New accounting principle

   Mexican Bulletin C-2, "Financial Instruments", was issued in December 1999 by the MIPA and became effective in 2001. Bulletin C-2 requires the recognition of all derivatives on the balance sheet as either assets or

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
  Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

liabilities and the measurement of certain of these instruments and the related hedged items at their fair value. In addition, the Mexican standard will require that all gains and losses on derivative hedging instruments be recorded in current earnings, regardless of the nature of the instrument. As of December 31, 2000, the Company does not have any significant derivative financial instruments (see Note 16).

  c) Recognition of the effects of inflation in the financial statements

   The Company restates its financial statements to reflect the purchasing power of the Mexican peso as of the most recent reporting date, thereby comprehensively recognizing the effects of inflation. The financial statements of prior periods have also been restated in terms of the purchasing power of the Mexican peso as of the most recent reporting date. Accordingly, prior period amounts differ from those previously reported. As a result, the amounts reported for the most current period are comparable with those of prior periods since all periods are expressed in terms of the same purchasing power.

   To recognize the effects of inflation in terms of Mexican pesos with purchasing power as of the most recent reporting date, the following procedures are used:

   . Balance sheet:

   Inventories are restated to their most recent production or purchase cost, not exceeding realizable value. Therefore, coal inventories recovered in the washing plant, referred to in Note 12, are valued at their latest recovery cost.

   Laminating rollers are amortized based on units of production determined by the Company's technicians.

   Inventory of scrap is valued at its recovery cost, in accordance with its market value, less the contribution margin and the cost incurred to process it. Scrap is a by-product of AHMSA's production of molten pig iron that can be reused as a secondary raw material.

   Property, plant and equipment of domestic origin are restated using the National Consumer Price Index ("NCPI") factors. Machinery and equipment of foreign origin are restated based on the inflation rate of the country of origin and the period-end exchange rate.

   Depreciation of fixed assets is computed using the straight-line method based on restated values, applying rates that correspond to the estimated useful lives of the assets. Depreciation of additions begins in the year after the asset is placed in service.

   Deferred charges are restated using factors derived from the NCPI, cumulative from the date of generation.

   Investments subject to depletion, which include initial expenses of exploration and development of long fronts, are valued based on the latest costs incurred. The depletion of these investments is determined upon beginning the mineral exploitation based on the number of tonnes extracted for annual sales, in relation to the estimated number of tonnes in reserve in the deposits.

   Investments in shares of unconsolidated subsidiaries are restated using the equity method, based on the subsidiaries' financial statements restated on the same basis as those of the Company.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   Shareholders' equity and nonmonetary items other than inventory and property, plant and equipment of foreign origin are restated using factors derived from the NCPI, cumulative from the date of contribution or generation.

  .  Statement of income:

   Revenues and expenses that are associated with a monetary item (trade receivables, cash, liabilities, etc.) are restated using the NCPI, taking into account inflation from the month in which they arise through the most recent reporting date.

   Cost of sales is restated to the estimated replacement cost at the time of the sale, through the use of standard costs that are periodically updated. Other costs and expenses associated with nonmonetary items are restated from the time incurred through period end, as a function of the restatement of the nonmonetary assets that are being consumed or sold.

   The gain from monetary position in the consolidated statement of income
(loss) represents the effect of inflation on monetary items. This amount is determined by applying to net monetary assets or liabilities at the beginning of each month the factor of inflation derived from the NCPI and is restated through year end with the corresponding factor.

  .  Other statements:

   The consolidated statement of changes in financial position presents the changes in financial resources measured in constant Mexican pesos, based on the financial position at the prior yearend, restated to Mexican pesos as of the end of the most recent reporting period.

   The cumulative restatement effect shown in the consolidated statement of changes in shareholders' equity consists principally of the gain or loss from holding nonmonetary assets, which represents the change in the specific price level of those assets in relation to general inflation, as measured by the NCPI.

  d) Cash and cash equivalents

   Cash equivalents include short-term highly liquid investments with an original maturity of three months or less (including Mexican treasury bills) and bank deposits valued at market (cost plus accrued interest). As of December 31, 2000, there are bank deposits amounting to Ps.93, which the Company may not withdraw, and they are presented net of the corresponding liability in the consolidated balance sheet.

  e) Stripping costs

   In open pit mining, the overburden above the mineral must be removed before the mineral can be removed from the pit. The costs incurred in removing the overburden (prepaid stripping costs) are deferred for proper matching with the revenue that they generate. Prepaid stripping costs are classified as inventory and treated as current assets in the balance sheet. If a portion of the prepaid stripping costs is expected to benefit a period longer than one year, that portion is classified as a noncurrent asset.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


  f) Employee housing developments

   Employee housing developments are recorded at cost of construction and/or acquisition.

   Certain houses are leased under contracts that include clauses under which the Company has the option to sell the unit to employees. The Company may terminate the contracts under certain circumstances. If the purchase sale option is exercised, the purchase price is paid over a maximum of 10 years, with an annual interest rate of 6.0% under a collective bargaining agreement. These receivables are included in the consolidated balance sheet under the employee housing developments item and totaled Ps.59 as of December 31, 1999 and 2000.

   Additionally, certain housing developments for employees and workers are leased under rental contracts that establish minimum monthly rent payments. Since these developments are in remote locations and will not be sold to employees, they are depreciated over 15 years using the straight-line method.

   Also, the Company maintains housing for its employees at the remote mine locations, which is depreciated using the straight-line method.

  g) Deferred charges

   At December 31, 1999 and 2000, deferred charges pending amortization consisted of the following:

                                             1999         2000
                                         ------------ ------------
Mining exploration and development costs Ps.    1,203 Ps.    1,184
Costs and expenses of SAP...............          386          337
Intangible employee benefit assets......          322          300
Stripping costs.........................          217          290
Deferred start-up costs.................          113          111
Debt issue expenses.....................           85           --
Other...................................           48           93
                                             --------     --------
                                         Ps.    2,374 Ps.    2,315
                                             ========     ========

   The amortization of deferred charges for the years ended December 31, 1998, 1999, and 2000 was as follows:

                                            1998       1999       2000
                                         ---------- ---------- ----------
Mining exploration and development costs Ps.      8 Ps.     40 Ps.    134
Costs and expenses of SAP...............         43         35         43
Stripping costs.........................         34         46         38
Deferred start-up costs.................         17          6          6
Other...................................         16          8         13
                                             ------     ------     ------
                                         Ps.    118 Ps.    135 Ps.    234
                                             ======     ======     ======

   The Company capitalizes the exploration costs incurred in the commercial development of the explored reserves related to individual mines by an allocation of the common costs incurred to the reserves proven during

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

exploration. The Company is currently exploring new deposits of iron ore and has discovered a deposit with proven reserves of approximately 171 million tonnes in the state of Oaxaca, which was certified by Midland Standard Inc., an expert in mining, geology and measurement of reserves. The Company has a concession to explore mineral reserves in this area, which expires in 2002. This project is pending derived from the legal situation of the Company.

   In mine development, the Company is carrying out significant preparations at a new Site II and MINE V of MICARE. Internal geologists have estimated the reserves at 48 and 22 million tonnes of coal, respectively. These projects began exploitation in the year 2000. Additionally, in MIMOSA'S MINE VI the Company's geologists have estimated reserves at 27 million tonnes. The Company expects to begin exploitation in 2004.

   Costs and expenses incurred in connection with the administrative and accounting system ("SAP") were capitalized and are being amortized over a 10-year period. This project was concluded in January 2000.

   Start-up costs for each new steel production line are amortized over a period of five years commencing the earlier of when the production line reaches 70.0% of its installed capacity or two years after the date the first costs were deferred. As of December 31, 1999 and 2000 the Company had invested Ps.71 and Ps.75, respectively in an electrical power plant project, and currently the Company is in the process of finding a strategic partner for developing this project.

  h) Employee benefit obligations

   According to Mexican labor law, the Company must pay seniority premiums to all employees that leave with 15 or more years of service. Additionally, certain payments are made based on certain conditions, in addition to the seniority premium benefits, to administrative personnel and unionized employees.

   When there is a significant reduction in personnel due to the restructuring of the labor force or the closing of a plant, the corresponding indemnity costs, net of the corresponding reduction in the projected benefit obligation and the related items to be amortized, are charged to results.

  i) Revenue recognition

   Revenues are recognized when the products are shipped or delivered to the customer and the customer assumes responsibility for the products.

  j) Financing and related costs

   Financing and related costs include interest income and expense, foreign exchange gains or losses and gains or losses from monetary position, except as stated in Note 2 b).

   The Company pays interest on the advances from customers, which is calculated in accordance with the period of time elapsed between the receipt of the advance and the time the client has to pay according to its credit terms. However, interest is also paid to those customers who prepay before the period established in their credit terms. The interest incurred for those concepts was Ps.608 and Ps.609 as of December 31, 1999 and 2000, respectively.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   Transactions denominated in foreign currencies are recorded at the exchange rate at the date on which they occur. The assets and liabilities denominated in foreign currencies are valued at the exchange rate in effect at the balance sheet date. The resulting exchange fluctuations are credited or charged to income as foreign exchange gains or losses, except as stated in Note 2 b).

   The Company capitalizes the integral cost of financing incurred during the period of construction or installation of fixed assets, amortizing these costs over the average term of depreciation of the corresponding assets. During the periods from January 1 to December 31, 2000 and 1999, no integral cost of financing was capitalized since the Company did not make any significant investments in fixed assets and, in any case, costs of acquisition were financed with the Company's own resources.

   Financing costs were as follows:

                                                 1998          1999          2000
                                             ------------  ------------  ------------
Interest expense............................ Ps.    3,051  Ps.    1,947  Ps.    1,101
Interest income.............................         (241)         (109)         (104)
Foreign exchange loss (gain)................        4,813        (1,177)           72
Gain from monetary position.................       (3,940)       (2,685)       (2,091)
                                                 --------      --------      --------
                                                    3,683        (2,024)       (1,022)
Less capitalized financing costs............          350            --            --
                                                 --------      --------      --------
Financing costs, net........................ Ps.    3,333  Ps.   (2,024) Ps.   (1,022)
                                                 ========      ========      ========
Capitalized financing costs were as follows:
                                                 1998          1999          2000
                                             ------------  ------------  ------------
Interest expense............................ Ps.      226  Ps.       --  Ps.       --
Foreign exchange loss.......................          526            --            --
Gain from monetary position.................         (402)           --            --
                                                 --------      --------      --------
                                             Ps.      350  Ps.       --  Ps.       --
                                                 ========      ========      ========

  k) Negative goodwill

   Negative goodwill represents the excess of the book value of shares (substantially equivalent to fair value as a result of the restatement for the effects of inflation) acquired over the purchase price. Amortization is calculated on a straight-line basis over the period during which the new business is expected to be integrated, which for ANSA was the three-year period ended December 31, 1998. As mentioned in Note 5, ANSA was sold on January 29, 1999, and therefore as of December 31, 1999, and 2000, the Company does not have any negative goodwill to be amortized.

  l) Restatement of shareholders' equity

   Capital stock and retained earnings are restated by applying a factor derived from the NCPI from the date contributed or earned. The restatement represents the amount necessary to maintain shareholders' equity in terms of the purchasing power at period end.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


  m) Minority interest

   As of December 31, 2000, the minority interest principally represents the minority shareholders' proportionate share of the earnings and equity of 5% of Hullera Mexicana, S.A. de C.V. and 49% of Hojalata Mexicana, S.A. de C.V.

  n) Other income and expenses

                                                             1998        1999        2000
                                                          ---------- ------------ ----------
Expenses of debt restructuring and Suspension of Payments Ps.     -- Ps.      191 Ps.    276
Nondeductible expenses...................................         --           61         61
Loss on exchange of shares of DOS CARLOS (Note 4 d)).....         --          202         --
Damage at MIMOSA Mine V (Note 4 e))......................         --           98         --
Recovery of damages MIMOSA Mine V........................         --           --        (49)
Penalties and surcharges.................................         29          139         42
Cost of idle plant.......................................         71           68         --
Recognition of the realizable value of fixed assets......         27          101         --
Contractual penalty - LPM (Note 4 d))....................         --           47         --
Other....................................................        133          210         60
                                                              ------     --------     ------
                                                          Ps.    260 Ps.    1,117 Ps.    390
                                                              ======     ========     ======

  o) Basic earnings (loss) per share

   Basic earnings (loss) per share are computed by dividing the net majority income (loss) from continuing operations and loss from discontinued operations by the weighted-average shares outstanding during each period.

  p) Realizability of long-lived assets

   The Company continually evaluates the carrying value and the economic useful lives of its long-lived assets, including property, plant and equipment, based on the Company's operating results and anticipated future cash flows from such assets. The estimated future cash flows of the Company are dependent upon a variety of factors including the future condition of the Company's production facilities, economic regulatory and other developments in Mexico, the worldwide demand for steel products and the demand from CFE for steam coal.

  q) Comprehensive income (loss)

   Comprehensive income (loss) is comprised of the net income (loss) of the year, the unamortized actuarial liability effect and the result of holding non-monetary assets, which are presented in the consolidated statement of changes in stockholder's equity.

Note 8.  Reclassification of financial statements

   Certain items of the consolidated financial statements as of December 31, 1998 and 1999 have been reclassified to conform with the presentation of the consolidated financial statements as of December 31, 2000.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


Note 9.  Foreign currency position

   As of December 31, 1999 and 2000, foreign currency balances were:

                                                                         1999     2000
                                                                         ----     -----
    Monetary assets:
    U.S. dollar..................................................... Ps. 612  Ps.   456
    Other currencies................................................      20         11
                                                                         ---      -----
                                                                         632        467
                                                                         ---      -----
    Monetary liabilities:
    U.S. dollar.....................................................     901      1,634
    Other currencies................................................      12          6
                                                                         ---      -----
                                                                         913      1,640
                                                                         ---      -----
    Net monetary liability position in foreign currencies Ps........     281  Ps. 1,173
                                                                         ===      =====

   The Company's principal transactions denominated in foreign currencies for the years ended December 31, 1998, 1999 and 2000 were as follows:

                                               1998      1999      2000
                                               -----     -----     ----
        Sales............................. Ps. 1,988 Ps. 1,131 Ps. 859
                                               =====     =====     ===
        Purchases of parts, minerals, etc. Ps. 1,664 Ps.   426 Ps. 531
                                               =====     =====     ===
        Interest expense, net............. Ps. 2,606 Ps. 1,197 Ps. 229
                                               =====     =====     ===
        Technical assistance.............. Ps.   127 Ps.     7 Ps.   1
                                               =====     =====     ===
        Fees.............................. Ps.    -- Ps.   167 Ps. 201
                                               =====     =====     ===

   The following table summarizes export sales by geographic area:

                                     1998      1999      2000
                                     -----     -----     ----
                   North America Ps. 1,213 Ps.   749 Ps. 732
                   Europe.......       148       203      93
                   South America       538       110      34
                   Far East.....        54        --      --
                   Other........        35        69      --
                                     -----     -----     ---
                                 Ps. 1,988 Ps. 1,131 Ps. 859
                                     =====     =====     ===

   At present, the Company does not hedge any of its foreign currency denominated assets or liabilities and does not hold any derivatives or off balance sheet financial instruments. Management believes that the risk associated with the Company's foreign currency denominated assets and liabilities is mitigated, in part, by (i) the Company's export sales of steel products, which are denominated in foreign currencies, (ii) the Company's domestic sales of steel products and steam coal, which are generally set by reference to international, dollar-

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

denominated steel prices and steam coal prices, respectively and (iii) as a result of the Suspension of Payments, all the debt denominated in a foreign currency as of May 25 and May 28, 1999, was converted in to Mexican peso at the exchange rate on that date.

   Since the final effects of the Suspension of Payments are not known, there is a possibility of increasing liabilities in foreign currency.

   As of May 25 and May 28, 1999, December 31, 1999, December 31, 2000 and April 3, 2001, the exchange rates for the Mexican peso published by Banco de Mexico with respect to the foreign currencies indicated above are as follows:

                          May 25, May 28, December 31, December 31, April 3,
                           1999    1999       1999         2000       2001
                          ------- ------- ------------ ------------ --------
   U.S. dollar...........  9.3589  9.6715    9.5222       9.5997     9.4933
   British pound sterling 15.0912 15.5952   15.1831      13.6402    13.5327
   Japanese yen..........  0.0781  0.0807    0.0931       0.0866     0.0759
   German mark...........  5.0688  5.2381    4.8978       4.2603     4.2782

   As of April 3, 2001, there has been no significant change in the Company's foreign currency position as compared to December 31, 2000.

Note 10.  Trade accounts receivable

   Trade accounts receivable arise from the sale of products and services to unrelated third parties. Trade receivables, including balances with the Company's largest customers, as of December 31, 1999 and 2000, are as follows:

                                                    1999       2000
                                                    -----      -----
          CFE.................................. Ps.   322  Ps.   268
          LPM and Subsidiaries.................       436        188
          Arco Metal, S.A. de C. V.............        14         90
          Abinsa, S.A. de C. V.................       120         21
          Other................................     1,024        940
                                                    -----      -----
                                                    1,916      1,507
          Less--Allowance for doubtful accounts       (71)       (46)
                                                    -----      -----
                                                Ps. 1,845  Ps. 1,461
                                                    =====      =====

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


Note 11.  Other accounts receivable

   The balance in other accounts receivable consisted of the following:

                                                      1999     2000
                                                      ----     ----
            Advances to employees................ Ps. 120  Ps. 111
            Recoverable taxes....................      75       37
            Other................................     120       96
            Less--Allowance for doubtful accounts     (14)      (8)
                                                      ---      ---
                                                  Ps. 301  Ps. 236
                                                      ===      ===

Note 12.  Inventories

   Inventories as of December 31, 1999 and 2000 consisted of the following:

                                                       1999       2000
                                                       -----      -----
        Operating materials....................... Ps. 1,606  Ps. 1,432
        Raw materials.............................       371        398
        Advances to suppliers and goods-in-transit       285        216
        Finished goods............................       382        303
        Stripping costs and long walls............       350        350
        Production-in-progress....................       214        244
        Iron ore..................................       309        233
        Steam coal................................       146        271
        Metallurgical coal........................        34         18
        Obsolete material.........................        55         47
        Allowance for obsolete inventories........       (55)       (47)
                                                       -----      -----
                                                   Ps. 3,697  Ps. 3,465
                                                       =====      =====

   During 1999 and 2000, using an analysis of the production processes prepared by the technical department of the raw material division of the coal mines, a new process for recovering additional coal in the washing plant was identified, which complies with the necessary quality requirements to consider it a mineral available for sale; 1,150,000 tonnes were recovered through this process during 2000, which were recorded as inventory and can be placed on the market in 2001. This represented a benefit of Ps.71 and is included as steam coal inventory.

   As of December 31, 1999 and 2000, the balance of obsolete material, which is similar to the corresponding reserve, has not been restated.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


Note 13.  Property, plant and equipment

   As of December 31, 1999 and 2000 property, plant and equipment consisted of the following:

                                                  1999         2000
                                                 -------      -------
          Land.............................. Ps.   1,126  Ps.   1,134
          Buildings.........................      11,320       11,341
          Machinery and equipment...........      48,783       46,581
          Transportation equipment..........       1,951        1,770
          Computer equipment................         483          474
          Furniture and fixtures............         451          360
          Construction-in-progress..........         782          856
          Capitalized financing costs.......       2,227        2,227
          Other.............................         474          487
                                                 -------      -------
                                                  67,597       65,230
          Less--Accumulated depreciation....     (39,686)     (38,974)
                                                 -------      -------
          Property, plant and equipment, net Ps.  27,911  Ps.  26,256
                                                 =======      =======

   The average annual rates of depreciation used in 1998, 1999 and 2000 were as follows:

                                              1998 1999 2000
                                              ---- ---- ----
          Buildings..........................   3%   3%   3%
          Machinery and equipment............   5%   5%   5%
          Transportation equipment...........  14%  13%  13%
          Furniture and fixtures.............  15%  11%  11%
          Computer equipment.................  22%  25%  23%

   Portion of the Company's productive facilities were underutilized during 1998 and 1999 and related depreciation is included as cost of idle plant in other expenses in the consolidated statements of income (loss) for Ps.71 and Ps.68, respectively. During 2000 the underutilized productive facilities were immaterial.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


Note 14.  Transactions and balances with affiliated companies

a) Transactions with affiliated companies for the years ended December 31, 1998, 1999 and 2000 were as follows:

                                            1998      1999     2000
                                            -----     ----     ----
             Revenues from:
             Sales..................... Ps. 2,045 Ps. 768  Ps. 379
                                            =====     ===      ===
             Administrative services... Ps.    46 Ps.  20  Ps.   6
                                            =====     ===      ===
             Interest.................. Ps.    57 Ps.  27  Ps.  21
                                            =====     ===      ===
             Commissions for guarantees Ps.    -- Ps.  11  Ps.  12
                                            =====     ===      ===
             Other..................... Ps.    26 Ps.   7  Ps.   1
                                            =====     ===      ===

                                             1998     1999     2000
                                             ----     ----     ----
            Expenses for:
            Purchases of materials...... Ps. 293  Ps. 168  Ps.  26
                                             ===      ===      ===
            Commission for guarantees... Ps. 115  Ps.  82  Ps.  65
                                             ===      ===      ===
            Train and air transportation Ps. 249  Ps. 260  Ps. 281
                                             ===      ===      ===
            Administrative services..... Ps.  15  Ps.   3  Ps.  16
                                             ===      ===      ===
            Interest.................... Ps.   8  Ps.   4  Ps.  --
                                             ===      ===      ===
            Technical assistance........ Ps.  12  Ps.  --  Ps.  --
                                             ===      ===      ===
            Other expenses.............. Ps.  41  Ps.  41  Ps.  --
                                             ===      ===      ===

   The sales above include Ps.794, Ps.239 and Ps.379 in sales to CSPYL for the years ended December 31, 1998, 1999 and 2000, respectively, and Ps.1,251 and Ps.529 from sales to GANAHMSA, Inc. ("GANAHMSA") for the years ended December 31, 1998 and 1999, respectively.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


b) As of December 31, 1999 and 2000, net amounts due to and from affiliated companies were as follows:

                                                          1999     2000
                                                          ----     ----
         Due from affiliates, short-term:
         CSPYL and Subsidiaries...................... Ps.  40  Ps. 223
         GAN.........................................     138       69
         Antair, S.A. de C.V. .......................      28       39
         AC Gres S.A. de C.V. .......................      12       30
         Grupo Agromex, S.A. de C.V. and Subsidiaries      25       23
         Other.......................................      14       17
                                                          ---      ---
                                                      Ps. 257  Ps. 401
                                                          ===      ===
         Due from affiliates, long-term:
         AC Gres, S.A. de C.V. ...................... Ps.  22  Ps.   7
                                                          ===      ===
         Due to affiliates, short-term:
         LCD......................................... Ps.   9  Ps.  18
         Filahsa, S.A. de C.V. ......................       7        4
         Other.......................................       9        8
                                                          ---      ---
                                                      Ps.  25  Ps.  30
                                                          ===      ===

   Since February 1997, AHMSA has been paying GAN a 2.5% commission on bank loans and advances from customers where GAN is the guarantor.

   In December 1999, GANAHMSA liquidated its operations and assigned AHMSA, in lieu of payment, an account receivable that it had with GAN and some of its subsidiaries for US$12.2.

   As of December 31, 2000, GAN and its subsidiaries owed the Company a total of US$14.9, including the account receivable assumed by AHMSA after liquidation of GANAHMSA. On December 31, 1999, Inmobiliaria Maestranza, S.A. de C.V., Inmobiliaria Sabinas, S.A. de C.V. and Antair, S.A. de C.V. (direct subsidiaries of GAN) signed an agreement with AHMSA, secured by assets owned by them with a value of US$34.2 (subject to senior security interests), which provided that such GAN subsidiaries would guarantee the aforementioned GAN debt over a period of 18 months, unless both parties agreed to an extension. If these subsidiaries fail to make payments pursuant to this guarantee agreement, AHMSA may seize the assets pledged to secure the guarantee (subject to senior security interests).


Note 15.  Bank debt

   Short-term bank debt at December 31, 1999 and 2000 was as follows:

                Lender                          1999       2000
                ------                         ------     ------
                Senior Notes (Yankee Bond) Ps.  4,319 Ps.  3,952
                Morgan....................      2,301      2,110
                Bank of America...........      1,265      1,161
                Convertible Notes.........        759        697
                Other.....................      9,143      8,353
                                               ------     ------
                                           Ps. 17,787 Ps. 16,273
                                               ======     ======

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   The financial liabilities that are not under Suspension of Payments at December 31, 1999 and 2000 are comprised as follows:

   Long-term debt:

             Lender                                1999      2000
             ------                                ----      ----
             Bancomext........................ Ps.  407  Ps.  297
             Arrendadora Bankamerica..........      148       122
             The Capita Corporation...........       31        30
                                                   ----      ----
                                                    586       449
             Current portion of long-term debt     (136)     (241)
                                                   ----      ----
                                               Ps.  450  Ps.  208
                                                   ====      ====

   On December 20, 1995, AHMSA and Bancomext entered into a loan agreement in which Bancomext financed AHMSA's export sales for US$ 40. This agreement included a collection order that allowed AHMSA to collect the notes receivable on behalf of Bancomext, subsequently transferring the funds collected. On May 17, 1999, Bancomext revoked such collection order.

   On May 2, 2000, both parties negotiated a payment schedule that allows AHMSA to reimburse in 24 monthly payments, beginning on June 15, 2000, the funds collected on behalf of Bancomext, which amounted to US$38.5 plus accrued interest of US$4.3. The balance bears interest at LIBOR plus 5.4% per annum.

   In May and December 2000 the judge that had granted the Suspension of Payments authorized AHMSA and some of its subsidiaries to comply with the payments established in the financial lease agreements with Arrendadora Bankamerica and The Capita Corporation because the equipment leased was considered absolutely necessary for the Company and its subsidiaries in order to continue ordinary operations. This was based on Article 139 of the Bankruptcy and Suspension of Payments Law.

Note 16.  Financial instruments

   The carrying amounts and fair values, converted into millions of U.S. dollars, of the Company's debt instruments for which such amounts are substantially the same, are summarized as follows:

                             December 31, 1999   December 31, 2000
                            ------------------- -------------------
                            Carrying            Carrying
                             Amount  Fair Value  Amount  Fair Value
                            -------- ---------- -------- ----------
        Long-term debt..... US$  --  US$   --   US$ 45.8 US$  45.5

   The market value of the long-term bank loan is based on the value of the discounted flows. The discount rate is estimated using the current rates offered for debts with similar maturity dates.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   AHMSA entered into two forward contracts with PEMEX to hedge against gas price increases during 2000. The first forward contract was entered into during August 2000, in order to obtain a 25% discount on the purchases of that particular month and it covered 1% of the monthly consumption from September 2000 through February 2001, or approximately 14,000 million BTUs, at a cost of
4.57 U.S. dollars per million BTUs. The second forward contract was entered into during September 2000 to cover 60% of the monthly consumption from December 2000 through February 2001, or approximately 840,000 million BTUs, at a cost of 5.16 U.S. dollars per million BTUs. Additionally, the Company contracted hedging with PEMEX to guarantee the price of 4 U.S. dollars per million BTUs from January 1, 2001 through December 31, 2003, for a consumption of 1,000,000 million BTUs.

Note 17.  Other payables

   Other current payables consist of the following:

                                                  1999      2000
                                                  -----     -----
               Advances from customers....... Ps. 1,299 Ps.   737
               Severance payments............       424       269
               Reserve for water usage rights       137       191
               REBASA........................        84        77
               Other.........................       760       583
                                                  -----     -----
                                              Ps. 2,704 Ps. 1,857
                                                  =====     =====

   As of December 31, 2000, advances from customers included advances from IMSA and Trinity Industries de Mexico, S.A. de C.V. of Ps.302 and Ps.97, respectively.

   There are long-term supply contracts for steel products included in the consolidated balance sheet under other long-term payables. As of December 31, 1999 and 2000, the balances were Ps.233 and Ps.368, respectively.

Note 18.  Shareholders' equity

   As of December 31, 2000, the Company's capital stock is represented by 388,375,502 common shares, without par value, fully subscribed and paid, of which the Company has repurchased 30,503,000.

   Beginning in 1999, dividends paid to individuals or foreign residents are subject to income tax withholding at an effective rate ranging from 7.5% to 7.7%, depending on the year in which the earnings were generated. In addition, if earnings for which no corporate tax has been paid are distributed, the tax must be paid upon distribution of the dividends. Consequently, the Company must keep a record of earnings subject to each tax rate. Earnings for which corporate taxes have been paid amount to approximately Ps.221.

   Capital reductions are subject to taxes on the excess of the reduction over the price-level adjusted paid-in capital, in accordance with the formula prescribed by the income tax law.

   The net income of each company is subject to the legal requirement that 5% thereof be transferred to a legal reserve each year until such reserve equals 20% of capital stock. This reserve cannot be distributed to shareholders except as stock dividends. As of December 31, 2000, the legal reserve was Ps.55.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   As of December 31, 2000, the reserve for the repurchase of shares of the Company's common stock was Ps.357. As of the date of these consolidated financial statements, the Company owns shares equivalent to 7.9% of the 388,375,502 shares outstanding. The last market value of AHMSA's shares, recorded by the Mexican Stock Exchange before the suspension of the Company's common stock on that market (see Note 2 b)) was 2.52 Mexican pesos per share.

Note 19.  Tax environment in Mexico

a) Income and asset tax regulations

   The Company is subject to income taxes and asset taxes. Income taxes are computed on an unconsolidated basis taking into consideration the taxable and deductible effects of inflation, such as depreciation calculated on restated asset values and the deduction of purchases in place of cost of sales, which permit the deduction of current costs; taxable income is increased or reduced by the effects of inflation on certain monetary assets and liabilities through the inflationary component, which is similar to the gain or loss from monetary position. Beginning in 1999, the income tax rate increased from 34% to 35%, with the obligation to pay this tax each year at a rate of 30% (transitorily 32% in 1999) with the remainder payable upon distribution of earnings. This remainder is recorded as a long-term liability.

   The asset tax is computed at an annual rate of 1.8% on the average of the majority of restated assets less certain liabilities. The tax is paid only to the extent that it exceeds the income taxes of the year. Any required payment of asset tax is creditable against the excess of income taxes over asset taxes for the preceding three and following 10 years. For the years ended December 31, 1999 and 2000 the Company obtained tax benefits by using an asset tax credit for the immediate deduction of fixed assets in the amount of Ps.318 and Ps.264, respectively.

b) Employee profit sharing

   Employee profit sharing is calculated for the Company and each subsidiary at a rate of 10% of taxable income on an unconsolidated basis, after certain adjustments, such as the elimination of price-level adjusted depreciation, the inflationary component and unrealized exchange gains and losses.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


c) Tax loss carryforwards, recoverable asset taxes and unused asset tax credits

   At December 31, 2000, the Company has tax loss carryforwards for income tax purposes, recoverable asset taxes and asset tax credits, all of which are indexed for inflation as of June 30, 2001, and such carryforwards are calculated based on the results of each individual company, rather than on a consolidated basis, in the following restated amounts:

                          Recoverable
             Tax Loss      Asset Tax   Unused Asset
Expiration Carryforwards Carryforwards Tax Credits
---------- ------------- ------------- ------------
    2001.. Ps.     359   Ps.    194    Ps.      2
    2002..          76           66            31
    2003..          93            6           394
    2004..       3,092            7            --
    2005..          70            1            --
    2006..          35            1            --
    2007..       1,702           --            --
    2008..       2,601           --            --
    2009..         438           11            --
    2010..         726           53            --
                 -----          ---           ---
           Ps.   9,192   Ps.    339    Ps.    427
                 =====          ===           ===

   The unused asset tax credits arose from the Company's investments in property, plant and equipment in the state of Coahuila, where AHMSA's principal steel facilities are located.

   The Company's tax loss carryforwards and recoverable asset taxes may only be applied to offset the Company's stand-alone tax liabilities and not those of the Company's subsidiaries. Certain subsidiaries of the Company also have tax loss carryforwards and recoverable asset taxes. Each entity is required to file a separate tax return.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


d) Reconciliation of statutory tax rate and effective tax rate

   In accordance with Mexican GAAP, the following items represent the principal differences between the income or loss rate computed for financial reporting purposes and that for tax purposes:

                                                      1998 1999 2000
                                                      ---- ---- ----
Pretax income (loss) for financial reporting purposes  35   35   35
Permanent differences:
   Result from monetary position.....................  70  (66) (38)
   Inflationary component............................ (55)  29   32
   Non-deductible items..............................  (5)  11    6
   Other.............................................   2    6    2
Temporary differences:
   Depreciation......................................  30   (4)  --
   Purchase and production costs.....................   2   16   --
   Deferred charges..................................   8  (13)  --
   Advances from customers........................... (34)  41   --
   Pension plan......................................  (3)   4   --
   Tax loss carryforwards amortized..................   1  (80)  --
   Tax loss carryforwards generated.................. (52)  11   --
   Other.............................................   1   10   --
                                                      ---  ---  ---
                                                        0    0   37
                                                      ===  ===  ===

   The temporary differences that generated deferred income tax assets (liabilities) are as follows:

                                                      2000
                                            ------------------------
                                            January 1     December 31
                                            ---------     -----------
          Property, plant and equipment Ps.  (7,226)  Ps.   (6,696)
          Inventories..................        (936)          (963)
          Reserves.....................         220            238
          Tax loss carryforwards.......       3,288          3,217
          Pension plan.................         230            258
          Advances from customers......         536            410
          Deferred charges.............        (664)          (672)
          Investment in shares.........         109             80
          Recoverable asset taxes......         583            339
                                             ------         ------
                                        Ps.  (3,860)  Ps.   (3,789)
                                             ======         ======

   The changes in the balance of the deferred income tax activity for the year are as follows:

                                                          2000
                                                         ------
                Initial cumulative effect........... Ps. (3,860)
                Loss on monetary position...........        318
                Provision for the year..............       (723)
                Result of holding nonmonetary assets        476
                                                         ------
                Ending balance...................... Ps. (3,789)
                                                         ======

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


Note 20.  Pension plan cost

   The plan assets are held in trust at a bank and consist mainly of short-term Mexican government securities. The plan assets also include approximately 1,666,000 shares of the Company's stock, which were purchased on the Mexican Stock Exchange between 1993 and 1999. There are no funding requirements for employee benefit liabilities under Mexican law. The Company does not have a formal funding policy and makes its contributions based on annual evaluations of its taxes, cash flow and other factors.

   The Company records the liability for retirement and pension plans and seniority premiums based on actuarial calculations using the projected unit credit method. Thus, the Company is providing for the liability, which at present value, will cover the projected benefit obligation at the estimated date of retirement of the employees.

   The liability as of December 31, 1999 and 2000 is comprised as follows:

                                                    1999       2000
                                                    -----      -----
          Projected benefit obligations (PBO).. Ps. 1,304  Ps. 1,463
          Plan assets at fair value............      (110)      (118)
                                                    -----      -----
          Funded status........................     1,194      1,345
          Unrecognized transition obligation...      (298)      (274)
          Unrecognized prior service cost......        (9)        (6)
          Unrecognized variances in assumptions      (230)      (327)
                                                    -----      -----
          Net projected benefit obligation.....       657        738
          Additional liability, net............       396        469
                                                    -----      -----
           Total liability..................... Ps. 1,053  Ps. 1,207
                                                    =====      =====

   Since in 1999 and 2000 the additional liability was Ps.71 and Ps.168, respectively, more than the unamortized actuarial net gains or losses, it was necessary to recognize such amounts in the effect of unamortized actuarial liability account within shareholders' equity. This item originates from the retirement of personnel and the use of funds, which is compensated by a reduction in the costs in subsequent years.

   Severance payments to involuntarily terminated employees and workers are charged to expense when the liability is incurred. When an agreement exists with the union for a future reduction in personnel as a consequence of economic slowdowns or production cutbacks, a charge to expense is made at the time such an agreement is reached.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   The cost of employee benefits is as follows:

                                                   1998     1999     2000
                                                   ----     ----     ----
      Service costs........................... Ps.  85  Ps.  78  Ps.  80
      Amortization of past service costs......      --        1        1
      Amortization of transition liability....      26       25       25
      Amortization of variances in assumptions       6        7        9
      Financial cost for the year.............      49       47       49
      Less -- Actual return on plan assets....     (10)      (8)      (6)
                                                   ---      ---      ---
      Net cost for the year...................     156      150      158
      Curtailment.............................      28       (1)      --
      Settlement..............................      30       13        5
                                                   ---      ---      ---
      Net cost................................ Ps. 214  Ps. 162  Ps. 163
                                                   ===      ===      ===

   The real interest rates utilized in the actuarial calculations were as follows:

                                                1999 1999 2000
                                                ---- ---- ----
                Investment return rate......... 5.0% 6.0% 6.0%
                Interest rate.................. 3.0% 4.0% 4.0%
                Salary increase rate........... 1.0% 1.0% 1.0%

   The changes in the net projected liability were as follows:

                                              1999       2000
                                              -----      -----
                Beginning balance........ Ps.   577  Ps.   657
                Provision for the year...       162        163
                Contributions to the fund        (5)        (6)
                Payments.................       (89)       (76)
                Fund recoveries..........        12         --
                                              -----      -----
                Ending balance...........       657        738
                Additional liability.....       396        469
                                              -----      -----
                Ending balance........... Ps. 1,053  Ps. 1,207
                                              =====      =====

   The changes in the fund balance were as follows:

                                               1999     2000
                                               ----     ----
                   Beginning balance...... Ps. 137  Ps. 110
                   Contributions..........       5        6
                   Returns................       8        6
                   Recoveries and payments     (40)      (4)
                                               ---      ---
                   Ending balance......... Ps. 110  Ps. 118
                                               ===      ===

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   The amortization period for unamortized items is as follows:

Transition liability.... 12
Past service costs...... 13
Variances in assumptions 12

   The components of net periodic pension cost under SFAS No. 87 for the years ended December 31, 1998, 1999 and 2000 consist of the following:

                                                              1998     1999     2000
                                                              ----     ----     ----
Service cost earned during the period.................... Ps.  80  Ps.  74  Ps.  74
Interest on projected benefit obligations................      48       44       46
Actual return on plan assets.............................      (7)      (8)      (6)
Net amortization and deferral............................      33       40       33
                                                              ---      ---      ---
Net cost under U.S. GAAP.................................     154      150      147
Net cost under Mexican GAAP..............................     156      150      158
                                                              ---      ---      ---
Additional income that must be recognized Under U.S. GAAP Ps.   2  Ps.  --  Ps.  11
                                                              ===      ===      ===

   The pension net liability under SFAS No. 87 as of December 31, 1999 and 2000 is as follows:

                                                                 1999       2000
                                                                 -----      -----
Actuarial value of benefit obligations:
   Vested benefit obligation................................ Ps.   458  Ps.   575
   Non-vested benefit obligation............................       681        730
                                                                 -----      -----
       Accumulated benefit obligation.......................     1,139      1,305
Additional benefits related to future compensation increases       164        158
                                                                 -----      -----
   Projected benefit obligation.............................     1,303      1,463
Plan assets at fair value...................................      (110)      (118)
                                                                 -----      -----
   Unfunded projected benefit obligation....................     1,193      1,345
Unrecognized prior service costs, net.......................       (10)      (153)
Unrecognized net loss.......................................      (564)      (497)
                                                                 -----      -----
   Total unfunded accrued pension cost under U.S. GAAP......       619        695
   Unfunded accrued pension cost under Mexican GAAP.........       660        738
                                                                 -----      -----
   Net liability that must be recognized under U.S. GAAP.... Ps.   (41) Ps.   (43)
                                                                 =====      =====

   The change in the projected benefit obligation were as follows:

                                                  1999       2000
                                                  -----      -----
            Beginning balance................ Ps. 1,200  Ps. 1,304
            Service costs....................        74         74
            Interest costs...................        44         46
            Actuarial loss...................        75        115
            Benefits paid....................       (89)       (76)
                                                  -----      -----
            Obligation at the end of the year Ps. 1,304  Ps. 1,463
                                                  =====      =====

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

Note 21. Description of differences and reconciliation of Mexican GAAP information to approximate U.S. GAAP information

   The consolidated financial statements of the Company are presented in accordance with Mexican GAAP. Certain accounting practices applied by the Company that conform with Mexican GAAP do not conform with accounting principles generally accepted in the United States ("U.S. GAAP").

   The reconciliation to U.S. GAAP does not include the reversal of the restatement of the financial statements to recognize the effects of inflation required under Mexican GAAP Bulletin B-10, "Recognition of the Effects of Inflation in Financial Information", as amended. The application of Bulletin B-10 represents a comprehensive measure of the effects of price level changes in the inflationary Mexican economy and, as such, is considered a more meaningful presentation than historical cost-based financial reporting for both Mexican and U.S. accounting purposes.

   The principal differences between Mexican GAAP and U.S. GAAP are described below together with an explanation, where appropriate, of the method used in the determination of the adjustments that affect net income (loss) and shareholders' equity.

  a) Cash flow information

   The changes in the financial statement balances included in the consolidated statements of changes in financial position constitute cash flow activity stated in constant Mexican pesos (including monetary and foreign exchange gains and losses, which are considered cash gains and losses in the constant currency financial statements).

   In accordance with Mexican GAAP, the reduction in current and long-term debt due to restatement in constant Mexican pesos and unrealized exchange losses on net short-term liabilities are presented in the consolidated statement of changes in financial position as a resource used by financing activities, and the gain from monetary position is presented as a component of operating activities. SFAS No. 95, "Statement of Cash Flows", does not provide guidance with respect to inflation-adjusted financial statements.

  b) Deferred income taxes and employee profit sharing

   The Company follows SFAS No. 109, "Accounting for Income Taxes", for U.S. GAAP reconciliation purposes, the objective of which is to recognize deferred tax liabilities and assets for the future tax consequences of all temporary differences between the book and tax bases of assets and liabilities.

   As explained in Note 7 a), beginning in 2000 a change in the accounting principle became effective for the accounting for income and assets taxes and employee profit sharing in Mexico. With respect to the Company, the new Mexican accounting standard differs from U.S. GAAP as follows:

   Under Mexican GAAP all deferred taxes are classified as noncurrent, while under U.S. GAAP the classification is based on the classification of the related asset or liability.

   Under Mexican GAAP deferred employee profit sharing is calculated considering only those temporary differences that arise during the period and which are expected to turn around within a defined period, while under U.S. GAAP essentially the same method as used for deferred income taxes is applied.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   Additionally, the restatement of imported machinery and equipment and the capitalization of financing cost under Mexican GAAP have a different treatment than under U.S. GAAP. As a consequence, the related deferred income tax presented under Mexican GAAP is different than the effect calculated under U.S. GAAP.

  c) Restatement of machinery and equipment

   As explained in Note 7 c), in accordance with Mexican GAAP, imported machinery and equipment has been restated by applying the inflation rate of the country of origin, and translating the resulting amount into Mexican pesos at the year-end exchange rate.

   Under U.S. GAAP, any restatement of machinery and equipment, both of domestic and foreign origin, must be made in constant units of the reporting currency, the Mexican peso, using the inflation rate of Mexico. Accordingly, a reconciling item for the difference in methodologies of restating imported machinery and equipment is included in the GAAP reconciliation of net majority income (loss) and majority shareholders' equity.

  d) Cost of pension plans and other employee benefits

   The Company has prepared a study of pension costs under SFAS No. 87, "Employers' Accounting for Pensions" (see Note 20). Under Mexican GAAP, the requirement to record liabilities for employee benefits using actuarial computations similar to those required by SFAS No. 87 was adopted at the beginning of 1993.

   The Company has no postretirement health care insurance or other benefit plans, other than the pension plan referred to in Note 20. Therefore, SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," has no effect on the Company's financial statements. Similarly, the Company does not provide any of the benefits required to be accrued under SFAS No. 112, "Employers' Accounting for Postemployment Benefits."

  e) Capitalized interest

   Under Mexican GAAP, the Company capitalizes all components of financing and related costs (see Note 7 j)) on all or a portion of its debt by applying the weighted average rate of interest on its debt to construction in progress. For U.S. GAAP purposes the gain from monetary position derived from foreign debt, and foreign exchange losses, are not capitalizable.

  f) Deferred technical assistance fees

   Under Mexican GAAP, the Company records as an expense all technical assistance fees incurred during the year. Under U.S. GAAP, the portion of those fees directly relating to the improvement and installation of the physical assets in the plant were capitalized and depreciated as a part of the cost of the related equipment.

  g) Deferred start-up costs

   Under Mexican GAAP, start-up costs for new production lines are deferred and amortized over five years, as described in Note 7 g). Under U.S. GAAP, such costs must be expensed as incurred.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


  h) Costs and expenses of SAP

   The costs of re-engineering business processes may not be capitalized under U.S. GAAP because such costs do not qualify as purchased or internally developed intangible assets. In addition, the costs of the implementation of any software related to re-engineering processes are not considered part of the cost of the software and therefore may not be capitalized as "software" costs. Under Mexican GAAP, however, the costs of both the implementation and the development of software may be capitalized.

  i) Goodwill

   Under Mexican GAAP, the purchase of ANSA in 1995, resulted in recording negative goodwill of Ps.327. After recording deferred tax liabilities for ANSA under U.S. GAAP, the net book value (substantially equivalent to fair value as a result of the restatement for the effects of inflation) is less than the purchase price. Therefore, under U.S. GAAP, there was positive goodwill of Ps.104, which is being amortized over 20 years. As mentioned in Note 5, ANSA was sold on January 29, 1999, and the shares in ANSA are included in the consolidated balance sheet at their realization value. For this reason, the goodwill balance under U.S. GAAP as of December 31, 1998 was included in the loss from discontinued operations.

  j) Cost of idle plant

   The Company has divided its depreciation expense related to the idle plant into two components. The depreciation of plants used at less than full capacity is not included in operating income in the Mexican GAAP financial statements. Under U.S. GAAP, the depreciation related to the utilized portion of plants operating at less than full capacity is charged against the Company's operating income. All plant and equipment that is completely idle has been reduced to their net realizable value and is not being depreciated.

  k) Environmental liability

   Under U.S. GAAP, the estimated cost of remedial action to correct environmental deficiencies or violations must be accrued and expensed as they become known. Under Mexican GAAP, no such liability is recorded for the estimated cost of remedial action. Under Mexican GAAP, the common practice is to include the cost of new plant, equipment or modifications related to correction of environmental deficiencies under fixed assets if these expenditures result in improved efficiencies. Otherwise, these expenditures are expensed at the time they are made. See Note 23 j) for a discussion of the Company's estimated expenditures to comply with the Environmental Agreement and existing Mexican environmental laws.

  l) Minority interest

   Under Mexican GAAP, minority interest is a component of net income (loss) and shareholders' equity. Under U.S. GAAP, minority interest reduces net income and is not a component of shareholders' equity. Minority interest represents the portion of ownership of the Company's subsidiaries held by third parties.

  m) Comprehensive Income (loss)

   The Mexican GAAP presentation of comprehensive income (loss) by the Company is in compliance with the presentation required by SFAS No. 130 of U.S. GAAP. The difference is generated by the adjustment to net majority income and result of non-monetary assets to reconcile to U.S. GAAP.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


  n) Concentrations of credit risk

   SFAS No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk," requires certain disclosures not required under Mexican GAAP. The Company's accounts receivable, which represent receivables from numerous retail customers, and the Company's cash balances do not represent any significant concentration of risk to the Company.

  o) Future impact of recently issued accounting standards

   Certain Mexican and U.S. accounting standards have recently been issued but are not yet effective. The purpose of this note is to disclose the impact that the recently issued accounting standards will have on the financial position and results of operations of the Company when such standards are adopted in the future.

   In December 1999, the MIPA issued Bulletin C-2, "Financial Instruments," which will be mandatory for all Mexican companies in 2001. Bulletin C-2 requires an enterprise to recognize all of its contractual rights or obligations under derivatives in its balance sheet as assets or liabilities and to measure those instruments at their fair value. Changes in the fair value of a derivative will be included in current earnings, regardless of their nature.

   SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," was issued in June 1998 and also will go into effect in 2001 for U.S. GAAP purposes. This new standard, as amended, will also require recognition of all derivatives (including certain derivative instruments embedded in other contracts) on the balance sheet as either assets or liabilities and the measurement of such instruments at their fair value. Changes in the fair value of the derivatives will be recognized currently in earnings, unless specific hedge accounting criteria is met. Gains and losses on derivative hedging instruments must be recorded in either other comprehensive income or current earnings, depending on the nature of the instrument. Special accounting for qualifying hedges allows a derivative instrument's gains and losses to offset related results on the hedged item in the income statement, to the extent effective, and requires the Company to formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

   The Company plans to adopt both Bulletin C-2 and Statement 133 on January 1, 2001. The Company plans to apply the new standards only to those instruments that are issued, acquired or substantively modified after December 31, 2000.

   As of December 31, 2000, the Company does not have any significant derivative financial instruments.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


Reconciliation of majority net income:

   Majority net income (loss), adjusted to take into account the significant differences between Mexican GAAP and U.S. GAAP, except for the comprehensive effects of price-level changes, is as follows:

                                                                         1998       1999       2000
                                                                        ------      -----      -----
Net income (loss) of majority interest under Mexican GAAP.......... Ps. (2,335) Ps. 1,391  Ps. 1,146
                                                                        ------      -----      -----
Approximate U.S. GAAP adjustments-
   Deferred income taxes...........................................       (448)      (528)        85
   Deferred employee profit sharing................................       (756)       (23)      (211)
   Depreciation effect from restatement of machinery and equipment.       (206)      (226)      (219)
   Pension plan cost...............................................          2         --         11
   Curtailment and settlement effect...............................        (53)       (14)        --
   Capitalized interest............................................         61         32        (46)
   Gain from monetary position of U.S. GAAP adjustments............      1,375        855        325
   Deferred start-up costs.........................................        (63)       (10)        (4)
   Amortization of deferred start-up costs.........................         17          6          6
   Deferred start-up costs of galvanizing and paint plants.........         --         12         --
   Environmental liability.........................................        (32)         4         (1)
   Depreciation of environmental investments.......................         --         14         13
   Deferred technical assistance fees..............................        (27)       (27)       (27)
   Costs and expenses of SAP.......................................       (203)       (65)        43
   ANSA goodwill...................................................       (125)        --        --
   Reversal of loss due to adjustment of ANSA shares to realizable
     value.........................................................        496         --        --
   ANSA U.S. GAAP adjustments......................................        163         --        --
   Minority interest portion of U.S. GAAP adjustments..............         11          7       (10)
                                                                        ------      -----     -----
Total adjustments..................................................        212         37       (35)
                                                                        ------      -----     -----
Approximate net income (loss) under U.S. GAAP...................... Ps. (2,123) Ps. 1,428 Ps. 1,111
                                                                        ------      -----     -----
Basic earnings (loss) per share under U.S. GAAP.................... Ps.  (5.64) Ps.  3.94 Ps.  3.10
                                                                        ======      =====     =====

   Because Mexican GAAP requires utilization of a comprehensive method for recognizing the effects of inflation and the financial statements are prepared on this basis, the applicable effects of inflation on the U.S. GAAP adjustments are calculated and included in the caption, ''Gain from monetary position resulting from U.S. GAAP adjustments.'' The adjustments considered to be monetary items under U.S. GAAP are deferred income taxes, deferred employee profit sharing and environmental liability.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


Statement of comprehensive income:

                                                           1998        1999       2000
                                                          ------      ------      -----
Net income (loss) under U.S. GAAP.................... Ps. (2,123) Ps.  1,428  Ps. 1,111
Result of holding non-monetary assets under U.S. GAAP       (279)     (1,069)      (739)
Unamortized actuarial liability effect...............        (34)        (16)       (97)
                                                          ------      ------      -----
Comprehensive income (loss) under U.S. GAAP.......... Ps. (2,436) Ps.    343  Ps.   275
                                                          ======      ======      =====

Reconciliation of majority shareholders' equity:

   The following table shows an adjusted majority shareholder's equity. Excluding the comprehensive effects of price-level changes, the table represents the significant differences between Mexican GAAP and U.S. GAAP:

                                                                      1999        2000
                                                                     ------      ------
Majority shareholders' equity under Mexican GAAP................ Ps. 12,045  Ps.  8,022
                                                                     ------      ------
   Approximate U.S. GAAP adjustments-
       Deferred income taxes....................................     (5,190)     (1,790)
       Deferred employee profit sharing.........................     (2,465)     (2,526)
       Restatement of machinery and equipment...................      4,051       5,009
       Additional pension liabilities...........................         41          43
       Capitalized interest.....................................        390         344
       Deferred start-up costs..................................       (113)       (111)
       Deferred technical assistance fees.......................        185         158
       Environmental liability..................................       (123)       (109)
       Environmental investment recorded under fixed assets.....       (129)       (106)
       Costs and expenses of SAP................................       (337)       (294)
       Minority interest portion of U.S. GAAP adjustments.......         16           5
                                                                     ------      ------
       Total adjustments........................................ Ps. (3,674) Ps.    623
                                                                     ------      ------
       Approximate shareholders' equity under U.S. GAAP......... Ps.  8,371  Ps.  8,645
                                                                     ======      ======

   The gain from monetary position resulting from U.S. GAAP adjustments affects income (accumulated losses) and the cumulative effect of holding nonmonetary assets; therefore, the net effect on shareholders' equity is zero.

   For purposes of the above reconciliation, capitalized interest is recorded as an asset separate from fixed assets. Consequently, the annual restatement of fixed assets has no effect on the reconciliation of capitalized interest between Mexican GAAP and U.S. GAAP. The reconciliation calculation made above for capitalized interest represents the cumulative difference between interest capitalized under Mexican GAAP and interest capitalized under U.S. GAAP, net of cumulative amortization. Capitalized interest under Mexican GAAP and U.S. GAAP is amortized over the useful life of the underlying fixed asset.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


Deferred income taxes and employee profit sharing:

   The amounts reflected as adjustments to the statement of income under U.S. GAAP for deferred income taxes and employee profit sharing do not include the effect of changes in the book value of fixed assets nor inventory for restatement to replacement value. Since these changes in basis are recorded directly in equity in the ''cumulative restatement effect'' account, the related deferred tax and employee profit sharing effects are also recorded directly in that account.

   Under Mexican tax and labor laws, companies are obligated to pay profit sharing to their employees; this is calculated on a basis similar to income taxes (see Note 19). To the extent that items of income and expense are recognized in different periods for financial reporting purposes rather than for purposes of computing profit sharing, a deferred profit sharing provision and the related liability have been established for U.S. GAAP purposes. For purposes of computing the provision for employee profit sharing, the depreciation expense is based on historical cost; therefore, the basis of fixed assets for employee profit sharing is significantly lower than the net book value.

   The tax effect of temporary differences that generated deferred tax assets (liabilities) under SFAS No. 109 as of December 31, 1999 and 2000 are as follows:

                                                        Deferred Income Taxes
                                                        --------------------
                                                         1999          2000
                                                        ------        ------
   Current:
      Inventories.................................. Ps.   (936)  Ps.    (963)
      Reserves.....................................        320           213
      Advances from customers......................        536           410
                                                        ------        ------
                                                           (80)         (340)
                                                        ------        ------
   Non-current:
      Property, plant and equipment................     (8,733)       (8,531)
      Pension plan.................................        215           243
      Deferred charges.............................       (572)         (587)
      Investments in shares........................        109            80
      Tax loss carryforwards.......................      3,288         3,217
      Recoverable asset taxes......................        583           339
                                                        ------        ------
                                                        (5,110)       (5,239)
                                                        ------        ------
   Total deferred income taxes under U.S. GAAP..... Ps. (5,190)  Ps.  (5,579)
                                                        ------        ------
   Deferred income taxes under Mexican GAAP........ Ps.     --   Ps.  (3,789)
                                                        ------        ------
   Additional deferred income taxes under U.S. GAAP Ps. (5,190)  Ps.  (1,790)
                                                        ======        ======

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


                                                Deferred Profit Sharing
                                                ----------------------
                                                  1999           2000
                                                 ------         ------
          Current:
             Inventories................... Ps.   (268)    Ps.    (276)
             Reserves......................         91              61
             Advances from customers.......        153             117
             Foreign exchange losses.......        224             147
                                                ------          ------
                                                   200              49
          Non-current:
             Property, plant and equipment.     (2,596)         (2,499)
             Pension plan..................         62              69
             Deferred charges..............       (163)           (167)
             Investments in shares.........         32              22
                                                ------          ------
                                                (2,665)         (2,575)
                                                ------          ------
          Deferred profit sharing liability Ps. (2,465)    Ps.  (2,526)
                                                ======          ======

Cash flow information:

   Under Mexican GAAP, the Company presents a consolidated statement of changes in financial position. The changes in the financial statement balances constitute cash flow activity stated in constant currency. (The constant currency includes monetary and foreign exchanges gains and losses, which are considered cash gains and losses in the constant Mexican peso financial statements).

   In accordance with Mexican GAAP, the reduction in current and long-term debt due to restatement in constant Mexican pesos is presented in the statement of changes in financial position as a resource used in financing activities and the gain from monetary position is presented as a component of resources applied to operating activities. SFAS No. 95, however, does not provide guidance with respect to inflation adjusted financial statements. If the gain from monetary position and unrealized exchange gains and losses were treated as non-cash operating expenses, resources generated from or applied to operations and net cash generated by or applied to financing activities would be as set forth below. Also, under U.S. GAAP, the gain or loss on sale of property, plant and equipment is treated as a non-cash operating activity, and the proceeds from such sales are treated as an investing activity, as set forth below:

                                                       1998        1999        2000
                                                      ------      ------      ------
Resources generated by (used in) operations under
 Mexican GAAP.................................... Ps. (1,635) Ps.  6,024  Ps.  2,725
Gain from monetary position......................     (3,538)     (2,685)     (2,091)
Unrealized foreign exchange loss (gain)..........      5,827      (1,192)         47
Loss (gain) on retirements of property, plant and
 equipment.......................................        (60)        251           5
                                                      ------      ------      ------
Resources generated by operations under
 U.S. GAAP....................................... Ps.    594  Ps.  2,398  Ps.    686
                                                      ======      ======      ======

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

                                                               1998        1999        2000
                                                              ------      ------      ------
Resources used in investing activities under Mexican GAAP Ps. (1,269) Ps.   (588) Ps.   (874)
Proceeds from sales of property, plant and equipment.....        280       1,221           2
                                                              ------      ------      ------
Resources generated by (used in) investing activities
 under U.S. GAAP......................................... Ps.   (989) Ps.    633  Ps.   (872)
                                                              ======      ======      ======
Resources generated by (used in) financing
 activities under Mexican GAAP........................... Ps.  2,798  Ps. (5,746) Ps. (1,783)
Gain from monetary position..............................      3,538       2,685       2,091
Unrealized foreign exchange (loss) gain..................     (5,827)      1,192         (47)
                                                              ------      ------      ------
Resources generated by (used in) financing
  activities under U.S. GAAP............................. Ps.    509  Ps. (1,869) Ps.    261
                                                              ======      ======      ======

Fair value of financial instruments:

   The fair value of the Company's cash equivalents, short term bank loans (out of Suspension of Payments) and long term debt (out of Suspension of Payments) approximate their carrying amounts. Cash equivalents are stated at market value and the carrying amount of short-term bank loans (out of Suspension of Payments) approximates fair value because of the relatively short maturities of the loans. Virtually all of the Company's long-term debt (out of Suspension of Payments) bears interest at variable rates tied to market indicators.

Statements of changes in shareholders' equity under U.S. GAAP:

                                                                          1999       2000
                                                                         ------      -----
Shareholders' equity under U.S. GAAP as of the beginning of the year Ps.  8,258  Ps. 8,370
Cumulative restatement effect.......................................     (1,069)      (739)
Income for the year.................................................      1,428      1,111
Repurchase of shares................................................       (231)        --
Unamortized actuarial liability effect..............................        (16)       (97)
                                                                         ------      -----
Shareholders' equity under U.S. GAAP as of the end of the year...... Ps.  8,370  Ps. 8,645
                                                                         ======      =====

   The cumulative restatement effect as of December 31, 1999 and 2000 includes Ps.(293) and Ps.(707), respectively, of deferred income taxes and employee profit sharing recorded directly in shareholders' equity under U.S. GAAP, and Ps.2,614 and Ps.1,178 of result from holding non-monetary assets, related to other U.S. GAAP adjustments in December 31, 1999 and 2000, respectively.

Note 22.  Mineral reserves (unaudited)

   The mining subsidiaries, dedicated to the extraction and sale of iron ore and non-metallic minerals (coal and limestone), are operated under a concession agreement for exploration and exploitation with the Mexican Mining Board. These licenses operate under terms of 25 to 50 years. In 1999 and 2000, the expenses paid for these rights were Ps.20 and Ps.25, respectively.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   The "reserves" refer to that part of a mineral deposit that could be economically and legally extracted at the time the estimate is prepared.

  a) Iron Ore mines

   The following table presents estimated proven and probable geological reserve and mineable reserve data for MINOSA's Hercules Unit, Cerro de Mercado and La Perla as of December 31, 2000.

                 Reserves of Iron Ore at December 31, 2000(1)
                   (millions of tonnes, except percentages)

                  Average   Crude Ore                    Concentrate  Average
                 Iron Grade Tonnes(2) Mineable(3) Weight  Recovered  Iron Grade
                 ---------- --------- ----------- ------ ----------- ----------
Hercules Unit...    44.4%     207.5       89.9     55.1%    49.5       64.17%
Cerro de Mercado    46.2%      12.1       10.7     49.1%     5.2       64.66%
La Perla........    38.3%      36.6       17.6     36.7%     6.5       62.79%
                              -----      -----              ----
Total...........              256.2      118.2              61.2
                              =====      =====              ====

(1) AHMSA's iron ore reserves at April 30, 1998 have been affirmed and verified by Midland Standard, Inc., independent consultants, who are experts in mining, geology and reserve determination. The table shows this information updated at December 31, 2000.
(2) Proven and probable reserves are reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; (b) grade and/or quality are computed from the results of detailed sampling; and (c) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is sufficiently defined that size, shape, depth and mineral content of reserves are well established.
(3) Mineable reserves are that part of a proven and probable reserve which can be removed from its location, less an allowance for that which must be left in place because of quality, safety, economic, or environmental constraints. The calculation of what portion of proven and probable reserves constitute mineable reserves is a function of the mining method, the equipment utilized and the characteristics of the formation and the ore.

  b) Coal mines

   The following table presents estimated proven and probable reserves, together with the estimated amount of such reserves that is expected to be saleable, for MICARE and MIMOSA as of December 31, 2000.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


                               MIMOSA and MICARE
                   Reserves of Coal at December 31, 2000(1)
                             (millions of tonnes)

              Mine               Proven(2) Probable(3) Saleable(4)
              ----               --------- ----------- -----------
              MIMOSA
              Metallurgical Coal    96.9       1.8         33.1
                 Unassigned(5)..   187.2       0.0        137.8
                                   -----      ----        -----
                 Steam Coal(6)..   284.1       1.8        170.9
                                   =====      ====        =====
              MICARE
              Steam Coal........   102.1       1.8         48.4
              Unassigned(5).....   142.9      10.0        104.9
                                   -----      ----        -----
                                   245.0      11.8        153.3
                                   =====      ====        =====
              Total.............   529.1      13.6        324.2
                                   =====      ====        =====

(1) AHMSA's coal reserves at December 31, 2000 have been estimated by AHMSA's personnel. The terms "Proven" and "Probable" used here are synonymous with "Measured" and "Indicated" under the U.S. Geological Survey ("USGS") coal classification system. Unless otherwise indicated, all reserves are assigned. Assigned reserves are reserves that can be extracted and processed with the existing equipment at the mine.
(2) Proven reserves are reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; (b) quality is computed from the results of detailed sampling; and (c) the sites for inspection, sampling and measurement are spaced to conform with the requirements of the USGS coal resource classification system as defined in USGS Circular 891 for Measured Reserves.
(3) Probable reserves are reserves for which quantity and quality are computed from information similar to that used for proven reserves but the sites for sampling conform with the requirements of the USGS coal resource classification system as defined in USGS Circular 891 for Indicated Reserves.
(4) Saleable reserves are reserves estimated by taking into account all anticipated losses, such as extraction dilution, coal left in place for roof support and the coal washing process.
(5) Unassigned reserves are reserves that will require substantial expenditures for extraction and processing equipment at the mine.
(6) In addition to the metallurgical coal recoverable from MIMOSA's coal reserves, MIMOSA also produces steam coal as a byproduct of the metallurgical coal production process.

Note 23.  Commitments and contingencies

a) On November 12, 1997, the Secretary of Finance and Public Credit (SHCP) notified the Company of a tax assessment of Ps.281 (nominal value), corresponding to the income tax and value-added tax of fiscal year 1994. In this respect, the Company filed a nullification suit before the Federal Tax Court, in which the latter resolved in favor of the Company with respect to penalties on November 18, 1999. Therefore, the actual contingency is Ps.62 (nominal value).

   On May 12, 1999 and November 14, 2000, SHCP notified the Company of tax assessments of Ps.118 and Ps.151 (nominal value), corresponding to the income and value-added taxes of fiscal years 1995 and 1996, respectively. In this respect, the Company filed a nullification suit before the Federal Tax Court, which is still in process.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

b) As of December 31, 2000, the Company had Ps.143 in assessments from various governmental agencies.

   In management's opinion, the ultimate liability that could result from the matters mentioned in a) and b), will not have a significant effect on the Company's financial position or results of operations.

c) During 1999, a request for confirmation of criteria was filed with the SHCP so as not to accumulate the inflationary gain derived from the debts subject to insolvency proceedings (debt in Suspension of Payments) within the taxable income. On May 17, 2000, the Company filed an administrative proceeding before the Federal Tax Court because the SHCP decided not to proceed with the confirmation request.

d) Due to the current situation of the steel industry, the Company has not complied with the minimum export requirements required by the Temporary Import Program (PITEX). This could cause the authorities to cancel the Company's program and could require the Company to pay fines of up to US$11, corresponding to the ad-valorem tax on the imported machinery and equipment imported under this program.

e) As of December 31, 2000, AHMSA has granted guarantees to affiliated companies that amount to Ps.501 (nominal value).

f) As of December 31, 2000, the Company had contract commitments of approximately US$42 from construction projects necessary to finalize the optimization and improvement program of the installations.

g) GAN is the owner of 269,228,347 common shares of AHMSA, which guarantee certain liabilities of GAN for US$256.

h) Shares representing 50% of the capital stock of LCD purchased from GAN in 1998 are deposited in a trust guaranteeing a loan that LCD currently has with PENOLES. The release of the shares is subject to the payment of that loan. Therefore, there is a contingency that AHMSA may be affected by an amount of Ps. 78, which is the value of the shares, and consequently, the possibility of the reversal of the original transaction exists.

i) The Company filed a writ of injunction with SHCP against the Federal Water Rights Law, which became effective in 1997, due to the determination of the SHCP to exclude the mining processes in its Monclova facilities from the benefit of the mining tariff of 25% on the cost per cubic meter. As of December 31, 2000, payment had been made considering the benefit of the mining tariff, estimating a difference to be covered of approximately Ps.146 (nominal value). This suit is currently being reviewed by the Supreme Court of Justice of Mexico. It is estimated that if the review petition is not settled in favor of the Company, the amount due will not significantly differ from the contingency amount.

j) Contingency for environmental conditions

   In November 1994, an agreement for the protection of the environment was established with the Procuraduria Federal de Proteccion al Ambiente (Federal Bureau of Environmental Protection or PROFEPA) that established parameters with which AHMSA must comply with regard to air contamination and residual waste discharges. In 1998, an extension was granted by PROFEPA that included all the other activities that were left inconclusive under the previous agreement. The termination of the activities established in this agreement is in December 2003. As part of the agreement and the modernization program, AHMSA has budgeted to invest US$11 between 1999 and 2004 for environmental projects.

   Under the revised environmental program, the mining subsidiaries were asked to review the waste discharges generated and their impact on the environment. As a result of the study, an action plan was proposed to the PROFEPA that expires in 2000, which has been concluded satisfactorily.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


Note 24.  Summary financial data by operating segment

   The presentation below sets forth certain financial information for the years ended December 31, 1998, 1999 and 2000 with respect to the Company's two operating segments: steel and steam coal. Intersegment transactions were not significant.

                                                   1998        1999        2000
                                                ----------  ----------  ----------
Net sales
   Steel(1).................................... Ps. 13,788  Ps. 11,076  Ps. 10,664
   Steam coal..................................      2,371       2,284       2,142
                                                    ------      ------      ------
   Total net sales............................. Ps. 16,159  Ps. 13,360  Ps. 12,806
                                                    ======      ======      ======
Operating income
   Steel....................................... Ps.  1,390  Ps.    431  Ps.    795
   Steam coal..................................        750         606         422
                                                    ------      ------      ------
   Total operating income...................... Ps.  2,140  Ps.  1,037  Ps.  1,217
                                                    ======      ======      ======
Discontinued operations
   Steel....................................... Ps.   (540) Ps.     31  Ps.     --
   Steam coal..................................         --         (57)         --
                                                    ------      ------      ------
   Total discontinued operations............... Ps.   (540) Ps.    (26) Ps.     --
                                                    ======      ======      ======
Depreciation and amortization expense
   Steel....................................... Ps.  1,249  Ps.  1,261  Ps.  1,231
   Steam coal..................................        162         161         192
                                                    ------      ------      ------
   Total depreciation and amortization expense. Ps.  1,411  Ps.  1,422  Ps.  1,423
                                                    ======      ======      ======
Capital expenditures
   Steel....................................... Ps.  1,542  Ps.    579  Ps.    663
   Steam coal..................................        537         151         126
                                                    ------      ------      ------
   Total capital expenditures.................. Ps.  2,079  Ps.    730  Ps.    789
                                                    ======      ======      ======

                                                               1999        2000
                                                            ----------  ----------
Total assets
   Steel.......................................             Ps. 31,896  Ps. 30,011
   Steam coal..................................                  5,540       5,166
                                                                ------      ------
   Total assets................................             Ps. 37,436  Ps. 35,177
                                                                ======      ======
Total liabilities
   Steel.......................................             Ps. 22,613  Ps. 23,921
   Steam coal..................................                  2,749       3,207
                                                                ------      ------
   Total liabilities...........................             Ps. 25,362  Ps. 27,128
                                                                ======      ======

(1) Net sales in the steel segment include other sales, which amount to Ps.351, Ps.214 and Ps.131 in 1998, 1999 and 2000.

      Translation from Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
             For the years ended December 31, 1998, 1999 and 2000
Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

   The investment in shares presented in the consolidated balance sheet as of December 31, 1999 and 2000 for Ps.500 and Ps.445, respectively, is part of the steel segment.

   Sales to the Company's two largest steel customers represented 12% and 4%, 8% and 8%, and 11% and 7%, of the Company's total steel sales for the years ended December 31, 1998, 1999 and 2000, respectively.

   Operating income (loss) in each segment in accordance with U.S. GAAP, if employee profit sharing, cost of inactive plant, deferred charges and other items had been treated as operating expenses, would have been as follows:

                                      1998    1999    2000
                                     ------- ------- -------
                   Steel............ Ps. 117 Ps. 548 Ps. 734
                   Steam coal.......     594     142      54
                                         ---     ---     ---
                          Total..... Ps. 742 Ps. 690 Ps. 788
                                         ===     ===     ===

                REPORT OF ARTHUR ANDERSEN, INDEPENDENT AUDITORS

            Translation from a report originally issued in Spanish

To the Shareholders of
Altos Hornos de Mexico, S.A. de C.V.:

   We have made a limited review of the accompanying consolidated balance sheet of ALTOS HORNOS DE MEXICO, S.A. DE C.V. (incorporated in Mexico) AND SUBSIDIARIES (collectively referred to as the "Company") as of June 30, 2001, and the related consolidated statements of income (loss), changes in shareholders' equity and changes in financial position for the six-month periods ended June 30, 2001 and 2000. These financial statements are the responsibility of the Company's management.

   We have previously audited the consolidated financial statements as of December 31, 2000 and for the year then ended, on which we issued our unqualified auditors' report dated April 3, 2001 (except with respect to the restatement to constant Mexican pesos as of June 30, 2001, and the matter discussed in Note 2 c), as to which the date is September 30, 2001).

   We conducted our limited review in accordance with standards established by the American Institute of Certified Public Accountants. A limited review consist principally of applying analytical review procedures to different elements of the consolidated financial statements, interviewing those officers of the Company who are responsible for financial and accounting matters, reading the minutes of stockholder and board of director meetings, and obtaining an understanding of the system established for the preparation of interim consolidated financial statements.

   Since this limited review does not constitute an audit conducted in accordance with auditing standards generally accepted in the United States, we are unable to express an opinion on the accompanying interim consolidated financial statements.

   During our limited review, we did not become aware of any matters that would require any material modifications of the accompanying interim consolidated financial statements for them to be in conformity with accounting principles generally accepted in Mexico.

   Accounting practices used by the Company in preparing the accompanying interim consolidated financial statements conform with accounting principles generally accepted in Mexico but do not conform with accounting principles generally accepted in the United States (U.S. GAAP). A description of these differences and a reconciliation of consolidated net income (loss) and shareholders' equity to U.S. GAAP are set forth in Note 21.


Monterrey, N.L., Mexico
September 30, 2001

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                          Consolidated Balance Sheets
                   As of December 31, 2000 and June 30, 2001
  Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

                                                          December 31,  June 30,    June 30,
                                                              2000        2001        2001
                                                          -----------  ----------  ----------
                                                                       (Unaudited) (Unaudited)
Assets
------
Current:
    Cash and cash equivalents............................ Ps.     162  Ps.    121  US$     13
    Trade accounts receivable, net.......................       1,461       1,098         121
    Due from affiliated companies........................         401         160          18
    Other accounts receivable............................         236         265          29
    Inventories..........................................       3,465       3,435         379
    Prepaid expenses.....................................          59          42           5
                                                               ------      ------       -----
       Total current assets..............................       5,784       5,121         565
Non-current:
    Other long-term receivables..........................           4          68           7
    Assets subject to sale...............................          55          53           6
    Due from affiliated companies........................           7           7           1
    Investment in shares.................................         445         263          29
    Employee housing developments........................         311         319          35
    Property, plant and equipment, net...................      26,256      25,141       2,775
    Deferred charges, net................................       2,315       2,136         235
                                                               ------      ------       -----
       Total non-current assets..........................      29,393      27,987       3,088
                                                               ------      ------       -----
       Total assets...................................... Ps.  35,177  Ps. 33,108  US$  3,653
                                                               ======      ======       =====
Liabilities and shareholders' equity
------------------------------------
Current:
    Bank loans........................................... Ps.  16,273  Ps. 15,938  US$  1,759
    Current portion of long-term debt....................         241         273          30
    Interest payable.....................................         809         830          92
    Due to suppliers and contractors.....................       2,050       2,067         228
    Taxes payable........................................         173         299          33
    Due to affiliated companies..........................          30          34           4
    Other payables.......................................       1,857       1,958         216
                                                               ------      ------       -----
       Total current liabilities.........................      21,433      21,399       2,362
Long-term:
    Long-term debt.......................................         208          92          10
    Retirement, pension plan and seniority premiums......       1,207         984         108
    Deferred income taxes................................       3,789       3,312         366
    Other long-term payables.............................         491         457          50
                                                               ------      ------       -----
       Total long-term liabilities.......................       5,695       4,845         534
                                                               ------      ------       -----
       Total liabilities.................................      27,128      26,244       2,896
Shareholders' equity:
    Capital stock........................................       8,216       8,216         907
    Reserve for repurchase of shares.....................         357         357          39
    Retained earnings....................................       2,446       3,592         396
    Net income (loss) for the period.....................       1,146        (543)        (61)
    Cumulative initial effect of deferred income taxes...      (3,860)     (3,860)       (426)
    Unamortized actuarial liability effect...............        (168)         (7)         --
    Cumulative restatement effect........................        (115)       (908)       (100)
    Minority interest....................................          27          17           2
                                                               ------      ------       -----
       Total shareholders' equity........................       8,049       6,864         757
                                                               ------      ------       -----
       Total liabilities and shareholders' equity........ Ps.  35,177  Ps. 33,108  US$  3,653
                                                               ======      ======       =====

      The accompanying notes are an integral part of these consolidated balance sheets.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                   Consolidated Statements of Income (Loss)
                For the six months ended June 30, 2000 and 2001
  Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$), except per share data


                                                                     June 30,     June 30,      June 30,
                                                                       2000         2001          2001
                                                                   -----------  -----------  --------------
                                                                   (Unaudited)  (Unaudited)    (Unaudited)
Net sales                                                          Ps.   6,815  Ps.   5,020     US$     554
Cost of sales.....................................................       4,800        4,469             493
Depreciation......................................................         608          607              67
                                                                       -------      -------         -------
   Gross profit (loss)............................................       1,407          (56)             (6)
Selling and administrative expenses...............................         400          327              36
                                                                       -------      -------         -------
   Operating income (loss)........................................       1,007         (383)            (42)
Financing and related costs:
   Interest expense...............................................         454          429              47
   Interest income................................................         (24)         (22)             (2)
   Foreign exchange loss (gain)...................................          19          (57)             (6)
   Gain from monetary position....................................      (1,095)        (499)            (55)
                                                                       -------      -------         -------
                                                                          (646)        (149)            (16)
Other expenses, net...............................................          81           88              10
Severance payments................................................         (40)         206              23
                                                                       -------      -------         -------
   Income (loss) before provisions for taxes, employee profit
     sharing and participation in results of associated companies.       1,612         (528)            (59)
Provisions for:
   Deferred income taxes..........................................         586            8               1
   Current income taxes...........................................          47           11               1
   Asset taxes....................................................         153          166              18
   Employee profit sharing........................................          12            2              --
   Credit to asset tax for immediate deducton of fixed assets.....        (132)        (162)            (17)
   Amortization of tax loss carryforwards.........................         (47)         (10)             (1)
                                                                       -------      -------         -------
                                                                           619           15               2
Participation in results of associated
  companies.......................................................          --           (1)             --
                                                                       -------      -------         -------
   Net income (loss) for the period............................... Ps.     993  Ps.    (544)    US$     (61)
                                                                       =======      =======         =======
Distribution of consolidated net
  income (loss) for the period:
   Net income (loss) of majority interest......................... Ps.     992  Ps.    (543)    US$     (61)
   Net income (loss) of minority interest.........................           1           (1)             --
                                                                       -------      -------         -------
                                                                   Ps.     993  Ps.    (544) US$        (61)
                                                                       =======      =======         =======
   Basic earnings (loss) per share................................ Ps.    2.77  Ps.   (1.52) US$      (0.17)
                                                                       =======      =======         =======
   Basic weighted average shares outstanding (000's)..............     357,873      357,873         357,873
                                                                       =======      =======         =======

 The accompanying notes are an integral part of these consolidated statements.

 Translation from Unaudited Financial Statements originally issued in Spanish

            Altos Hornos de Mexico, S. A. de C. V. and Subsidiaries Consolidated Statements of Changes in Shareholders' Equity
  For the year ended December 31, 2000 and the six months ended June 30, 2001 Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001, except for shares outstanding

                                                                                          Cumulative
                                                                                        Initial Effect Unamortized
                                                                 Reserve for             of Deferred    Actuarial  Cumulative
                                             Shares     Capital  Repurchase   Retained      Income      Liability  Restatement
                                           Outstanding   Stock    of Shares   Earnings      Taxes        Effect      Effect
                                           ----------- --------- ----------- ---------  -------------  ----------- ----------
Balances as of December 31, 1999.......... 357,872,502 Ps. 8,216 Ps.   357   Ps. 2,446  Ps.        --  Ps.    (71) Ps.  1,097
   Cumulative initial effect of deferred
    income taxes..........................          --        --        --          --         (3,860)         --          --
   Comprehensive income (loss)............          --        --        --       1,146             --         (97)     (1,212)
                                           -----------     -----       ---       -----         ------        ----      ------
Balances as of December 31, 2000.......... 357,872,502     8,216       357       3,592         (3,860)       (168)       (115)
   Comprehensive income (loss)............          --        --        --        (543)            --         161        (793)
                                           -----------     -----       ---       -----         ------        ----      ------
Balances as of June 30, 2001
 (Unaudited).............................. 357,872,502 Ps. 8,216 Ps.   357   Ps. 3,049  Ps.    (3,860) Ps.     (7) Ps.   (908)
                                           ===========     =====       ===       =====         ======        ====      ======


                                              Total                 Total
                                            Majority   Minority Shareholders'
                                            Interest   Interest    Equity
                                           ----------  -------  ------------
Balances as of December 31, 1999.......... Ps. 12,045  Ps.  29  Ps.   12,074
   Cumulative initial effect of deferred
    income taxes..........................     (3,860)      (6)       (3,866)
   Comprehensive income (loss)............       (163)       4          (159)
                                               ------      ---        ------
Balances as of December 31, 2000..........      8,022       27         8,049
   Comprehensive income (loss)............     (1,175)     (10)       (1,185)
                                               ------      ---        ------
Balances as of June 30, 2001
 (Unaudited).............................. Ps.  6,847  Ps.  17  Ps.    6,864
                                               ======      ===        ======



 The accompanying notes are an integral part of these consolidated statements.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
           Consolidated Statements of Changes in Financial Position
                For the six months ended June 30, 2000 and 2001
  Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

                                                                                June 30,    June 30,    June 30,
                                                                                  2000        2001        2001
                                                                               ----------  ----------  ----------
                                                                               (Unaudited) (Unaudited) (Unaudited)
Resources generated by (used in) operations:
    Income (loss) for the period.............................................. Ps.    993  Ps.   (544) US$    (61)
    Add (deduct) - Items that do not affect cash:
       Depreciation and amortization..........................................        744         727          80
       Provision for pension and retirement plans and seniority premiums......         77          91          10
       Participation in results of associated companies.......................         --           1          --
       Reserve for severance payments.........................................        (40)        206          23
       Deferred income taxes..................................................        586           8           1
       Other provisions and reserves..........................................        216          97          12
                                                                                   ------        ----         ---
                                                                                    2,576         586          65
Resources generated by (used in) working capital:
    (Increase) decrease in trade accounts receivable..........................       (357)        418          46
    (Increase) decrease in due from affiliated companies......................       (160)         24           3
    Decrease (increase) in other accounts receivable..........................         28         (13)         (1)
    (Increase) decrease in inventories........................................       (248)         13           1
    (Increase) decrease in assets subject to sale.............................         (2)          1          --
    (Increase) decrease in prepaid expenses...................................        (23)         18           2
    Increase in interest payable..............................................         56          22           2
    Increase (decrease) in due to suppliers and contractors...................          1          (7)         (1)
    (Decrease) increase in taxes payable......................................        (67)        124          14
    Increase in due to affiliated companies...................................          4           5           1
    (Decrease) in other payables..............................................       (264)       (343)        (39)
                                                                                   ------        ----         ---
                                                                                   (1,032)        262          28
                                                                                   ------        ----         ---
       Net resources generated by operations..................................      1,544         848          93
Investing activities:
    Additions to property, plant and equipment................................       (455)       (194)        (21)
    Net book value of retirements of property, plant and equipment............         39          16           2
    Employee housing developments.............................................          5          (8)         (1)
    Deferred charges, net.....................................................        (51)         74           8
    Decrease in other long-term investments...................................         --          14           2
                                                                                   ------        ----         ---
       Net resources used in investing activities.............................       (462)        (98)        (10)
Financing activities:
    Other long-term receivables...............................................         11         (63)         (7)
    Payments on bank loans....................................................       (101)        (53)         (6)
    Effect of changes in purchasing power on long-term bank debt..............       (721)       (367)        (41)
    Effect of changes in purchasing power of deferred income taxes............       (163)        (79)         (9)
    Loans from affiliated companies...........................................          1          --          --
    Seniority premiums........................................................        (82)       (185)        (20)
    Increase (decrease) in other long-term payables...........................         85         (44)         (5)
                                                                                   ------        ----         ---
       Net resources used in financing activities.............................       (970)       (791)        (88)
                                                                                   ------        ----         ---
       Net increase (decrease) in cash and cash equivalents...................        112         (41)         (5)

Cash and cash equivalents:
    Beginning of period.......................................................         93         162          18
                                                                                   ------        ----         ---
    End of period............................................................. Ps.    205  Ps.    121  US$     13
                                                                                   ======        ====         ===

 The accompanying notes are an integral part of these consolidated statements.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


Note 1.  Activities of the Company

   Altos Hornos de Mexico, S.A. de C.V. ("AHMSA" or the "Company"), a subsidiary of Grupo Acerero del Norte, S.A. de C.V. ("GAN"), is the largest integrated steel producer in Mexico. AHMSA's principal activity is the production and sale of flat steel products and heavy and light structural sections.

AHMSA's significant subsidiaries are as follows:

Consolidated:

    . Minera Carbonifera Rio Escondido, S.A. de C.V. ("MICARE") is dedicated to the mining and sale of steam coal, that is used by the Comision Federal de Electricidad ("Mexican Federal Power Commission" or "CFE") to produce electricity for its thermoelectric plants.

    . Minera del Norte, S.A. de C.V. ("MINOSA") and Cerro de Mercado, S.A. de C.V. ("CERRO") are dedicated to the extraction, exploitation and sale of iron ore, which is used by AHMSA in the production of steel products.

    . Minerales Monclova, S.A. de C.V. ("MIMOSA") is dedicated to the mining of metallurgical coal that is used principally by AHMSA in the production of steel products.

    . La Perla Minas de Fierro y Carbon, S.A. de C.V. ("LA PERLA") is dedicated to the mining of iron ore and owns a pellet plant and a slurry pipeline which is used to transport iron ore to the pellet plant, which is located at AHMSA's steel-producing facilities. LA PERLA also provides administrative services to the Company and to affiliated companies.

    . Centro de Servicio Placa y Lamina, S.A. de C.V. ("CSPYL") formerly Ryerson de Mexico, S.A. de C.V. ("RYERSON") was incorporated to strengthen the Company's distribution network and AHMSA's presence in the domestic market. (See Note 4 a)).

Unconsolidated:

    . Linea Coahuila-Durango, S.A. de C.V. ("LCD") is a railroad company and a 50% joint venture with Industrias Penoles, S.A. de C.V. ("PENOLES"). It is used to transport the metallurgical coal to AHMSA's steel producing facilities.

    . Inmobiliaria Dos Carlos, S.A. de C.V. ("DOS CARLOS") is a real estate firm dedicated to develop a residential project called "Valle de Reyes" in Monterrey, Mexico which includes a golf course. The Company is in the process of obtaining the permits to begin the project, which at the date of these consolidated financial statements have not been obtained.

Note 2. Noncompliance, suspension of payments, potential partners and debt restructuring

  a) Noncompliance

   Since 1998, international steel prices have fallen sharply due mainly to the Asian financial crisis, which worsened toward the end of that year with the crisis in Russia, during 1999 with the crisis in Brazil and has continued in the year 2000, affecting the American and European steel industry significantly. This has caused a constant deterioration in the profit margins over the last years, and combined with its high indebtedness of approximately US$1,900 of bank debt, resulted in AHMSA not complying with certain terms of some of its

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

credit agreements in 1999 and failing to pay principal and interest for US$39 on a syndicated loan whose agent is JP Morgan Chase Bank (successor to Morgan Guaranty Trust Company of New York) (Morgan) and scheduled payment of US$25 of interest with respect to the Senior Notes.

   AHMSA informed The Chase Manhattan Bank (as trustee) of some defaults with the Senior Notes, as well as the manner in which this was remedied by management, together with its external legal counsel. These events refer to situations such as:

  .  Lamina y Placa Comercial, S.A. de C.V. (LPC) transaction:

   The Company's advance of funds to GAN for US$42 for the purchase of 49% of the shares of LPC (which was exchanged for 60.15% of the shares of DOS CARLOS on September 9, 1999) GAN transferred its rights to invest in LPC to AHMSA and paid interest on the advances received, as a result of which the transaction was completed as if it had been carried out directly by AHMSA. On March 1, 1999, the Board of Directors, including the unrelated Directors, ratified the mandate and the transfer of funds for the acquisition of LPC, and an opinion was obtained from BBVA-Bancomer, S.A., formerly Bancomer, S.A. ("Bancomer") that the interest rate on the advances was no less favorable than that which could have been obtained from an unrelated third party.

  .  Commission payments to GAN:

   Since February 1997, AHMSA had, with the approval of its Board of Directors, been paying GAN a 2.5% commission on bank loans and advances from customers where GAN acts as the guarantor. Such payment constituted an event of default under the Indenture. On March 1, 1999, the payment of the commissions was ratified by the Board of Directors, including the unrelated Directors, and an opinion was obtained from Banco Mercantil del Norte, S.A. ("Banorte") stating that the 2.5% rate is no less favorable to the Company than the terms that could be obtained from a third party.

  .  Affiliate transactions:

   During 1998 and through March 1999, MICARE and AHMSA made loans to affiliated companies that were restricted by the bank debt agreements and the Indentures. However, the loans made by AHMSA and MICARE were paid by GAN in cash or in kind, including the corresponding interest. On March 26,1999, the Board of Directors, including the unrelated Directors, approved and ratified the transactions made with GAN and its subsidiaries.

   During 1998, the Company and its subsidiaries purchased certain businesses from GAN, including: Hojalata Mexicana, S.A. de C.V., Forjacero, S.A. de C.V., LCD, GAN International Trading, S.A. de C.V., Carboelectrica Sabinas, S. de R.L. de C.V. and Ediciones Vulcano, S.A. de C.V. The purchases totaled Ps.157 and, certain of the transactions constituted events of default under the Indenture. On March 1, 1999, the Board of Directors, including the unrelated Directors, ratified the transactions.

   During March 1999, AHMSA purchased 20,000,000 of its own shares from GAN for Ps.207. On March 1, 1999, the Board of Directors, including the unrelated Directors, ratified the transaction, and the Company obtained an opinion from Bancomer that the transaction was carried out at market value and under conditions no less favorable that those that could have been obtained from a third party.

   On March 31, 1999, MICARE purchased an airplane from GAN for US$6.9. On
April 23, 1999, the purchase was ratified by the Board of Directors, including the unrelated Directors. The purchase was subject to certain conditions which were not met; therefore Antair, S.A. de C.V. (direct subsidiary of GAN) was authorized to sell the airplane and give the funds obtained of US$4.2 to MICARE.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   During 1998, AHMSA guaranteed certain loans obtained by GAN for a total of US$42 (nominal value).

    The Company's management took some corrective measures to remedy most of the aforementioned situations, except for the nonpayment of the syndicated loan with Morgan and the Senior Notes, additionally the Company did not comply with the current ratio and the interest coverage ratio committed to in its loan agreements and the substitution of the guarantee granted by the Company to GAN.

   The aforementioned issue obligated AHMSA to initiate on April 26, 1999, a restructuring process to renegotiate its debt with its creditors, based on its ability to pay (still under negotiation). Therefore, principal and interest payments on the debt were suspended and the search for a potential partner began. The main financial institutions formed an unofficial Creditor Steering Committee ("Committee"), whose main objective is to oversee the negotiations of the debt restructuring process by representatives of such institutions as follows:

          Bank of America, N.A.
          JP Morgan Chase Bank, (successor to Morgan Guaranty Trust Company of
           New York)
          Scotiabank Inverlat, S.A.
          Banco Nacional de Mexico, S.A.
          BBVA-Bancomer, S.A.
          Banco Mercantil del Norte, S.A.
          Wells Fargo Bank Minnesota, N.A., in its capacity as trustee for the
           Old Notes
          West Merchant Bank Limited
          Export-Import Bank of the United States

   AHMSA entered into a non-binding letter of intent with the Committee setting forth a framework for a restructuring. The letter of intent provided for three alternative plans for the restructuring of the indebtedness:

   Plan A, the restructuring in connection with a US$400 equity investment in AHMSA by Aceralia Corporacion Siderugica, S.A. ("Aceralia") in order to implement the plan by June 15, 2000.

   Plan B, provided the restructuring independent of a business combination transaction.

   Plan C, which was to be pursued if Plan B was not implemented by August 15, 2000, provided for an exchange by GAN of its entire equity interest in AHMSA for all of the capital stock of a debt-free MICARE and up to 6% of the capital stock in AHMSA (based on the success of certain asset sales).

  b) Suspension of Payments

   Due to the issues indicated above and because some of its creditors filed certain lawsuits against the Company, on May 24, 1999, AHMSA and certain of its subsidiaries requested a judicial declaration of Suspension of Payments status ("Suspension of Payments"), which was granted on May 25 and May 28, 1999 by the first judge of the First Instance Court in Monclova, Coahuila. The Company's filing for Suspension of Payments constituted an event of default on substantially all of its debt obligations.

   The Company proposed a preventive payments agreement, which must be approved by its creditors; the contingency of AHMSA being liquidated exists in the event it is not approved.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   As a result of the Suspension of Payments ordered:

    . All debts AHMSA had incurred up to the date of Suspension of Payments were deemed due and payable; therefore, all balances were recorded under current liabilities representing as of June 30, 2001 Ps.18,272 (nominal value).

    . AHMSA was granted an automatic stay from collection of any indebtedness arising out of transactions completed prior to the Suspension of Payments.

    . Interest ceased to accrue on all outstanding indebtedness, other than ordinary interest with respect to secured indebtedness (as defined under applicable Mexican bankruptcy and Suspension of Payments laws) to the extent of the security; the additional interest that would have been accruing during the six months ended June 30, 2000 and 2001 was Ps.1,016 and Ps.1,007, respectively.

    . All lawsuits filed for the collection of any monetary obligation against AHMSA were suspended, except for tax obligations, proceedings for the enforcement of labor liabilities or secured credits (as defined under applicable Mexican law) and any enforcement of such secured credits;

    . A trustee (sindico) was appointed by the court to supervise AHMSA's operations (AHMSA's management retained administrative control and continued operations in the ordinary course of business under the trustee's supervision).

    . For purposes of recognition and classification of AHMSA's debt obligations and in order to provide certainty and equal treatment to all creditors, all credit obligations (other than obligations entitled to be paid currently under Suspension of Payments law) stated in foreign currency were converted into pesos at the rate of exchange prevailing on the date of the judicial declaration of Suspension of Payments. For AHMSA, MICARE, MIMOSA and MINOSA, which obtained a judicial declaration of Suspension of Payments on May 25, 1999, this rate of exchange was Ps.9.359 per 1 U.S. dollar and for CERRO, which obtained a judicial declaration of Suspension of Payments on May 28, 1999, this rate of exchange was Ps.9.672 per 1 U.S. dollar. As a result, AHMSA did not record exchange losses of Ps.814 and exchange profit of Ps.902 in the consolidated statement of income (loss) as of June 30, 2000 and 2001, respectively.

    . During the first half of 2000 and 2001, there were disbursements mainly for professional advisory fees, which totaled Ps.97 and Ps.87, respectively, and were recorded under other expenses in the consolidated statements of income (loss).

    . The suspension of the Company's common stock on the Mexican Stock Market and AHMSA ADR listing on the New York Stock Exchange.

    . The convertible note holders lost the right to convert such notes into capital stock of the Company.

   During the Suspension of Payments period, the Company may continue its operations and pay trade payables and supplies. There may be additional effects that may arise at the conclusion of the Suspension of Payments and the final negotiations with the creditors, which effects are unknown at this time.

  c) Business Combination and Restructuring plan

Business combination

   From September 1999 through February 2000 a potential restructuring considered a merger with Industrias Monterrey, S.A. de C.V. ("IMSA"). After it became apparent to AHMSA and GAN that such a business

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

combination would not be advantageous, on February 23, 2000, they entered into negotiations with Aceralia regarding a potential cash investment in AHMSA and signed a non-binding letter of intent providing for the creation of a joint venture.

   On July 19, 2000, the Committee reported that it would not approve a restructuring involving a joint venture with Aceralia. They rejected the proposal for the following reasons:

    .  Aceralia did not provide a firm commitment.

    . The committee considered the up-front cash payment to be paid to AHMSA to be too low.

    .  Aceralia would manage and control the joint venture.

    . There was no assurance that the joint venture would generate cash flow for AHMSA.

    . AHMSA would have been obligated to supply the joint venture substantial raw or unfinished materials at cost for 20 years.

    .  The projected profit margins for the joint venture would be too low.

    . The committee were doubtful of the ability of AHMSA to generate payments from the joint venture sufficient to pay the restructured debt.

Agreement for a restructuring plan:

   On August 25, 2000 the Company entered into a non-binding term sheet for the restructuring of its outstanding indebtedness along the lines of Plan B mentioned in a) above. The Company's management, the Committee and all interested parties finally signed on May 29, 2001 a non-binding letter of intent in which they agreed to restructuring terms and conditions along the lines set forth in some agreements attached to it (Credit Agreement, the Indenture, the corporate by-laws, the three agreements governing the AHMSA Creditor Voting Trust, the Stock Option Agreement and the Registration Rights Agreements) and intent also to work towards a prompt filing of a registration statement relating to the restructuring.

   The proposed restructuring plan classifies the claims into five general categories, and provides for the treatment of the holders of claims in each of those categories, as follows:

1. Capital Leases

   Those capital leases that have been approved by the Court to continue in full force and effect.

2. Holders of Preferred Claims

   Consists of claims granted valid preferences by the Court, including in this case the claims that will be paid in full, pursuant to their existing agreements. These claims are held by Bancomext, Banca Cremi, SNC and Banco Santander S.A. (which Banca Cremi and Banco Santander claims relate to loans to finance the construction of housing for AHMSA's employees, who pay for the homes through deductions from their salaries).

3. Holders of Claims for Indebtedness for Borrowed Money

   Consists of (a) holders of Old Senior Notes (yankee bond) and Old Discount Convertible Notes (convertible notes); (b) claims for indebtedness for borrowed money of MICARE; (c) claims under the Old SEN Facility (Morgan); and (d) other claims for indebtedness for borrowed money.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   Holders of these claims receive their pro rata share (based on the amount of their claim from a total of US$1,846.2 of the considerations set forth in the agreement.

4. Suppliers

   Consists of suppliers to whom amounts are outstanding for goods or services supplied on or prior to May 25, 1999. These claims total approximately US$125.4 net from advances payments.

5. Equity Holders

   Equity holders will maintain their existing interests subject to dilution by the new common stock being issued pursuant to the terms of the restructuring plan.

   Under the restructuring plan, holders of the Company's debt will receive 302,000,000 shares of common stock representing 40% of the outstanding common stock on a fully diluted basis, subject to a three-year purchase option and additional two-year right of first refusal in favor of a special purpose vehicle created by the parent company of AHMSA, and in the case of shares to be issued to the creditors of MICARE, a nine-year purchase option in AHMSA's favor. In order that the issuance of this common stock may be accomplished in a tax efficient manner under Mexican law, the following steps will be taken:

   1. GAN will form a new wholly-owned subsidiary ("NewCo"), which will assume US$551.2 of AHMSA's indebtedness in exchange for an equal U.S. dollar amount of claims against AHMSA.

   2. NewCo will then capitalize its claim against AHMSA in exchange for the issuance by AHMSA to NewCo of 397,127,498 new shares of AHMSA's common stock, representing 52.6% of AHMSA's outstanding capital stock on a fully diluted basis.

   3. The holders of the Old Notes and Old Loans will then contribute the US$551.2 of indebtedness in NewCo exchange for the issuance of 302,000,000 shares of NewCo's common stock representing 76.0% of NewCo's outstanding capital stock on a fully diluted basis.

   4. NewCo will then merge into AHMSA, so that AHMSA would be the surviving entity. Each share of NewCo common stock will be converted into a share of AHMSA common stock. As a result of the merger, GAN, the holders of the Old Notes and Old Loans and AHMSA's other shareholders will own 50.1%, 40.0% and 9.9%, respectively, of the Company's outstanding capital stock on a fully diluted basis.

   To consummate the restructuring plan there are several conditions that must be met prior to the closing date. Some of them are:

    . All holders of preferred claims against AHMSA recognized in the Suspension of Payments proceeding must have consented to the restructuring plan and agreed to be bound by the terms of the suspension of payments settlement agreement (the "Settlement Agreement") to be filed with and approved by the Mexican Bankruptcy Court.

    . All other holders of claims against AHMSA (including supplier claims), other than holders of claims with an aggregate principal amount of less than US$25 must have consented to the restructuring plan and agreed to be bound by the terms of the Settlement Agreement.

    . The U.S. Securities and Exchange Commission must have declared the registration statement effective and not have instituted any stop order with respect to the registration statement.

      Translation from financial statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
                  Notes to Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


    . The Civil Court of First Instance for the Judicial District of Monclova, Coahuila, Mexico, must have lifted Suspension of Payments and the Suspension of Payments of each of AHMSA's subsidiaries.

    . AHMSA must have delivered disclosure schedules to the New Credit Agreement entered into pursuant to the restructuring plan that have not been objected to by the holders of 40% or more of claims who are entitled to receive promissory notes under the New Credit Agreement.

    . The aggregate amount of indebtedness that AHMSA has incurred since December 31, 2000 (net of repayments of indebtedness made during such period) must not exceed US$40.

    . A material adverse change to AHMSA's business, operations or financial condition must not have occurred since December 31, 2000.

    . AHMSA has generated US$50 of cash to pay restructuring fees and expenses associated with the restructuring plan.

    . The creditors of GAN must have approved the restructuring plan to the extent required under the terms of the GAN Suspension of Payments and GAN must have emerged from Suspension of Payments on terms satisfactory to GAN, AHMSA and a majority of the outstanding claims against AHMSA.

    . All necessary Mexican governmental approvals must have been obtained for the restructuring plan including the necessary approvals from the Mexican National Commission of Foreign Investment.

    . The creditors shall have received favorable legal opinions of United States and internal and external Mexican counsel to AHMSA and GAN.

    . Each of the parties approving the restructuring plan must have granted a general release to each other party for any actions or failures to act in connection with the Old Notes and Old Loans occurring on or prior to the closing date.

    . AHMSA's suppliers must have agreed to a payment schedule for outstanding suppliers' credits reasonably acceptable to AHMSA and AHMSA's creditors.

    . Bancomext must have agreed that no principal payments in respect of its preferred claims against AHMSA are due prior to 2003.

    . Holders of no more than US$35.5 of aggregate principal amount of Old Loans elect to receive new notes under the new indenture pursuant to the restructuring plan.

   AHMSA's ability to continue as a going concern will depend on whether the Company successfully resolves the debt restructuring process, its noncompliance, and the effects of the Suspension of Payments mentioned in this note, as well as on recovering the level of generating cash flow referred to in the following note.

Note 3.   Cash flow

   Notwithstanding the relief from debt service and collection actions afforded by the Suspension of Payments, the financial condition, results of operations, and cash flows of the Company have deteriorated during the last quarter of 2000 and the first nine months of 2001, as a result of the adverse developments in the general economic environment, international steel industry conditions and other internal events, which have impacted the Company in the following ways:

    a) International prices have decreased 30% during the last 18 months.

    b) From December 1999 to December 2000, natural gas costs have increased
       178%.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


    c) The appreciation of the Mexican peso against the U.S. dollar; which influences the sales price in Mexican pesos mainly because those prices are referenced to the U.S. dollar, together with the increase in domestic input costs, which increases as a function of inflation.

    d) During the second half of 2000 MICARE's situation was affected by fewer deliveries to the CFE, since steam coal production decreased significantly during the last quarter of the year due to an unusually rainy season in the coal area, affecting production capacity in the open pit mines. Due to this, the Company failed to deliver 363,000 tonnes to CFE, which represented a revenue decrease of approximately US$10.9.

    e) The Company is unable to obtain financing for its operations and capital expenditures, other than advance payments from customers and accelerated payments of accounts receivable in exchange for discounted terms.

    f) MINOSA and MIMOSA are experiencing serious delays in the underground mine developments. Also, during the third quarter of 2001, MINOSA considerably decreased its iron ore deliveries to AHMSA due to operational problems from changes of mines, and MIMOSA, due to exploitation zone changes, decreased its coal deliveries to AHMSA. After consuming their inventory, in both cases, the Company was forced to obtain these materials from external sources. The Company believes that this situation will be remedied during the fourth quarter.

    g) During the third quarter of 2001, orders of steam coal of CFE to MICARE decreased by 100,000 tonnes due to required maintenance on its coal-fed electric plants. This situation will continue during the fourth quarter, with an approximate 100,000 tonnes monthly decrease.

    h) As of September 30, 2001, there is balance due to the CFE of US$6.2, which is due to differences in the coal deliveries during the first half of 2001. The Company plans to pay this balance in kind during the remainder of the year.

   The Company has been unable to generate sufficient cash flow to adequately fund obligations and operations. As a result as of September 30, 2001, the
Company:

  . Has not made required payroll withholding tax payments in excess of Ps.260 to the Mexican government. If the Company does not comply with this obligation, it could result in the seizure of the Company's assets by Mexican tax authorities.

  . Have not made necessary capital expenditures to permit the continued extraction of raw materials necessary for the production of steel, requiring the purchase of more costly raw materials from third party suppliers.

  . Has past due payments of US$21 on loans and financial leases not included in the Suspension of Payments with Bancomext, Arrendadora Bankamerica, The Capita Corporation, Hewlett Packard and Caterpillar Financial Services, Co.

  . The Company has been unable to obtain necessary performance bonds required by customers or to obtain such bonds at costs far in excess of historical levels.

  . The Company's shortage of cash requires it to extend its payments of suppliers and rebate the inventory. Additionally, the terms and discounting accounts receivable, offering of collateral for its supply expenditures, and its inability to obtain bank financing due to the Suspension of Payments described in Note 2 b), has considerably deteriorated the Company's working capital.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   The Company's Management has been taking the steps outlined below in an effort to improve its financial condition, results of operations, and cash flows in the short to medium term, as follows:

    a) Continued the cost and spending reduction program, trying to reduce fixed costs and stabilize variable unit costs.

    b) A 10% reduction in non-unionized personnel and unionized employees, and have extended the time period for the payment of severance (see Note 4 b)). The amount of these payments will be Ps.656.

    c) Withholding 10% of the salaries of all employees with the rank of manager or higher (approximately 189 employees).

    d) On September 7, 2001, an increase of import duties on 39 steel products from countries with which Mexico does not have free trade agreements became effective. This increase will provide better selling conditions for the Company. Due to the aforementioned, the Company decided to increase the price of steel starting September 1, 2001 by a percentage based on market trends and the Mexican peso exchange rate. However, such increase has not been enough to cover the cost of sales.

    e) In order to control the cost of natural gas, starting in July 2000, the Company established a program to substitute natural gas for coal injection. With this program, gas consumption decreased 54% in the last half of 2000. In addition, hedging contracts were entered into for controlling gas prices for the period December 2000 to February 2001; and on February 8, 2001, the Company negotiated a contract with PEMEX GAS and PETROQUIMICA BASICA (PEMEX) to guarantee a price of 4 U.S. dollars per million BTUs applicable from January 1, 2001 through December 31, 2003. During the past few months the average price of gas has been below the negotiated price; however, during all the hedging period and up to September 30, 2001, the Company has reported a net gain of US$8 on this contract. If the Company decides to cancel the contract, the cost would represent an expense of US$27.

       During the month of September 2001, natural gas consumption increased 45% due to having alternated natural gas with coal injection as a strategy to lower the cost benefiting from the gas price reduction.

       Beginning in September 2001, a new hedging contract went into effect at a maximum of 3.9 U.S. dollars per million BTUs and a minimum of 3.1 U.S. dollars per million BTUs for a consumption of one million of million BTUs per month. However, since the current consumption is higher than the maximum in the contract, the excess is consumed at market price (in September - 2.11 U.S. dollars per million BTUs).

    f) MICARE is negotiating with CFE a new contract for the delivery of coal to one of its plants for an additional term of 10 years. The negotiations are estimated to conclude during the last quarter of 2001. The new contract would establish an increase in the selling price from the previous contract.

    g) Additionally the Company had obtained 12 months financing (partial payments) for the payment of Social Securities taxes in the amount of Ps.131. As of September 30, 2001 the Company owes Ps.86 under such agreements.

    h) Continuing to market assets not directly related to the core business, such as the oxygen plants, railroad cars, real estate, etc.

   For the above mentioned reasons, as of September 30, 2001, the Company has focused its cash flows on the maintenance of plant operations.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

Note 4.   Others events

  a)   Joint Venture Termination

   On March 9, 2000, AHMSA signed an agreement with Ryerson Tull, Inc. ("RYERSON TULL") to acquire a 50% interest in CSPYL (formerly "RYERSON") subject to court approval.

   Due to the delays in obtaining court approval for the acquisition of it shareholders' equity, Ryerson, through its subsidiary Ryerson Industries de Mexico, S.A. de C.V., exercised its right to retire as shareholders of CSPYL. On June 15, 2001, at an extraordinary shareholders' meeting was approved the reduction of CSPYL's common stock and agreed to return to Ryerson Industries de Mexico, S.A. de C.V. its capital contribution through delivery of approximately US$16 in various assets and inventories of CSPYL. This will end the joint venture between AHMSA and Ryerson Tull, and CSPYL became a 100% subsidiary of AHMSA.

  b)   Personnel Reduction

   The Company has continued its personnel reduction plan for unionized and non-unionized employees. From January to September 2001, it has reduced approximately 1,600 positions, which represent 10% of the total workforce, the Company has recorded a severance liability of Ps.656. Since this amount was higher than the actuarial calculation, the latter had to be update, and at June 30, 2001 a severance payment reserve for Ps.199 net of deferred taxes and the cancellation of the corresponding retirement, pension plan and seniority premium liabilities, it was recorded in the consolidated income (loss) statement.

  c)   Sale of the lime processing plant

   On November 1, 1999, MINOSA sold the assets of its lime processing plant located in Santa Catarina, N.L. to Refractarios Basicos, S.A. de C.V. ("REBASA") for US$19. In connection with this sale, REBASA has committed to supply 100% of the lime that AHMSA will require for its productive processes over the next 10 years. Since MINOSA is under Suspension of Payments status, the final sale of the assets is subject to the corresponding legal authorization from the Suspension Court or the release from Suspension of Payments status. In anticipation of the sale, a lease contract was signed, establishing a monthly rent payment of U.S.$137,500, ending October 2001, with the possibility of extension upon the agreement of both parties.

Note 5.   Basis of consolidation and presentation

   The accompanying unaudited consolidated financial statements included herein have been prepared by the Company in accordance with accounting principles generally accepted in Mexico ("Mexican GAAP"). In the opinion of management, these unaudited financial statements contain all adjustments, which are of a normal recurring nature, necessary to present fairly the Company's financial position as of June 30, 2001, and its results of operations and changes in financial position for the six months ended June 30, 2000 and 2001.

   These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included elsewhere in this Prospectus. The Company has made no significant changes in accounting polices during the six months ended June 30, 2001 (except for the application of New Mexican Bulletin C-2 mentioned in Note 6 a)).

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   The results of operations for the six months ended June 30, 2000 and 2001 are not necessarily indicative of the results to be expected for the entire year.

   U.S. dollar amounts shown in the financial statements have been included solely for the convenience of the reader and are translated from Mexican pesos, as a matter of arithmetic computation only, at the noon buying rate for Mexican pesos on June 30, 2001 of 9.06 pesos per U.S. dollar published by the Federal Reserve Bank of New York. Such translation should not be construed as a representation that the Mexican peso amounts have been, could have been, or could in the future be, converted into U.S. dollars at this or any other rate of exchange.

   The consolidated financial statements include those of AHMSA and all of its subsidiaries.

   Among the significant subsidiaries consolidated are:

                                            %
                                      Participation
                                      -------------
                             MICARE..      100
                             MINOSA..      100
                             CERRO...      100
                             MIMOSA..      100
                             LA PERLA      100
                             CSPYL...      100

   As of June 30, 2001, the balance amounts of CSPYL are as follows:

Current Assets......... Ps. 249
Fixed Assets...........     241
Other non-current......       2
                            ---
Total Assets........... Ps. 492
                            ===

Current liabilities.... Ps. 347
Non-current liabilities       1
                            ---
Total liabilities...... Ps. 348
                            ===

   LCD and DOS CARLOS are accounted under the equity method.

   All significant intercompany balances and transactions have been eliminated in consolidation.

   Equity in earnings and changes in equity of subsidiaries that were bought or sold during the year were included in the consolidated financial statements from or up to the date of the transactions and were restated in terms of the purchasing power of the Mexican peso as of June 30, 2001.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


Note 6.  Significant accounting policies

   The significant accounting policies followed by the Company are in conformity with Mexican GAAP, which require management to make certain estimates and use certain assumptions to determine the valuation of some of the balances included in the financial statements and to make the disclosures required to be included therein. Actual results could differ from those estimates.

  a) New accounting principle

   Mexican Bulletin C-2, "Financial Instruments", was issued in December 1999 by the Mexican Institute of Public Accountants ("MIPA") and became effective in 2001. Bulletin C-2 requires recognition of all derivatives on the balance sheet as either assets or liabilities and the measurement of certain of these instruments and the related hedged items at their fair value. In addition, the Mexican standard will require that all gains and losses on derivative hedging instruments be recorded in current earnings, regardless of the nature of the instrument. As of June 30, 2001, the Company does not have any significant derivative financial instruments (See Note 15).

  b) Recognition of the effects of inflation in the financial statements

   The Company restates its financial statements to reflect the purchasing power of the Mexican peso as of the most recent reporting date, thereby comprehensively recognizing the effects of inflation. The financial statements of prior periods have also been restated in terms of the purchasing power of the Mexican peso as of the most recent reporting date. Accordingly, prior period amounts differ from those previously reported. As a result, the amounts reported for the most current period are comparable with those of prior periods since all periods are expressed in terms of the same purchasing power.

   To recognize the effects of inflation in terms of Mexican pesos with purchasing power as of the most recent reporting date, the following procedures are used:

   . Balance sheet:

   Inventories are restated to their most recent production or purchase cost, not exceeding realizable value. Therefore, coal inventories recovered in the washing plant, referred to in Note 11, are valued at their latest recovery cost.

   Laminating rollers are amortized based on units of production determined by the Company's technician.

   Inventory of scrap is valued at its recovery cost, in accordance with its market value, less the contribution margin and the cost incurred to process it. Scrap is a by-product of AHMSA's production of molten pig iron that can be reused as a secondary raw material.

   Property, plant and equipment of domestic origin are restated using the National Consumer Price Index ("NCPI") factors. Machinery and equipment of foreign origin are restated based on the inflation rate of the country of origin and the period-end exchange rate.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   Depreciation of fixed assets is computed using the straight-line method based on restated values, applying rates that correspond to the estimated useful lives of the assets. Depreciation of additions begins in the year after the asset is placed in service.

   Deferred charges are restated using factors derived from the NCPI, cumulative from the date of generation.

   Investments subject to depletion, which include initial expenses of exploration and development of long fronts are valued based on the latest costs incurred. The depletion of these investments is determined upon beginning the mineral exploitation based on the number of tonnes extracted for annual sales, in relation to the estimated number of tonnes in reserve in the deposits.

   Investment in shares of unconsolidated subsidiaries are restated using the equity method, based on the subsidiaries' financial statements restated on the same basis as those of the Company.

   Shareholders' equity and nonmonetary items other than inventory and property, plant and equipment of foreign origin are restated using factors derived from the NCPI, cumulative from the date of contribution or generation.

   . Statement of income:

   Revenues and expenses that are associated with a monetary item (trade receivables, cash, liabilities, etc.) are restated using the NCPI, taking into account inflation from the month in which they arise through the most recent reporting date.

   Cost of sales is restated to the estimated replacement cost at the time of the sale, through the use of standard costs that are periodically updated. Other costs and expenses associated with nonmonetary items are restated from the time incurred through period end, as a function of the restatement of the nonmonetary assets that are being consumed or sold.

   The gain from monetary position in the consolidated statement of income
(loss) represents the effect of inflation on monetary items. This amount is determined by applying to net monetary assets or liabilities at the beginning of each month the factor of inflation derived from the NCPI and is restated through period-end with the corresponding factor.

   . Other statements:

   The consolidated statement of changes in financial position presents the changes in financial resources measured in constant Mexican pesos, based on the financial position at the prior year end, restated to Mexican pesos as of the end of the most recent reporting period.

   The cumulative restatement effect shown in the consolidated statement of changes in shareholders' equity consists principally of the gain or loss from holding nonmonetary assets, which represents the change in the specific price level of those assets in relation to general inflation, as measured by the NCPI.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


  c) Cash and cash equivalents

   Cash equivalents include short-term highly liquid investments with an original maturity of three months or less (including Mexican treasury bills) and bank deposits valued at market (cost plus accrued interest).

   As of June 30, 2001, there are bank deposits amounting to Ps.88, which the Company may not withdraw, and they are presented net of the corresponding liability in the consolidated balance sheet.

  d) Stripping costs

   In open pit mining, the overburden above the mineral must be removed before the mineral can be removed from the pit. The costs incurred in removing the overburden (prepaid stripping costs) are deferred for proper matching with the revenue that they generate. Prepaid stripping costs are classified as inventory and treated as current assets in the balance sheet. If a portion of the prepaid stripping costs is expected to benefit a period longer than one year, that portion is classified as a noncurrent asset.

  e) Employee housing developments

   Employee housing developments are recorded at cost of construction and/or acquisition.

   Certain houses are leased under contracts that include clauses under which the Company has the option to sell the unit to employees. The Company may terminate the contracts under certain circumstances. If the purchase sale option is exercised, the purchase price is paid over a maximum of 10 years, with an annual interest rate of 6.0% under a collective bargaining agreement. These receivables are included in the consolidated balance sheet under the employee housing developments item and totaled Ps.59 and Ps.61 as of December 31, 2000 and June 30, 2001, respectively.

   Additionally, certain housing developments for employees and workers are leased under rental contracts that establish minimum monthly rent payments. Since these developments are in remote locations and will not be sold to employees, they are depreciated over 15 years using the straight-line method.

   Also, the Company maintains housing for its employees at the remote mine locations, which is depreciated using the straight-line method.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


  f) Deferred charges

   At December 31, 2000 and June 30, 2001, deferred charges pending amortization consisted of the following:

                                                December 31,      June 30,
                                                    2000            2001
                                                ------------     -----------
                                                                 (Unaudited)
   Mining exploration and development costs Ps.    1,184     Ps.    1,207
   Costs and expenses of SAP...............          337              329
   Intangible employee benefit assets......          300               32
   Stripping costs.........................          290              344
   Deferred start-up costs.................          111              110
   Other...................................           93              114
                                                   -----            -----
                                            Ps.    2,315     Ps.    2,136
                                                   =====            =====

   The amortization of deferred charges for the six months ended June 30, 2000 and 2001 was as follows:

                                                  June 30,        June 30,
                                                    2000            2001
                                                 -----------     -----------
                                                 (Unaudited)     (Unaudited)
    Mining exploration and development costs Ps.      88     Ps.      66
    Costs and expenses of SAP...............          20              21
    Stripping costs.........................          25              17
    Deferred start-up costs.................           1               2
    Other...................................           2              14
                                                     ---             ---
                                             Ps.     136     Ps.     120
                                                     ===             ===

   The Company capitalizes the exploration costs incurred in the commercial development of the explored reserves related to individual mines by an allocation of the common costs incurred to the reserves proven during exploration. The Company is currently exploring new deposits of iron ore and has discovered a deposit with proven reserves of approximately 171 million tonnes in the state of Oaxaca, which was certified by Midland Standard Inc., an expert in mining, geology and measurement of reserves. The Company has a concession to explore mineral reserves in this area which expires in 2002. This project is pending derived from the legal situation of the Company.

   In mine development, the Company is carrying out significant preparations at a new Site II and MINE V of MICARE. Internal geologists have estimated the reserves at 48 and 22 million tonnes of coal, respectively. These projects began exploitation in the year 2000. Additionally, in MIMOSA's MINE VI the Company's geologists have estimated reserves at 27 million tonnes. The Company expects to begin exploitation in 2004.

   Costs and expenses incurred in connection with the administrative and accounting system ("SAP") were capitalized and are being amortized over a 10-year period. This project was concluded in January 2000.

   Start-up costs for each new steel production line are amortized over a period of five years commencing the earlier of when the production line reaches 70.0% of its installed capacity of two years after the date the first

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

costs were deferred. As of December 31, 2000 and June 30, 2001, the Company had invested Ps.75 and Ps.78 respectively in an electrical power plant project, and currently the Company is in the process of finding a strategic partner for developing this project.

  g) Employee benefit obligations

   According to Mexican labor laws, the Company must pay seniority premiums to all employees that leave with 15 or more years of service. Additionally, certain payments are made based on certain conditions, in addition to the seniority premium benefits, to administrative personnel and unionized employees.

   When there is a significant reduction in personnel due to the restructuring of the labor force or the closing of a plant, the corresponding indemnity costs, net of the corresponding reduction in the projected benefit obligation and the related items to be amortized, are charged to results.

  h) Revenue recognition

   Revenues are recognized when the products are shipped or delivered to the customer and the customer assumes responsibility for the products.

  i) Income Tax, Asset Tax and Employee Profit Sharing

   On January 1, 2000, a revised Bulletin D-4 issued by the MIPA went into effect. This bulletin establishes the accounting treatment for the deferred effects of income and asset taxes and employee profit sharing. It consists of recognizing liabilities and assets from deferred income and asset taxes that may result from the future tax effects of all the temporary differences between the book and tax basis of assets and liabilities. For the computation of deferred employee profit sharing effects, only the temporary differences that result from the reconciliation between net income for the period and the taxable basis for employee profit sharing, which are expected to reverse within a specific timeframe, are considered.

  j) Financing and related costs

   Financing and related costs include interest income and expense, foreign exchange gains or losses and gains or losses from monetary position, except as stated in Note 2 b).

   The Company pays interest on the advances from customers, which is calculated in accordance with the period of time elapsed between the receipt of the advance and the time the client has to pay according to its credit terms. However, interest is also paid to those customers who prepay before the period established in their credit terms. The interest incurred for those concepts was Ps.238 and Ps.258 as of June 30, 2000 and 2001, respectively.

   Transactions denominated in foreign currencies are recorded at the exchange rate at the date on which they occur. The assets and liabilities denominated in foreign currencies are valued at the exchange rate in effect at the balance sheet date. The resulting exchange fluctuations are credited or charged to income as foreign exchange gains or losses, except as stated in Note 2 b).

   The Company capitalizes the integral cost of financing incurred during the period of construction or installation of fixed assets, amortizing these costs over the average term of depreciation of the corresponding

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

assets. During the periods from January 1 to June 30, 2000 and 2001, no integral cost of financing was capitalized since the Company did not make any significant investments in fixed assets and, in any case, costs of acquisition were financed with the Company's own resources.

  k) Restatement of shareholders' equity

   Capital stock and retained earnings are restated by applying a factor derived from the NCPI from the date contributed or earned. The restatement represents the amount necessary to maintain shareholders' equity in terms of the purchasing power at period end.

  l) Minority interest

   As of June 30, 2001, the minority interest principally represents the minority shareholders' proportionate share of the earnings and equity of 5% of Hullera Mexicana, S.A. de C.V. and 49% of Hojalata Mexicana, S.A. de C.V.

  m) Other expenses, net

                                                                June 30,        June 30,
                                                                  2000            2001
                                                               -----------     -----------
                                                               (Unaudited)     (Unaudited)
Expenses for debt restructuring and Suspension of Payments Ps.      97     Ps.       87
Penalties and surcharges..................................          16               23
Recovery of damages.......................................         (41)               5
Nondeductible expenses....................................          17                3
Other.....................................................          (8)             (30)
                                                                   ---              ----
                                                           Ps.      81     Ps.       88
                                                                   ===               ==

  n) Basic earnings (loss) per share

   Basic earnings (loss) per share are computed by dividing the net majority income (loss) for the period by the weighted-average shares outstanding during each period.

  o) Realizability of long-lived assets

   The Company continually evaluates the carrying value and the economic useful lives of its long-lived assets, including property, plant and equipment, based on the Company's operating results and anticipated future cash flows from such assets. The estimated future cash flows of the Company are dependent upon a variety of factors including the future condition of the Company's production facilities, economic regulatory and other developments in Mexico, the worldwide demand for steel products and the demand from CFE for steam coal.

  p) Comprehensive income (loss)

   Comprehensive income (loss) includes the net income (loss) for the period the unamortized actuarial liability effect and the result from holding nonmonetary assets, which are presented in the consolidated statement of changes in stockholder's equity.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


Note 7.  Reclassification of financial statements

   Certain items of the consolidated financial statements as of June 30, 2000 and December 31, 2000 have been reclassified to conform with the presentation of the consolidated financial statements as of June 30, 2001.

Note 8.   Foreign currency position

   As of December 31, 2000 and June 30, 2001, foreign currency balances were:

                                                          December 31,      June 30,
                                                              2000            2001
                                                          ------------     -----------
                                                                           (Unaudited)
Monetary assets:
U.S. dollar.......................................... Ps.      456     Ps.      637
Other currencies.....................................           11                9
                                                             -----            -----
                                                               467              646
                                                             -----            -----
Monetary liabilities:
U.S. dollar..........................................        1,634            1,263
Other currencies.....................................            6               --
                                                             -----            -----
                                                             1,640            1,263
                                                             -----            -----
Net monetary liability position in foreign currencies Ps.    1,173     Ps.      617
                                                             =====            =====

   The Company's principal transactions denominated in foreign currencies for the six months ended June 30, 2000 and 2001 were as follows:

                                               June 30,        June 30,
                                                 2000            2001
                                              -----------     -----------
                                              (Unaudited)     (Unaudited)
       Sales............................. Ps.     558     Ps.     479
                                                  ===             ===
       Purchases of parts, minerals, etc. Ps.     295     Ps.     295
                                                  ===             ===
       Interest expense, net............. Ps.     137     Ps.      82
                                                  ===             ===
       Technical assistance.............. Ps.       1     Ps.       1
                                                  ===             ===
       Fees.............................. Ps.      61     Ps.      45
                                                  ===             ===

   The following table summarizes export sales by geographic area:

                                    June 30,        June 30,
                                      2000            2001
                                   -----------     -----------
                                   (Unaudited)     (Unaudited)
                 North America Ps.     469     Ps.     431
                 Europe.......          85              --
                 South America           4              48
                                       ---             ---
                               Ps.     558     Ps.     479
                                       ===             ===

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   At present, the Company does not hedge any of its foreign currency denominated assets or liabilities and does not hold any derivatives or off balance sheet financial instruments. Management believes that the risk associated with the Company's foreign currency denominated assets and liabilities is mitigated, in part, by (i) the Company's export sales of steel products, which are denominated in foreign currencies, (ii) the Company's domestic sales of steel products and steam coal, which are generally set by reference to international, dollar-denominated steel prices and steam coal prices, respectively and (iii) as a result of the Suspension of Payments, all the debt denominated in a foreign currency as of May 25 and May 28, 1999, was converted in to Mexican peso at the exchange rate on that date.

   Since the final effects of the Suspension of Payments are not known, there is a possibility of increasing liabilities in foreign currency.

   As of May 25 and May 28, 1999, December 31, 2000, June 30, 2001 and
September 30, 2001 the exchange rates for the Mexican peso published by Banco de Mexico with respect to the foreign currencies indicated above are as follows:

                          May 25, May 28, December 31, June 30, September 30,
                           1999    1999       2000       2001       2001
                          ------- ------- ------------ -------- -------------
   U.S. dollar...........  9.3589  9.6715    9.5997     9.0900      9.5542
   British pound sterling 15.0912 15.5952   13.6402    12.8832     13.9491
   Japanese yen..........  0.0781  0.0807    0.0866     0.0764      0.0805
   German mark...........  5.0688  5.2381    4.2603     3.9412      4.4785

   As of September 30, 2001, there has been no significant change in the Company's foreign currency position as compared to June 30, 2001.

Note 9.   Trade accounts receivable

   Trade accounts receivable arise from the sale of products and services to unrelated third parties. Trade receivables, including balances with the Company's largest customers, as of December 31, 2000 and June 30, 2001, are as follows:

                                                               December 31,      June 30,
                                                                   2000            2001
                                                               ------------     -----------
                                                                                (Unaudited)
Lamina y Placa de Monterrey, S.A. de C.V. and Subsidiaries Ps.      188     Ps.      168
CFE.......................................................          268               93
Abinsa, S.A. de C. V......................................           21               26
Arco Metal, S.A. de C. V..................................           90                1
Other.....................................................          940              870
                                                                  -----            -----
                                                                  1,507            1,158
Less--Allowance for doubtful accounts.....................          (46)             (60)
                                                                  -----            -----
                                                           Ps.    1,461     Ps.    1,098
                                                                  =====            =====

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


Note 10.   Other accounts receivable

   The balance in other accounts receivable consisted of the following:

                                               December 31,      June 30,
                                                   2000            2001
                                               ------------     -----------
                                                                (Unaudited)
     Advances to employees................ Ps.     111      Ps.      88
     Recoverable taxes....................          37               26
     Other................................          96              161
     Less--Allowance for doubtful accounts          (8)             (10)
                                                   ---              ---
                                           Ps.     236      Ps.     265
                                                   ===              ===

Note 11.   Inventories

   Inventories as of December 31, 2000 and June 30, 2001 consisted of the following:

                                                 December 30,      June 30,
                                                     2000            2001
                                                 ------------     -----------
                                                                  (Unaudited)
  Operating materials....................... Ps.    1,432     Ps.       1,279
  Raw materials.............................          398                 332
  Advances to suppliers and goods-in-transit          216                 234
  Finished goods............................          303                 348
  Stripping costs and long walls............          350                 333
  Production-in-progress....................          244                 310
  Iron ore..................................          233                 202
  Steam coal................................          271                 364
  Metallurgical coal........................           18                  33
  Obsolete material.........................           47                  55
  Allowance for obsolete inventories........          (47)                (55)
                                                    -----         -----------
                                             Ps.    3,465     Ps.       3,435
                                                    =====         ===========

   Using an analysis of the production processes prepared by the technical department of the raw material division of the coal mines, a new process for recovering additional coal in the washing plant was identified, which complies with the necessary quality requirements to consider it a mineral available for sale and can be placed on the market, 1,150,000 and 220,000 tonnes were recovered through this process during 2000 and the first half 2001, respectively. As of December 31, 2000 and June 30, 2001, the inventory for this concept is Ps.71 and Ps.51, respectively.

   As of December 31, 2000 and June 30, 2001, the balance of obsolete material, which is similar to the corresponding reserve, has not been restated.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


Note 12.   Property, plant and equipment

   As of December 31, 2000 and June 30, 2001 property, plant and equipment consisted of the following:


                                             December 31,      June 30,
                                                 2000            2001
                                             ------------     -----------
                                                              (Unaudited)
      Land.............................. Ps.     1,134    Ps.     1,184
      Buildings.........................        11,341           11,464
      Machinery and equipment...........        46,581           44,613
      Transportation equipment..........         1,770            1,702
      Computer equipment................           474              458
      Furniture and fixtures............           360              371
      Construction-in-progress..........           856              997
      Capitalized financing costs.......         2,227            2,227
      Other.............................           487              481
                                               -------          -------
                                                65,230           63,497
      Less-Accumulated depreciation.....       (38,974)         (38,356)
                                               -------          -------
      Property, plant and equipment, net Ps.    26,256    Ps.    25,141
                                               =======          =======

   The average annual rates of depreciation used in December 31, 2000 and June 30, 2001 were as follows:

                                        December 31,  June 30,
                                            2000        2001
                                        ------------ -----------
                                                     (Unaudited)
               Buildings...............       3%          3%
               Machinery and equipment.       5%          4%
               Transportation equipment      13%         12%
               Furniture and fixtures..      11%         12%
               Computer equipment......      23%         26%


   The Company and its subsidiaries value fixed assets of foreign origin at the exchange rate in effect on June 30, 2000, which reflects a reduction in the parity with respect to December 31, 2000. This represented a decrease in the value of the previously mentioned assets and a loss from holding nonmonetary assets of Ps.926.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


Note 13.  Transactions and balances with affiliated companies

a) Transactions with affiliated companies for the six months ended June 30, 2000 and 2001 were as follows:

                                           June 30,        June 30,
                                             2000            2001
                                          -----------     -----------
           Revenues from:                 (Unaudited)     (Unaudited)

           Sales..................... Ps.         196 Ps.          43
                                          ===========     ===========
           Administrative services... Ps.           4 Ps.           1
                                          ===========     ===========
           Interest.................. Ps.           5 Ps.           6
                                          ===========     ===========
           Commissions for guarantees Ps.           6 Ps.           5
                                          ===========     ===========
           Other..................... Ps.           1 Ps.           1
                                          ===========     ===========

                                            June 30,        June 30,
                                              2000            2001
                                           -----------     -----------
          Expenses for:                    (Unaudited)     (Unaudited)

          Commission for guarantees... Ps.          33 Ps.          36
                                           ===========     ===========
          Train and air transportation Ps.         144 Ps.         125
                                           ===========     ===========
          Other expenses.............. Ps.           1 Ps.          --
                                           ===========     ===========

   The sales above include Ps. 196 and Ps. 43 in sales to CSPYL for the six months ended June 30, 2000 and 2001.

b) As of December 31, 2000 and June 30, 2001, net amounts due to and from affiliated companies were as follows:

                                                  December 31,      June 30,
                                                      2000            2001
                                                  ------------     -----------
 Due from affiliates, short-term:                                  (Unaudited)
 CSPYL and Subsidiaries...................... Ps.     223      Ps.          --
 GAN.........................................          69                   49
 Antair, S.A. de C.V.........................          39                   40
 AC Gres S.A. de C.V.........................          30                   31
 Grupo Agromex, S.A. de C.V. and Subsidiaries          23                   26
 Other.......................................          17                   14
                                                      ---                   --
                                              Ps.     401      Ps.         160
                                                      ===                  ===

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

                                            December 31,      June 30,
                                                2000            2001
                                            ------------     -----------
                                                             (Unaudited)
        Due from affiliates, long-term:
        AC Gres, S.A. de C. V.......... Ps.       7      Ps.      7
                                                 ==              ==
        Due to affiliates, short-term:
        LCD............................ Ps.      18      Ps.     21
        Filahsa, S.A. de C.V...........           4               9
        Other..........................           8               4
                                                 --              --
                                        Ps.      30      Ps.     34
                                                 ==              ==

   Since February 1997, AHMSA has been paying GAN a 2.5% commission on bank loans and advances from customers where GAN is the guarantor.

   As of June 30, 2001, GAN and its subsidiaries owed the Company a total of US$14.2. On July 1, 2001, Promotora de Vivienda Mexico, S.A. de C.V., Inmobiliaria Sabinas, S.A. de C.V., Promogan, S.A. de C.V. and Inmobiliaria Hispanoamericana, S.A. de C.V. (direct subsidiaries of GAN) signed an agreement with AHMSA, secured by assets owned by them with a value of US$47.9 (subject to senior security interests) provided that such GAN subsidiaries would guarantee the aforementioned GAN debt over a period of 18 months, unless both parties agreed to an extension. If these subsidiaries fail to make payments pursuant to this guarantee agreement, AHMSA may seize the assets pledged to secure the guarantee (subject to senior security interests).

Note 14.  Bank debt

   Short-term bank debt as of December 31, 2000 and June 30, 2001 was as follows:

                                         December 31,      June 30,
          Lender                             2000            2001
          ------                         ------------     -----------
                                                          (Unaudited)
          Senior Notes (Yankee Bond) Ps.     3,952    Ps.       3,867
          Morgan....................         2,110              2,066
          Bank of America...........         1,161              1,137
          Convertible Notes.........           697                686
          Other.....................         8,353              8,182
                                            ------              -----
                                     Ps.    16,273    Ps.      15,938
                                            ======             ======

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   The financial liabilities that are not under Suspension of Payments at December 31, 2000 and June 30, 2001 are comprised as follows:
Long-term debt:

                                              December 31,  June 30,
            Lender                                2000        2001
            ------                            -----------  ----------
                                                           (Unaudited)
            Bancomext........................ Ps.     297  Ps.    236
            Arrendadora Bankamerica..........         122         104
            The Capita Corporation...........          30          25
                                                     ----        ----
                                                      449         365
            Current portion of long-term debt        (241)       (273)
                                                     ----        ----
                                              Ps.     208  Ps.     92
                                                     ====        ====

   On December 20, 1995, AHMSA and Bancomext entered into a loan agreement in which Bancomext financed AHMSA's export sales for US$40. This agreement included a collection order that allowed AHMSA to collect the notes receivable on behalf of Bancomext, subsequently transferring the funds collected. On
May 17, 1999, Bancomext revoked such collection order.

   On May 2, 2000, both parties negotiated a payment schedule that allows AHMSA to reimburse in 24 monthly payments, beginning on June 15, 2000, the funds collected on behalf of Bancomext, which amounted to US$38.5 plus accrued interest of US$4.3. The balance bears interest at LIBOR plus 5.4% per annum. As of September 30, 2001 the Company owes Bancomext a total of US$22.8.

   In May and December 2000 the judge that had granted the Suspension of Payments authorized AHMSA and some of its subsidiaries to comply with the payments established in the financial lease agreements with Arrendadora Bankamerica and The Capita Corporation because the equipment leased was considered absolutely necessary for the Company and its subsidiaries in order to continue ordinary operations. This was based on Article 139 of the Bankruptcy and Suspension of Payments Law. As of September 30, 2001 the Company owes Arrendadora Bankamerica and The Capita Corporation a total of US$14.0.

   The Company have operating leases with Caterpillar Financial Services, Co. for the use of certain heavy-duty machinery and equipment. As of September 30, 2001 the Company owes Caterpillar Financial Services, Co. a total of US$2.3.

Note 15.  Financial instruments

   The carrying amounts and fair values, converted into millions of U.S. dollars, of the Company's debt instruments for which such amounts are substantially the same, are summarized as follows:

                             December 31, 2000       June 30, 2001
                        -   ------------------- -----------------------
                            Carrying             Carrying
                             Amount  Fair Value   Amount    Fair Value
                        -   -------- ---------- ----------- -----------
                                                (Unaudited) (Unaudited)
         Long-term debt     US$ 45.8 US$  45.5  US$   39.7  US$   39.8

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   The market value of the long-term bank loan is based on the value of the discounted flows. The discount rate is estimated using the current rates offered for debts with similar maturity dates.

   On February 8, 2001 the Company negotiated a contract with PEMEX to guarantee a gas price of 4 U.S. dollars per million BTUs applicable from January 1, 2001 through December 31, 2003. During the past few months the average price of gas has been below the negotiated price; however, during all the hedging period and up to September, the Company has reported a net income of US$8 on this contract. If the Company decides to cancel the contract, the cost would represent an expense of approximately US$27. Beginning September 2001, new hedging went into force at a maximum of 3.9 U.S. dollar per million BTUs and a minimum of 3.1 U.S. dollars per million BTUs for a consumption of one million of million BTUs per month. However, since the current consumption is higher than the maximum in the contract, the excess is consumed at market price (in September - 2.11 U.S. dollars per million BTUs).

Note 16.  Other payables

   Other current payables consist of the following:


                                           December 31,      June 30,
                                               2000            2001
                                           ------------     -----------
                                                            (Unaudited)
        Advances from customers....... Ps.      737     Ps.      453
        Severance payments............          269              216
        Reserve for water usage rights          191              212
        CFE...........................            7              100
        REBASA........................           77               75
        Other.........................          576              902
                                              -----              ---
                                       Ps.    1,857     Ps.    1,958
                                              =====            =====

   As of June 30, 2001, advances from customers included advances from IMSA and Trinity Industries de Mexico, S.A. de C.V. of Ps.149 and Ps.148, respectively.

   There are long-term supply contracts for steel products included in the consolidated balance sheet under other long-term payables. As of December 31, 2000 and June 30, 2001, the balances were Ps.368 and Ps.255, respectively.

Note 17.  Shareholders' equity

   As of June 30, 2001, the Company's capital stock is represented by 388,375,502 common shares, without par value, fully subscribed and paid of which the Company has repurchased 30,503,000.

   Dividends paid to individuals or foreign residents are subject to income tax withholding at an effective rate ranging from 7.5% to 7.7%, depending on the year in which the earnings were generated. In addition, if earnings for which no corporate tax has been paid are distributed, the tax must be paid upon distribution of the dividends.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

Consequently, the Company must keep a record of earnings subject to each tax rate. Earnings for which corporate taxes have been paid amount to approximately Ps.221.

   Capital reductions are subject to taxes on the excess of the reduction over the price-level adjusted paid-in capital, in accordance with the formula prescribed by the income tax law.

   The net income of each company is subject to the legal requirement that 5% thereof be transferred to a legal reserve each year until such reserve equals 20% of capital stock. This reserve cannot be distributed to shareholders except as stock dividends. As of June 30, 2001, the legal reserve was Ps.55.

   As of June 30, 2001, the reserve for the repurchase of shares of the Company's common stock was Ps.357. As of the date of these consolidated financial statements, the Company owns shares equivalent to 7.9% of the 388,375,502 shares outstanding. The last market value of AHMSA's shares, recorded by the Mexican Stock Exchange before the suspension of the Company's common stock on that market (see Note 2 b)), was Ps.2.52 Mexican pesos per share.

Note 18.  Tax environment in Mexico

a)  Income and asset tax regulations

   The Company is subject to income taxes and asset taxes. Income taxes are computed on an unconsolidated basis taking into consideration the taxable and deductible effects of inflation, such as depreciation calculated on restated asset values and the deduction of purchases in place of cost of sales, which permit the deduction of current costs; taxable income is increased or reduced by the effects of inflation on certain monetary assets and liabilities through the inflationary component, which is similar to the gain or loss from monetary position. The income tax rate is 35%, with the obligation to pay this tax each year at a rate of 30% with the remainder payable upon distribution of earnings. This remainder is recorded as a long-term liability.

   The asset tax is computed at an annual rate of 1.8% on the average of the majority of restated assets less certain liabilities. The tax is paid only to the extent that it exceeds the income taxes of the year. Any required payment of asset tax is creditable against the excess of income taxes over asset taxes for the preceding three and following 10 years. As of June 30, 2000 and 2001 the Company obtained tax benefits by using an asset tax credit for the immediate deduction of fixed assets in the amount of Ps.132 and Ps.162, respectively.

b)  Employee profit sharing

   Employee profit sharing is calculated for the Company and each subsidiary at a rate of 10% of taxable income on an unconsolidated basis, after certain adjustments, such as the elimination of price-level adjusted depreciation, the inflationary component and unrealized exchange gains and losses.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


c)  Tax loss carryforwards, recoverable asset taxes and unused asset tax credits

   At December 31, 2000, the Company has tax loss carryforwards for income tax purposes, recoverable asset taxes and asset tax credits, all of which are indexed for inflation as of June 30, 2001, and such carryforwards are calculated based on the results of each individual company, rather than on a consolidated basis, in the following restated amounts:

                                            Recoverable       Unused
                           Tax Loss          Asset Tax       Asset Tax
          Expiration     Carryforwards     Carryforwards      Credits
          ----------     -------------     -------------     ---------
             2001... Ps.       359     Ps.      194      Ps.      2
             2002...            76               66              31
             2003...            93                6             394
             2004...         3,092                7              --
             2005...            70                1              --
             2006...            35                1              --
             2007...         1,702               --              --
             2008...         2,601               --              --
             2009...           438               11              --
             2010...           726               53              --
                             -----              ---             ---
                     Ps.     9,192     Ps.      339      Ps.    427
                             =====              ===             ===

   The unused asset tax credits arose from the Company's investments in property, plant and equipment in the state of Coahuila, where AHMSA's principal steel facilities are located.

   The Company's tax loss carryforwards and recoverable asset taxes may only be applied to offset the Company's stand-alone tax liabilities and not those of the Company's subsidiaries. Certain subsidiaries of the Company also have tax loss carryforwards and recoverable asset taxes. Each entity is required to file a separate tax return.

d) Reconciliation of statutory rate and effective tax rate

   In accordance with Mexican GAAP, the following items represent the principal differences between the income or loss rate computed for financial reporting purposes and that for tax purposes:

                                                         June 30,    June 30,
                                                           2000        2001
                                                        ----------  ----------
                                                        (Unaudited) (Unaudited)
  Pretax income (loss) for financial reporting purposes        35          35
  Permanent differences:
     Result from monetary position.....................       (24)         33
     Inflationary component............................        22         (62)
     Nondeductible items...............................         2         (12)
     Other.............................................         1           4
                                                         -     ---   -     ---
                                                               36          (2)
                                                         =     ===   =     ===

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


Note 19.  Deferred income taxes

   The temporary differences that generated deferred income tax assets (liabilities) are as follows:

                                           December 31,      June 30,
                                               2000            2001
                                           ------------     -----------
                                                            (Unaudited)
         Property, plant and equipment Ps.    (6,696)   Ps.   (6,385)
         Inventories..................          (963)           (878)
         Reserves.....................           238             184
         Tax loss carryforwards.......         3,217           3,661
         Pension plan.................           258             333
         Advances from customers......           410             274
         Deferred charges.............          (672)           (711)
         Investment in shares.........            80              81
         Recoverable asset taxes......           339             129
                                              ------          ------
                                       Ps.    (3,789)   Ps.   (3,312)
                                              ======          ======

   The changes in the balance of the deferred income tax activity for the six months ended June 30, 2001 are as follows:

                                                   December 31,      June 30,
                                                       2000            2001
                                                   ------------     -----------
                                                                    (Unaudited)
Initial liability.................................    (3,860)   Ps.   (3,789)
Gain on monetary position.........................       318              79
Provision for the year............................      (723)             (8)
Deferred income tax recorded in severance payments        --             105
Result of holding nonmonetary assets..............       476             301
                                                      ------          ------
Ending balance....................................    (3,789)   Ps.   (3,312)
                                                      ======          ======

Note 20.  Pension plan cost

   The plan assets are held in trust at a bank and consist mainly of short-term Mexican government securities. The plan assets also include approximately 1,666,000 shares of the Company's stock, which were purchased on the Mexican Stock Exchange between 1993 and 1999. There are no funding requirements for employee benefit liabilities under Mexican law. The Company does not have a formal funding policy and makes its contributions based on annual evaluations of its taxes, cash flow and other factors.

   The Company records the liability for retirement and pension plans and seniority premiums based on actuarial calculations using the projected unit credit method. Thus, the Company is providing for the liability, which at present value, will cover the projected benefits obligation at the estimated date of retirement of the employees.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   The liability as of December 31, 2000 and June 30, 2001 is comprised as follows:

                                               December 31,      June 30,
                                                   2000            2001
                                               ------------     -----------
                                                                (Unaudited)
     Projected benefit obligations (PBO).. Ps.    1,463     Ps.    1,203
     Plan assets at fair value............         (118)            (112)
                                                  -----            -----
     Funded status........................        1,345            1,091
     Unrecognized transition obligation...         (274)            (225)
     Unrecognized prior service cost......           (6)             (11)
     Unrecognized variances in assumptions         (327)              90
                                                  -----            -----
     Net projected benefit obligation.....          738              945
                                                  -----            -----
     Additional liability, net............          469               39
                                                  -----            -----
     Total liability...................... Ps.    1,207     Ps.      984
                                                  =====            =====

   Since in December 31, 2000 and June 30, 2001 the additional liability was Ps.168 and Ps.7 more than the unamortized actuarial net gains or losses, it was necessary to recognize such amounts in the effect of unamortized actuarial liability account within shareholders' equity. This item originates from the retirement of personnel and the use of funds, which is compensated by a reduction in the costs in subsequent years.

   Severance payments to involuntarily terminated employees and workers are charged to expense when the liability is incurred. When an agreement exists with the union for a future reduction in personnel as a consequence of economic slowdowns or production cutbacks, a charge to expense is made at the time such an agreement is reached.

   The cost of employee benefits is as follows:

                                                  June 30,        June 30,
                                                    2000            2001
                                                 -----------     -----------
                                                 (Unaudited)     (Unaudited)
    Service costs........................... Ps.     38      Ps.      43
    Financial cost for the period...........         26               28
    Amortization of past service costs......          1                1
    Amortization of transition liability....         11               12
    Amortization of variances in assumptions          4               10
                                                     --              ---
                                                     80               94
    Less- Actual return on plan assets......         (3)              (3)
                                                     --              ---
    Net cost for the year...................         77               91
    Curtailment.............................         --              170
    Settlement..............................         --              131
                                                     --              ---
    Net cost................................ Ps.     77              392
                                                     ==              ===

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   The real interest rates utilized in the actuarial calculations were as follows:

                                       December 31,  June 30,
                                           2000        2001
                                       ------------ -----------
                                                    (Unaudited)
                Investment return rate     6.0%         6.0%
                Interest rate.........     4.0%         4.0%
                Salary increase rate..     1.0%         1.0%

   The changes in the net projected liability were as follows:

                                         December 31,      June 30,
                                             2000            2001
                                         ------------     -----------
                                                          (Unaudited)
           Beginning balance........ Ps.      657     Ps.     738
           Provision for the year...          163             392
           Contributions to the fund           (6)             (1)
           Payments.................          (76)           (184)
                                            -----            ----
           Ending balance...........          738             945
           Additional liability.....          469              39
                                            -----            ----
           Ending balance........... Ps.    1,207     Ps.     984
                                            =====            ====

   The changes in the fund balance were as follows:

                                        December 31,      June 30,
                                            2000            2001
                                        ------------     -----------
                                                         (Unaudited)
            Beginning balance...... Ps.     110      Ps.     118
            Contributions..........           6                1
            Returns................           6                3
            Recoveries and payments          (4)             (10)
                                            ---              ---
            Ending balance......... Ps.     118      Ps.     112
                                            ===              ===

   The amortization period for unamortized items is as follows:

                                             Remaining Years
                                             ---------------
                    Transition liability....       11
                    Past service costs......       12
                    Variances in assumptions       11

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   The components of net periodic pension cost under SFAS No.87 for the six months ended June 30, 2000 and 2001 consist of the following:

                                                               June 30,    June 30,
                                                                 2000        2001
                                                              ----------- ----------
                                                              (Unaudited) (Unaudited)
Service cost earned during the period.................... Ps.     37      Ps.     42
Interest on projected benefit obligations................         23              28
Actual return on plan assets.............................         (3)             (3)
Net amortization and deferral............................         17              12
                                                                  --              --
Net cost under U.S. GAAP.................................         74              79
Net cost under Mexican GAAP..............................         77              91
                                                                  --              --
Additional income that must be recognized under U.S. GAAP Ps.      3      Ps.     12
                                                                  ==              ==

   The pension net liability under SFAS No. 87 as of December 31, 2000 and June 30, 2001 is as follows:

                                                                 December 31,  June 30,
                                                                     2000        2001
                                                                 ------------ ----------
                                                                              (Unaudited)
Actuarial value of benefit obligations:
   Vested benefit obligation................................ Ps.      575     Ps.    459
   Non-vested benefit obligation............................          730            613
                                                                    -----          -----
       Accumulated benefit obligation.......................        1,305          1,072
Additional benefits related to future compensation increases          158            131
                                                                    -----          -----
   Projected benefit obligation.............................        1,463          1,203
Plan assets at fair value...................................         (118)          (112)
                                                                    -----          -----
   Unfunded projected benefit obligation....................        1,345          1,091
Unrecognized prior service costs, net.......................         (153)          (137)
Unrecognized net loss.......................................         (497)           (86)
                                                                    -----          -----
   Total unfunded accrued pension cost under U.S. GAAP......          695            868
   Unfunded accrued pension cost under Mexican GAAP.........          738            945
                                                                    -----          -----
   Net liability that must be recognized under U.S. GAAP.... Ps.      (43)    Ps.    (77)
                                                                    =====          =====

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   The change in the projected benefit obligation were as follows:

                                                          December 31,  June 30,
                                                              2000        2001
                                                          -----------  ----------
                                                                       (Unaudited)
Beginning balance........................................ Ps.   1,304  Ps.  1,463
Service costs............................................          74          42
Interest costs...........................................          46          28
Actuarial income (loss) curtailment and settlement effect         115        (146)
Benefits paid............................................         (76)       (184)
                                                                -----       -----
Obligation at the end of the year........................ Ps.   1,463       1,203
                                                                =====       =====

Note 21. Description of differences and reconciliation of Mexican GAAP information to approximate U.S. GAAP information

   The consolidated financial statements of the Company are presented in accordance with Mexican GAAP. Certain accounting practices applied by the Company that conform with Mexican GAAP do not conform with accounting principles generally accepted in the United States ("U.S. GAAP").

   The reconciliation to U.S. GAAP does not include the reversal of the restatement of the financial statements to recognize the effects of inflation required under Mexican GAAP Bulletin B-10, ''Recognition of the Effects of Inflation in Financial Information'', as amended. The application of Bulletin B-10 represents a comprehensive measure of the effects of price level changes in the inflationary Mexican economy and, as such, is considered a more meaningful presentation than historical cost-based financial reporting for both Mexican and U.S. accounting purposes.

   The principal differences between Mexican GAAP and U.S. GAAP are described below together with an explanation, where appropriate, of the method used in the determination of the adjustments that affect net income (loss) and shareholders' equity.

  a)   Cash flow information

   The changes in the financial statement balances included in the consolidated statements of changes in financial position constitute cash flow activity stated in constant Mexican pesos (including monetary and foreign exchange gains and losses, which are considered cash gains and losses in the constant currency financial statements).

   In accordance with Mexican GAAP, the reduction in current and long-term debt due to restatement in constant Mexican pesos and unrealized exchange losses on net short-term liabilities are presented in the consolidated statement of changes in financial position as a resource used by financing activities, and the gain from monetary position is presented as a component of operating activities. SFAS No. 95, ''Statement of Cash Flows'', does not provide guidance with respect to inflation-adjusted financial statements.

  b)   Deferred income taxes and employee profit sharing

   The Company follows SFAS No. 109, "Accounting for Income Taxes", for U.S. GAAP reconciliation purposes, the objective of which is to recognize deferred tax liabilities and assets for the future tax consequences of all temporary differences between the book and tax bases of assets and liabilities.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   As explained in Note 6 i), beginning in 2000 a change in the accounting principle became effective for the accounting for income and assets taxes and employee profit sharing in Mexico. With respect to the Company the new Mexican accounting standard differs from U.S. GAAP as follows:

  . Under Mexican GAAP all deferred taxes are classified as noncurrent, while under U.S. GAAP the classification is based on the classification of the related asset or liability.

  . Under Mexican GAAP deferred employee profit sharing is calculated considering only those temporary differences that arise during the period and which are expected to turn around within a defined period, while under U.S. GAAP essentially the same method as used for deferred income taxes is applied.

   Additionally, the restatement of imported machinery and equipment and the capitalization of financing cost under Mexican GAAP have a different treatment that under U.S. GAAP. As a consequence, the related deferred income tax presented under Mexican GAAP is different than the effect calculated under U.S. GAAP.

  c)   Restatement of machinery and equipment

   As explained in Note 6 b), in accordance with Mexican GAAP, imported machinery and equipment has been restated by applying the inflation rate of the country of origin, and translating the resulting amount into Mexican pesos at the period-end exchange rate.

   Under U.S. GAAP, any restatement of machinery and equipment, both of domestic and foreign origin, must be made in constant units of the reporting currency, the Mexican peso, using the inflation rate of Mexico. Accordingly, a reconciling item for the difference in methodologies of restating imported machinery and equipment is included in the GAAP reconciliation of net majority income (loss) and majority shareholders' equity.

  d)   Cost of pension plans and other employee benefits

   The Company has prepared a study of pension costs under SFAS No. 87, ''Employers' Accounting for Pensions'' (see Note 20). Under Mexican GAAP, the requirement to record liabilities for employee benefits using actuarial computations similar to those required by SFAS No. 87 was adopted at the beginning of 1993.

   The Company has no postretirement health care insurance or other benefit plans, other than the pension plan referred to in Note 20. Therefore, SFAS No. 106, ''Employers' Accounting for Postretirement Benefits Other Than Pensions'', has no effect on the Company's financial statements. Similarly, the Company does not provide any of the benefits required to be accrued under SFAS No. 112, ''Employers' Accounting for Postemployment Benefits.''

  e)   Capitalized interest

   Under Mexican GAAP, the Company capitalizes all components of financing and related costs (see Note 6 j)) on all or a portion of its debt by applying the weighted average rate of interest on its debt to construction in progress. For U.S. GAAP purposes the gain from monetary position derived from foreign debt, and foreign exchange losses, are not capitalizable.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


  f)   Deferred technical assistance fees

   Under Mexican GAAP, the Company records as an expense all technical assistance fees incurred during the year. Under U.S. GAAP, the portion of those fees directly relating to the improvement and installation of the physical assets in the plant were capitalized and depreciated as a part of the cost of the related equipment.

  g)   Deferred start-up costs

   Under Mexican GAAP, start-up costs for new production lines are deferred and amortized over five years, as described in Note 6 f). Under U.S. GAAP, such costs must be expensed as incurred.

  h)   Costs and expenses of SAP

   The costs of re-engineering business processes may not be capitalized under U.S. GAAP because such costs do not qualify as purchased or internally developed intangible assets. In addition, the costs of the implementation of any software related to re-engineering processes are not considered part of the cost of the software and therefore may not be capitalized as "software" costs. Under Mexican GAAP, however, the costs of both the implementation and the development of software may be capitalized.

  i)   Environmental liability

   Under U.S. GAAP, the estimated cost of remedial action to correct environmental deficiencies or violations must be accrued and expensed as they become known. Under Mexican GAAP, no such liability is recorded for the estimated cost of remedial action. Under Mexican GAAP, the common practice is to include the cost of new plant, equipment or modifications related to correction of environmental deficiencies under fixed assets if these expenditures result in improved efficiencies. Otherwise, these expenditures are expensed at the time they are made. See Note 23 k) for a discussion of the Company's estimated expenditures to comply with the Environmental Agreement and existing Mexican environmental laws.

  j)   Minority interest

   Under Mexican GAAP, minority interest is a component of net income (loss) and shareholders' equity. Under U.S. GAAP, minority interest reduces net income and is not a component of shareholders' equity. Minority interest represents the portion of ownership of the Company's subsidiaries held by third parties.

  k)   Comprehensive Income (loss)

   The Mexican GAAP presentation of comprehensive income (loss) by the Company is in compliance with the presentation required by SFAS No. 130 of U.S. GAAP. The difference is generated by the adjustment to net majority income and result of non-monetary assets to reconcile to U.S. GAAP.

  l)   Concentrations of credit risk

   SFAS No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk", requires certain disclosures not required under Mexican GAAP. The Company's accounts receivable, which represent receivables from numerous retail customers, and the Company's cash balances do not represent any significant concentration of risk to the Company.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


  m)   Financial Instruments

   As mentioned in Note 6 a), beginning in January 2001, under Mexican GAAP a new accounting principle Bulletin C-2 "Financial Instruments", became effective, which requires the recognition at fair market value in the consolidated balance sheet of all financial instruments, including derivatives that have been contracted for a purpose other than hedging business operations either assets or liabilities. The changes on the quoted market value of certain of these instruments, are recorded in the income statement of the period.

   Under U.S. GAAP a new accounting principle, SFAS No. 133, also became effective in 2001. SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", as amended, establishes accounting and reporting standards, requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative instrument's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative instrument's gains and losses to offset related results on the hedged item in the income statement, to the extent effective, and requires that a company must formally document, designate, and assess the effectiveness of items that receive hedge accounting.

   As of June 30, 2001 the Company does not have any significant derivative financial instruments, therefore is not affected by these new bulletins.

Reconciliation of majority net income:

   Majority net income (loss), adjusted to take into account the significant differences between Mexican GAAP and U.S. GAAP, except for the comprehensive effects of price-level changes, is as follows:

                                                                        June 30,    June 30,
                                                                          2000        2001
                                                                       ----------  ----------
                                                                       (Unaudited) (Unaudited)
Net income (loss) of majority interest under Mexican GAAP............. Ps.    992  Ps.   (543)
                                                                            -----       -----
Approximate U.S. GAAP adjustments-
    Deferred income taxes.............................................        301          35
    Deferred employee profit sharing..................................        (29)        (74)
    Depreciation effect from restatement of machinery and equipment...       (214)       (277)
    Pension plan cost.................................................          3          12
    Curtailment and settlement effect.................................         --          24
    Capitalized interest..............................................        (23)        (27)
    Gain from monetary position of U.S. GAAP adjustments..............        166          93
    Amortization of deferred start-up costs...........................          1           2
    Environmental liability...........................................         (5)          6
    Depreciation of environmental investments.........................          7           6
    Deferred technical assistance fees................................        (13)        (13)
    Costs and expenses of SAP.........................................         19           5
    Minority interest portion of U.S. GAAP adjustments................         (6)         (2)
                                                                            -----       -----
Total adjustments.....................................................        207        (210)
                                                                            -----       -----
Approximate net income (loss) under U.S. GAAP......................... Ps.  1,199  Ps.   (753)
                                                                            =====       =====
Basic earnings (loss) per share under U.S. GAAP....................... Ps.   3.35  Ps.  (2.10)
                                                                            =====       =====

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   Because Mexican GAAP requires utilization of a comprehensive method for recognizing the effects of inflation and the financial statements are prepared on this basis, the applicable effects of inflation on the U.S. GAAP adjustments are calculated and included in the caption, ''Gain from monetary position resulting from U.S. GAAP adjustments.'' The adjustments considered to be monetary items under U.S. GAAP are deferred income taxes, deferred employee profit sharing and environmental liability.

Statement of comprehensive income:

                                                         June 30,    June 30,
                                                           2000        2001
                                                        ----------  ----------
                                                        (Unaudited) (Unaudited)
  Net income (loss) under U.S. GAAP.................... Ps.  1,199  Ps.   (753)
  Result of holding non-monetary assets under U.S. GAAP       (519)       (105)
  Unamortized actuarial liability effect...............         --         161
                                                             -----        ----
  Comprehensive income (loss) under U.S. GAAP.......... Ps.    680  Ps.   (697)
                                                             =====        ====

Reconciliation of majority shareholders' equity:

   The following table shows an adjusted majority shareholder's equity. Excluding the comprehensive effects of price-level changes, the table represents the significant differences between Mexican GAAP and U.S. GAAP:

                                                         December 31,  June 30,
                                                             2000        2001
                                                         -----------  ----------
                                                                      (Unaudited)
Majority shareholders' equity under Mexican GAAP........ Ps.   8,022  Ps.  6,847
                                                              ------      ------
Approximate U.S. GAAP adjustments-
   Deferred income taxes................................      (1,790)     (1,972)
   Deferred employee profit sharing.....................      (2,526)     (2,534)
   Restatement of machinery and equipment...............       5,009       5,658
   Additional pension liabilities.......................          43          77
   Capitalized interest.................................         344         316
   Deferred start-up costs..............................        (111)       (110)
   Deferred technical assistance fees...................         158         145
   Environmental liability..............................        (109)       (101)
   Environmental investment recorded under fixed assets.        (106)        (92)
   Costs and expenses of SAP............................        (294)       (289)
   Minority interest portion of U.S. GAAP adjustments...           5           3
                                                              ------      ------
   Total adjustments.................................... Ps.     623  Ps.  1,101
                                                              ------      ------
   Approximate shareholders' equity under U.S. GAAP..... Ps.   8,645  Ps.  7,948
                                                              ======      ======

   The gain from monetary position resulting from U.S. GAAP adjustments affects income (accumulated losses) and the cumulative effect of holding nonmonetary assets; therefore, the net effect on shareholders' equity is zero.

   For purposes of the above reconciliation, capitalized interest is recorded as an asset separate from fixed assets. Consequently, the annual restatement of fixed assets has no effect on the reconciliation of capitalized interest between Mexican GAAP and U.S. GAAP. The reconciliation calculation made above for capitalized

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

interest represents the cumulative difference between interest capitalized under Mexican GAAP and interest capitalized under U.S. GAAP, net of cumulative amortization. Capitalized interest under Mexican GAAP and U.S. GAAP is amortized over the useful life of the underlying fixed asset.

Deferred income taxes and employee profit sharing:

   The amounts reflected as adjustments to the statement of income under U.S. GAAP for deferred income taxes and employee profit sharing do not include the effect of changes in the book value of fixed assets nor inventory for restatement to replacement value. Since these changes in basis are recorded directly in equity in the ''cumulative restatement effect'' account, the related deferred tax and employee profit sharing effects are also recorded directly in that account.

   Under Mexican tax and labor laws, companies are obligated to pay profit sharing to their employees; this is calculated on a basis similar to income taxes (see Note 18). To the extent that items of income and expense are recognized in different periods for financial reporting purposes rather than for purposes of computing profit sharing, a deferred profit sharing provision and the related liability have been established for U.S. GAAP purposes. For purposes of computing the provision for employee profit sharing, the depreciation expense is based on historical cost; therefore, the basis of fixed assets for employee profit sharing is significantly lower than the net book value.

   The tax effect of temporary differences that generated deferred tax assets (liabilities) under SFAS No. 109 as of December 31, 2000 and June 30, 2001 are as follows:

                                                     Deferred Income Taxes
                                                    ------------------------
                                                    December 31,  June 30,
                                                        2000        2001
                                                    ------------ ----------
                                                                 (Unaudited)
   Current:
      Inventories.................................. Ps.    (963) Ps.   (878)
      Reserves.....................................         213         219
      Advances from customers......................         410         274
                                                         ------      ------
                                                           (340)       (385)
                                                         ------      ------
   Non-current:
      Property, plant and equipment................      (8,531)     (8,452)
      Pension plan.................................         243         304
      Deferred charges.............................        (587)       (622)
      Investment in shares.........................          80          81
      Tax loss carryforwards.......................       3,217       3,661
      Recoverable asset taxes......................         339         129
                                                         ------      ------
                                                         (5,239)     (4,899)
                                                         ------      ------
    Total deferred income taxes under U.S. GAAP.... Ps.  (5,579) Ps. (5,284)
                                                         ------      ------
   Deferred income taxes under Mexican GAAP........ Ps.  (3,789) Ps. (3,312)
                                                         ------      ------
   Additional deferred income taxes under U.S. GAAP Ps.  (1,790) Ps. (1,972)
                                                         ======      ======

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

                                             Deferred Profit Sharing
                                             -----------------------
                                             December 31,  June 30,
                                                 2000        2001
                                             -----------  ----------
                                                          (Unaudited)
           Current:
              Inventories................... Ps.    (276) Ps.      (251)
              Reserves......................          61             63
              Advances from customers.......         117             78
              Foreign exchange losses.......         147            152
                                                  ------         ------
                                             Ps.      49  Ps.        42
           Non-current:
              Property, plant and equipment.      (2,499)        (2,508)
              Pension plan..................          69             86
              Deferred charges..............        (167)          (177)
              Investment in shares..........          22             23
                                                  ------         ------
                                                  (2,575)        (2,576)
                                                  ------         ------
           Deferred profit sharing liability Ps.  (2,526) Ps.    (2,534)
                                                  ======         ======

Cash flow information:

   Under Mexican GAAP, the Company presents a consolidated statement of changes in financial position. The changes in the financial statement balances constitute cash flow activity stated in constant currency. (The constant currency includes monetary and foreign exchanges gains and losses, which are considered cash gains and losses in the constant Mexican peso financial statements).

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


   In accordance with Mexican GAAP, the reduction in current and long-term debt due to restatement in constant Mexican pesos is presented in the statement of changes in financial position as a resource used in financing activities and the gain from monetary position is presented as a component of resources applied to operating activities. SFAS No. 95, however, does not provide guidance with respect to inflation adjusted financial statements. If the gain from monetary position and unrealized exchange gains and losses were treated as non-cash operating expenses, resources generated from or applied to operations and net cash generated by or applied to financing activities would be as set forth below. Also, under U.S. GAAP, the gain or loss on sale of property, plant and equipment is treated as a non-cash operating activity, and the proceeds from such sales are treated as an investing activity, as set forth below:

                                                                          June 30,    June 30,
                                                                            2000        2001
                                                                         ----------  ----------
                                                                         (Unaudited) (Unaudited)
Resources generated by (used in) operations under Mexican GAAP.......... Ps.  1,544  Ps.    848
Gain from monetary position.............................................     (1,095)       (499)
Unrealized foreign exchange loss (gain).................................        (45)        (59)
Loss (gain) on retirements of property, plant and equipment.............         --          --
                                                                             ------        ----
Resources generated by operations under U.S. GAAP....................... Ps.    404  Ps.    290
                                                                             ======        ====
Resources used in investing activities under Mexican GAAP............... Ps.   (462) Ps.    (98)
Proceeds from sales of property, plant and equipment....................         --          --
                                                                             ------        ----
Resources generated by (used in) investing activities under U.S. GAAP... Ps.   (462) Ps.    (98)
                                                                             ======        ====
Resources generated by (used in) financing activities under Mexican GAAP Ps.   (970) Ps.   (791)
Gain from monetary position.............................................      1,095         499
Unrealized foreign exchange (loss) gain................................. Ps.     45  Ps.     59
                                                                             ------        ----
Resources generated by (used in) financing activities under U.S. GAAP... Ps.    170  Ps.   (233)
                                                                             ======        ====

Fair value of financial instruments:

   The fair value of the Company's cash equivalents, short term bank loans (out of Suspension of Payments) and long term debt (out of Suspension of Payments) approximate their carrying amounts. Cash equivalents are stated at market value and the carrying amount of short-term bank loans (out of Suspension of Payments) approximates fair value because of the relatively short maturities of the loans. Virtually all of the Company's long-term debt (out of Suspension of Payments) bears interest at variable rates tied to market indicators.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

Statements of changes in shareholders' equity under U.S. GAAP:

                                                                     December 31,  June 30,
                                                                         2000        2001
                                                                     -----------  ----------
                                                                                  (Unaudited)
Shareholders' equity under U.S. GAAP as of the beginning of the year Ps.   8,370  Ps.  8,645
Cumulative restatement effect.......................................        (739)       (105)
Income (loss) for the period........................................       1,111        (753)
Unamortized actuarial liability effect..............................         (97)        161
                                                                           -----       -----
Shareholders' equity under U.S. GAAP as of the end of the year...... Ps.   8,645  Ps.  7,948
                                                                           =====       =====

   The cumulative restatement effect as of December 31, 2000 and June 30, 2001 includes Ps.(707) and Ps.(241), respectively, of deferred income taxes and employee profit sharing recorded directly in shareholders' equity under U.S. GAAP, and Ps.1,180 and Ps.929 of result from holding non-monetary assets, related to other U.S. GAAP adjustments in December 31, 2000 and June 30, 2001, respectively.

Note 22.  Mineral reserves (unaudited)

   The mining subsidiaries, dedicated to the extraction and sale of iron ore and non-metallic minerals (coal and limestone), are operated under a concession agreement for exploration and exploitation with the Mexican Mining Board. These licenses operate under terms of 25 to 50 years. For the six months ended June 30, 2000 and 2001, the expenses recorded for these rights were Ps.13 and Ps.12, respectively. As of September 30, 2001, the Company has not made the required payments of mining rights by Ps.15.

   The "reserves" refer to that part of a mineral deposit that could be economically and legally extracted at the time the estimate is prepared.

a)  Iron ore mines

   The following table presents estimated proven and probable geological reserve and mineable reserve data for MINOSA's Hercules Unit, Cerro de Mercado and La Perla as of December 31, 2000.

                 Reserves of Iron Ore at December 31, 2000(1)
                   (millions of tonnes, except percentages)

                             Crude Ore                     Concentrate
                  -------------------------------- --------------------------
                   Average                                           Average
                  Iron Grade Tonnes(2) Mineable(3) Weight Recovered Iron Grade
                  ---------- --------- ----------- ------ --------- ----------
 Hercules Unit...    44.4%     207.5       89.9     55.1%   49.5      64.17%
 Cerro de Mercado    46.2%      12.1       10.7     49.1%    5.2      64.66%
 La Perla........    38.3%      36.6       17.6     36.7%    6.5      62.79%
                               -----      -----             ----
    Total........              256.2      118.2             61.2
                               =====      =====             ====

(1) AHMSA's iron ore reserves at April 30, 1998 have been affirmed and verified by Midland Standard, Inc., independent consultants, who are experts in mining, geology and reserve determination. The table shows this information updated at December 31, 2000.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

(2) Proven and probable reserves are reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; (b) grade and/or quality are computed from the results of detailed sampling; and (c) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is sufficiently defined that size, shape, depth and mineral content of reserves are well established.
(3) Mineable reserves are that part of a proven and probable reserve which can be removed from its location, less an allowance for that which must be left in place because of quality, safety, economic, or environmental constraints. The calculation of what portion of proven and probable reserves constitute mineable reserves is a function of the mining method, the equipment utilized and the characteristics of the formation and the ore.

b)  Coal mines

   The following table presents estimated proven and probable reserves, together with the estimated amount of such reserves that is expected to be saleable, for MICARE and MIMOSA as of December 31, 2000.

                               MIMOSA and MICARE
                   Reserves of Coal at December 31, 2000(1)
                             (millions of tonnes)

          Mine                      Proven(2) Probable(3) Saleable(4)
          ----                      --------- ----------- -----------
          MIMOSA
             Metallurgical Coal....    96.9       1.8         33.1
                 Unassigned(5).....   187.2       0.0        137.8
                                      -----      ----        -----
             Steam Coal(6).........   284.1       1.8        170.9
                                      =====      ====        =====
          MICARE
             Steam Coal............   102.1       1.8         48.4
             Unassigned(5).........   142.9      10.0        104.9
                                      -----      ----        -----
                                      245.0      11.8        153.3
                                      =====      ====        =====
          Total....................   529.1      13.6        324.2
                                      =====      ====        =====

(1) AHMSA's coal reserves at December 31, 2000 have been estimated by AHMSA's personnel. The terms "Proven" and "Probable" used here are synonymous with "Measured" and "Indicated" under the U.S. Geological Survey ("USGS") coal classification system. Unless otherwise indicated, all reserves are assigned. Assigned reserves are reserves that can be extracted and processed with the existing equipment at the mine.

(2) Proven reserves are reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; (b) quality is computed from the results of detailed sampling; and (c) the sites for inspection, sampling and measurement are spaced to conform with the requirements of the USGS coal resource classification system as defined in USGS Circular 891 for Measured Reserves.

(3) Probable reserves are reserves for which quantity and quality are computed from information similar to that used for proven reserves but the sites for sampling conform with the requirements of the USGS coal resource classification system as defined in USGS Circular 891 for Indicated Reserves.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


(4) Saleable reserves are reserves estimated by taking into account all anticipated losses, such as extraction dilution, coal left in place for roof support and the coal washing process.

(5) Unassigned reserves are reserves that will require substantial expenditures for extraction and processing equipment at the mine.

(6) In addition to the metallurgical coal recoverable from MIMOSA's coal reserves, MIMOSA also produces steam coal as a byproduct of the metallurgical coal production process.

Note 23.  Commitments and contingencies

a) On November 12, 1997, the Secretary of Finance and Public Credit (SHCP) notified the Company of a tax assessment of Ps.281 (nominal value), corresponding to the income tax and value-added tax of fiscal year 1994. In this respect, the Company filed a nullification suit before the Federal Tax Court, in which the latter resolved in favor of the Company with respect to penalties, on November 18, 1999. However, in April 2001 the SHCP issued a new resolution confirming the Ps.281 tax assessment. With respect to new resolution the Company filed a new nullification suit before the Federal Tax Court.

   On May 12, 1999 and November 14, 2000, SHCP notified the Company of a tax assessment of Ps.118 and Ps.151 (nominal value), corresponding to the income and value-added taxes of fiscal years 1995 and 1996, respectively. In this respect, the Company filed a nullification suit before the Federal Tax Court, which is still in process.

b) As of June 30, 2001, the Company had Ps.126 in assessments from various governmental agencies.

   In management's opinion, the ultimate liability that could result from the matters mentioned in a) and b) will not have a significant effect on the Company's financial position or results of operations.

c) During 1999, a request for confirmation of criteria was filed with the SHCP so as not to accumulate the inflationary gain derived from the debts subject to insolvency proceedings (debt in Suspension of Payments) within the taxable income. On May 17, 2000, the Company filed an administrative proceeding before the Federal Tax Court because the SHCP decided not to proceed with the confirmation request.

d) Due to the current situation of the steel industry, the Company has not complied with the minimum export requirements required by the Temporary Import Program (PITEX). This could cause the authorities to cancel the Company's program and could require the Company to pay fines of up to US$11, corresponding to the ad-valorem tax on the imported machinery and equipment imported under this program.

e) Derived from the lack of liquidity, the Company and some of its subsidiaries have increased the payment terms to their suppliers. Additionally, to date they have expired taxes, licenses and social security contributions pending payment for Ps.265.

f) As of June 30, 2001, AHMSA has granted guarantees to affiliated companies that amount to Ps.501 (nominal value).

g) As of June 30, 2001, the Company had contract commitments of approximately US$38 from construction projects necessary to finalize the optimization and improvement program of the installations.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


h) GAN is the owner of 269,228,347 common shares of AHMSA which guarantee certain liabilities of GAN for US$256.

i) Shares representing 50% of the capital stock of LCD purchased from GAN in 1998 are deposited in a trust guaranteeing a loan that LCD currently has with PENOLES. The release of the shares is subject to the payment of that loan. Therefore, there is a contingency that AHMSA may be affected by an amount of Ps.85, which is the value of the shares, and consequently, the possibility of the reversal of the original transaction exists.

j) The Company filed a writ of injunction with SHCP against the Federal Water Rights Law, which became effective in 1997, due to the determination of the SHCP to exclude the mining processes in its Monclova facilities from the benefit of the mining tariff of 25% on the cost per cubic meter. As of December 31, 2000, payment had been made considering the benefit of the mining tariff, estimating a difference to be covered of approximately Ps.223 (nominal value). This suit is currently being reviewed by the Supreme Court of Justice of Mexico. It is estimated that if the review petition is not settled in favor of the Company, the amount due will not significantly differ from the contingency amount.

k)  Contingency for environmental conditions

   In November 1994, an agreement for the protection of the environment was established with the Procuraduria Federal de Proteccion al Ambiente (Federal Bureau of Environmental Protection or PROFEPA), that established parameters with which AHMSA must comply with regard to air contamination and residual waste discharges. In 1998, an extension was granted by the PROFEPA that included all the other activities that were left inconclusive under the previous agreement. The termination of the activities established in this agreement is in December 2003. As part of the agreement and the modernization program, AHMSA has budgeted to invest US$11 between 2001 and 2004 for environmental projects.

   Under the revised environmental program, the mining subsidiaries were asked to review the waste discharges generated and their impact on the environment. As a result of the study, an action plan was proposed to the PROFEPA that expires in 2000 which, to the date of these financial statements, has been concluded satisfactorily.

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)


Note 24.  Summary financial data by operating segment

   The presentation below sets forth certain financial information for the six months ended June 30, 2000, and 2001 with respect to the Company's two operating segments: steel and steam coal. Intersegment transactions were not significant.

                                                 June 30,    June 30,
                                                   2000        2001
                                                ----------- ----------
                                                (Unaudited) (Unaudited)
Net Sales
   Steel (1)................................... Ps.  5,719  Ps.  3,945
   Steam coal..................................      1,096       1,075
                                                     -----       -----
   Total net sales............................. Ps.  6,815  Ps.  5,020
                                                     =====       =====

Operating Income
   Steel....................................... Ps.    754  Ps.   (618)
   Steam coal..................................        253         235
                                                     -----       -----
   Total operating income...................... Ps.  1,007  Ps.   (383)
                                                     =====       =====

Depreciation and Amortization Expense
   Steel....................................... Ps.    650  Ps.    629
   Steam coal..................................         94          98
                                                     -----       -----
   Total depreciation and amortization expense. Ps.    744  Ps.    727
                                                     =====       =====

Capital Expenditures
   Steel....................................... Ps.    386  Ps.    165
   Steam coal..................................         69          29
                                                     -----       -----
   Total capital expenditures.................. Ps.    455  Ps.    194
                                                     =====       =====

 Translation from Unaudited Financial Statements originally issued in Spanish

             Altos Hornos de Mexico, S.A. de C.V. and Subsidiaries
             Notes to Unaudited Consolidated Financial Statements
For the six months ended June 30, 2000 and 2001 and for the year ended December
                                   31, 2000
  Expressed in Millions of constant Mexican pesos (Ps.) with purchasing power as of June 30, 2001 and millions of U.S. dollars (US$)

                                       December 31,  June 30,
                                           2000        2001
                                       ------------ -----------
                                                    (Unaudited)
                 Total Assets
                    Steel............. Ps.  30,011  Ps.  27,822
                    Steam coal........       5,166        5,286
                                            ------       ------
                    Total assets...... Ps.  35,177  Ps.  33,108
                                            ======       ======
                 Total Liabilities
                    Steel............. Ps.  23,921  Ps.  22,775
                    Steam coal........ Ps.   3,207        3,469
                                            ------       ------
                    Total liabilities. Ps.  27,128  Ps.  26,244
                                            ======       ======

(1) Net sales in the steel segment include other sales, which amount to Ps.63 and Ps.66 in 2000 and 2001.

   The investment in shares presented in the consolidated balance sheet as of December 31, 2000 and June 30, 2001 for Ps.441 and Ps.442, respectively, is part of the steel segment.

   Sales to the Company's two largest steel customers represented 12% and 10%, and 7% and 6%, of the Company's total steel sales for the six months ended June 30, 2000 and 2001, respectively.

   Operating income (loss) in each segment in accordance with U.S. GAAP, if employee profit sharing, cost of inactive plant, deferred charges and other items had been treated as operating expenses, would have been as follows:

                                    June 30,    June 30,
                                      2000        2001
                                   ----------  ----------
                                   (Unaudited) (Unaudited)
                        Steel..... Ps.    916  Ps.   (596)
                        Steam coal Ps.   (117) Ps.   (110)
                                         ----        ----
                           Total..        799        (706)
                                         ====        ====

                   ANNEX I--DESCRIPTION OF OLD SENIOR NOTES

General

   The Old Series A Notes and the Old Series B Notes were issued under an Indenture (the "Old Senior Note Indenture"), dated as of May 6, 1997, between AHMSA and The Chase Manhattan Bank, as Trustee (the "Old Senior Note Trustee"). A copy of the Old Senior Note Indenture is available for inspection during normal business hours at the corporate trust office of the Old Senior Note Trustee, which is currently located at 450 West 33rd Street, 15th Floor, New York, New York.

   The following statements relating to the Old Senior Notes and the Old Senior
Note Indenture are summaries and are subject to the detailed provisions of the Old Senior Note Indenture, to which reference is hereby made for a complete statement of those provisions.

   Because this section is a summary, it does not describe every aspect of the Old Senior Notes. The summary is subject to and qualified in its entirety by reference to the Trust Indenture Act of 1939 and to all the provisions of the Old Senior Note Indenture, including definitions of some terms used in the Old Senior Note Indenture. For example, in this summary, capitalized words signify defined terms that have been given special meaning in the Indenture. The meanings for the more important terms are described under "Certain Definitions."

Principal, Maturity and Interest

   The Old Senior Series A Notes will mature on April 30, 2002. They are limited to US$200,000,000 aggregate principal amount. Interest on the Old Series A Notes accrues at an 11 3/8% rate per annum from the date of issue of the Old Senior Notes or from the most recent Interest Payment Date to which interest has been paid or for which interest has been duly provided.

   The Old Series B Notes will mature on April 30, 2004. They are limited to US$225,000,000 aggregate principal amount. Interest on the Series B Notes accrues at an 11 7/8% rate per annum from the date of issue of the Notes or from the most recent Interest Payment Date to which interest has been paid or for which interest has been duly provided.

   Interest on the Old Senior Notes is computed on the basis of a 360-day year consisting of 12 months of 30 days each. Interest on the Old Senior Notes is payable in arrears in consecutive semiannual installments on each April 30 and October 30, commencing on October 30, 1997, after withholding for, or on account of, certain Mexican withholding taxes (see "--Additional Amounts") to the person in whose name such Old Senior Note is registered, until the principal amount thereof was been paid or made available for payment. Principal is payable, and the Old Senior Notes may be presented for registration of transfer or exchange, at the office or agency of AHMSA maintained for that purpose in the Borough of Manhattan, the City and State of New York. Until otherwise designated by AHMSA, such office or agency is the corporate trust office of the Old Senior Note Trustee, which will act as Paying Agent, Transfer Agent and Registrar.

   The Old Senior Notes do not have the benefit of any sinking fund.

Ranking of the Notes

   The Old Senior Notes rank pari passu with all existing and future unsecured, unsubordinated indebtedness of AHMSA and senior in right of payment to all existing and future subordinated indebtedness of AHMSA.

Form and Denomination

   Old Senior Notes of each Series are represented by one or more permanent global notes in fully registered form without coupons (each a "Global Note") in minimum denominations of US$ 1,000 and integral multiples in excess thereof. Each Global Note is deposited on behalf of the subscribers therefor with the Old Senior Note Trustee at its corporate trust office as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC, for credit to the respective accounts of Euroclear or Charstream (or to such accounts as they may direct).

   Except in the limited circumstances described below under "--Certificated Notes," owners of beneficial interests in each Global Note will not be entitled to receive physical delivery of Old Senior Notes in registered, certificated (i.e., non-global) form without interest coupons ("Certificated Notes"). The Old Senior Notes are not issuable in bearer form. Each Global Note may be transferred, in whole or in part, only to DTC, another nominee of DTC or a successor of DTC or its nominee.

   The Company has agreed to maintain a Paying Agent and Transfer Agent in the Borough of Manhattan, The City of New York. The Company has initially appointed the Old Senior Note Trustee at its corporate trust office as principal Paying Agent, Transfer Agent, Authenticating Agent and Co-Registrar for all News Notes, The Transfer Agent will keep a register in which, subject to such reasonable regulations as the Company may prescribe, the Company will provide for the registration of transfer of the Old Senior Notes.

   No service charge will be imposed for any registration of transfer, but the Company may require payment by a Holder of an Old Senior Note of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   The term "Old Senior Note" as used in this Annex I means any Certificated Note and any Global Note. Only the person or persons registered as owner of an Old Senior Note will be deemed the "Holder" of such Old Senior Note under the Old Senior Note Indenture and only Cede & Co. or its successor-in-interest, as nominee of DTC, will be deemed the Holder of Old Senior Notes represented by a Global Note. The Company, the Old Senior Note Trustee and any of their respective agents may treat the registered Holder of an Old Senior Note as the absolute owner thereof (whether or not such Old Senior Note may be overdue) for the purpose of making payment and for all other purposes.

   Notice to a Holder under the Old Senior Note Indenture may be given by mail to the address of the Holder as it appears in any register kept by the Transfer Agent or Registrar for such purpose.

Global Notes

   The statements set forth herein include summaries of certain rules and operating procedures of DTC, Euroclear and Clearstream, which affect transfers of interests in the Global Notes.

   Except as set forth below, a Global Note may be transferred, in whole or part, only to DTC, another nominee of DTC or a successor of DTC or its nominee.

   Beneficial interests in a Global Note are represented, and transfer of such beneficial interests is effected, through accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Such beneficial interests are in denominations of US$ 1,000 and integral multiples thereof. Investors may hold such beneficial interests directly through DTC, Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream hold securities on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which in turn hold such securities in customers' securities accounts in the depositories' names on the books of DTC. Morgan Guaranty Trust Company of New York, Brussels Office, acts as depositary for Euroclear, and Citibank, N.A. acts as depositary for Clearstream.

   DTC has advised AHMSA that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for movement of securities certificates. DTC's participants include securities brokers and dealers, banks (including the Old Senior Note Trustee), trust companies, clearing corporations and certain other organizations, some of which and/or their representatives own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants.

   Upon the issuance of the Global Notes, DTC credited, on its book-entry registration and transfer system, the respective principal amounts of the Old Senior Notes represented by such Global Notes to the accounts of the participants.

   Persons who are not DTC participants may beneficially own Old Senior Notes held by DTC only through direct or indirect participants in DTC (including Euroclear and Clearstream). So long as Cede & Co., as the nominee of DTC, is registered owner of the Global Notes, Cede & Co. for all purposes will be considered the sole Holder of the Old Senior Notes represented by the Global Notes under the Old Senior Note Indenture and under the Old Senior Notes. Except as provided below, owners of beneficial interests in the Global Notes will not be entitled to have Old Senior Notes represented thereby registered in their names, will not receive or be entitled to receive physical delivery of such Old Senior Notes in definitive form and will not be considered the Holders thereof under the Old Senior Note Indenture or the Old Senior Notes. Accordingly, any person owning a beneficial interest in either of the Global Notes must rely on the procedures of DTC and, to the extent relevant, Euroclear or Clearstream, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder represented thereby. AHMSA understands that, under existing industry practice, in the event that any owner of a beneficial interest in a Global Note desires to take any action that Cede & Co., as the Holder of such Global Note, is entitled to take, Cede & Co. would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

   DTC may grant proxies or otherwise authorize DTC participants (or persons holding beneficial interests in the Old Senior Notes through such DTC participants) to exercise any rights of a Holder or take any other actions which a Holder is entitled to take under the Old Senior Note Indenture or the Old Senior Notes. Under its usual procedures, DTC would mail an omnibus proxy to AHMSA assigning Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the Old Senior Notes are credited on a record date as soon as possible after such record date. Euroclear or Clearstream, as the case may be, will take any action permitted to be taken by a Holder under the Old Senior Note Indenture or the Old Senior Notes on behalf of a Euroclear participant or Clearstream participant only in accordance with its relevant rules and procedures and subject to its depositary' s ability to effect such actions on its behalf through DTC. In order to attend meetings of Holders, owners of beneficial interests in the Global Notes may obtain a certificate from DTC, a DTC participant, a Euroclear participant or a Clearstream participant stating the principal amount of Old Senior Notes beneficially owned by such person and deposit such certificate with AHMSA at least three business days prior to the date on which the relevant meeting of Holders is to be held. AHMSA will then grant the appropriate receipts of such deposit which will allow such persons to attend the meeting and to exercise their voting rights in respect of the principal amount of Old Senior Notes beneficially owned by them as stated in their respective certificate.

   The Global Notes will not be exchangeable for Certificated Notes, except as provided below under "--Certificated Notes."

Certificated Notes

   If DTC or any successor depositary is at any time unwilling or unable to continue as a depositary for a Global Note or ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by AHMSA within 90 days after AHMSA receives notice from such depositary to that effect, or an Event of Default (as defined under "Events of Default") has occurred and is continuing with respect to the Series A Notes or the Series B Notes, the Trustee will complete, authenticate and deliver Old Series A Notes or Old Series B Notes, as the case may be, in certificated, registered form duly executed by AHMSA and deposited with the Old Senior Note Trustee on the issue date of the Old Senior Notes in exchange for such Global Note. In addition, AHMSA may determine that any Global Note will be exchanged for Certificated Notes.

   A Holder of Certificated Notes may transfer such Certificated Notes by surrendering them at the office or agency maintained by AHMSA for such purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the Old Senior Note Trustee, or at the office of any Transfer Agent.

   Neither the Registrar, the Co-Registrar, if any, nor any Transfer Agent is required to register the transfer or exchange of any Certificated Notes for a period of 15 days preceding any interest payment date, or register the transfer or exchange of any Old Senior Notes previously called for redemption.

   In the event any Certificated Note is mutilated, defaced, destroyed, lost or stolen, AHMSA will execute and, upon AHMSA's request, the Old Senior Note Trustee will authenticate and deliver, a new Certificated Note of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on such Certificated Note, in exchange and substitution for such Certificated Note (upon surrender and cancellation thereof) or in lieu of and substitution for such Certificated Note. In case such Certificated Note is destroyed, lost or stolen, the applicant for a substitute Certificated Note must furnish to AHMSA and the Old Senior Note Trustee such security or indemnity as may be required by them to hold each of them harmless, and, in every case of destruction, loss or theft of such Certificated Note the applicant shall also furnish to AHMSA satisfactory evidence of the destruction, loss or theft of such Certificated Note and of the ownership thereof. Upon the issuance of any substituted Certificated Note, AHMSA may require the payment by the registered Old Senior Note Holder thereof of a sum sufficient to cover fees and expenses connected therewith.

Payment of Principal and Interest

   The interest payable on an Old Senior Note, including any Additional Amounts (as defined under "--Additional Amounts"), other than at maturity is paid to the Holder in whose name such Old Senior Note is registered at the close of business on the April 15 or October 15 (whether or not a business day), as the case may be, next preceding the due date for such payment. Interest payable at maturity, including any Additional Amounts, is payable to the person to whom principal is payable.

   Payments of principal of and any interest due with respect to the Old Senior Notes at maturity is made in immediately available funds against surrender of the Old Senior Notes at the corporate trust office of the Old Senior Note Trustee or at the offices of one of the other Paying Agents appointed pursuant to the Old Senior Note Indenture.

   Payments of interest on the Global Notes to be paid other than at maturity are made to DTC or its nominee as the registered owner thereof in immediately available funds. See "--Global Notes." Upon receipt of any payment of principal of or interest on a Global Note, DTC credits DTC participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC. Payments by DTC participants to owners of beneficial interests in such Global Note held through such participants are the responsibility of such participants, as is the case with securities held for the accounts of customers registered in "street name." Distributions with respect to Old Senior Notes held through Euroclear or Clearstream are credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Neither AHMSA nor the Old Senior Note Trustee has any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   If any Old Senior Notes have been issued in other than global form, payments of interest on such Old Senior Notes to be paid other than at maturity are made by check to the Holder thereof at such Holder's address appearing on the Register. Payments of any interest on the Old Senior Notes may also be made, in the case of a Holder of at least US$ 1,000,000 aggregate principal amount of Old Senior Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States; provided that such Holder elects payment by wire transfer by giving written notice to the Old Senior Note Trustee or a Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Old Senior Note Trustee may accept in its discretion).

   Any monies paid by AHMSA to the Old Senior Note Trustee for the payment of the principal of or any interest or Additional Amounts on any Old Senior Notes and remaining unclaimed at the end of two years after such principal, interest or Additional Amounts become due and payable will be repaid to AHMSA upon its written request, and upon such repayment all liability of the Old Senior Note Trustee with respect thereto will cease.

   If the due date for payment of principal, interest or Additional Amounts in respect of any Old Senior Note is not a business day, the Holder thereof is not entitled to payment of the amount due until the next succeeding business day and is not entitled to any further interest or other payment in respect of any such delay.

Additional Amounts

   All payments made by AHMSA under or with respect to the Notes are made after withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Mexico, any subdivision thereof or any authority therein or thereof having power to tax ("Mexican Taxes"). AHMSA pays such additional amounts ("Additional Amounts") in respect of Mexican Taxes as will result in receipt by the Holders of the Old Senior Notes of such amounts as would have been received by them had no such withholding or deduction been required, except that no such Additional Amounts are payable for or on account of:

      (1) any Mexican Taxes, to the extent that such Mexican Taxes would not have been imposed but for the fact that such Holder or beneficial owner was

          (A) a resident or citizen of Mexico, or maintained a permanent establishment or fixed base in Mexico or any of its respective territories or any political subdivision thereof to which the income in respect of such Old Senior Note was attributable or otherwise had some connection with Mexico other than the mere ownership of, or receipt of any payment in respect of, such Old Senior Note; or

          (B) presented such Old Senior Note (where presentation is required) more than 30 days after the date on which the payment in respect of such Old Senior Note first became due and payable or provided for, whichever is later, except to the extent that the Holder or beneficial owner of such Old Senior Note would have been entitled to Additional Amounts in respect of such Mexican Taxes on presenting such Old Senior Note for payment on any date during such 30-day period;

      (2) any estate, inheritance, gift, sales, transfer, personal property or similar tax, duty, assessment or other governmental charge;

      (3) any tax, duty, assessment or other governmental charge which is only payable otherwise than by withholding or deduction from payments in respect of the Old Senior Notes;

      (4) any Mexican Taxes that would not have been imposed but for the failure of the Holder or beneficial owner of such Old Senior Note to comply with any certification, identification, information, documentation or other reporting requirement if (i) such compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, deduction or withholding of, Mexican Taxes and (ii) at least 60 days prior to the first interest payment date with respect to which AHMSA applies this clause (4), AHMSA will have notified the Holders of the Old Senior Notes that such Holders or beneficial owners of the Old Senior Notes will be required to comply with such requirement;

      (5) any Mexican Taxes imposed at a rate in excess of the 4.9% reduced rate in effect on the date hereof and uniformly applicable in respect of payments made by AHMSA to all Holders or beneficial owner eligible for the benefits of a treaty for the avoidance of double taxation to which Mexico is a party without regard to the particular circumstances of such Holders or beneficial owners (provided that, upon any subsequent increase in the rate of Mexican Taxes that would be applicable to payments to all such Holders or beneficial owners without regard to their particular circumstances except for the eligibility under any such treaty, such increased rate will be substituted for the 4.9% rate for purposes of this clause (5)), but only to the extent that (i) the reasonable request of AHMSA (subject to the conditions set forth below), information, documentation or other evidence (not described in paragraph (4) above) concerning whether such Holder or beneficial owner is eligible for benefits under a treaty for the avoidance of double taxation to which Mexico is a party if necessary to determine the appropriate rate of deduction or withholding of Mexican Taxes under such treaty or under any law, and (ii) at least 60 days prior to the first payment date with respect to which AHMSA will make such reasonable request, AHMSA will have notified the Holders of the Old Senior Notes, in writing, that such Holders or beneficial owners of the Old Senior Notes will be required to provide such information, documentation or other evidence; or

      (6) any combination of items (1), (2), (3), (4) and (5);

nor are Additional Amounts paid with respect to any payment in respect of the Old Senior Notes to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Mexico (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or partner in such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Old Senior Note.

   Notwithstanding the foregoing, the limitations on AHMSA's obligation to pay Additional Amounts set forth in clauses (4) and (5) above will not apply if:

      (a) the provision of information, documentation or other evidence described in such clauses (4) and (5) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of an Old Senior Note (taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms 1001, W-8 and W-9); or

      (b) Rule 3.32.11 issued by the Secretaria de Hacienda y Credito Publico (Ministry of Finance and Public Credit) on March 21, 1997 or a substantially similar successor of such rule is in effect, unless the provision of the information, documentation or other evidence described in clauses (4) and
   (5) is expressly required by statute, regulation, ruling or administrative practice in order to apply Rule 3.32.11 (or a substantially similar successor of such rule), AHMSA cannot obtain such information, documentation or other evidence on its own through reasonable diligence and AHMSA otherwise would meet the requirements for application of Rule 3.32.11 (or such successor of such rule). In addition, such clauses (4) and (5) will not be construed to require that a non-Mexican pension or retirement fund or a non-Mexican financial institution or any other Holder or beneficial owner of a Note register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax. Furthermore, compliance with any such requirements under clause (4) or requests under clause (5) will not require the disclosure to AHMSA, any Paying Agent or any governmental authority of the nationality, residence or identity of the Holder or beneficial owner of a Note that is not eligible for any exemption from withholding or deduction of all or any part of such Mexican Taxes (other than such compliance that can be satisfied by a custodian, nominee or other agent of such Holder or beneficial owner certifying to the effect that such Holder or beneficial owner is not eligible for any exemption from withholding or deduction of all or any part of such Mexican Taxes, provided that payment by such custodian, nominee or agent to such Holder or beneficial owner is not otherwise subject to any such requirement).

   AHMSA will provide the Old Senior Note Trustee with documentation evidencing the payment of Mexican Taxes in respect of which AHMSA has paid any Additional Amounts. Copies of such documentation will be made available to any Holder of a Old Senior Note and any relevant Paying Agent upon request therefor.

   Any reference herein, in the Old Senior Note Indenture or in the Old Senior Notes to principal, premium, interest, redemption price, repurchase price or any other amount payable under or with respect to the Old Senior Notes will be deemed also to refer to any Additional Amounts which may be payable under the undertakings referred to in this provision.

   In the event that Additional Amounts actually paid with respect to the Old Senior Notes are based on rates of deduction or withholding of taxes, duties, assessments or governmental charges in excess of the appropriate rate applicable to the Holder or beneficial owner of an Old Senior Note and, as a result thereof, such Holder or beneficial owner is entitled to make a claim for a refund or credit of such excess, then such Holder or beneficial owner shall, by accepting the Old Senior Notes, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to AHMSA. By making such assignment, however, the Holder or beneficial owner makes no representation or warranty that AHMSA will be entitled to receive such claim for a refund or credit and such Holder or beneficial owner incurs no other obligation with respect thereto, including, without limitation, no obligation to execute any other instrument of transfer or to incur any expense in connection with such transfer.

   As of the date of this Prospectus and Consent Solicitation, AHMSA is obligated, as a result of the Mexican withholding tax of 4.9% (provided that the requirements set forth herein are complied with) to pay Additional Amounts to Holders of the Old Senior Notes with respect to all interest payments made on the Old Senior Notes.

Redemption at the Option of AHMSA

  Optional Redemption

   The Old Series A Notes and the Old Series B Notes are not redeemable at the option of AHMSA except in the event of certain changes in Mexican law (as described below under "Tax Redemption") or in the event of certain issuances and sales of Common Stock by AHMSA (as described below under "--Public Equity Redemption").

  Tax Redemption

   If, as a result of any amendment to, or change in, the laws (or any regulation or rulings thereunder) of Mexico or any political subdivision or taxing authority thereof or therein affecting taxation or any amendment to or change in an official interpretation, administration or application of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which amendment or change of such laws, regulations or rulings becomes effective on or after the date on which the Old Senior Notes were originally issued, AHMSA is obligated, after making any and all reasonable endeavors to avoid such requirement, to pay Additional Amounts in respect of the Old Series A Notes or the Old Series B Notes in excess of the Additional Amounts that AHMSA is obligated to pay if payments made on the Notes of such series were subject to withholding or deduction of Mexican Taxes at the rate of 15 percent, then, at AHMSA's option, the Notes of such series may be redeemed in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days' notice mailed to each Holder of Old Senior Notes of such series at such Holder's address appearing in the applicable Old Senior Note register at a redemption price equal to 100% of their principal amount together with accrued and unpaid interest thereon up to but not including the date fixed for redemption and any Additional Amounts which would otherwise be payable with respect thereto; provided, however, that

      (i) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which AHMSA would be obligated to pay such Additional Amounts were a payment on the Notes of such series then due; and

      (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

Prior to the publication of any notice of redemption pursuant to this provision, AHMSA will deliver to the Trustee

      (i) a certificate signed by a duly authorized officer of AHMSA stating that AHMSA is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent of the right of AHMSA so to redeem have occurred; and

      (ii) an opinion of independent Mexican legal counsel of recognized standing to the effect that AHMSA has or will become obligated to pay such Additional Amounts as a result of such change or amendment. Such notice, once delivered by AHMSA to the Trustee, will be irrevocable.

  Public Equity Redemption

   At any time prior to April 30, 2000, AHMSA was permitted to may redeem up to one-third of the aggregate principal amount of the Old Series A Notes originally issued and up to one-third of the aggregate principal amount of the Old Series B Notes originally issued with the Net Cash Proceeds of one or more Common Stock Offerings, provided, that

      (i) in the case of a redemption of Old Series A Notes, not less than US$130.0 million aggregate principal amount of the Old Series A Notes would remain outstanding after giving effect to all such redemptions; and

      (ii) in the case of a redemption of Old Series B Notes, not less than US$150.0 million aggregate principal amount of the Old Series B Notes would remain outstanding after giving effect to all such redemptions.

Any such redemption must occur within 90 days after the closing of any such Common Stock Offering (and upon not less than 30 nor more than 60 days' notice to each Holder). The redemption price in the case of the Old Series A Notes will be equal to 11 3/8 % of the principal amount thereof together with accrued and unpaid interest thereon up to but not including the date fixed for redemption (subject to the right of Holders on relevant record dates to receive interest due on the relevant interest payment date) and any Additional Amounts which would otherwise be payable with respect thereto. The redemption price in the case of the Old Series B Notes will be equal to 11 7/8 % of the principal amount thereof together with accrued and unpaid interest thereon up to but not including the date fixed for redemption (subject to the right of Holders on relevant record dates to receive interest due on the relevant interest payment date) and any Additional Amounts which would otherwise be payable with respect thereto. Any such redemption of Old Series A Notes will be made on a pro rata basis among all Holders of the Old Series A Notes and any such redemption of Old Series B Notes will be made on a pro rata basis among all Holders of the Old Series B Notes.

Repurchase at the Option of the Holders

   In the event of any Change in Control (as defined below) occurring prior to the maturity of the Old Series A Notes or the Old Series B Notes, as the case may be, each Holder of Old Senior Notes has the right, at the Holder's option, to require AHMSA to repurchase all or any part of the Notes held by such Holder (provided that the principal amount of the Notes tendered to AHMSA by such Holder for repurchase is US$ 1,000 or an integral multiple thereof) on the date 60 days after the date of the occurrence of such Change in Control (the "Repurchase Date") at a repurchase price equal to the sum of

      (i) 100% of the principal amount of the Old Senior Notes being repurchased;

      (ii) the accrued and unpaid interest thereon to the Repurchase Date and;

      (iii) any Additional Amounts which would otherwise be payable.

   Within seven business days after the occurrence of a Change in Control, AHMSA will mail to the Old Senior Note Trustee and to all Holders at their addresses on the relevant Old Senior Note register (and to beneficial owners as required by applicable law) a notice regarding the Change in Control stating among other things that

      (i) the last date on which the repurchase right may be exercised;

      (ii) the repurchase price;

      (iii) the Repurchase Date;

      (iv) the name and address of the Old Senior Note Trustee and of any other office or agency maintained for the purpose of the surrender of Old Senior Notes for redemption; and

      (v) the procedures that Holders must follow to exercise their rights hereunder.

   To exercise this right, the Holder must deliver a written notice (a "Holder Repurchase Notice") to the Old Senior Note Trustee or to any other office or agency maintained for the purpose of receiving Holder Repurchase Notices prior to the close of business on the Repurchase Date. The Holder Repurchase Notice must state

      (i) the portion of the principal amount of Old Series A Notes or Old Series B Notes, as the case may be, to be repurchased (which must be US$ 1,000 or an integral multiple thereof); and

      (ii) that such Old Senior Notes are to be repurchased by AHMSA on the Repurchase Date pursuant to the applicable provisions of the Old Senior Notes.

   Any Holder Repurchase Notice may be withdrawn by the Holder by a written notice of withdrawal delivered to the Old Senior Note Trustee or to any other office or agency maintained for that purpose on or prior to the Repurchase Date. The notice of withdrawal will state the principal amount as to which the withdrawal notice relates and the principal amount, if any, that remains subject to the original Holder Repurchase Notice.

   Payment of the repurchase price for an Old Senior Note for which a Holder Repurchase Notice has been delivered and not withdrawn is conditioned upon delivery of the Old Senior Note to the Old Senior Note Trustee or to any other office or agency maintained for that purpose, at any time (whether prior to, on or after the Repurchase Date) after delivery of the Holder Repurchase Notice. Payment of the repurchase price for the Old Senior Note will be made promptly following the later of the Repurchase Date and the time of delivery of the Old Senior Note. If the Old Senior Note Trustee holds, in accordance with the applicable Old Senior Note Indenture, money sufficient to pay the repurchase price of the Old Senior Note on the Repurchase Date, then, on and after the Repurchase Date, the Old Senior Note will cease to be outstanding and interest thereon will cease to accrue, whether or not the Old Senior Note is delivered to the Old Senior Note Trustee or to any other office or agency maintained for that purpose, and all other rights of the Holder will terminate (other than the right to receive the repurchase price upon delivery of the Old Senior Note).

   A "Change in Control" shall be deemed to have occurred if at such time after the issue date of the Old Senior Notes:

      (a) The Permitted Holders, in the aggregate, shall cease to have voting, disposition and economic rights in respect of at least 30% of the outstanding Capital Stock of AHMSA; or

      (b) any person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, together with any Affiliates or Related Persons of such person, shall have voting, disposition or economic rights in respect of a greater percentage of the outstanding Capital Stock of AHMSA than the percentage of such Capital Stock in respect of which the Permitted Holders, in the aggregate, have voting, disposition and economic rights; or

      (c) any person (other than a Permitted Holder), together with any Affiliates or Related Persons of such person, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of AHMSA such that the number of such nominees exceeds the number of nominees of the Permitted Holders elected to the Board of Directors of AHMSA.

   For purposes of calculating the percentage interest of outstanding Capital Stock held indirectly by any person, such person's percentage interest of the Capital Stock of AHMSA shall be determined as the product of such person's percentage interest in any intermediate entity and such intermediate entity's percentage interest in AHMSA (or, in the case of multiple intermediate entities, the product of each such intermediate entity's percentage ownership interest in the other intermediate entities in the chain of ownership and in AHMSA).

   For the purpose of clauses (b) and (c) only, "Permitted Holder" includes any entity directly controlled by a Permitted Holder within the meaning of clauses
(a), (b) and (c) above.

   For purposes of this definition, a pledge of the Capital Stock of AHMSA shall be deemed not to impair the disposition rights of any person with respect to such Capital Stock.

Certain Covenants

  Limitation on Incurrence of Indebtedness

   AHMSA will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become directly or indirectly liable for or with respect to the payment of (collectively, to "incur") any Indebtedness, except for Permitted Indebtedness; provided that AHMSA and any of its Consolidated Subsidiaries will be permitted to incur Indebtedness if, at the time of such incurrence and after giving pro forma effect to the incurrence of such Indebtedness, the Consolidated Debt Service Coverage Ratio of AHMSA for the immediately preceding four fiscal quarters for which financial statements are available, taken as one period, is greater than 2.25 to 1.0.

   "Permitted Indebtedness" means the following:

      (a) Indebtedness of AHMSA and its Consolidated Subsidiaries outstanding on the date of the Old Senior Note Indenture after giving effect to the application of the net proceeds of the Old Senior Notes;

      (b) the Old Senior Notes;

      (c) Indebtedness of AHMSA or any of its Consolidated Subsidiaries owed to AHMSA or any of its Consolidated Subsidiaries, provided that any such Indebtedness of AHMSA owed to a Consolidated Subsidiary ranks junior in right of payment to the Notes;

      (d) Acquired Indebtedness of AHMSA or any of its Consolidated Subsidiaries, provided that immediately after giving effect to the incurrence of such Acquired Indebtedness and the application of the proceeds therefrom, AHMSA would be able to incur at least US$ 1.00 of Indebtedness (other than Permitted Indebtedness) under the Old Senior Note Indenture;

      (e) Indebtedness of AHMSA or any of its Consolidated Subsidiaries under Guarantees of Indebtedness otherwise permitted to be incurred under the Old Senior Note Indenture;

      (f) Indebtedness of AHMSA or any of its Consolidated Subsidiaries to the extent it is issued in exchange for, or the proceeds of which are used to repay, refund, refinance, defease, discharge, or otherwise retire for value, Indebtedness permitted under the first paragraph under "--Limitation on Incurrence of Indebtedness" or under clause (a), (b) or (d) above or clause
   (g) below ("Refinancing Indebtedness") in a principal amount not to exceed the principal amount of the Indebtedness so repaid, refunded, refinanced, defeased, discharged or otherwise retired (or if such Refinancing Indebtedness provides for an amount less than the stated principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue amount not to exceed such principal amount) and with an Average Life and stated maturity equal to or greater than that of the Indebtedness so repaid, refunded, refinanced, defeased, discharged or otherwise retired, plus customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; provided that

          (1) Refinancing Indebtedness of any Consolidated Subsidiary of AHMSA will not be exchanged for or used to repay, refund, refinance, defease, discharge, or otherwise retire for value outstanding Indebtedness of AHMSA; and

          (2) with respect to any Refinancing Indebtedness exchanged for or used to repay, refund, refinance, defease, discharge, or otherwise retire for value Indebtedness which ranks junior in right of payment to the Notes, such Refinancing Indebtedness will be subordinated in right of payment at least to the same extent as the Indebtedness to be refunded or refinanced would be were such Indebtedness to remain outstanding;

      (g) Capital Expenditure Indebtedness of AHMSA or any of its Consolidated Subsidiaries;

      (h) Indebtedness of AHMSA or any of its Consolidated Subsidiaries under Currency Agreements, Interest Rate Agreements and Commodity Price Agreements, provided that such agreements

          (1) are designed solely to protect AHMSA or its Consolidated Subsidiaries against fluctuations in foreign currency exchange rates, interest rates or commodity prices, as the case may be, and are not for purposes of speculation; and

          (2) do not increase the Indebtedness of the obligor under such agreements outstanding at any time other than as a result of fluctuations in foreign currency exchange rates, interest rates or commodity prices, as the case may be, or by reason of fees, indemnities and compensation payable thereunder;

      (i) Indebtedness of AHMSA or any of its Consolidated Subsidiaries pursuant to Permitted Working Capital Facilities in an aggregate amount not exceeding the greater of

          (i) the sum of

             (A) 75% of the net book value (after allowance for doubtful accounts) of the Trade Accounts Receivable of AHMSA and its Consolidated Subsidiaries (other than Trade Accounts Receivable of AHMSA and its Consolidated Subsidiaries pledged under Indebtedness outstanding other than pursuant to a Permitted Working Capital Facility); plus

             (B) 30% of the net book value (after applicable write-downs for obsolescence, quality problems and the like) of Inventory of AHMSA and its Consolidated Subsidiaries (other than Inventory of AHMSA and its Consolidated Subsidiaries pledged under Indebtedness outstanding other than pursuant to a Permitted Working Capital Facility), in each case (A) and (B) calculated on a consolidated basis in accordance with Mexican GAAP; and

          (ii) US$ 100 million at any time outstanding; and

      (j) Indebtedness of AHMSA or any of its Consolidated Subsidiaries incurred to finance the acquisition of an ownership interest in the Apasco Joint Venture in an aggregate amount not to exceed US$ 30 million.

   Notwithstanding the foregoing, AHMSA will not permit its Consolidated Subsidiaries to incur Indebtedness (including Permitted Indebtedness (other than under subparagraphs (c), (d) and (h) of such definition)) if, after giving effect to such incurrence and any application of the proceeds thereof to repay Indebtedness, the aggregate outstanding amount of such Indebtedness would exceed 20% of the total amount of Indebtedness of AHMSA and its Consolidated Subsidiaries then outstanding on a consolidated basis.

  Limitation on the Issuance of Capital Stock of Subsidiaries

   AHMSA will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, issue or sell any shares of Capital Stock of any Consolidated Subsidiary of AHMSA (including options, warrants or other rights to purchase shares of such Capital Stock) other than to AHMSA or a Wholly Owned Subsidiary of AHMSA, provided that, in respect of Capital Stock other than Preferred Stock, AHMSA and its Consolidated Subsidiaries may issue or sell shares of Capital Stock of any Consolidated Subsidiary of AHMSA if the entire proceeds from such issuance or sale are applied as set forth under "--Limitation on Certain Asset Dispositions" below.

  Limitation on Restricted Payments

   AHMSA will not, and will not permit any of its Consolidated Subsidiaries to, make, directly or indirectly, any Restricted Payment unless:

      (a) no Event of Default or event or condition that with the lapse of time, giving of notice or both would become an Event of Default has occurred and is continuing at the time of or after giving effect to such Restricted Payment;

      (b) immediately after giving effect to such Restricted Payment, AHMSA would be able to incur at least US$ 1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph under " Limitation on Incurrence of Indebtedness"; and

      (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after April 29, 1997 would not exceed an amount equal to the sum of

          (i) 50% of the Consolidated Net Income (or, in the event such aggregate Consolidated Net Income is a loss, minus 100% of such loss) of AHMSA and its Consolidated Subsidiaries accrued on a cumulative basis during the period (treated as a single accounting period) commencing on the first day of the quarter in which the Notes are issued and ending on the last day of AHMSA's fiscal quarter immediately preceding the date of such proposed Restricted Payment for which financial statements are available, plus

          (ii) 100% of the aggregate Net Cash Proceeds received by AHMSA on or after April 29, 1997 from cash contributions of capital or the issuance or sale (other than to a Subsidiary of AHMSA) of Capital Stock of AHMSA (other than Redeemable Stock and any Capital Stock repurchased by AHMSA under subparagraph (3) of the third succeeding paragraph below) or warrants, options or rights to purchase shares of Capital Stock of AHMSA (other than Redeemable Stock), plus

          (iii) 100% of the aggregate Net Cash Proceeds received by AHMSA on or after April 29, 1997 from the issuance and sale (other than to a Subsidiary of AHMSA) of debt securities that have been converted into or exchanged for Capital Stock of AHMSA (other than Redeemable Stock), to the extent such securities were originally sold for cash, together with 100% of the aggregate Net Cash Proceeds received by AHMSA at the time of such conversion or exchange, plus

          (iv) to the extent not otherwise included in Consolidated Net Income of AHMSA and its Consolidated Subsidiaries, an amount equal to the net reduction in Investments in any person (other than reductions in Permitted Investments) made by AHMSA on or after April 29, 1997 resulting from the payment in cash or in property of distributions accounted for as returns of capital, repayment of loans or advances or other transfers of assets, in each case to AHMSA or any of its Consolidated Subsidiaries from such person, plus

          (v) US$ 5 million.

As used herein, "Restricted Payment" means any of the following:

   (a) the declaration or payment of any dividend or any other distribution on Capital Stock of AHMSA or any of its Consolidated Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of AHMSA or any of its Consolidated Subsidiaries, other than

      (1) dividends or distributions payable solely in Capital Stock (other than Redeemable Stock) of AHMSA; or

      (2) dividends or distributions on the Common Stock of any Consolidated Subsidiary of AHMSA of which AHMSA receives at least a pro rata share;

   (b) the making of any principal payment on, or the repurchase, redemption, defeasance or other acquisition or retirement for value of, prior to any scheduled maturity, scheduled principal payment or scheduled sinking fund payment, any indebtedness of AHMSA or any of its Consolidated Subsidiaries that ranks junior in right of payment to the Notes except as permitted under clause
(2) of the proviso in paragraph (f) of the definition of "Permitted
Indebtedness;"

   (c) the repayment, redemption or other acquisition or retirement for value of any Capital Stock of AHMSA or any of its Consolidated Subsidiaries, other than any such repayment, redemption, acquisition or retirement of

      (i) any such Capital Stock for value represented by the Capital Stock of AHMSA (excluding Redeemable Stock);

      (ii) any such Capital Stock held by AHMSA or any of its Consolidated Subsidiaries; or

      (iii) any Capital Stock of a Consolidated Subsidiary of AHMSA held by any person that is not an Affiliate of AHMSA; or

   (d) the making of any Investment (other than a Permitted Investment).

   For purposes of determining the amount expended for Restricted Payments, cash distributed will be valued at the face amount thereof and property other than cash will be valued at its Fair Market Value.

   The Indenture does not prohibit, so long as (with respect to clauses (ii), (iii), (v), (vii) and (ix) below) no Event of Default or event or condition that with the lapse of time, giving of notice or both would become an Event of Default has occurred and is continuing:

      (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration the payment of such dividend would have been permitted on the date of declaration thereof (for purposes of the calculation required by subparagraph (c) of the first paragraph under "--Limitation on Restricted Payments," such payment will be deemed to have been paid on such date of declaration);

      (ii) the purchase, redemption, acquisition or retirement for value of any shares of Capital Stock of AHMSA solely out of the Net Cash Proceeds (less any amounts of such Net Cash Proceeds applied pursuant to clause (iv) below) of a substantially concurrent issuance and sale (other than to a Subsidiary of AHMSA) of Capital Stock of AHMSA (other than Redeemable Stock);

      (iii) the purchase by AHMSA of shares of its Capital Stock pursuant to the terms of AHMSA's share repurchase program as in effect on the date of the Indenture;

      (iv) the purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of AHMSA or any of its Consolidated Subsidiaries that ranks junior in right of payment to the Notes in exchange for, or out of the Net Cash Proceeds (less any amounts of such Net Cash Proceeds applied pursuant to clause (ii) above) of the substantially concurrent issuance and sale (other than to a Subsidiary of AHMSA) of Capital Stock of AHMSA (other than Redeemable Stock);

      (v) the purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of AHMSA or any of its Consolidated Subsidiaries that ranks junior in right of payment to the Notes in exchange for, or out of the Net Cash Proceeds of, the substantially concurrent sale (other than from or to a Subsidiary) of Indebtedness of AHMSA incurred pursuant to clause (ii) of the proviso in paragraph (f) of the definition of "Permitted Indebtedness" above;

      (vi) the purchase, redemption, acquisition or retirement of any shares of Redeemable Stock of AHMSA (or options, warrants or other rights to acquire such Redeemable Stock) solely in exchange for or out of the Net Cash Proceeds of the substantially concurrent sale of shares of Redeemable Stock of AHMSA (A) having an Average Life equal to or greater than the Average Life of the Redeemable Stock being purchased, redeemed, acquired or retired and (B) that cannot be redeemed or otherwise retired including pursuant to an offer to purchase or otherwise at the option of the holder thereof) earlier than the Redeemable Stock being purchased, redeemed, acquired or retired;

      (vii) payments or distributions to persons that are not Affiliates of AHMSA or any of its Subsidiaries in the nature of satisfaction of dissenter's rights pursuant to or in connection with a consolidation, merger or transfer that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of AHMSA;

      (viii) the purchase or redemption of any Indebtedness from Net Cash Proceeds to the extent permitted under "--Limitation on Certain Asset Dispositions" below;

      (ix) payments or distributions to GAN in connection with transactions described in the third paragraph under "Related Party Transactions--Service- and Trade-related Transactions--Administrative, Technical and Other Services" and in the fifth paragraph under "Related Party
   Transactions--Financing Transactions" to the extent permitted under "--Limitation on Transactions with Affiliates" below; and

      (x) Investments (other than Permitted Investments) made by AHMSA or any of its Consolidated Subsidiaries

          (a) in any joint venture or partnership or other person primarily engaged in a business substantially related, ancillary or complementary to the business engaged in by AHMSA and its Consolidated Subsidiaries on the date of the Indenture; and

          (b) of any kind up to US$ 5 million, provided that the total amount of Investments (other than Permitted Investments) made by AHMSA or any of its Consolidated Subsidiaries under this clause (x) does not exceed US$ 15 million at any one time outstanding.

   For purposes of calculating the aggregate amount of Restricted Payments made pursuant to clause (c) of "-- Limitation on Restricted Payments," payments made pursuant to clauses (i), (ii), (iv), (vii), (ix) and (x) of a paragraph will be included in such amount to the extent that such payments do not reduce Consolidated Net Income, and payments made pursuant to clauses (iii), (v), (vi) and (viii) of this paragraph will be excluded from such amount.

  Limitation on Liens

   AHMSA will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except for Permitted Liens, on or with respect to any property or assets of AHMSA or any of its Consolidated Subsidiaries (including Capital Stock of any Subsidiary of AHMSA held by AHMSA or any Subsidiary of AHMSA), whether owned at the date of the Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon.

   As used herein, "Permitted Liens" means the following types of Liens:

   (a) Liens securing Indebtedness of AHMSA that

      (i) ranks pari passu in right of payment to the Notes, provided that the Notes are secured equally and ratably with such Indebtedness for so long as such Indebtedness will be so secured; or

      (ii) ranks subordinate in right of payment to the Notes, provided that the Notes are secured prior to such Indebtedness for so long as such Indebtedness will be so secured;

   (b) Liens outstanding on the date of the Indenture;

   (c) Liens for taxes that are not delinquent or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of AHMSA or its Consolidated Subsidiaries, as the case may be, in conformity with Mexican GAAP;

   (d) statutory Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business of AHMSA or any of its Consolidated Subsidiaries and which have not been discharged for a period of not more than 60 days after notice thereof or which are being contested in good faith by appropriate proceedings;

   (e) (i) pledges or deposits made in connection with workers' compensation, unemployment insurance and other types of social security;

      (ii) good faith deposits in connection with bids, tenders, contracts (other than for payment of Indebtedness) or leases to which AHMSA or any of its Consolidated Subsidiaries is a party;

      (iii) deposits to secure public or statutory obligations of AHMSA or any of its Consolidated Subsidiaries;

      (iv) deposits of cash or United States or Mexican government bonds to secure surety or appeal bonds to which AHMSA or any of its Consolidated Subsidiaries is a party; or

      (v) deposits as security for taxes or import duties contested in good faith, in each case (i) through (v) made by AHMSA or any of its Consolidated Subsidiaries in the ordinary course of business;

   (f) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances incurred in the ordinary course of business

      (i) which, in the aggregate, are not substantial in amount;

      (ii) which, with respect to property of substantial value, do not detract in any material respect from the value of the property subject thereto; and

      (iii) which do not interfere in any material respect with the ordinary conduct of the business of AHMSA and any of its Consolidated Subsidiaries taken as a whole;

   (g) any attachment or judgment Lien, unless the judgment such Lien secures is not discharged or execution thereof stayed pending appeal within 60 days after the entry of such judgment or is not discharged within 60 days after the expiration of any stay pending appeal;

   (h) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by AHMSA or any of its Consolidated Subsidiaries, provided that such Liens attach solely to the assets of the acquired entity and do not extend to or cover any property or assets of AHMSA or any of its Consolidated Subsidiaries other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

   (i) Liens created to secure all or any part of the purchase price of property or assets acquired or constructed (including construction of improvements or additions to improvements on existing property) by AHMSA or any of its Consolidated Subsidiaries after the issue date of the Notes or to secure Indebtedness (including, without limitation, Capital Expenditure Indebtedness) incurred solely to finance the acquisition or construction (including construction of improvements or additions to improvements on existing property) of such property ("Purchase Money Liens") by AHMSA or any of its Consolidated Subsidiaries, provided that such Purchase Money Liens

      (i) attach solely to the property or asset which is the subject of the transaction giving rise to such Lien and receivables relating to such property and do not extend to or cover any other property; and

      (ii) attach within 180 days of the date of the acquisition, completion or construction of such property;

   (j) pledges by AHMSA or any of its Consolidated Subsidiaries of receivables relating to property to the seller or lessor of such property which is the subject of any Capitalized Lease Obligation or operating lease, in an aggregate amount not to exceed US$ 10 million at any one time outstanding;

   (k) Liens securing Indebtedness owed to AHMSA or any of its Consolidated Subsidiaries by any of its Consolidated Subsidiaries;

   (l) Liens securing Indebtedness incurred under Permitted Working Capital Facilities permitted under clause (i) of the definition of "Permitted Indebtedness;"

   (m) Liens on AHMSA's ownership interest in the Apasco Joint Venture securing Indebtedness permitted under clause (j) of the definition of "Permitted Indebtedness;"

   (n) any renewal of or substitution for, in whole or in part, any Lien permitted by any of the foregoing clauses (a) through (m), provided that the Lien so renewed or substituted does not extend to any additional property or assets; and

   (o) Liens not otherwise permitted by any of the foregoing clauses (a) through (n) above, provided that the obligations secured by such Liens do not, in the aggregate, exceed US$ 5 million at any time outstanding.

   The foregoing does not authorize the incurrence of any Indebtedness not otherwise permitted under "--Limitation on Incurrence of Indebtedness."

  Limitation on Sale and Leaseback Transactions

   AHMSA will not, and will not permit any of its Consolidated Subsidiaries to, enter into any Sale and Leaseback Transaction unless

      (a) AHMSA or such Consolidated Subsidiary could have incurred, and secured a Lien on, Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under "--Limitation on Incurrence of Indebtedness" and "Limitations on Liens"; and

      (b) the proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value of the property and AHMSA or such Consolidated Subsidiary, as the case may be, applies or causes to be applied an amount in cash equal to the net proceeds from such sale to

          (i) purchase Notes or Indebtedness of AHMSA ranking senior to or pari passu with the Notes; or

          (ii) purchase assets or businesses substantially related, ancillary or complementary to the business of AHMSA on the date of the Indenture, in each case within 180 days of the effective date of any such Sale and Leaseback Transaction.

   Notwithstanding the foregoing, the provisions of this paragraph do not apply to any Sale and Leaseback Transaction involving capital assets which is effected within 180 days of the acquisition of such capital assets if

      (a) such capital assets were acquired for cash and not financed with Indebtedness; and

      (b) the proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value of such capital assets.

  Limitation on Certain Asset Dispositions

   AHMSA will not, and will not permit any Consolidated Subsidiary to, in any transaction or series of related transactions, make any Asset Disposition unless

      (a) the consideration received by AHMSA or such Consolidated Subsidiary from such Asset Disposition is equal to or greater than the Fair Market Value of the assets or Capital Stock subject to such Asset Disposition; and

      (b) at least 75% of the consideration received in respect of such Asset Disposition is in the form of cash or Cash Equivalents.

   For purposes of this paragraph, "cash" shall be deemed to include

      (a) any liabilities, as shown on the most recent balance sheet of AHMSA or such Consolidated Subsidiary, of AHMSA or such Consolidated Subsidiary, as the case may be (other than liabilities that are junior in right of payment to the Notes), that are assumed by the transferee (including any Indebtedness of a Consolidated Subsidiary all of the Capital Stock of which is purchased by the transferee); and

      (b) any notes or other obligations received by AHMSA or the Consolidated Subsidiary, as the case may be, from such transferee that are immediately converted by AHMSA or such Consolidated Subsidiary, as the case may be, into cash or Cash Equivalents (but only to the extent of the cash or Cash Equivalents received).

   If AHMSA or any Consolidated Subsidiary engages in an Asset Disposition, AHMSA may apply, or cause one or more of its Consolidated Subsidiaries to apply, within 270 days of such Asset Disposition, all or any portion of the Net Cash Proceeds of such Asset Disposition to

      (i) the permanent repayment or repurchase of any Indebtedness of AHMSA or any of its Consolidated Subsidiaries which ranks pari passu to the Notes; or

      (ii) the purchase of assets or businesses substantially related, ancillary or complementary to the business of AHMSA and its Consolidated Subsidiaries as of the date of the Indenture.

The aggregate amount of Net Cash Proceeds of all Asset Dispositions not used as set forth in clause (i) or (ii) of this paragraph constitutes "Excess Proceeds." Excess Proceeds shall be segregated from the other assets of AHMSA and its Consolidated Subsidiaries and invested only in Cash Equivalents until such time as such Excess Proceeds are applied as specified below.

   When the aggregate amount of Excess Proceeds exceeds US$10.0 million, AHMSA will, within 30 days, make an offer to purchase (an "Excess Proceeds Offer"), pursuant to procedures set forth in the Indenture, from all Holders of Notes and from all holders of any other Indebtedness of AHMSA that ranks pari passu with the Notes and contains a substantially similar purchase requirement, the maximum principal amount of Notes and such pari passu Indebtedness that may be purchased from all Excess Proceeds at a purchase price in cash equal to 100% of the principal amount of such Notes and such pari passu Indebtedness, plus accrued interest up to but excluding the date fixed for purchase and Additional Amounts which would otherwise be payable with respect thereto. To the extent that the aggregate amount of Notes and such pari passu Indebtedness tendered and not withdrawn pursuant to such Excess Proceeds Offer is less than the amount of Excess Proceeds, AHMSA may use such portion of the Excess Proceeds that is not used to purchase Notes and such pari passu Indebtedness so tendered for general corporate purposes. If the aggregate amount of Notes and pari passu Indebtedness validly tendered and not withdrawn exceeds the Excess Proceeds, the Notes and any such other pari passu Indebtedness to be purchased will be selected on a pro rata basis. Upon completion of an Excess Proceeds Offer pursuant to this paragraph, the amount of Excess Proceeds shall be reset to zero.

  Limitations Concerning Distributions and Transfers by Subsidiaries

   AHMSA will not, and will not permit any of its Consolidated Subsidiaries to, suffer to exist any encumbrance or restriction on the ability of any Consolidated Subsidiary of AHMSA

      (a) to pay directly or indirectly dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to AHMSA or any other Consolidated Subsidiary of AHMSA;

      (b) to make loans or advances to AHMSA or any other Consolidated Subsidiary of AHMSA; or

      (c) to transfer any of its property or assets to AHMSA or any other Consolidated Subsidiary of AHMSA.

   Notwithstanding the foregoing, AHMSA may, and may permit any of its Consolidated Subsidiaries to, suffer to exist any such encumbrance or restriction

      (a) pursuant to an agreement relating to any Acquired Indebtedness permitted to be incurred under "-- Limitation on Incurrence of Indebtedness," which encumbrance or restriction is not applicable to any person or the properties or assets of any person, other than the person so acquired, or the property or assets of the person so acquired or its Consolidated Subsidiaries;

      (b) pursuant to the Indenture or an agreement in effect on the issue date of the Notes;

      (c) pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Consolidated Subsidiary, provided that consummation of such transaction would not result in an Event of Default or an event or condition that with the lapse of time or the giving of notice or both would become an Event of Default and that such encumbrance or restriction terminates if such agreement is terminated or such transaction is abandoned;

      (d) pursuant to an agreement relating to Indebtedness restricting the sale or other disposition of property securing such Indebtedness if such agreement does not expressly restrict the ability of a Consolidated Subsidiary to pay dividends or make distributions, loans or advances;

      (e) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

      (f) that arises by virtue of any Lien on any property or assets of AHMSA or any of its Consolidated Subsidiaries not otherwise prohibited by the terms of the Indenture and is limited to the property or assets subject to such Lien;

      (g) that arises in the ordinary course of business and applies solely to property or assets that are

          (i) not material to the operation of AHMSA and its Consolidated Subsidiaries taken as a whole; and

          (ii) in the aggregate not of substantial value;

      (h) pursuant to an agreement effecting a renewal, refunding or extension of Indebtedness incurred pursuant to an agreement referred to in clause (a) or (b) above; provided, however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof, as determined in good faith by the Board of Directors of AHMSA and evidenced by a resolution of the Board of Directors provided to the Trustee; or

      (i) pursuant to the operation of applicable law or regulation.

  Limitation on Issuance of Guarantees by Subsidiaries

   AHMSA will not permit any Subsidiary to Guarantee any Indebtedness of AHMSA, unless

      (a) such Subsidiary simultaneously executes and delivers one or more supplemental indentures to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Subsidiary in an amount at least equal to the amount of Guaranteed Indebtedness that is Guaranteed by such Subsidiary; and

      (b) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights or reimbursements, indemnity or subrogation or any other rights against AHMSA or any other Subsidiary as a result of any payment by such Subsidiary under the Subsidiary Guarantee; provided that this paragraph will not be applicable to

          (i) any Guarantee of any Subsidiary that existed at the time such person became a Subsidiary and was not incurred in connection with, or in contemplation of, such person becoming a Subsidiary (or any extension or renewal of such Guarantee to the extent such extension or renewal is for the same or a lesser amount and on terms no less favorable to the Subsidiary making the Guarantee, as determined in good faith by the Board of Directors of AHMSA and evidenced by a resolution of the Board of Directors provided to the Trustee); or

          (ii) any Guarantee of any Consolidated Subsidiary if at the time such Guarantee is provided such Subsidiary would have incurred the Guaranteed Indebtedness pursuant to "--Limitation on Incurrence of Indebtedness" after giving pro forma effect to the incurrence of such Guaranteed Indebtedness.

   If the Guaranteed Indebtedness is pari passu with the Old Senior Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee. If the Guaranteed Indebtedness is subordinated to the Old Senior Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Old Senior Notes.

   Notwithstanding the foregoing, any Subsidiary Guarantee by a Subsidiary may provide that it will be automatically and unconditionally released and discharged upon

      (i) any sale, exchange or transfer, to any person not an Affiliate of AHMSA, of all the Capital Stock in such Subsidiary owned by AHMSA or any of AHMSA's Subsidiaries or all or substantially all the assets of such Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture); or

      (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

  Limitation on Transactions with Affiliates

   AHMSA will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, in one transaction or any series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase or lease any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or make any payment (including the payment of guarantee fees described in the fifth paragraph under "Related Party Transactions--Financing Transactions"), loan, advance or capital contribution to, or for the benefit of, an Affiliate of AHMSA or any direct or indirect holder of 10% or more of the shares of Capital Stock of AHMSA then outstanding or with an Affiliate of any such holder (such transaction or series of transactions, an "Affiliate Transaction") unless

      (a) such Affiliate Transaction is on terms that are no less favorable to AHMSA or such Consolidated Subsidiary, as the case may be, than would be available in a comparable arm's-length transaction with an unrelated person;

      (b) with respect to an Affiliate Transaction involving aggregate consideration greater than US$2.0 million or an Affiliate Transaction occurring outside the ordinary course of business, such Affiliate Transaction is approved by a majority of the Board of Directors, including a majority of the disinterested directors, and evidenced by a Board Resolution delivered to the Old Senior Note Trustee;

      (c) with respect to an Affiliate Transaction involving aggregate consideration greater than US$15.0 million, an opinion as to the fairness (from a financial point of view) of such Affiliate Transaction to AHMSA or such Consolidated Subsidiary, as the case may be, is issued to AHMSA by an independent investment banking firm of international standing or an independent consulting, engineering or accounting firm internationally recognized as an expert with experience in evaluating or appraising the terms and conditions of transactions similar to the Affiliate Transaction for which such opinion is required; and

      (d) with respect to any payment or distribution to GAN in connection with transactions described in the third paragraph under "Related Party Transactions--Service- and Trade-related Transactions--Administrative, Technical and Other Services;"

          (i) such payment or distribution, together with all other such payments and distributions made to GAN during the 12-month period ending on the last day of AHMSA's fiscal quarter immediately preceding the date of such proposed payment or distribution for which financial statements are available, in the aggregate, does not exceed 0.5% of the net sales of AHMSA and its Consolidated Subsidiaries for such period, calculated on a consolidated basis in accordance with Mexican GAAP; and

          (ii) the nature and terms of the transactions with respect to which such payments or distributions are proposed to be made shall be documented in reasonable detail; provided that AHMSA will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, enter into any guarantee with, or for the benefit of, an Affiliate of AHMSA (other than AHMSA to the extent permitted under "--Limitation on Issuance of Guarantees by Subsidiaries" and any Consolidated Subsidiary of AHMSA to the extent permitted under "--Limitation on Incurrence of Indebtedness") or any direct or indirect holder of 10% or more of the shares of Capital Stock of AHMSA then outstanding or with or for an Affiliate of such holder.

   Notwithstanding the foregoing, Affiliate Transactions shall not include:

      (a) the payment of reasonable and customary fees to directors or executive officers of AHMSA or any of its Consolidated Subsidiaries;

      (b) service and trade-related transactions in the ordinary course of business including

          (i) the purchase by AHMSA of spare parts, maintenance supplies and other miscellaneous products from Subsidiaries of GAN;

          (ii) the sale through a Subsidiary of GAN of AHMSA's exports to the United States; and

          (iii) ordinary course sales to affiliated customers;

          provided that all transactions under this clause (b) are on commercially reasonable terms that are no less favorable to AHMSA than would be available in a comparable arm's-length transaction with an unrelated person;

      (c) any transaction between or among AHMSA and any of its Consolidated Subsidiaries or between or among any Consolidated Subsidiaries of AHMSA;

      (d) any transaction by AHMSA or any of its Consolidated Subsidiaries constituting a Permitted Investment, provided that neither GAN nor any person who holds 10% or more of the voting securities of AHMSA has an interest in such transaction in excess of US$ 15.0 million; or

      (e) the declaration or payment of any dividend or other distribution to shareholders of AHMSA in their capacity as shareholders permitted under "--Limitation on Restricted Payments."

  Existence

   Subject to the provisions described under "--Merger, Consolidations and Certain Sales and Purchases of Assets" below, AHMSA will, and will cause each Material Subsidiary of AHMSA to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that AHMSA will not be required to preserve the existence of any Material Subsidiary, and AHMSA or any Material Subsidiary will not be required to preserve any such right or franchise, if in the judgment of AHMSA the preservation thereof is no longer desirable in the conduct of the business of AHMSA or such Material Subsidiary, as the case may be, and the loss thereof is not disadvantageous in any material respect to the Holders.

  Maintenance of Properties

   AHMSA will cause all properties used or useful in the conduct of its business or the business of any Subsidiary of AHMSA to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of AHMSA may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this provision will prevent AHMSA from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of AHMSA, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

  Payment of Taxes and Other Claims

   AHMSA will pay or discharge or cause to be paid or discharged,

      (a) before the same becomes delinquent, all taxes, assessments or governmental charges levied or imposed upon AHMSA or any of its Subsidiaries or upon the income, profits or property of AHMSA or any of its Subsidiaries (other than taxes, assessments or governmental charges the nonpayment of which would not have a material adverse effect on the conduct of the business, financial position or results of operations of AHMSA or any of its Material Subsidiaries and which, if unpaid, would not result in a lien upon the property of AHMSA or any of its Material Subsidiaries), and

      (b) all lawful claims for labor, materials and supplies, which are for at least US$ 1,000,000 and remain unpaid for at least 60 days after the due date therefor and which, if unpaid, might by law become a lien upon the property of AHMSA or any of its Material Subsidiaries; provided, however, that AHMSA will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings if reserves or other appropriate provision, if any, as required by Mexican GAAP have been made therefor.

  Maintenance of Insurance

   AHMSA will, and will cause each of its Material Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by AHMSA to be responsible to the extent that property of similar character is usually so insured by Mexican corporations similarly situated and owning like properties in accordance with good business practice. AHMSA will, and will cause its Material Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore the property to which such proceeds relate, except to the extent that AHMSA determines that the repair, replacement or restoration of such property is not desirable in the conduct of its business or the business of any Material Subsidiary and that such failure to repair, replace or restore is not disadvantageous in any material respect to the Holders.

  Maintenance of Books and Records

   AHMSA will, and will cause each of its Subsidiaries to, maintain books, accounts and records in accordance with Mexican GAAP.

  Further Assurances

   AHMSA will, at its own cost and expense, execute and deliver to the Old Senior Note Trustee all such other documents, instruments and agreements and do all such other acts and things as may be reasonably required to enable the Old Senior Note Trustee to exercise and enforce its rights under the Old Senior
Note Indenture and under the documents, instruments and agreements required under the Old Senior Note Indenture and to carry out the intent of the Old Senior Note Indenture.

  Provision of Financial Statements and Reports

   AHMSA will file with the Old Senior Note Trustee and furnish, or cause the Old Senior Note Trustee to furnish, without cost to the Holders, by mail to all Holders

      (a) copies of the annual reports, interim reports and other documents which AHMSA files with or furnishes to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, and

      (b) in the event that AHMSA is not required to file such reports, in the case of annual financial statements, and to the extent it would have been otherwise required for other financial statements, an English language version of such financial statements and related notes, prepared in accordance with or reconciled to U.S. GAAP, and an accompanying management's discussion and analysis of financial condition and results of operations substantially in the format that would be required to be included in AHMSA's annual and other reports filed with the Commission as a foreign private issuer if AHMSA were required to file such reports with the Commission.

   In each case (a) and (b), AHMSA will furnish such information to the Trustee and the Holders of Notes within 15 days after the date on which AHMSA is or would be required to file the same with the Commission.

Merger, Consolidations and Certain Sales and Purchases of Assets

   AHMSA may not, in a single transaction or a series of related transactions, consolidate with or merge into any other person or permit any other person to consolidate with or merge into AHMSA, or directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety, unless in any such transaction:

      (a) in a transaction in which AHMSA does not survive or in which AHMSA sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to AHMSA is organized under the laws of the United States of America or any State thereof or the District of Columbia or the United Mexican States or any State thereof and such successor entity expressly shall have assumed, by a supplemental Indenture executed and delivered to the Old Senior Note Trustee in form reasonably satisfactory to the Old Senior Note Trustee, all of AHMSA's obligations under the Old Senior Notes and the Old Senior Note Indenture and the performance of the covenants contained in the Old Senior Note Indenture;

      (b) immediately before and after giving effect to such transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing;

      (c) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (assuming that the transaction or series of related transactions occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction or series of related transactions with the appropriate adjustments with respect to the transaction or series of related transactions being included in such pro forma calculation), AHMSA (or the successor entity if AHMSA is not the continuing obligor under the Indenture) could incur at least US$ 1.00 of additional Indebtedness (other than Permitted Indebtedness) under "--Limitation on Incurrence of Indebtedness";

      (d) AHMSA or the successor entity to AHMSA shall expressly agree to indemnify each holder of a Note (or holder of a beneficial interest therein) against any tax, levy, assessment or governmental charge payable by withholding or deduction thereafter imposed on such Holder solely as a consequence of such transaction with respect to payments in respect of' the Notes or any purchase thereof by AHMSA; and

      (e) AHMSA shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer, or lease and, if a supplemental Indenture is required in connection with such transaction, such supplemental Indenture, complies with the provisions of the Old Senior Note Indenture and that all of the conditions precedent provided in the Old Senior Note Indenture relating to such transaction have been satisfied.

Events of Default

   The following "Events of Default" under the Old Senior Note Indenture will apply separately to Old Senior Notes of each series:

      (a) default in payment of principal on any Old Senior Note of such series (including any Additional Amounts) at maturity or otherwise; or

      (b) default in the payment of the redemption price or repurchase price of any Old Senior Note of such series; or

      (c) default for 30 days in payment of any interest on any Old Senior Note of such series (including any Additional Amounts); or

      (d) the failure of AHMSA to observe or perform any other covenant with respect to such series of Old Senior Notes in the Old Senior Note Indenture or such series of Old Senior Notes for a period of 30 days after receipt of written notice of such failure from the Old Senior Note Trustee or from Holders of at least 25% of the outstanding aggregate principal amount of the Old Senior Notes of such series to which such covenant relates; or

      (e) certain events of bankruptcy, insolvency, receivership or reorganization; or

      (f) a default by AHMSA or any Subsidiary on any mortgage, indenture or instrument under which there may be issued, secured or evidenced any indebtedness for borrowed money of AHMSA or any Subsidiary in an amount exceeding US$ 10,000,000 (or the equivalent thereof in other currency or currency units) which default

          (i) constitutes the failure to pay the principal (or any premium relating thereto) of, or interest or additional amounts on, such indebtedness when due (after the expiration of any applicable grace period); or

          (ii) results in any such indebtedness of AHMSA or any Subsidiary having an outstanding principal amount in excess of US$ 10,000,000 (or the equivalent thereof in other currency or currency units) becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

      (g) the rendering of a final judgment or judgments (not subject to appeal by a court or courts of competent jurisdiction) against AHMSA or any Subsidiary in an amount in excess of US$ 10,000,000 (or the equivalent thereof in other currency or currency units) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; or

      (h) all or a substantial part of the property and assets or shares of AHMSA and its Subsidiaries taken as a whole, or of any Material Subsidiary and its Subsidiaries taken as a whole, are nationalized or expropriated by any governmental authority, or any license, permit or other authorization material to the conduct of the business of AHMSA and its Subsidiaries taken as a whole is revoked, and such revocation has not been stayed, vacated or suspended within a period of 60 days (or, if stayed or suspended, thereafter ceases to be stayed or suspended); or

      (i) it has become unlawful for AHMSA to perform or comply with its obligations under the Old Senior Note Indenture or the Notes.

   The Old Senior Note Indenture provides that if an Event of Default (other than an Event of Default arising from certain events of bankruptcy, insolvency, receivership or reorganization) shall occur and be continuing with respect to any series of Old Senior Notes, the Old Senior Note Trustee or the Holders of at least 25% of the outstanding aggregate principal amount of the Old Senior Notes of such series may declare to be due and payable immediately the sum of

      (a) the outstanding principal amount of the Old Senior Notes of such series;

      (b) the accrued and unpaid interest thereon to the date of such declaration; and

      (c) any Additional Amounts which would otherwise be payable with respect thereto. Upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, non-payment of principal or interest on the Notes) may be waived as provided in the Old Senior Note Indenture. For information as to waiver of defaults, see "--Modification and Waiver."

If any Event of Default arising from certain events of bankruptcy, insolvency, receivership or reorganization occurs, all outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

   The Old Senior Note Indenture requires AHMSA to furnish to the Old Senior Note Trustee quarterly a statement as to the performance by AHMSA of certain of its obligations under the Old Senior Note Indenture and to deliver to the Old Senior Note Trustee notice of any default in the performance of any covenant, agreement or condition contained in the Old Senior Note Indenture forthwith upon becoming aware of such default. The Old Senior Note Indenture provides that the Old Senior Note Trustee will, within 90 days after the occurrence of a default with respect to any series of Old Senior Notes, give to the Holders of the Old Senior Notes of such series notice of all uncured defaults known to it; provided that, except in the case of default in the payment of principal or interest on any of the Old Senior Notes, the Old Senior Note Trustee will be protected in withholding such notice if and so long as the Old Senior Note Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Old Senior Notes. The term "default" for the purpose of this provision only means the happening of any of the Events of Default specified above excluding any grace periods.

   The Old Senior Note Indenture contains a provision entitling the Old Senior Note Trustee, subject to the duty of the Old Senior Note Trustee to act with the required standard of care during default, to be indemnified by the Holders of the Old Senior Notes of any series before proceeding to exercise any right or power under the Indenture at the request of Holders of such series. The Old Senior Note Indenture provides that the Holders of a majority in outstanding aggregate principal amount of any series of Old Senior Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Old Senior Note Trustee or exercising any trust or power conferred on the Old Senior Note Trustee with respect to the Old Senior Notes of such series, provided that the Old Senior Note Trustee may decline to act if the Old Senior Note Trustee being advised by counsel determines such direction is contrary to law or if the Old Senior Note Trustee determines in good faith that the proceeding so directed would be illegal or would involve it in personal liability or would be unjustly prejudicial to the Holders of the Old Senior Notes of such series not consenting.

Governing Law and Submission to Jurisdiction

   The Old Senior Note Indenture and the Old Senior Notes will be governed by the laws of the State of New York. Each of the parties to the Old Senior Note Indenture will submit to the jurisdiction of Federal and State courts located in the Borough of Manhattan, City and State of New York and each party will submit to the jurisdiction of the courts of its own corporate domicile (domicilio social), for purposes of all legal actions and proceedings instituted in connection with the Old Senior Notes and the Old Senior Note Indenture. AHMSA has appointed GANAHMSA as its authorized agent upon which process may be served in any such action.

Currency Indemnity

   U.S. dollars are the sole currency of account and payment for all sums payable by AHMSA under or in connection with the Old Senior Notes, including damages, and AHMSA is not entitled to make any payments with respect to the Old Senior Notes in any currency other than U.S. dollars. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of AHMSA or otherwise) by any Holder of an Old Senior
Note in respect of any sum expressed to be due to it from AHMSA shall only constitute a discharge to AHMSA to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Old Senior Note, AHMSA will indemnify it against any loss sustained by it as a result. In any event, AHMSA will indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the Holder of an Old Senior Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from AHMSA's other obligations, will give rise, to the extent permitted by applicable law, to a separate and independent cause of action, will apply irrespective of any indulgence granted by any Holder of an Old Senior Note and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Old Senior Note. See "Risk Factors--Exchange Rates."

Modification of the Old Senior Note Indenture

   The Old Senior Note Indenture may be amended by the Old Senior Note Trustee and AHMSA for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained therein, or in any other manner in which the parties may mutually deem necessary or desirable and which AHMSA and the Old Senior Note Trustee determine will not adversely affect the interests of the Holders of the Old Senior Notes of any series.

   With the consent of the Holders of at least a majority in aggregate principal amount of the Old Senior Notes of any series then outstanding, the Old Senior Note Trustee and AHMSA may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Old Senior Note Indenture or modify in any manner the rights of the Holders of the Old Senior Notes of such series, including the waiver of certain Events of Default, provided, however, that no such modification or amendment may, without the consent of the Holders of at least 66% in aggregate principal amount of the Old Senior Notes of such series then outstanding, amend, change or modify, in any material respect, the obligation of AHMSA to make and consummate an Excess Proceeds Offer with respect to any Asset Disposition in accordance with "--Limitation on Certain Asset Dispositions"; and provided, further, that without the consent of the Holder of each Old Senior Note of such series, no such supplemental indenture shall

      (i) extend the maturity of the Old Senior Notes of such series, or reduce the rate or extend the time of payment of interest thereon; or

      (ii) reduce the principal amount thereof or the amount payable thereon in the event of acceleration or the amount thereof payable in bankruptcy; or

      (iii) amend, change or modify, in any material respect, the obligation of AHMSA to repurchase the Old Senior Notes of such series in the event of a Change in Control in accordance with "--Repurchase at the Option of the Holders," including, in each case, amending, changing or modifying, in any material respect, any definition relating thereto;

      (iv) change the currency thereof or place of any payment thereon; or

      (v) reduce the aforesaid percentage of Old Senior Notes of such series the Holders of which are required to consent to any such supplemental indenture.

Defeasance and Covenant Defeasance

  Defeasance and Discharge

   Notwithstanding any previous defeasance and discharge of certain restrictive covenants as described under "--Defeasance of Certain Covenants" below, AHMSA may elect to defease and discharge all its obligations with respect to any series of Old Senior Notes (except for certain obligations to exchange or register the transfer of Old Senior Notes, to replace stolen, lost or mutilated Old Senior Notes, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of Old Senior Notes of such series of cash, U.S. government obligations or both, which (through the payment of principal and interest in respect thereof in accordance with their terms) will provide money in an amount sufficient to pay the principal of and any premium and interest on the Old Senior Notes of such series at maturity thereof in accordance with the terms of the Old Senior Note Indenture and the Old Senior Notes of such series. Such defeasance and discharge may occur only if, among other things, AHMSA has delivered to the Old Senior Note Trustee an opinion of counsel, or there has been published by the United States Internal Revenue Service a ruling, in either case, to the effect that Holders of such Old Senior Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

  Defeasance of Certain Covenants

   AHMSA may defease and discharge certain restrictive covenants applicable to Old Senior Notes of any series ("Covenant Defeasance"), including those described under "--Certain Covenants" and under "--Merger, Consolidations and Certain Sales and Purchases of Assets," and the occurrence of certain Events of Default will be deemed not to be or result in an Event of Default, in each case with respect to such Old Senior Notes, by depositing, in trust for the benefit of the Holders of such Old Senior Notes, cash, U.S. government obligations or both, which (in the case of such U.S. government obligations, through the payment of principal and interest in respect thereof in accordance with their terms) will provide money in an amount sufficient to pay the principal of and any premium and interest on such Old Senior Notes on their respective maturities in accordance with the terms of the Old Senior Note Indenture and such Old Senior Notes. Covenant Defeasance may occur only if, among other things, AHMSA has delivered to the Old Senior Note Trustee an opinion of counsel to the effect that Holders of such Old Senior Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred.

   In the event AHMSA exercises this option with respect to any Old Senior Notes and such Old Senior Notes are declared due and payable because of the occurrence of any Event of Default, the cash and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such Old Senior Notes at the time of their respective maturities but may not be sufficient to pay amounts due on such Old Senior Notes upon any acceleration resulting from such Event of Default. In such case, AHMSA would remain liable for such payments.

Concerning the Trustee

   AHMSA and its Subsidiaries may maintain deposit accounts and conduct other banking transactions with the Old Senior Note Trustee in the ordinary course of business.

Certain Definitions

   Set forth below is a summary of certain of the defined terms used in the Old Senior Note Indenture. Reference is made to the Old Senior Note Indenture for the full definition of all such terms.

   "Acquired Indebtedness" means Indebtedness of any person existing at the time such person became a Subsidiary or assumed in connection with the acquisition of assets from such person and not incurred in connection with, or in contemplation of, such person becoming a Subsidiary or such acquisition.

   "Affiliate" of any person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Apasco Joint Venture" means the joint venture in connection with which AHMSA or any of its Consolidated Subsidiaries intends to borrow up to $30 million as provided under clause (j) of the definition of "Permitted Indebtedness" and transfer certain equipment and parcels of land (other than land on which there is any part of the Steelmaking Facility or the Steam Coal Facility) containing lime deposits identified pursuant to a feasibility study and in which AHMSA or any of its Consolidated Subsidiaries shall not have a controlling interest and to which AHMSA or any of its Consolidated Subsidiaries intends to sell slag.

   "Asset Disposition" means any sale, lease, conveyance, transfer or other disposition (or any series of related sales, leases, conveyances, transfers or dispositions) by AHMSA or any of its Consolidated Subsidiaries of any Capital Stock of a Consolidated Subsidiary of AHMSA (whether or not upon issuance), or any property or other assets of AHMSA or any of its Subsidiaries (each referred to for the purposes of this definition as a "disposition"), whether for cash or other consideration, other than

      (a) a disposition by a Wholly Owned Subsidiary of AHMSA to AHMSA or another Wholly Owned Subsidiary of AHMSA;

      (b) a disposition by AHMSA to a Wholly Owned Subsidiary of AHMSA;

      (c) the disposition in any single transaction or series of related transactions of any assets or Capital Stock or other ownership interest by AHMSA or its Consolidated Subsidiaries if the aggregate gross proceeds thereof (exclusive of indemnities) do not exceed US$l.0 million (such proceeds, to the extent not in cash, to be determined in good faith by the Board of Directors) in any 12-month period;

      (d) a disposition of inventory of steel or related products or steam coal in the ordinary course of business;

      (e) an exchange of assets for like kind assets, provided that the assets received are to be used in the lines of business engaged in by AHMSA or any of its Consolidated Subsidiaries on the date of the Indenture or are reasonably related extensions of such lines of business;

      (f) any disposition of properties and assets of AHMSA and any of its Subsidiaries that is subject to the sections of the Indenture relating to mergers and consolidation or that constitutes a Permitted Investment; and

      (g) any disposition of property or equipment that is obsolete, damaged or no longer used or, in the reasonable opinion of AHMSA (which, in the case of each disposition the gross proceeds of which exceed US$ 2 million, shall be evidenced by a written resolution of the Board of Directors filed with the Trustee), no longer useful in the business of AHMSA or any of its Consolidated Subsidiaries.

   "Attributable Debt" with respect to a Sale and Leaseback Transaction means as of the date of determination the greater of

      (a) the fair market value of the property subject to such Sale and Leaseback Transaction; and

      (b) the present value (discounted at the interest rate implicit in the terms of the lease, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

   "Average Life" with respect to Indebtedness or Redeemable Stock means, as of the date of the determination, the quotient, expressed as a number of years, of

      (a) the sum of the products obtained by multiplying

          (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by

          (ii) the number of years (calculated to the nearest one-twelfth) then remaining until the date of each such payment, divided by

      (b) the total principal amount or liquidation preference, as the case may be, of such Indebtedness or Redeemable Stock then outstanding.

   "Capital Expenditure Indebtedness" means Indebtedness of AHMSA or any of its Consolidated Subsidiaries incurred to finance the purchase or construction, after the date of issuance of the Old Senior Notes, of any property of AHMSA or any of its Consolidated Subsidiaries used or to be used in the business of AHMSA or any of its Consolidated Subsidiaries (to the extent that the purchase price or construction cost does not exceed the fair market value (such determination to be evidenced by a certificate of an officer of AHMSA) of the property acquired or constructed, plus applicable duties and construction period interest at customary rates), provided that

      (i) the cost of such property is or should be included in "addition to property, plant and equipment" in accordance with Mexican GAAP;

      (ii) the acquisition or construction of such property is not part of any acquisition of any person or all or substantially all of another business entity; and

      (iii) such indebtedness is incurred not more than 180 days after the acquisition or completion of construction of such property.

   "Capitalized Lease" of any person means any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such person as lessee, in conformity with Mexican

GAAP, is required to be capitalized on the balance sheet of such person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under such lease, determined in accordance with Mexican GAAP.

   "Capital Stock" of any person means any and all shares, interests, participation or other equivalents (however designated) of capital stock of such person and warrants, options and similar rights to acquire such capital stock.

   "Cash Equivalents" means

      (a) any evidence of indebtedness, maturing not more than one year after the date of purchase, issued or fully guaranteed or insured by the United Mexican States or the United States of America, or an instrumentality or agency thereof;

      (b) any certificate of deposit, Eurodollar time deposit, overnight bank deposit or bankers' acceptance maturing not more than one year after the date of purchase, issued by, or time deposit or demand deposit of, a commercial banking institution which is organized under the laws of the United States of America or any state thereof or any country recognized by the United States of America, which has combined capital and surplus and undivided profits of not less than US$ 100 million and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one internationally recognized statistical rating organization;

      (c) commercial paper, maturing not more than 180 days after the date of purchase, issued by a corporation (other than an Affiliate of AHMSA) or organized and existing under the laws of the United Mexican States or the United States of America which is rated, at the time as of which any investment therein is made, "P-1" (or higher) by Moody's Investors Service, Inc. or "A1" (or higher) by Standard and Poor's Rating Group;

      (d) money market funds sponsored by a registered broker dealer;

      (e) demand deposits not otherwise permitted under clause (b) or (f) of this definition, in an aggregate amount not to exceed US$ 15 million at any one time outstanding;

      (f) demand deposits, certificates of deposit, bank promissory notes and bankers' acceptances denominated in pesos maturing not more than 180 days after the acquisition thereof and issued or guaranteed by any one of the five largest banks (based on assets as of the immediately preceding
   December 31) organized under the laws of Mexico (and up to US$ 20 million of certificates of deposit, bank promissory notes and bankers' acceptances of one or more other banks organized under the laws of Mexico) and which are not under intervention or controlled by the Fondo Bancario de Proteccion al Ahorro; or

      (g) repurchase agreements and reverse repurchase agreements in respect of marketable obligations directly or indirectly issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition, provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency.

   "Commodity Price Agreements" means any commodity price protection, hedge, future or option agreement or contract or other similar arrangement.

   "Common Stock" of any person means Capital Stock of such person (other than Redeemable Stock) that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such person, to shares of Capital Stock of any other class of such person.

   "Common Stock Offering" means a primary sale of Common Stock of AHMSA for cash to persons other than Affiliates of AHMSA yielding gross cash proceeds to AHMSA of at least US$ 50 million from

      (a) a public offering registered for sale in the United States under the Securities Act or in Mexico with the CNBV; or

      (b) an offering pursuant to Rule 144A or Regulation S to 100 or more beneficial holders.

   "Consolidated Amortization Expense" of any person means, for any period, the amortization expense of such person and its Subsidiaries, determined on a consolidated basis for such period in accordance with Mexican GAAP.

   "Consolidated Cash Flow Available for Interest Expense" of any person for any period means the sum (without duplication) of the amounts for such period of

      (a) Consolidated Net Income, plus

      (b) Consolidated Interest Expense (to the extent such amount was deducted in calculating Consolidated Net Income), plus

      (c) Consolidated Income Tax Expense (to the extent such amount was deducted in calculating Consolidated Net income), plus

      (d) Consolidated Amortization Expense (to the extent such amount was deducted in calculating Consolidated Net Income), plus

      (e) Consolidated Depreciation Expense (to the extent such amount was deducted in calculating Consolidated Net Income), plus

      (f) other non-cash charges of such person which reduced Consolidated Net Income and, minus

      (g) non-cash items (including any non-cash interest income) of such person which increased Consolidated Net Income, all as determined on a consolidated basis for such person and its Subsidiaries for such period in accordance with Mexican GAAP.

   "Consolidated Debt Service Coverage Ratio" of any person means the ratio of

      (a) the aggregate amount of Consolidated Cash Flow Available for Interest Expense of such person for the four full fiscal quarters, taken as one period, for which financial information in respect thereof is available immediately prior to the date of the transaction (for the purposes of this definition, "Transaction Date") giving rise to the need to calculate the Consolidated Debt Service Coverage Ratio (such period for the purposes of this definition, the "Reference Period") to

      (b) the aggregate Consolidated Interest Expense of such person for the Reference Period, provided that in determining the Consolidated Interest Expense for purposes of this clause (b) interest on any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period (unless such Indebtedness is covered by an Interest Rate Agreement, in which case the interest rate on such Indebtedness for purposes of computing Consolidated Interest Expense shall be deemed to be the effective interest rate with respect to such Indebtedness after taking into account such Interest Rate Agreement).

For purposes of this definition, Consolidated Cash Flow Available for Interest Expense and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the full period of such calculation to

      (a) the incurrence of any Indebtedness of such person or any Subsidiary of such person during the Reference Period and from the end of the Reference Period to the Transaction Date, in each case as if such Indebtedness had been incurred on the first day of the Reference Period (except that in making such computation the amount of interest attributable to Indebtedness under any revolving credit facility shall be computed based on the average daily balance of such Indebtedness during the Reference Period);

      (b) the repayment, repurchase, defeasance, retirement or other discharge of any Indebtedness of such person or a Subsidiary of such person during the Reference Period and from the end of the Reference Period to the Transaction Date with the proceeds of any Indebtedness referred to in the immediately preceding clause (a) or the proceeds from the sale or other disposition of assets referred to in clause (d) below, in each case as if such Indebtedness had been repaid, repurchased, defeased, retired or otherwise discharged on the first day of the Reference Period;

      (c) the acquisition by such person or any Subsidiary of such person during the Reference Period and from the end of the Reference Period to the Transaction Date of any other person which, as a result of such acquisition, becomes a Consolidated Subsidiary of such person or the acquisition of assets during the Reference Period and from the end of the Reference Period to the Transaction Date from any person which constitute all or substantially all of an operating unit or business of such person, in each case as if such acquisition had been consummated on the first day of such Reference Period; and

      (d) any sale or other disposition of assets or properties outside the ordinary course of business by such person occurring during the Reference Period and from the end of the Reference Period to the Transaction Date, as if such sale or disposition occurred on the first day of the Reference Period.

   "Consolidated Depreciation Expense" of any person means, for any period, the depreciation and depletion expense of such person and its Subsidiaries, determined on a consolidated basis for such period in accordance with Mexican GAAP.

   "Consolidated Income Tax Expense" of any person means, for any period, the aggregate of the income tax expense of such person and its Subsidiaries, determined on a consolidated basis for such period in accordance with Mexican GAAP.

   "Consolidated Interest Expense" of any person means for any period, without duplication, the aggregate of

      (a) the interest expense (without deduction of interest income) of such person and its Subsidiaries for such period, including without limitation

          (i) amortization of debt issuance costs;

          (ii) amortization of original issue discounts on any Indebtedness;

          (iii) amortization of any increase in the principal amount of any peso-denominated Indebtedness pursuant to an agreement whereby such principal amount periodically is increased as a result of and in proportion to the devaluation of the peso against the U.S. dollar or the rate of inflation in Mexico;

          (iv) the interest portion of any deferred payment obligation in accordance with the effective interest manner of accounting;

          (v) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings; and

          (vi) the net cost associated with Interest Rate Agreements and Currency Agreements (to the extent the net cost of such Currency Agreements constitutes interest expense), to the extent attributable to such period;

      (b) the interest expense in respect of any Indebtedness which benefits from a Guarantee of such person or which is secured by the assets of such person or its Consolidated Subsidiaries;

      (c) the interest component of any Capitalized Lease Obligations paid, accrued, or scheduled to be paid or accrued by such person or its Consolidated Subsidiaries during such period; and

      (d) cash and non-cash dividends due (whether or not declared) on Redeemable Stock by such person or any its Consolidated Subsidiaries to any person other than such person or its Wholly Owned Subsidiary, in each of cases (a) through (d) as determined on a consolidated basis for such period in accordance with Mexican GAAP.

   "Consolidated Net Income" of any person means, for any period, the aggregate of net income (or loss) of such person and its Subsidiaries for such period determined on a consolidated basis in accordance with Mexican GAAP; provided that

      (a) the net income (or loss) of any person (other than a Subsidiary of such person) accounted for by the equity method of accounting shall be excluded except to the extent of the amount of cash dividends or distributions paid to such person or its Consolidated Subsidiaries by such other person in such period;

      (b) the net income of any Subsidiary that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (including distributions in the form of loans or advances) by operation of the terms of its charter or by any applicable agreement, instrument, judgment, decree, order or government regulation shall be excluded to the extent of such restriction or limitation in such period;

      (c) the net income of any person acquired in a pooling-of-interests transaction for any period prior to the date of such acquisition shall be excluded;

      (d) any net after-tax extraordinary gains or losses shall be excluded;

      (e) any net after-tax gains or losses attributable to any disposition of assets other than in the ordinary course of business shall be excluded;

      (f) the net income (or loss) from discontinued operations shall be excluded; and

      (g) minority interests in the income (or loss) of such person's Consolidated Subsidiaries shall be excluded.

   "Consolidated Subsidiary" of any person means a Subsidiary of that person which for financial reporting purposes is, or in accordance with Mexican GAAP should be, accounted for by such person as a consolidated subsidiary.

   "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

   "Fair Market Value" with respect to any asset or property means the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined by AHMSA's Board of Directors in good faith and evidenced in a resolution of the Board of Directors provided to the Old Senior Note Trustee.

   "Guarantee," as applied to any obligation, means

      (i) a guarantee (other than by endorsement for collection or deposit in the ordinary course of business), direct or indirect, in any manner, of all or any part or all of such obligation; or

      (ii) an agreement, direct or indirect, contingent or otherwise, providing assurance of the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation, including, without limitation, the payment of amounts drawn down under letters of credit (all such obligations are collectively referred to as "Guaranteed Indebtedness").

Notwithstanding the foregoing, a guarantee shall not include any agreement solely because such agreement creates a Lien on the assets of any person or because such agreement provides for indemnification. The amount of a Guarantee shall be deemed to be the maximum amount of the obligation guaranteed for which the guarantor could be held liable under such Guarantee.

   "Indebtedness" of any person means (without duplication) any liability, whether or not contingent and whether or not recourse is to the whole of the assets of such person or only to a portion thereof,

      (a) in respect of borrowed money or evidenced by bonds (other than surety or appeal bonds), notes, debentures or similar instruments;

      (b) representing the balance deferred and unpaid of the purchase price of any property, conditional sales obligations and obligations under any title retention agreement (but excluding trade account payables and other accrued current liabilities arising in the ordinary course of business);

      (c) that is a Capitalized Lease Obligation;

      (d) to pay the maximum fixed repurchase price of any Redeemable Stock of such person;

      (e) of others secured by a Lien to which any property or asset, including leasehold interest under Capitalized Lease Obligations and other tangible or intangible property rights, owned or held by such person, is subject, whether or not the obligation secured thereby shall have been assumed by such person (provided that if the obligations have not been assumed, such obligations shall be deemed to be in an amount equal to the fair market value of the property or asset, as the case may be, to which the Lien relates, provided, however, that this clause (e) shall be deemed not to apply to the Indebtedness of Mission Energy Company secured by the pledge of MICARE shares described under "Related Party Transaction Pledge of MICARE Shares" above;

      (f) any reimbursement obligation in respect of letters of credit; and

      (g) any Guarantee with respect to any of the items described in clauses
   (a) through (f) above (regardless of whether such Guarantee would appear as a liability on a balance sheet of such person prepared on a consolidated basis in accordance with Mexican GAAP).

For the purpose of determining the amount of Indebtedness of such person outstanding at any time, each of the items described in clauses (a) through (g) above will be excluded from Indebtedness to the extent such items would be eliminated as intercompany items on the consolidated balance sheet of such person prepared in accordance with Mexican GAAP. As defined in the Indenture, "Indebtedness" does not include

      (a) customer advance payments and customer deposits received by AHMSA or any of its Consolidated Subsidiaries in the ordinary course of business;

      (b) any liability for endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; or

      (c) any indebtedness that has been defeased or satisfied in accordance with the terms governing such indebtedness.

In addition, if such person enters into an agreement with respect to peso-denominated indebtedness whereby the nominal principal amount of such indebtedness is periodically increased as a result of and in proportion to the devaluation of the peso against the U.S. dollar or the rate of inflation in Mexico during such period, such increase shall be deemed not to be "incurred" for purposes of the first paragraph under "--Limitation on Incurrence of Indebtedness."

   "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

   "Inventory" of any person means the total inventories of finished products of steel and steam coal of such person calculated on a consolidated basis in accordance with Mexican GAAP.

   "Investment" means any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property (other than Capital Stock of AHMSA which is not

Redeemable Stock) to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities issued by any other person, but shall not include advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet.

   "Lien" means any lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof), and any agreement to give a lien, mortgage, hedge, assignment (including any assignment of rights to receive payments of money), security interest, charge or encumbrance of any kind.

   "Material Subsidiary" means any Subsidiary which (a) owns, directly or indirectly, any part of either of the Steelmaking Facility or the Steam Coal Facility having an aggregate book value in excess of 20% of the total aggregate book value of the Steelmaking Facility or the Steam Coal Facility, as the case may be, or (b) contributes in excess of 20% of the total consolidated revenues of AHMSA.

   "Mexican GAAP" means generally accepted accounting principles in Mexico and the accounting principles and policies of AHMSA and its Consolidated Subsidiaries, in each case as in effect as of the date of the Indenture, provided, however, that for the purpose of complying with the terms of "Maintenance of Books and Records" above, "Mexican GAAP" means generally accepted accounting principles in Mexico as in effect from time to time. All ratios and computations shall be computed in conformity with Mexican GAAP applied on a consistent basis and using constant peso calculations.

   "Net Cash Proceeds" means

      (a) with respect to any Asset Disposition, cash payments in U.S. dollars or freely convertible into U.S. dollars received (including any cash payments received by way of deferred payment of principal, pursuant to a note or installment receivable or otherwise, or amounts eliminated from any reserve referred to in clause (v) below, but only as and when received or eliminated) therefrom by AHMSA or any of its Consolidated Subsidiaries (after repayment of any Indebtedness due by reason of such Asset Disposition) after the date of issue of the Notes, in each case net of the amount of

          (i) brokers' and advisors' fees and commissions payable in connection with such Asset Disposition;

          (ii) all foreign, Federal, state and local taxes payable as a direct consequence of such Asset Disposition, including all such taxes payable in connection with the payment of a dividend or the making of a distribution by a Consolidated Subsidiary of AHMSA of such cash payments to AHMSA or any Consolidated Subsidiary of AHMSA (including without limitation taxes withheld in connection with repatriation of such proceeds), net of any tax benefits derived in respect of such dividend or distribution;

          (iii) the fees and expenses attributable to such Asset Disposition to the extent not included in clause (i), except to the extent payable to any Affiliate of AHMSA;

          (iv) any amount required to be paid to any person (other than AHMSA or any of its Consolidated Subsidiaries) owning a beneficial interest in the property or assets sold; and

          (v) deduction of appropriate amounts to be provided by AHMSA or its Consolidated Subsidiaries as a reserve, in accordance with Mexican GAAP against any liabilities retained by AHMSA or any Consolidated Subsidiary of AHMSA associated with such assets after such Asset Disposition, including, without limitation, any indemnification or purchase price adjustment associated with such Asset Disposition; and

      (b) in respect of any Common Stock Offering or other issuance or sale of Capital Stock, the cash proceeds of such Common Stock Offering or other issuance or sale of Capital Stock, as the case may be, net of

          (i) attorneys', accountants', underwriters' and placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such Common Stock Offering or other issuance or sale of Capital Stock, as the case may be; and

          (ii) all foreign, Federal, state and local taxes paid or payable by AHMSA or a Consolidated Subsidiary as a direct result thereof.

For purposes of clause (a) of the foregoing, Net Cash Proceeds shall be deemed to include awards of compensation for any asset or property taken by condemnation or eminent domain and insurance proceeds for the loss of or damage to any asset or property if such awards or proceeds equal or exceed US$ 1 million (per occurrence) and within 180 days after the receipt thereof such asset or property has not been replaced or repair or construction has not commenced, provided that if at any time such repair or construction is commenced but then abandoned or otherwise discontinued prior to completion or is not diligently pursued, such awards or proceeds, as the case may be, which have not yet been used for such repair or construction shall constitute Net Cash Proceeds at such time; provided, further, that no such disposition described in this paragraph shall be required to meet the criteria set forth in the first paragraph under "--Limitation on Certain Asset Dispositions."

   "Permitted Holders" means GAN, any Wholly Owned Subsidiary of GAN and any member of the Autrey or Ancira family.

   "Permitted Investment" means

      (i) any Investment by AHMSA or any of its Consolidated Subsidiaries in AHMSA or any of its Consolidated Subsidiaries or that results in any person becoming a Consolidated Subsidiary of AHMSA, whether through the transfer of all or substantially all of the assets of such person or otherwise, provided that such person's primary business is related, ancillary or complementary to the business of AHMSA and its Consolidated Subsidiaries on the date of such Investment;

      (ii) an Investment in any Cash Equivalent;

      (iii) payroll, fringe benefit, holiday, travel, relocation and similar advances that are expected to be repaid or are in respect of matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with Mexican GAAP;

      (iv) loans or advances to employees (other than Affiliates) made in the ordinary course of business and consistent with past practice of AHMSA and its Consolidated Subsidiaries, provided that any such loan or advance in excess of US$ 250,000 shall be evidenced by an unsubordinated promissory note that is payable within six months of the date of such loan or advance;

      (v) loans or advances to vendors or contractors of AHMSA or any of its Consolidated Subsidiaries (other than Affiliates of AHMSA) in the ordinary course of business;

      (vi) Investments received in full or partial satisfaction (by judgment or by good faith settlement) of any claim against trade creditors that are bankrupt or insolvent, provided that the events or transactions giving rise to such claim occurred in the ordinary course of the business of AHMSA or any of its Consolidated Subsidiaries;

      (vii) consideration other than cash or Cash Equivalents received in connection with an Asset Disposition permitted under "--Limitation on Certain Asset Dispositions;"

      (viii) Investment in prepaid expenses, negotiable instruments held for collection and lease, performance deposits and other similar deposits, in each case entered into in the ordinary course of business of AHMSA or its Consolidated Subsidiaries;

      (ix) Investments in partnerships or joint ventures engaged in a business substantially related, ancillary or complementary to the business engaged in by AHMSA and its Consolidated Subsidiaries on the date of the Indenture up to US$ 15 million per annum (plus any portion of such amounts permitted hereunder but not applied in prior years); and

      (x) Investments made on or before December 31, 1998 in the Apasco Joint Venture or the Ryerson Joint Venture in an aggregate amount not to exceed US$ 5.0 million at any one time outstanding.

   "Permitted Working Capital Facility" means a borrowing facility or facilities, now existing or hereinafter established, established exclusively for the purposes of funding working capital and providing for

      (i) the issuance of letters of credit and/or the creating of bankers' acceptances for the benefit of trade creditors in the ordinary course of business; or

      (ii) the making of loans on a revolving basis.

   "Preferred Stock" of any person means Capital Stock of such person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such person, to shares of Capital Stock of any other class of such person.

   "Redeemable Stock" of any person means any equity security of such person that by its terms or otherwise is required to be redeemed prior to the final maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final maturity or is convertible into or exchangeable for debt securities at any time prior to such final maturity; provided that Redeemable Stock will not include any shares representing variable Capital Stock (capital variable, as defined under Chapter VIII of the Mexican General Law of Commercial Companies) and having redemption features substantially similar to those of AHMSA's variable Capital Stock outstanding on the date on which the Notes are issued.

   "Related Person" of any person means any other person directly or indirectly owning (a) 5% or more of the Outstanding Common Stock of such person (or, in the case of a person that is not a corporation, 5% or more of the equity interest in such person) or (b) 5% or more of the combined voting power of the Voting Stock of such person.

   "Ryerson Joint Venture" means the joint venture formed in July 1994 between AHMSA and Inland, a subsidiary of Inland Steel Industries, Inc., in which AHMSA has a 50% equity interest, which provides steel products and management services to small- and medium-sized customers.

   "Sale and Leaseback Transaction" of any person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any property or asset of such person which has been or is being sold or transferred by such person to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

   "Steam Coal Facility" means all facilities (whether or not in operation) and property of AHMSA and its Subsidiaries, including MICARE, used in the business of the exploration, development, mining and processing of steam coal, and any business ancillary thereto or supportive thereof, including, without limitation, the production, processing or treatment of by-products and process wastes resulting from the production of steam coal.

   "Steelmaking Facility" means all facilities whether or not in operation and property located in Monclova or Mexico City used in AHMSA's business of the manufacture and processing of steel, and any business ancillary thereto or supportive thereof, including, without limitation, the production or processing of raw materials (including iron ore and metallurgical coal) and the treatment and processing of water and process wastes resulting from the manufacture of steel.

   "Subsidiary" of any person means

      (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such person or by one or more other Subsidiaries of such person or by such person and one or more Subsidiaries thereof; or

      (ii) any other person (other than a corporation) in which such person, or one or more other Subsidiaries of such person or such person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

   "Trade Accounts Receivable" of any person means trade accounts receivable arising in the ordinary course of business from the sale of products to third parties by such person or the provision of services to third parties by such person calculated on a consolidated basis in accordance with Mexican GAAP.

   "Voting Stock" of any person means Capital Stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

   "Wholly Owned Subsidiary" of any person means a Subsidiary of such person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares held by an affiliate of such person to satisfy legal requirements in the country of such Subsidiary's incorporation) shall at the time be owned by such person or by one or more Wholly Owned Subsidiaries of such person (or by such person and one or more Wholly Owned Subsidiaries).

            ANNEX II--DESCRIPTION OF OLD DISCOUNT CONVERTIBLE NOTES

General

   The Old Discount Convertible Notes were issued under an Indenture, dated as of December 16, 1996 (the "Old Discount Convertible Note Indenture"), between AHMSA and The Chase Manhattan Bank, as Trustee (the "Old Discount Convertible Note Trustee").

   The following statements relating to the Old Discount Convertible Notes and the Old Discount Convertible Note Indenture are summaries and are subject to the detailed provisions of the Old Discount Convertible Note Indenture, to which reference is hereby made for a complete statement of those provisions.

   Because this section is a summary, it does not describe every aspect of the Old Discount Convertible Notes. The summary is subject to and qualified in its entirety by reference to the Trust Indenture Act of 1939 and to all the provisions of the Old Discount Convertible Note, including definitions of some terms used in the Old Discount Convertible Note Indenture. For example, in this summary, capitalized words signify defined terms that have been given special meaning in the Old Discount Convertible Note Indenture. The meanings for only the more important terms are described under "Certain Defined Terms."

Principal Maturity and Interest

   The Old Discount Convertible Notes will mature on December 15, 2001 ("Stated Maturity"). The maximum aggregate principal amount at Stated Maturity of Old Discount Convertible Notes that may be issued under the Old Discount Convertible Note Indenture is limited to $85,000,000 ($97,750,000 aggregate principal amount at Stated Maturity if the Underwriters' overallotment option is exercised in full). The Old Discount Convertible Notes are senior, unsecured obligations of AHMSA.

   The Old Discount Convertible Notes were issued at an Original Issue Discount (the excess of the principal amount at Stated Maturity over the Issue Price of the Old Discount Convertible Notes) of 13.847% from their principal amount at Stated Maturity. Current Interest equal to approximately 51/2% per annum on the principal amount at Stated Maturity is payable in cash semi-annually on each June 15 and December 15, commencing June 15, 1997, to the person in whose name the Old Discount Convertible Note (or any predecessor Note) is registered at the close of business on the preceding June 1 or December 1, as the case may be. Current Interest on the Old Discount Convertible Notes is computed on the basis of a 360-day year composed of twelve 30-day months. Unless other arrangements are made, Current Interest is paid by check mailed to record Holders. The balance of the interest on the Old Discount Convertible Notes will consists of accrual of Original Issue Discount in the period during which the Old Discount Convertible Notes remain outstanding, commencing on December 16, 1996, such that the rate of Current Interest on the Old Discount Convertible Notes and accrual of such Original Issue Discount represent a yield to maturity, compounded semi-annually, of 9% per annum, computed on a semi-annual bond equivalent basis, using a 360-day year composed of twelve 30-day months. There are no periodic payments of accrued Original Issue Discount. The principal amount at Stated Maturity of an Old Discount Convertible Note represents the Issue Price plus accrued Original Issue Discount through December 15, 2001. For federal income tax purposes, a registered Holder of an Old Discount Convertible Note is required to include the Original Issue Discount accrual in income (on a constant yield basis) ratably over the term of the Old Discount Convertible Note. Principal is payable, and the Old Discount Convertible Notes may be presented for registration of transfer and exchange, at the office or agency of AHMSA maintained for that purpose in the Borough of Manhattan, the City and State of New York. Until otherwise designated by AHMSA, such office or agency is the corporate trust office of the Trustee, which acts as Paying Agent and Registrar.

   The Old Discount Convertible Notes are issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge is made for any registration of transfer or exchange of Old Discount Convertible Notes, but AHMSA may require payment by a Holder of an

Old Discount Convertible Note of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   The Old Discount Convertible Notes do not have the benefit of any sinking fund.

Ranking of the Old Discount Convertible Notes

   The Old Discount Convertible Notes rank pari passu in the right of payment with all other unsecured and unsubordinated indebtedness for money borrowed of AHMSA.

Conversion Rights

   A Holder may convert its Old Discount Convertible Notes or any portion thereof that is a principal amount at Stated Maturity in an integral multiple of $1,000 at any time prior to the close of business on December 15, 2001, unless previously redeemed or repurchased, into ADSs representing the right to receive five shares of Common Stock, at a conversion rate of 71,794 ADSs per each U.S. $1,000 principal amount at Stated Maturity of Old Discount Convertible Notes (the "Conversion Rate"), subject to adjustment as described below. If any Old Discount Convertible Note is called by AHMSA for redemption, see "Redemption at the Option of AHMSA," the Holder may convert its Old Discount Convertible Note at any time before 12:00 noon (New York City time) on the Redemption Date. AHMSA is not required to issue fractional ADSs but will pay a cash adjustment in lieu thereof. If the Deposit Agreement is terminated for any reason (and no successor deposit agreement is established), Holders of the Old Discount Convertible Notes will thereafter receive such number of shares of Common Stock per ADS as was represented by an ADS at the date of such termination.

   Current Interest accrued from the preceding Interest Payment Date shall not be paid on Old Discount Convertible Notes converted. If any Old Discount Convertible Note is converted between a regular record date for the payment of Current Interest and the next succeeding Interest Payment Date, the Old Discount Convertible Note upon surrender must be accompanied by funds equal to the Current Interest payable on that Interest Payment Date on the Old Discount Convertible Note so converted (unless the Old Discount Convertible Note shall have been called for redemption prior to such Interest Payment Date, in which case no such payment shall be required).

   On conversion of an Old Discount Convertible Note, a Holder does not receive any cash payment representing accrued Original Issue Discount. AHMSA's delivery to the Holder of the fixed number of ADSs (or a cash adjustment, as provided in the Indenture) into which the Old Discount Convertible Note is convertible is deemed to satisfy AHMSA's obligation to pay the amount of accrued Original Issue Discount on the Old Discount Convertible Note attributable to the period from the Issue date to the date of conversion and AHMSA's obligation to repay the Issue Price. Thus, the accrued Original Issue Discount is deemed to be paid in full rather than cancelled, extinguished or forfeited. The Conversion Rate will not be adjusted at any time during the term of the Old Discount Convertible Notes for such accrued Original Issue Discount.

   The Conversion Rate is subject to adjustment (or securities or other property other than ADSs representing the right to receive shares of Common Stock may become issuable) in certain events, including

      (i) the subdivision, combination or reclassification of the outstanding Common Stock of AHMSA;

      (ii) the issuance by AHMSA of Common Stock as a dividend or distribution on the Common Stock;

      (iii) the issuance of rights, warrants or options (expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights, warrants or options) to all holders of Common Stock entitling them to purchase shares of Common Stock or securities convertible into or exchangeable for Common Stock at a price per share (or having a conversion or exercise price per share) less than the current market price (as defined in the Indenture) of the Common Stock on the record date;

      (iv) the distribution by AHMSA to all holders of Common Stock of debt or other securities or assets (excluding distributions paid exclusively in cash) or rights, warrants or options to purchase assets or securities of AHMSA (other than the rights and warrants referred to in clause (iii));

      (v) distributions (other than regular or quarterly cash dividends) consisting exclusively of cash (excluding any cash or any cash portion of distributions referred to in (iv) above) to all holders of shares of Common Stock in an aggregate amount that, together with:

          (A) all other cash distributions (other than regular or quarterly cash dividends) made within the preceding 12 months in respect of which no adjustment has been made; and

          (B) any cash and the fair market value of other consideration payable in respect of any tender offer by AHMSA or any of its subsidiaries for all or any portion of AHMSA's shares of Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 7.5% of AHMSA's market capitalization (being the product of the current market price per share of Common Stock (as determined pursuant to the Indenture) times the number of shares of Common Stock then outstanding) on the date fixed for determination of shareholders entitled to receive such distribution; and

      (vi) the successful completion of a tender offer made by AHMSA or any of its subsidiaries for all or any portion of AHMSA's shares of Common Stock involving an aggregate consideration that, together with:

          (A) any cash and the fair market value of any other consideration payable in respect of any tender offer by AHMSA or any of its subsidiaries for AHMSA's shares of Common Stock consummated within the 12 months preceding the expiration of such tender offer in respect of which no adjustment has been made; and

          (B) the aggregate amount of any all-cash distributions (other than regular or quarterly cash dividends) to all holders of AHMSA's shares of Common Stock within the 12 months preceding the expiration of such tender offer in respect of which no adjustment has been made, exceeds 7.5% of AHMSA's market capitalization on the expiration of such tender offer.

Under the Old Discount Convertible Note Indenture "current market price" is defined as the average of the last reported sale price of the Common Stock on the Mexican Stock Exchange for 30 consecutive trading days commencing 45 trading days before the date in question.

   AHMSA is not required to make any adjustment in the Conversion Rate of less than 1%, but instead such adjustment will be carried forward and taken into account in the computation of any subsequent adjustment. In addition to the foregoing adjustments, AHMSA will be permitted to make such adjustments in the Conversion Rate as it considers to be advisable in order that any event treated for income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the ADSs or the shares of Common Stock.

   The adjustments described herein assume that each ADS delivered on conversion of the Notes will continue to represent five shares of Common Stock. If the number of shares of Common Stock represented by an ADS should change, whether in conjunction with one of the foregoing adjustment events or otherwise, the Conversion Rate per ADS (as so changed) shall be adjusted proportionately.

   A Holder delivering an Old Discount Convertible Note for conversion will not be required to pay any taxes or duties in respect of the issue or delivery of ADSs or shares of Common Stock represented thereby, or any fees of the Depositary relating to the deposit of such shares of Common Stock, on conversion. A Holder will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of the ADSs in the name other than that of the Holder of the Old Discount Convertible Note. Certificates representing ADSs will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

   If at any time AHMSA makes a distribution of property to its stockholders which would be taxable to such stockholders as a dividend for United States income tax purposes (e.g., distributions of evidences of indebtedness or assets of AHMSA, but generally not stock dividends on Common Stock or rights to subscribe for Common Stock) and, pursuant to the anti-dilution provisions of the Old Discount Convertible Note Indenture, the number of ADSs into which Old Discount Convertible Notes are convertible is increased, such increase may be deemed for federal income tax purposes to be the payment of a taxable dividend to Holders of Notes.

   In case of any consolidation or merger of AHMSA with or into another person or any merger of another person into AHMSA (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Common Stock), or in case of any sale or conveyance by AHMSA of all or substantially all of the assets of AHMSA, the Holder of each Old Discount Convertible Note then outstanding shall have the right to convert such Old Discount Convertible Note only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a Holder of the number of shares of Common Stock (in the form of ADSs) into which such Old Discount Convertible Note was convertible immediately prior thereto (assuming such Holder of ADSs (and the Common Stock represented thereby) failed to exercise any rights of election).

   The right of conversion attaching to any Old Discount Convertible Note may be exercised by the Holder by delivering the Old Discount Convertible Note at the specified office of the conversion agent (which will be the Trustee), accompanied by a duly signed and completed notice of conversion, a copy of which may be obtained from the Trustee. The conversion date will be the date on which the Old Discount Convertible Note and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the conversion date, AHMSA will issue and deliver the number of shares of Common Stock then issuable upon conversion. AHMSA will, on behalf of the Holder, deposit such shares of Common Stock with the Custodian for the Depositary, as described under "Description of American Depositary Receipts--Deposit, Transfer and Withdrawal" (unless the Deposit Agreement has been terminated and no successor deposit agreement is established). Upon such deposit, the Depositary will issue ADSs representing the shares of Common Stock so deposited and will deliver such ADSs to the Trustee, together with payment in U.S. dollars in lieu of any fraction of an ADS; such certificate will be sent by the Trustee to the conversion agent (if other than the Trustee) for delivery to the Holder. Such ADSs issuable by the Depositary upon conversion of the Old Discount Convertible Notes, in accordance with the provisions of the Indenture, will be validly issued and the shares of Common Stock represented thereby will be validly issued, fully paid and nonassessable.

Redemption at the Option of AHMSA

  Optional Redemption

   The Old Discount Convertible Notes may not be redeemed at the option of AHMSA except in the event of certain changes in Mexican tax law (as described below under "--Redemption for Tax Reasons").

  Redemption for Tax Reasons

   If, as result of any amendment to, or change in, the laws (or any regulation or rulings thereunder) of Mexico or any political subdivision or taxing authority thereof or therein affecting taxation or any amendment to or change in an official interpretation, administration or application of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which amendment or change of such laws, regulations or rulings becomes effective on or after the date on which the Old Discount Convertible Notes are originally issued, AHMSA would be obligated, after making any and all reasonable endeavors to avoid such requirement, to pay Additional Amounts (as defined below) in excess of the Additional Amounts that AHMSA would be obligated to pay if payments made on the Old Discount Convertible Notes were subject to withholding or deduction of Mexican Taxes at the rate of 15 percent, then, at AHMSA's option, the Old Discount Convertible Notes may be redeemed in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days' notice mailed to each Holder of Old Discount Convertible Notes at his address appearing in the Old Discount Convertible Note Register, at a cash price equal to the sum of

      (i) the Issue Price of the Old Discount Convertible Notes being redeemed;

      (ii) the accrued Original Issue Discount thereon to the date fixed for redemption;

      (iii) the accrued and unpaid Current Interest thereon to the date fixed for redemption; and

      (iv) any Additional Amounts which would otherwise by payable (the "Redemption Price").

provided, however, that

      (i) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which AHMSA would be obligated to pay such Additional Amounts were a payment on the Old Discount Convertible Notes then due; and

      (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

   Prior to the publication of any notice of redemption pursuant to this provision, AHMSA shall deliver to the Trustee

      (i) a certificate signed by a duly authorized officer of AHMSA stating that AHMSA is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent of the right of AHMSA so to redeem have occurred; and

      (ii) an opinion of independent Mexican legal counsel of recognized standing to the effect that AHMSA has or will become obligated to pay such Additional Amounts as a result of such change or amendment. Such notice, once delivered by AHMSA to the Trustee, will be irrevocable.

Repurchase at the Option of Holders

   In the event of any Change in Control (as defined below) or in the event the ADSs (or other equity securities into which the Old Discount Convertible Notes are then convertible) are delisted from the New York Stock Exchange, in each case occurring prior to the Stated Maturity of the Old Discount Convertible Notes, each Holder of Old Discount Convertible Notes shall have the right, at the Holder's option, to require AHMSA to repurchase all or any part (provided that the principal amount at Stated Maturity is $1,000 or an integral multiple thereof) of the Holder's Old Discount Convertible Notes on the date that is 60 days after the date of the occurrence of the Change in Control or the delisting of the ADSs (or such other equity securities), as the case may be (the "Holder Repurchase Date"), at a cash price equal to the sum of

      (i) the Issue Price of the Old Discount Convertible Notes being repurchased;

      (ii) the accrued Original Issue Discount thereon to the Holder Repurchase Date;

      (iii) accrued and unpaid Current Interest thereon to the Holder Repurchase Date; and

      (iv) any Additional Amounts (as defined below) which would otherwise be payable (the "Repurchase Price").

   Within seven business days after the occurrence of a Change in Control or the delisting of the ADSs (or such other equity securities), as the case may be, AHMSA is obligated to mail to the Trustee and to all Holders of Old Discount Convertible Notes at their addresses shown in the register of the registrar (and to beneficial owners as required by applicable law) a notice regarding the Change in Control or the delisting, as the case may be, stating, among other things,

      (i) the last date on which the repurchase right may be exercised;

      (ii) the applicable Repurchase Price;

      (iii) the Holder Repurchase Date;

      (iv) the name and address of the Trustee and of any other office or agency maintained for the purpose of the surrender of Old Discount Convertible Notes for redemption; and

      (v) the procedures that Holders of Old Discount Convertible Notes must follow to exercise these rights.

   To exercise this right, the Holder must deliver written notice (a "Holder Repurchase Notice") to the Trustee or to any other office or agency maintained for that purpose of the exercise of the redemption right prior to the close of business on the Holder Repurchase Date. The Holder Repurchase Notice must state

      (i) the portion of the principal amount at Stated Maturity of Old Discount Convertible Notes to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

      (ii) that such Old Discount Convertible Notes are to be repurchased by AHMSA on the Holder Repurchase Date pursuant to the applicable provisions of the Old Discount Convertible Notes.

   Any Holder Repurchase Notice may be withdrawn by the Holder by a written notice of withdrawal delivered to the Trustee or to any other office or agency maintained for that purpose on or prior to the Holder Repurchase Date. The notice of withdrawal shall state the principal amount at Stated Maturity as to which the withdrawal notice relates and the principal amount at Stated
Maturity, if any, that remains subject to the original Holder Repurchase Notice.

   Payment of the Repurchase Price for an Old Discount Convertible Note for which a Holder Repurchase Notice has been delivered and not withdrawn is conditioned upon deliver of the Old Discount Convertible Note to the Trustee or to any other office or agency maintained for that purpose, at any time (whether prior to, on or after the Holder Repurchase Date) after delivery of the Holder Repurchase Notice. Payment of the Repurchase Price for the Old Discount Convertible Note will be made promptly following the later of the Holder Repurchase Date or the time of delivery of the Note. If the Trustee holds, in accordance with the Indenture, money sufficient to pay the Repurchase Price of the Note on the Holder Repurchase Date, then, on and after the Holder Repurchase Date, the Old Discount Convertible Note shall cease to be outstanding and interest thereon will cease to accrue, whether or not the Old Discount Convertible Note is delivered to the Trustee or to any other office or agency maintained for that purpose, and all other rights of the Holder shall terminate (other than the right to receive the Repurchase Price upon delivery of the Old Discount Convertible Note).

   A Change in Control shall be deemed to have occurred if at such time after the date of the Indenture:

      (i) any person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934), together with any Affiliates or Related Persons thereof, shall beneficially own (determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect on the date of original execution of the Old Discount Convertible Note Indenture), directly or indirectly, shares of capital stock of AHMSA entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of AHMSA entitled to vote generally in elections of directors; or

      (ii) any person, together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of AHMSA such that such nominees, when added to any existing directors remaining on the Board of Directors of AHMSA after such election who is an Affiliate or Related Person of such person, or an officer, director or employee of such person, Affiliate or Related Person, will constitute a majority of the Board of Directors of AHMSA;

provided, however, that a Change in Control shall not be deemed to have occurred if such person, together with such Affiliates or Related Persons, is comprised of any of GAN, any wholly owned subsidiary thereof or members of the Autrey and Ancira families.

   As used herein, "Affiliate" of any person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, and "Related Person" of any person means any other person directly or indirectly owning

      (a) 10% or more of the outstanding common stock of such person (or, in the case of a person that is not a corporation, 10% or more of the equity interest in such person) or

      (b) 10% or more of the combined voting power of the voting stock of such person.

Additional Amounts

   All payments made by AHMSA under or with respect to the Old Discount Convertible Notes will be made after withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Mexico, any subdivision thereof or any authority therein or thereof having power to tax ("Mexican Taxes"). AHMSA will pay such additional amounts ("Additional Amounts") in respect of Mexican Taxes as will result in receipt by the Holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such Additional Amounts shall be payable for or on account of:

      (1) any Mexican Taxes, to the extent that such Mexican Taxes would not have been imposed but for the fact that such Holder or beneficial owner

          (A) was a resident or citizen of Mexico, or maintained a permanent establishment or fixed base in Mexico or any of its respective territories or any political subdivision thereof to which the income in respect of such Note was attributable or otherwise had some connection with Mexico other than the mere ownership of, or receipt of any payment in respect of such Old Discount Convertible Note; or

          (B) presented such Old Discount Convertible Note more than 30 days after the date on which the payment in respect of such Old Discount Convertible Note first became due and payable or provided for, whichever is later;

      (2) any estate, inheritance, gift, sales, transfer, personal property or similar tax, duty, assessment or other governmental charge;

      (3) any tax, duty, assessment or other governmental charge which is only payable otherwise than by withholding or deduction from payments in respect of the Old Discount Convertible Notes;

      (4) any Mexican Taxes that would not have been imposed but for the failure of the Holder or beneficial owner of:

          (i) such Old Discount Convertible Note to comply with any certification, identification, information, documentation or other reporting requirement if such compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, deduction or withholding of, Mexican Taxes; and

          (ii) at least 60 days prior to the first Interest Payment Date with respect to which AHMSA shall apply this clause (4), AHMSA shall have notified the Holders of the Old Discount Convertible Notes that such Holders or beneficial owners of the Old Discount Convertible Notes will be required to comply with such requirement;

      (5) any Mexican Taxes imposed at a rate in excess of the 4.9% Reduced Rate in effect on the date hereof and uniformly applicable in respect of payments made by AHMSA to all Holders or beneficial owners eligible for the benefits of a treaty for the avoidance of double taxation to which Mexico is a party without regard to the particular circumstances of such Holders or beneficial owners (provided that, upon any subsequent increase in the rate of Mexican Taxes that would be applicable to payments to all such Holders or beneficial owners without regard to their particular circumstances, such increased rate shall be substituted for the 4.9% rate for purposes of this clause (5)), but only to the extent that:

          (i) such Holder or beneficial owner has failed to provide on a timely basis, at the reasonable request of AHMSA (subject to the conditions set forth below), information, documentation or other evidence (not described in paragraph (4) above) concerning whether such Holder or beneficial owner is eligible for benefits under a treaty for the avoidance of double taxation to which Mexico is a party if necessary to determine the appropriate rate of deduction or withholding of Mexican Taxes under such treaty or under any law; and

          (ii) at least 60 days prior to the first payment date with respect to which AHMSA shall make such reasonable request, AHMSA shall have notified the Holders of the Old Discount Convertible Notes, in writing, that such Holders or beneficial owners of the Old Discount Convertible Notes will be required to provide such information, documentation or other evidence; or

      (6) any combination of items (1), (2), (3), (4) and (5);

nor shall Additional Amounts be paid with respect to any payment in respect of the Old Discount Convertible Notes to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Mexico (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or partner in such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Old Discount Convertible Note.

   Notwithstanding the foregoing, the limitations on AHMSA's obligation to pay Additional Amounts set forth in clauses (4) and (5) above shall not apply if
(a) the provision of information, documentation or other evidence described in such clauses (4) and (5) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of an Old Discount Convertible Note (taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms 1001, W-8 and W-9) or (b) Rule 252 issued by the Secretaria de Hacienda y Credito Publico (Ministry of Finance and Public Credit) on March 29, 1996 or a substantially similar successor of such rule is in effect, unless the provision of the information, documentation or other evidence described in clauses (4) and (5) is expressly required by statute, regulation, ruling or administrative practice in order to apply Rule 252 (or a substantially similar successor of such rule), AHMSA cannot obtain such information, documentation or other evidence on its own through reasonable diligence and AHMSA otherwise would meet the requirements for application of Rule 252 (or such successor of such rule). In addition, such clauses (4) and (5) shall not be construed to require that a non-Mexican pension or retirement fund or a non-Mexican financial institution or any other Holder register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax. Furthermore, compliance with any such requirements under clause (4) or requests under clause (5) shall not require the disclosure to AHMSA, any Paying Agent or any governmental authority of the nationality, residence or identity of the beneficial owner of an Old Discount Convertible Note that is not eligible for any exemption from withholding or deduction of all or any part of such Mexican Taxes (other than such compliance than can be satisfied by a custodian, nominee or other agent of such beneficial owner certifying to the effect that such beneficial owner is not eligible for any exception from withholding or deduction of all or any part of such Mexican Taxes, provided that payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any such requirement).

   AHMSA will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Mexican Taxes in respect of which AHMSA has paid any Additional Amounts. Copies of such documentation will be made available to any Holder of an Old Discount Convertible Note and any relevant Paying Agent upon request therefor.

   Any reference herein, in the Indenture or in the Old Discount Convertible Notes to principal, Initial Price premium, Current Interest, accrued Original Issue Discount, Redemption Price, Repurchase Price or any other amount payable under or with respect to the Old Discount Convertible Notes shall be deemed also to refer to any Additional Amounts which may be payable under the undertakings referred to in this provision.

   In the event that Additional Amounts actually paid with respect to the Old Discount Convertible Notes are based on rates of deduction or withholding of taxes, duties, assessments or governmental charges in excess of the appropriate rate applicable to the Holder or beneficial owner of a Old Discount Convertible Note, and, as a result thereof, such Holder or beneficial owner is entitled to make a claim for a refund or credit of such excess, then such Holder or beneficial owner shall, by accepting the Old Discount Convertible Notes, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to AHMSA. By making such assignment, however, the Holder or beneficial owner makes no representation or warranty that AHMSA will be entitled to receive such claim for a refund or credit and such Holder or beneficial owner incurs no other obligation with respect thereto, including, without limitation, no obligation to execute any other instrument of transfer or to incur any expense in connection with such transfer.

Covenants

   The Old Discount Convertible Note Indenture contains, among others, the following covenants:

  Listing of Old Discount Convertible Notes and ADSs

   AHMSA will, at its own cost and expense, cause the Old Discount Convertible Notes and the ADSs (or other equity securities into which the Notes are from time to time convertible) into which the Old Discount Convertible Notes are convertible to be approved for listing on the New York Stock Exchange and will maintain such listing for the Old Discount Convertible Notes and the ADSs (or any successor depositary shares issued pursuant to a successor deposit agreement).

  Existence

   Subject to the provisions described under "Mergers, Consolidations and Certain Sales and Purchases of Assets" below, AHMSA will, and will cause each Material Subsidiary of AHMSA to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that AHMSA shall not be required to preserve the existence of any Material Subsidiary, and AHMSA or any Material Subsidiary shall not be required to preserve any such right or franchise if in the judgment of AHMSA the preservation thereof is no longer desirable in the conduct of the business of AHMSA or such Material Subsidiary, as the case may be, and the loss thereof is not disadvantageous in any material respect to the Holders.

  Maintenance of Properties

   AHMSA will cause all properties used or useful in the conduct of its business or the business of any subsidiary of AHMSA to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of AHMSA may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this provision shall prevent AHMSA from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of AHMSA, desirable in the conduct of its business or the business of any subsidiary and not disadvantageous in any material respect to the Holders.

  Payment of Taxes and Other Claims

   AHMSA will pay or discharge or cause to be paid or discharged:

      (a) before the same shall become delinquent, all taxes, assessments or governmental charges levied or imposed upon AHMSA or any of its subsidiaries or upon the income, profits or property of AHMSA or any of its subsidiaries (other than taxes, assessments or governmental charges the nonpayment of which would not have a material adverse effect on the conduct of the business, financial position or results of operations of AHMSA or any of its Material Subsidiaries and which, if unpaid, would not result in a lien upon the property of AHMSA or any of its Material Subsidiaries); and

      (b) all lawful claims for labor, materials and supplies, which are for at least $1,000,000 and remain unpaid for at least 60 days after the due date therefor and which, if unpaid, might by law become a lien upon the property of AHMSA or any of its subsidiaries; provided, however, that AHMSA shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and if such reserves or other appropriate provision, if any, as shall be required by Mexican generally accepted accounting principles ("Mexican GAAP") shall have been made therefor.

  Maintenance of Insurance

   AHMSA shall, and shall cause each of its Material Subsidiaries to, keep at all times all of their properties relating to the Steelmaking Facility or the Steam Coal Facility which are of an insurable nature insured against loss or damage with insurers believed by AHMSA to be responsible to the extent that property of similar character is usually so insured by Mexican corporations similarly situated and owning like properties in accordance with good business practice. AHMSA shall, and shall cause its Material Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore the property to which such proceeds relate, except to the extent that AHMSA shall determine that the repair, replacement or restoration of such property is not desirable in the conduct of its business or the business of any Material Subsidiary and that such failure to repair, replace or restore is not disadvantageous in any material respect to the Holders.

  Further Assurances

   AHMSA will, at its own cost and expense, execute and deliver to the Trustee all such other documents, instruments and agreements and do all such other acts and things as may be reasonably required to enable the Trustee to exercise and enforce its rights under the Old Discount Convertible Note Indenture and under the documents, instruments and agreements required under the Indenture and to carry out the intent of the Old Discount Convertible Note Indenture.

  Certain Defined Terms

   As used herein, "Material Subsidiary" means any subsidiary which

      (i) owns, directly or indirectly, any part of either of the Steelmaking Facility or the Steam Coal Facility having an aggregate book value in excess of 20% of the total aggregate book value of the Steelmaking Facility or the Steam Coal Facility, as the case may be; or

      (ii) contributes in excess of 20% of the total consolidated revenues of AHMSA; "Steam Coal Facility" means all facilities (whether or not in operation) and property of AHMSA and its subsidiaries, including Minera Carbonifera Rio Escondido S.A. de C.V., used in the business of the exploration, development, mining and processing of steam coal, and any business ancillary thereto or supportive thereof, including, without limitation, the production, processing or treatment of by-products and process wastes resulting from the production of steam coal; and "Steelmaking Facility" means all facilities whether or not in operation and property located in Monclova or Mexico City used in AHMSA's business of the manufacture and processing of steel, and any business ancillary thereto or supportive thereof, including, without limitation, the production or processing of raw materials (including iron ore and metallurgical coal) and the treatment and processing of water and process wastes resulting from the manufacture of steel.

Provision of Financial Information

   AHMSA shall

      (a) transmit, or cause the Trustee to transmit, by mail to all Holders, as their names and addresses appear in the Old Discount Convertible Note Register, without cost to such Holders; and

      (b) file with the Trustee, copies of the annual reports, interim reports and other documents which AHMSA files with or furnished to the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or any successor provision thereto, or would have been required to file with or furnish to the Securities and Exchange Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if AHMSA were required to be subject to such Sections, within 15 days of the respective dates on which AHMSA is required to (or would have been required to) file such documents with the Securities and Exchange Commission.

Mergers, Consolidations and Certain Sales and Purchases of Assets

   AHMSA may not, in a single transaction or a series of related transactions,

      (i) consolidate with or merge into any other person or permit any other person to consolidate with or merge into AHMSA; or

      (ii) directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety;

unless in any such transaction:

      (1) in a transaction in which AHMSA does not survive or in which AHMSA sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to AHMSA is organized under the laws of the United States of America or any State thereof or the District of Columbia or the United Mexican States or any State thereof and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, all of AHMSA's obligations under the Old Discount Convertible Notes and the Indenture and the performance of the covenants contained in the Old Discount Convertible Note Indenture, and shall expressly provide for the conversion rights described herein and in the Old Discount Convertible Note Indenture;

      (2) immediately before and after giving effect to such transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing;

      (3) AHMSA or the successor entity to AHMSA shall expressly agree to indemnify each Holder of an Old Discount Convertible Note (or Holder of a beneficial interest therein) against any tax, levy, assessment or governmental charge payable by withholding or deduction thereafter imposed on such Holder solely as a consequence of such transaction with respect to payments in respect of the Old Discount Convertible Notes or any purchase thereof by AHMSA; and

      (4) AHMSA shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of the Old Discount Convertible Note Indenture and that all of the conditions precedent provided in the Old Discount Convertible
   Note Indenture relating to such transaction have been satisfied.

Events of Default

   An Event of Default is defined in the Old Discount Convertible Note Indenture as being: default in payment of principal (including any Additional Amounts) at Stated Maturity or otherwise; or a default in the payment of the Redemption Price or Repurchase Price when due upon redemption or repurchase of the Old Discount Convertible Notes; or default for 30 days in payment of any Current Interest (including any Additional Amounts); or the failure of AHMSA to observe or perform any other covenant in the Old Discount Convertible Note Indenture or Old Discount Convertible Note for a period of 30 days after receipt of written notice of such failure from the Trustee (or Holders of at least 25% aggregate principal amount at Stated Maturity of the Old Discount Convertible Notes then outstanding); or certain events of bankruptcy, insolvency, receivership or reorganization; or a default by AHMSA or any subsidiary on any other mortgage, indenture or instrument under which there may be issued, secured or evidenced any indebtedness for borrowed money of AHMSA or any subsidiary in an amount exceeding $10,000,000 (or the equivalent thereof in other currency or currency units) which default constitutes the failure to pay the principal (or any premium relating thereto) of, or interest or additional amounts on, such indebtedness when due (after the expiration of any applicable grace period); or a default under the terms of any other mortgage, indenture or instrument under which here may be issued, secured or evidenced any indebtedness for money borrowed of AHMSA or any subsidiary, which default results in any such indebtedness of AHMSA or any subsidiary having an outstanding principal amount in excess of $10,000,000 (or the equivalent thereof in other currency or currency units) becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or the rendering of a final judgment or judgments (not subject to appeal by a court or courts of competent jurisdiction) against AHMSA or any subsidiary in an amount in excess of $10,000,000 (or the equivalent thereof in other currency or currency units) which remains undischarged or unstayed for a period of 60 days after the date on which the right appeal has expired; or all or a substantial part of the property and assets or shares of AHMSA and its subsidiaries taken as a whole, or of any Material Subsidiary and its subsidiaries taken as a whole, are nationalized or expropriated by any governmental authority, or any license, permit or other authorization material to the conduct of the business of AHMSA and its subsidiaries taken as a whole is revoked, and such revocation has not been stayed, vacated or suspended within a period of 60 days (or, if stayed or suspended, thereafter ceases to be stayed or suspended), or it has become unlawful for AHMSA to perform or comply with its obligations under the Old Discount Convertible Note Indenture or the Old Discount Convertible Notes; or the failure of AHMSA to convert any Old Discount Convertible Notes then outstanding as provided under "Conversion" upon the exercise by any Holder of such Old Discount Convertible Notes of its conversion right and upon satisfaction of all conditions to such conversion and the continuation of such failure for seven business days.

   The Old Discount Convertible Note Indenture provides that if an Event of Default (other than an Event of Default arising from certain events of bankruptcy, insolvency, receivership or reorganization) shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount at Stated Maturity of the Old Discount Convertible Notes then outstanding may declare to be due and payable immediately the sum of

      (i) the Issue Price of the Old Discount Convertible Notes;

      (ii) the accrued Original Issue Discount thereon to the date of declaration;

      (iii) accrued and unpaid Current Interest thereon to the date of declaration; and

      (iv) any Additional Amounts which would otherwise be payable.

Upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, non-payment of principal or interest on the Old Discount Convertible Notes) may be waived as provided in the Old Discount Convertible Note Indenture. For information as to waiver of defaults, see "Modification and Waiver." If any Event of Default arising from certain events of bankruptcy, insolvency, receivership or reorganization occurs, the Old Discount Convertible Notes then outstanding will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

   The Old Discount Convertible Note Indenture requires AHMSA to furnish to the Trustee quarterly a statement as to the performance by AHMSA of certain of its obligations under the Old Discount Convertible Note Indenture and to deliver to the Trustee notice of any default in the performance of any covenant, agreement or condition contained in the Old Discount Convertible Note Indenture forthwith upon becoming aware of such default. The Old Discount Convertible Note Indenture provides that the Trustee shall, within 90 days after the occurrence of a default, give to the Holders of the Old Discount Convertible Notes notice of all uncured defaults known to it; provided that, except in the case of default in the payment of principal or interest on any of the Old Discount Convertible Notes, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Old Discount Convertible Notes, The term "default" for the purpose of this provision only shall mean the happening of any of the Events of Default specified above excluding any grace periods.

   The Old Discount Convertible Note Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the Holders of the Old Discount Convertible Notes before proceeding to exercise any right or power under the Old Discount Convertible Note Indenture at the request of the Holders. The Old Discount Convertible Note Indenture provides that the Holders of a majority in principal amount at maturity of the Old Discount Convertible Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that the Trustee may decline to act if the Trustee being advised by counsel determines such direction is contrary to law or if the Trustee determines in good faith that the proceeding so directed would be illegal or would involve it in personal liability or would be unjustly prejudicial to the Holders of the Old Discount Convertible Notes not consenting.

Governing Law and Submission to Jurisdiction

   The Old Discount Convertible Note Indenture and the Old Discount Convertible Notes are governed by the laws of the State of New York. Each of the parties to the Old Discount Convertible Note Indenture submits to the jurisdiction of Federal and State courts located in the Borough of Manhattan, City and State of New York and each party submits to the jurisdiction of the courts of its own corporate domicile (domicilio social), for purposes of all legal actions and proceedings instituted in connection with the Old Discount Convertible Notes and the Old Discount Convertible Note Indenture. AHMSA has appointed GANAHMSA as its authorized agent upon which process may be served in any such action.

Currency Indemnity

   U.S. Dollars are the sole currency of account and payment for all sums payable by AHMSA under or in connection with the Old Discount Convertible Notes, including damages, and AHMSA is not entitled to make any payments with respect to the Old Discount Convertible Notes in any currency other than U.S. Dollars. Any amount received or recovered in a currency other than Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of AHMSA or otherwise) by any Holder of an Old Discount Convertible Note in respect of any sum expressed to be due to it from AHMSA shall only constitute a discharge to AHMSA the extent of the Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovey (or, if it is not practicable to make the purchase on that date, on the first date on which it is practicable to do so). If that Dollar amount is less than the Dollar amount expressed to be due to the recipient under any Old Discount Convertible Note, AHMSA shall indemnify it against any loss sustained by it as a result. In any event, AHMSA shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the Holder of an Old Discount Convertible Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from AHMSA's other obligations, shall give rise, to the extent permitted by applicable law, to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of an Old Discount Convertible Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Old Discount Convertible Note.

Modification of Old Discount Convertible Note Indenture

   The Old Discount Convertible Note Indenture may be amended by the Trustee and AHMSA for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained therein, or in any other manner in which the parties may mutually deem necessary or desirable and which AHMSA and the Trustee determine shall not adversely affect the interests of the Holders of the Old Discount Convertible Notes.

   With the consent of the Holders of at least a majority in aggregate principal amount of the Old Discount Convertible Notes then outstanding, the Trustee and AHMSA may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Old Discount Convertible Note Indenture or modify in any manner the rights of the Holders; provided, however, that, without the consent of the Holder of each Old Discount Convertible Note, no such supplemental indenture shall

      (i) extend the Stated Maturity of any Old Discount Convertible Note, or reduce the rate or extend the time of payment of interest thereon, change the rate of accrual of extend the time for payment in connection with the Original Issue Discount or reduce the principal amount thereof or the amount payable thereon in the event of acceleration or the amount thereof payable in bankruptcy; or

      (ii) reduce the aforesaid percentage of Old Discount Convertible Notes the Holders of which are required to consent to any such supplemental indenture; or

      (iii) make any change that adversely affects the right to convert or the Conversion Rate for any Old Discount Convertible Note.

Concerning the Trustee

   The Chase Manhattan Bank is the Trustee under the Old Discount Convertible
Note Indenture. AHMSA and its subsidiaries may maintain deposit accounts and conduct other banking transactions with the Trustee in the ordinary course of business.

Book-Entry

   The Old Discount Convertible Notes are issued in the form of a global note or notes (together, the "Global Note") deposited with, on or behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. as DTC's nominee. Owners of beneficial interests in the Notes represented by the Global Note will hold such interests pursuant to the procedures and practices of DTC and must exercise any rights in respect of their interests (including any right to convert or require redemption of their interests) in accordance with those procedures and practices. Such beneficial owners will not be Holders, and will not be entitled to any rights under the Global Note or the Old Discount Convertible Note Indenture, with respect to the Global Note and AHMSA and the Trustee, and any of their respective agents, may treat DTC as the sole Holder and owner of the Global Note.

   DTC has advised AHMSA as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers (including Merrill Lynch & Co.), banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Commission.

   Unless and until they are exchanged in whole or in part for certificated Old Discount Convertible Notes in definitive form as set forth below, the Global Note may not be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to DTC or another nominee of DTC.

   The Old Discount Convertible Notes represented by the Global Note will not be exchangeable for certificated Old Discount Convertible Notes, provided that if DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by AHMSA within 90 days, AHMSA will issue individual Old Discount Convertible Notes in definitive form in exchange for the Global Note. In addition, AHMSA may at any time and in its sole discretion determine not to have a Global Note, and, in such event, will issue individual Old Discount Convertible Notes in definitive form in exchange for the Global Note previously representing all such Old Discount Convertible Notes. In either instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery of Old Discount Convertible Notes in definitive form equal in principal amount to such beneficial interest and to have such Old Discount Convertible Notes registered in its name. Individual Old Discount Convertible Notes so issued in definitive form will be issued in denominations of $1,000 and any larger amount that is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

   Payments of principal of and interest on the Old Discount Convertible Notes will be made by AHMSA through the Trustee to DTC or its nominee, as the case may be, as the registered owner of the Global Note. Neither AHMSA nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. AHMSA expects that DTC, upon receipt of any payment of principal or interest in respect of the Global Note, will credit the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Note as shown on the records of DTC. AHMSA also expects that payments by participants to owners of beneficial interests in the Global Note will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

   So long as the Old Discount Convertible Notes are represented by a Global Note, DTC or its nominee will be the only entity that can exercise a right of redemption pursuant to the Holder's option to elect redemption of its Old Discount Convertible Notes or the right of conversion of the Old Discount Convertible Notes. Notice by participants or by owners of beneficial interests in a Global Note held through such participants of the exercise of the option to elect redemption, or the right of conversion, of beneficial interests in Old Discount Convertible Notes represented by the Global Note must be transmitted to DTC in accordance with its procedures on a form required by DTC and provided to participants. In order to ensure that DTC's nominee will timely exercise a right of redemption, or the right of conversion, with respect to a particular Old Discount Convertible Note, the beneficial owner of such Old Discount Convertible Notes must instruct the broker or other participant through which it holds an interest in such Old Discount Convertible Notes to notify DTC of its desire to exercise a right of redemption, or the right of conversion. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in an Old Discount Convertible Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC. AHMSA will not be liable for any delay in delivery of such notice to DTC.

                   ANNEX III--FORM OF SUPPLEMENTAL INDENTURE
                             FOR OLD SENIOR NOTES

                         SECOND SUPPLEMENTAL INDENTURE

   THIS SECOND SUPPLEMENTAL INDENTURE (the "Second Supplemental Indenture"), dated as of , 2001, by and between Altos Hornos de Mexico (the "Company"), a stock corporation with variable capital (sociadad anonima de capital variable) duly organized and existing under the laws of the United Mexican States, and Wells Fargo Bank Minnesota, N.A., as Trustee (the "Trustee").

   WHEREAS, the Company and the Trustee executed an indenture, dated as of May 6, 1997 (the "Indenture"), relating to $200,000,000 of the Company's 11 3/8% Series A Senior Notes due April 30, 2002 (the "Series A Notes") $225,000,000 of the Company's 11 7/8% Series B Senior Notes due April 30, 2004 (the "Series B Notes" and, together with the Series A Notes, the "Securities"); and

   WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may execute and deliver one or more supplemental indentures, with the consent of the Holders (as defined in the Indenture) of at least a majority in principal amount of the outstanding Securities of each Series to, among other things, change or eliminate certain provisions of the Indenture; and

   WHEREAS, the Company and the Trustee desire to amend the Indenture for the purpose of changing and eliminating certain of such provisions; and

   WHEREAS, the Company has received consents to such modifications from the Holders of at least a majority in principal amount of the outstanding Securities of each Series; and

   WHEREAS, all conditions precedent provided for in the Indenture relating to this Second Supplemental Indenture have been complied with;

   NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities agree as follows:

                                  ARTICLE I.

                           EFFECTIVENESS AND EFFECT

SECTION 1.1.  Effectiveness and Effect.

   This Second Supplemental Indenture shall take effect and the amendments provided for in Article Two hereof shall become operative only upon, and simultaneously with, the date on which the Company's restructuring plan is consummated as described in the Company's Prospectus and Consent Solicitation,
dated         , 2001. Subject to the foregoing, the provisions set forth in this Second Supplemental Indenture shall be deemed to be, and shall be construed as part of, the Indenture. All references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Indenture as amended by this Second Supplemental Indenture. Except as amended hereby, the Indenture shall remain in full force and effect.

                                     III-1

                                  ARTICLE II.

                          AMENDMENT OF THE INDENTURE

SECTION 2.1.  Deletion of Certain Provisions.

   Each of the following provisions of the Indenture is hereby deleted and eliminated in its entirety, without any redesignation of any other provision of the Indenture:

(S) 1004 Compliance Certificate
(S) 1005 Existence
(S) 1006 Maintenance of Properties
(S) 1007 Payment of Taxes and Other Claims
(S) 1008 Maintenance of Insurance
(S) 1010 Provision of Financial Statements and Records
(S) 1011 Currency Indemnity
(S) 1012 Limitation on Incurrence of Indebtedness
(S) 1013 Limitation on Issuance of Capital Stock of Subsidiaries
(S) 1014 Limitation on Restricted Payments
(S) 1015 Limitation on Liens
(S) 1016 Limitation of Sale and Leaseback Transactions
(S) 1018 Limitation Concerning Distributions and Transfers by Subsidiaries
(S) 1019 Limitation on Issuances of Guarantees by Subsidiaries
(S) 1020 Limitation on Transactions with Affiliates

   All references in the Indenture, as amended by this Section 2.1, to any of the provisions deleted and eliminated as provided above shall also be deemed deleted and eliminated.

SECTION 2.2.  Amendment of Section 1017.

   Section 1017 of the Indenture is hereby amended and restated to read in its entirety as follows:

      "SECTION 1017. Limitation on Certain Asset Dispositions.

      (a) The Company shall not, and shall not permit any Consolidated Subsidiary to, in any transaction or series of related transactions, make any Asset Disposition unless the consideration received by the Company or such Consolidated Subsidiary from such Asset Disposition is equal to or greater than the Fair Market Value of the assets or Capital Stock subject to such Asset Disposition.

      (b) If the Company or any Consolidated Subsidiary engages in an Asset Disposition, the Company may apply, or cause one or more of its Consolidated Subsidiaries to apply, within 270 days of such Asset Disposition, all or any portion of the Net Cash Proceeds of such Asset Disposition to (A) the permanent repayment or repurchase of any Indebtedness of the Company or any of its Consolidated Subsidiaries which ranks pari passu to the Securities or
   (B) the purchase of assets or businesses substantially related, ancillary or complementary to the business of the Company and its Consolidated Subsidiaries as of the date of this Indenture. The aggregate amount of Net Cash Proceeds of all Asset Dispositions not used as set forth in clause (A) or (B) of this Section 1017(b) are herein called "Excess Proceeds". Excess Proceeds shall be segregated from the other assets of the Company and its Consolidated Subsidiaries and invested only in Cash Equivalents until such time as such Excess Proceeds are applied as specified in Section 1017(c).

      (c) When the aggregate amount of Excess Proceeds exceeds US$10 million, the Company shall, within 30 days, make an offer to purchase (herein called an "Excess Proceeds Offer"), pursuant to procedures set forth in this Indenture, from all Holders of Securities and from all holders of any other Indebtedness of the Company that ranks pari passu with the Securities and contains a substantially similar purchase requirement, the maximum principal amount of Securities and such pari passu Indebtedness that may be

                                     III-2
   purchased from all Excess Proceeds at a purchase price in cash equal to 100% of the principal amount of such Securities and such pari passu Indebtedness, plus accrued interest up to but excluding the date fixed for purchase and Additional Amounts which would otherwise be payable with respect thereto. To the extent that the aggregate amount of securities and such pari passu Indebtedness tendered and not withdrawn pursuant to such Excess Proceeds Offer is less than the amount of Excess Proceeds, the Company may use such portion of the Excess Proceeds that is not used to purchase Securities and such pari passu Indebtedness so tendered for general corporate purposes. If the aggregate amount of Securities and pari passu Indebtedness validly tendered and not withdrawn exceeds the Excess Proceeds, the Securities and any such other pari passu Indebtedness to be purchased shall be selected on a pro rata basis. Upon completion of an Excess Proceeds Offer pursuant to this Section 1017(c), the amount of Excess Proceeds shall be reset to zero.

SECTION 2.3.  Amendment of Section 5.01.

   Section 5.01 of the Indenture is hereby amended and restated to read in its entirety as follows:

      "SECTION 5.01. Events of Default.

      "Event of Default", wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of or any premium on any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

          (2) default in the payment of the principal of or any premium on any Security of that series at Stated Maturity or otherwise;

          (3) default in the payment of the Redemption Price or Repurchase Price of any Security of that series when it becomes due and payable upon redemption or repurchase of the Securities of that series;

          (4) Intentionally omitted;

          (5) Intentionally omitted;

          (6) Intentionally omitted;

          (7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Mexican bankruptcy, insolvency, receivership, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Mexican law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

          (8) the commencement by the Company of a voluntary case or proceeding under any applicable Mexican bankruptcy, insolvency, receivership, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Mexican bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Mexican law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its

                                     III-3
       property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of official corporate action by the Company in furtherance of any such action (evidenced by the adoption of a corporate resolution in favor of any of such actions or an action of any of the Company's officers which similarly binds the Company);

          (9) Intentionally omitted;

          (10) Intentionally omitted;

          (11) Intentionally omitted;

          (12) Intentionally omitted."

SECTION 2.4.  Amendment to Section 6.01.

   Section 801 of the Indenture is hereby amended and restated to read in its entirety as follows:

      "SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

      The Company shall not, in a single transaction or a series of related transactions, (A) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company, or (B) directly or indirectly, dispose of all or substantially all of its properties and assets as an entirety, unless, in case the Company shall consolidate with or merge into another Person or transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia or the United Mexican States or any State thereof and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture, the Securities and the Registration Rights Agreement on the part of the Company to be performed or observed."

                                 ARTICLE III.

                                 MISCELLANEOUS

SECTION 3.1.  Counterparts.

   This Second Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 3.2.  Severability.

   In the event that any provision in this Second Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.3.  Headings.

   The article and section headings herein are for convenience only and shall not effect the construction hereof.

                                     III-4

SECTION 3.4.  Successors and Assigns.

   Any covenants and agreements in this Second Supplemental Indenture by the Company and the Trustee shall bind their successors and assigns, whether so expressed or not.

SECTION 3.5.  GOVERNING LAW.

   THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.6.  Effect of Second Supplemental Indenture.

   Except as amended by this Second Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

SECTION 3.7.  Trustee.

   The Trustee accepts the modifications of the Trust effected by this Second Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Second Supplemental Indenture, and the Trustee makes no representation with respect thereto.

SECTION 3.8.  Definitions.

   Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Indenture.

       [The remaining portion of this page is intentionally left blank.]

                                     III-5

   IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be executed by their duly authorized representative as of the date hereof.

                                          ALTOS HORNOS DE MEXICO,
                                          S.A. DE C.V.

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          WELLS FARGO BANK MINNESOTA,
                                          N.A., as Trustee


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                     III-6

                   ANNEX IV--FORM OF SUPPLEMENTAL INDENTURE
                      FOR OLD DISCOUNT CONVERTIBLE NOTES

                         SECOND SUPPLEMENTAL INDENTURE

   THIS SECOND SUPPLEMENTAL INDENTURE (the "Second Supplemental Indenture"),
dated as of         , 2001, by and between Altos Hornos de Mexico (the
"Company"), a stock corporation with variable capital (sociadad anonima de capital variable) duly organized and existing under the laws of the United Mexican States, and Wells Fargo Bank Minnesota, N.A., as Trustee (the "Trustee").

   WHEREAS, the Company and the Trustee executed an indenture, dated as of
December   , 1996 (the "Indenture"), relating to $85,000,000 of the Company's
51/2% Senior Discount Convertible Notes due April 30, 2002 (the "Securities");
and

   WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may execute and deliver one or more supplemental indentures, with the consent of the Holders (as defined in the Indenture) of at least a majority in principal amount of the outstanding Securities of each Series to, among other things, change or eliminate certain provisions of the Indenture; and

   WHEREAS, the Company and the Trustee desire to amend the Indenture for the purpose of changing and eliminating certain of such provisions; and

   WHEREAS, the Company has received consents to such modifications from the Holders of at least a majority in principal amount of the outstanding Securities of each Series; and

   WHEREAS, all conditions precedent provided for in the Indenture relating to this Second Supplemental Indenture have been complied with;

   NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities agree as follows:

                                  ARTICLE I.

                           EFFECTIVENESS AND EFFECT

SECTION 1.1.  Effectiveness and Effect.

   This Second Supplemental Indenture shall take effect and the amendments provided for in Article Two hereof shall become operative only upon, and simultaneously with, the date on which the Company's restructuring plan is consummated as described in the Company's Prospectus and Consent Solicitation,
dated         , 2001. Subject to the foregoing, the provisions set forth in this Second Supplemental Indenture shall be deemed to be, and shall be construed as part of, the Indenture. All references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Indenture as amended by this Second Supplemental Indenture. Except as amended hereby, the Indenture shall remain in full force and effect.

                                  ARTICLE II.

                          AMENDMENT OF THE INDENTURE

SECTION 2.1.  Deletion of Certain Provisions.

   Each of the following provisions of the Indenture is hereby deleted and eliminated in its entirety, without any redesignation of any other provision of the Indenture:

(S) 1004 Compliance Certificate
(S) 1005 Existence
(S) 1006 Maintenance of Properties
(S) 1007 Payment of Taxes and Other Claims
(S) 1008 Listing of Securities and ADSs
(S) 1009 Maintenance of Insurance
(S) 1010 Currency Indemnity

   All references in the Indenture, as amended by this Section 2.1, to any of the provisions deleted and eliminated as provided above shall also be deemed deleted and eliminated.

SECTION 2.2.  Amendment of Section 5.01.

   Section 5.01 of the Indenture is hereby amended and restated to read in its entirety as follows:

   "SECTION 5.01. Events of Default.

      "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any Current Interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days;

          (2) default in the payment of the principal of any Security at Stated Maturity or otherwise;

          (3) default in the payment of the Redemption Price or Repurchase Price when due and payable upon redemption or repurchase of the Securities;

          (4) Intentionally omitted;

          (5) Intentionally omitted;

          (6) Intentionally omitted;

          (7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Mexican bankruptcy, insolvency, receivership, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Mexican law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

          (8) the commencement by the Company of a voluntary case or proceeding under any applicable Mexican bankruptcy, insolvency, receivership, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Mexican bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Mexican law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of official corporate action by the Company in furtherance of any such action;

          (9) Intentionally omitted;

          (10) Intentionally omitted;

          (11) Intentionally omitted;

          (12) Intentionally omitted;

          (13) Intentionally omitted."

SECTION 2.3.  Amendment to Section 6.01.

   Section 801 of the Indenture is hereby amended and restated to read in its entirety as follows:

   "SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

      The Company shall not, in a single transaction or a series of related transactions, (a) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company, or (b) directly or indirectly, dispose of all or substantially all of its properties and assets as an entirety, unless, in case the Company shall consolidate with or merge into another Person or transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia or the United Mexican States or any State thereof and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and Current Interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Article Twelve."

                                 ARTICLE III.

                                 MISCELLANEOUS

SECTION 3.1.  Counterparts.

   This Second Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 3.2.  Severability.

   In the event that any provision in this Second Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.3.  Headings.

   The article and section headings herein are for convenience only and shall not effect the construction hereof.

SECTION 3.4.  Successors and Assigns.

   Any covenants and agreements in this Second Supplemental Indenture by the Company and the Trustee shall bind their successors and assigns, whether so expressed or not.

SECTION 3.5.  GOVERNING LAW.

   THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.6.  Effect of Second Supplemental Indenture.

   Except as amended by this Second Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

SECTION 3.7.  Trustee.

   The Trustee accepts the modifications of the Trust effected by this Second Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Second Supplemental Indenture, and the Trustee makes no representation with respect thereto.

SECTION 3.8.  Definitions.

   Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Indenture.

       [The remaining portion of this page is intentionally left blank.]

   IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be executed by their duly authorized representative as of the date hereof.

                                          ALTOS HORNOS DE MEXICO,
                                          S.A. DE C.V.

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          WELLS FARGO BANK MINNESOTA,
                                          N.A., as Trustee

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     Altos Hornos de Mexico, S.A. de C.V.

             Floating Rate Series A Senior Secured Notes due 2009

                   4% Series B Senior Secured Notes due 2009

                                 Common Stock

                        The AHMSA Creditor Voting Trust

                               Voting Interests

                                 [AHMSA Logo]


                               -----------------


                      PROSPECTUS AND CONSENT SOLICITATION


                               -----------------


                                           , 2002


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

   Under Mexican law, when an officer or director of a corporation acts within the scope of his or her authority, the corporation will answer for any resulting liabilities or expenses. In addition, the shareholders of Altos Hornos de Mexico, S.A. de C.V. ("AHMSA") have resolved that AHMSA will indemnify and hold harmless each director and officer of AHMSA against liabilities incurred in connection with the distribution of the securities registered under this registration statement.

Item 21.  Exhibits and Financial Statement Schedules

Exhibit No.                                         Description                                         Page No.
-----------                                         -----------                                         --------
    3.1     By-Laws (Estatutos) of AHMSA, together with English translation*
    4.1     Indenture dated as of May 6, 1997 between AHMSA and The Chase Manhattan Bank, as trustee*
    4.2     Indenture dated as of December 16, 1996 between AHMSA and The Chase Manhattan
            Bank, as trustee*
    4.3     Form of Indenture between AHMSA, certain Subsidiary Guarantors, and U.S. Bank, N.A., as trustee*
    4.4     Form of AHMSA 11 3/8% Series A Senior Note due 2002*
    4.5     Form of AHMSA 11 7/8% Series B Senior Note due 2004*
    4.6     Form of AHMSA 5 1/2% Senior Discount Convertible Note due 2001*
    4.7     Form of AHMSA Floating Rate Series A Senior Secured Note due 2009*
    4.8     Form of AHMSA 4% Series B Senior Secured Note due 2009*
    4.9     Form of Acknowledgment, Consent, Indemnification and Cooperation Agreement among
            AHMSA, Grupo Acerero del Norte, S.A. de C.V. ("GAN"), HSBC Financial Services
            (Cayman) Limited, as trustee of the Voting Trust*
    4.10    Form of Share Transfer and Voting Agreement among HSBC Financial Services (Cayman)
            Limited and certain creditors party thereto*
    4.11    Form of Stock Option Agreement among a subsidiary of GAN, AHMSA, HSBC Financial
            Services (Cayman) Limited, as trustee of the Voting Trust, and the Certificateholders party to the Share Transfer and Voting Agreement*
    4.12    Form of Registration Rights Agreement by and among AHMSA, HSBC Financial Services
            (Cayman) Limited, as trustee of the Voting Trust, each Certificateholder party to the Share
            Transfer and Voting Agreement and the Supplemental Shares Trustee.*
    5.1     Opinion of Willkie Farr & Gallagher*
    5.2     Opinion of Guerra Gonzales y Associados, S.C.*
    8.1     Opinion of Willkie Farr & Gallagher*
   10.1     Form of Credit Agreement among AHMSA, as Borrower, Certain Financial Institutions, as
            Lenders, and       , as Administrative Agent*
   10.2     Supply Agreement between Commision Federal de Electricidad and Minera Carbonffera
            Rio Escondido, S.A. de C.V., together with English translation*
   10.3     Cut-Through Agreement between Fianzas Mexico Bital, S.A. Grupo Financiero Bital,
            Swiss Reinsurance Company and AHMSA dated December 16, 1996*
   10.4     Registration Rights Letter from Grupo Acerero del Norte, S.A. de C.V. and AHMSA to
            Swiss Reinsurance Company dated December 16, 1996*
   10.5     Loan Agreement dated as of April 11, 1997 among the Company, Morgan Guaranty Trust
            Company of New York, as Facility Agent, and the Lenders Listed on the Signature Pages
            Thereto*

   11.1        Statement of Computation of Earnings per Share*
   12.1        Statement of Computation of Ratios of Earnings to Fixed Charges*
   21.1        List of Subsidiaries of AHMSA*
   23.1        Consent of Arthur Andersen
   23.2        Consent of Willkie Farr & Gallagher (included in 5.1)*
   23.3        Consent of Guerra Gonzales y Associados, S.C. (included in 5.2)*
   24.1        Powers of Attorney (included on pages II-2 and II-3 of this Registration Statement)*
   25.1        Statement of Eligibility of Trustee on Form T-1*
   99.1        Form of Consent*
   99.2        Form of Master Consent*
   99.3        Form of Summary Term Sheet*

--------
*  To be filed by amendment.

Item 22.  Undertakings

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of registrants pursuant to the provisions described under Item 6 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 6, 2002.


                                          ALTOS HORNOS DE MEXICO, S.A. DE C.V.

                                          By:     /S/  ALONSO ANCIRA ELIZONDO
                                             __________________________________
                                           Name: Alonso Ancira Elizondo
                                          Title: Chief Executive Officer and
                                                 Vice Chairman of the Board

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 6, 2002.


                                          THE AHMSA CREDITOR VOTING TRUST (a
                                            trust to be formed)

                                          By: ALTOS HORNOS DE MEXICO, S.A. DE
                                            C.V. Promoter

                                          By:     /S/  ALONSO ANCIRA ELIZONDO
                                             __________________________________
                                           Name: Alonso Ancira Elizondo
                                          Title: Chief Executive Officer and
                                                 Vice Chairman of the Board

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of each of the entities listed on Exhibit A attached hereto and has duly caused this registration statement to be signed on behalf of each such entity by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 6, 2002.


                                         MEXICAN BLAST FURNACES (USA), INC.
                                           (Authorized U.S. Representative)

                                         By:  /S/  ANDRES GONZALES SARAVIA-COSS
                                             -----------------------------------
                                             Name:  Andres Gonzales Saravia-Coss
                                             Title: Secretary

                                   EXHIBIT A

                1. Altos Hornos de Mexico, S.A. de C.V.
                2. The AHMSA Creditor Voting Trust
                3. Grupo Acerero del Norte, S.A. de C.V.
                4. Minera Carbonifera Rio Escondido, S.A., de C.V.
                5. Cerro de Mercado, S.A. de C.V.
                6. Servicios Corporativos AHMSA, S.A. de C.V.
                7. Hullera Mexicana, S.A. de C.V.
                8. Nacional de Acero, S.A. de C.V.
                9. Stack, S.A. de C.V.
               10. Gan International Trading, S.A. de C.V.
               11. Minera del Norte, S.A. de C.V.
               12. La Perla Minas de Fierro y Carbon, S.A., de C.V.
               13. Recuperacion y Reciclaje de Productos Industriales, S.A. de
                   C.V.
               14. Hojalata Mexicana, S.A. de C.V.
               15. Ediciones Vulcan, S.A. de C.V.
               16. Forjacero, S.A. de C.V.
               17. Minerales Monclova, S.A. de C.V.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 6, 2002.


                                          GRUPO ACERERO DEL NORTE, S.A. DE C.V.

                                          By:     /S/  ALONSO ANCIRA ELIZONDO
                                             __________________________________
                                           Name: Alonso Ancira Elizondo
                                          Title: Chief Executive Officer and
                                                 Vice Chairman of the Board

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on Februry 6, 2002.


                                          MINERA CARBONIFERA RIO ESCONDIDO,
                                            S.A. DE C.V.

                                          By:     /S/  ALONSO ANCIRA ELIZONDO
                                             __________________________________
                                           Name: Alonso Ancira Elizondo
                                          Title: Chief Executive Officer and
                                                 Vice Chairman of the Board

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on Februry 6, 2002.


                                          CERRO DE MERCADO, S.A. DE C.V.

                                          By:     /S/  ALONSO ANCIRA ELIZONDO
                                             __________________________________
                                           Name: Alonso Ancira Elizondo
                                          Title: Chief Executive Officer and
                                                 Vice Chairman of the Board

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 6, 2002.


                                          SERVICIOS CORPORATIVOS AHMSA, S.A. DE
                                            C.V.

                                          By:     /S/  ALONSO ANCIRA ELIZONDO
                                             __________________________________
                                           Name: Alonso Ancira Elizondo
                                          Title: Chief Executive Officer and
                                                 Vice Chairman of the Board

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 6, 2002.


                                          HULLERA MEXICANA, S.A. DE C.V.

                                          By:     /S/  ALONSO ANCIRA ELIZONDO
                                             __________________________________
                                           Name: Alonso Ancira Elizondo
                                          Title: Chief Executive Officer and
                                                 Vice Chairman of the Board

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 6, 2002.


                                          NACIONAL DE ACERO, S.A. DE C.V.

                                          By:     /S/  ALONSO ANCIRA ELIZONDO
                                             __________________________________
                                           Name: Alonso Ancira Elizondo
                                          Title: Chief Executive Officer and
                                                 Vice Chairman of the Board

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 6, 2002.


                                          STACK, S.A. DE C.V.

                                          By:     /S/  ALONSO ANCIRA ELIZONDO
                                             __________________________________
                                           Name: Alonso Ancira Elizondo
                                          Title: Chief Executive Officer and
                                                 Vice Chairman of the Board

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 6, 2002.


                                          GAN INTERNATIONAL TRADING, S.A. DE
                                            C.V.

                                          By:     /S/  ALONSO ANCIRA ELIZONDO
                                             __________________________________
                                           Name: Alonso Ancira Elizondo
                                          Title: Chief Executive Officer and
                                                 Vice Chairman of the Board

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 6, 2002.


                                          MINERA DEL NORTE, S.A. DE C.V.

                                          By:     /S/  ALONSO ANCIRA ELIZONDO
                                             __________________________________
                                           Name: Alonso Ancira Elizondo
                                          Title: Chief Executive Officer and
                                                 Vice Chairman of the Board

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 6, 2002.


                                          LA PERLA MINAS DE FIERRO Y CARBON,
                                            S.A. DE C.V.

                                          By:     /S/  ALONSO ANCIRA ELIZONDO
                                             __________________________________
                                           Name: Alonso Ancira Elizondo
                                          Title: Chief Executive Officer and
                                                 Vice Chairman of the Board

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 6, 2002.


                                          RECUPERACION Y RECICLAJE DE PRODUCTOS
                                          INDUSTRIALES, S.A. DE C.V.

                                          By:     /S/  ALONSO ANCIRA ELIZONDO
                                             __________________________________
                                           Name: Alonso Ancira Elizondo
                                          Title: Chief Executive Officer and
                                                 Vice Chairman of the Board

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 6, 2002.


                                          HOJALATA MEXICANA, S.A. DE C.V.

                                          By:     /S/  ALONSO ANCIRA ELIZONDO
                                             __________________________________
                                           Name: Alonso Ancira Elizondo
                                          Title: Chief Executive Officer and
                                                 Vice Chairman of the Board

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 6, 2002.


                                          EDICIONES VULCANO, S.A. DE C.V.

                                          By:     /S/  ALONSO ANCIRA ELIZONDO
                                             __________________________________
                                           Name: Alonso Ancira Elizondo
                                          Title: Chief Executive Officer and
                                                 Vice Chairman of the Board

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 6, 2002.


                                          FORJACERO, S.A. DE C.V.

                                          By:     /S/  ALONSO ANCIRA ELIZONDO
                                             __________________________________
                                           Name: Alonso Ancira Elizondo
                                          Title: Chief Executive Officer and
                                                 Vice Chairman of the Board

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 6, 2002.


                                          MINERALES MONCLOVA, S.A. DE C.V.

                                          By:     /S/  ALONSO ANCIRA ELIZONDO
                                             __________________________________
                                           Name: Alonso Ancira Elizondo
                                          Title: Chief Executive Officer and
                                                 Vice Chairman of the Board

                                 EXHIBIT INDEX

Exhibit No.                                         Description                                         Page No.
-----------                                         -----------                                         --------
    3.1     By-Laws (Estatutos) of AHMSA, together with English translation*
    4.1     Indenture dated as of May 6, 1997 between AHMSA and The Chase Manhattan Bank, as trustee*
    4.2     Indenture dated as of December 16, 1996 between AHMSA and The Chase Manhattan
            Bank, as trustee*
    4.3     Form of Indenture between AHMSA, certain Subsidiary Guarantors, and U.S. Bank, N.A., as trustee*
    4.4     Form of AHMSA 11 3/8% Series A Senior Note due 2002*
    4.5     Form of AHMSA 11 7/8% Series B Senior Note due 2004*
    4.6     Form of AHMSA 5 1/2% Senior Discount Convertible Note due 2001*
    4.7     Form of AHMSA Floating Rate Series A Senior Secured Note due 2009*
    4.8     Form of AHMSA 4% Series B Senior Secured Note due 2009*
    4.9     Form of Acknowledgment, Consent, Indemnification and Cooperation Agreement among
            AHMSA, Grupo Acerero del Norte, S.A. de C.V. ("GAN"), HSBC Financial Services
            (Cayman) Limited, as trustee of the Voting Trust*
    4.10    Form of Share Transfer and Voting Agreement among HSBC Financial Services (Cayman)
            Limited and certain creditors party thereto*
    4.11    Form of Stock Option Agreement among a subsidiary of GAN, AHMSA, HSBC Financial
            Services (Cayman) Limited, as trustee of the Voting Trust, and the Certificateholders party to the Share Transfer and Voting Agreement*
    4.12    Form of Registration Rights Agreement by and among AHMSA, HSBC Financial Services
            (Cayman) Limited, as trustee of the Voting Trust, each Certificateholder party to the Share
            Transfer and Voting Agreement and the Supplemental Shares Trustee.*
    5.1     Opinion of Willkie Farr & Gallagher*
    5.2     Opinion of Guerra Gonzales y Associados, S.C.*
    8.1     Opinion of Willkie Farr & Gallagher*
   10.1     Form of Credit Agreement among AHMSA, as Borrower, Certain Financial Institutions, as
            Lenders, and       , as Administrative Agent*
   10.2     Supply Agreement between Commision Federal de Electricidad and Minera Carbonffera
            Rio Escondido, S.A. de C.V., together with English translation*
   10.3     Cut-Through Agreement between Fianzas Mexico Bital, S.A. Grupo Financiero Bital,
            Swiss Reinsurance Company and AHMSA dated December 16, 1996*
   10.4     Registration Rights Letter from Grupo Acerero del Norte, S.A. de C.V. and AHMSA to
            Swiss Reinsurance Company dated December 16, 1996*
   10.5     Loan Agreement dated as of April 11, 1997 among the Company, Morgan Guaranty Trust
            Company of New York, as Facility Agent, and the Lenders Listed on the Signature Pages
            Thereto*
   11.1     Statement of Computation of Earnings per Share*
   12.1     Statement of Computation of Ratios of Earnings to Fixed Charges*
   21.1     List of Subsidiaries of AHMSA*
   23.1     Consent of Arthur Andersen
   23.2     Consent of Willkie Farr & Gallagher (included in 5.1)*
   23.3     Consent of Guerra Gonzales y Associados, S.C. (included in 5.2)*
   24.1     Powers of Attorney (included on pages II-2 and II-3 of this Registration Statement)*
   25.1     Statement of Eligibility of Trustee on Form T-1*
   99.1     Form of Consent*
   99.2     Form of Master Consent*
   99.3     Form of Summary Term Sheet*

--------
*  To be filed by amendment.